As filed with the Securities and Exchange Commission on July 18, 2024

Registration No. 333-273102

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 8

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Real Messenger Corporation

(Exact name of Registrant as specified in its charter)

Cayman Islands	7389	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

695 Town Center Drive, Suite 1200,

Costa Mesa, CA 92626

Telephone: +1 657 408 8684

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Mr. Kwai Hoi, Ma, 695 Town Center Drive, Suite 1200,

Costa Mesa, CA 92626

Telephone: +1 657 408 8684

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Lawrence Venick, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Telephone: (212) 407-4000 Facsimile: (212) 407-4990	David Cheng, Esq. David R. Brown, Esq. Nixon Peabody LLP 70 West Madison St. Suite 5200 Chicago, IL 60602-4378 Telephone: (312) 977-4400 Facsimile: (312) 977-4405

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement are satisfied or waived.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†-The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction or state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED [*], 2024

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

NOVA VISION ACQUISITION CORP.

AND PROSPECTUS FOR ORDINARY SHARES, RIGHTS AND WARRANTS

OF REAL MESSENGER CORPORATION

Proxy Statement/Prospectus dated [    ], 2024

and first mailed to the shareholders of Nova Vision Acquisition Corp. on or about [    ], 2024

To the Shareholders of Nova Vision Acquisition Corp.:

You are cordially invited to attend the extraordinary general meeting of the Shareholders of Nova Vision Acquisition Corp. (“Nova Vision,” “NOVA,” “we”, “our”, or “us”), which will be held at [    ], on [    ], 2024 (the “Extraordinary General Meeting”) and virtually using the following dial-in information:

US Toll Free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

To help ensure that all shareholders may conveniently participate in the Extraordinary General Meeting, and in the interests of continuing to protect the health and well-being of our shareholders, the board of directors of Nova Vision (the “Nova Vision Board” or “NOVA Board”) has determined to utilize virtual shareholder meeting technology. We encourage shareholders to attend the Extraordinary General Meeting.

Nova Vision is a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, which we refer to as a “target business.” The business combination will be completed through a two-step process consisting of the Redomestication Merger (as defined below) and the Acquisition Merger (as defined below). The Redomestication Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination.”

Nova Vision has entered into a merger agreement with Real Messenger Holdings Limited, a Cayman Islands exempted company (“Real Messenger”), dated as of March 27, 2023, which was amended as of August 15, 2023, October 27, 2023, and March 7, 2024 (as it may be further amended from time to time, the “Merger Agreement”), which provides for a Business Combination between Nova Vision and Real Messenger. Pursuant to the Merger Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the shareholders of Nova Vision, Nova Vision will merge with and into Real Messenger Corporation, a Cayman Islands exempted company to be formed shortly after the signing of the Original Merger Agreement as a wholly owned subsidiary of Nova Vision (such company before the Business Combination is referred to as “NewCo” and upon and following the Acquisition Merger is hereinafter sometimes referred to as “PubCo”), with NewCo remaining as the surviving publicly traded entity (the “Redomestication Merger”); (ii) substantially concurrently with the Redomestication Merger, RM2 Limited (“Merger Sub”), a Cayman Islands exempted company to be formed shortly after the signing of the Original Merger Agreement as a wholly owned subsidiary of NewCo, will be merged with and into Real Messenger, with Real Messenger remaining as the surviving entity, resulting in Real Messenger being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Merger Agreement is by and among Nova Vision, Real Messenger, NewCo and Merger Sub. The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) is $64,000,000. The Merger Consideration will be paid in the form of 6,400,000 newly issued PubCo Ordinary Shares (as defined below) valued at $10.00 per share, which is comprised of (A) 5,950,000 PubCo Ordinary Shares (the “Closing Payment Shares”) which shall be issued at the Closing and (B) 450,000 PubCo Ordinary Shares (the “Holdback Shares”, together with the Closing Payment Shares, the “Merger Consideration Shares”) which shall be issued at the Closing and are subject to surrender and forfeiture for indemnification obligations under the Merger Agreement. The Merger Agreement dated as of March 27, 2023, prior to its amendment on August 15, 2023 and again on October 27, 2023, March 7, 2024, May 29, 2024 and July 17, 2024, is sometimes referred to herein as the “Original Merger Agreement.” The August 15, 2023, October 27, 2023, March 7, 2024, May 29, 2024 and July 17, 2024 amendments to the Original Merger Agreement are sometimes referred to herein as the “First MA Amendment”, the “Second MA Amendment”, the “Third MA Amendment”, the “Fourth MA Amendment” and the “Fifth MA Amendment” respectively, and collectively as the “Merger Agreement Amendments.”

Each of NewCo and Merger Sub was incorporated on June 27, 2023. On June 29, 2023, NewCo and Merger Sub executed a joinder agreement with Nova Vision and Real Messenger, pursuant to which NewCo and Merger Sub agreed to be bound by the terms of the Original Merger Agreement. The First MA Amendment was signed on August 15, 2023; the Second MA Amendment was signed on October 27, 2023; the Third MA Amendment was signed on March 7, 2024; the Fourth MA Amendment was signed on May 29, 2024; and the Fifth Amendment was signed on July 17, 2024.

The PubCo Ordinary Shares are classified into class A ordinary shares (“PubCo Class A Ordinary Shares”) and class B ordinary shares (“PubCo Class B Ordinary Shares,” together with PubCo Class A Ordinary Shares, collectively “PubCo Ordinary Shares”) where each PubCo Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of PubCo and each PubCo Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at all general meetings of PubCo. The Merger Consideration will be paid 56% in PubCo Class B Ordinary Shares and 44% in PubCo Class A Ordinary Shares. At the Closing of the Business Combination, the former Nova Vision shareholders will receive the consideration specified below and the Real Messenger Shareholders will receive the Merger Consideration consisting of an aggregate of 6,400,000 PubCo Ordinary Shares, comprised of 2,800,000 PubCo Class A Ordinary Shares and 3,600,000 PubCo Class B Ordinary Shares, of which 90,000 PubCo Class A Ordinary Shares and 360,000 PubCo Class B Ordinary Shares are to be issued as the Holdback Shares to satisfy any indemnification obligations incurred under the Merger Agreement, and which will be subject to surrender and forfeiture for indemnification obligations under the Merger Agreement. The agreement governing these restricted shares provides that all existing restrictions on shares shall lapse on the date that both (i) the Business Combination is consummated and (ii) such shareholder is an active employee of Real Messenger and/or any successor entity (such as PubCo). In addition, a number of PubCo Class A Ordinary Shares equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions) will be reserved and authorized for issuance under the Real Messenger Corporation 2024 Equity Incentive Plan upon Closing (the “Incentive Plan”).

On October 4, 2023, Real Messenger completed a private placement of convertible notes (“2023 Convertible Notes”) in an aggregate principal amount of $5,000,000 (the “2023 Private Placement”) with three investors (the “2023 Private Placement Investors”). The 2023 Convertible Notes will convert into an aggregate of 500,000 PubCo Ordinary Shares at the closing of the Business Combination. In connection with the 2023 Private Placement, Nova Pulsar Holdings, Nova Vison’s sponsor (the “Sponsor”) agreed to transfer an aggregate of 500,000 additional PubCo Ordinary Shares to the 2023 Private Placement Investors upon the Closing of the Business Combination. (These 500,000 additional PubCo Class A Ordinary Shares are included in the Merger Consideration.) Certain 2023 Private Placement investors are affiliated with the principal shareholder of Real Messenger. In connection with the 2023 Private Placement, the Sponsor intends to request for an waiver and early release of 500,000 NOVA Ordinary Shares (which will be exchanged for the 500,000 additional PubCo Ordinary Shares to be transferred to the 2023 Private Placement Investors) that it currently holds and which are currently subject to lock-up and escrow until twelve months after consummation of the Business Combination, such that the 500,000 PubCo Ordinary Shares transferred from the Sponsor to the 2023 Private Placement Investors will be freely tradable upon transfer.

On July 9, 2024, Real Messenger further completed another private placement of convertible notes (“2024 Convertible Notes”) in an aggregate principal amount of $7,000,000 (the “2024 Private Placement”) with two investors (the “2024 Private Placement Investors”). The 2024 Convertible Notes will convert into an aggregate of 1,400,000 PubCo Ordinary Shares at the closing of the Business Combination.

At the Extraordinary General Meeting, Nova Vision shareholders will be asked to consider and vote upon the following proposals:

1.	approval of the Redomestication Merger and the Plan and Articles of Merger (as defined below), which we refer to as the “Redomestication Merger Proposal” or “Proposal No. 1;”

2.	approval of the Acquisition Merger, which we refer to as the “Acquisition Merger Proposal” or “Proposal No. 2;”

3.	approval, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of up to an aggregate of 6,400,000 PubCo Ordinary Shares in connection with the Business Combination and related financings, which we refer to as the “Nasdaq Proposal” or “Proposal No. 3”;

4.	approval of the Governance Proposal, which we refer to as the “Governance Proposal” or “Proposal No. 4”;

5.	approval of PubCo’s 2024 Equity Incentive Plan, which we refer to as the “Incentive Plan Proposal” or “Proposal No. 5.” A copy of the Incentive Plan is attached to the accompanying proxy statement as Annex C;

6.	approval to delete, in its entirety, Regulation 23.5(c) of NOVA’s third amended and restated articles of association, which currently restricts consummation of a shareholder redemption offer in connection with a business combination if the redemptions made pursuant to such offer would cause NOVA to have net tangible assets of less than US$5,000,001 prior to or upon consummation of a business combination (the “NTA Requirement”), in order to expand the methods that NOVA may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission, which we refer to as the “NTA Requirement Amendment Proposal” or “Proposal No. 6;” and

7.	approval to adjourn the Extraordinary General Meeting under certain circumstances, which is more fully described in the accompanying proxy statement/prospectus, which we refer to as the “Adjournment Proposal” or “Proposal No. 7” and, together with the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the NTA Requirement Amendment Proposal,

collectively, the “Proposals.”

If Nova Vision shareholders approve the Redomestication Merger Proposal and the Acquisition Merger Proposal, then, immediately prior to the consummation of the Business Combination, all outstanding units of Nova Vision (each of which consists of one NOVA Ordinary Share, one NOVA Warrant and one NOVA Right) (the “NOVV Units”) will separate into their individual components of NOVA Ordinary Shares, NOVA Warrants and NOVA Rights and will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Nova Vision shareholders shall be exchanged as follows:

(i)	Each ordinary share of NOVA, par value $0.0001 per share (“NOVA Ordinary Share”), issued and outstanding immediately prior to the effective time of the Redomestication Merger (other than any redeemed shares), will automatically be cancelled and cease to exist and for each such NOVA Ordinary Share, PubCo shall issue to each Nova Vision shareholder (other than Nova Vision shareholders who exercise their redemption rights in connection with the Business Combination) one validly issued PubCo Class A Ordinary Share, which shall be fully paid;

(ii)	Each whole warrant to purchase one-half of one NOVA Ordinary Share (“NOVA Warrant”) issued and outstanding immediately prior to effective time of the Redomestication Merger will convert into a warrant to purchase one-half of one PubCo Class A Ordinary Share (each, a “PubCo Warrant”) (or equivalent portion thereof). The PubCo Warrants will have substantially the same terms and conditions as set forth in the NOVA Warrants. If the holder of any PubCo Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the PubCo shall, upon such exercise, round down to the nearest whole number of PubCo Class A Ordinary Shares to be issued to the warrant holder; and

(iii)	Each Nova Vision right (each exchangeable into one-tenth of one NOVA Ordinary Share) ( “NOVA Right”) issued and outstanding immediately prior to the effective time of the Redomestication Merger will receive one-tenth (1/10) of one PubCo Class A Ordinary Share in exchange for the cancellation of each NOVA Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share.

It is anticipated that, upon consummation of the Business Combination, Nova Vision’s existing shareholders, including the Sponsor (as defined below), will own approximately 35.84% of the issued PubCo Ordinary Shares, and the Real Messenger Shareholders will own approximately 59.31% of the issued PubCo Ordinary Shares; and that Nova Vision’s existing shareholders, including the Sponsor, will have approximately 8.95% of the aggregate voting power of all issued PubCo Ordinary Shares, and the Real Messenger Shareholders will have approximately 86.59% of the aggregate voting power of all issued PubCo Ordinary Shares.

These relative percentages assume that (i) none of Nova Vision’s existing public shareholders exercise their redemption rights or dissenting rights, as discussed herein; (ii) there is no exercise or conversion of PubCo Warrants; and (iii) the Notes (as defined herein) have not been converted. If any of Nova Vision’s existing public shareholders exercise their redemption rights, the anticipated percentage ownership of Nova Vision’s existing shareholders will be reduced. You should read “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” and “Unaudited Pro Forma Condensed Consolidated Financial Information” for further information.

The NOVA Units, NOVA Ordinary Shares, NOVA Rights and NOVA Warrants are currently listed on The Nasdaq Capital Market under the symbols “NOVVU,” “NOVV,” “NOVVR” and “NOVVW,” respectively. Each NOVA Unit consists of one Nova Vision Ordinary Share, one NOVA Right and one redeemable NOVA Warrant, exercisable 30 days after the consummation of the Business Combination. PubCo intends to apply to list the PubCo Ordinary Shares and PubCo Warrants on the Nasdaq Stock Market under the symbols “RMSG” and “RMSGW,” respectively, in connection with the closing of the Business Combination.

Nova Vision cannot assure you that the PubCo Class A Ordinary Shares and PubCo Warrants will be approved for listing on Nasdaq.

Investing in PubCo securities involves a high degree of risk. See “Risk Factors” beginning on page 32 for a discussion of information that should be considered in connection with an investment in PubCo securities.

As of June 30, 2024, there was approximately $18,720,990 in Nova Vision’s trust account (the “Trust Account”). On [    ], 2024, the last sale price of NOVA Ordinary Shares was $[    ].

Following the completion of the Business Combination, the issued and outstanding share capital of PubCo will consist of PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares. The Real Messenger shareholders will beneficially own 59.31% of the issued PubCo Ordinary Shares and will be able to exercise 86.59% of the total voting power of the issued and outstanding share capital of PubCo immediately following the completion of the Business Combination, assuming that (i) none of Nova Vision’s existing public shareholders exercise their redemption rights or dissenting rights, as discussed herein, (ii) there is no exercise of PubCo Warrants and (iii) the Notes (as defined herein) been converted. Upon any sale, transfer, assignment or disposition of PubCo Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, or upon a change of ultimate beneficial ownership of PubCo Class B Ordinary Shares to any person or entity which is not an affiliate of the holder before the completion of the Redomestication Merger, such PubCo Class B Ordinary Shares shall be automatically and immediately converted into the same number of PubCo Class A Ordinary Shares. PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances.

Pursuant to Nova Vision’s third amended and restated memorandum and articles of association, Nova Vision is providing its public shareholders with the opportunity to redeem all or a portion of their NOVA Ordinary Shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in Nova Vision’s Trust Account as of two business days prior to the consummation of the Business Combination, including interest, less taxes payable, divided by the number of then outstanding NOVA Ordinary Shares that were sold as part of the NOVA Units in Nova Vision’s initial public offering (“IPO”), subject to the limitations described herein. Nova Vision estimates that the per-share price at which NOVA Ordinary Shares held by the public (the “Public Shares”) may be redeemed from cash held in the Trust Account will be approximately $[    ] at the time of the Extraordinary General Meeting. Nova Vision’s public shareholders may elect to redeem their shares even if they vote for the Redomestication Merger or do not vote at all. Nova Vision has no specified maximum redemption threshold under the Nova Vision third amended and restated memorandum and articles of association.

Risks Related to Doing Business in Hong Kong

Real Messenger’s operations are headquartered in California. The initial focus of its business is on the U.S. market and Real Messenger does not expect to generate revenues in China (including Hong Kong and Macau). Therefore, the NOVA Board does not consider that Real Messenger has its principal business operations in China (including Hong Kong and Macau). However, the majority of Real Messenger’s development team is located in Hong Kong and all of its board members currently reside in Hong Kong. It also has two Hong Kong subsidiaries, namely Real Corporation Limited and HOHOJO.com Limited. Although Hong Kong, a Special Administrative Region of China, has its own governmental and legal system that is independent from China under “One Country, Two Systems” policy, it is uncertain whether in the future the PRC government will exert substantial influence, discretion, oversight, and control over the manner in which Hong Kong-based entities must conduct their business activities. As a result, the legal and operational risks associated with operating in China may also apply to Real Messenger’s operations in Hong Kong. Some major potential risks specific to doing business in China include, among others, the following:

●	The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. If such policy extends to cover Hong Kong, Real Messenger’s ability to operate in Hong Kong may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. Such policy could result in a material change in Real Messenger’s operations and/or the value of the securities we are registering for sale.

●	Recently, the Chinese government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. Given that Real Messenger does not have operations in mainland China, it is not subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” and is also not subject to network data security review by the CAC. Moreover, Real Messenger currently does not have or intend to have any operating subsidiary that is established in mainland China, or any contractual arrangement to establish a variable interest entity structure with any entity in China. However, if we inadvertently conclude that such reviews or approvals by the CAC are not required, if applicable laws, regulations, or interpretations change, or if the Chinese government extends such rules to cover companies with operations in Hong Kong, it is uncertain whether it would be possible for us to obtain the requisite approvals, and any failure to obtain or delay in obtaining such approvals would subject Real Messenger to sanctions imposed by the CAC and other PRC regulatory agencies. Moreover, to the extent that such recent statements and regulatory actions by the Chinese government indicate an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could adversely affect Real Messenger’s ability to conduct its business, significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors or accept foreign investments or list on a U.S. or other foreign exchange and cause the value of PubCo’s securities to significantly decline or become worthless.

●	The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the “M&A Rules,” adopted by the Chinese government requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission (“CSRC”) prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Given that Real Messenger does not have operations in mainland China, the proposed Business Combination is unlikely to be subject to CSRC approval. However, if we inadvertently conclude that such permissions or approvals are not required, if applicable laws, regulations, or interpretations change, or if the Chinese government extends such rules to cover companies with operations in Hong Kong and CSRC approval is required for the Business Combination, it is uncertain whether it would be possible for us to obtain the approval, and any failure to obtain or delay in obtaining CSRC approval for the Business Combination would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies. This may hinder PubCo’s ability to list on a U.S. or other foreign exchange and to offer, or continue to offer, securities to investors, and the value of PubCo’s securities might significantly decline or become worthless.

See “Risk Factors — Risks Related to Doing Business in Hong Kong” for more details.

Both Nova Vision’s and Real Messenger’s auditors, MaloneBailey, LLP and Marcum Asia CPAs LLP, respectively, are headquartered in the U.S. and have been inspected by the Public Company Accounting Oversight Board (the “PCAOB”) on a regular basis, and are subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. We do not expect that the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations will be applicable to PubCo. You should read “Risks Related to PubCo — The securities of PubCo may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act and the Accelerated Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect the company’s auditor” for further information.

Nova Vision is providing this proxy statement/prospectus and accompanying proxy card to its shareholders in connection with the solicitation of proxies to be voted at the Extraordinary General Meeting and at any adjournments or postponements of the Extraordinary General Meeting. The Sponsor, which owns approximately 52.59% of the issued and outstanding NOVA Ordinary Shares as of the record date, has agreed to vote its NOVA Ordinary Shares in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal, which transactions comprise the Business Combination, and intends to vote in favor of the Nasdaq Proposal, Governance Proposal, Incentive Plan Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal, although there is no agreement in place with respect to voting on those latter proposals.

Each shareholder’s vote is very important. Whether or not you plan to attend the Extraordinary General Meeting in person (including by virtual presence), please submit your proxy card without delay. Nova Vision’s shareholders may revoke proxies at any time before they are voted at the meeting. Voting by proxy will not prevent a shareholder from voting in person (including by virtual presence) if such shareholder subsequently chooses to attend the Extraordinary General Meeting. If you are a holder of record and you attend the Extraordinary General Meeting and wish to vote in person (including by virtual presence), you may withdraw your proxy and vote in person. Assuming that a quorum is present, attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting and broker non-votes will have no effect on any of the Proposals.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the Proposals presented at the Extraordinary General Meeting. If you fail to return your proxy card or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Extraordinary General Meeting in person (including by virtual presence), the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting of shareholders. If you are a shareholder of record and you attend the Extraordinary General Meeting and wish to vote in person (including by virtual presence), you may withdraw your proxy and vote in person (including by virtual presence).

This proxy statement/prospectus provides you with detailed information about the Merger Agreement and other matters to be considered at the Extraordinary General Meeting. We encourage you to read this entire proxy statement/prospectus, including the annexes and other documents referred to herein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 32 of this proxy statement/prospectus.

Nova Vision’s board of directors has unanimously approved the Merger Agreement and the Plan and Articles of Merger, and unanimously recommends that Nova Vision’s shareholders vote “FOR” approval of each of the Proposals. When you consider the Nova Vision board of director’s recommendation of these Proposals, you should keep in mind that Nova Vision’s directors and officers have interests in the Business Combination that may conflict or differ from your interests as a shareholder. See the section titled “Summary of the Proxy Statement/Prospectus — Interests of Certain Persons in the Business Combination.”

On behalf of Nova Vision’s board of directors, I thank you for your support and we look forward to the successful consummation of the Business Combination.

Sincerely,

Eric Ping Hang Wong
Chief Executive Officer
Nova Vision Acquisition Corp.
[ ], 2024

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the Business Combination or otherwise, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

PubCo is a “foreign private issuer” under the Exchange Act and therefore is exempt from certain rules under the Exchange Act, including the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations for U.S. and other issuers. Accordingly, after the Business Combination, PubCo shareholders may receive less or different information about PubCo than they would receive about a U.S. domestic public company. See “Risk Factors—Risks Related to Ownership of PubCo’s Securities—As a “foreign private issuer” under the rules and regulations of the SEC, PubCo will be, permitted to, and may, file less or different information with the SEC than a company incorporated in the United States or otherwise not filing as a “foreign private issuer,” and may follow certain home country corporate governance practices in lieu of certain NASDAQ requirements applicable to U.S. issuers.”

Following the completion of the Business Combination, Mr. Kwai Hoi, Ma (Thomas Ma) and his family members will control 87.52% of the voting power of the outstanding PubCo Ordinary Shares. See “Risk Factors—PubCo will be a “controlled company” within the meaning of the NASDAQ corporate governance standards and, as a result, will be entitled to rely on exemptions from certain corporate governance requirements that provide protections to shareholders” and “Description of PubCo Securities—Controlled Company Exemption.”

PubCo will be a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect PubCo’s public shareholders. Following the completion of the Business Combination, Mr. Thomas Ma and his family members together will hold 4,500,000 PubCo Ordinary Shares (Mr. Ma will hold 2,400,000 PubCo Class B Ordinary Shares and 900,000 PubCo Class A Ordinary Shares (through his personal holding company), Mr. Ma’s wife will hold 1,200,000 PubCo Class B Ordinary Shares and 200,000 PubCo Class A Ordinary Shares (through her personal holding company), giving them a majority of the aggregate voting power of PubCo upon the completion of the Business Combination. Therefore, PubCo will qualify as a “controlled company” under the Corporate Governance Rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its directors be independent, as defined in the Corporate Governance Rules of the Nasdaq and the requirement that the compensation committee and nominating and corporate governance committee of PubCo consist entirely of independent directors. PubCo currently does not intend to rely on these exemptions. However, if PubCo decides to rely on exemptions applicable to controlled company under the Corporate Governance Rules of Nasdaq in the future, its public shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance requirements.

HOW TO OBTAIN ADDITIONAL INFORMATION

If you would like to receive additional information or if you want additional copies of this document, agreements contained in the appendices or any other documents filed by Nova Vision with the Securities and Exchange Commission, such information is available without charge upon written or oral request. Please contact our proxy solicitor, at:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

If you would like to request documents, please do so no later than one week prior to the meeting date to receive them before the Extraordinary General Meeting. Please be sure to include your complete name and address in your request. Please see the section titled “Where You Can Find Additional Information” to find out where you can find more information about Nova Vision, PubCo and Real Messenger. You should rely only on the information contained in this proxy statement/prospectus in deciding how to vote on the Business Combination. None of Nova Vision, PubCo and Real Messenger has authorized anyone to give any information or to make any representations other than those contained in this proxy statement/prospectus. Do not rely upon any information or representations made outside of this proxy statement/prospectus. The information contained in this proxy statement/prospectus may change after the date of this proxy statement/prospectus. Do not assume after the date of this proxy statement/prospectus that the information contained in this proxy statement/prospectus is still correct.

USE OF CERTAIN TERMS

Unless otherwise stated in this proxy statement/prospectus:

●	References to “AI” refer to artificial intelligence;

●	References to “app” refer to a mobile application;

●	References to “CAC” refer to the Cyberspace Administration of China;

●	References to “CAGR” refer to compound annual growth rate;

●	References to “Cayman Companies Act” or “Companies Act” refer to the Companies Act (As Revised) of the Cayman Islands;

●	References to “Closing Date” refer to the date on which the Business Combination is consummated;

●	References to “Combined Company” refer to Nova Vision and Real Messenger as of the Effective Time;

●	References to “CSRC” refer to the China Securities Regulatory Commission;

●	References to “Current Charter” refer to Nova Vision’s current third amended and restated memorandum and articles of association as amended and restated on August 4, 2023;

●	References to “EBITDA” refer to earnings before interest, taxes, depreciation and amortization;

●	References to “Effective Time” refer to the time when the Plan of Merger for the Acquisition Merger is accepted by the Registrar of Companies in the Cayman Islands in accordance with the Cayman Companies Act, or such other time as specified in such Plan of Merger;

●	References to “Exchange Act” refer to the Securities Exchange Act of 1934, as amended;

●	References to “First MA Amendment” refer to the first amendment to the Original Merger Agreement dated August 15, 2023;

●	References to “Fourth MA Amendment” refer to the fourth amendment, dated May 29, 2024, to the Original Merger Agreement as amended by the First MA Amendment, the Second MA Amendment and the Third MA Amendment;

●	References to “Fifth MA Amendment” refer to the fifth amendment, dated July 17, 2024, to the Original Merger Agreement as amended by the First MA Amendment, the Second MA Amendment, the Third MA Amendment and the Fourth MA Amendment;

●	References to “HKD” refer to Hong Kong Dollars;

●	References to “Incentive Plan” refer to the Real Messenger Corporation 2024 Equity Incentive Plan, attached to this proxy statement/prospectus as Annex C;

●	References to “Initial Shareholders” refer to all of Nova Vision’s shareholders immediately prior to the IPO, including all of Nova Vision’s officers and directors to the extent they hold NOVA Ordinary Shares;

●	References to “IPO” refer to the initial public offering of 5,000,000 units of Nova Vision consummated on August 10, 2021;

●	References to “Loeb” refer to Loeb & Loeb LLP;

●	References to “LOI” refer to a letter of intent;

●	References to “M&A Rules” refer to The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, adopted by the Chinese government;

●	References to “Merger Agreement” refer to the merger agreement between Nova Vision and Real Messenger, comprised of the Original Merger Agreement dated as of March 27, 2023, as modified by the Joinder Agreement, and as amended by the Merger Agreement Amendments;

●	References to “Merger Agreement Amendments” refer to the First MA Amendment, the Second MA Amendment, the Third MA Amendment, the Fourth MA Amendment and the Fifth MA Amendment;

●	References to “Nixon” refer to Nixon Peabody LLP;

●	References to “Notes” refer to (i) a non-interest bearing, unsecured promissory note in the principal amount of $575,000 issued by Nova Vision to Sponsor on August 4, 2022 in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022; (ii) nine non-interest bearing, unsecured promissory notes, each which were in the principal amount of $75,030 (representing $0.0416 per NOVA Ordinary Share issued at the IPO that have not been redeemed), issued by Nova Vision to the Sponsor on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023, June 8, 2023 and July 5, 2023 in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination through August 10, 2023; (iii) eight non-interest bearing, unsecured promissory notes in the amount of $50,000, $350,000, $1,500,000, $170,000, $48,750, $50,000, $85,000 and $58,000 issued on January 10, 2023, July 3, 2023, September 30, 2023, January 10, 2024, February 9, 2024, March 8, 2024, May 21, 2024 and July 9, 2024 to the Sponsor for Nova Vision’s working capital; and (iv) twelve additional non-interest bearing, unsecured promissory notes, each in the principal amount of $69,763 (representing $0.045 per NOVA Ordinary Share issued at the IPO that have not been redeemed) issued on August 3, 2023, September 6, 2023, October 6, 2023, November 6, 2023, December 6, 2023, January 6, 2024, February 8, 2024, March 8, 2024, April 5, 2024, May 9, 2024, June 7, 2024 and July 5, 2024, respectively, in exchange for Sponsor depositing such each amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of one month through August 10, 2024;

●	References to “NOVA Ordinary Shares” refer to the ordinary shares, par value $0.001 per share, of Nova Vision;

●	References to “Original Merger Agreement” refer to the merger agreement between Nova Vision and Real Messenger dated as of March 27, 2023;

●	References to “PCAOB” refer to the U.S. Public Company Accounting Oversight Board;

●	References to “Plans and Article of Merger” refer to the articles of merger and the Plan of Merger to be filed with the British Virgin Islands Registrar of Corporate Affairs in connection with the Redomestication Merger;

●	References to “Plan of Merger” or “Plans of Merger” refer to, in the case of the Redomestication Merger, the plan of merger to be filed with the Registrar of Companies of the Cayman Islands, and in the case of the Acquisition Merger, the plan of merger to be filed with the Registrar of Companies of the Cayman Islands, as the case may be;

●	References to “PropTech” refer to the business of property technology;

●	References to “proxy solicitor” refer to Advantage Proxy, Inc., Nova Vision’s proxy solicitor;

●	References to “PubCo” refer to Real Messenger Corporation as the post-Business Combination entity;

●	References to “Real Messenger Shareholders” refer to the persons holding issued and outstanding shares of Real Messenger immediately prior to the effective time of the Acquisition Merger;

●	References to “Second MA Amendment” refer to the second amendment, dated October 27, 2023 to the Original Merger Agreement as amended by the First MA Amendment;

●	References to “Sponsor” refer to Nova Pulsar Holdings Limited;

●	References to “Third MA Amendment” refer to the third amendment, dated March 7, 2024, to the Original Merger Agreement as amended by the First MA Amendment and the Second MA Amendment;

●	References to “Trust Account” refer to the trust account established pursuant to the Investment Management Trust Agreement dated August 5, 2021, between Nova Vision and American Stock Transfer and Trust Company, LLC;

●	References to “US Dollars,” “$,” or “US$” refer to the legal currency of the United States;

●	References to “U.S. GAAP” refer to accounting principles generally accepted in the United States; and

●	References to “VWAP” refer to Volume-Weighted Average Price.

Unless otherwise noted, all translations from Hong Kong Dollars (HKD) to U.S. dollars and from U.S. dollars to HKD, as the case may be, in this proxy statement/prospectus are made at [    ] HKD to US$1.00, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on [    ]. We make no representation that any of the aforementioned currencies could have been, or could be, converted into any of the other aforementioned currencies, at any particular rate, the rates stated above, or at all. On [    ], the noon buying rate for HKD was [    ] to US$1.00.

Nova Vision Acquisition Corp.

2 Havelock Road #07-12

Singapore 059763

Tel: +65 87183000

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON [    ], 2024

TO THE SHAREHOLDERS OF NOVA VISION ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that an Extraordinary General Meeting of Shareholders of Nova Vision Acquisition Corp., a British Virgin Islands company (“Nova Vision”), will be held at [    ] on [    ], 2024 at [    ] AM/PM Eastern Time (“Extraordinary General Meeting”) virtually using the following dial-in information:

US Toll Free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

To help ensure that all shareholders may conveniently participate in the Extraordinary General Meeting, and in the interests of continuing to protect the health and well-being of our shareholders, the Nova Vision Board has determined to utilize virtual shareholder meeting technology to promote social distancing due to COVID-19 pandemic. We encourage shareholders to attend the Extraordinary General Meeting. This proxy statement/prospectus includes instructions on how to access the virtual Extraordinary General Meeting and how to listen and vote from home or any remote location with Internet connectivity.

The Extraordinary General Meeting will be held for the purposes of considering and voting upon, and if through fit passing and approving, the following resolutions that:

I.	the merger of Nova Vision with and into Real Messenger Corporation, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of Nova Vision (such company before the Business Combination is referred to as “NewCo” and upon and following the Acquisition Merger is hereinafter sometimes referred to as “PubCo”), with PubCo surviving the merger, be approved and authorized in all respects and that the Plan and Articles of Merger, a copy of which is included as Annex A3 to the accompanying proxy statement/prospectus, and any and all transactions provided for in the Plan and Articles of Merger, be and is hereby authorized and any director and/or officer of Nova Vision be and is hereby authorized to execute the Plan and Articles of Merger, for and on behalf of Nova Vision, with such changes therein and additions thereto as any director and/or officer of Nova Vision may deem necessary, appropriate or advisable, such determinations to be evidenced conclusively by his/her execution thereof. We refer to this merger as the Redomestication Merger. This proposal is referred to as the Redomestication Merger Proposal or Proposal No. 1. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

II.	the merger of RM2 Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of NewCo (“Merger Sub”), into Real Messenger, resulting in Real Messenger surviving the merger and becoming a wholly owned subsidiary of PubCo be approved and authorized in all respect and that PubCo’s board of directors be and is hereby authorized to take any such actions as may be necessary to complete the merger. We refer to this merger as the Acquisition Merger. This proposal is referred to as the Acquisition Merger Proposal or Proposal No. 2. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

III.	for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of up to an aggregate of 10,790,280 PubCo Ordinary Shares by PubCo as the surviving entity in connection with the Business Combination be approved and authorized in all respect. We refer this proposal as the Nasdaq Proposal or Proposal No. 3. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

IV.	at the effective time of the Redomestication Merger, the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo (as the surviving entity) in the form attached to this proxy statement/prospectus as Annex B (the “PubCo Amended and Restated Memorandum and Articles of Association”). We refer this proposal as the Governance Proposal or Proposal No. 4. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

V.	the Incentive Plan be and is hereby approved for adoption by PubCo as the surviving entity of the Redomestication Merger with effect from the closing of the Business Combination. We refer this proposal as to approve the Incentive Plan to as the Incentive Plan Proposal or Proposal No. 5. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

VI.	Regulation 23.5(c) (the “NTA Requirement”) of NOVA’s third amended and restated articles of association be and is hereby deleted in its entirety in order to expand the methods that NOVA may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission. This Proposal is referred to as the NTA Requirement Amendment Proposal or Proposal No. 6.

VII.	the Extraordinary General Meeting be adjourned to a later date or dates to be determined by the chairman of the Extraordinary General Meeting as necessary, including without limitation (a) to permit further solicitation and vote of proxies in the event Nova Vision does not receive the requisite shareholder vote to approve any of the above Proposals; (b) to the extent necessary, to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to Nova Vision shareholders, or (c) if, as of the time for which the Extraordinary General Meeting is scheduled, there are insufficient Nova Vision Ordinary Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Extraordinary General Meeting. This proposal is called the Adjournment Proposal or Proposal No. 7. Holders of NOVA Ordinary Shares as of the record date are entitled to vote on this proposal.

All of the proposals set forth above are sometimes collectively referred to herein as the “Proposals.” The Redomestication Merger Proposal and the Acquisition Merger Proposal are dependent upon each other. It is important for you to note that in the event that either of the Redomestication Merger Proposal or the Acquisition Merger Proposal is not approved, then Nova Vision will not consummate the Business Combination. If Nova Vision does not consummate the Business Combination and fails to complete an initial business combination by August 10, 2024 (36 months after the consummation of the IPO), Nova Vision will be required to liquidate and dissolve. Nova Vision expects to hold its annual meeting of shareholders on August 6, 2024, at which proposals will be put forward for the shareholders to approve, among other things, amendments to Nova Vision’s amended the amended and restated memorandum and articles of association and the investment management trust agreement to allow Nova Vision to further extend the date by which the Company has to consummate a business combination six (6) times for an additional one (1) month each time from August 10, 2024 to February 10, 2025 by depositing into the trust account the lesser of (a) $15,000 and (b) an aggregate amount that equals to $0.03 multiplied by the number of issued and outstanding NOVA Ordinary Shares issued in its IPO that has not been redeemed for each one-month extension.

As disclosed in Nova Vision’s prospectus in relation to the IPO, Nova Vision originally had 12 months after the consummation of the IPO to consummate an initial business combination and may extend such period to a total of 21 months after the consummation of the IPO. As approved by its shareholders at the annual meeting of Shareholders held on November 9, 2022, Nova Vision entered into an amendment to the investment management trust agreement, dated November 9, 2022, with American Stock Transfer & Trust Company and adopted a second amended and restated memorandum and articles of association, giving Nova Vision the right to extend the time to complete a business combination additional nine (9) times for an additional one (1) month each time for a total of up to 24 months after the consummation of the IPO, by depositing $0.0416 per share issued at the IPO that have not been redeemed to the Trust Account. As further approved by its shareholders at the annual meeting of Shareholders held on August 3, 2023, Nova Vision entered into an amendment to the investment management trust agreement, dated August 4, 2023, with American Stock Transfer & Trust Company and adopted a third amended and restated memorandum and articles of association, giving Nova Vision the right to extend the time to complete a business combination additional twelve (12) times for an additional one (1) month each time for a total of up to 36 months after the consummation of the IPO, by depositing $0.045 per share issued at the IPO that have not been redeemed to the Trust Account. As of the date of this proxy statement/prospectus, Nova Vision has issued non-interest bearing, unsecured Notes in the aggregate principal amount of $2,087,433 to the Sponsor in exchange for the Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination to August 10, 2024.

As of [    ], the record date, there were [    ] NOVA Ordinary Shares issued and outstanding and entitled to vote. Only Nova Vision’s shareholders who hold shares of record as of the close of business on [    ] are entitled to vote at the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. This proxy statement/prospectus is first being mailed to Nova Vision’s shareholders on or about [    ]. Approval for each of Proposals 1, 2, 3, 4, 5, 6 and 7 will require the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof. Assuming that a quorum is present, attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on any of the Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals.

Whether or not you plan to attend the Extraordinary General Meeting (by virtual presence), please submit your proxy card without delay to the proxy solicitor not later than the time appointed for the Extraordinary General Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your shares yourself if you subsequently choose to attend the Extraordinary General Meeting. If you fail to return your proxy card and do not attend the Extraordinary General Meeting, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Extraordinary General Meeting. You may revoke a proxy at any time before it is voted at the Extraordinary General Meeting by executing and returning a proxy card dated later than the previous one, by attending the Extraordinary General Meeting and casting your vote by ballot or by submitting a written revocation to the proxy solicitor, that is received by the proxy solicitor before we take the vote at the Extraordinary General Meeting. If you hold your shares through a bank or brokerage firm, you should follow the instructions of your bank or brokerage firm regarding revocation of proxies.

The Nova Vision Board unanimously recommends that you vote “FOR” approval of each of the Proposals.

By order of the Board of Directors,

Eric Ping Hang Wong
Chief Executive Officer of
Nova Vision Acquisition Corp.

[ ], 2024

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed by PubCo (File No. 333-273102) with the SEC, constitutes a prospectus of PubCo under Section 5 of the Securities Act, with respect to the issuance of (i) the PubCo Ordinary Shares to Nova Vision’s shareholders, (ii) the PubCo Ordinary Shares to the shareholders of Real Messenger under the Merger Agreement, (iii) the PubCo Warrants to holders of NOVA Warrants in exchange for the NOVA Warrants, and (iv) the PubCo Ordinary Shares underlying the PubCo Warrants and the PubCo Rights, in each instance if the Business Combination is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Exchange Act, with respect to the Extraordinary General Meeting at which Nova Vision’s shareholders will be asked to consider and vote upon the Proposals to approve the Redomestication Merger, the Acquisition Merger, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the NTA Requirement Amendment Proposal.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

As a foreign private issuer, after the consummation of the Business Combination, PubCo will be required to file its Annual Report on Form 20-F with the SEC no later than four months following its fiscal year end. Nova Vision files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Nova Vision’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.report.

Information and statements contained in this proxy statement/prospectus, or any annex to this proxy statement/prospectus, are qualified in all respects by reference to the copy of the relevant contract or other annex filed with this proxy statement/prospectus.

If you would like additional copies of this proxy statement/prospectus, or if you have questions about the Business Combination, you should contact the proxy solicitor, Advantage Proxy, Inc., individual call toll-free at 1-877-870-8565 and banks and brokers call at 1-206-870-8565.

All information contained in this proxy statement/prospectus relating to Nova Vision, PubCo and Merger Sub has been supplied by Nova Vision, and all such information relating to Real Messenger has been supplied by Real Messenger. Information provided by either of Nova Vision or Real Messenger does not constitute any representation, estimate or projection of the other party.

Neither Nova Vision, PubCo, Merger Sub nor Real Messenger has authorized anyone to give any information or make any representation about the Business Combination or their companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated into this proxy statement/prospectus by reference. Therefore, if anyone does give you any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements, including statements about the parties’ ability to close the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of PubCo, Nova Vision and/or Real Messenger and may include statements for the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this proxy statement/prospectus including, without limitation, in the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Real Messenger,” and “Business of Real Messenger.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “predict,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of Nova Vision and Real Messenger, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Nova Vision and the following:

●	expectations regarding Real Messenger’s strategies and future financial performance, including Real Messenger’s future business plans or objectives, prospective performance and opportunities and competitors, revenues, customer acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Real Messenger’s ability to invest in growth initiatives and pursue acquisition opportunities;

●	anticipated trends, growth rates, and challenges in the real estate industry in general and the markets in which Real Messenger operates;

●	Real Messenger’s ability to stay in compliance with laws and regulations that currently apply or become applicable to its business in its current markets, both within the United States and internationally;

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

●	the outcome of any legal proceedings that may be instituted against Real Messenger, Nova Vision and others following announcement of the Merger Agreement and transactions contemplated therein;

●	the inability to complete the Business Combination due to the failure to obtain approval by the shareholders of Nova Vision;

●	the risk that the proposed Business Combination disrupts current plans and operations of Real Messenger as a result of the announcement and consummation of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	unexpected costs related to the proposed Business Combination;

●	the amount of any redemptions by existing holders of NOVA Ordinary Shares being greater than expected;

●	the management and board composition of PubCo following the proposed Business Combination;

●	the ability to list PubCo’s securities on Nasdaq;

●	limited liquidity and trading of Nova Vision’s and PubCo’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that Real Messenger, PubCo and/or Nova Vision may be adversely affected by other economic, business, and/or competitive factors;

●	operational risk;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Real Messenger’s resources;

●	fluctuations in exchange rates between the foreign currencies in which Real Messenger typically does business and the United States dollar; and

●	the risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Nova Vision, Real Messenger and PubCo prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Real Messenger, Nova Vision, PubCo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, PubCo, Real Messenger and Nova Vision undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

2

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE EXTRAORDINARY GENERAL MEETING

Q:	What is the purpose of this document?

A:	Nova Vision is proposing to consummate the Business Combination. The Business Combination consists of the Redomestication Merger and the Acquisition Merger, each of which is described in this proxy statement/prospectus. In addition, the Merger Agreement and the Plan and Articles of Merger are attached to this proxy statement/prospectus as Annex A1 and Annex A2, respectively, and are incorporated into this proxy statement/prospectus by reference. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the Extraordinary General Meeting. You are encouraged to carefully read this proxy statement/prospectus, including “Risk Factors” and all the annexes hereto.

Approval for each of Proposals 1, 2, 3, 4, 5, 6 and 7 will require the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof.

Q:	What is being voted on at the Extraordinary General Meeting?

A:	Below are the Proposals that the Nova Vision’s shareholders are being asked to vote on:

●	The Redomestication Merger Proposal to approve the Redomestication Merger and the Plan and Articles of Merger;

●	The Acquisition Merger Proposal to approve the Acquisition Merger;

●	The Nasdaq Proposal to approve the issuance of up to an aggregate of 5,000,000 PubCo Ordinary Shares in connection with the Business Combination;

●	The Governance Proposal to approve, on a non-binding advisory basis, the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo in the form attached to this proxy statement/prospectus as Annex B upon the Redomestication Merger Effective Time; and

●	The Incentive Plan Proposal to approve PubCo’s 2024 Equity Incentive Plan;

●	The NTA Requirement Amendment Proposal to remove the NTA Requirement; and

●	The Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting in the event Nova Vision does not receive the requisite shareholder vote to approve the above Proposals.

Approval for each of Proposals 1, 2, 3, 4, 5, 6 and 7 will require the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof. As of the record date, [    ] shares held by the Initial Shareholders, including the Sponsor and all of Nova Vision’s officers and directors to the extent they hold NOVA Ordinary Shares (the “Initial Shareholders”), or approximately 52.59% of the outstanding NOVA Ordinary Shares, would be voted in favor of each of the Proposals.

Q:	Are any of the proposals conditioned on one another?

A:	Yes, the Redomestication Merger Proposal and the Acquisition Merger Proposal are dependent upon each other. The Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal are dependent on the Redomestication Merger Proposal and the Acquisition Merger Proposal. It is important for you to note that in the event that either of the Redomestication Merger Proposal or the Acquisition Merger Proposal is not approved, Nova Vision will not consummate the Business Combination. If Nova Vision does not consummate the Business Combination and fails to complete an initial business combination by August 10, 2024 (if extended, or such later date that Nova Vision may further extend), Nova Vision will be required to liquidate and dissolve. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

3

Q:	Do any of Nova Vision’s directors or officers have interests that may conflict with my interests with respect to the Business Combination?

●	On March 27, 2023, contemporaneously with the execution of the Original Merger Agreement, Nova Vision’s Initial Shareholders entered into a Sponsor Support Agreement, pursuant to which, among other things, such shareholders agree not to exercise any right to redeem all or a portion of their respective NOVA Ordinary Shares in connection with the Business Combination. Nova Vision did not provide any separate consideration to the Initial Shareholders for such forfeiture of redemption rights; The Initial Shareholders have waived their rights to redeem their NOVA Ordinary Shares (including shares underlying NOVA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Nova Vision is unable to consummate a business combination. Accordingly, the NOVA Ordinary Shares, as well as the NOVA Units purchased by the Sponsor and Nova Vision’s officers and directors, will be worthless if Nova Vision does not consummate a business combination;

●	If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), Nova Vision will be required to liquidate. In such event, the 1,437,500 NOVA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of NOVA Ordinary Share of $[ ] on Nasdaq as of [ ], 2024. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding NOVA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by an Nova Vision shareholder at the time of purchase of the NOVA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of Nova Vision maintains a positive rate of return on its/ his/her NOVA Ordinary Shares while such Nova Vision shareholder experiences a negative rate of return on the shares such Nova Vision shareholder purchased;

●	If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), the 307,500 Private Units purchased by the Sponsor for a total purchase price of $3,075,000, will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2024;

●

In order to extend the amount of time Nova Vision has to complete a business combination, it issued (i) a non-interest bearing, unsecured promissory note in the principal amount of $575,000 to Sponsor on August 4, 2022 in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022; (ii) nine non-interest bearing, unsecured promissory notes, each for an amount of $75,030 (representing $0.0416 per Public Share), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023, June 8, 2023 and July 5, 2023 respectively, to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account; (iii) twelve non-interest bearing, unsecured promissory notes, each in the amount of $69,763, on August 3, 2023, September 6, 2023, October 6, 2023, November 6, 2023, December 6, 2023, January 6, 2024, February 8, 2024, March 8, 2024, April 5, 2024, May 9, 2024, June 7, 2024 and July 5, 2024. It also issued eight non-interest bearing, unsecured promissory notes in the amount of $50,000, $350,000, $1,500,000, $170,000, $48,750, $50,000, $85,000 and $58,000 on January 10, 2023, July 3, 2023, September 30, 2023, January 10, 2024, February 9, 2024, March 8, 2024, May 21, 2024 and July 9, 2024, respectively, in exchange for Sponsor providing such amount to Nova Vision as Nova Vision’s working capital. All the promissory notes mentioned above are referred to as the “Notes”. All Notes, except for the promissory note issued on August 4, 2022, would either be paid upon consummation of Nova Vision’s initial business combination, or, at the lender’s discretion, converted upon consummation of its business combination into additional private units at a price of $10.00 per unit, but will not be repaid in the event that Nova Vision is unable to close a business combination unless there are funds available outside the Trust Account to do so.

If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), the Notes shall be deemed to be terminated and no amounts will thereafter be due, or if the Note has been converted, the NOVA Units will be worthless. Such Units would have had an aggregate market value of approximately $[    ] based on the closing price of NOVA Units of $[    ] on Nasdaq as of [    ], 2024;

●	As a result of the interests of the Sponsor and Nova Vision’s directors and officers in Nova Vision’s securities, the Sponsor and Nova Vision’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction. Such conflicts of interest may include, without limitation, determining whether a particular business is an appropriate business with which to effect Nova Vision’s initial business combination, and approving a business combination that disfavors or otherwise is not in the best interests of Nova Vision’s public shareholders or in the best interests of Nova Vision’s unaffiliated shareholders; and

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●	If the Business Combination with Real Messenger is completed, the Sponsor will have the right to designate one member of the board of directors of PubCo.

None of Nova Vision’s officers and directors has or will have any interest in, or affiliation with, PubCo. For a discussion of the fiduciary or contractual obligations that such persons may have to other entities, please see “Directors, Executive Officers, Executive Compensation and Corporate Governance of Nova Vision — Conflicts of Interest.”

Q:	What is the Merger Consideration and what will the Real Messenger Shareholders receive in return for the Business Combination?

A:	At the Effective Time, among other things, by virtue of the Acquisition Merger and without any action on the part of Nova Vision, Merger Sub or Real Messenger, each Real Messenger Ordinary Share issued and outstanding immediately prior to the Effective Time (other than Company Excluded Shares, Redeeming Parent Shares and Company Dissenting Shares, each as defined in the Merger Agreement) shall be canceled and automatically converted into the right to receive, without interest, the applicable number of PubCo Ordinary Shares for such number of Real Messenger Ordinary Shares as specified in the Merger Agreement. After the Effective Time, each Real Messenger Shareholder will cease to have any rights with respect to Real Messenger Ordinary Shares, except the right to receive the Merger Consideration. The Merger Consideration shall be comprised of two elements, namely (A) 5,950,000 PubCo Ordinary Shares which shall be issued at the Closing and (B) 450,000 PubCo Ordinary Shares which shall be issued at the Closing as Holdback Shares and subject to surrender and forfeiture for indemnification obligations under the Merger Agreement. For further details, see “Proposal No. 2: The Acquisition Merger Proposal — General Description of the Acquisition Merger — Acquisition Merger with Real Messenger; Acquisition Merger Consideration.”

Q:	When and where is the Extraordinary General Meeting?

A:	The Extraordinary General Meeting will take place at [ ] on [ ], 2024, in a virtual meeting format using the following dial-in information. Shareholders are encouraged to attend the Extraordinary General Meeting virtually:

US Toll Free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

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This proxy statement/prospectus includes instructions on how to access the virtual Extraordinary General Meeting and how to listen and vote from home or any remote location with Internet connectivity.

Q:	Who may vote at the Extraordinary General Meeting?

A:	Only holders of record of NOVA Ordinary Shares as of the close of business on [ ], 2024 (the record date) may vote at the Extraordinary General Meeting. As of [ ], 2024, there were [ ] NOVA Ordinary Shares outstanding and entitled to vote. Please see the section titled “The Extraordinary General Meeting of Nova Vision Shareholders — Record Date; Who is Entitled to Vote” for further information.

Q:	What is the quorum requirement for the Extraordinary General Meeting?

A:	Shareholders representing a majority of the shares of capital issued and outstanding as of the record date and entitled to vote at the Extraordinary General Meeting must be present in person (including by virtual presence) or represented by proxy in order to hold the Extraordinary General Meeting and conduct business. This is called a quorum. NOVA Ordinary Shares will be counted for purposes of determining if there is a quorum if the shareholder (i) is present and entitled to vote at the meeting, or (ii) has properly submitted a proxy card or voting instructions through a broker, bank or custodian. In the absence of a quorum within two hours from the time appointed for the meeting, the Extraordinary General Meeting will be adjourned to a business day at the same time and place, or to such other time and place as the directors may determine. As of the date of this proxy statement/prospectus, the Initial Shareholders own 52.59% of the issued and outstanding NOVA Ordinary Shares. The Initial Shareholders have agreed to vote any NOVA Ordinary Shares owned by them in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal and, accordingly, their shares will be counted towards the quorum.

Q:	What vote is required to approve the Proposals?

A:	Approval of each of the Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof. Since each of the Proposals require the affirmative vote of a majority of the NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof, attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on the Proposals and failing to instruct your bank, brokerage firm or nominee to attend and vote your shares will have no effect on any of the Proposals. As of the date of this proxy statement/prospectus, the Initial Shareholders own 52.59% of the issued and outstanding NOVA Ordinary Shares. The Initial Shareholders have agreed to vote any NOVA Ordinary Shares owned by them in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal and, accordingly, we do not need Public Shares to be voted in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal in order to have them approved (assuming that only a quorum was present at the meeting).

Q:	How will the Initial Shareholders vote?

A:	Nova Vision’s Initial Shareholders, who as of the record date, owned 1,745,000 NOVA Ordinary Shares, or approximately 52.59% of the issued and outstanding NOVA Ordinary Shares, have agreed to vote their respective shares acquired by them prior to the IPO in favor of the Redomestication Merger Proposal, Acquisition Merger Proposal and other related proposals. The Initial Shareholders have also agreed that they will vote any shares they purchase in the open market in or after the IPO in favor of each of the Proposals. However, Nova Vision’s Initial Shareholders have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, any such purchases shall comply with Rule 14e-5 under the Exchange Act, and they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. See “Risk Factors - Our Sponsor, Initial Shareholders, directors, officers, advisors and their affiliates may elect to purchase shares, warrants or rights from public holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our public securities.”

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Q:	What do I need to do now?

A:	We urge you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and consider how the Business Combination will affect you as a Nova Vision’s shareholder. You should vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:	Do I need to attend the Extraordinary General Meeting to vote my shares?

A:	No. You are invited to attend the Extraordinary General Meeting to vote on the Proposals described in this proxy statement/prospectus. However, you do not need to attend the Extraordinary General Meeting to vote your NOVA Ordinary Shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card in the pre-addressed postage paid envelope. Your vote is important. Nova Vision encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q:	Am I required to vote against the Redomestication Merger and the Acquisition Merger Proposal in order to have my NOVA Ordinary Shares redeemed?

A:	No. You are not required to vote against the Redomestication Merger Proposal and the Acquisition Merger Proposal in order to have the right to demand that Nova Vision redeem your NOVA Ordinary Shares for cash equal to your pro rata share of the aggregate amount then on deposit in the Trust Account (including interest earned on your pro rata portion of the Trust Account, net of taxes payable) before payment of deferred underwriting commissions. You will be entitled to redeem your NOVA Ordinary Shares for cash in connection with this vote whether or not you vote or abstain to vote on the Redomestication Merger Proposal and the Acquisition Merger Proposal so long as you elect to redeem your public shares for a pro rata portion of the funds available in the Trust Account in connection with the Business Combination. These redemption rights in respect of the NOVA Ordinary Shares are sometimes referred to herein as “redemption rights.” If the Business Combination is not completed, holders of NOVA Ordinary Shares electing to exercise their redemption rights will not be entitled to receive such payments and their NOVA Ordinary Shares will be returned to them.

Q:	How do I exercise my redemption rights?

A:	If you are a public shareholder and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern Time on [ ], 2024 (two business days before the Extraordinary General Meeting), that Nova Vision redeem your shares for cash, and (ii) submit your request in writing to Nova Vision’s transfer agent, at the address listed at the end of this section and deliver your shares to Nova Vision’s transfer agent (physically, or electronically using the DWAC (Deposit/Withdrawal At Custodian) system) at least two business days prior to the vote at the Extraordinary General Meeting.

Any corrected or changed written demand of redemption rights must be received by Nova Vision’s transfer agent two business days prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Extraordinary General Meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against, or abstain from voting on, the Business Combination and whether or not they are holders of NOVA Ordinary Shares as of the record date. Any public shareholder who holds NOVA Ordinary Shares on or before [    ], 2024 (two business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination. If you have questions regarding the certification of your position or delivery of your shares, please contact:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue, Brooklyn, NY 11219

Attn: Felix Orihuela

Senior Vice President SPAC Services Administration

Relationship Management

E-mail: Forihuela@astfinancial.com

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Nova Vision shareholders holding both NOVA Ordinary Shares and NOVA Warrants may redeem their NOVA Ordinary Shares but retain the NOVA Warrants, which, if the Business Combination closes, will become PubCo Warrants. Assuming that 100% of NOVA Ordinary Shares held by Nova Vision shareholders were to be redeemed, the 6,057,500 (excluding the PubCo Warrants to be issued upon conversion of the Notes) retained outstanding NOVA Warrants, which will be automatically and irrevocably assigned to, and assumed by, PubCo following the Closing of the Business Combination, would have an aggregate value of $[    ] million, based on a price per NOVA Warrants of $[    ] on [    ], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus. In addition, on [    ], 2024, the most recent practicable date prior to the date of this proxy statement/prospectus, the price per share of NOVA Ordinary Shares closed at $[    ]. If PubCo Ordinary Shares are trading above the exercise price of $11.50 per warrant, the PubCo Warrants are considered to be “in the money” and are therefore more likely to be exercised by the holders thereof (when they become exercisable 30 days following the Closing of the Business Combination) and this in turn increases the risk to non-redeeming shareholders that the PubCo Warrants will be exercised, which would result in immediate dilution to the non-redeeming shareholders.

Q:	How can I vote?

A:	If you were a holder of record of NOVA Ordinary Shares on [ ], 2024, the record date for the Extraordinary General Meeting, you may vote with respect to the Proposals in person (including by virtual presence) at the Extraordinary General Meeting, or by submitting a proxy by mail so that it is received prior to 10:00 a.m. Eastern Time on [ ], 2024, in accordance with the instructions provided to you under the section titled “The Extraordinary General Meeting.” If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, your broker or bank or other nominee may provide voting instructions (including any telephone or Internet voting instructions). You should contact your broker, bank or nominee in advance to ensure that votes related to the shares you beneficially own will be properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Extraordinary General Meeting and vote in person (including by virtual presence), obtain a proxy from your broker, bank or nominee.

Q:	If my shares are held in “street name” by my bank, brokerage firm or nominee, will they automatically vote my shares for me?

A:	No. Under Nasdaq rules, your broker, bank or nominee cannot vote your NOVA Ordinary Shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Nova Vision believes the Proposals are non-discretionary and, therefore, your broker, bank or nominee cannot vote your NOVA Ordinary Shares without your instruction. Broker non-votes will have no effect on the Proposals. If you do not provide instructions with your proxy, your bank, broker or other nominee may submit a proxy card expressly indicating that it is NOT voting your NOVA Ordinary Share; this indication that a bank, broker or nominee is not voting your NOVA Ordinary Shares is referred to as a “broker non-vote.” Your bank, broker or other nominee can vote your NOVA Ordinary Shares only if you provide instructions on how to vote. You should instruct your broker to vote your NOVA Ordinary Shares in accordance with directions you provide.

Q:	What if I abstain from voting or fail to instruct my bank, brokerage firm or nominee?

A:	Nova Vision will count a properly executed proxy marked “ABSTAIN” with respect to a particular Proposal as present for the purposes of determining whether a quorum is present at the Extraordinary General Meeting of Nova Vision’s shareholders. For purposes of approval, an abstention on any Proposals, while considered present for the purpose of establishing a quorum are not treated as votes cast and will have no effect on any of the Proposals.

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Q:	What happens if I sell my NOVA Ordinary Shares before the Extraordinary General Meeting?

A:	The record date for the Extraordinary General Meeting is earlier than the date that the Business Combination is expected to be consummated. If you transfer your NOVA Ordinary Shares after the record date, but before the Extraordinary General Meeting, unless the transferee obtains from you a proxy to vote those shares, you would retain your right to vote at the Extraordinary General Meeting. However, you would not be entitled to receive any PubCo Ordinary Shares following the consummation of the Business Combination because only Nova Vision shareholders at the time of the consummation of the Business Combination will be entitled to receive PubCo Ordinary Shares in connection with the Business Combination.

Q:	Will I experience dilution as a result of the Business Combination?

A:	Prior to the Business Combination, the Nova Vision’s public shareholders who hold shares issued in the IPO own approximately 46.72% of Nova Vision’s issued and outstanding shares. After giving effect (i) to the issuance of the 6,400,000 PubCo Ordinary Shares in the Acquisition Merger, including 2,800,000 PubCo Class A Ordinary Shares issued to the current Real Messenger minority shareholders and 3,600,000 PubCo Class B Ordinary Shares issued to the current Real Messenger majority shareholder, his spouse and their personal holding companies; (ii) to the issuance of up to 3,424,047 PubCo Ordinary Shares to the Nova Vision’s shareholders in connection with the Redomestication Merger (assuming there are no Nova Vision shareholders who exercise their redemption rights and an aggregate of 605,750 shares are issued upon conversion of the NOVA Rights); (iii) to the issuance of 466,233 PubCo Ordinary Shares to holders of convertible promissory notes issued by Nova Vision; (iv) to the 500,000 additional PubCo Ordinary Shares to be transferred from the Sponsor to the 2023 Private Placement Investors; and (v) assuming no exercise of the PubCo Warrants, Nova Vision’s current public shareholders will own approximately 19.76% of the issued share capital of PubCo.

The following table summarizes the pro forma ownership of PubCo Ordinary Shares upon Closing of the Business Combination under (i) a no redemption scenario, (ii) an interim redemption scenario, assuming 50% redemption, and (iii) a maximum redemption scenario:

	No Redemption Scenario(1)		Interim Redemption Scenario(2)		Maximum Redemption Scenario(3) (5)
Equity Capitalization Summary	# of Shares	%	# of Shares	%	# of Shares	%
Real Messenger Shareholders(4)	6,400,000	59.31	6,400,000	63.90	6,400,000	69.26
Nova Vision Public Shareholders (including rights shares)	2,125,297	19.70	1,350,149	13.48	575,000	6.22
Nova Vision Initial Shareholders (including rights shares)	1,741,983	16.14	1,741,983	17.40	1,741,983	18.86
Representative shares	23,000	0.21	23,000	0.23	23,000	0.25
Real Messenger Private Placement Investors	500,000	4.64	500,000	4.99	500,000	5.41
Total Ordinary Shares	10,790,280	100	10,015,132	100	9,239,983	100

(1)	Under No Redemption Scenario, assumes no redemptions of NOVA Ordinary Shares with deferred underwriting fee payable based on 3% of the trust balance, subject to a $500,000 minimum.

(2)	Under Interim Redemption Scenario, assumes a 50% redemption of 775,149 NOVA Ordinary Shares for aggregate redemption payments of $9.1 million using a per-share redemption price of $11.79. The deferred underwriting fee is payable based on 3% of the trust balance, subject to a $500,000 minimum.

(3)	Under Max Redemption Scenario, assumes a 100% redemption of 1,550,297 NOVA Ordinary Shares for aggregate redemption payments of $18.6 million using a per-share redemption price of $11.79. The deferred underwriting fee is payable based on 3% of the trust balance, subject to a $500,000 minimum.

(4)	Excludes shares issuable under the PubCo’s 2024 Equity Incentive Plan.

(5)	Excludes [*] PubCo Ordinary Shares issued as payment for the Deferred Underwriting Fee (as defined below) in a Maximum Redemption Scenario.

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Potential Impact of Additional Dilution

The table below shows the potential impact of additional dilution owing to shares underlying Nova Vision Public Warrants and Private Warrants:

	No Redemption Scenario		Interim Redemption Scenario		Max Redemption Scenario
Including Additional Dilution Sources	# of Shares	%	# of Shares	%	# of Shares	%
PubCo Shareholders	6,400,000	45.39	6,400,000	48.04	6,400,000	51.00
Nova Vision Initial Public Shareholders (including rights shares and Shares Underlying the Public Warrants)	5,000,297	35.47	4,225,149	31.71	3,450,000	27.49
Nova Vision Initial Shareholders (including rights shares and Shares Underlying the Nova Vision Sponsor Private Warrants) (1)	2,175,473	15.43	2,175,473	16.33	2,175,473	17.34
Representative Shares	23,000	0.16	23,000	0.17	23,000	0.18
Real Messenger Private Placement Investors	500,000	3.55	500,000	3.75	500,000	3.99
Total Ordinary Shares	14,098,770	100	13,323,622	100	12,548,473	100

(1) Assumes Real Messenger stock price at or above $16.50 and options are exercised (cashless) at $11.00; and warrants are then exercised (cashless) at $11.50.

Q:	Are Real Messenger’s shareholders required to approve the Acquisition Merger?

A:	Yes. Real Messenger’s shareholders’ approval of the Acquisition Merger, the Merger Agreement and the Plan of Merger is required to consummate the Business Combination. It is a condition to the obligations of Nova Vision to consummate the Closing of the Business Combination that Real Messenger shall have obtained authorization and approval of the Merger Agreement, the Acquisition Merger, the Plan of Merger and all other transactions contemplated by the Merger Agreement by way of a special resolution of Real Messenger Shareholders passed by the unanimous affirmative vote of holders of all Real Messenger Ordinary Shares in accordance with the organizational documents of Real Messenger and the Cayman Companies Act.

Q:	Is the consummation of the Business Combination subject to any conditions?

A:	Yes. The obligations of each of Nova Vision, Real Messenger, Merger Sub and PubCo to consummate the Business Combination are subject to conditions, as more fully described in the section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” in this proxy statement/prospectus.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at the Extraordinary General Meeting. You may revoke your proxy by executing and returning a proxy card dated later than the previous one, or by attending the Extraordinary General Meeting in person (including by virtual presence) and casting your vote by hand or by ballot (as applicable) or by submitting a written revocation stating that you would like to revoke your proxy that our proxy solicitor receives prior to the Extraordinary General Meeting. If you hold your NOVA Ordinary Shares through a bank, brokerage firm or nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding the revocation of proxies. If you are a record holder, you should send any notice of revocation or your completed new proxy card, as the case may be, to:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

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Q:	Should I send in my share certificates now?

A:	Yes. Nova Vision’s shareholders who intend to have their shares redeemed should send their certificates or tender their shares electronically no later than two business days before the Extraordinary General Meeting. Please see the section titled “The Extraordinary General Meeting of Nova Vision Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your ordinary shares for cash.

Q:	When is the Business Combination expected to occur?

A:	Assuming the requisite shareholder approvals are received, Nova Vision expects that the Business Combination will occur as soon as practicable following the Extraordinary General Meeting, but only after the registration of the Plan and Articles of Merger by the British Virgin Islands Registrar of Corporate Affairs, the registration of the Plan of Merger by the Registrar of Companies of the Cayman Islands with respect to the Redomestication Merger and the registration of the Plan of Merger by the Registrar of Companies of the Cayman Islands with respect to the Acquisition Merger. Nova Vision currently has until August 10, 2024 to complete a business combination. Nova Vision expects to hold an annual meeting of shareholders on August 6, 2024, at which proposals will be put forward for the shareholders to approve, among other things, amendments to Nova Vision’s amended the amended and restated memorandum and articles of association and the investment management trust agreement to allow Nova Vision to further extend the date by which the Company has to consummate a business combination six (6) times for an additional one (1) month each time from August 10, 2024 to February 10, 2025 by depositing into the trust account the lesser of (a) $15,000 and (b) an aggregate amount that equals to $0.03 multiplied by the number of issued and outstanding NOVA Ordinary Shares issued in its IPO that has not been redeemed for each one-month extension. As of the date of this proxy statement/prospectus, Nova Vision has issued Notes in the aggregate principal amount of $2,087,433 to the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination to August 10, 2024.

Q:	Who will manage PubCo?

A:	Mr. Kwai Hoi, Ma (Thomas Ma), who currently serves as Chief Executive Officer of Real Messenger, and Elaine Yee Ling Ho, who currently serves as Acting Chief Financial Officer of Real Messenger, will serve in those respective roles at PubCo following the consummation of the Business Combination. Real Messenger’s Board of Directors intends to name a new Chief Financial Officer in due course. For more information on PubCo’s current and anticipated management, see the section titled “PubCo’s Directors and Executive Officers after the Business Combination” in this proxy statement/prospectus.

Q:	What happens if the Business Combination is not consummated?

A:	If the Business Combination is not consummated, Nova Vision may seek another suitable business combination. If the proposals regarding extension are not approved by the shareholders at the upcoming annual general meeting and Nova Vision does not consummate a business combination by August 10, 2024, then pursuant to the Current Charter, Nova Vision’s officers must take all actions necessary to liquidate and dissolve Nova Vision as soon as reasonably practicable. Following dissolution, Nova Vision will no longer exist as a company. In any liquidation, the funds held in the Trust Account, plus any interest earned thereon (net of taxes payable), together with any remaining out-of-trust net assets will be distributed pro-rata to holders of NOVA Ordinary Shares who acquired such shares in Nova Vision’s IPO or in the aftermarket. The estimated consideration that each NOVA Ordinary Share would be paid at liquidation would be approximately $11.79 per share for shareholders based on amounts on deposit in the Trust Account as of March 31, 2024. The closing price of NOVA Ordinary Shares on Nasdaq as of March 31, 2024 was $11.47.

The Sponsor and other Initial Shareholders have waived the right to any liquidation distribution with respect to any NOVA Ordinary Shares held by them.

Q:	What happens to the funds deposited in the Trust Account following the Business Combination?

A:	Following the closing of the Business Combination, holders of NOVA Ordinary Shares exercising redemption rights will receive their per share redemption price out of the funds in the Trust Account. The balance of the funds will be released to PubCo and utilized to fund working capital needs of PubCo. As of June 30, 2024, there was approximately $18,720,990 in Nova Vision’s Trust Account. Nova Vision estimates that approximately $11.90 per outstanding share issued in Nova Vision’s IPO will be paid to the public investors exercising their redemption rights. Any funds remaining in the Trust Account after such uses will be used for future working capital and other corporate purposes of the combined entity.

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Q:	What are the U.S. federal income tax consequences of exercising my redemption rights?

A:	In the event that a U.S. Holder (as defined below) elects to redeem its NOVA Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the NOVA Ordinary Shares under Section 302 of the Internal Revenue Code (the “Code”) or is treated as a distribution under Section 301 of the Code and whether Nova Vision would be characterized as a passive foreign investment company (“PFIC”). Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the NOVA Ordinary Shares, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the NOVA Ordinary Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the NOVA Ordinary Shares redeemed exceeds one year.

Subject to the PFIC rules, long-term capital gains recognized by non-corporate U.S. Holders (as defined below) will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the NOVA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations. See the section titled “U.S. Federal Income Tax Considerations — Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its NOVA Ordinary Shares for cash, including with respect to Nova Vision’s potential PFIC status and certain tax implications thereof.

Additionally, because the Redomestication Merger will occur prior to the redemption by U.S. Holders that exercise redemption rights with respect to NOVA Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of section 367(a) of the Code and the PFIC rules. The tax consequences of the exercise of redemption rights, including pursuant to Section 367(a) of the Code and the PFIC rules, are discussed more fully below under “Material U.S. Federal Income Tax Consequences — Certain U.S. Federal Income Tax Consequences to U.S. Holders of Exercising Redemption Rights.” All holders of NOVA Ordinary Shares considering exercising their redemption rights are urged to consult their tax advisor on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws.

Q:	Will holders of NOVA Ordinary Shares, NOVA Rights or NOVA Warrants be subject to U.S. federal income tax on the PubCo Ordinary Shares or PubCo Warrants received in the Redomestication Merger?

A:	Subject to the limitations and qualifications described in “U.S. Federal Income Tax Considerations,” including the application of the PFIC rules, the U.S. federal income tax consequences of the Redomestication Merger to U.S. Holders of Nova Vision securities (as defined below) will depend, in part, on whether the Redomestication Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code.

The rules under Section 368 of the Code, however, are complex and qualification for such treatment could be adversely affected by events or actions that occur following the Business Combination that are out of Nova Vision’s control.

Moreover, Section 367(a) of the Code may apply to the Redomestication Merger if PubCo transfers the assets it acquires from Nova Vision pursuant to the Redomestication Merger to certain subsidiary corporations in connection with the Business Combination. Section 367(a) of the Code, and the applicable Treasury regulations promulgated thereunder, would only apply to U.S. Holders who would be treated as a “five-percent transferee shareholder” (within the meaning of Treasury Regulations Section 1.367(a)-3(c)(5)(ii)) of PubCo following the Business Combination (a “5 Percent Holder”) who do not enter into a five-year gain recognition agreement in the form provided in Treasury Regulations Section 1.367(a)-8 (“GRA”), and would cause the Redomestication Merger to result in gain recognition (but not loss) by such 5 Percent Holders. The requirements under Section 367(a) are not discussed herein There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations.

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If the Redomestication Merger does not qualify as a “reorganization”, then a U.S. Holder that exchanges its NOVA Ordinary Shares, NOVA Rights, or NOVA Warrants for the consideration under the Redomestication Merger will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the NOVA Ordinary Shares, NOVA Rights, and NOVA Warrants exchanged. For a more detailed discussion of certain U.S. federal income tax consequences of the Redomestication Merger, see the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders” in this proxy statement/prospectus. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Redomestication Merger.

Q:	Who can help answer my questions?

A:	If you have questions about the Proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact Nova Vision’s proxy solicitor at:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

You may also obtain additional information about Nova Vision from documents filed with the SEC by following the instructions in the section titled “Where You Can Find Additional Information.”

DELIVERY OF DOCUMENTS TO NOVA VISION’S SHAREHOLDERS

Pursuant to the rules of the SEC, Nova Vision and vendors that it employs to deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of this proxy statement/prospectus, unless Nova Vision has received contrary instructions from one or more of such shareholders. Upon written or oral request, Nova Vision will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Shareholders receiving multiple copies of the proxy statement may likewise request that Nova Vision deliver single copies of this proxy statement/prospectus in the future. Shareholders may notify Nova Vision of their requests by contacting the proxy solicitor as follows:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Individuals call toll-free: 1-877-870-8565

Brokers call: 1-206-870-8565

Email: ksmith@advantageproxy.com

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus but may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A1, the Plan and Articles of Merger attached as Annex A2, and PubCo’s Amended and Restated Memorandum and Articles of Association attached as Annex B, the Incentive Plan attached as Annex C. Please read these documents carefully as they are the legal documents that govern the Business Combination and your rights in the Business Combination.

Unless otherwise specified, all share calculations assume no exercise of the redemption rights by Nova Vision’s shareholders.

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The Parties to the Business Combination

Nova Vision Acquisition Corp.

Nova Vision was incorporated as a blank check company on March 18, 2021 under the original name Lighthouse Acquisition Corporation as a British Virgin Islands (“BVI”) business company with limited liability (company number 2057531), for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” In April 2021, it changed its name to Nova Vision Acquisition Corp. Nova Vision’s efforts to identify prospective target businesses were not limited to any particular industry or geographic location, although it intended to direct part of its efforts in Asia (excluding China) and focus on sourcing opportunities that are in the PropTech, FinTech, ConsumerTech, Supply Chain Management industries or technology companies that serve these or other sectors and that it shall not undertake an initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

On August 10, 2021, Nova Vision consummated the IPO of 5,000,000 units at an offering price of $10.00 per unit, generating gross proceeds of $50,000,000. The underwriters were granted a 45-day option to purchase up to an additional 750,000 Units to cover over-allotments, if any. The underwriters exercised their over-allotment option in in full and, on August 10, 2021, the underwriters purchased an additional 750,000 units at an offering price of $10.00 per unit, generating gross proceeds to Nova Vision of $7,500,000. Simultaneously with the closing of the IPO, Nova Vision consummated a private placement with the Sponsor of 307,500 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $3,075,000.

As of August 10, 2021, a total of $58,075,000 of the net proceeds from the IPO (including the over-allotment units and the sale of the Private Units) were deposited in a Trust Account established for the benefit of Nova Vision’s public shareholders and can be invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and that invest only in direct U.S. government treasury obligations. These funds will not be released until the earlier of the completion of the initial business combination and the liquidation due to Nova Vision’s failure to complete a business combination within the Combination Period.

As of March 31, 2024 Nova Vision had approximately $12,929 of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of March 31, 2024, there was $18,274,083 held in the Trust Account.

The Private Units are identical to the units sold in the IPO except with respect to certain registration rights and transfer restrictions. Additionally, because the Private Units were issued in a private transaction, the Sponsor and its permitted transferees are allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. Furthermore, the Sponsor has agreed (A) to vote the ordinary shares underlying the Private Units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Current Charter that would stop its public shareholders from converting or selling their shares to Nova Vision in connection with a business combination or affect the substance or timing of Nova Vision’s obligation to redeem 100% of its public shares if it does not complete a business combination within 15 months after the IPO (or up to 21 months if it extends the period of time to consummate a business combination, as described in more detail herein) from the closing of the IPO unless it provides public shareholders with the opportunity to redeem their public shares from the Trust Account in connection with any such vote, (C) not to convert any private shares for cash from the Trust Account in connection with a shareholder vote to approve Nova Vision’s proposed initial business combination or a vote to amend the provisions of Current Charter relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The Sponsor transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until 30 calendar days after the completion of Nova Vision’s initial business combination. If Nova Vision does not complete a business combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

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If public units or shares are purchased by any of Nova Vision’s directors, officers or Initial Shareholders, they will be entitled to funds from the Trust Account to the same extent as any public shareholder upon its liquidation but will not have redemption rights related thereto.

In accordance with the Current Charter, the amounts held in the Trust Account may only be used by Nova Vision upon the consummation of a business combination, except that there can be released to Nova Vision, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations and up to US$50,000 of such interest may also be released from the Trust Account to pay any liquidation expenses of Nova Vision if applicable. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and Nova Vision’s liquidation. Nova Vision must liquidate unless a business combination is consummated by August 10, 2024. Pursuant to the terms of the Current Charter and the trust agreement entered into between Nova Vision and the transfer agent, in order to extend the time available for Nova Vision to consummate the initial business combination, Nova Vision’s insiders or their affiliates or designees, upon five days’ advance notice prior to the applicable deadline, must deposit into the Trust Account for each one-month extension $0.045 for each issued and outstanding NOVA Ordinary Share issued in the IPO that has not been redeemed on or prior to the date of the applicable deadline. As of the date of this proxy statement/prospectus, Nova Vision issued unsecured promissory notes in the aggregate principal amount of $2,087,433 to the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination to August 10, 2024. All Notes would either be paid upon consummation of Nova Vision’s initial business combination, or, at the lender’s discretion, converted upon consummation of its business combination into additional private units at a price of $10.00 per unit, but will not be repaid in the event that Nova Vision is unable to close a business combination unless there are funds available outside the Trust Account to do so.

Nova Vision’s units, shares, warrants and rights are each quoted on Nasdaq, under the symbols “NOVVU,” “NOVV,” “NOVVW” and “NOVVR,” respectively. Each NOVV Unit consists of one ordinary share, one redeemable warrant and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of the Business Combination. Each redeemable warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at the closing of the Business Combination at a price of $11.50 per full share. Nova Vision’s units commenced trading on Nasdaq on August 6, 2021. Nova Vision’s ordinary shares, public rights and public warrants underlying the units sold in the IPO commenced trading separately on September 30, 2021 on a voluntary basis on Nasdaq.

Real Messenger Holdings Limited

Real Messenger Holdings Limited is an exempted company with limited liability incorporated under the laws of the Cayman Islands on September 13, 2021 for the purposes of acting as a holding company for its operating affiliates prior to the consummation of the Business Combination.

NewCo/PubCo

NewCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands on June 27, 2023 for the purpose of effecting the Business Combination and to serve as the publicly traded parent company of Real Messenger following the Business Combination.

Merger Sub

Merger Sub is an exempted company with limited liability incorporated under the laws of the Cayman Islands on June 27, 2023, as a wholly owned subsidiary of PubCo for the purpose of effecting the Business Combination and to serve as the vehicle for, and be subsumed by, Real Messenger pursuant to the Acquisition Merger.

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The Business Combination and the Merger Agreement

The Original Merger Agreement was entered into by and among Nova Vision and Real Messenger on March 27, 2023. NewCo and Merger Sub executed a joinder agreement with Nova Vision and Real Messenger dated June 29, 2023 (the “Joinder Agreement”), pursuant to which NewCo and Merger Sub agreed to be bound by the terms of the Merger Agreement. A copy of the Joinder Agreement is filed as Exhibit 10.13 to the registration statement on Form F-4 of which this proxy statement/prospectus forms a part and incorporated herein by reference. The Merger Agreement Amendments were signed on August 15, 2023 and on October 27, 2023, respectively. A copy of the First MA Amendment is filed as Exhibit 10.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 17, 2023. Following the execution of the First MA Amendment, but before the execution of the Second MA Amendment, Kwai Hoi, Ma transferred two-thirds of his Real Messenger Class B Ordinary shares to his personal holding company, Bloomington DH Holdings Limited, and one-third of his Real Messenger Class B Ordinary shares to his spouse’s personal holding company, Edinburgh DH Holdings Limited. A copy of the Second MA Amendment is filed as Exhibit 10.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on October 30, 2023. Pursuant to the terms of the Merger Agreement, the Business Combination will be completed through a two-step process consisting of the Redomestication Merger and the Acquisition Merger. The parties entered the Third MA Amendment on March 7, 2024, to extend the “Outside Date” for the Closing to July 31, 2024. A copy of the Third MA Amendment is filed as Exhibit 10.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on March 8, 2024. Effective as of February 11, 2024, Real Messenger ended its employment relationship with Mr. Fredrik Eklund, its Co-Founder and Chief Visionary Officer. Effective as of April 19, 2024, the Company elected to repurchase all of the 1,000,000 unvested Class A Ordinary shares previously issued to Mr. Eklund, which repurchase was completed on April 29, 2024. Effective as of April 19, 2024, the Company issued 1,000,000 Class A Ordinary shares to Kwai Hoi, Ma’s personal holding company, Bloomington DH Holdings Limited. On May 29, 2024, the parties entered into the Fourth MA Amendment, a copy of which is filed as Exhibit 10.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on May 29, 2024, to reflect that Mr. Eklund no longer owned shares in Real Messenger, and that his entry into an amended and restated employment agreement upon the closing of the Acquisition Merger was no longer a required condition to closing. On July 17, 2024, the parties entered into the Fifth MA Amendment, a copy of which is filed as Exhibit 10.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on July 18, 2024, to increase the Merger Consideration from $50,000,000 to $64,000,000 in connection with the 2024 Private Placement.

The Redomestication Merger

Immediately prior to the Acquisition Merger, Nova Vision will reincorporate to the Cayman Islands by merging with and into NewCo, an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly owned subsidiary of Nova Vision, by way of the Redomestication Merger. The separate corporate existence of Nova Vision will cease and PubCo will continue as the surviving corporation. In connection with the Redomestication Merger, all outstanding NOVA Units will separate into their individual components of NOVA Ordinary Shares, NOVA Rights and NOVA Warrants, and the NOVA Units will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Nova Vision shareholders shall be exchanged as follows:

(i)	Each NOVA Ordinary Share issued and outstanding immediately prior to the effective time of the Redomestication Merger (other than any redeemed shares, excluded NOVA Ordinary Shares excluded NOVA Ordinary Shares and dissenting NOVA Ordinary Shares), will automatically be cancelled and cease to exist and for each such NOVA Ordinary Share, PubCo shall issue to each Nova Vision’s shareholder (other than Nova Vision’s shareholders who exercise their redemption rights in connection with the Business Combination, any direct or indirect wholly owned subsidiary of Nova Vision holding NOVA Ordinary Shares any direct or indirect wholly owned subsidiary of Nova Vision holding NOVA Ordinary Shares and any Nova Vision’s shareholders who exercise their dissenter’s rights under British Virgin Islands law) one validly issued PubCo Ordinary Share, which shall be fully paid;

(ii)	Each whole NOVA Warrant issued and outstanding immediately prior to effective time of the Redomestication Merger will convert into a PubCo Warrant to purchase one PubCo Class A Ordinary Share. The PubCo Warrants will have substantially the same terms and conditions as set forth in the NOVA Warrants; and

(iii)	The holders of NOVA Rights issued and outstanding immediately prior to the effective time of the Redomestication Merger will receive one-tenth (1/10) of one PubCo Class A Ordinary Share in exchange for the cancellation of each NOVA Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share.

The PubCo Ordinary Shares is classified into PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares, where each PubCo Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at all general meetings of PubCo and each PubCo Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at all general meetings of PubCo. The conversion of NOVA Ordinary Shares into PubCo Ordinary Shares will be made in PubCo Class A Ordinary Shares. All NOVA Ordinary Shares will be converted into PubCo Class A Ordinary Shares in the Redomestication Merger.

The Acquisition Merger

Substantially concurrently with the Redomestication Merger, Merger Sub will be merged with and into Real Messenger, resulting in Real Messenger being a wholly owned subsidiary of PubCo.

The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) is $64,000,000. The Merger Consideration will be paid in the form of 6,400,000 newly issued PubCo Ordinary Shares valued at $10.00 per share, which is comprised of (A) 5,950,000 PubCo Ordinary Shares (the “Closing Payment Shares”) which shall be issued at the Closing and (B) 450,000 PubCo Ordinary Shares (the “Holdback Shares”, together with the Closing Payment Shares, the “Merger Consideration Shares”) which shall be issued at the Closing and subject to surrender and forfeiture for indemnification obligations under the Merger Agreement.

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The ordinary shares of PubCo are classified into class A ordinary shares (“PubCo Class A Ordinary Shares”) and class B ordinary shares (“PubCo Class B Ordinary Shares,” together with PubCo Class A Ordinary Shares, collectively “PubCo Ordinary Shares”) where each PubCo Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of PubCo and each PubCo Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at all general meetings of PubCo. The Merger Consideration will be paid 56% in PubCo Class B Ordinary Shares and 44% in PubCo Class A Ordinary Shares. At the Closing of the Business Combination, the former Nova Vision shareholders holding issued and outstanding NOVA Ordinary Shares immediately prior to the effective time of the Redomestication Merger will receive the consideration specified below and the Real Messenger Shareholders will receive the Merger Consideration consisting of an aggregate of 2,800,000 PubCo Class A Ordinary Shares and 3,600,000 PubCo Class B Ordinary Shares, of which 90,000 PubCo Class A Ordinary Shares and 360,000 PubCo Class B Ordinary Shares are to be issued as the Holdback Shares to satisfy any indemnification obligations incurred under the Merger Agreement. In addition, a number of PubCo Class A Ordinary Shares equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions) will be reserved and authorized for issuance under the Incentive Plan.

Post-Business Combination Structure and Impact on the Public Float

The following chart illustrates the corporate structure of PubCo and its subsidiaries post-Business Combination.

Existing Shareholders of Nova Vision
(including the initial shareholders)
Shareholders of Real Messenger
(including holders of convertible notes)
Other Shareholders(Note)
35.84% ownership / 8.95% voting rights
59.31% ownership / 89.84% voting rights
4.85% ownership / 1.21% voting rights
Real Messenger Corporation
(Cayman Islands)
100%
Real Messenger Holdings Limited
(Cayman Islands)
100%
Real Messenger Inc.
(Delaware, US)
100%
Real Corporation Limited
(Hong Kong)
100%
HOHOJO.com Limited
(Hong Kong)

Note: Includes holders of 23,000 underwriter shares issued in Nova Vision’s IPO and holders of the 500,000 shares transferred from the Sponsor to the 2023 Private Placement Investors.

The ownership percentages do not take into account of the shareholder structure of PubCo, as the ownership percentage retained by Nova Vision’s public shareholders following the business combination will be different depending on the redemption rights exercised by the public shareholders. For more information, please see “Unaudited Pro Forma Condensed Consolidated Financial Information - Basis of Pro Forma Presentation.”

Private Placement

On October 4, 2023, Real Messenger completed a private placement of convertible notes (“2023 Convertible Notes”) in an aggregate principal amount of $5,000,000 (the “2023 Private Placement”) with three investors (the “2023 Private Placement Investors”), pursuant to a Convertible Note Purchase Agreement (the “2023 CNPA”). The 2023 Convertible Notes will convert into an aggregate of 500,000 PubCo Ordinary Shares at the closing of the Business Combination. In connection with the 2023 Private Placement, Nova Pulsar Holdings, Nova Vison’s sponsor (the “Sponsor”) agreed to transfer an aggregate of 500,000 additional PubCo Ordinary Shares to the 2023 Private Placement Investors upon the Closing of the Business Combination, pursuant to a Share Transfer Agreement dated October 4, 2023 (the “Share Transfer Agreement”). Certain of the 2023 Private Placement Investors are affiliated with the principal shareholder of Real Messenger. In connection with the 2023 Private Placement, the Sponsor intends to request for an waiver and early release of 500,000 NOVA Ordinary Shares (which will be exchanged for the 500,000 additional PubCo Ordinary Shares to be transferred to the 2023 Private Placement Investors) that it currently holds and which are currently subject to lock-up and escrow until twelve months after consummation of the Business Combination, such that the 500,000 PubCo Ordinary Shares transferred from the Sponsor to the 2023 Private Placement Investors will be freely tradable upon transfer.

On July 9, 2024, Real Messenger further completed another private placement of convertible notes (“2024 Convertible Notes”, together with the 2023 Convertible Notes, the “Convertible Notes”) in an aggregate principal amount of $7,000,000 (the “2024 Private Placement”) with 2 investors (the “2024 Private Placement Investors”) pursuant to a Convertible Note Purchase Agreement (the “2024 CNPA”, together with the 2023 CNPA, the “CNPAs”). The 2024 Convertible Notes will convert into an aggregate of 1,400,000 PubCo Ordinary Shares at the closing of the Business Combination.

The foregoing description of the Convertible Notes, the CNPAs and the Share Transfer Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, forms of which are filed as Exhibits 10.14, 10.15 and 10.16, respectively,  to the registration statement of which this proxy statement/prospectus is a part.

Management and Board of Directors Following the Business Combination

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of five members, three of whom shall be independent directors under Nasdaq rules, the Sponsor shall have the right, but not the obligation, to designate, or cause to be designated, one director to serve as a director of PubCo until the second annual shareholder meeting of PubCo that takes place after the Effective Time, and Real Messenger shall have the right, but not the obligation, to designate, or cause to be designated, the remaining directors. In the event that Sponsor designates one director, the Real Messenger Shareholders and the ultimate beneficial owners of Real Messenger will enter into a voting agreement with the Sponsor pursuant to which they shall agree to vote their PubCo Ordinary Shares in favor of such designee’s nomination to PubCo’s board of directors for no less than two years after closing of the Business Combination. See section titled “PubCo’s Directors and Executive Officers after the Business Combination” for additional information.

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Additional Agreements Executed at the Signing of the Original Merger Agreement

Sponsor Support Agreement

Contemporaneously with the execution of the Original Merger Agreement, certain holders of NOVA Ordinary Shares entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which such holders agreed to, among other things, approve the Merger Agreement and the proposed Business Combination.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which was filed as Exhibit 10.2 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on March 28, 2023 and is incorporated herein by reference.

Additional Agreements to be Executed at Closing

Lock-Up Agreements

Upon the Closing, the Real Messenger Shareholders and the Initial Shareholders will execute lock-up agreements (the “Lock-up Agreements”). Pursuant to the Lock-Up Agreements, the Real Messenger Shareholders and the Initial Shareholders will, subject to certain customary exceptions described below, agree not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any Closing Payment Shares and Holdback Shares held by them (the “Lock-up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 12 months after the date of the Closing (the “Lock-Up Period”).

The restrictions set forth in the Lock-Up Agreements shall not apply to: (1) transfers or distributions to a Real Messenger Shareholder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the shareholder’s immediate family or to a trust, the beneficiary of which is the shareholder or a member of the shareholder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the shareholder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of such Lock-Up Agreement. In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained therein. For the purposes of the Lock-Up Agreements, a “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of PubCo and PubCo’s subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of PubCo being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of PubCo with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a copy of which was filed as Exhibit 10.2 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on March 28, 2023 and is incorporated herein by reference.

Registration Rights Agreement

At the closing of the Business Combination, PubCo will enter into a registration rights agreement (the “Registration Rights Agreement”) with certain existing Nova Vision’s shareholders and with the Real Messenger Shareholders with respect to certain shares, units, private units (and the private shares, private warrants and private rights included therein) to the extent they own at the closing. The Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. PubCo will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a form of which was filed as Exhibit 10.3 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on March 28, 2023, and is incorporated herein by reference.

Employment Agreements

At the closing of the Business Combination, PubCo will enter into employment agreements with certain key executives of Real Messenger (the “Employment Agreements”) which will contain the terms and conditions governing the employment of such individuals.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a form of which is filed as Exhibit 10.8 to the registration statement on Form F-4 of which this proxy statement/prospectus forms a part and incorporated herein by reference.

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Redemption Rights

Pursuant to Nova Vision’s third amended and restated memorandum and articles of association, Nova Vision’s public shareholders may elect to have their shares redeemed for cash at the applicable redemption price per share equal to the quotient obtained by dividing (i) the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest (net of taxes payable), by (ii) the total number of then-outstanding Public Shares. As of [    ], 2024, this would have amounted to approximately $[    ] per share.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(i)	(x) hold public NOVA Ordinary Shares or (y) hold public NOVA Ordinary Shares through NOVA Units and you elect to separate your NOVA Units into the underlying public NOVA Ordinary Shares, public NOVA Rights and public NOVA Warrants prior to exercising your redemption rights with respect to the public NOVA Ordinary Share; and

(ii)	prior to 5:00 p.m., Eastern Time, on [ ], 2024, (a) submit a written request to the transfer agent that Nova Vision redeem your Public Shares for cash and (b) deliver your Public Shares to the transfer agent, physically or electronically through DTC.

Holders of outstanding NOVA Units must separate the underlying NOVA Ordinary Shares, NOVA Warrants and NOVA Rights prior to exercising redemption rights with respect to the NOVA Ordinary Shares. If NOVA Units are registered in a holder’s own name, the holder must deliver the certificate for its NOVA Units to the transfer agent with written instructions to separate the NOVA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the NOVA Ordinary Shares from the NOVA Units.

If a broker, dealer, commercial bank, trust company or other nominee holds NOVA Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s NOVA Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of NOVA Units to be separated and the nominee holding such NOVA Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant NOVA Units and a deposit of an equal number of NOVA Ordinary Shares, NOVA Warrants and NOVA Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the NOVA Ordinary Shares from the NOVA Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their NOVA Ordinary Shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Any request for redemption, once made, may be withdrawn at any time up to two business days immediately preceding the Extraordinary General Meeting. Furthermore, if a shareholder delivered his or her certificate for redemption and subsequently decided prior to the date immediately preceding the Extraordinary General Meeting not to elect redemption, such shareholder may simply request that the transfer agent return the certificate (physically or electronically).

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of his or hers or any other person with whom he or she is acting in concert or as a “group” (as defined in Section 13(d)-(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to more than 15% of the NOVA Ordinary Shares.

If a holder exercises his or her redemption rights, then such holder will be exchanging its Public Shares for cash and will no longer own shares of Nova Vision or PubCo. Such a holder will be entitled to receive cash for his or her Public Shares only by properly demanding redemption and delivering such shares (either physically or electronically) to our transfer agent in accordance with the procedures described herein. Please see the section titled “The Extraordinary General Meeting of Nova Vision Shareholders — Redemption Rights” for the procedures to be followed if you wish to redeem your Public Shares for cash.

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A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Nova Vision will promptly return the share certificates to the public shareholder.

The Proposals

At the Extraordinary General Meeting, Nova Vision’s shareholders will be asked to vote on the following:

●	the Redomestication Merger Proposal;

●	the Acquisition Merger Proposal;

●	the Nasdaq Proposal;

●	the Governance Proposal;

●	the Incentive Plan Proposal;

●	the NTA Requirement Amendment Proposal; and

●	the Adjournment Proposal.

Please see the sections titled “The Extraordinary General Meeting of Nova Vision Shareholders” on page 70 for more information on the foregoing Proposals.

Voting Securities, Record Date

As of [    ], 2024, there were [    ] NOVA Ordinary Shares issued and outstanding. Only Nova Vision’s shareholders who hold NOVA Ordinary Shares of record as of the close of business on [    ], 2024 are entitled to vote at the Extraordinary General Meeting or any adjournment of the Extraordinary General Meeting. Approval for each of Proposals 1, 2, 3, 4, 5, 6 and 7 will require the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof.

As of [    ], 2024, the Initial Shareholders collectively owned and were entitled to vote [*] NOVA Ordinary Shares, or approximately [    ] of Nova Vision’s outstanding shares. With respect to the Business Combination, the Initial Shareholders who own approximately [    ]% of Nova Vision’s outstanding shares as of the record date, have agreed to vote their NOVA Ordinary Shares in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal, and intend to vote for the other Proposals although there is no agreement in place with respect to voting on the other Proposals.

Nasdaq De-Listing Notice

On February 27, 2024, Nova Vision received a notice from the staff of the Listing Qualifications Department of Nasdaq indicating that, unless Nova Vision timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”) by March 5, 2024, Nova Vision’s securities (units, ordinary shares, warrants, and rights) would be subject to suspension and delisting from The Nasdaq Capital Market at the opening of business on March 7, 2024, due to Nova Vision’s non-compliance with Nasdaq Listing Rule 5550(a)(3), which requires that a company that has its primary equity security listed on the Nasdaq Capital Market must have at least 300 public holders.

On March 5, 2024, Nova Vision requested a hearing before the Panel, resulting in a stay of any suspension or delisting action pending the hearing, which was held on April 30, 2024. Nasdaq subsequently informed Nova Vision that it had regained compliance with the requirement that it have at least 300 public holders. On May 9, 2024, Nova Vision received a letter from the Panel indicating that, given that Nova Vision has regained compliance with the Nasdaq Listing Rule 5550(a)(3), the Panel determined to continue the Company’s listing and closed this matter.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, Nova Vision will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of Real Messenger expecting to have a majority of the voting power of the post-combination company, Real Messenger senior management comprising all of the senior management of the post-combination company, the relative size of Real Messenger compared to Nova Vision, and Real Messenger’s operations comprising the ongoing operations of the post-combination company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Real Messenger issuing stock for the net assets of Nova Vision, accompanied by a recapitalization. The net assets of Nova Vision will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Real Messenger.

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Foreign Private Issuer

PubCo will be a “foreign private issuer” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, PubCo’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, PubCo will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues for the last fiscal year, PubCo qualifies as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, PubCo will be able to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of its internal control over financial reporting. Under the JOBS Act, PubCo also does not need to comply with any new or revised financial accounting standards until the date that private companies are required to do so.

PubCo will remain an emerging growth company until the earliest of (1) the last day of its fiscal year during which it has total annual gross revenues of at least US$1.235 billion; (2) the last day of its fiscal year following the fifth anniversary of the closing of the Business Combination; (3) the date on which PubCo has, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (4) the date on which PubCo is deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if PubCo has been a public company for at least 12 months and the market value of its Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter. Once PubCo ceases to be an emerging growth company, it will not be entitled to the exemptions provided in the JOBS Act discussed above.

PubCo will be a “controlled company” as defined under the Nasdaq Listing Rules because Mr. Thomas Ma, a co-founder of Real Messenger, will, together with Mr. Ma’s family members, hold a majority of the aggregate voting power of PubCo upon the completion of the Business Combination.

Regulatory Approvals

The Redomestication Merger, the Acquisition Merger and the other transactions contemplated by the Merger Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the BVI or the Cayman Islands, except for the registration by the Registrar of Companies in the Cayman Islands of the Plans of Merger and by the British Virgin Islands Registrar of Corporate Affairs of the Plan and Articles of Merger.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Nova Vision Board in favor of adoption of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other related Proposals, you should keep in mind that Nova Vision’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

●	On March 27, 2023, contemporaneously with the execution of the Original Merger Agreement, Nova Vision’s Initial Shareholders entered into the Sponsor Support Agreement, pursuant to which, among other things, such shareholders agree not to exercise any right to redeem all or a portion of their respective NOVA Ordinary Shares in connection with the Business Combination. Nova Vision did not provide any separate consideration to the Initial Shareholders for such forfeiture of redemption rights;

●	The Initial Shareholders have waived their rights to redeem their NOVA Ordinary Shares (including shares underlying NOVA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Nova Vision is unable to consummate a business combination. Accordingly, the NOVA Ordinary Shares, as well as the NOVA Units purchased by the Sponsor and Nova Vision’s officers and directors, will be worthless if Nova Vision does not consummate a business combination;

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●	If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), Nova Vision will be required to liquidate. In such event, the 1,437,500 NOVA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of NOVA Ordinary Share of $[ ] on Nasdaq as of [ ], 2024. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding NOVA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by a Nova Vision shareholder at the time of purchase of the NOVA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of Nova Vision maintains a positive rate of return on its/ his/her NOVA Ordinary Shares while such Nova Vision shareholder experiences a negative rate of return on the shares such Nova Vision shareholder purchased;

●	If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), the 307,500 Private Units purchased by the Sponsor for a total purchase price of $3,075,000, will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2024;

●

In order to extend the amount of time Nova Vision has to complete a business combination, it issued (i) a non-interest bearing, unsecured promissory note in the principal amount of $575,000 to Sponsor on August 4, 2022 in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022; (ii) nine non-interest bearing, unsecured promissory notes, each for an amount of $75,030 (representing $0.0416 per Public Share), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023, June 8, 2023 and July 5, 2023 respectively, to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account; (iii) twelve non-interest bearing, unsecured promissory notes, each in the amount of $69,763, on August 3, 2023, September 6, 2023, October 6, 2023, November 6, 2023, December 6, 2023, January 6, 2024, February 8, 2024, March 8, 2024, April 5, 2024, May 9, 2024, June 7, 2024 and July 5, 2024. It also issued eight non-interest bearing, unsecured promissory notes in the amount of $50,000, $350,000, $1,500,000, $170,000, $48,750, $50,000, $85,000 and $58,000 on January 10, 2023, July 3, 2023, September 30, 2023, January 10, 2024, February 9, 2024, March 8, 2024, May 21, 2024 and July 9, 2024, respectively, in exchange for Sponsor providing such amount to Nova Vision as Nova Vision’s working capital. All the promissory notes mentioned above are referred to as the “Notes”. All Notes, except for the promissory note issued on August 4, 2022, would either be paid upon consummation of Nova Vision’s initial business combination, or, at the lender’s discretion, converted upon consummation of its business combination into additional private units at a price of $10.00 per unit, but will not be repaid in the event that Nova Vision is unable to close a business combination unless there are funds available outside the Trust Account to do so.

If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), the Notes shall be deemed to be terminated and no amounts will thereafter be due, or if the Note has been converted, the NOVA Units will be worthless. Such Units would have had an aggregate market value of approximately $[    ] based on the closing price of NOVA Units of $[    ] on Nasdaq as of [    ];

●	As a result of the interests of the Sponsor and Nova Vision’s directors and officers in Nova Vision’s securities, the Sponsor and Nova Vision’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect Nova Vision’s initial business combination, and approving a business combination that disfavors or otherwise is not in the best interests of Nova Vision’s public shareholders; and

●	If the Business Combination with Real Messenger is completed, the Sponsor will have the right to designate one member of the board of directors of PubCo.

Recommendations of the Nova Vision’s Board of Directors to the Nova Vision’s Shareholders

After careful consideration of the terms and conditions of the Merger Agreement, the Nova Vision Board has determined that Business Combination and the transactions contemplated thereby are fair to and in the best interests of Nova Vision and its shareholders. In reaching its decision with respect to the Redomestication Merger and the Acquisition Merger, the Nova Vision Board reviewed various industry and financial data and the due diligence and evaluation materials provided by Real Messenger. The Nova Vision Board did not obtain a fairness opinion on which to base its assessment. The Nova Vision Board recommends that Nova Vision’s shareholders vote:

●	FOR the Redomestication Merger Proposal;

●	FOR the Acquisition Merger Proposal;

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●	FOR the Nasdaq Proposal;

●	FOR the Governance Proposal;

●	FOR the Incentive Plan Proposal;

●	FOR the NTA Requirement Amendment Proposal; and

●	FOR the Adjournment Proposal.

Risk Factors

In evaluating the Business Combination and the Proposals to be considered and voted on at the Extraordinary General Meeting, you should carefully review and consider the risk factors set forth under the section titled “Risk Factors” beginning on page 32 of this proxy statement/prospectus. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on (i) Nova Vision’s ability to complete the Business Combination, and (ii) the business, cash flows, financial condition and results of operations of PubCo following consummation of the Business Combination. In the event that the Proposals are approved, the shareholders of PubCo will be subject to the following risks related to Real Messenger’s business, risks related to doing business in China and/or Hong Kong, risks related to PubCo’s corporate structure, risks related to PubCo’s securities, and risks related to PubCo.

Risks Related to Real Messenger’s Business

●	Our limited operating history and our evolving business make it difficult to evaluate and assess the success of our business to date, our future prospects and the risks and challenges that we may encounter;

●	We are an early-stage company and have not generated, and may never generate, material revenue or become profitable;

●	Our business model is untested and may never be successful or generate sufficient growth to sustain profitability;

●	We have a short operating history in a new and unproven market, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;

●	We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our app provides our users with a premium experience;

●	Ongoing antitrust litigation involving real estate brokerage firms, the National Association of Realtors and related real estate industry participants, could result in material changes to the residential real estate market, which may present risks that are difficult to quantify;

●	If our security measures are compromised, or if our apps or our platform is subject to attacks that degrade or deny the ability of members to access our solutions, members may curtail or stop use of our solutions;

●	Our core value of putting our members first may conflict with the short-term interests of our business;

●	The number of our members is higher than the number of members who engage daily with our app, and a substantial majority of our app usage is by a minority of our members;

●	We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business;

●	Public scrutiny of Internet privacy issues may result in increased regulation and different industry standards, which could deter or prevent us from providing our current products and solutions to our members and customers, thereby harming our business;

●	Artificial intelligence (AI) is a rapidly growing technology with the potential to transform many industries, but it also poses significant risks for our business;

●	Our business, including our ability to operate and expand internationally, could be adversely affected if legislation or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our website, products, features or our privacy policy;

●	Our business depends on a strong brand, and any failure to maintain, protect and enhance our brand would hurt our ability to retain or expand our base of members, enterprises and professional organizations, or our ability to increase their level of engagement;

●	We may not be able to successfully halt the operations of apps and websites that aggregate our data as well as data from other companies, including social networks, or copycat websites that have misappropriated our data in the past or may misappropriate our data in the future;

●	Failure to protect or enforce our intellectual property rights could harm our business and operating results;

●	We may in the future be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could harm our business and operating results;

●	If we do not continue to attract new customers, or if existing customers do not maintain their relationship with us, reduce their interaction with us, or fail to adopt or purchase additional solutions, we may not achieve our revenue projections, and our operating results would be harmed;

●	We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all;

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Risks Related to Doing Business in China and/or Hong Kong

Real Messenger’s operations are headquartered in California. The initial focus of its business is on the U.S. market and it does not expect to generate revenues in China (including Hong Kong and Macau). Therefore, the NOVA Board does not consider that Real Messenger has its principal business operations in China (including Hong Kong and Macau). However, the majority of Real Messenger’s development team is located in Hong Kong and all of its board members currently reside in Hong Kong. It also has two Hong Kong subsidiaries, namely Real Corporation Limited and HOHOJO.com Limited. Although Hong Kong, a Special Administrative Region of China, has its own governmental and legal system that is independent from China under “One Country, Two Systems” policy, it is uncertain whether in the future the PRC government will exert substantial influence, discretion, oversight, and control over the manner in which Hong Kong-based entities must conduct their business activities. As a result, the legal and operational risks associated with operating in China may also apply to Real Messenger’s operations in Hong Kong.

●	China’s or Hong Kong’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business. Please see “Risks Related to Doing Business in China and/or Hong Kong – China’s or Hong Kong’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.” on page 45 in the Risk Factors section for more details.

●	Our business is subject to complex and rapidly evolving laws and regulations in the PRC. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities. Please see “Risks Related to Doing Business in China and/or Hong Kong – Our business is subject to complex and rapidly evolving laws and regulations in the PRC. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.” on page 45 in the Risk Factors section for more details.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us. Please see “Risks Related to Doing Business in China and/or Hong Kong – Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.” on page 46 in the Risk Factors section for more details.

●	If the Chinese government were to impose new requirements for approval from the PRC authorities to issue PubCo’s securities to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. Please see “Risks Related to Doing Business in China and/or Hong Kong – If the Chinese government were to impose new requirements for approval from the PRC authorities to issue PubCo’s securities to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.” on page 46 in the Risk Factors section for more details.

●	The Chinese government may exert substantial influence over the manner in which we must conduct our business activities, and may intervene or influence our operations at any time, which could result in a material change in our operations and/or cause the value of PubCo’s securities to significantly decline or become worthless. Please see “Risks Related to Doing Business in China and/or Hong Kong – The Chinese government may exert substantial influence over the manner in which we must conduct our business activities, and may intervene or influence our operations at any time, which could result in a material change in our operations and/or cause the value of PubCo’s securities to significantly decline or become worthless.” on page 48 in the Risk Factors section for more details.

●	If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless. Please see “Risks Related to Doing Business in China and/or Hong Kong – If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.” on page 48 in the Risk Factors section for more details.

●	U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our Hong Kong subsidiaries. Please see “Risks Related to Doing Business in China and/or Hong Kong – U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our Hong Kong subsidiaries.” on page 48 in the Risk Factors section for more details.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong, based on United States or other foreign laws, against us, our directors, executive officers or experts named in this prospectus. Therefore, you may not be able to enjoy the protection of such laws in an effective manner. Please see “Risks Related to Doing Business in China and/or Hong Kong – You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong, based on United States or other foreign laws, against us, our directors, executive officers or experts named in this prospectus. Therefore, you may not be able to enjoy the protection of such laws in an effective manner.” on page 48 in the Risk Factors section for more details.

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Risks Related to PubCo’s Corporate Structure

For the corporate structure of PubCo and its subsidiaries post-Business Combination, please see “Summary of The Proxy Statement/Prospectus – Post-Business Combination Structure and Impact on the Public Float.”

●	In the event that PubCo relies on dividends and other distributions on equity paid by its Hong Kong subsidiaries to fund any cash and financing requirements it may have, any limitation on the ability of the Hong Kong subsidiaries to make payments to PubCo could have a material and adverse effect on its ability to conduct its business. Please see “Risks Related to PubCo’s Corporate Structure – In the event that PubCo relies on dividends and other distributions on equity paid by its Hong Kong subsidiaries to fund any cash and financing requirements it may have, any limitation on the ability of the Hong Kong subsidiaries to make payments to PubCo could have a material and adverse effect on its ability to conduct its business.” on page 49 in the Risk Factors section for more details.

●	To the extent cash or assets in PubCo’s business is in Hong Kong or in its Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on PubCo’s ability or the ability of its subsidiaries by the PRC government to transfer cash or assets. Please see “Risks Related to PubCo’s Corporate Structure – To the extent cash or assets in PubCo’s business is in Hong Kong or in its Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on PubCo’s ability or the ability of its subsidiaries by the PRC government to transfer cash or assets.” on page 49 in the Risk Factors section for more details.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to PubCo’s Hong Kong subsidiaries, which could materially and adversely affect PubCo’s liquidity and its ability to fund and expand its business. Please see “Risks Related to PubCo’s Corporate Structure – PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to PubCo’s Hong Kong subsidiaries, which could materially and adversely affect PubCo’s liquidity and its ability to fund and expand its business.” on page 49 in the Risk Factors section for more details.

Risks Related to Nova Vision and the Business Combination

●	Nova Vision will be forced to liquidate the Trust Account if it cannot consummate a business combination by August 10, 2024, or by February 10, 2025 if the proposals to extend the business combination period are approved by the shareholders at the upcoming annual general meeting, as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Nova Vision’s public shareholders will receive $[ ] per share and the NOVA Warrants and NOVA Rights will expire worthless.

●	Nova Vision does not have a specified maximum redemption threshold in Nova Vision’s current third amended and restated memorandum and articles of association. The absence of such a redemption threshold may make it possible for Nova Vision to consummate the Business Combination, in connection with which a substantial majority of Nova Vision’s public shareholders may redeem their Public Shares.

●	There is no guarantee that a shareholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

●	Nova Vision’s shareholders who attempted to redeem their Public Shares may be unable to sell their Public Shares when they wish in the event that the Business Combination is not consummated.

●	You must tender your NOVA Ordinary Shares in order to validly seek redemption at the Extraordinary General Meeting.

●	If third parties bring claims against Nova Vision, the proceeds held in trust could be reduced and the per-share liquidation price received by Nova Vision’s shareholders may be less than [$*].

●	Any distributions received by Nova Vision’s shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Nova Vision was unable to pay its debts as they fell due in the ordinary course of business and the value of its assets does not exceed its liabilities.

●	Because PubCo will become a public reporting company by means other than a traditional underwritten initial public offering, PubCo’s shareholders may face additional risks and uncertainties.

●	The Initial Shareholders have agreed to vote in favor of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals described in this proxy statement/prospectus, regardless of how Nova Vision’s public shareholders vote.

●	Nova Vision has identified material weaknesses in its internal control over financial reporting. These material weaknesses could adversely affect its ability to report its results of operations and financial condition accurately and in a timely manner.

●	Nova Vision will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination.

●	Shareholder litigation and regulatory inquiries and investigations are expensive and could harm Nova Vision’s business, financial condition and results of operations and could divert management attention.

●	If Nova Vision’s due diligence investigation of Real Messenger was inadequate, then Nova Vision shareholders following the Business Combination could lose some or all of their investment.

●	Nova Vision’s Sponsor, officers and directors own NOVA Ordinary Shares NOVA Warrants and NOVA Rights and will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

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●	Nova Vision is requiring shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

●	Nova Vision will require its public shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

●	The Initial Shareholders control a substantial interest in Nova Vision and thus may influence certain actions requiring a shareholder vote.

●	If the current Nova Vision security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of PubCo’s securities.

●	Nova Vision entered into the First MA Amendment on August 15, 2023, and the consideration for the Business Combination was set as of that date. The Real Messenger projections for the fiscal year ended December 31, 2022 were among the many factors that the Nova Vision Board considered in connection with the Business Combination, and there can be no assurances that these projections will be met. There may be changes beyond the parties’ control, such as changes in the real estate industry, changes to applicable regulations and the general economic climate, that may result in changes to the value of Real Messenger since August 15, 2023.

●	If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of PubCo’s securities may decline after the Business Combination.

●	Nova Vision’s directors and officers may have certain conflicts in determining to recommend the acquisition of Real Messenger, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

●	Nova Vision will incur significant transaction costs in connection with transactions contemplated by the Merger Agreement.

●	The Business Combination may be materially adversely affected by the coronavirus (“COVID-19”) outbreak.

●	Nova Vision and Real Messenger have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Nova Vision if the Business Combination is completed or by Nova Vision if the Business Combination is not completed.

●	In the event that a significant number of NOVA Ordinary Shares are redeemed, the PubCo Ordinary Shares may become less liquid following the Business Combination.

●	Nova Vision may waive one or more of the conditions to the Business Combination without resoliciting Nova Vision’s shareholder approval for the Business Combination.

●	The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been.

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●	Termination of the Merger Agreement could negatively impact Nova Vision.

●	There will be a substantial number of PubCo Ordinary Shares available for sale in the future that may adversely affect the market price of PubCo Ordinary Shares.

●	Nova Vision shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that Nova Vision’s current shareholders have on the management of PubCo.

●	Activities taken by Nova Vision’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals and may affect the market price of Nova Vision’s securities.

●	Our Sponsor, Initial Shareholders, directors, officers, advisors and their affiliates may elect to purchase shares, warrants or rights from public holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our public securities.

●	Subsequent to the consummation of the Business Combination, Nova Vision may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Risks Related to PubCo’s Securities

●	Certain judgments obtained against PubCo by PubCo’s shareholders may not be enforceable.

●	Currently, there is no public market for the PubCo Ordinary Shares. Nova Vision shareholders cannot be sure that an active trading market will develop for or of the market price of the PubCo Ordinary Shares they will receive or that PubCo will successfully obtain authorization for listing on the Nasdaq.

●	PubCo’s share price may be volatile and could decline substantially.

●	The sale or availability for sale of substantial amounts of PubCo Ordinary Shares could adversely affect their market price.

●	PubCo will issue PubCo Ordinary Shares as consideration for the Business Combination, and PubCo may issue additional PubCo Ordinary Shares or other equity or convertible debt securities without approval of the holders of PubCo Ordinary Shares which would dilute existing ownership interests and may depress the market price of PubCo Ordinary Shares.

●	Volatility in PubCo’s share price could subject PubCo to securities class action litigation.

●	The requirements of being a public company may strain PubCo’s resources, divert PubCo management’s attention and affect PubCo’s ability to attract and retain qualified board members.

●	Recent market volatility could impact the share price and trading volume of PubCo’s securities.

●	It is not expected that PubCo will pay dividends in the foreseeable future after the proposed Business Combination.

●	If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.

●	PubCo’s dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of PubCo Class A Ordinary Shares may view as beneficial.

●	PubCo’s amended and restated memorandum and articles of association that will become effective immediately prior to the completion of the Business Combination contains anti-takeover provisions that could have a material adverse effect on the rights of holders of PubCo Ordinary Shares.

●	PubCo has adopted a dual-class share structure with different voting rights, which may adversely affect the value and liquidity of the Ordinary Shares.

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Risks Related to PubCo

●	Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

●	Although as a foreign private issuer PubCo is exempt from certain corporate governance standards applicable to U.S. domestic issuers, if PubCo cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, PubCo’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

●	If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

●	As an exempted company incorporated in the Cayman Islands, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if PubCo complied fully with Nasdaq corporate governance listing standards.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions outside of the United States against PubCo or its management named in this proxy statement/ prospectus based on foreign laws.

●	PubCo will be an “emerging growth company,” as defined under the federal securities laws, and PubCo cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make PubCo’s securities less attractive to investors.

●	The Redomestication Merger may be a taxable event for U.S. Holders of NOVA Ordinary Shares, NOVA Warrants, and NOVA Rights.

●	PubCo may be or become a PFIC during a U.S. Holder’s holding period, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

●	PubCo will be required to meet the initial listing requirements to be listed on Nasdaq. However, PubCo may be unable to maintain the listing of its securities in the future.

●	PubCo will be a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect PubCo’s public shareholders.

●	In addition to the Incentive Plan, PubCo may adopt share incentive plans in the future, which may adversely affect PubCo’s results of operations.

●	The securities of PubCo may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act and the Accelerated Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect the company’s auditor.

SELECTED HISTORICAL FINANCIAL INFORMATION

Nova Vision and Real Messenger are providing the following selected historical financial information to assist you in your analysis of the financial aspects of the Business Combination.

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SELECTED HISTORICAL FINANCIAL INFORMATION OF NOVA VISION

The following tables set forth summary historical financial data derived from Nova Vision’s unaudited financial statements for the three months ended March 31, 2024 and 2023 and audited consolidated financial statements for the years ended December 31, 2023 and 2022, each of which is included elsewhere in this proxy statement/prospectus. The financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America (US GAAP). Such financial information should be read in conjunction with the financial statements and related notes included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Nova Vision” and Nova Vision’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	March 31, 2024 (Unaudited)	December 31, 2023 (Audited)	December 31, 2022 (Audited)
Balance Sheet Data:
Total assets	$18,333,502	$17,939,203	$19,026,721
Total liabilities	$3,502,542	$3,068,177	$1,546,508
Ordinary shares subject to possible redemption	$18,274,083	$17,832,576	$18,742,020
Total Shareholders’ Deficit	$(3,443,123)	$(2,961,550)	$(1,261,807)

	Three months ended March 31, 2024 (Unaudited)	Three months ended March 31, 2023 (Unaudited)	Year ended December 31, 2022 (Audited)	Year ended December 31, 2022 (Audited)
Income Statement Data:
Operating costs	$(272,262)	$(178,634)	$(750,666)	$(713,827)
Interest income and dividend income earned in investments held in Trust Account	$232,217	$202,612	$897,547	$638,020
Exchange loss	$(21)	-	-	-
Net income (loss)	$(40,066)	$23,978	$146,881	$(75,807)
Basic and diluted net income per share, subject to possible redemption	$(0.01)	$0.01	$0.04	$0.27
Basic and diluted net income (loss) per share, attributable to Nova	$(0.01)	$0.01	$0.04)	$(0.85)
Weighted average shares outstanding, basic and diluted, subject to possible redemption	1,550,297	1,803,612	1,699,510	5,187,775
Weighted average shares outstanding, basic and diluted, attributable to Nova	1,768,000	1,768,000	1,768,000	1,768,000

	Three months ended March 31, 2024 (Unaudited)	Three months ended March 31, 2023 (Unaudited)	Year ended December 31, 2022 (Audited)	Year ended December 31, 2022 (Audited)
Statements of Cash Flow Data:
Cash flows used in operating activities	$(353,094)	$(89,013)	$(449,869)	$(589,558)
Cash flows provided by (used in) investing activities	$(209,290)	$(300,121)	$1,807,009	$39,972,509
Cash flows provided by (used in) financing activities	$478,040	348,839	(1,423,309)	(39,972,144)
Net change in cash	$(84,344)	$(40,295)	$(66,169)	$(589,193)
Cash at beginning of year/period	$97,273	$163,442	$163,442	$752,635
Cash at end of year/period	$12,929	$123,147	$97,273	$163,442

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SELECTED HISTORICAL FINANCIAL INFORMATION OF REAL MESSENGER

Real Messenger presents below its summary of consolidating financial data for the years indicated. The following summary consolidating statements of operations and comprehensive loss data for the years ended March 31, 2024 and 2023, summary consolidating balance sheets data as of March 31, 2024 and 2023, and summary consolidating cash flow data for the years ended March 31, 2024 and 2023 have been derived from Real Messenger’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus. The summary consolidating financial data should be read in conjunction with Real Messenger’s consolidated financial statements and related notes and “Real Messenger’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this proxy statement/prospectus. The consolidated financial statements are prepared and presented in accordance with US GAAP. Real Messenger’s historical results are not necessarily indicative of its results for any future periods.

	March 31, 2024	March 31, 2023
Balance Sheet Data:
Cash	$597,160	$276,150
Other current assets	649,080	835,712
Deferred offering costs	376,081	257,815
Total Current Assets	1,622,321	1,369,677
Property and equipment, net	45,670	48,606
Total Assets	$1,667,991	$1,418,283
Due to related parties - short-term	$87,456	$-
Accrued expenses and other liabilities - short-term	214,746	177,027
Total Current Liabilities	302,202	177,027
Convertible promissory notes	5,000,000	-
Due to related parties - long-term	17,333	-
Accrued expenses and other liabilities - long-term	5,095	-
Total Liabilities	5,324,630	177,027
Total Shareholders’ (Deficit) Equity	(3,656,639)	1,241,256
Total Liabilities and Shareholders’ (Deficit) Equity	$1,667,991	$1,418,283

	For the Year Ended March 31,
	2024	2023
Statement of Operations Data:
Loss from operations	$(4,889,321)	$(4,296,975)
Net loss	$(4,899,006)	$(4,263,231)
Foreign currency translation differences	$1,111	$18,750
Comprehensive loss	$(4,897,895)	$(4,244,481)
Basic and diluted weighted average shares outstanding	4,000,000	4,000,000
Basic and diluted net loss per share of common stock	$(1.22)	$(1.07)

	For the Year Ended March 31,
	2024	2023
Statements of Cash Flow Data:
Net cash used in operating activities	$(4,755,165)	$(5,061,602)
Net cash used in investing activities	$(12,621)	$(31,722)
Net cash provided by financing activities	$5,087,456	$5,264,382
Effect of foreign exchange rate changes	$1,340	$600
Net increase in cash	$321,010	$171,658
Cash at the beginning of year	$276,150	$104,492
Cash at the end of the year	$597,160	$276,150

COMPARATIVE PER SHARE INFORMATION

The following table sets forth the per share data of each of Real Messenger and Nova Vision on a stand-alone basis and the unaudited pro forma condensed consolidated per share data for the years ended March 31, 2024 and 2023 after giving effect to the Business Combination assuming (i) no redemption of NOVA Ordinary Shares, and (ii) maximum redemption of NOVA Ordinary Shares. The pro forma earnings information for the year ended March 31, 2023 were computed as if the Business Combination had been completed on April 1, 2022, and carried forward through the interim period.

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The historical book value per share is computed by dividing total common shareholders’ equity by the number of NOVA Ordinary Shares outstanding at the end of the period. The pro forma combined book value per NOVA Ordinary Share is computed by dividing total pro forma common shareholders’ equity by the pro forma number of NOVA Ordinary Shares outstanding at the end of the period. The pro forma earnings per share of the Combined Company is computed by dividing the pro forma income available to the Combined Company’s ordinary shareholders by the pro forma weighted-average number of NOVA Ordinary Shares outstanding over the period.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Nova Vision and Real Messenger and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited Nova Vision and Real Messenger pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Nova Vision and Real Messenger would have been had the companies been combined during the periods presented.

(in thousands, except share and per share data)
	Real Messenger	Nova Vision	Pro Forma Combined Assuming Actual Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
	Year Ended March 31, 2024	Year Ended March 31, 2024
Net (loss) income	$(4,899)	83	(5,938)	(5,938)
Weighted average shares outstanding – basic and diluted	4,000,000	1,768,000	10,790,280	9,239,983
Basic and diluted net (loss) income per share	$(1.22)	0.05	(0.55)	(0.64)

	Year Ended March 31, 2023	Year Ended June 30, 2023
Net (loss) income	$(4,263)	294	(5,096)	(5,096)
Weighted average shares outstanding – basic and diluted	4,000,000	1,768,000	10,790,280	9,239,983
Basic and diluted net (loss) income per share	$(1.07)	0.17	(0.47)	(0.55)

SECURITIES AND DIVIDENDS

Nova Vision’s units, ordinary shares, warrants and rights are each quoted on the Nasdaq, under the symbols “NOVVU,” “NOVV,” “NOVVW,” and “NOVVR,” respectively. Each NOVV Unit consists of one ordinary share, one warrant entitling its holder to purchase one-half of one ordinary share at a price of $11.50 per whole share, and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of the Business Combination. Nova Vision’s units commenced trading on Nasdaq on August 6, 2021. Nova Vision’s ordinary shares, public rights and public warrants underlying the units sold in the IPO commenced trading separately on September 30, 2021 on a voluntary basis on Nasdaq.

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Nova Vision has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon PubCo’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to the Business Combination will be within the discretion of the PubCo board of directors. It is the present intention of the Nova Vision Board to retain all earnings, if any, for use in its business operations and, accordingly, Nova Vision’s board does not anticipate declaring any dividends in the foreseeable future.

Real Messenger’s securities are not currently publicly traded. We are applying to list the PubCo Ordinary Shares and PubCo Warrants on Nasdaq in connection with the Business Combination.

CONTROLLED COMPANY EXEMPTION

Following the completion of the Business Combination, Thomas Ma and his family members will control a majority of the voting power of the outstanding PubCo Ordinary Shares. As a result, PubCo will be a “controlled company” within the meaning of NASDAQ rules, and PubCo may qualify for and rely on exemptions from certain corporate governance requirements. Under NASDAQ corporate governance standards, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements to:

●	have a board that includes a majority of “independent directors,” as defined under NASDAQ rules;

●	have a compensation committee of the board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	have independent director oversight of director nominations.

PubCo intends to rely on the exemption from having a board that includes a majority of “independent directors” as defined under NASDAQ rules. PubCo may elect to rely on additional exemptions and it will be entitled to do so for as long as PubCo is considered a “controlled company,” and to the extent it relies on one or more of these exemptions, holders of PubCo Ordinary Shares will not have the same protections afforded to shareholders of companies that are subject to all of the NASDAQ corporate governance requirements.

RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement/prospectus. These risks could have a material adverse effect on the business, financial conditioning and results of operations of PubCo, and could adversely affect the trading price of PubCo’s securities following the business combination. The value of your investment in PubCo following consummation of the Business Combination will be subject to the significant risks affecting PubCo and Real Messenger. In addition to the other information contained in this proxy statement/prospectus, including the matters addressed under the headings “Forward-Looking Statements,” “Real Messenger’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Nova Vision’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes contained herein, you should carefully consider the following risk factors in deciding how to vote on the Proposals presented in this proxy statement/prospectus and before making a decision to invest in PubCo’s securities. The risks associated with Real Messenger, Nova Vision, the Business Combination and PubCo have been generally organized according to these categories discussed below, and many of these risks may have ramifications in more than one category. These categories, therefore, should be viewed as a starting point for understanding the significant risks relating to Real Messenger, Nova Vision, the Business Combination and PubCo, and not as a limitation on the potential impact of the matters discussed. The business, results of operations, financial condition and prospects of Real Messenger and PubCo could also be harmed by risks and uncertainties that are not presently known to them or that they currently believe are not material. If any of the risks actually occur, the business, results of operations, financial condition and prospects of Real Messenger and PubCo could be materially and adversely affected. Unless otherwise indicated, references to business being harmed in these risk factors include harm to business, reputation, brand, financial condition, results of operations and prospects.

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Risks Related to Real Messenger’s Business

Our limited operating history and our evolving business make it difficult to evaluate and assess the success of our business to date, our future prospects and the risks and challenges that we may encounter.

These risks and challenges include our ability to:

●	accurately forecast our revenue and plan our expenses;
●	successfully introduce new products and services;
●	successfully compete with current and future competitors;
●	successfully expand our business in existing markets and enter new markets and geographies;
●	comply with existing and new laws and regulations applicable to our business and the industry in which we operate;
●	anticipate and respond to macroeconomic changes as well as changes in the markets and geographies in which we operate;
●	maintain and expand our relationships with members, advertisers and other third parties;
●	successfully execute on our sales and marketing strategies;
●	hire, integrate and retain talented people at all levels of our organization;
●	expand through future acquisitions and successfully identify and integrate acquired entities;
●	successfully in-license or acquire other products and technologies and the terms of these transactions;
●	successfully protect, maintain, expand, defend and enforce our intellectual property rights; and
●	effectively manage our growth.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition, results of operations and prospects could be adversely affected. Further, because we have limited historical financial data and our business continues to evolve, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history, operated a more predictable business or operated in a less regulated industry. We have encountered and will continue to encounter multiple risks and uncertainties that are frequently experienced by growing companies with limited operating histories and evolving business that operate in rapidly changing, competitive industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

We are an early-stage company and have not generated, and may never generate, material revenue or become profitable.

To grow our revenue, we must move quickly to establish our business as a “go-to” solution for influential real estate industry participants and consumers, on a large scale, benefitting from network effects. This will require us to be successful in a range of challenging activities, including validating our business model and leveraging key third-party relationships.

Our ability to generate revenue depends on a number of factors, including, but not limited to, our ability to:

●	position our real estate solutions to effectively compete with other solutions;
●	hire additional qualified personnel;
●	enforce and defend intellectual property rights and claims; and
●	maintain substantial and sustained interest in, and engagement with, our solutions.

Due to the uncertainties and risks associated with these activities, we are unable to accurately and precisely predict the timing and amount of revenues, or the extent of any losses. We may never generate revenue that is significant enough to achieve profitability. If we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis and we will continue to incur substantial research and development, advertising, and other expenditures to grow and market our solutions. Our failure in any of the above activities could jeopardize our revenue growth and profitability and could decrease the value of our securities and impair our ability to raise capital, maintain our research and development efforts, expand our business or continue our operations.

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Our business model is untested and may never be successful or generate sufficient growth to sustain profitability.

We are building an innovative platform for the real estate industry, leveraging our proprietary technology and unique experiences. However, our business model is untested, and any of the assumptions underlying our expectations may be incorrect. There can be no assurance that our assumptions are correct or that, if correct, our strategy will succeed.

Our business model may never be successful or generate sufficient growth to sustain profitability. Our competitors or new market entrants may adopt similar or otherwise more favorable products and strategies, leading to significant price competition and/or reducing or eliminating our competitive advantage, each of which could adversely affect our revenues.

We are dependent on the active involvement of our key personnel.

Real Messenger’s ability to effectively manage its growth relies on the performance of highly skilled personnel, including its Chief Executive Officer and Co-Founder, Kwai Hoi, Ma (Thomas Ma), among other members of its management team and other key employees. The loss of key personnel or an inability to attract, retain and motivate qualified personnel may impair Real Messenger’s ability to expand its business and achieve its financial goals. Real Messenger’s success is substantially dependent upon the continued service and performance of its senior management team and key personnel with digital, technical and real estate expertise. Although Real Messenger anticipates that its management and key personnel will remain in place following the Business Combination, it is possible that Real Messenger could lose some key personnel. Mr. Ma has a significant influence on and is a driver of Real Messenger’s business plan and business, design and technology development. If he were to discontinue his service to Real Messenger, Real Messenger would be significantly disadvantaged. The replacement of any members of Real Messenger’s senior management team or other key personnel likely would involve significant time and costs and may significantly delay or prevent the achievement of Real Messenger’s business objectives.

Real Messenger ended its employment relationship with Fredrik Eklund, a top real estate broker with a nationwide following, formerly its Co-Founder and Chief Visionary Officer, effective February 11, 2024. Although the Company remains on cordial terms with Mr. Eklund, and believes that it can procure the required services from other sources, following the end of its employment relationship with Mr. Eklund, Real Messenger no longer benefits from his services, which may adversely affect Real Messenger’s business and prospects. In addition, if Real Messenger determines that it is advisable to enter into a settlement with Mr. Eklund, or if a dispute arises between Real Messenger and Mr. Eklund, especially a dispute that results in the award of a judgment or an arbitrator’s finding of liability on the part of Real Messenger, Real Messenger may be required to pay Mr. Eklund compensation, in cash, shares or other property, the potential terms of which compensation are unknown at present. If such compensation consists of cash or other property, it may deprive the Company of cash that it would otherwise devote to executing its business plan. If such compensation consists of shares, it will have a dilutive effect on other shareholders.

Real Messenger ended its contracting relationship with Mr. Eklund’s company, True Blue Entertainment, LLC (“True Blue”), effective February 11, 2024. Although the Company remains on cordial terms with True Blue, and believes that it can procure the required services from other sources, following the end of this relationship, Real Messenger no longer benefits from True Blue’s services, which may adversely affect Real Messenger’s business and prospects. In addition, if Real Messenger determines that it is advisable to enter into a settlement with True Blue, or if a dispute arises between Real Messenger and True Blue, especially a dispute that results in the award of a judgment or an arbitrator’s finding of liability on the part of Real Messenger, Real Messenger may be required to pay True Blue compensation, in cash, shares or other property, the potential terms of which compensation are unknown at present. If such compensation consists of cash or other property, it may deprive the Company of cash that it would otherwise devote to executing its business plan. If such compensation consists of shares, it will have a dilutive effect on other shareholders.

We have a short operating history in a new and unproven market, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a short operating history in a new and unproven market that may not develop as expected, if at all. This short operating history makes it difficult to effectively assess our future prospects. You should consider our business and prospects in light of the risks and difficulties we encounter in this rapidly evolving market. These risks and difficulties include our ability to, among other things:

●	increase our number of members and the level of member engagement;
●	avoid interruptions or disruptions in our services and our app or;
●	develop a scalable, high-performance technology infrastructure that can efficiently and reliably handle increased member usage globally, as well as the deployment of new features and products;
●	responsibly use the data that our members share with us to provide solutions that make our members more successful and productive;
●	increase revenue from the solutions we provide;
●	continue to earn and preserve our members’ trust with respect to their real estate needs;
●	process, store and use personal data in compliance with governmental regulation and other legal obligations related to privacy;
●	successfully compete with other companies that are currently in, or may in the future enter, the online real estate space;
●	hire, integrate and retain world class talent; and
●	successfully expand our business, especially in different countries.

If the market for our solutions does not develop as we expect, or if we fail to address the needs of this market, our business will be harmed. We may not be able to successfully address these risks and difficulties or others, including those described elsewhere in these risk factors. Failure to adequately address these risks and difficulties could harm our business and cause our operating results to suffer.

We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our app provides our users with a premium experience.

A key element to our continued growth is the ability of our members, users (whom we define as anyone who uses our app), enterprises and professional organizations in all geographies to access our app and our services within acceptable performance standards. We call this app performance. We have experienced, and may in the future experience, disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our services simultaneously, and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. It may become increasingly difficult to maintain and improve our performance, especially during peak usage times and as our solutions become more complex and our user traffic increases. If our app is unavailable when users attempt to access it or does not work as well as they expect, users may seek other solutions, and may not return to our offering as often in the future, or at all. This would negatively impact our ability to attract members, enterprises and professional organizations and increase engagement on our app. We expect to continue to make significant investments to maintain and improve app performance and to enable rapid releases of new features and products. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business and operating results may be harmed.

Ongoing antitrust litigation involving real estate brokerage firms, the National Association of Realtors (NAR) and related real estate industry participants, could result in material changes to the residential real estate market, which may present both opportunities for our business, and risks that are difficult to quantify.

Although we believe that our technology is likely to fare well amid industry disruption, we cannot provide assurance that this will be the case. Ongoing antitrust litigation (including any injunctive relief, appeals or settlements), either alone or in combination with related regulatory or governmental actions, or any resulting changes to competitive dynamics or consumer preferences, could materially adversely impact the structure of the industry, including by potentially changing brokerage commission structures in ways that disincentivize real estate agents, and potentially reducing the number of active real estate agents in the market particularly on the buyer agent side.

If we do not anticipate and prepare for such changes, or capitalize upon them, they may adversely affect our services and financial results.

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If our security measures are compromised, or if our apps or our platform is subject to attacks that degrade or deny the ability of members to access our solutions, members may curtail or stop use of our solutions.

Our solutions involve the storage and transmission of members’ information, some of which may be private, and security breaches could expose us to a risk of loss of this information, which could result in potential liability and litigation. Like all apps and websites, our app and our websites are vulnerable to computer viruses, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential information. If we experience compromises to our security that result in app/website performance or availability problems, the complete shutdown of our app, or the loss or unauthorized disclosure of confidential information, our members may lose trust and confidence in us, and decrease the use of our app or stop using our app in its entirety. Further, outside parties may attempt to fraudulently induce employees, members or customers to disclose sensitive information in order to gain access to our information or our members’ information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new members and increase engagement by existing members, cause existing members to close their accounts or existing customers to cancel their contracts, subject us to third-party lawsuits, regulatory fines or other action or liability, thereby harming our operating results.

Our core value of putting our members first may conflict with the short-term interests of our business.

One of our core values is to make decisions based on the best interests of our members, which we believe is essential to our success in increasing our member growth rate and engagement and in serving the best, long-term interests of the company and our shareholders. Therefore, in the past, we have forgone, and may in the future forgo, certain expansion or short-term revenue opportunities that we do not believe are in the best interests of our members, even if our decision negatively impacts our operating results in the short term. In addition, as part of our philosophy of putting our members first, as long as our members are adhering to our terms of service, this philosophy may cause disagreements, or negatively impact our relationships, with our existing or prospective customers. This could result in enterprises and professional organizations blocking access to our website or refusing to engage with our solutions. Our decisions may not result in the long-term benefits that we expect, in which case our member engagement, business and operating results could be harmed.

The number of our members is higher than the number of members who engage daily with our app, and a substantial majority of our app usage is by a minority of our members.

A substantial number of our members do not use our app on a daily basis, and a substantial majority of our app usage is generated by a minority of our members. If we are unable to increase the breadth and frequency of our visiting members, then our business may not grow as fast as we expect, which will harm our operating and financial results and may cause our stock price to decline. In addition, based upon the experience of other social network businesses, the number of registered members in our network may be higher than the number of actual members because some members may have multiple registrations. Given the challenges inherent in identifying these accounts, we do not have a reliable system to accurately identify the number of actual members, and thus we rely on the number of registered members as our measure of the size of our network.

If our members’ profiles are out-of-date, inaccurate or lack the information that users and customers want to see, we may not be able to realize the full potential of our network, which could adversely impact the growth of our business.

If our members do not update their information or provide accurate and complete information when they join Real Messenger or do not establish sufficient connections, the value of our network may be negatively impacted because our value proposition as a source of accurate and comprehensive data will be weakened. For example, customers of our real estate solutions may not find members that meet their qualifications or may misidentify a candidate as having such qualifications, which could result in mismatches that erode customer confidence in our solutions. Similarly, incomplete or outdated member information would diminish the ability of our marketing solutions customers to reach their target audiences and our ability to provide our customers with valuable insights. Therefore, we must provide features and products that demonstrate the value of our network to our members and motivate them to contribute additional, timely and accurate information to their profile and our network. If we fail to successfully motivate our members to do so, our business and operating results could be adversely affected.

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We process, store and use personal information and other data, which subjects us to governmental regulation and other legal obligations related to privacy, and our actual or perceived failure to comply with such obligations could harm our business.

We receive, store and process personal information and other member data, and we enable our members to share their personal information with each other and with third parties. There are numerous federal, state and local laws around the world regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other member data, the scope of which are changing, subject to differing interpretations, and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and are subject to the terms of our privacy policies and privacy-related obligations to third parties (including voluntary third-party certification bodies such as TRUSTe). We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection, to the extent possible. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other member data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our members and customers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as customers, vendors or developers, violate applicable laws or our policies, such violations may also put our members’ information at risk and could in turn have an adverse effect on our business.

Public scrutiny of Internet privacy issues may result in increased regulation and different industry standards, which could deter or prevent us from providing our current products and solutions to our members and customers, thereby harming our business.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet have recently come under increased public scrutiny. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain targeted advertising practices. In addition, the European Union is in the process of proposing reforms to its existing data protection legal framework, which may result in a greater compliance burden for companies with users in Europe. Various government and consumer agencies have also called for new regulation and changes in industry practices.

Artificial intelligence (AI) is a rapidly growing technology with the potential to transform many industries, but it also poses significant risks for our business.

Our solutions incorporate AI and the potential for unintended consequences is a major concern, as it could lead to unexpected disruptions in business operations, financial losses, and reputational damage. AI has the potential to rapidly disrupt established industries, business models and practices. Notwithstanding the powerful potential of this new technology, it entails substantial risks. These include the potential for bias in the data used to train AI systems. If the data used to train an AI system is biased, the resulting model may make inaccurate or unfair decisions, leading to negative consequences for our members and our business. Use of biased models could lead to regulatory fines and legal action for our members and potentially for our business. Another risk associated with AI is the potential for unintended consequences from the use of AI systems. This could include customers feeling misled by, or mistrustful of, our solutions. Although we regularly take steps to mitigate the risks posed by AI, such as by implementing robust governance and risk management processes for our AI systems, and regularly testing and monitoring their performance, we cannot provide assurance that we will successfully leverage their potential.

Our business, including our ability to operate and expand internationally, could be adversely affected if legislation or regulations are adopted, interpreted, or implemented in a manner that is inconsistent with our current business practices and that require changes to these practices, the design of our website, products, features or our privacy policy.

In particular, the success of our business has been, and we expect will continue to be, driven by our ability to responsibly use the data that our members share with us. Therefore, our business could be harmed by any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of data our members choose to share with us, or regarding the manner in which the express or implied consent of consumers for such use and disclosure is obtained. Such changes may require us to modify our products and features, possibly in a material manner, and may limit our ability to develop new products and features that make use of the data that our members voluntarily share with us.

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Our business is subject to a variety of U.S. and foreign laws, many of which are unsettled and still developing and which could subject us to claims or otherwise harm our business.

We are subject to a variety of laws in the United States and abroad, including laws regarding data retention, privacy and consumer protection, that are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly laws outside the United States. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. In addition, regulatory authorities around the world are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is also likely that as our business grows and evolves and our solutions are used in a greater number of countries, we will become subject to laws and regulations in additional jurisdictions. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject. See the discussion included in “Government Regulation” beginning on page 116 of this proxy statement.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain solutions, which would negatively affect our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business and operating results.

We expect our operating results to fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet the expectations of securities analysts or investors.

Our revenue and operating results could vary significantly from quarter-to-quarter and year-to-year and may fail to match our past performance because of a variety of factors, some of which are outside of our control. Any of these events could cause the market price of our Class A Ordinary Shares to fluctuate. Factors that may contribute to the variability of our operating results include:

●	the unproven nature of our business model;
●	our commitment to putting our members first even if it means forgoing short-term revenue opportunities;
●	the cost of investing in our technology infrastructure may be greater than we anticipate;
●	our ability to increase our member base and member engagement;
●	disruptions or outages in our website availability, actual or perceived breaches of privacy, and compromises of our member data;
●	the entrance of new competitors in our market whether by established companies or the entrance of new companies;
●	changes in our pricing policies or those of our competitors;
●	macroeconomic changes, in particular, deterioration in real estate markets, which would adversely impact sales of our solutions, or economic growth that does not lead to growth in real estate prices and activity, for instance growth coupled with increases in interest rates;
●	the timing and costs of expanding our sales organization and delays or inability in achieving expected productivity;
●	our ability to increase sales of our products and solutions to new customers and expand sales of additional products and solutions to our existing customers; and
●	general industry and macroeconomic conditions.

Given our short operating history and the rapidly evolving market of real estate-related apps, our historical operating results may not be useful to you in predicting our future operating results. As our revenue growth rate slows, we expect that the cyclicality and seasonality in our business may become more pronounced and may in the future cause our operating results to fluctuate. In addition, global economic concerns continue to create uncertainty and unpredictability and add risk to our future outlook. Sovereign debt issues and economic uncertainty in the United States and Europe and around the world raise concerns in markets important to our business. An economic downturn in any particular region in which we do business or globally could result in reductions in real estate activity and other adverse effects that could harm our operating results.

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We have implemented a disaster recovery program, which allows us to move production to a back-up data center in the event of a catastrophe. Although this program is functional, it does not yet provide a real-time back-up data center, so if our primary data center shuts down, there will be a period of time that the website will remain shut down while the transition to the back-up data center takes place.

Our systems are also vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks and similar events. Our U.S. corporate offices and certain of the facilities we lease to house our computer and telecommunications equipment are located in Southern California, a region known for seismic activity. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services.

We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our service as a result of system failures.

We expect that our costs will increase, such we may not be able to generate sufficient revenue to create and sustain profitability over the long term.

We expect our costs to increase in future periods, which could negatively affect our future operating results. In particular, in 2024, we plan to continue to invest for future growth, and as a result we do not expect to be profitable on a GAAP basis in 2024. We expect to continue to expend substantial financial and other resources on:

●	our technology infrastructure, including website architecture, development tools scalability, availability, performance and security, as well as disaster recovery measures;
●	product development, including investments in our product development team and the development of new features;
●	sales and marketing, including a significant expansion of our sales organization;
●	international expansion in an effort to increase our member base, engagement and sales; and
●	general administration, including legal and accounting expenses related to being a public company.

These investments may not result in increased revenue or growth in our business. If we fail to continue to grow our revenue and overall business, our operating results and business would be harmed.

We expect to face increasing competition in the market for online professional networks from social networking sites and Internet search companies, among others, as well as continued competition for customers of our hiring and marketing solutions.

We face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for online professional networks.

Our industry is evolving rapidly and is becoming increasingly competitive.

Larger and more established companies may focus on our market and could directly compete with us. Smaller companies, including application developers, could also launch new products and services that compete with us and that could gain market acceptance quickly. We also expect our existing competitors in the market for online real estate solutions to continue to focus on these areas. A number of these companies may have greater resources than us, which may enable them to compete more effectively. Additionally, users of social networks may choose to use, or increase their use of, those networks for their real estate activities, which may result in those users decreasing or eliminating their use of Real Messenger. Companies that currently focus on social networking could also expand their focus to professionals. We and other companies have historically established alliances and relationships with some of these companies to allow broader exposure to users and access to data online. We may also, in the future, establish alliances or relationships with other competitors or potential competitors. To the extent companies terminate such relationships and establish alliances and relationships with others, our business could be harmed. Specifically, we compete for members, enterprises and professional organizations as discussed below.

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The market for online solutions focused on real estate is established (in terms of widespread interest by industry participants and solutions) and yet rapidly evolving (in terms of changes in features offered). Other companies such as large real estate brokerages, Zillow, Facebook, Alphabet (Google), Microsoft and Twitter are developing or could develop competing solutions. Further, some of these companies are partnering with third parties to offer products and services that could compete with ours. Our competitors may announce new products, services or enhancements that better address changing industry standards or the needs of members and customers, such as mobile access. Any such increased competition could cause pricing pressure, loss of market share or decreased member engagement, any of which could adversely affect our business and operating results. Internet search engines could also change their methodologies in ways that adversely affect our ability to optimize our page rankings within their search results.

If we fail to effectively manage our growth, our business and operating results could be harmed.

We expect growth in our headcount and operations, which will place significant demands on our management and our operational and financial infrastructure. As of April 30, 2024, approximately 26% of our employees had been with us for less than one year and approximately 63% for less than two years. As we continue to grow, we must effectively integrate, develop and motivate new employees in various countries around the world, and we must maintain the beneficial aspects of our corporate culture. In particular, we intend to continue to make investments in our research and development, sales, and our international operations. To attract top talent, we have had to offer, and believe we will need to continue to offer, highly competitive compensation packages before we can validate the productivity of those employees. The risks of over-hiring or over-compensating and the challenges of integrating a growing employee base into our corporate culture are exacerbated by our international expansion. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs and successfully integrate our new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer, and our business and operating results could be adversely affected.

Additionally, if we do not effectively manage the growth of our business and operations, the quality of our solutions could suffer, which could negatively affect our brand, operating results and overall business. Further, we have made changes in the past, and will in the future make changes, to our features, products and services that our members or customers may not like, find useful or agree with. We may also decide to discontinue certain features, products or services, or charge for certain features, products or services that are currently free or increase fees for any of our features, products or services. If members or customers are unhappy with these changes, they may decrease their engagement on our site, or stop using features, products or services or the site generally. They may, in addition, choose to take other types of action against us such as organizing petitions or boycotts focused on our company, our website or any of our services, filing claims with the government or other regulatory bodies, or filing lawsuits against us. Any of these actions could negatively impact our member growth and engagement and our brand, which would harm our business. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls, and our reporting systems and procedures by, among other things:

●	improving our information technology infrastructure to maintain the effectiveness of our solutions;
●	enhancing information and communication systems to ensure that our employees and offices around the world are well-coordinated and can effectively communicate with each other and our growing base of members, enterprises and professional organizations;
●	enhancing our internal controls to ensure timely and accurate reporting of all of our operations; and
●	appropriately documenting our information technology systems and our business processes.

These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements effectively, our ability to manage our expected growth and comply with the rules and regulations that are applicable to publicly reporting companies will be impaired.

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Our international operations are subject to increased challenges and risks.

We expect to significantly expand our international operations in the future by expanding our offerings in new languages and possibly by opening offices in new countries. However, we have limited operating history, and our ability to manage our business and conduct our operations internationally requires considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute systems, regulatory systems and commercial infrastructures. International expansion will require us to invest significant funds and other resources. Expanding internationally may subject us to risks that we have either not faced before or increase risks that we currently face, including risks associated with:

●	recruiting and retaining talented and capable employees in foreign countries;
●	providing solutions across a significant distance, in different languages and among different cultures, including potentially modifying our solutions and features to ensure that they are culturally relevant in different countries;
●	increased competition from local websites and services, that provide online real estate solutions, who may also expand their geographic footprint;
●	compliance with applicable foreign laws and regulations;
●	longer payment cycles in some countries;
●	credit risk and higher levels of payment fraud;
●	compliance with anti-bribery laws including without limitation, compliance with the Foreign Corrupt Practices Act and the UK Anti-Bribery Act;
●	currency exchange rate fluctuations;
●	foreign exchange controls that might prevent us from repatriating cash earned outside the United States;
●	political and economic instability in some countries;
●	double taxation of our international earnings and potentially adverse tax consequences due to changes in the tax laws of the United States or the foreign jurisdictions in which we operate; and
●	higher costs of doing business internationally.

If our revenue from our international operations, and particularly from our operations in the countries and regions on which we have focused our spending, do not exceed the expense of establishing and maintaining these operations, our business and operating results will suffer.

Our business depends on a strong brand, and any failure to maintain, protect and enhance our brand would hurt our ability to retain or expand our base of members, enterprises and professional organizations, or our ability to increase their level of engagement.

We have developed a strong brand that we believe has contributed significantly to the success of our business. Our brand is predicated on the idea that individual professionals will find immense value in building and maintaining their professional identities and reputations on our platform. Maintaining, protecting and enhancing the “Real Messenger” brand is critical to expanding our base of members, enterprises, advertisers, corporate customers and other partners, and increasing their engagement with our website, and will depend largely on our ability to maintain member trust, be a technology leader and continue to provide high-quality solutions, which we may not do successfully. If we do not successfully maintain a strong brand, our business could be harmed.

We may not be able to successfully halt the operations of apps and websites that aggregate our data as well as data from other companies, including social networks, or copycat websites that have misappropriated our data in the past or may misappropriate our data in the future.

From time to time, third parties have misappropriated our data through website scraping, robots or other means and aggregated this data on their websites with data from other companies. In addition, “copycat” websites and apps have misappropriated data on our network and attempted to imitate our brand or the functionality of our website. When we have become aware of such occurrences, we have employed technological or legal measures in an attempt to halt their operations. However, we may not be able to detect all such occurrences in a timely manner and, even if we could, technological and legal measures may be insufficient to stop their operations. In some cases, particularly in the case of third parties operating outside of the United States, our available remedies may not be adequate to protect us against such websites. Regardless of whether we can successfully enforce our rights against these third parties, any measures that we may take could require us to expend significant financial or other resources.

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Failure to protect or enforce our intellectual property rights could harm our business and operating results.

We regard the protection of our trade secrets, copyrights, trademarks, trade dress, domain names and patents as critical to our success. In particular, we must maintain, protect and enhance the Real Messenger brand. We strive to protect our intellectual property rights by relying on foreign, federal, state and common law rights, as well as contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We pursue the registration of our domain names, trademarks, and service marks in the United States and in certain locations outside the United States. Effective trade secret, copyright, trademark, trade dress, domain name and patent prosecution is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. We are seeking to protect our trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful or which may not pursue in every location. We may, over time, increase our investment in protecting our innovations through increased patent filing that is expensive and time-consuming.

Litigation may be necessary to enforce our intellectual property rights, protect our respective trade secrets or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results. We may incur significant costs in enforcing our trademarks against those who attempt to imitate our “Real Messenger” brand. If we fail to maintain, protect and enhance our intellectual property rights, our business and operating results may be harmed and the market price of our Class A Ordinary Shares could decline.

We may in the future be subject to legal proceedings and litigation, including intellectual property and privacy disputes, which are costly to defend and could harm our business and operating results.

We may become party to lawsuits in the normal course of business. Litigation in general is often expensive and disruptive to normal business operations. We expect to face in the future, allegations and lawsuits that we have infringed the intellectual property and other rights of third parties, including patents, privacy, trademarks, copyrights and other rights. Litigation, and particularly the patent infringement and class action matters we may face, may be protracted and expensive, and the results are difficult to predict. Adverse outcomes may result in significant settlement costs or judgments, require us to modify our products and features while we develop non-infringing substitutes or require us to stop offering certain features.

In addition, we use open-source software in our solutions and will use open-source software in the future. From time to time, we may face claims against companies that incorporate open-source software into their products, claiming ownership of, or demanding release of, the source code, the open-source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open-source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our solutions, any of which would have a negative effect on our business and operating results.

Although the results of litigation and claims cannot be predicted with certainty, we do not believe that the final outcome of any matter that we currently face will have a material adverse effect on our business. However, there can be no assurance that our expectations will prove correct, and even if these matters are not resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or, resolve them, could harm our business, our operating results, our reputation or the market price of our Class A Ordinary Shares.

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If we do not continue to attract new customers, or if existing customers do not maintain their relationship with us, reduce their interaction with us, or fail to adopt or purchase additional solutions, we may not achieve our revenue projections, and our operating results would be harmed.

In order to grow our business, we must continually attract new members, sell additional solutions to existing members and retain members while maintaining their engagement. The success of our business will be highly correlated with the “network effect” that we and our members achieve. Having a large member network provides users confidence that Real Messenger is the best place for their real estate activities, and the best source of information on real estate opportunities of interest to them. A large member network creates a “domino effect” that inures to the benefit of Real Messenger and its members – namely, more members makes our solution more attractive to new users, resulting in a network effect that potentially strengthens our first-to-market advantage. However, despite the potential first-mover advantage of the Real Messenger network over other similar solutions, it is possible that real or perceived shortcomings in our network, or technological, regulatory or other developments, including the failure to implement planned changes, could result in a decline in popularity and acceptance of our network.

Our ability to do so depends in large part on the success of our sales and marketing efforts. We do not enter into long-term contracts with our members, and even if we do in future, they would likely be terminable on short notice. We have limited historical data with respect to rates of long-term member usage and retention, so we may not accurately predict future trends for any of these metrics.

We must demonstrate that our real estate solutions are an important tool for participants in the relevant real estate markets, and that our solutions provide them with access to desirable properties and to influential, affluent and highly educated audiences. However, potential members may not be familiar with our solutions or may prefer other more traditional products and services for their real estate needs.

The rate at which we expand our member base or increase our members’ renewal rates may decline or fluctuate because of several factors, including the prices of our solutions, the prices of products and services offered by our competitors, reduced hiring by our members or reductions in their hiring or marketing spending levels due to macroeconomic or other factors and the efficacy and cost-effectiveness of our solutions. If we do not attract new members or if our members do not renew their agreements for our solutions, renew on less favorable terms, or do not purchase additional functionality or offerings, our revenue may grow more slowly than expected or decline.

Ultimately, attracting new members and retaining existing members requires that we continue to provide high quality solutions that our members value. In particular, our real estate solutions members will discontinue their purchases of our solutions if we fail to effectively connect them with the properties they seek. Therefore we must continue to demonstrate to our members that using our solutions is the most effective and cost-efficient way to maximize their results. Even if our marketing solutions are providing value to our members, advertisers are sensitive to general economic downturns and reductions in consumer spending, among other events and trends, which generally results in reduced advertising expenditures and could adversely affect sales of our marketing solutions. If we fail to provide high quality solutions and convince members of our value proposition, we may not be able to retain existing members or attract new members, which would harm our business and operating results.

We depend on world class talent to grow and operate our business, and if we are unable to hire, retain and motivate our personnel, we may not be able to grow effectively.

Our future success will depend upon our continued ability to identify, hire, develop, motivate and retain world class talent. Our ability to execute efficiently is dependent upon contributions from all of our employees, in particular our senior management team. Key institutional knowledge remains with a small group of long-term employees and directors whom we may not be able to retain. We may not be able to retain the services of any of our long-term employees or other members of senior management in the future. We do not have employment agreements other than offer letters with any key employee, and we do not maintain key person life insurance for any employee. In addition, from time to time, there may be changes in our senior management team that may be disruptive to our business. If our senior management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be harmed.

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Our growth strategy also depends on our ability to expand and retain our organization with world class talent.

Identifying, recruiting, training and integrating qualified individuals will require significant time, expense and attention. In addition to hiring new employees, we must continue to focus on retaining our best talent. Competition for these resources is intense, particularly in California, where our headquarters and our Chief Data Officer (CDO) are located. If we are not able to effectively increase and retain our talent, our ability to achieve our strategic objectives will be adversely impacted, and our business will be harmed.

Enterprises or professional organizations, including governmental agencies, may restrict access to our solutions, which could lead to the loss or slowing of growth in our member base or the level of member engagement.

Our solutions depend on the ability of our members to access the Internet and our application. Enterprises or professional organizations, including governmental agencies, could block access to our application or the Internet generally for a number of reasons such as security or confidentiality concerns or regulatory reasons, or they may adopt policies that prohibit listing the employers’ names on their employees’ Real Messenger profiles in order to minimize the risk that employees will be contacted and hired by other employers. For example, the government of the People’s Republic of China has at times blocked access to other social networks in China, temporarily or permanently. We cannot assure you that the Chinese government will not block access to one or more of our features and products or our application in China for a longer period of time or permanently. As another example, governmental agencies and industry organizations with responsibility for regulating real estate brokerage and related professions (whether such regulation has the force of law or otherwise), may block or limit access to our application out of concern that our solution competes with established means of marketing real estate, and/or violates applicable law. If these entities block or limit access to our application or adopt policies restricting our members from providing us with accurate and up-to-date information, the value of our network could be negatively impacted, which would adversely affect our ability to offer compelling real estate solutions to our members.

Our growth depends in part on the success of our strategic relationships with third parties.

We anticipate that we will continue to depend on relationships with various third parties, including technology and content providers to grow our business. Identifying, negotiating and documenting relationships with third parties require significant time and resources, as does integrating third-party content and technology. Our agreements with technology and content providers and similar third parties are typically non-exclusive and do not prohibit them from working with our competitors or from offering competing services. Our competitors may be effective in providing incentives to these parties to favor their solutions or may prevent us from developing strategic relationships with these parties. In addition, these third parties may not perform as expected under our agreements with them, and we have had, and may in the future have, disagreements or disputes with these parties, which could negatively affect our brand and reputation. It is possible that these third parties may not be able to devote the resources we expect to the relationship. If we are unsuccessful in establishing or maintaining our relationships with these third parties, our ability to compete in the marketplace or to grow our revenue could be impaired, and our operating results would suffer. Even if we are successful, these relationships may not result in improved operating results.

If currency exchange rates fluctuate substantially in the future, the results of our operations, which are reported in U.S. dollars, could be adversely affected.

As we continue to expand our international operations, we become more exposed to the effects of fluctuations in currency exchange rates. We incur expenses for employee compensation and other operating expenses in Hong Kong and in the United States (in the local currency), and we expect that an increasing percentage of our international revenue will be from customers who pay us in currencies other than the U.S. dollar. Fluctuations in the exchange rates between the U.S. dollar and those other currencies could result in the dollar equivalent of such expenses being higher and/or the dollar equivalent of such foreign-denominated revenue being lower than would be the case if exchange rates were stable. This may result in losses on foreign currency exchange and could have a negative impact on our reported operating results. To date, we have not engaged in any hedging strategies, and any such strategies, such as forward contracts, options and foreign exchange swaps related to transaction exposures that we may implement to mitigate this risk may not eliminate our exposure to foreign exchange fluctuations.

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The intended tax benefits of our corporate structure and intercompany arrangements depend on the application of the tax laws of various jurisdictions and on how we operate our business.

Our corporate structure and intercompany arrangements, including the manner in which we develop and use our intellectual property and the transfer pricing of our intercompany transactions, are intended to reduce our worldwide effective tax rate. The application of the tax laws of various jurisdictions, including the United States, to our international business activities is subject to interpretation and depends on our ability to operate our business in a manner consistent with our corporate structure and intercompany arrangements. The taxing authorities of the jurisdictions in which we operate may challenge our methodologies for valuing developed technology or intercompany arrangements, including our transfer pricing, or determine that the manner in which we operate our business does not achieve the intended tax consequences, which could increase our worldwide effective tax rate and harm our financial position and results of operations.

The enactment of legislation Implementing changes in the U.S. taxation of international business activities or the adoption of other tax reform policies could materially impact our financial position and results of operations.

The current administration has made public statements indicating that it has made international tax reform a priority, and key members of the U.S. Congress have conducted hearings and proposed new legislation. Changes to U.S. tax laws, including limitations on the ability of taxpayers to claim and utilize foreign tax credits and the deferral of certain tax deductions until earnings outside of the United States are repatriated to the United States, as well as changes to U.S. tax laws that may be enacted in the future, could impact the tax treatment of our foreign earnings. Due to the large and expanding scale of our international business activities, any changes in the U.S. taxation of such activities may increase our worldwide effective tax rate and harm our financial position and results of operations.

We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to develop new features and products or enhance our existing solutions, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A Ordinary Shares. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be harmed.

We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected and corrected on a timely basis.

As described elsewhere in this proxy statement/prospectus, we have identified material weaknesses in our internal control over financial reporting as follows: (1) we lack sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address certain accounting issues, and prepare and review financial statements and related disclosures in accordance with U.S. GAAP and SEC reporting requirements; and (2) we lack comprehensive accounting policies and procedures manual in accordance with U.S. GAAP.

We intend to take a number of measures to remediate these material weakness, including without limitation:

- Appointing three independent director nominees who have extensive U.S. public company experience to serve on our board of directors.

- Establishing appropriate internal audit functions by engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley Act (SOX) compliance requirements and improvement of overall internal controls;

- Hiring additional qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen our financial reporting function and to establish and maintain an appropriate financial and system control framework;

- Implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; and

- Review additional options to strengthen corporate governance.

We plan to take the first remediation measure upon effectiveness of the registration statement on Form F-4, and the remaining remediation measures as soon as practicable but in any case within a reasonable period after the effectiveness of this registration statement.

However, if we are unable to remediate these material weaknesses in a timely manner or if we identify additional material weaknesses, we may be unable to provide required financial information in a timely or reliable manner and we may incorrectly report financial information. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the SEC, Nasdaq or other regulatory authorities. In such a case, there could be a material adverse effect on our business.

The existence of material weaknesses or significant deficiencies in internal control over financial reporting could adversely affect our reputation or investor perceptions of us, which could have a negative effect on the trading price of our stock. In addition, we may incur additional costs to remediate the material weakness in our internal control over financial reporting.

We can give no assurance that the measures we intend to take will remediate the material weaknesses identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls or otherwise.

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We may face litigation and other risks as a result of the material weaknesses in our internal control over financial reporting.

As a result of the material weaknesses described above, we face potential litigation or other disputes, which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from, among others, the material weakness in our internal control over financial reporting and the preparation of our financial statements. As of the date of this proxy statement/prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future.

Risks Related to Doing Business in China and/or Hong Kong

Real Messenger’s operations are headquartered in California. The initial focus of its business is on the U.S. market and it does not expect to generate revenues in China (including Hong Kong and Macau). Therefore, the NOVA Board does not consider that Real Messenger has its principal business operations in China (including Hong Kong and Macau). However, the majority of Real Messenger’s development team is located in Hong Kong and all of its board members currently reside in Hong Kong. It also has two Hong Kong subsidiaries: Real Corporation Limited, which houses the majority of its development team; and HOHOJO.com Limited, which is dormant company that holds certain deferred tax losses and conducts no operations whatsoever. Although Hong Kong, a Special Administrative Region of China, has its own governmental and legal system that is independent from China under “One Country, Two Systems” policy, it is uncertain whether in the future the PRC government will exert substantial influence, discretion, oversight, and control over the manner in which Hong Kong-based entities must conduct their business activities. As a result, the legal and operational risks associated with operating in China also apply to Real Messenger’s operations in Hong Kong.

China’s or Hong Kong’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.

Our business, financial condition, results of operations, prospects and certain transactions we may undertake are subject to economic, political and legal developments in Hong Kong and/or China.

Although Hong Kong has a separate legal and government system from China and has a market economy that is different from the planned economy in China, there is no guarantee that Hong Kong’s legal, governmental and economic systems will remain separate from those of China. China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although China’s economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

Our business is subject to complex and rapidly evolving laws and regulations in the PRC. The Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our securities.

The PRC government has the power to exercise significant oversight and discretion over the conduct of our business, and the regulations to which we are subject may change rapidly and with little notice to us or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

● Delay or impede our development,

● Result in negative publicity or increase our operating costs,

● Require significant management time and attention, and

● Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

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The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected, and the value of PubCo’s Ordinary Shares could be materially adversely affected.

Uncertainties with respect to the PRC legal system, including uncertainties regarding the enforcement of laws, and sudden or unexpected changes in laws and regulations in China could adversely affect us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

The PRC government has significant oversight and discretion over the conduct of a PRC company’s business and may intervene with or influence its operations at any time as the government deems appropriate to further regulatory, political and societal goals. The PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect the business, financial condition and results of operations of our Hong Kong subsidiaries. Uncertainties regarding the enforcement of laws and the fact that rules and regulations in China can change quickly with little advance notice, along with the risk that the Chinese government may intervene or influence our operations at any time, could result in a material change in our operations and/or the value of PubCo’s securities.

If the Chinese government were to impose new requirements for approval from the PRC authorities to issue PubCo’s securities to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including the Business Combination.

The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the “M&A Rules,” adopted by the Chinese government requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. Since these statements and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement is unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities.

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To the best of our knowledge, on the basis that Real Messenger does not have any business operations in mainland China, the Business Combination is not subject to any registration or filing with the CSRC under the Trial Measures. However, our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or become worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if (i) we or our subsidiaries do not receive or maintain such filings, permissions or approvals required by the PRC government, (ii) we inadvertently conclude that such filings, permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such filings, permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental occurs with little advance notice. Since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

According to the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Administration Provisions”) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (the “Measures”), only new initial public offerings and refinancings by existing overseas listed Chinese companies will be required to go through the filing process with PRC administrations; other existing overseas listed companies will be allowed sufficient transition period to complete their filing procedure. It is uncertain when the Administration Provisions and the Measures will take effect or if they will take effect as currently drafted.

To the best of our knowledge, on the basis that Real Messenger does not have any business operations in mainland China, (1) we and our subsidiaries are not required to obtain permission or approval from Chinese authorities to operate our business and to offer the securities being registered to foreign investors, (2) neither we nor our subsidiaries have applied for any permission or approval from Chinese authorities, including CSRC and CAC and we have not received or been denied such permissions by any PRC authorities, and (3) neither we nor our subsidiaries are covered by permissions requirements from the CSRC, CAC or any other governmental agency that is required to approve our operations or the Business Combination. As of the date of this proxy statement/prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to the Business Combination from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for the Business Combination, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt the Business Combination before settlement and delivery of PubCo’s securities. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for the Business Combination, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Moreover, if (1) we are required to but do not receive or maintain approvals from the PRC authorities, (2) we inadvertently conclude that such approvals are not required, or (3) applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, or to fines or penalties, and/or we may be ordered to suspend our relevant operations and rectify any non-compliance, or prohibited from engaging in relevant business or conducting any offering or business combination; and these risks could result in a material adverse change in our operations, significantly limit or completely hinder PubCo’s ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

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The Chinese government may exert substantial influence over the manner in which we must conduct our business activities, and may intervene or influence our operations at any time, which could result in a material change in our operations and/or cause the value of PubCo’s securities to significantly decline or become worthless.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Despite the current Hong Kong legal environment of “One Country, Two Systems,” if such policy extends to cover Hong Kong, Real Messenger’s ability to operate in Hong Kong may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

We could be subject to regulations by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. If the PRC government initiates an investigation into us at any time alleging us violation of cybersecurity laws, anti-monopoly laws, and securities offering rules in China in connection with the Business Combination, we may have to spend additional resources and incur additional time delays to comply with the applicable rules, and our business operations will be affected materially and any such action could cause the value of our securities to significantly decline or become worthless. Any of the above could result in a material change in our operations and/or cause the value of PubCo’s securities to significantly decline or become worthless.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. The PRC has recently promulgated new rules that require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that will significantly tighten oversight over China-based internet giants. The Measures for Cybersecurity Review (2021 version) was promulgated on December 28, 2021 and became effective on February 15, 2022. These measures specify that any “online platform operators” controlling the personal information of more than one million users which seek to list on a foreign stock exchange are subject to prior cybersecurity review.

To the best of our knowledge, on the basis that Real Messenger does not have any business operations in mainland China, the Business Combination is not subject to the review or prior approval of the CAC or the CSRC and we and our subsidiaries are not covered by such permissions requirements. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or become worthless.

U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our Hong Kong subsidiaries.

Any disclosure of documents or information located in China by foreign agencies may be subject to jurisdiction constraints and must comply with China’s state secrecy laws, which broadly define the scope of “state secrets” to include matters involving economic interests and technologies. There is no guarantee that requests from U.S. federal or state regulators or agencies to investigate or inspect our Hong Kong subsidiaries could be honored by us, by entities who provide services to us or with whom we associate in China, without violating PRC legal requirements.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in Hong Kong, based on United States or other foreign laws, against us, our directors, executive officers or experts named in this prospectus. Therefore, you may not be able to enjoy the protection of such laws in an effective manner.

PubCo is a Cayman Islands company. Real Messenger currently conducts a portion of its operations in Hong Kong and has assets that are located in Hong Kong.  Moreover, a majority of PubCo’s executive officers and directors will reside in and/or have significant ties to Hong Kong. As a result, it may be difficult or impossible for shareholders to bring an action against us or against these individuals in Hong Kong in the event that you believe that your rights have been infringed under the securities laws of the United States or otherwise.

In addition, uncertainty also exists as to whether the courts of Hong Kong would recognize or enforce judgments of U.S. courts obtained against us or our officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Hong Kong against us or such persons predicated upon the securities laws of the United States or any state thereof.

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Risks Related to PubCo’s Corporate Structure

In the event that PubCo relies on dividends and other distributions on equity paid by its Hong Kong subsidiaries to fund any cash and financing requirements it may have, any limitation on the ability of the Hong Kong subsidiaries to make payments to PubCo could have a material and adverse effect on its ability to conduct its business.

In general, PRC companies’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit a PRC company to pay dividends to its shareholders only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. If a PRC company incurs debt on its own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to its parent. The PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Any limitation on the ability of PubCo’s Hong Kong subsidiaries to pay dividends or make other distributions to PubCo could materially and adversely limit PubCo’s ability to grow, make investments or acquisitions that could be beneficial to PubCo’s business, pay dividends, or otherwise fund and conduct its business.

To the extent cash or assets in PubCo’s business is in Hong Kong or in its Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on PubCo’s ability or the ability of its subsidiaries by the PRC government to transfer cash or assets.

PubCo may in the future depend on dividends and other distributions on equity paid by its Hong Kong subsidiaries or depend on its assets located in China or Hong Kong for its cash and financing requirements. The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Shortages in availability of foreign currency may then restrict the ability of PubCo’s subsidiaries to remit sufficient foreign currency to its offshore entities for its offshore entities to pay dividends or make other payments or otherwise to satisfy its foreign-currency-denominated obligations. Therefore, to the extent cash or assets in PubCo’s business is in the PRC or Hong Kong or in the Hong Kong subsidiaries, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on PubCo’s ability or the ability of PubCo’s subsidiaries by the PRC government to transfer cash or assets.

The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by the State Administration of Foreign Exchange of the PRC (“SAFE”) for cross-border transactions. Any limitation on the ability of the Hong Kong subsidiaries to pay dividends or make other kinds of payments to PubCo could materially and adversely limit its ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends or otherwise fund and conduct its business.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to PubCo’s Hong Kong subsidiaries, which could materially and adversely affect PubCo’s liquidity and its ability to fund and expand its business.

Any funds transfer to a PRC subsidiary, either as a shareholder loan or as an increase in registered capital, are subject to approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign-invested enterprises, or FIEs, in China, capital contributions to a PRC company are subject to the approval of or filing with the Ministry of Commerce, or MOFCOM or its local branches and registration with a local bank authorized by the State Administration of Foreign Exchange, or SAFE. In addition, (i) a foreign loan of less one year duration procured by a PRC company is required to be registered with SAFE or its local branches and (ii) a foreign loan of one year duration or more procured by a PRC company is required to be applied to the NDRC in advance for undergoing recordation registration formalities. Any medium or long-term loan to be provided to a PRC company, must be registered with the NDRC and the SAFE or its local branches. If such regulations are applied to PubCo’s Hong Kong subsidiaries in the future, we may not be able to complete such registrations on a timely basis, with respect to future capital contributions or foreign loans by PubCo to the Hong Kong subsidiaries.

Currently the Hong Kong subsidiaries do not need to obtain approval from or register with governmental authorities in China or in Hong Kong in order to raise capital, but it is unclear if the PRC or Hong Kong authorities will in the future interpret the abovementioned regulations in a way that will subject Hong Kong companies to the same restrictions as a PRC company. If the abovementioned regulations is applied by the authorities to the Hong Kong subsidiaries, PubCo’s ability to capitalize our operations through the Hong Kong subsidiaries may be negatively affected, which could adversely affect PubCo’s liquidity and its ability to fund and expand its business.

Risks Related to Nova Vision and the Business Combination

Nova Vision will be forced to liquidate the Trust Account if it cannot consummate a business combination by August 10, 2024, or by February 10, 2025, if the proposals to extend the business combination period are approved by the shareholders at the upcoming annual general meeting, as described in more detail in this proxy statement/prospectus (the “Combination Period”); in such event, Nova Vision’s public shareholders will receive $[    ] per share and the NOVA Warrants and NOVA Rights will expire worthless.

Nova Vision currently has until August 10, 2024 to complete a business combination. However, it expects to hold an annual meeting of shareholders on August 6, 2024, at which proposals will be put forward for the shareholders to approve, among other things, amendments to Nova Vision’s amended the amended and restated memorandum and articles of association and the investment management trust agreement to allow Nova Vision to further extend the date by which the Company has to consummate a business combination six (6) times for an additional one (1) month each time from August 10, 2024 to February 10, 2025 by depositing into the trust account the lesser of (a) $15,000 and (b) an aggregate amount that equals to $0.03 multiplied by the number of issued and outstanding NOVA Ordinary Shares issued in its IPO that has not been redeemed for each one-month extension. There is no guarantee that such proposals will be duly approved.

If Nova Vision is unable to complete a business combination within the Combination Period, and is forced to liquidate, the initial per-share liquidation distribution will be [$*], plus interest earned on amounts held in trust that have not been used to pay for taxes. Furthermore, there will be no distribution with respect to the NOVA Warrants and NOVA Rights, which will expire worthless as a result of Nova Vision’s failure to complete a business combination.

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Nova Vision does not have a specified maximum redemption threshold in Nova Vision’s current third amended and restated memorandum and articles of association. The absence of such a redemption threshold may make it possible for Nova Vision to consummate the Business Combination, in connection with which a substantial majority of Nova Vision’s public shareholders may redeem their Public Shares.

Nova Vision’s current third amended and restated memorandum and articles of association do not provide a specified maximum redemption threshold, except that (i) Nova Vision will not redeem the Public Shares in an amount that would cause Nova Vision’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination (such that it will not be subject to the SEC’s “penny stock” rules) and (ii) no shareholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Public Shares may exercise such redemption right with respect to more than 15% of the Public Shares without Nova Vision’s prior consent. If the Nova Vision shareholders approve the NTA Requirement Amendment Proposal, and the parties to the Merger Agreement agree to waive Section 10.1(h) of the Merger Agreement which will remove the restriction set forth in clause (i) of the preceding sentence, this may make it possible for Nova Vision to consummate the Business Combination, in connection with which a substantial majority of Nova Vision’s public shareholders may redeem their Public Shares.

If, however, the parties to the Merger Agreement fail to waive Section 10.1(h) of the Merger Agreement, or if the Nova Vision shareholders fail to approve the NTA Requirement Amendment Proposal, then the restriction set forth in clause (i) of the preceding paragraph will remain in effect, and Nova Vision may not be able to consummate the Business Combination in the event that a substantial majority of Nova Vision’s public shareholders redeem their shares before the Business Combination. The parties to the Merger Agreement have not yet agreed to enter into to such a waiver.

If the NTA Requirement Amendment Proposal (Proposal No. 6) is approved, PubCo can avoid the “penny stock rules” by either (1) having net tangible assets of at least $5,000,001 (the “NTA Rule”) or (2) listing its ordinary shares on the Nasdaq Stock Market (Rule 3a51-1(a)(2) or the “Exchange Rule”). If PubCo does not have net tangible assets of at least $5,000,001 and is unable to list PubCo’s ordinary shares on Nasdaq, then PubCo may be required to comply with the “penny stock rules” and this could affect the market for PubCo securities and the ability of PubCo to raise capital following the Business Combination.

The NTA Requirement Amendment Proposal (Proposal No. 6) seeks to amend the Nova Vision third amended and restated memorandum and articles of association to remove the requirement that Nova Vision have net tangible assets of at least $5,000,001 at the closing of the Business Combination. As disclosed in Nova Vision’s IPO prospectus, because the net proceeds of the IPO were to be used to complete an initial business combination with a target business that had not been selected at the time of the IPO, Nova Vision may be deemed to be a “blank check company.” Under Rule 419 of the Securities Act the term “blank check company” means a company that (i) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (ii) is issuing “penny stock,” as defined in Rule 3a51-1 under the Exchange Act. Rule 3a51-1 sets forth that that term “penny stock” shall mean any equity security, unless it fits within certain enumerated exclusions including (1) the company has net tangible assets of at least $5,000,001 (the “NTA Rule”) or (2) the company is listed on the Nasdaq Stock Market (Rule 3a51-1(a)(2)) (the “Exchange Rule”). Nova Vision and/or PubCo may avoid being deemed a penny stock issuer in reliance upon the NTA Rule or the Exchange Rule.

Nova Vision is asking its shareholders to vote on the NTA Requirement Amendment Proposal now, because PubCo may not be able to satisfy the NTA Rule. If the Nova Shareholders approve the NTA Requirement Amendment Proposal, and the parties to the Merger Agreement waive the requirements of Section 10.1(h) of the Merger Agreement, which currently requires that PubCo have at least $5,000,001 in net tangible assets as of the Closing, then this requirement no longer will be applicable to the Business Combination. The parties to the Merger Agreement have not yet agreed to waive the condition in Section 10.1(h) of the Merger Agreement.

If PubCo is not able to list its ordinary shares on Nasdaq, PubCo’s ordinary shares would likely then trade only in the over-the-counter market and the market liquidity of shares could be adversely affected and their market price could decrease. If PubCo’s ordinary shares were to trade on the over-the-counter market, selling PubCo’s ordinary shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for PubCo; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for PubCo’s ordinary shares and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for PubCo.

If the NTA Requirement Amendment Proposal (Proposal No. 6) is approved, and the parties to the Merger Agreement agree to waive Section 10.1(h) thereof, and PubCo fails to have net tangible assets of at least $5,000,001 and PubCo is unable to list its ordinary shares on Nasdaq, then PubCo may be required to comply with the “penny stock rules” and this could negatively affect the market for PubCo securities and the ability of PubCo to raise capital following the Business Combination.

If the NTA Requirement Amendment Proposal (Proposal No. 6) is approved and PubCo fails to have net tangible assets of at least $5,000,001, but PubCo is able to list PubCo’s ordinary shares on Nasdaq, this would permit PubCo to avoid compliance with the “penny stock rules” and could affect our cash position following the Business Combination.

If the NTA Requirement Amendment Proposal (Proposal No. 6) is approved, and the parties to the Merger Agreement agree to waive Section 10.1(h) thereof, there can be no guarantee that PubCo will have net tangible assets of at least $5,000,001 immediately following the closing of the Business Combination, because PubCo can avoid being required to comply with the “penny stock rules” by listing PubCo’s ordinary shares on Nasdaq. Having net tangible assets of at least $5,000,001 is preferable to the alternative of having a lower amount of net tangible assets. PubCo may not have net tangible assets of at least $5,000,001 immediately following the closing of the Business Combination. Notwithstanding the foregoing, we do not expect the approval of the NTA Requirement Amendment Proposal to have a material adverse effect on PubCo’s cash position following the closing of the Business Combination. It is anticipated that following the Business Combination, PubCo can and will be financed with cash flow from operations and equity and debt financings.

There is no guarantee that a shareholder’s decision whether to redeem its Public Shares for a pro rata portion of the Trust Account will put such shareholder in a better future economic position.

Nova Vision can give no assurance as to the price at which a shareholder may be able to sell its Public Shares in the future following the consummation of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price of PubCo and may result in a lower value realized upon redemption than a shareholder of Nova Vision might realize in the future had the shareholder not redeemed its Public Shares. Similarly, if a shareholder does not redeem its Public Shares, the shareholder will bear the risk of ownership of PubCo Ordinary Shares after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares of PubCo Ordinary Shares in the future for a greater amount than the redemption price paid in connection with the redemption of the Public Shares in connection with the consummation of the Business Combination. A shareholder should consult the shareholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Nova Vision’s shareholders who attempted to redeem their Public Shares may be unable to sell their Public Shares when they wish in the event that the Business Combination is not consummated.

If Nova Vision requires public shareholders who wish to redeem their Public Shares in connection with the consummation of the Business Combination to comply with specific requirements for redemption as described in this proxy statement/prospectus and the Business Combination is not consummated, Nova Vision will promptly return such certificates to its public shareholders. Accordingly, public shareholders who attempted to redeem their Public Shares in such a circumstance will be unable to sell their Public Shares in the event that the Business Combination is not consummated until Nova Vision has returned their Public Shares to them. The market price for shares of the NOVA Ordinary Shares may decline during this time and you may not be able to sell your Public Shares when you wish, even while other shareholders that did not seek redemption may be able to sell their NOVA Ordinary Shares.

You must tender your NOVA Ordinary Shares in order to validly seek redemption at the Extraordinary General Meeting.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Nova Vision’s transfer agent by two business days before the Extraordinary General Meeting, or deliver your NOVA Ordinary Shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System, which election would likely be determined based on the manner in which you hold your NOVA Ordinary Shares. The requirement for physical or electronic delivery by two business days before the Extraordinary General Meeting ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.

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The market price of our ordinary shares after the business combination may be subject to downward pressure due to redemptions NOVA Ordinary Shares, exercises of outstanding options, or from additional issuances of our NOVA Ordinary Shares.

After the closing of the IPO, Nova Vision has held two annual meetings. In connection with the extension proposal voted on during the annual meetings, Nova Vision granted public shareholders the right to redeem their shares. As of the date of this proxy statement/prospectus, 4,199,703 Public Shares have been redeemed, with 1,550,297 Public Shares currently issued and outstanding.

In relation to the business combination, Nova Vision could potentially experience further redemptions prior to the Extraordinary General Meeting. These additional redemptions might have an impact on our ability to finance the post-combination company, including the possibility that Nova Vision may not be able to secure additional capital on favorable terms. If Nova Vision were to complete one or more capital-raising transactions, the existing holders of Nova Vision Ordinary Shares would experience dilution.

The potential issuance of additional shares of PubCo Ordinary Shares could potentially exert an adverse effect on the market price of our PubCo Ordinary Shares.

If third parties bring claims against Nova Vision, the proceeds held in trust could be reduced and the per-share liquidation price received by Nova Vision’s shareholders may be less than [$*].

Nova Vision’s placing of funds in the Trust Account may not protect those funds from third party claims against Nova Vision. Although Nova Vision has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Nova Vision’s public shareholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of Nova Vision’s public shareholders. The Sponsor has agreed that, if Nova Vision liquidates the Trust Account prior to the consummation of a business combination and distributes the proceeds held therein to its public shareholders, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Nova Vision for services rendered or contracted for or products sold to Nova Vision in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Nova Vision cannot assure you that the Sponsor will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for Nova Vision’s shareholders may be less than [$*] due to such claims.

Additionally, if Nova Vision is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Nova Vision’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the Trust Account, Nova Vision may not be able to return [$*] per share to Nova Vision’s public shareholders.

Any distributions received by Nova Vision’s shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Nova Vision was unable to pay its debts as they fell due in the ordinary course of business and the value of its assets does not exceed its liabilities.

Nova Vision’s third amended and restated memorandum and articles of association provides that in the event Nova Vision does not consummate a Business Combination before August 10, 2024, Nova Vision shall cease all operations except for the purpose of winding up.

If Nova Vision is unable to consummate a transaction within the Combination Period ending on August 10, 2024, upon notice from Nova Vision, the trustee of the Trust Account will distribute the amount in its Trust Account to Nova Vision’s public shareholders. Concurrently, Nova Vision shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although Nova Vision cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor has agreed that, if Nova Vision liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Nova Vision for services rendered or contracted for or products sold to Nova Vision in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Nova Vision cannot assure you that the liquidator will not determine that he or she requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Nova Vision also cannot assure you that a creditor or shareholder will not file a petition with the Cayman Islands court which, if successful, may result in its liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of Nova Vision’s assets to its public shareholders.

Thereafter, Nova Vision’s sole business purpose will be to voluntarily liquidate and dissolve in accordance with BVI law. In such a situation under BVI law, a liquidator would be appointed and, subject to the terms of the required plan of liquidation, the liquidator would give notice to creditors of his or her intention to make a distribution by notifying known creditors (if any) and by placing a public advertisement. However, in practice the procedure to be followed by the liquidator will be subject to the terms of the plan of liquidation and the memorandum and articles of association of Nova Vision and the mentioned notice may not necessarily delay the distribution of assets particularly if the liquidator is satisfied that no creditors would be adversely affected as a consequence of a distribution before this time period has expired. In practice, as soon as the affairs of Nova Vision are fully-wound up, the liquidator would normally lay a final report and accounts before the shareholders of Nova Vision at the completion of the liquidation of Nova Vision as part of the liquidation plan. Once the liquidator has concluded the affairs of Nova Vision, the liquidator must file a statement of completion to the BVI Registrar of Corporate Affairs. The BVI Registrar will then strike Nova Vision off the Register of Companies and issue a certificate of dissolution, and the dissolution of Nova Vision is effective from the date of the issue of the certificate of dissolution. It is Nova Vision’s intention to liquidate the Trust Account to its public shareholders as soon as reasonably possible and Nova Vision’s Initial Shareholders have agreed to take any such action necessary to liquidate the Trust Account and to dissolve Nova Vision as soon as reasonably practicable if Nova Vision does not complete a business combination within the Combination Period. Pursuant to Nova Vision’s Current Charter, failure to consummate a business combination by August 10, 2024, will trigger its automatic winding up.

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If Nova Vision is forced to enter into an insolvent liquidation, any distributions received by Nova Vision shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, Nova Vision was unable to pay its debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by Nova Vision shareholders. Furthermore, the Nova Vision Board may be viewed as having breached its fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and Nova Vision to claims of damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. Nova Vision cannot assure you that claims will not be brought against it for these reasons.

Because PubCo will become a public reporting company by means other than a traditional underwritten initial public offering, PubCo’s shareholders may face additional risks and uncertainties.

Because PubCo will become a public reporting company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the PubCo Ordinary Shares, and, accordingly, PubCo’s shareholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews often include an independent third-party investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Because there is no independent third-party underwriter selling PubCo Ordinary Shares, Nova Vision’s shareholders must rely on the information included in this proxy statement/prospectus. Although Nova Vision performed a due diligence review and investigation of Real Messenger in connection with the Business Combination, the lack of an independent third-party due diligence review and investigation increases the risk of investment in PubCo because it may not have uncovered facts that would be important to a potential investor.

In addition, because PubCo will not become a public reporting company by means of a traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of PubCo. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of PubCo than they might if PubCo became a public reporting company by means of a traditional underwritten initial public offering, because they may be less familiar with PubCo as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for PubCo Ordinary Shares could have an adverse effect on PubCo’s ability to develop a liquid market for PubCo Ordinary Shares. See “Risk Factors — Risks Related to PubCo’s Securities — If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.”

The Initial Shareholders have agreed to vote in favor of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals described in this proxy statement/prospectus, regardless of how Nova Vision’s public shareholders vote.

Unlike many other blank check companies in which the Initial Shareholders agree to vote their shares in accordance with the majority of the votes cast by Nova Vision’s public shareholders in connection with an initial business combination, the Initial Shareholders have agreed to vote any shares of Nova Vision Ordinary Share owned by them in favor of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals described in this proxy statement/prospectus. As of the date of this proxy statement/prospectus, the Initial Shareholders own [    ]% of the issued and outstanding NOVA Ordinary Shares. The Initial Shareholders have agreed to vote any NOVA Ordinary Shares owned by them in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal and, accordingly, we would need only [    ], or [    ]%, of the [    ] Public Shares to be voted in favor of the Redomestication Merger Proposal, and only [    ], or [    ]%, of the [    ] Public Shares to be voted in favor of the Acquisition Merger Proposal in order to have them approved (assuming that only a quorum was present at the meeting). As a result, it is more likely that the necessary shareholder approval will be received for the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals than would be the case if the Initial Shareholders agreed to vote any NOVA Ordinary Shares owned by them in accordance with the majority of the votes cast by Nova Vision’s public shareholders. While the Initial Shareholders have agreed to vote their shares in favor of the Redomestication Merger Proposal and the Acquisition Merger Proposal, shareholders should consider that the Initial Shareholders may have interests that are different from, or in addition to, those of other shareholders, and may be incentivized to complete the Business Combination even if it is with a less favorable target company or on less favorable terms, rather than liquidate. See “Nova Vision’s directors and officers may have certain conflicts in determining to recommend the acquisition of Real Messenger, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.”

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Nova Vision has identified material weaknesses in its internal control over financial reporting. These material weaknesses could adversely affect its ability to report its results of operations and financial condition accurately and in a timely manner.

Nova Vision’s management is responsible for establishing and maintaining adequate internal controls over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP.

Disclosure Controls

Disclosure controls are procedures that are designed with the objective of ensuring that information required to be disclosed in Nova Vision’s reports filed under the Exchange Act is recorded, processed, summarized, and reported within the time period specified in the SEC’s rules and forms. Disclosure controls are also designed with the objective of ensuring that such information is accumulated and communicated to Nova Vision’s management, including the chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. Nova Vision’s management evaluated, with the participation of its current chief executive officer and chief financial officer (the “Certifying Officers”), the effectiveness of its disclosure controls and procedures as of December 31, 2022, pursuant to Rule 13a-15(b) under the Exchange Act. Based upon that evaluation, Nova Vision’s Certifying Officer concluded that, as of December 31, 2022, its disclosure controls and procedures were not effective due to the material weakness in its internal control over financial reporting related to a lack of accounting staff with appropriate knowledge of U.S. GAAP and SEC reporting. As a result, Nova Vision performed additional analysis as deemed necessary to ensure that its financial statements were prepared in accordance with U.S. generally accepted accounting principles. Accordingly, management believes that the financial statements included in this proxy statement/prospectus present fairly, in all material respects, Nova Vision’s financial position, result of operations and cash flows of the periods presented.

Nova Vision does not expect that its disclosure controls and procedures will prevent all errors and all instances of fraud. Disclosure controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the disclosure controls and procedures are met. Further, the design of disclosure controls and procedures must reflect the fact that there are resource constraints, and the benefits must be considered relative to their costs. Because of the inherent limitations in all disclosure controls and procedures, no evaluation of disclosure controls and procedures can provide absolute assurance that Nova Vision has detected all its control deficiencies and instances of fraud, if any. The design of disclosure controls and procedures also is based partly on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Internal Control Over Financial Reporting

As required by SEC rules and regulations implementing Section 404 of the Sarbanes-Oxley Act (as defined in Rules 13a-15(e) and 15- d-15(e) under the Securities Exchange Act of 1934, as amended), Nova Vision’s management is responsible for establishing and maintaining adequate internal control over financial reporting. Nova Vision’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of its financial statements for external reporting purposes in accordance with GAAP. Nova Vision’s internal control over financial reporting includes those policies and procedures that:

(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company,

(2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that Nova Vision’s receipts and expenditures are being made only in accordance with authorizations of its management and directors, and

(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Nova Vision’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect errors or misstatements in Nova Vision’s financial statements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree or compliance with the policies or procedures may deteriorate. Management assessed the effectiveness of its internal control over financial reporting at December 31, 2022. In making these assessments, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework (2013). Based on its assessments and those criteria, management determined that Nova Vision’s internal control over financial reporting as of December 31, 2022 was not effective due to material weakness identified related to a lack of accounting staff with appropriate knowledge of U.S. GAAP and SEC reporting.

Nova Vision will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination.

Nova Vision is not required to obtain an opinion from an independent investment banking or accounting firm that the price Nova Vision is paying in connection with the Business Combination is fair to Nova Vision from a financial point of view. The Nova Vision Board did not obtain a third-party valuation or fairness opinion in connection with its initial determination to approve and recommend the Business Combination. Accordingly, Nova Vision’ public shareholders will be relying solely on the judgment of the Nova Vision Board in valuing Real Messenger’s business and assuming the risk that the Nova Vision Board may not have properly valued the Business Combination.

Shareholder litigation and regulatory inquiries and investigations are expensive and could harm Nova Vision’s business, financial condition and results of operations and could divert management attention.

In the past, securities class action litigation and/or shareholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any shareholder litigation and/or regulatory investigations against Nova Vision, whether or not resolved in Nova Vision’s favor, could result in substantial costs and divert Nova Vision’s management’s attention from other business concerns, which could adversely affect Nova Vision’s business, financial condition and results of operations and the ultimate value the Nova Vision’s shareholders receive as a result of the consummation of the Business Combination.

If Nova Vision’s due diligence investigation of Real Messenger was inadequate, then Nova Vision shareholders following the Business Combination could lose some or all of their investment.

Even though Nova Vision conducted a due diligence investigation of Real Messenger, it cannot be sure that this diligence uncovered all material issues that may be present inside Real Messenger or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Real Messenger and its business and outside of its control will not later arise. If Nova Vision’s due diligence investigation of Real Messenger was inadequate, then Nova Vision shareholders following the Business Combination could lose some or all of their investment.

Nova Vision’s Sponsor, officers and directors own NOVA Ordinary Shares NOVA Warrants and NOVA Rights and will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.

Nova Vision’s Initial Shareholders collectively own an aggregate of 1,437,500 NOVA Ordinary Shares and 307,500 NOVA Units. Such individuals/entities have waived their rights to redeem these shares (including shares underlying the units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Nova Vision is unable to consummate a business combination. Accordingly, the NOVA Ordinary Shares, as well as the NOVA Units purchased by Nova Vision’s officers and directors, will be worthless if Nova Vision does not consummate a business combination. Based on a market price of $[    ] per NOVA Ordinary Share and $[    ] per NOVA Unit on [    ], 2024, the aggregate value of these shares and units was approximately $[    ]. The NOVA Ordinary Shares acquired prior to the IPO, as well as the NOVA Units will be worthless if Nova Vision does not consummate a business combination. Consequently, Nova Vision’s directors’ and officers’ discretion in identifying and selecting Real Messenger as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in Nova Vision shareholders’ best interest, and when approving a business combination that disfavors or otherwise is not in the best interests of Nova Vision’s public shareholders or the best interests of Nova Vision’s unaffiliated public shareholders.

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Nova Vision is requiring shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.

Nova Vision is requiring public shareholders who wish to redeem their NOVA Ordinary Shares to either tender their certificates to Nova Vision’s transfer agent or deliver their shares to the transfer agent electronically using the Depository Trust Company’s, or DTC, DWAC System two business days before the Extraordinary General Meeting. In order to obtain a physical certificate, a shareholder’s broker and/or clearing broker, DTC and Nova Vision’s transfer agent will need to act to facilitate this request. It is Nova Vision’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because Nova Vision does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. While Nova Vision has been advised that it takes a short time to deliver shares through the DWAC System, Nova Vision cannot assure you of this fact. Accordingly, if it takes longer than Nova Vision anticipates for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their ordinary shares.

Nova Vision will require its public shareholders who wish to redeem their ordinary shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.

If Nova Vision requires public shareholders who wish to redeem their ordinary shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, Nova Vision will promptly return such certificates to its public shareholders. Accordingly, investors who attempted to redeem their ordinary shares in such a circumstance will be unable to sell their securities after the failed acquisition until Nova Vision has returned their securities to them. The market price for Nova Ordinary Shares may decline during this time and you may not be able to sell your securities when you wish to, even while other shareholders that did not seek redemption may be able to sell their securities.

The Initial Shareholders control a substantial interest in Nova Vision and thus may influence certain actions requiring a shareholder vote.

Nova Vision’s Initial Shareholders, including the Sponsor, the officers and directors, collectively own approximately [    ]% of its issued and outstanding NOVA Ordinary Shares. However, if a significant number of Nova Vision shareholders vote, or indicate an intention to vote, against the Business Combination, the Initial Shareholders or the affiliates, could make such purchases in the open market or in private transactions in order to influence the vote. Nova Vision’s Initial Shareholders or the affiliates have agreed to vote any shares they own in favor of the Business Combination.

If the current Nova Vision security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of PubCo’s securities.

Nova Vision’s Initial Shareholders are entitled to demand that it register the resale of the NOVA Ordinary Shares underlying the Private Units and private rights and any securities the Initial Shareholders, or their affiliates may be issued in payment of working capital loans made to Nova Vision at any time upon or after the parties consummate a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional [    ] PubCo Ordinary Shares eligible for trading in the public market. The presence of these additional ordinary shares trading in the public market may have an adverse effect on the market price of PubCo Ordinary Shares after the consummation of the Business Combination.

Nova Vision entered into the First MA Amendment on August 15, 2023, and the consideration for the Business Combination was set as of that date. The Real Messenger projections for the fiscal year ended December 31, 2023 – 2027 were among the many factors that the Nova Vision Board considered in connection with the Business Combination, and there can be no assurances that these projections will be met. There may be changes beyond the parties’ control, such as changes in the real estate industry, changes to applicable regulations and the general economic climate, that may result in changes to the value of Real Messenger since August 15, 2023.

Nova Vision entered into the First MA Amendment on August 15, 2023 and the consideration for Real Messenger was set as of that date. The Nova Vision Board considered numerous factors and material assumptions with respect to general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the business of Real Messenger, in connection with the Business Combination, and the Real Messenger projections for the period ended December 31, 2023 - 2027 were just one of those many factors. All of these factors are difficult to predict, and there may be changes in other factors that may be beyond parties’ control, such as changes in real estate industry, as well as changes to applicable regulations and to the economy in general, all of which may result in value of Real Messenger being materially different than it was when the Merger Agreement was signed.

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If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of PubCo’s securities may decline after the Business Combination.

The market price of PubCo’s securities may decline as a result of the Business Combination if:

●	PubCo does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

●	The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.

Nova Vision’s directors and officers may have certain conflicts in determining to recommend the acquisition of Real Messenger, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.

Nova Vision’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the Nova Vision’s securities owned by Nova Vision’s management and directors, or their affiliates and associates, would become worthless if the Business Combination is not approved and Nova Vision otherwise fails to consummate a Business Combination prior to its liquidation. These interests include, among other things:

●	On March 27, 2023, contemporaneously with the execution of the Original Merger Agreement, the Initial Shareholders entered into the Sponsor Support Agreement, pursuant to which, among other things, such shareholders agree not to exercise any right to redeem all or a portion of their respective NOVA Ordinary Shares in connection with the Business Combination. Nova Vision did not provide any separate consideration to the Initial Shareholders for such forfeiture of redemption rights;

●	The Initial Shareholders have waived their rights to redeem their NOVA Ordinary Shares (including shares underlying NOVA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Nova Vision is unable to consummate a business combination. Accordingly, the NOVA Ordinary Shares, as well as the NOVA Units purchased by the Sponsor and Nova Vision’s officers and directors, will be worthless if Nova Vision does not consummate a business combination;

●	If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), Nova Vision will be required to liquidate. In such event, the 1,437,500 NOVA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of NOVA Ordinary Share of $[ ] on Nasdaq as of [ ], 2024. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding NOVA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by a Nova Vision shareholder at the time of purchase of the NOVA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of Nova Vision maintains a positive rate of return on its/ his/her NOVA Ordinary Shares while such Nova Vision shareholder experiences a negative rate of return on the shares such Nova Vision shareholder purchased;

●	If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), the 307,500 Private Units purchased by the Sponsor for a total purchase price of $3,075,000, will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2024;

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●	On August 4, 2022, Nova Vision issued an unsecured promissory note in the aggregate principal amount of $575,000 the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022. Subsequently, Nova Vision issued non-interest bearing, unsecured promissory notes (excluding the promissory note issued on August 4, 2022 mentioned above), in an aggregate amount of $1,512,433 (representing $0.0416 per NOVA Ordinary Share issued at the IPO that have not been redeemed for extension until August 10, 2023, and $0.045 per NOVA Ordinary Share issued at the IPO that have not been redeemed for extension after August 10, 2023), to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account. The Notes do not bear interest and mature upon the closing of a business combination by Nova Vision. In addition, the Notes may be converted by the holder into NOVA Units at a price of $10.00 per unit by providing Nova Vision with written notice of its intention to convert the Note at least one business day prior to the closing of the Business Combination. If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), the Notes shall be deemed to be terminated and no amounts will thereafter be due, or if the Note has been converted, the NOVA Units will be worthless. Such Units would have had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ];

●	As a result of the interests of the Sponsor and Nova Vision’s directors and officers in Nova Vision’s securities, the Sponsor and Nova Vision’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect Nova Vision’s initial business combination; and

●	If the Business Combination with Real Messenger is completed, the Sponsor will have the right to designate one member of the board of directors of PubCo.

Nova Vision will incur significant transaction costs in connection with transactions contemplated by the Merger Agreement.

Nova Vision will incur significant transaction costs in connection with the Business Combination. If the Business Combination is not consummated, Nova Vision may not have sufficient funds to seek an alternative business combination and may be forced to voluntarily liquidate and subsequently dissolve.

The Business Combination may be materially adversely affected by the coronavirus (“COVID-19”) outbreak.

On March 11, 2020, the World Health Organization officially declared the outbreak of the COVID-19 a “pandemic.” A significant outbreak of COVID-19 and other infectious diseases could result in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which Nova Vision consummates a business combination could be materially and adversely affected. Although as of the date of this proxy statement/prospectus, the outbreak has largely been controlled in many countries, it is possible that subsequent outbreaks driven by new variants of COVID-19 may occur. If that happens, Nova Vision may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts Nova Vision’s search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, Nova Vision’s ability to consummate a business combination, or the operations of a target business with which Nova Vision ultimately consummates a business combination, may be materially adversely affected.

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Nova Vision and Real Messenger have incurred and expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Nova Vision if the Business Combination is completed or by Nova Vision if the Business Combination is not completed.

Nova Vision and Real Messenger expect to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, Nova Vision expects to incur approximately $1,130,000 in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by PubCo if the Business Combination is completed or by Nova Vision if the Business Combination is not completed.

In the event that a significant number of NOVA Ordinary Shares are redeemed, the PubCo Ordinary Shares may become less liquid following the Business Combination.

If a significant number of NOVA Ordinary Shares are redeemed, PubCo may be left with a significantly smaller number of shareholders. As a result, trading in the shares of PubCo following the Business Combination may be limited and your ability to sell your shares in the market could be adversely affected. PubCo intends to apply to list the PubCo Ordinary Shares on the Nasdaq, and Nasdaq may not list the PubCo Ordinary Shares on its exchange, which could limit investors’ ability to make transactions in PubCo Ordinary Shares and subject PubCo to additional trading restrictions.

Nova Vision may waive one or more of the conditions to the Business Combination without resoliciting Nova Vision’s shareholder approval for the Business Combination.

Nova Vision may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Nova Vision Board will evaluate the materiality of any waiver to determine whether amendment of this proxy statement/prospectus and resolicitation of proxies is warranted. In some instances, if the Nova Vision Board determines that a waiver is not sufficiently material to warrant resolicitation of Nova Vision shareholders, Nova Vision has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to Nova Vision’s obligations to close the Business Combination that there be no decree, order, judgment, writ, award, injunction, rule or consent of or by a governmental authority or other order restricting Real Messenger’s conduct of its business, however, if the Nova Vision Board determines that any such order or injunction is not material to the business of Real Messenger, then the Nova Vision Board may elect to waive that condition and close the Business Combination.

The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus may not be indicative of what the Combined Company’s actual financial condition or results of operations would have been.

The unaudited pro forma condensed consolidated financial information contained in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The preparation of the unaudited pro forma condensed consolidated financial information was based upon available information and certain estimates and assumptions that Nova Vision and Real Messenger believe are reasonable. The unaudited pro forma condensed consolidated financial information reflects adjustments, which are based upon preliminary estimates. See “Unaudited Pro Forma Condensed Consolidated Financial Information” for more information.

Termination of the Merger Agreement could negatively impact Nova Vision.

If the Business Combination is not consummated for any reason, including as a result of the Nova Vision’s shareholders declining to approve the Proposals required to effect the Business Combination, the ongoing business of Nova Vision may be adversely impacted and, without realizing any of the anticipated benefits of the consummation of the Business Combination, Nova Vision would be subject to a number of risks, including the following:

●	Nova Vision may experience negative reactions from the financial markets, including negative impacts on the stock price of the NOVA Ordinary Shares and other securities, including to the extent that the current market price reflects a market assumption that the Business Combination will be consummated;

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●	Nova Vision will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the Business Combination is consummated; and

●	since the Merger Agreement restricts the conduct of Nova Vision’s business prior to consummation of the Business Combination, Nova Vision may not have been able to take certain actions during the pendency of the Business Combination that would have benefitted it as an independent company, and the opportunity to take such actions may no longer be available.

If the Merger Agreement is terminated and the Nova Vision Board seeks another business combination, Nova Vision’s shareholders cannot be certain that Nova Vision will be able to find another target business or that such other business combination will be consummated.

There will be a substantial number of PubCo Ordinary Shares available for sale in the future that may adversely affect the market price of PubCo Ordinary Shares.

PubCo may issue such number of shares as may be authorized by its directors, in accordance with the terms of its memorandum and articles of association, provided it does not exceed its authorized share capital. No less than 100% shares to be issued in the Acquisition Merger to the current Real Messenger shareholders will be subject to certain restrictions on sale and cannot be sold for twelve months from the date of consummation of the Business Combination. In addition, the 1,437,500 NOVA Ordinary Shares currently owned by the Initial Shareholders (including 500,000 of such shares that will be transferred by the Sponsor to the 2023 Private Placement Investors upon the closing of the Business Combination) that are currently held in escrow will be converted into 1,437,500 PubCo Ordinary Shares upon consummation of the Business Combination. In connection with the 2023 Private Placement, the Sponsor intends to request for an waiver and early release of 500,000 NOVA Ordinary Shares (which will be exchanged for the 500,000 additional PubCo Ordinary Shares to be transferred to the 2023 Private Placement Investors) that it currently holds and which are currently subject to lock-up and escrow until twelve months after consummation of the Business Combination, such that the 500,000 PubCo Ordinary Shares transferred from the Sponsor to the 2023 Private Placement Investors will be freely tradable upon transfer. Assuming that this waiver and early release request is granted, the remaining 937,500 NOVA Ordinary Shares owned by the Initial Shareholders will be released and available for sale as early as (1) twelve months from the date of the consummation of the Business Combination; (2) after the date of the consummation of the Business Combination, and subsequently, Nova Vision consummates a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their shares for cash, securities or other property; or (3) after 150 calendar days after the date of the consummation of the Business Combination provided that such shares will be released on the date on which the closing price of the shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after the initial Business Combination. After the expiration of this restricted period and upon the registration statement for the resale becomes effective, there will then be an additional 1,437,500 PubCo Ordinary Shares that are eligible for trading in the public market. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of PubCo Ordinary Shares.

Nova Vision shareholders will experience immediate dilution as a consequence of the issuance of PubCo Ordinary Shares as consideration in the Business Combination. Having a minority share position may reduce the influence that Nova Vision’s current shareholders have on the management of PubCo.

After the Business Combination, assuming (i) there are no redemptions of Nova Vision’s shares, (ii) there is no exercise of the PubCo Warrants, (iii) the Notes have been converted and (iv) the Deferred Underwriting Shares are not included, Nova Vision’s current public shareholders will own approximately 19.70% of the issued share capital of PubCo, Nova Vision’s current directors, officers and affiliates will own approximately 1.30% of the issued share capital of PubCo, and Real Messenger shareholders will own approximately 59.31% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares). Assuming maximum redemption by holders of 1,550,297 Nova Vision’s outstanding ordinary shares, Nova Vision’s current public shareholders will own approximately 6.22% of the issued share capital of PubCo, Nova Vision’s current directors, officers and affiliates will own approximately 1.52% of the issued share capital of PubCo, and Real Messenger shareholders will own approximately 69.26% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares). The minority position of the former Nova Vision’s shareholders will give them limited influence over the management and operations of the Combined Company and it is unlikely that the current Nova Vision shareholders will be able to meaningfully effect any corporate changes that require a shareholder vote, including, without limitation the election of directors, charter amendments, future business combinations, rights issuances or stock splits. See “Will I experience dilution as a result of the Business Combination?”

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Activities taken by Nova Vision’s affiliates to purchase, directly or indirectly, Public Shares will increase the likelihood of approval of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals and may affect the market price of Nova Vision’s securities.

The Sponsor or Nova Vision’s executive officers, directors and advisors, or their respective affiliates, may purchase NOVA Ordinary Shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of the Sponsor or Nova Vision’s executive officers, directors and advisors, or their respective affiliates, will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of the Sponsor or Nova Vision’s executive officers, directors and advisors, or their respective affiliates, currently anticipates paying any premium purchase price for such Public Shares, in the event such parties do, the payment of a premium may not be in the best interest of those shareholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by the Sponsor or Nova Vision’s executive officers, directors and advisors, or their respective affiliates, or the price such parties may pay.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of NOVA Ordinary Shares by the persons described above would allow them to exert more influence over the approval of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals and would likely increase the chances that the Business Combination would be approved. If the market does not view the Business Combination positively, purchases of the Public Shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of Nova Vision’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of Nova Vision’s securities.

As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of the Public Shares by Nova Vision or the persons described above have been entered into. Nova Vision will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the Sponsor or Nova Vision’s officers, directors and advisors, or their respective affiliates, that would affect the vote on the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other Proposals.

Our Sponsor, Initial Shareholders, directors, officers, advisors and their affiliates may elect to purchase shares, warrants or rights from public holders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our public securities.

Nova Vision’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates may purchase NOVA Ordinary Shares, PubCo Ordinary Shares, Nova Vision units, public warrants and/or rights, or a combination thereof, in privately negotiated transactions or in the open market, either prior to or following the completion of the Business Combination, although they are under no obligation to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions.

Such a purchase may include a contractual acknowledgement that any selling shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates purchase shares, warrants or rights in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to satisfy a closing condition in the Merger Agreement requiring Nova Vision to have a minimum net worth or a certain amount of cash at the closing of the Business Combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding. Any such purchases of Nova Vision’s securities may result in the completion of the Business Combination that may not otherwise have been possible. Further, any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of NOVA or PubCo Ordinary Shares or public warrants and the number of beneficial holders of such securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange. However, in the event the Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates were to purchase shares or warrants from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	if Nova Vision’s Sponsor, Initial Shareholders directors, officers, advisors or their affiliates were to purchase shares, warrants or rights from public stockholders, they would do so at a price no higher than the price offered through the redemption process provided for in this proxy statement/prospectus;

●	any Nova Vision securities purchased by Nova Vision’s sponsor, Initial Shareholders, directors, officers, advisors or their affiliates would not be voted in favor of approving the Business Combination

●	Nova Vision’s Sponsor, Initial Shareholders directors, officers, advisors or their affiliates would not possess any redemption rights with respect to NOVA Ordinary Shares or, if they do acquire and possess redemption rights, they would waive such rights; and

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●	Nova Vision would disclose in a Form 8-K, before the Extraordinary General Meeting, the following material items:

○	the amount of NOVA Ordinary Shares purchased outside of the redemption offer by Nova Vision’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates, along with the purchase price;

○	the purpose of the purchases by Nova Vision’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates;

○	the impact, if any, of the purchases by Nova Vision’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates on the likelihood that the Business Combination will be approved;

○	the identities of Nova Vision security holders who sold to Nova Vision’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates (if not purchased on the open market) or the nature of Nova Vision’s security holders (e.g., 5% security holders) who sold to Nova Vision’s Sponsor, Initial Shareholders, directors, officers, advisors or their affiliates; and

○	the number of Nova vision Ordinary Shares for which Nova Vision has received redemption requests pursuant to its redemption offer.

Subsequent to the consummation of the Business Combination, Nova Vision may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Nova Vision has conducted due diligence on Real Messenger, Nova Vision cannot assure you that this diligence revealed all material issues that may be present in its business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Nova Vision’s or Real Messenger’s control will not later arise. As a result, Nova Vision may be forced to later write- down or write-off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if Nova Vision’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Nova Vision’s preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on its liquidity, the fact that Nova Vision reports charges of this nature could contribute to negative market perceptions about PubCo’s securities. In addition, charges of this nature may cause PubCo to be unable to obtain future financing on favorable terms or at all.

Risks Related to PubCo’s Securities

Certain judgments obtained against PubCo by PubCo’s shareholders may not be enforceable.

PubCo is a company incorporated under the laws of the Cayman Islands. All of Real Messenger’s assets are located outside of the United States. In addition, after the Business Combination, all of PubCo’s senior executive officers will reside outside of the United States for a significant portion of the time and all are nationals of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against PubCo or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo’s assets or the assets of Real Messenger’s directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Comparison of Shareholder’ Rights — Enforceability of Civil Liabilities.”

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Currently, there is no public market for the PubCo Ordinary Shares. Nova Vision shareholders cannot be sure that an active trading market will develop for or of the market price of the PubCo Ordinary Shares they will receive or that PubCo will successfully obtain authorization for listing on the Nasdaq.

Upon the consummation of the Business Combination, each NOVA Ordinary Share will be converted into the right to receive one PubCo Class A Ordinary Share. See “Summary of the Proxy Statement/Prospectus — the Business Combination and the Merger Agreement.” PubCo is a newly formed entity and prior to this transaction it has not issued any securities in the U.S. markets or elsewhere nor has there been extensive information about it, its businesses, or its operations publicly available. Nova Vision, Real Messenger and PubCo have agreed to use their best efforts to cause the PubCo Ordinary Shares to be issued in the Business Combination to be approved for listing on the Nasdaq prior to the effective time of the Business Combination. However, the listing of shares on the Nasdaq does not ensure that a market for the PubCo Ordinary Shares will develop or the price at which the shares will trade. No assurance can be provided as to the demand for or trading price of the PubCo Ordinary Shares following the closing of the Business Combination and the PubCo Ordinary Shares may trade at a price less than the current market price of the NOVA Ordinary Shares.

Even if PubCo is successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their ordinary shares. If a public market for PubCo Ordinary Shares does not develop, investors may not be able to re-sell their PubCo Ordinary Shares, rendering their shares illiquid and possibly resulting in a complete loss of their investment. PubCo cannot predict the extent to which investor interest in PubCo will lead to the development of an active, liquid trading market. The trading price of and demand for the PubCo Ordinary Shares following completion of the Business Combination and the development and continued existence of a market and favorable price for the PubCo Ordinary Shares will depend on a number of conditions, including the development of a market following, including by analysts and other investment professionals, the businesses, operations, results and prospects of PubCo, general market and economic conditions, governmental actions, regulatory considerations, legal proceedings and developments or other factors. These and other factors may impair the development of a liquid market and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the PubCo Ordinary Shares to fluctuate substantially, which may limit or prevent investors from readily selling their shares and may otherwise affect negatively the price and liquidity of the PubCo Ordinary Shares. Many of these factors and conditions are beyond the control of PubCo or PubCo shareholders.

PubCo’s share price may be volatile and could decline substantially.

The market price of PubCo Ordinary Shares may be volatile, both because of actual and perceived changes in the company’s financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in PubCo’s share price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of PubCo or other companies in a similar business;

●	changes in financial estimates by research analysts;

●	changes in the market valuations of other education technology companies;

●	announcements by PubCo or its competitors of expansions, investments, acquisitions, strategic partnerships or joint ventures;

●	mergers or other business combinations involving PubCo;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

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●	the passage of legislation or other developments affecting PubCo or its industry;

●	the trading volume of PubCo Ordinary Shares in the public market;

●	the release of lockup, escrow or other transfer restrictions on PubCo’s outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and regional economies;

●	financial market conditions;

●	natural disasters, terrorist acts, acts of war or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of PubCo Ordinary Shares.

The sale or availability for sale of substantial amounts of PubCo Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of the PubCo Ordinary Shares in the public market after the completion of the Business Combination, or the perception that these sales could occur, could adversely affect the market price of the PubCo Ordinary Shares and could materially impair PubCo’s ability to raise capital through equity offerings in the future. The PubCo Ordinary Shares listed after the Business Combination will be freely tradable without restriction or further registration under the Securities Act. In connection with the Business Combination, Real Messenger and its directors, executive officers and existing shareholders will exchange the ordinary shares of Real Messenger held by them for PubCo Ordinary Shares upon the consummation of the Business Combination and have agreed, subject to certain exceptions, not to sell any PubCo Ordinary Shares for twelve months after the date of the consummation of the Business Combination without the prior written consent of PubCo. Thereafter, PubCo Ordinary Shares to be held by Real Messenger’s existing shareholders after the Business Combination may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lockup agreements. There will be 10,790,280 outstanding and issued PubCo Ordinary Shares immediately after the Business Combination, assuming no redemption of NOVA Ordinary Shares. We cannot predict what effect, if any, market sales of securities held by PubCo’s significant shareholders or any other holders or the availability of these securities for future sale will have on the market price of the PubCo Ordinary Shares.

PubCo will issue PubCo Ordinary Shares as consideration for the Business Combination, and PubCo may issue additional PubCo Ordinary Shares or other equity or convertible debt securities without approval of the holders of PubCo Ordinary Shares which would dilute existing ownership interests and may depress the market price of PubCo Ordinary Shares.

PubCo may issue additional PubCo Ordinary Shares or other equity or convertible debt securities of equal or senior rank in the future without approval of the holders of the PubCo Ordinary Shares in certain circumstances. PubCo’s issuance of additional PubCo Ordinary Shares or other equity or convertible debt securities of equal or senior rank would have the following effects: (1) PubCo’s existing shareholders’ proportionate ownership interest may decrease; (2) the amount of cash available per share, including for payment of dividends in the future, may decrease; (3) the relative voting power of each previously outstanding PubCo Ordinary Share may be diminished; and (4) the market price of PubCo Ordinary Shares may decline.

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Volatility in PubCo’s share price could subject PubCo to securities class action litigation.

The market price of PubCo Ordinary Shares may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. After the completion of the Business Combination, PubCo may be the target of securities class action litigation and investigations. Securities litigation against PubCo, regardless of the result thereof, could result in substantial costs and divert management’s attention from other business concerns, which could adversely affect PubCo’s business, financial condition and results of operations.

The requirements of being a public company may strain PubCo’s resources, divert PubCo management’s attention and affect PubCo’s ability to attract and retain qualified board members.

Upon the consummation of the Business Combination, PubCo will be subject to the reporting requirements of the Securities Exchange Act of 1934, the Sarbanes-Oxley Act, the Dodd-Frank Act, listing requirements of Nasdaq and other applicable securities rules and regulations. As such, PubCo will incur relevant legal, accounting and other expenses, and these expenses may increase even more if PubCo no longer qualifies as an “emerging growth company,” as defined in Section 2(a) of the Securities Act. See “Summary of the Proxy Statement/Prospectus – Implications of Being an Emerging Growth Company.” The Exchange Act requires, among other things, that PubCo file annual and current reports with respect to PubCo’s business and results of operations. The Sarbanes-Oxley Act requires, among other things, that PubCo maintains effective disclosure controls and procedures and internal control over financial reporting. PubCo may need to hire more employees or engage outside consultants to comply with these requirements, which will increase PubCo’s costs and expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. These laws and regulations may increase PubCo’s legal and financial compliance costs and render PubCo’s certain business activities more time-consuming and costly.

Members of PubCo’s management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. PubCo’s management team may not successfully or efficiently manage the transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and regulations and the continuous scrutiny of securities analysts and investors. The need to establish the corporate infrastructure demanded of a public company may divert the management’s attention from implementing PubCo’s growth strategy, which could prevent the improvement of PubCo’s business, financial condition and results of operations. Furthermore, these rules and regulations may make it more difficult and more expensive for PubCo to obtain director and officer liability insurance, and consequently PubCo may be required to incur substantial costs to maintain the same or similar coverage. These additional obligations could have a material adverse effect on PubCo’s business, financial condition, results of operations and prospects. These factors could also make it more difficult to attract and retain qualified members of PubCo’s board of directors, particularly to serve on PubCo’s audit committee, compensation committee and nominating committee, and qualified executive officers.

As a result of disclosure of information in this proxy statement/prospectus and in filings required of a public company, Real Messenger’s business and financial condition will become more visible, which it believes may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, Real Messenger’s business and results of operations could be adversely affected, and, even if the claims do not result in litigation or are resolved in Real Messenger’s favor, these claims, and the time and resources necessary to resolve them, could cause an adverse effect on Real Messenger’s business, financial condition, results of operations, prospects and reputation.

Recent market volatility could impact the share price and trading volume of PubCo’s securities.

The trading market for PubCo’s securities could be impacted by recent market volatility. Recent stock run-ups, divergences in valuation ratios relative to those seen during traditional markets, high short interest or short squeezes, and strong and atypical retail investor interest in the markets may impact the demand for PubCo Ordinary Shares.

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A possible “short squeeze” due to a sudden increase in demand of PubCo Ordinary Shares that largely exceeds supply may lead to price volatility in PubCo Ordinary Shares. Investors may purchase PubCo Ordinary Shares to hedge existing exposure or to speculate on the price of the PubCo Ordinary Shares. Speculation on the price of PubCo Ordinary Shares may involve both long and short exposures. To the extent aggregate short exposure exceeds the number of PubCo Ordinary Shares available for purchase (for example, in the event that large redemption requests dramatically affect liquidity), investors with short exposure may have to pay a premium to repurchase PubCo Ordinary Shares for delivery to lenders. Those repurchases may in turn, dramatically increase the price of the PubCo Ordinary Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in the PubCo Ordinary Shares that are not directly correlated to the operating performance of PubCo.

It is not expected that PubCo will pay dividends in the foreseeable future after the proposed Business Combination.

It is expected that PubCo will retain most, if not all, of its available funds and any future earnings to fund the development and growth of PubCo’s business. As a result, it is not expected that PubCo will pay any cash dividends in the foreseeable future.

PubCo’s board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received from PubCo’s subsidiaries, PubCo’s financial condition, contractual restrictions and other factors deemed relevant by the board of directors. There is no guarantee that PubCo’s shares will appreciate in value or that the trading price of the shares will not decline.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about PubCo or its business, its ordinary shares price and trading volume could decline.

The trading market for PubCo Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about PubCo or its business. Securities and industry analysts do not currently, and may never, publish research on PubCo. If no securities or industry analysts commence coverage of PubCo, the trading price for its ordinary shares would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover PubCo downgrade its securities or publish inaccurate or unfavorable research about its business, its stock price would likely decline. If one or more of these analysts cease coverage of PubCo or fail to publish reports on PubCo, demand for its ordinary shares could decrease, which might cause its ordinary share price and trading volume to decline.

PubCo’s dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of PubCo Class A Ordinary Shares may view as beneficial.

PubCo has adopted a dual class share structure such that PubCo’s Ordinary Shares is comprised of PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, each PubCo Class A Ordinary Share is entitled to one vote and each PubCo Class B Ordinary Share is entitled to ten votes. Each PubCo Class B Ordinary Share is convertible into one PubCo Class A Ordinary Share at any time by the holder thereof. PubCo Class A Ordinary Shares are not convertible into PubCo Class B Ordinary Shares under any circumstances. Only PubCo Class A Ordinary Shares are tradable on the market immediately after the Business Combination.

As a result of such dual class share structure and the concentration of ownership, holders of PubCo Class B Ordinary Shares have substantial influence over PubCo’s business, including decisions regarding mergers, consolidations and the sale of all or substantially all of PubCo’s assets, election of directors and other significant corporate actions. They may take actions that are not in the best interest of PubCo or PubCo’s other shareholders. Such dual class arrangement may discourage, delay or prevent a change in control of PubCo, which could deprive PubCo’s shareholders of an opportunity to receive a premium for their shares as part of a sale of PubCo and may reduce the price of PubCo Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of PubCo Class A Ordinary Shares may view as beneficial.

PubCo’s amended and restated memorandum and articles of association that will become effective immediately prior to the completion of the Business Combination contains anti-takeover provisions that could have a material adverse effect on the rights of holders of PubCo Ordinary Shares.

In connection with the Business Combination, PubCo will adopt an amended and restated memorandum and articles of association that will become effective at the effective time of the Redomestication Merger. PubCo’s post-closing memorandum and articles of association will contain provisions to limit the ability of others to acquire control of PubCo or cause PubCo to engage in change-of-control transactions. These provisions could have the effect of depriving PubCo shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of PubCo in a tender offer or similar transaction. For example, PubCo’s board of directors will have the authority to issue any additional shares, provided such issuance will not exceed the authorized share capital of PubCo, without any approval required from the shareholders.

PubCo has adopted a dual-class share structure with different voting rights, which may adversely affect the value and liquidity of the Ordinary Shares.

PubCo has adopted a dual-class structure with different voting rights, and such dual-class share structure may result in a lower or more volatile market price of PubCo’s Class A Ordinary Shares. Certain shareholder advisory firms have announced changes to their eligibility criteria for inclusion of shares of public companies on certain stock market indices, including the S&P 500, to exclude companies with multiple classes of shares and companies whose public shareholders hold no more than 5% of total voting power from being added to such indices. In addition, several shareholder advisory firms have announced their opposition to the use of multiple class structures. As a result, PubCo’s dual-class share structure may prevent the inclusion of PubCo’s Class A Ordinary Shares in such indices and may cause shareholder advisory firms to publish negative commentary about PubCo’s corporate governance practices or otherwise seek to cause PubCo to change its capital structure. Any such exclusion from indices could result in a less active trading market for PubCo’s securities. Any actions or publications by shareholder advisory firms critical of PubCo’s corporate governance practices or capital structure could also adversely affect the value of PubCo’s securities.

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Risks Related to PubCo

Because PubCo is a foreign private issuer and is exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if it were a domestic issuer.

PubCo’s status as a foreign private issuer exempts it from compliance with certain Nasdaq corporate governance requirements if it instead complies with the statutory requirements applicable to a Cayman Islands exempted company. The statutory requirements of PubCo’s home country of Cayman Islands, do not strictly require a majority of its board to consist of independent directors. Thus, although a director must act in the best interests of PubCo, it is possible that fewer board members will be exercising independent judgment and the level of board oversight on the management of the company may decrease as a result. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have an independent compensation committee with a minimum of two members, a nominating committee, and an independent audit committee with a minimum of three members. PubCo, as a foreign private issuer, with the exception of needing an independent audit committee composed of at least three members, is not subject to these requirements. The Nasdaq Listing Rules may also require shareholder approval for certain corporate matters that PubCo’s home country’s rules do not. Following Cayman Islands governance practices, as opposed to complying with the requirements applicable to a U.S. company listed on Nasdaq, may provide less protection to you than would otherwise be the case.

Although as a foreign private issuer PubCo is exempt from certain corporate governance standards applicable to U.S. domestic issuers, if PubCo cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq, PubCo’s securities may not be listed or may be delisted, which could negatively impact the price of its securities and your ability to sell them.

PubCo will seek to have its securities approved for listing on Nasdaq in connection with the Business Combination. PubCo cannot assure you that it will be able to meet those initial listing requirements at that time. Even if PubCo’s securities are listed on Nasdaq, it cannot assure you that its securities will continue to be listed on Nasdaq.

In addition, following the Business Combination, in order to maintain its listing on Nasdaq, PubCo will be required to comply with certain rules of Nasdaq, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, minimum number of shareholders and various additional requirements. Even if PubCo initially meets the listing requirements and other applicable rules of Nasdaq, PubCo may not be able to continue to satisfy these requirements and applicable rules. If PubCo is unable to satisfy Nasdaq criteria for maintaining its listing, its securities could be subject to delisting.

If Nasdaq does not list PubCo’s securities, or subsequently delists its securities from trading, PubCo could face significant consequences, including:

●	a limited availability for market quotations for its securities;

●	reduced liquidity with respect to its securities;

●	a determination that its ordinary shares are a “penny stock,” which will require brokers trading in PubCo Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for PubCo Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

If PubCo ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant additional legal, accounting and other expenses that it would not incur as a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, it will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and it will not be required to disclose in its periodic reports all of the information that United States domestic issuers are required to disclose. If it ceases to qualify as a foreign private issuer in the future, it would incur significant additional expenses that could have a material adverse effect on its results of operations.

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As an exempted company incorporated in the Cayman Islands, PubCo is permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards; these practices may afford less protection to shareholders than they would enjoy if PubCo complied fully with Nasdaq corporate governance listing standards.

PubCo is a company incorporated in the Cayman Islands. Nasdaq market rules permit a foreign private issuer like PubCo to follow the corporate governance practices of PubCo’s home country. Certain corporate governance practices in the Cayman Islands, which is PubCo’s home country, may differ significantly from Nasdaq corporate governance listing standards applicable to domestic U.S. companies.

Among other things, as a matter of Cayman Islands law, PubCo is not required to have: (1) a majority-independent board of directors; (2) a compensation committee consisting of independent directors; (3) a nominating committee consisting of independent directors; or (4) regularly scheduled executive sessions with only independent directors each year.

Currently, PubCo does not plan to rely on any exemption offered to foreign private issuers under Nasdaq Stock Market Rules. However, if PubCo relies on any of these exemptions in the future, you may not be provided with the benefits of certain corporate governance requirements of The Nasdaq Capital Market or Capital Market. PubCo may also follow the home country practice for certain other corporate governance practices in the future, which may differ from the requirements of The Nasdaq Capital Market or Capital Market. If PubCo chooses to follow the home country practice, PubCo’s shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq Stock Market Rules applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because PubCo is incorporated under Cayman Islands law.

PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands. PubCo’s corporate affairs are governed by its memorandum and articles of association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against PubCo’s directors, actions by PubCo’s minority shareholders and the fiduciary duties of PubCo’s directors to PubCo under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of PubCo’s shareholders and the fiduciary duties of PubCo’s directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standings to initiate a shareholder derivative action in a federal court of the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicating upon provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained by fraud and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. It may be difficult or impossible for you to bring an action against PubCo or against PubCo’s directors and officers in the Cayman Islands in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo’s assets or the assets of PubCo’s directors and officers.

Shareholders of Cayman Islands exempted companies like PubCo have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. PubCo’s directors have discretion under its amended and restated articles of association that will become effective immediately prior to completion of the Business Combination to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

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As a result of all of the above, PubCo’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by PubCo’s management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions outside of the United States against PubCo or its management named in this proxy statement/ prospectus based on foreign laws.

PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands. In addition, all of PubCo’s senior executive officers reside outside of the United States for a significant portion of the time and most are nationals of countries other than the United States. As a result, it may be difficult or impossible for you to bring an action against PubCo or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. It may also be difficult for you to effect service of process upon PubCo or those persons outside of the United States or to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against PubCo and its officers and directors. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against PubCo, its assets, directors and officers or their assets. Therefore, you may not be able to enjoy the same protection provided by various U.S. authorities as it is provided to investors in U.S. domestic companies. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.”

PubCo will be an “emerging growth company,” as defined under the federal securities laws, and PubCo cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make PubCo’s securities less attractive to investors.

PubCo will be an “emerging growth company” as defined in the JOBS Act, and it will remain an “emerging growth company” until the earliest to occur of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which PubCo has total annual gross revenue of at least $1.235 billion or (c) in which PubCo is deemed to be a large accelerated filer, which means the market value of PubCo’s Shares held by non-affiliates exceeds $700 million as of the last business day of the prior second fiscal quarter, and (2) the date on which PubCo issued more than $1.0 billion in non-convertible debt during the prior three-year period. It is expected that PubCo will take advantage of exemptions from various reporting requirements that are applicable to most other public companies, whether or not they are classified as “emerging growth companies,” including, but not limited to, an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that PubCo’s independent registered public accounting firm provide an attestation report on the effectiveness of PubCo’s internal control over financial reporting and reduced disclosure obligations regarding executive compensation.

In addition, Section 102(b)(1) of the JOBS Act exempts “emerging growth companies” from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. PubCo has not elected to opt out of such extended transition period, which means that when a standard is issued or revised and PubCo has different application dates for public or private companies, PubCo, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of PubCo’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.

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Furthermore, even after PubCo no longer qualifies as an “emerging growth company,” as long as PubCo continues to qualify as a foreign private issuer under the Exchange Act, PubCo will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including, but not limited to, the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. In addition, PubCo will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

As a result, PubCo’s shareholders may not have access to certain information they deem important. PubCo cannot predict if investors will find PubCo Ordinary Shares less attractive because PubCo relies on these exemptions. If some investors find PubCo Ordinary Shares less attractive as a result, there may be a less active trading market and share price for PubCo Ordinary Shares may be more volatile.

The Redomestication Merger may be a taxable event for U.S. Holders of NOVA Ordinary Shares, NOVA Warrants, and NOVA Rights.

Subject to the limitations and qualifications described in “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders,” the Redomestication Merger may qualify as a “reorganization” within the meaning of Section 368 of the Code and, as a result, a U.S. Holder would not recognize gain or loss on the exchange of NOVA Ordinary Shares, the NOVA Rights, or NOVA Warrants for PubCo Ordinary Shares or PubCo Warrants, as applicable, pursuant to the Redomestication Merger.

However, U.S. Holders of Nova Vision securities who would be treated as 5 Percent Holders, and who do not enter into a GRA under applicable Treasury Regulations, may recognize gain (but not loss) as a result of the Redomestication Merger if Section 367(a) of the Code and the Treasury Regulations promulgated thereunder apply to the Redomestication Merger or if otherwise required under the PFIC rules. Section 367(a) of the Code may apply to the Redomestication Merger if PubCo transfers the assets it acquires from Nova Vision pursuant to the Redomestication Merger to certain subsidiary corporations in connection with the Business Combination. The requirements under Section 367(a) are not discussed herein. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Redomestication Merger to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations).

Alternatively, if the Redomestication Merger does not qualify as a “reorganization” within the meaning of Section 368 of the Code, then a U.S. Holder that exchanges its NOVA Ordinary Shares, NOVA Rights, or NOVA Warrants for the consideration under the Business Combination will recognize gain or loss equal to the difference between (i) the fair market value of the PubCo Ordinary Shares and PubCo Warrants received and (ii) the U.S. Holder’s adjusted tax basis in the NOVA Ordinary Shares, NOVA Rights, and NOVA Warrants exchanged therefor. For a more detailed discussion of certain U.S. federal income tax consequences of the Redomestication Merger, see the section titled “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders” in this proxy statement/ prospectus. However, the rules under Section 367(a) and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. Holders should consult their own tax advisors to determine the tax consequences to them (including the application and effect of any state, local or other income and other tax laws) of the Redomestication Merger.

In addition, U.S. Holders of NOVA Ordinary Shares, NOVA Rights and NOVA Warrants may be subject to adverse U.S. federal income tax consequences under the PFIC regime. Please see “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to Nova Vision’s potential PFIC status and certain tax implications thereof.

Further, because the Redomestication Merger will occur immediately prior to the redemption of NOVA Ordinary Shares, U.S. Holders exercising redemption rights will be subject to the potential tax consequences of the Redomestication Merger. All U.S. Holders considering exercising redemption rights with respect to their NOVA Ordinary Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Redomestication Merger and exercise of redemption rights.

PubCo may be or become a PFIC during a U.S. Holder’s holding period, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

If PubCo or any of its subsidiaries is a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder of the PubCo Ordinary Shares or PubCo Warrants, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. There is no assurance that PubCo or its subsidiaries are not currently PFICs for U.S. federal income tax purposes for the taxable year of the Business Combination or for foreseeable future taxable years. Moreover, PubCo does not expect to provide a PFIC annual information statement for 2023 or going forward. Please see the section entitled “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status” for a more detailed discussion with respect to PubCo’s potential PFIC status and certain tax implications thereof. U.S. Holders are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of the PubCo Ordinary Shares and PubCo Warrants.

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PubCo will be required to meet the initial listing requirements to be listed on Nasdaq. However, PubCo may be unable to maintain the listing of its securities in the future.

If PubCo fails to meet the continued listing requirements and Nasdaq delists the PubCo Ordinary Shares, PubCo could face significant material adverse consequences, including:

●	a limited availability of market quotations for PubCo Ordinary Shares;

●	a limited amount of news and analyst coverage for PubCo; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

PubCo will be a “controlled company” under the Corporate Governance Rules of Nasdaq and can rely on exemptions from certain corporate governance requirements that could adversely affect PubCo’s public shareholders.

Mr. Thomas Ma and his family members together will hold 4,500,000 of PubCo Ordinary Shares (consisting of 3,600,000 PubCo Class B Ordinary Shares and 900,000 PubCo Class A Ordinary Shares) giving them a majority of the aggregate voting power of PubCo upon the completion of the Business Combination. Therefore, PubCo will qualify as a “controlled company” under the Corporate Governance Rules of Nasdaq. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirement that a majority of its directors be independent, as defined in the Corporate Governance Rules of the Nasdaq and the requirement that the compensation committee and nominating and corporate governance committee of PubCo consist entirely of independent directors. PubCo currently does not intend to rely on these exemptions. However, if PubCo decides to rely on exemptions applicable to controlled company under the Corporate Governance Rules of Nasdaq in the future, its public shareholders will not have the same protections afforded to shareholders of companies that are subject to all of Nasdaq corporate governance requirements.

In addition to the Incentive Plan, PubCo may adopt share incentive plans in the future, which may adversely affect PubCo’s results of operations.

In addition to the Incentive Plan, PubCo may adopt share-based incentive plan in the future, and grant share-based awards to its employees, directors and consultants to incentivize their performance and align their interests with that of PubCo. If PubCo adopts one or more share-based incentive plans and grants share-based compensation in the future, it will be required to account such awards for share-based compensation expenses in accordance with the applicable accounting standards. The Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation generally requires a company to recognize, as an expense, the fair value of share options and other equity incentives to employees based on the fair value of equity awards on the date of the grant, with the compensation expense recognized over the period in which the recipient is required to provide service in exchange for the equity award. If PubCo adopts any such share incentive plan and grants options or other equity incentives in the future, such grants could have dilutive impact on PubCo’s existing shareholders, and cause PubCo to incur significant compensation charges and its results of operations could be adversely affected.

The securities of PubCo may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act and the Accelerated Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect the company’s auditor.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. In accordance with the HFCAA, trading in securities of any registrant on a national securities exchange or in the over-the-counter trading market in the United States may be prohibited if the Public Company Accounting Oversight Board (the “PCAOB”) determines that it cannot inspect or fully investigate the registrant’s auditor for three consecutive years beginning in 2021, and, as a result, an exchange may determine to delist the securities of such registrant. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act, or the AHFCAA, was enacted, which amended the HFCAA by reducing the aforementioned inspection period from three to two consecutive years, thus reducing the time period before our securities may be prohibited from trading or delisted if our auditor is unable to meet the PCAOB inspection requirement.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations (“2021 Determinations”). Both Nova Vision’s and Real Messenger’s auditors, MaloneBailey, LLP and Marcum Asia CPAs LLP, are headquartered in the U.S. and have been inspected by the PCAOB on a regular basis, and are subject to laws in the U.S. pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditors are not included in the list of determinations announced by the PCAOB on December 21, 2021 in their HFCAA Determination Report under PCAOB Rule 6100.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. The PCAOB vacated its previous 2021 Determinations accordingly. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

If, in the future, the PCAOB is unable to continue to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, the failure to comply with the requirement under the HFCAA and the AHFCAA that the PCAOB be permitted to inspect the issuer’s public accounting firm within two consecutive years, would subject PubCo to consequences including the delisting of PubCo in the future if the PCAOB is unable to inspect PubCo’s accounting firm (whether Marcum Asia CPAs LLP or another firm) at such future time.

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THE EXTRAORDINARY GENERAL MEETING OF NOVA VISION SHAREHOLDERS

General

We are furnishing this proxy statement/prospectus to the Nova Vision shareholders as part of the solicitation of proxies by Nova Vision Board for use at the Extraordinary General Meeting to be held at [     ] on [     ], 2024 and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to our shareholders on or about [     ], 2024 in connection with the vote on the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the Extraordinary General Meeting.

Date, Time and Place

The Extraordinary General Meeting will be held on [     ], 2024 at [     ] a.m./p.m. Eastern Time, and virtually using the following dial-in information:

US Toll-free	[ ]
International Toll	[ ]
Participant Passcode	[ ]

The Nova Vision Board has determined to utilize virtual shareholder meeting technology to facilitate participation by all shareholders. We encourage shareholders to attend the Extraordinary General Meeting virtually. This proxy statement/prospectus includes instructions on how to access the virtual Extraordinary General Meeting and how to listen and vote from home or any remote location with Internet connectivity.

Purpose of the Extraordinary General Meeting

At the Extraordinary General Meeting, we are asking holders of NOVA Ordinary Shares to approve the following Proposals:

●	The Redomestication Merger Proposal to approve the Redomestication Merger and the Plan and Articles of Merger;

●	The Acquisition Merger Proposal to approve the Acquisition Merger;

●	The Nasdaq Proposal to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market LLC, the issuance of more than 20% of the issued and outstanding shares of Nova Vision in connection with the Business Combination and related financings;

●	The Governance Proposal to approve, on a non-binding advisory basis, the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo in the form attached as Annex B to the Plan of Merger for the Redomestication Merger upon the effective time of the Redomestication Merger, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as separate sub-proposals;

●	The Incentive Plan Proposal to approve PubCo’s 2024 Equity Incentive Plan;

●	The NTA Requirement Amendment Proposal to remove the NTA Requirement; and

●	The Adjournment Proposal to approve the adjournment of the Extraordinary General Meeting in the event Nova Vision does not receive the requisite shareholder vote to approve the above Proposals.

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Recommendation of Nova Vision’s Board of Directors

The Nova Vision Board:

●	has determined that each of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal are fair to, and in the best interests of, Nova Vision and its shareholders;

●	has approved the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal; and

●	recommends that the Nova Vision shareholders vote “FOR” each of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal.

Members of the Nova Vision Board have interests that may be different from or in addition to your interests as a shareholder. See “Proposal No. 2: the Acquisition Merger Proposal — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

Record Date; Who is Entitled to Vote

We have fixed the close of business on [     ], 2024, as the record date for determining those Nova Vision’s shareholders entitled to notice of and to vote at the Extraordinary General Meeting. As of the close of business on [     ], 2024, there were [     ] NOVA Ordinary Shares issued and outstanding and entitled to vote. Each holder of NOVA Ordinary Shares is entitled to one vote per share on each of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal.

As of the date of this proxy statement/prospectus, the Initial Shareholders collectively own and are entitled to vote 52.59% NOVA Ordinary Shares, or approximately 1,745,000 of Nova Vision’s issued and outstanding ordinary shares. With respect to the Business Combination, the Initial Shareholders who own approximately 52.59% of Nova Vision’s issued and outstanding ordinary shares as of the record date, have agreed to vote their NOVA Ordinary Shares acquired by them in favor of the Redomestication Proposal and the Acquisition Merger Proposal. The Sponsor has indicated that it intends to vote its shares, as applicable, “FOR” the other Proposals, although there is no agreement in place with respect to the other Proposal.

Quorum and Required Vote for the Proposals

A quorum of Nova Vision’s shareholders is necessary to hold a valid meeting. A quorum will be present at the Extraordinary General Meeting if a majority of the shares issued and outstanding as of the record date and entitled to vote at the Extraordinary General Meeting is represented in person (including by virtual presence) or by proxy. A Nova Vision’s shareholder present in person (including by virtual presence) or by proxy and abstaining from voting at the Extraordinary General Meeting will count as present for the purposes of establishing a quorum but broker non-votes will not.

Approval for each of Proposals 1, 2, 3, 4, 5, 6 and 7 will require the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares present and entitled to vote at the Extraordinary General Meeting or any adjournment thereof. Attending the Extraordinary General Meeting either in person (including by virtual presence) or by proxy and abstaining from voting will have no effect on the voting on the Proposals and, assuming a quorum is present, broker non-votes will have no effect on the voting on Proposals.

Voting Your Shares

Each NOVA Ordinary Share that you own in your name entitles you to one vote for each Proposal on which such shares are entitled to vote at the Extraordinary General Meeting. Your proxy card shows the number of NOVA Ordinary Shares that you own.

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There are two ways to ensure that your NOVA Ordinary Shares are voted at the Extraordinary General Meeting:

●	You can cause your shares to be voted by signing and returning the enclosed proxy card. If you submit your proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted, as recommended by the Nova Vision Board, “FOR” the adoption of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal, the NTA Requirement Amendment Proposal and the Adjournment Proposal. Votes received after a matter has been voted upon at the Extraordinary General Meeting will not be counted.

●	You can attend the Extraordinary General Meeting and vote in person (including by virtual presence). If you attend in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE REDOMESTICATION MERGER PROPOSAL AND THE ACQUISITION MERGER PROPOSAL (AS WELL AS THE OTHER PROPOSALS). IN ORDER TO REDEEM YOUR SHARES, YOU MUST TENDER YOUR SHARES TO OUR TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES FOR REDEMPTION BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE TENDERED SHARES WILL NOT BE REDEEMED FOR CASH AND WILL BE RETURNED TO THE APPLICABLE SHAREHOLDER. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BROKER OR BANK TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	if you are a record holder, you may notify our proxy solicitor, Advantage Proxy, Inc., in writing before the Extraordinary General Meeting that you have revoked your proxy; or

●	you may attend the Extraordinary General Meeting, revoke your proxy, and vote in person (including by virtual presence), as indicated above.

Who Can Answer Your Questions About Voting Your Shares

If you have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call Advantage Proxy, Inc., our proxy solicitor, with individual call toll-free at 1-877-870-8565 and banks and brokers call at 1-206-870-8565.

No Additional Matters May Be Presented at the Extraordinary General Meeting

This Extraordinary General Meeting has been called only to consider the approval of the Proposals.

Redemption Rights

Pursuant to Nova Vision’s third amended and restated memorandum and articles of association, a holder of NOVA Ordinary Shares has the right to have its Public Shares redeemed for cash equal to its pro rata share of the Trust Account (net of taxes payable) in connection with the Business Combination, except that (i) Nova Vision will not redeem the Public Shares in an amount that would cause Nova Vision’s net tangible assets to be less than $5,000,001 upon consummation of the Business Combination (such that we are not subject to the SEC’s “penny stock” rules) and (ii) no shareholder acting together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Public Shares may exercise such redemption right with respect to more than 15% of the Public Shares without Nova Vision’s prior consent. If the Nova Vision shareholders approve the NTA Requirement Amendment Proposal, and the parties to the Merger Agreement agree to waive Section 10.1(h) of the Merger Agreement, this will remove the restriction set forth in clause (i) of the preceding sentence. The parties to the Merger Agreement have not yet agreed to enter into to such a waiver.

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If you are a holder of Public Shares and you seek to have your shares redeemed, you must (i) demand, no later than 5:00 p.m., Eastern Time on [     ], 2024 (two business days before the Extraordinary General Meeting), that Nova Vision redeem your shares into cash; and (ii) submit your request in writing to Nova Vision’s transfer agent, at the address listed at the end of this section and deliver your shares to Nova Vision’s transfer agent physically or electronically using the DWAC system at least two business days prior to the vote at the Extraordinary General Meeting. In order to validly request redemption, you must either make a request for redemption on the proxy card or separately send a request in writing to Nova Vision’s transfer agent. The proxy card or separate request must be signed by the applicable shareholder in order to validly request redemption. A shareholder is not required to submit a proxy card or vote in order to validly exercise redemption rights.

You may tender the NOVA Ordinary Shares for which you are electing redemption on or before two business days before the Extraordinary General Meeting by either:

●	Delivering certificates representing Nova Vision’s ordinary shares to Nova Vision’s transfer agent, or

●	Delivering the NOVA Ordinary Shares electronically through the DWAC system.

Nova Vision shareholders will be entitled to redeem their NOVA Ordinary Shares for a full pro rata share of the Trust Account (currently anticipated to be no less than approximately [$*] per share) net of taxes payable.

Any corrected or changed written demand of redemption rights must be received by Nova Vision’s transfer agent two business days prior to the Extraordinary General Meeting. No demand for redemption will be honored unless the holder’s shares have been delivered (either physically or electronically) to the transfer agent at least two business days prior to the vote at the Extraordinary general meeting.

Public shareholders may seek to have their shares redeemed regardless of whether they vote for or against the Business Combination and whether or not they are holders of NOVA Ordinary Shares as of the record date. Any public shareholder who holds NOVA Ordinary Shares on or before [     ], 2024 (two business days before the Extraordinary General Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, at the consummation of the Business Combination.

In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Nova Vision’s transfer agent or deliver your shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, in each case, two business days before the Extraordinary General Meeting.

Through the DWAC system, this electronic delivery process can be accomplished by contacting your broker and requesting delivery of your shares through the DWAC system. Delivering shares physically may take significantly longer. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC, and Nova Vision’s transfer agent will need to act together to facilitate this request. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker this cost and the broker would determine whether or not to pass this cost on to the redeeming holder. It is Nova Vision’s understanding that Nova Vision’s shareholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. Nova Vision does not have any control over this process or over the brokers or DTC, and it may take longer than two weeks to obtain a physical share certificate. Nova Vision shareholders who request physical share certificates and wish to redeem may be unable to meet the deadline for tendering their shares before exercising their redemption rights and thus will be unable to redeem their shares.

In the event that a shareholder tenders its shares and decides prior to the consummation of the Business Combination that it does not want to redeem its shares, the shareholder may withdraw the tender. In the event that a shareholder tenders shares and the Business Combination is not completed, these shares will not be redeemed for cash and the physical certificates representing these shares will be returned to the shareholder promptly following the determination that the Business Combination will not be consummated. Nova Vision anticipates that a shareholder who tenders shares for redemption in connection with the vote to approve the Business Combination would receive payment of the redemption price for such shares soon after the completion of the Business Combination.

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If properly demanded by Nova Vision’s public shareholders, Nova Vision will redeem each share into a pro rata portion of the funds available in the Trust Account, calculated as of two business days prior to the anticipated consummation of the Business Combination. As of the record date, this would amount to approximately $[     ] per share. If you exercise your redemption rights, you will be exchanging your NOVA Ordinary Shares for cash and will no longer own the shares. If Nova Vision is unable to complete the Business Combination by August 10, 2024 (36 months after the consummation of the IPO), it will liquidate and dissolve and public shareholders would be entitled to receive approximately [$*] per share upon such liquidation.

The Business Combination will not be consummated if Proposal No. 6 NTA Requirement Amendment Proposal is not approved and net tangible assets is less than $5,000,001 upon consummation of the Business Combination.

Holders of outstanding NOVA Units must separate the underlying NOVA Ordinary Shares, NOVA Warrants and NOVA Rights prior to exercising redemption rights with respect to the NOVA Ordinary Shares. If NOVA Units are registered in a holder’s own name, the holder must deliver the certificate for its NOVA Units to the transfer agent with written instructions to separate the NOVA Units into their individual component parts. This must be completed far enough in advance to permit the mailing of the certificates back to the holder so that the holder may then exercise his, her or its redemption rights upon the separation of the NOVA Ordinary Shares from the NOVA Units.

If a broker, dealer, commercial bank, trust company or other nominee holds NOVA Units for an individual or entity (such individual or entity, the “beneficial owner”), the beneficial owner must instruct such nominee to separate the beneficial owner’s NOVA Units into their individual component parts. The beneficial owner’s nominee must send written instructions by facsimile to the transfer agent. Such written instructions must include the number of NOVA Units to be separated and the nominee holding such NOVA Units. The beneficial owner’s nominee must also initiate electronically, using DTC’s DWAC system, a withdrawal of the relevant NOVA Units and a deposit of an equal number of NOVA Ordinary Shares, NOVA Warrants and NOVA Rights. This must be completed far enough in advance to permit the nominee to exercise the beneficial owner’s redemption rights upon the separation of the NOVA Ordinary Shares from the NOVA Units. While this is typically done electronically the same business day, beneficial owners should allow at least one full business day to accomplish the separation. If beneficial owners fail to cause their NOVA Ordinary Shares to be separated in a timely manner, they will likely not be able to exercise their redemption rights.

Tendering Share Certificates in connection with Redemption Rights

Nova Vision is requiring the Nova Vision public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to Nova Vision’s transfer agent, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC System, at the holder’s option at least two business days prior to the Extraordinary General Meeting. There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether Nova Vision requires holders seeking to exercise redemption rights to tender their ordinary shares. The need to deliver ordinary shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

Any request for redemption, once made, may be withdrawn at any time up to the business day immediately preceding the consummation of the proposed Business Combination. Furthermore, if a shareholder delivered his certificate for redemption and subsequently decided prior to the date immediately preceding the consummation of the proposed Business Combination not to elect redemption, he may simply request that the transfer agent return the certificate (physically or electronically).

A redemption payment will only be made in the event that the proposed Business Combination is consummated. If the proposed Business Combination is not completed for any reason, then public shareholders who exercised their redemption rights would not be entitled to receive the redemption payment. In such case, Nova Vision will promptly return the share certificates to the public shareholder.

Proxies and Proxy Solicitation Costs

We are soliciting proxies on behalf of the Nova Vision Board. This solicitation is being made by mail but also may be made by telephone or in person. Nova Vision and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Any solicitation made and information provided in such a solicitation will be consistent with the written proxy statement/prospectus and proxy card. Advantage Proxy, a proxy solicitation firm that Nova Vision has engaged to assist it in soliciting proxies, will be paid its customary fee and out-of-pocket expenses.

Nova Vision will ask banks, brokers and other institutions, nominees and fiduciaries to forward its proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Nova Vision will reimburse them for their reasonable expenses.

If you send in your completed proxy card, you may still vote your shares in person (including by virtual presence) if you revoke your proxy before it is exercised at the Extraordinary General Meeting.

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PROPOSAL NO. 1:

THE REDOMESTICATION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement and the Plan and Articles of Merger are attached hereto as Annex A1 and Annex A2, respectively, which are incorporated by reference herein.

Purpose of the Redomestication Merger Proposal

The purpose of the Redomestication Merger is to establish a Cayman Islands exempted company as the parent entity of Real Messenger that would be a “foreign private issuer” as that term is defined under the Exchange Act. As a result of the Redomestication Merger, the Nova Vision shareholders will no longer be shareholders of Nova Vision and (other than the Nova Vision shareholders who exercise their redemption rights) will become shareholders of PubCo, a foreign private issuer.

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, PubCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. PubCo will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, PubCo’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

Summary of the Redomestication Merger

The Original Merger Agreement was entered into by and among Nova Vision, PubCo, Merger Sub, Real Messenger and certain other parties on March 27, 2023. The Original Merger Agreement was amended by the First MA Amendment on August 15, 2023, by the Second MA Amendment on October 27, 2023, by the Third MA Amendment on March 7, 2024, by the Fourth MA Amendment on May 29, 2024 and by the Fifth MA Amendment on July 17, 2024. Upon the approval of the Merger Agreement and the Plans and Articles of Merger by the Nova Vision shareholders, PubCo and Nova Vision will execute the and Plan and Articles of Merger relating to the Redomestication Merger, which shall be filed with the British Virgin Islands Registrar of Corporate Affairs, and the Plan of Merger shall also be filed with the Registrar of Companies in the Cayman Islands with certain other documents on or prior to the Closing Date. On the effective date of the Redomestication Merger and substantially concurrently with the Acquisition Merger, Nova Vision will reincorporate to Cayman Islands by merging with and into PubCo, a Cayman Islands exempted company and wholly owned subsidiary of Nova Vision. The separate corporate existence of Nova Vision will cease and PubCo will continue as the surviving corporation. In connection with the Redomestication Merger, all outstanding NOVV Units will separate into their individual components of NOVA Ordinary Shares, NOVA Rights and NOVA Warrants and will cease separate existence and trading. Upon the consummation of the Business Combination, the current equity holdings of the Nova Vision shareholders shall be exchanged as follows:

(i)	Each NOVA Ordinary Share issued and outstanding immediately prior to the effective time of the Redomestication Merger (other than any redeemed shares, excluded NOVA Ordinary Shares and dissenting NOVA Ordinary Shares) will automatically be cancelled and cease to exist and, for each such NOVA Ordinary Share, PubCo shall issue to each Nova Vision shareholder (other than Nova Vision’s shareholders who exercise their redemption rights or dissenter’s rights in connection with the Business Combination, any direct or indirect wholly owned subsidiary of Nova Vision holding NOVA Ordinary Shares and any Nova Vision’s shareholders who exercise their dissenter’s rights under the British Virgin Islands law) one validly issued PubCo Ordinary Share, which shall be fully paid;

(ii)	Each whole NOVA Warrant issued and outstanding immediately prior to effective time of the Redomestication Merger will convert into a PubCo Warrant to purchase one-half of one PubCo Class A Ordinary Share (or equivalent portion thereof). The PubCo Warrants will have substantially the same terms and conditions as set forth in the NOVA Warrants; and

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(iii)	The holders of NOVA Rights issued and outstanding immediately prior to the effective time of the Redomestication Merger will receive one-tenth (1/10) of one PubCo Class A Ordinary Share in exchange for the cancellation of each NOVA Right; provided, however, that no fractional shares will be issued and all fractional shares will be rounded up to the nearest whole share.

The PubCo Ordinary Shares is classified into PubCo Class A Ordinary Shares and PubCo Class B Ordinary Shares, where each PubCo Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to vote at all general meetings of PubCo and each PubCo Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to vote at all general meetings of PubCo. The conversion of NOVA Ordinary Shares into PubCo Ordinary Shares will be made in PubCo Class A Ordinary Shares.

Differences between PubCo’s Memorandum and Articles of Association and Nova Vision’s Memorandum and Articles of Association

Following is a summary of the material differences between the Memorandum and Articles of Association of PubCo to be in effect following the Business Combination and Nova Vision’s current amended and restated memorandum and articles of association:

●	The name of the new public entity will be “Real Messenger Corporation” as opposed to “Nova Vision Acquisition Corp.”;

●	PubCo is an exempted company incorporated under the laws of the Cayman Islands and Nova Vision is a company incorporated under the laws of the British Virgin Islands;

●	PubCo’s corporate existence is perpetual as opposed to Nova Vision’s corporate existence terminating if a business combination is not consummated by Nova Vision within a specified period of time; and

●	PubCo’s organizational documents do not include the various provisions applicable only to special purpose acquisition corporations that Nova Vision’s third amended and restated memorandum and articles of association contains.

Authorized but unissued ordinary shares may enable PubCo’s board of directors to render it more difficult or to discourage an attempt to obtain control of PubCo and thereby protect continuity of or entrench its management, which may adversely affect the market price of PubCo’s securities. For example, if, in the due exercise of its fiduciary obligations, for example, PubCo’s board of directors were to determine that a takeover proposal were not in the best interests of PubCo, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent shareholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable PubCo to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for share dividends and share splits. PubCo currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

A copy of PubCo’s Amended and Restated Memorandum and Articles of Association, as will be in effect upon consummation of the Business Combination, is attached to this proxy statement/prospectus as Annex B. See also the Section entitled “Comparison of Shareholder’s Rights” on page 182 of this proxy statement/prospectus.

Required Vote

Approval of the Redomestication Merger Proposal requires the affirmative vote of the holders of a majority of the issued and outstanding NOVA Ordinary Shares as of the record date represented in person (including by virtual presence) or by proxy at the Extraordinary General Meeting and entitled to vote and voted thereon. Adoption of the Redomestication Merger Proposal is conditioned upon the adoption of the Acquisition Merger Proposal. It is important for you to note that in the event that any one of the Redomestication Merger Proposal or the Acquisition Merger Proposal is not approved, then Nova Vision will not consummate the Business Combination.

Recommendation of Nova Vision Board

After careful consideration, the Nova Vision Board has determined that the Redomestication Merger forming part of the Business Combination with Real Messenger is in the best interests of Nova Vision and its shareholders. On the basis of the foregoing, the Nova Vision Board has approved and declared advisable the Business Combination with Real Messenger and recommends that you vote or give instructions to vote “FOR” adoption of the Redomestication Merger Proposal.

The existence of financial and personal interests of one or more of NOVA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of NOVA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, NOVA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL NO. 2:

THE ACQUISITION MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Business Combination and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement and the Plan and Articles of Merger are attached hereto as Annex A1 and Annex A2, respectively, which are incorporated by reference herein.

General Description of the Acquisition Merger

Acquisition Merger with Real Messenger; Acquisition Merger Consideration

Substantially concurrently with the Redomestication Merger, Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of PubCo, will be merged with and into Real Messenger, resulting in Real Messenger being a wholly owned subsidiary of PubCo.

The aggregate consideration for the Acquisition Merger (the “Merger Consideration”) is $64,000,000. The Merger Consideration will be paid in the form of 6,400,000 newly issued PubCo Ordinary Shares valued at $10.00 per share, which is comprised of (A) 5,950,000 PubCo Ordinary Shares (the “Closing Payment Shares”) which shall be issued at the Closing and (B) 450,000 PubCo Ordinary Shares (the “Holdback Shares”, together with the Closing Payment Shares, the “Merger Consideration Shares”) which shall be issued at the Closing and subject to surrender and forfeiture for indemnification obligations under the Merger Agreement. The Merger Consideration will be paid 56% in PubCo Class B Ordinary Shares and 44% in PubCo Class A Ordinary Shares.). In addition, a number of PubCo Class A Ordinary Shares equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions) will be reserved and authorized for issuance under the Incentive Plan upon Closing. At the closing of the Acquisition Merger, the one fully paid share in Merger Sub held by PubCo will become one fully paid share in the surviving corporation, so that Real Messenger will become a wholly owned subsidiary of PubCo.

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of five (5) members, three (3) of whom shall be independent directors under Nasdaq rules. The Sponsor shall have the right, but not the obligation, to designate, or cause to be designated, one (1) of the independent directors to serve as a director of PubCo until the second annual shareholder meeting of PubCo that takes place after the Effective Time, and Real Messenger shall have the right, but not the obligation, to designate, or cause to be designated, the remaining directors. See section titled “PubCo’s Directors and Executive Officers after the Business Combination” for additional information.

According to the Memorandum and Articles of Association of PubCo, the authorized share capital of PubCo is $50,000 divided into 500,000,000 ordinary shares of par value of $0.0001 each, comprising (a) 488,000,000 PubCo Class A Ordinary Shares of par value of US$0.0001 each and (b) 12,000,000 PubCo Class B Ordinary Shares of par value of $0.0001 each. After the consummation of the Business Combination, PubCo will be a “foreign private issuer” under the U.S. securities laws and the rules of Nasdaq. For more information about the foreign private issuer, please see the sections titled “PubCo’s Directors and Executive Officers After the Business Combination — Foreign Private Issuer Status.”

After the Business Combination, assuming (i) there are no redemptions of Nova Vision shares, (ii) there is no exercise of the PubCo Warrants and (iii) the Notes have been converted, Nova Vision’s current public shareholders will own approximately 19.70% of the issued share capital of PubCo, Nova Vision’s Initial Shareholders will own approximately 18.37% of the issued share capital of PubCo, and Real Messenger shareholders will own approximately 59.31% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares). Assuming maximum redemption by holders of 1,550,297 Nova Vision’s issued and outstanding ordinary shares, Nova Vision’s current public shareholders will own approximately 6.22% of the issued share capital of PubCo, the Initial Shareholders will own approximately 22.03% of the issued share capital of PubCo, and Real Messenger shareholders will own approximately 69.26% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares).

Representations and Warranties

In the Merger Agreement, Real Messenger makes certain representations and warranties (with certain exceptions set forth in the disclosure schedules to the Merger Agreement) relating to, among other things: (1) corporate existence and power of Real Messenger and its subsidiaries (together, the “Real Messenger Parties”) and similar corporate matters; (2) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (3) no need for governmental authorization for the execution, delivery or performance of the Merger Agreement and additional agreements thereto (the “Additional Agreements”); (4) absence of conflicts; (5) capital structure of Real Messenger; (6) accuracy of the list of each subsidiary of Real Messenger; (7) accuracy of charter documents and corporate records of the Real Messenger Parties; (8) accuracy of corporate records; (9) accuracy of the list of all assumed or “doing business as” names used by the Real Messenger Parties; (10) required consents and approvals; (11) financial information; (12) books and records; (13) absence of certain changes or events; (14) title to assets and properties; (15) litigation threatened against or affecting Real Messenger and its subsidiaries; (16) material contracts; (17) material licenses and permits; (18) compliance with laws; (19) ownership of intellectual property; (20) customers and suppliers; (21) accounts receivable and payable and loans; (22) pre-payments; (23) employees and benefits; (24) employment matters; (25) withholding of obligations of Real Messenger and its subsidiaries applicable to its employees; (26) leased property; (27) tax matters; (28) environmental laws; (29) finders’ fees; (30) powers of attorney and suretyships; (31) directors and officers; (32) international trade matters and anti-bribery compliance; (33) that Real Messenger is not an investment company; (34) insurance; (35) affiliate transactions; (36) privacy laws; (37) OFAC compliance; (38) board approval; and (39) exclusivity of representations and warranties.

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In the Merger Agreement, NOVA, on its behalf and also on behalf of NewCo and Merger Sub (together, the “Nova Parties”), makes certain representations and warranties relating to, among other things: (1) proper corporate existence and power; (2) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (3) no need for governmental authorization for the execution, delivery or performance of the agreement and Additional Agreements; (4) absence of conflicts; (5) finders’ fees; (6) issuance of the Aggregate Stock Consideration; (7) capital structure; (8) information supplied; (9) minimum trust fund amount; (10) validity of Nasdaq Stock Market listing; (11) that NOVA is a public reporting company; (12) no market manipulation; (13) board approval; (14) NOVA’s SEC filing documents and financial statements; (15) absence of litigation; (16) compliance with laws; (17) anti-money laundering laws; (18) OFAC compliance; (19) that NOVA is not an investment company; (20) tax matters; and (21) exclusivity of representations and warranties.

Conduct Prior to Closing; Covenants

Real Messenger and the Nova Parties have agreed to operate their business in the ordinary course, consistent with past practices, prior to the closing of the transactions (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.

The Merger Agreement also contains customary closing covenants.

Conditions to Closing

General Conditions to Closing

Consummation of the Merger Agreement and the transactions therein is conditioned on, among other things, (1) no provisions of any applicable law and no order prohibiting or preventing the consummation of the closing; (2) there not being any action brought by a third party that is not an affiliate of the parties hereto to enjoin or otherwise restrict the consummation of the closing; (3) all consents, approvals and filings required to consummate the transactions contemplated by the Merger Agreement shall have been made or obtained; (4) the SEC having declared the registration statement with respect to the Business Combination effective, and no stop order suspending the effectiveness of the registration statement or any part thereof having been issued; (5) the Merger Agreement, each of the Additional Agreements and the transactions contemplated thereby, having been duly authorized and approved by the shareholders of Nova Vision; (6) the Merger Agreement, each of the Additional Agreements and the transactions contemplated thereby, having been duly authorized and approved by the shareholders of Real Messenger; (7) all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have been made and any applicable waiting period shall have been completed; (8) as of the Closing, PubCo shall have at least $5,000,001 in net tangible assets and (9) the formation of NewCo and Merger Sub and their execution of a joinder agreement to the Merger Agreement. If the Nova Vision shareholders approve the NTA Requirement Amendment Proposal, and the parties to the Merger Agreement agree to waive Section 10.1(h) of the Merger Agreement, this will remove the condition set forth in clause (8) of the preceding sentence. The parties to the Merger Agreement have not yet agreed to enter into to such a waiver.

Real Messenger’s Conditions to Closing

The obligations of Real Messenger to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above, are conditioned upon each of the following, among other things: (1) the Nova Parties complying with all of their obligations under the Merger Agreement in all material respects; (2) the representations and warranties of the Nova Parties being true on and as of the date of the Merger Agreement and the closing date of the transactions except as would not be expected to have a material adverse effect; (3) the Nova Parties complying with the reporting requirements under the applicable Securities Act of 1933 and Securities Exchange Act of 1934; (4) Real Messenger having received a duly executed opinion in respect of Nova Vision from the Nova Parties’ British Virgin Islands counsel in form and substance reasonably satisfactory to it; (5) there having been no material adverse effect to the Nova Parties; and (6) PubCo having remained listed on Nasdaq and the additional listing of the shares issued as Aggregate Stock Consideration shall have been approved by Nasdaq.

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Nova Parties’ Conditions to Closing

The obligations of the Nova Parties to consummate the transactions contemplated by the Merger Agreement, in addition to the conditions described above in the first paragraph of this section, are conditioned upon each of the following, among other things: (1) Real Messenger complying with all of its obligations under the Merger Agreement in all material respects; (2) the representations and warranties of Real Messenger being true on and as of the date of the Merger Agreement and the closing date of the transactions except as would not be expected to have a material adverse effect; (3) there having been no material adverse effect to Real Messenger; (4) Real Messenger having delivered an officer’s certificate as to the accuracy of (1)-(3) of this paragraph; (5) the Nova Parties having received (i) a copy of the organizational documents of Real Messenger, (ii) copies of resolutions duly adopted by the board of directors of Real Messenger authorizing the Merger Agreement and the transactions contemplated thereby, and confirmation of the same having been duly authorized and approved by the shareholders of Real Messenger, and (iii) a recent certificate of good standing of Real Messenger; (6) the Nova Parties having received copies of all governmental approvals, if any; (7) the Nova Parties having received a duly executed opinion in respect of Real Messenger from Real Messenger’s Cayman Islands counsel in form and substance reasonably satisfactory to the Nova Parties; (8) the Nova Parties having received a copy of each of the Additional Agreements to which Real Messenger is a party, duly executed by Real Messenger and in full force and effect, as well as a copy of each of the Additional Agreements duly executed by all required parties thereto, other than Nova Vision or Real Messenger; (9) the Nova Parties having received copies of certain third party consents, and no such consents have been revoked; (10) Real Messenger having no more than $1,000,000 of indebtedness at the Closing; and (11) repayment and/or forgiveness of all Real Messenger related party debt, and there being a related party debt balance of $0 at the Closing.

Indemnification

Until the eighteen-month anniversary of the closing date, Real Messenger’s shareholders will indemnify PubCo from any losses incurred or sustained by PubCo arising from any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Real Messenger and/or its shareholders contained in the Merger Agreement.

Termination

The Merger Agreement may be terminated and/or abandoned at any time prior to the Closing, whether before or after approval of the proposals being presented to the shareholders of Nova Vision, by:

● mutual written consent of the Nova Parties and Real Messenger;

● any of the Nova Parties, if any of the representations or warranties of Real Messenger shall not be true and correct, or if Real Messenger has failed to perform any covenant which, if capable of being cured is not cured (or waived by the Nova Parties) by the earlier of (i) July 31, 2024 (as agreed in the Third MA Amendment) (the “Outside Date”) or (ii) 20 days after written notice thereof is delivered to Real Messenger, provided that the Nova Parties are not in breach of the Merger Agreement at such time; or if Real Messenger had not delivered its audited financial statements for its fiscal year ended March 31, 2023 on or before April 30, 2023;

● Real Messenger, if any of the representations or warranties of the Nova Parties shall not be true and correct, or if any Nova Party has failed to perform any covenant which, if capable of being cured is not cured (or waived by Real Messenger) by the earlier of (i) the Outside Date or (ii) 20 days after written notice thereof is delivered to the Nova Parties, provided that Real Messenger is not in breach of the Merger Agreement at such time; or

● Real Messenger or any Nova Party on or after the Outside Date, (i) if the Acquisition Merger shall not have been consummated prior to the Outside Date; provided, however, that the terminating party shall not be in breach of the Merger Agreement as of the date of such termination; (ii) if any governmental order preventing the consummation of the Business Combination shall be in effect and shall have become final and non-appealable; or (iii) if any of the matters to be approved by Purchaser’s shareholders in connection with the Business Combination are not so approved.

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Additional Agreements Executed at the Signing of the Original Merger Agreement

Sponsor Support Agreement

Contemporaneously with the execution of the Original Merger Agreement, certain holders of NOVA Ordinary Shares entered into a support agreement (the “Sponsor Support Agreement”), pursuant to which such holders agreed to, among other things, approve the Merger Agreement and the proposed Business Combination.

The foregoing description of the Sponsor Support Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a copy of which was filed as Exhibit 10.2 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on March 28, 2023 and is incorporated herein by reference.

Additional Agreements to be Executed at Closing

Lock-Up Agreements

Upon the Closing, the Real Messenger Shareholders the Initial Shareholders will execute lock-up agreements (the “Lock-up Agreements”). Pursuant to the Lock-Up Agreements, the Real Messenger Shareholders and the Initial Shareholders will, subject to certain customary exceptions, agree not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any Closing Payment Shares and Holdback Shares held by them (the “Lock-up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares or otherwise or engage in any short sales or other arrangement with respect to the Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 12 months after the date of the Closing (the “Lock-Up Period”).

The restrictions set forth in the Lock-Up Agreements shall not apply to: (1) transfers or distributions to a Real Messenger Shareholder’s current or former general or limited partners, managers or members, stockholders, other equity holders or direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act) or to the estates of any of the foregoing; (2) transfers by bona fide gift to a member of the shareholder’s immediate family or to a trust, the beneficiary of which is the shareholder or a member of the shareholder’s immediate family for estate planning purposes; (3) by virtue of the laws of descent and distribution upon death of the shareholder; or (4) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of such Lock-Up Agreement. In addition, after the Closing Date, if there is a Change of Control, then upon the consummation of such Change of Control, all Lock-up Shares shall be released from the restrictions contained therein. For the purposes of the Lock-Up Agreements, a “Change of Control” means: (a) the sale of all or substantially all of the consolidated assets of PubCo and PubCo’s subsidiaries to a third-party purchaser; (b) a sale resulting in no less than a majority of the voting power of PubCo being held by person that did not own a majority of the voting power prior to such sale; or (c) a merger, consolidation, recapitalization or reorganization of PubCo with or into a third-party purchaser that results in the inability of the pre-transaction equity holders to designate or elect a majority of the board of directors (or its equivalent) of the resulting entity or its parent company.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a copy of which was filed as Exhibit 10.2 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on March 28, 2023 and is incorporated herein by reference.

Registration Rights Agreement

At the closing of the Business Combination, PubCo will enter into a registration rights agreement (the “Registration Rights Agreement”) with certain existing Nova Vision shareholders and with the Real Messenger Shareholders with respect to certain shares, units, private units (and the private shares, private warrants and private rights included therein) to the extent they own at the Closing. The Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. Purchaser will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements, a copy of which is included as Exhibit 10.3 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on March 28, 2023 and is incorporated herein by reference.

Employment Agreements

At the closing of the Business Combination, PubCo will enter into employment agreements with certain key executives of Real Messenger (the “Employment Agreements”) which will contain the terms and conditions governing the employment of such individuals.

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The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreements.

Interests of Certain Persons in the Business Combination

When you consider the recommendation of the Nova Vision Board in favor of adoption of the Redomestication Merger Proposal, the Acquisition Merger Proposal and the other related Proposals, you should keep in mind that Nova Vision’s directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a shareholder, including the following:

●	On March 27, 2023, contemporaneously with the execution of the Original Merger Agreement, the Initial Shareholders entered into the Sponsor Support Agreement, pursuant to which, among other things, such shareholders agree not to exercise any right to redeem all or a portion of their respective NOVA Ordinary Shares in connection with the Business Combination. Nova Vision did not provide any separate consideration to the Initial Shareholders for such forfeiture of redemption rights;

●	The Initial Shareholders have waived their rights to redeem their NOVA Ordinary Shares (including shares underlying NOVA Units), or to receive distributions with respect to these shares upon the liquidation of the Trust Account if Nova Vision is unable to consummate a business combination. Accordingly, the NOVA Ordinary Shares, as well as the NOVA Units purchased by the Sponsor and Nova Vision’s officers and directors, will be worthless if Nova Vision does not consummate a business combination;

●	If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), Nova Vision will be required to liquidate. In such event, the 1,437,500 NOVA Ordinary Shares held by the Initial Shareholders, which were acquired prior to the IPO for an aggregate purchase price of $25,000, or approximately $0.017 per share, will be worthless. Such shares had an aggregate market value of approximately $[ ] based on the closing price of NOVA Ordinary Share of $[ ] on Nasdaq as of [ ], 2024. Upon the consummation of the Business Combination, among other things, each of the then issued and outstanding NOVA Ordinary Shares will convert automatically, on a one-for-one basis, into one PubCo Ordinary Share. In the event the share price of PubCo Ordinary Shares falls below the price paid by a Nova Vision shareholder at the time of purchase of the NOVA Ordinary Shares by such shareholder, a situation may arise in which the Sponsor or a director of Nova Vision maintains a positive rate of return on its/ his/her NOVA Ordinary Shares while such Nova Vision shareholder experiences a negative rate of return on the shares such Nova Vision shareholder purchased;

●	If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), the 307,500 Private Units purchased by the Sponsor for a total purchase price of $3,075,000, will be worthless. Such Private Units had an aggregate market value of approximately $[ ] based on the closing price of NOVA Units of $[ ] on Nasdaq as of [ ], 2024;

●

In order to extend the amount of time Nova Vision has to complete a business combination, it issued (i) a non-interest bearing, unsecured promissory note in the principal amount of $575,000 to Sponsor on August 4, 2022 in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022; (ii) nine non-interest bearing, unsecured promissory notes, each for an amount of $75,030 (representing $0.0416 per Public Share), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023, June 8, 2023 and July 5, 2023 respectively, to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account; (iii) twelve non-interest bearing, unsecured promissory notes, each in the amount of $69,763, on August 3, 2023, September 6, 2023, October 6, 2023, November 6, 2023, December 6, 2023, January 6, 2024, February 8, 2024, March 8, 2024, April 5, 2024, May 9, 2024, June 7, 2024 and July 5, 2024. It also issued eight non-interest bearing, unsecured promissory notes in the amount of $50,000, $350,000, $1,500,000, $170,000, $48,750, $50,000, $85,000 and $58,000 on January 10, 2023, July 3, 2023, September 30, 2023, January 10, 2024, February 9, 2024, March 8, 2024, May 21, 2024 and July 9, 2024, respectively, in exchange for Sponsor providing such amount to Nova Vision as Nova Vision’s working capital. All the promissory notes mentioned above are referred to as the “Notes”. All Notes, except for the promissory note issued on August 4, 2022, would either be paid upon consummation of Nova Vision’s initial business combination, or, at the lender’s discretion, converted upon consummation of its business combination into additional private units at a price of $10.00 per unit, but will not be repaid in the event that Nova Vision is unable to close a business combination unless there are funds available outside the Trust Account to do so.

If the proposed Business Combination is not completed by August 10, 2024 (36 months after the consummation of the IPO), the Notes shall be deemed to be terminated and no amounts will thereafter be due, or if the Note has been converted, the NOVA Units will be worthless. Such Units would have had an aggregate market value of approximately $[    ] based on the closing price of NOVA Units of $[    ] on Nasdaq as of [    ];

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●	As a result of the interests of the Sponsor and Nova Vision’s directors and officers in Nova Vision’s securities, the Sponsor and Nova Vision’s directors and officers have an incentive to complete an initial business combination and may have a conflict of interest in the transaction, including without limitation, in determining whether a particular business is an appropriate business with which to effect Nova Vision’s initial business combination; and

●	If the Business Combination with Real Messenger is completed, the Sponsor will have the right to designate one member of the board of directors of PubCo.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” in accordance with U.S. GAAP. Under this method of accounting, Nova Vision will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Real Messenger issuing shares for the net assets of Nova Vision, accompanied by a recapitalization. The net assets of Nova Vision will be stated at fair value which approximates historical costs as Nova Vision has only cash and short-term liabilities. No goodwill or other intangible assets relating to the Business Combination will be recorded. Operations prior to the business combination will be those of Real Messenger. This determination was primarily based on the holders of Real Messenger expecting to have a majority of the voting power of the Combined Company, Real Messenger senior management comprising all of the senior management of the Combined Company, the relative size of Real Messenger compared to Nova Vision, and Real Messenger operations comprising the ongoing operations of the Combined Company. The net assets of Nova Vision will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Real Messenger.

Regulatory Approvals

The Redomestication Merger, the Acquisition Merger and the other transactions contemplated by the Merger Agreement are not subject to any additional U.S. federal or state regulatory requirements or approvals, or any regulatory requirements or approvals under the laws of the Cayman Islands, except for the registration by the Registrar of Companies in the Cayman Islands of the Plans of Merger and by the British Virgin Islands Registrar of Corporate Affairs of the Plan and Articles of Merger.

Background of the Business Combination

On August 10, 2021, Nova Vision closed its Initial Public Offering of 5,750,000 Units, with each Unit consisting of one ordinary share, one Warrant to acquire one ordinary share at a price of $11.50 and one Right entitling the holder thereof to received one-tenth (1/10) of one Nova Vision Ordinary share. Each Unit was sold at an offering price of $10.00, generating total gross proceeds of $57,500,000. Simultaneously with the consummation of the Initial Public Offering and the exercise of the underwriters’ over-allotment option, Nova Vision consummated the private sale of an aggregate of 307,500 units to its Sponsor at $10.00 per unit for an aggregate purchase price of $3,075,000.

Promptly after the closing of the IPO on August 10, 2021, Nova Vision commenced the process of actively identifying potential business combination targets. Nova Vision’s efforts to identify a prospective target business will not be limited to any particular industry or geographic location, although it intended to direct part of its efforts in Asia (excluding China) and focus on sourcing opportunities that are in the PropTech, FinTech, ConsumerTech, Supply Chain Management industries or technology companies that serve these or other sectors and that it shall not undertake an initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau). No discussions regarding a potential business combination with any candidate were held prior to Nova Vision’s IPO. The following is not intended to be a complete list of all opportunities initially evaluated or explored or discussions held by Nova Vision, but set forth the significant discussions and steps that Nova Vision took in reaching a definitive agreement with Real Messenger.

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NOVA’s Search Process

Prior to the consummation of the IPO on August 10, 2021, neither Nova Vision, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to any potential business combination transaction with NOVA. After the completion of its IPO and consistent with Nova Vision’s business purpose, Nova Vision’s directors and management team commenced an active, targeted search for an initial set of potential business combination targets, leveraging the Sponsor’s network of relationships and extensive investing experience, as well as the prior experience and network of Nova Vision’s directors and management team.

The following is a brief description of the background of Nova Vision’s search for and discussions with various potential target companies. The following is not intended to be an exhaustive list of all opportunities initially evaluated or explored but sets forth the discussions and steps that were taken in reaching a definitive agreement with Real Messenger.

Representatives of Nova Vision contacted and were contacted by numerous individuals and entities who presented ideas for business combination opportunities, including financial advisors and companies in the fintech, renewable energy, agricultural technology, biotech, medical technology, EV technologies, and e-commerce industries. Nova Vision’s officers and directors also introduced target business candidates to Nova Vision. In connection with the foregoing, Nova Vision considered businesses located in various countries in the Southeast Asia region, India, and North America, and narrowed its focus on a subset of those businesses that it believed had attractive long-term growth potential, had developed new technologies within their respective industries and would benefit from being a public company.

During this search process, Nova Vision reviewed approximately 100 business combination opportunities and entered into substantive discussions with approximately 12 potential target companies including Real Messenger. Of those companies, Nova Vision executed a Non-Disclosure Agreement (“NDA”) with approximately 14 businesses in order for Nova Vision to receive and evaluate these companies’ financial information, access data rooms containing these companies’ materials and review other confidential information (Nova Vision did not have further discussions with two of these companies). The discussions with the companies other than Real Messenger took place from August 2021 through December 2022. These potential targets were in the fintech, renewable energy, agricultural technology, biotech, medical technology, EV technologies, and e-commerce industries. The discussions covered various aspects of potential business combinations such as target business operations, potential deal structures and considerations. Discussions with potential targets did not progress substantially due to one or more of the following reasons:

●	Due to the changing market dynamics, the business model was less attractive compared to other opportunities.

●	During Nova Vision’s initial discussions, the target communicated a valuation expectation that Nova Vision management believed to be excessive.

●	Nova Vision’s due diligence and research based upon publicly available information led Nova Vision to conclude that the potential target company was experiencing a decline in profitability and growth such that the ultimate value of the business would be insufficient to make a business combination compelling for Nova Vision and its shareholders.

Upon further discussions and consideration of suitability of each of these potential targets along with consideration of their willingness to transact with Nova Vision, Nova Vision executed letters of intent (each, an “LOI”) with two companies, including Real Messenger and one other company.

The following is a summary of the interactions between Nova Vision and the one other potential target with which Nova Vision executed an LOI (“LOI Candidate 2”):

LOI Candidate 2: Between November 2021 and March 2022, Nova Vision management engaged  in discussions with LOI Candidate 2 with respect to an initial business combination. LOI Candidate 2 initially contacted Nova Vision through its financial advisor. LOI Candidate 2 is an Asia-based biotech company focusing on cancer genetics and precision oncology. In connection with these discussions, Nova Vision and LOI Candidate 2 entered into an NDA on November 22, 2021. Thereafter, Nova Vision conducted preliminary due diligence, research, and evaluation, and entered into preliminary negotiations which resulted in the parties executing an LOI on January 20, 2022. After three months of discussions with this potential counterparty, the efforts did not eventually lead to a transaction because of a difference in valuation expectations and the fact that LOI Candidate 2 was considering the pursuit of a direct public listing. The discussions with LOI Candidate 2 ended on March 28, 2022.

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The following is a summary of the 12 companies (including Real Messenger and LOI Candidate 2) with which Nova Vision executed an NDA and engaged in initial discussions before electing not to proceed further. Initial contacts were made with these companies between August 2021 and December 2022:

●	A Singapore based aggregator of eCommerce data, which uses AI to generate reports to help online retailers with sales plans and strategy.

●	An Australian-listed water treatment and technologies company that was looking to raise cash and transition its listing from Australia to Nasdaq.

●	A U.K. based company that develops non-invasive screening and scanning techniques to identify and diagnose liver diseases and other internal organ problems.

●	A California based business in consumer tech, focusing in the sleep/health products sector.

●	A New Mexico based business in the manufacture and distribution of cannabis products for consumer and medical use.

●	A company based in Nevada that produces and sells LED lighting products for the horticulture and agriculture industry

●	A Singapore based company focused in electronic payments servicing the Asian market.

●	A Malaysia based company in the hydroponic agriculture business supplying hydroponic IOT systems including drone monitoring solutions and IOT devices.

●	An Australian company focused on providing home care and assisting living services to disabled, handicapped, and elderly persons.

●	A company based in Arizona focused on membership-based private jet travel.

Negotiations with Real Messenger

The following sets forth the significant discussions and steps that Nova Vision took in order to agree on and execute the Merger Agreement with Real Messenger.

On August 19, 2021, Nova Vision was introduced to Real Messenger by Mr. Tin Lun Brian Cheng, a director of Nova Vision and also a friend of Mr. Kwai Hoi, Ma, Real Messenger’s co-founder and CEO. Nova Vision’s CEO, Mr. Eric Ping Hang Wong, Mr. Cheng, and Mr. Ma met over a teleconference. Mr. Ma made a management presentation to Nova Vision describing the business model, technology, and plans for growth which included a possible business combination with a blank check company. Nova Vision and Real Messenger both expressed their interests in discussing further.

On August 24, 2021, Nova Vision executed an NDA with Real Messenger governing the sharing of certain confidential information.

Between August 25, 2021 and August 31, 2021, Real Messenger provided Nova Vision with certain Real Messenger management projections for the years 2022 to 2026 (which were later updated to include 2027) and a company presentation deck.

On August 26, 2021, Mr. Wong and Mr. Ma met and discussed the business combination process timeline and the general requirements for a target to be considered. At the meeting, Nova Vision provided Real Messenger with a preliminary list of due diligence questions.

On September 2, 2021, Nova Vision received an initial response to its diligence questions.

Between September 3, 2021 and September 10, 2021, Nova Vision’s management team reviewed certain key information including Real Messenger’s capitalization structure, and key personnel. Nova Vision’s management team gathered and analyzed financial data of certain public companies within the real estate information services, PropTech, enterprise SaaS and other related sectors in connection with its evaluation of a potential business combination with Real Messenger.

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On September 14, 2021, Nova Vision’s Chairman, Mr. Wing-Ho Ngan, Mr. Wong, and Mr. Ma held a video conference to discuss the valuation of the business, transaction consideration and other key terms of the potential deal. Mr. Ma proposed a transaction consideration of $700 million. Nova Vision suggested a valuation of less than $700 million would be appropriate since Real Messenger had yet to formally launch in the US market, and its business model was relatively new. Nova Vision proposed a transaction consideration of $500 million within a transaction structure providing for a portion of the consideration to be paid in the form of an earnout.

Between September 15, 2021 and September 23, 2021, discussions continued between the representatives of Nova Vision and Real Messenger on the general economic and other terms of a potential transaction, including but not limited to, Nova Vision’s proposed valuation of Real Messenger, a minimum cash amount at closing, lock-up agreements for the co-founders and a proposed transaction timeline.

On September 25, 2021, Nova Vision and Real Messenger signed the letter of intent contemplating total consideration of $500 million paid at closing and upon meeting certain earnout criteria. Other agreed terms included a 12-month lockup period for both co-founders, an indemnification escrow of 15% of total consideration, and a minimum closing cash requirement of $25 million.

On September 30, 2021, representatives from Nova Vision and Real Messenger met and further discussed merger structures generally and discussed details of the timeline which included Real Messenger delivering two years of PCAOB audited financial statements. Real Messenger acknowledged the timeline although Mr. Ma stated that the timeline may be extended due to the time needed to complete PCAOB audits. He also discussed his plans for Real Messenger to launch in the United States during the first quarter of 2022. He was also working on plans for a well-known and highly regarded real estate expert to join his company as a co-founder and senior executive.

On October 16, 2021, Real Messenger informed Nova Vision it would work on completing the audits for the years ended March 31, 2021 and 2022. It expected the audits to be completed by mid-May 2022.

Between the months of September 2021 through December 2022, Nova Vision continued to pursue other business combination opportunities, and initiated discussions and evaluated 16 merger targets (of which 14 companies executed NDAs with Nova Vision including Real Messenger and LOI Candidate 2).

Between November 2021 and March 2022, Nova Vision and its representatives engaged in more detailed discussions with LOI Candidate 2; details are set forth above.

Between the months of November 2021 and March 2022, representatives from Nova Vision and Real Messenger held bi-weekly teleconference calls to provide updates on the status of the PCAOB audit and due diligence information, and on Real Messenger’s operations and the status of its U.S. launch. In addition, Mr. Ma also kept Mr. Wong informed on the progress of bringing on a well-known real estate agent who had a large social media presence. Between December 2021 and February 2022, Mr. Wong met two real estate agent candidates through video conferences arranged by Mr. Ma.

On March 2, 2022, Mr. Wong met with Mr. Ma and Mr. Fredrik Eklund, one of the top real estate agents in the U.S., in Beverly Hills, California. Mr. Ma and Mr. Eklund were in the final stages of discussions for Mr. Eklund to join Real Messenger. Mr. Ma provided an update on the marketing and promotional events leading up to Real Messenger’s U.S. launch, planned for August 3, 2022, including some of the events and interviews scheduled for both him and Fredrik. The representatives also discussed the general economic conditions including inflationary conditions globally, and the Russian Ukraine war, and the impact on equity markets and valuations. Mr. Wong stated that the market landscape had certainly changed, and the parties would need to re-evaluate the terms of the LOI. Mr. Ma agreed to review in two months to see whether the markets had recovered.

On April 26, 2022, representatives of Nova Vision held a video conference with its capital markets advisors, Brookline Capital Markets, a Division of Arcadia Securities LLC (“Brookline”) and EF Hutton, a division of Benchmark Securities LLC (“EF Hutton”), to discuss, among other things, the potential transaction with Real Messenger, valuations in the equity markets, and the current private investment in public equity (“PIPE”) market.

Between May and June 2022, the representatives of Real Messenger and Nova Vision met to discuss, among other things, the valuation and consideration for the business, due diligence information, the general delays in the proposed transaction timeline, and Real Messenger’s business plans in the U.S. The parties agreed to work towards completing and signing a business combination agreement by the beginning of August 2022.

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On June 9, 2022, Nova Vision sent an email to Real Messenger introducing its team of advisors working on the proposed transaction.

On June 14, 2022, Nova Vision’s U.S. counsel, Loeb & Loeb LLP (“Loeb”), sent its list of due diligence questions to Real Messenger, including a request for a preliminary description of the proposed deal structure.

On June 15, 2022, Real Messenger provided Nova Vision with updated financial projections for the years ended March 31, 2022 through 2026.

Between May 2022 through to the execution of the Amendment to the LOI on June 28, 2022, discussions were held between representatives of Real Messenger and Nova Vision on the general economic and other terms of the transaction, including but not limited to, Nova Vision’s revised valuation of Real Messenger, the earnout escrow, the extension of the negotiation exclusivity period, a proposed transaction timeline, and a shared extension fee in the event that Nova Vision was unable to file a preliminary proxy statement, registration statement or similar filing for the transaction by August 8, 2022.

On June 28, 2022, an Amendment to the LOI between Nova Vision and Real Messenger was executed. The amended terms included: (i) the exclusivity period to be extended to 11:59p.m. Eastern Time on December 31, 2022; (ii) consideration of $250 million in the form of 25 million ordinary shares of Nova Vision at a deemed price of $10.00; (iii) an earn out escrow for 50% of the Consideration; (iv) a sharing of Nova Vision’s extension fee in the event that Nova Vision was unable to file a preliminary proxy statement, registration statement, or similar filing for the transaction by August 8, 2022, with Real Messenger agreeing to pay Nova Vision a sum of $287,5000, which represented 50% of the extension fee that Nova Vision would be required to pay into its Trust Account in order to obtain its first three month extension.

On June 28, 2022, a tax structure kick-off call was held among Real Messenger, Nova Vision, and their respective legal and tax advisors to discuss an appropriate tax structure and to coordinate due diligence. Follow-up calls were held on June 30, 2022 and July 14, 2022, between the tax advisors for Real Messenger and Nova Vision to further discuss tax structuring.

On June 29, 2022, Real Messenger provided Nova Vision and its legal advisors with access to a virtual data room containing additional information for purposes of conducting business, operational, financial, legal, tax, intellectual property and other due diligence with respect to Real Messenger.

On July 6, 2022, Real Messenger notified Nova Vision that its audited financial statements for March 31, 2021 and March 31, 2022 would be ready by the end of July 2022. Real Messenger also notified Nova Vision that it would not be in a position to sign the Merger Agreement before August 2022 as originally planned because the company was focusing on a successful U.S. launch of its new application on August 3, 2022 at the Inman Connect Las Vegas 2022 conference.

On July 6, 2022, Nova Vision held a video conference with Loeb and its advisors to discuss tax and transaction structuring, including the earn out criteria and mechanics.

On July 7, 2022, Loeb sent updated due diligence questions to Real Messenger.

On July 11, 2022, Loeb shared initial drafts of the Merger Agreement reflecting the agreed structure of the proposed transaction, and other key transaction documents with Real Messenger’s legal advisor, Nixon Peabody LLP (“Nixon”). The initial draft of the Merger Agreement reflected the terms of the terms of the executed LOI including the Amendment to the LOI.

On July 26, 2022, in consideration of the time and expense incurred, and to be incurred, by both Nova Vision and Real Messenger, Real Messenger and Nova Vision’s Sponsor, Nova Pulsar Holdings Limited (“Sponsor”) executed an agreement for Real Messenger to pay the Sponsor $575,000 in order to extend Nova Vision’s combination period from August 10, 2022 to November 10, 2022. (On June 6, 2023, the parties agreed to waive the Sponsor’s obligation to repay such amount.)

On July 28, 2022, Loeb followed up with Nixon on due diligence information and when a marked-up response to the Merger Agreement would be shared.

On August 24, 2022, Nixon sent a revised draft Merger Agreement to Loeb reflecting discussions with Real Messenger’s management team and other advisors.

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On September 13, 2022, Real Messenger informed Nova Vision of its plans to pursue a private funding round, which was later delayed so that Real Messenger could instead focus on developing and growing its business.

Between September 2022 and December 2022, Real Messenger and Nova Vision continued to discuss revisions to the key commercial terms. During this period, technology stocks were losing value, and the parties had several discussions regarding valuation while Nova Vision continued its diligence review.

On October 1, 2022, Loeb shared an initial draft of the F-4 registration statement with Real Messenger and Nixon.

On October 18, 2022, Mr. Ma and Mr. Wong met to discuss and agree on revising some of the key commercial terms of the transaction, including: (i) valuation and consideration to be $200 million or 20 million shares at $10.00 per share; (ii) 30% of the valuation to be in the form of an earn out of 6 million shares to be paid out as follows:

in the event that Real Messenger’s revenue exceeds $15 million or EBITDA exceeds $7.5 million, then 1 million shares will be paid;

(b) in the event that Real Messenger’s revenue exceeds $30 million or EBITDA exceeds $15 million, then 1 million shares will be paid;

(c) in the event that Real Messenger’s revenue exceeds $60 million or EBITDA exceeds $30 million, then 1 million shares will be paid;

(d) in the event that Real Messenger’s revenue exceeds $120 million or EBITDA exceeds $60 million, then 1 million shares will be paid; and

(e) in the event that the volume weighted-average per share trading price (“VWAP”) of PubCo Ordinary Shares is at or above eighteen dollars ($18.00) per share for twenty (20) consecutive trading days in any twenty (20) day continuous trading period starting the end day of closing of the business combination and ending on December 31, 2027, then 2 million shares will be paid.

On November 3, 2022, in consideration of the time and expense incurred, and to be incurred, by both Nova Vision and Real Messenger, Mr. Ma and the Sponsor executed a note agreement to provide the Sponsor with up to $575,000 in order to extend Nova Vision’s combination period from November 10, 2022 to February 10, 2023. The note will be converted upon the consummation of the business combination into PubCo Ordinary Shares at $10.00 per share. In addition, Mr. Ma and the Sponsor executed note agreements to provide the Sponsor with $75,030 per month in order to extend Nova Vision’s combination period from February 10, 2023 to June 10, 2023.

On November 15, 2022, Nixon emailed Nova Vision and Loeb to inform them that additional information was made available in the virtual data room. Nova Vision and its advisors continue to review information and prepare follow up questions.

On November 18, 2022, Loeb sent an updated draft Merger Agreement to Nixon and Real Messenger. This draft contained new valuation terms of $140 million or 8 million shares at $10.00 per share and closing, and an earnout of up to $60 million or 6 million shares at $10.00 per shares on the same terms as discussed on October 18, 2022 and described above; as well as revisions to some representations and warranties among other things.

Between November 2022 and February 2023, representatives from Nova Vision and Real Messenger continued to discuss the key terms of the transaction, including valuation and total consideration, earn out escrow and earn out criteria, indemnification escrow, and cash at closing. The parties also discussed Nova Vision’s continued extensions and the related costs. On each of February 7, 2023, March 7, 2023, April 5, and May 2, 2023, Mr. Ma and the Sponsor executed note agreements to provide the Sponsor with $75,030 per month in order to extend Nova Vision’s combination period from February 10, 2023 to June 10, 2023.

On January 13, 2023, Real Messenger sent Nova Vision updated financial projections for the years ended March 31, 2023 through March 31, 2027.

On February 9, 2023, representatives from Nova Vision and Real Messenger met to discuss and agree on revising some of the key commercial terms of the transaction, including: (i) valuation and consideration to be $150 million or 15 million shares at $10.00 per share; (ii) 50% of the valuation to be in the form of an earn out of 7.5 million shares to be paid out as follows:

(a)	in the event that Real Messenger’s revenue exceeds $15 million or EBITDA exceeds $7.5 million, then 1.5 million shares will be paid;

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(b) in the event that Real Messenger’s revenue exceeds $30 million or EBITDA exceeds $15 million, then 1.5 million shares will be paid;

(c) in the event that Real Messenger’s revenue exceeds $60 million or EBITDA exceeds $30 million, then 1.5 million shares will be paid;

(d) in the event that the VWAP of PubCo Ordinary Shares is at or above thirteen dollars ($13.00) per share for twenty (20) consecutive trading days in any twenty (20) day continuous trading period starting the end day of closing of the business combination and ending on December 31, 2027, then 1.5 million shares will be paid;

(e) in the event that the VWAP of the PubCo Ordinary Shares is at or above sixteen dollars ($16.00) per share for twenty (20) consecutive trading days in any twenty (20) day continuous trading period starting the end day of closing of the business combination and ending on December 31, 2027, then 1.5 million shares will be paid; and

(f) in the event that the VWAP trading price of ordinary shares is below $5.00 per share for sixty (60) consecutive trading days in any sixty (60)-day continuous trading period beginning on the first trading day after closing and ending 12 months thereafter, then the remaining earn out shares will be reduced by 50% and subsequent earnout payments will be reduced and adjusted on a proportionate basis;

(iii) indemnification escrow at 10% of consideration; and (iv) $10 minimum million cash at closing.

On February 16, 2023, Nixon received a revised draft of the Merger Agreement from Loeb that incorporated certain adjustments in provisions as discussed between the parties.

On February 16, 2023, Loeb circulated an updated Merger Agreement to all parties, with a request for call to discuss open issues and next steps.

On February 21, 2023, Loeb and Nixon had a teleconference to discuss the parts of the Merger Agreement covering purchase price mechanics; Loeb circulated an updated draft later that day.

On February 24, 2023 Nova Vision and Real Messenger discussed timing mechanics on the earnout, relating to Real Messenger’s March 31 fiscal year. Real Messenger agreed that Nixon would revise the Merger Agreement and share with the group.

On February 25, 2023, Nixon circulated a revised draft Merger Agreement to provide that the first year of the earn out period will cover the year ended March 31, 2024 or December 31, 2024, depending on the timing of Real Messenger’s change of its fiscal year. Nixon also incorporated the statement that the parties agreed for Real Messenger to change its fiscal year end from March 31 to December 31 after the completion of the business combination.

On February 26, 2023, Real Messenger emailed to Nova Vision a further revision of its financial forecast covering the years ended December 31, 2023 through to December 31, 2027 (these further revised projections are referred to as the “Original Projections”).

On February 27, 2023, Real Messenger emailed an updated investor deck incorporating information prepared by Nova Vision including among other items, public comparable valuation metrics, and the transaction structure.

On February 28, 2023, Ogier delivered its comments on the Merger Agreement to Loeb. From February 28 to March 14, 2023, Loeb and Nova Vision worked on structuring and preparing for the formation of NewCo and Merger Sub.

On February 28, 2023, Loeb shared a revised BCA with Nixon.

On February 28, 2023, Nova Vision, Real Messenger and their legal advisors held an open points call; topics discussed included the draft Lock Up Agreement, Sponsor Support Agreement, and related documents which were generally discussed by the group.

On February 28, 2023, RM shared draft a press release announcement of the deal. Nova and Loeb held a teleconference to discuss certain finer points of the deal, including but not limited to, the timing of Real Messenger’s fiscal year change to December 31 and its impact on the earn out provisions, related party debt write-off, and indemnification terms.

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On February 28, 2023, Mr. Ma met with Mr. Wong to discuss and agree on some outstanding terms of the Merger Agreement, including that (i) Mr. Ma will retain 10:1 voting rights in his Class B shares; (ii) the earn out shares will be issued at closing and held in escrow; (iii) all related party debt will be written off prior to closing; (iv) Real Management’s debt will be less than $1 million at closing; (v) cash at closing will be at least $10 million; (vi) PubCo will allocate 10% of total shares to its management incentive plan.

On March 1, 2023, Loeb circulated a new draft of the Merger Agreement.

On March 2, 2023, Nova held a teleconference call with EFH, Brookline – capital markets advisors – and Loeb to discuss financing and funding options and requirements.

On March 11, 2023, Loeb circulated a revised draft of the Merger Agreement, reflecting Cayman law comments from Ogier.

On March 13, 2023, all parties joined a status call to discuss on the Merger Agreement, outstanding issues and works in progress.

On March 15, 2023, Nova Vision, Loeb, and Brookline and Nova had a call to discuss backstop financing alternatives.

On March 16 and 17, 2023, Loeb and Nixon exchanged and shared revised drafts of the Merger Agreement to all parties.

On March 17, 2023, Nixon circulated a revised draft of the Sponsor Support Agreement, Lock-Up Agreement, and the Registration Rights Agreement.

From March 17 to March 23, 2023, the parties held a number of teleconference calls to discuss the Merger Agreement and the related deal documents, the remaining intellectual property diligence items, outstanding issues and works in progress.

On March 24, 2023, the working group had a status call to discuss logistics for signing, filing the 8-K announcement and issuing the press release announcing the signing of the Merger Agreement.

On March 27, 2023, the Nova Vision Board unanimously approved Nova Vision’s entry into the Original Merger Agreement. See “Nova Vision’s Reasons for the Approval of the Business Combination.”

On March 27, 2023, a draft of board resolutions regarding the Original Merger Agreement was sent by Ogier to Loeb & Loeb, and Loeb & Loeb provided comments on the resolutions to Ogier. On the same day, the Nova Vision board of directors unanimously approved Nova Vision’s entry into the Original Merger Agreement.

On March 27, 2023, Real Messenger and Nova Vision executed and delivered the Original Merger Agreement and related documents and agreements. Loeb and Nixon exchanged and signed off on final versions of the Merger Agreement and all ancillary transaction documents. The Original Merger Agreement provided for the following economic terms:

●	Aggregate consideration of up to $150,000,000, comprised of a closing payment equal to $75,000,000 and an earnout component under which up to an additional $75,000,000 of consideration may be paid in the future, contingent on the achievement of certain performance milestones, similar to those discussed on February 9, 2023 and summarized above.
●	The $75,000,000 payment to be made in the form of 7,500,000 newly issued PubCo Ordinary Shares valued at $10.00 per share, comprised of (A) 6,000,000 PubCo Ordinary Shares to be issued at the Closing and (B) 1,500,000 PubCo Ordinary Shares to be issued at the Closing as Holdback Shares and subject to surrender and forfeiture for indemnification obligations under the Original Merger Agreement.
●	Any earnout payment to be made in the form of newly issued PubCo Ordinary Shares valued at $10.00 per share.
●	All share payments to be made 28% in PubCo Class A Ordinary Shares and 72% in PubCo Class B Ordinary Shares.

On March 28, 2023, Real Messenger and Nova Vision issued a joint press release announcing the execution of the Original Merger Agreement. On the same date, Nova Vision filed with the SEC a Current Report on Form 8-K announcing the execution of the Original Merger Agreement. The Current Report on Form 8-K attached exhibits including a copy of the Original Merger Agreement and other ancillary documents and the investor presentation prepared by members of the Nova Vision and Real Messenger management teams and representatives.

On April 17, 2023, representatives of Real Messenger, Nova Vision, Brookline, Loeb and Nixon had a conference call to discuss private fundraising process and wall cross procedures.

On April 18, 2023, Loeb emailed wall cross procedures and documents to the above parties and also to EF Hutton.

Between April 18, 2023 and May 18, 2023 legal counsel finalized wall cross procedures and obtained sign offs from all principals.

On May 2, 2023, Real Messenger and Nova Vision had a video conference with a venture capital fund from California during which Thomas Ma presented the investment opportunity.

On June 1, 2023, Brookline, Real Messenger and Nova Vision had a call to discuss the process and possible list of targets to approach for private placement fundraising. The Real Messenger team gave a company presentation as part of this call.

From June 1 to June 22, 2023, Thomas Ma met with investors who are family and friends, and signed non-binding term sheets for $11.5 million in convertible notes.

On June 14, 2023, Brookline, Real Messenger and Nova Vision had a call during which Real Messenger presented a “teach in” to the Brookline team. Brookline was introduced to Real Messenger’s executive officers.

Between June 14, 203 and July 18, 2023, Brookline’s team approached investors on behalf of both Nova vision and Real Messenger, worked on getting them over the wall, and then hosted calls to discuss the investment opportunity.

On June 27, 2023, Nova Vision incorporated two subsidiaries RM2 Limited (Merger Sub) and Real Messenger Corporation (PubCo) as part of the business combination. On June 29, 2023, RM2 Limited and Real Messenger Corporation executed a joinder agreement with Nova Vision and Real Messenger, pursuant to which PubCo and Merger Sub agreed to be bound by the terms of the Original Merger Agreement.

On July 3, 2023, PubCo filed its Form F-4 registration statement with the SEC.

On July 18, 2023, Thomas Ma, the CEO of Real Messenger, had a call with a family office located in Boston during which he presented the investment opportunity. This call was arranged by Brookline. Nova Vison did not participate in this call.

On July 21, 2023, Brookline, Real Messenger and Nova Vision had a follow up call to discuss the status of the investor outreach efforts to date. Brookline reported that many investors had difficulty justifying the potential valuation of $150,000,000, and some commented that it was very unusual for a company such as Real Messenger to not have raised capital in a previous round (it is very rare to see a company such as Real Messenger be founder/owner funded all the way until going public). Investor reaction generally conveyed the belief that the true valuation of Real Messenger was much lower than the valuation set forth in the Original Merger Agreement. Some of these investors passed on the investment opportunity; others did not respond.

On July 24, 2023, Thomas Ma and Eric Wong met to discuss investor feedback, valuation and terms. Both agreed that the continued inflationary environment combined with additional interest rate hikes by the Federal Reserve resulted in a higher cost of capital for many investors. This put pressure on the potential valuation of Real Messenger which resulted in the lack of positive investor feedback. The lack of positive investor feedback was an indication that the potential valuation of Real Messenger of up to $150,000,000 was higher than investor expectations. In order to align the terms of the business combination with investor expectations, Thomas Ma and Eric Wong agreed to reduce the total consideration from $150,000,000 to $45,000,000. Specifically, they agreed to reduce the base valuation from $75,000,000 to $45,000,000, to forego the earnout and its $75,000,000 upside potential, and to set the indemnity holdback at 10% of the new valuation or (or $4,500,000). All other terms in the Original Merger Agreement would remain unchanged.

On July 31, 2023, Thomas Ma and Eric Wong had a conference call with Brookline and EF Hutton to inform them that the parties had agreed on the updated terms described immediately above.

On Aug 1, 2023, Thomas Ma and Eric Wong informed the full deal team as to the revised transaction terms over a conference call. The parties agreed to work on updating the Original Merger Agreement, the F-4 Registration Statement and all other documents requiring revisions consistent with the above.

On August 15, 2023, Eric Wong presented the revised transaction terms the Nova Board. There was a discussion as to the progress of the transaction, the investor feedback to date, after which Mr. Wong presented the proposed revised terms of the transaction to the Nova Board for their review and approval. Mr. Wong emphasized the advantages of aligning the transaction consideration with investor sentiment and the recent interest rate increases (of which, as of August 15, 2023, there were two since the date of the Original Merger Agreement), which would benefit Real Messenger’s ability to obtain additional financing in the future. The Nova Board did not request revised projections in connection with its review of the revised deal terms; rather, the focus was on the advantages to both Nova Vision and to Real Messenger of better alignment of the transaction consideration to the then current market realities. The Nova Board then unanimously approved the revised terms at this meeting.

On August 15, 2023, the parties executed an amendment to the Original Merger Agreement reflecting the mutually agreed revisions to the transaction terms.

On August 17, 2023, Nova Vision filed a Current Report on Form 8-K with the SEC in connection with the first amendment to the Original Merger Agreement.

On August 22, 2023, PubCo filed its first amendment to its Form F-4 registration statement with the SEC.

On September 22, 2023, Nova Vision and Real Messenger met with a prospective investor in California to discuss the opportunity to invest in Real Messenger’s private placement or a PIPE.

On September 25, 2023 and on September 27, 2023, Nova Vision and Real Messenger held video conferences with two other prospective investors in a potential PIPE.

On October 4, 2023, Real Messenger and the 2023 Private Placement Investors executed the CNPA, and Real Messenger issued Convertible Notes totaling $5.0 million, in the Private Placement. As part of the transaction, the Sponsor agreed to transfer an aggregate of 500,000 PubCo Class A Ordinary Shares to the 2023 Private Placement Investors upon the Closing of the Business Combination.

On October 27, 2023, the parties executed the Second MA Amendment for the purposes of (i) memorializing the Private Placement, (ii) increasing the Merger Consideration by the amount of the Private Placement financing (from $45,000,000 to $50,000,000), (iii) providing that the Incentive Plan will authorize a number of PubCo Class A Ordinary Shares that is equal to 20% of the total number of PubCo Ordinary Shares as of the Closing and after giving effect to any shareholder redemption and (iv) moving the Outside Date to December 31, 2023.

Over the period of November 2023 to December 2023, Eric Wong met with Thomas Ma and his management team on several occasions to discuss the ongoing antitrust litigation involving real estate brokerage firms, the National Association of Realtors (NAR) and related real estate industry participants, and how this may affect or change the residential real estate market. On December 13, 2023, Thomas Ma presented plans to further enhance the premium products offered to its paid agents in order to present an even higher value proposition to its agent users. The enhancements will launch in June 2024 as part of its premium subscription services.

On February 26 2024, Real Messenger presented its updated financial projections (refer to page 95 below). The updated financial projections covered the years ended 2023 – 2027, and were prepared with a March 31st year end, which is consistent with Real Messenger’s fiscal year end (“Updated Projections”), which was circulated to the Nova Vision Board on March 4, 2024.

On March 4, 2024, the Nova Vision Board met and discussed the status of the business combination including the updated financial projections including a review of the valuation basis of Real Messenger, comparing it with industry comparable companies such as REA Group, Rightmove, CoStar Group, Scout24, and Zillow. After accounting for the Updated Projections, the Nova Vision Board believed that Real Messenger still compares favorably against its industry peers in terms of both valuation metrics and growth potential. The Nova Vision Board acknowledged the Updated Projections and reaffirmed its decision to continue working towards closing the deal. Both of the original projections and the Updated Projections are included on page 95 below.

On March 7, 2024, the parties executed the Third MA Amendment for the purposes of moving the Outside Date to July 31, 2024.

On May 29, 2024, the parties executed the Fourth MA Amendment for the purposes of reflecting changes in ownership of Real Messenger as a result of Real Messenger’s election, effective as of April 19, 2024 and completed as of April 29, 2024, to repurchase of 1,000,000 unvested Class A Ordinary shares previously issued to Mr. Fredrik Eklund, and issuance on April 19, 2024 of 1,000,000 Class A Ordinary shares to Kwai Hoi, Ma’s personal holding company, Bloomington DH Holdings Limited, and the removal of Mr. Eklund’s entry into an employment agreement as a closing condition.

On July 17, 2024, the parties executed the Fifth MA Amendment reflecting the mutually agreed revisions to increase the Merger Consideration from $50,000,000 to $64,000,000 in connection with the 2024 Private Placement.

Nova Vision’s Reasons for the Approval of the Business Combination

Shortly after its IPO and through to the date of signing of the First MA Amendment on August 15, 2023, the Nova Vision Board reviewed and considered all of the 12 merger targets that Nova Vision held more substantive discussions and negotiations with, including LOI Candidate 2 and Real Messenger. During this period, the Nova Vision Board was notified and participated in discussions, analyses, and review both informally through emails and teleconference calls and formally during six board meetings.

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On March 27, 2023, the Nova Vision Board (i) approved the signing of the Original Merger Agreement and the transactions contemplated thereby and (ii) directed that the Original Merger Agreement, the related transaction documentation and other proposals necessary to consummate the Business Combination be submitted to Nova Vision shareholders for approval and adoption, and recommended that Nova Vision shareholders approve and adopt the Original Merger Agreement, the related transaction documentation and such other proposals in connection with the Business Combination. Before reaching its decision, the Nova Vision Board reviewed the results of the due diligence preformed on Real Messenger, which included:

●	Research on the PropTech industry and social platform industry;

●	Extensive meetings and calls with the Real Messenger management team and representatives regarding operations, company products, application functions, intellectual property, IT, human resources, financial prospects and possible acquisition targets, public company preparedness, among other customer due diligence matters;

●	Legal and commercial review of Real Messenger’s material business contracts and certain other legal and commercial due diligence;

●	Legal review of Real Messenger’s intellectual property rights; and

●	Financial and accounting due diligence.

Based on its review of the results of the foregoing diligence efforts, the Nova Vision Board conducted analysis and review of factors relating to Real Messenger’s business operations, financial condition and management and the proposed Business Combination based on Nova Vision’s target company search criteria and guidelines and material risks associated with Real Messenger’s business operations and financial conditions and the proposed Business Combination. The Nova Vision Board believes that is considered all relevant factors in its review and assessment of Real Messenger and the terms of the Business Combination. In particular, the Nova Vision Board considered, among other things, the following factors, although not weighted or in any order of significance at the time when the Nova Vision Board approved the Business Combination with Real Messenger in March 2023:

General Criteria. Real Messenger satisfies a number of acquisition criteria that Nova Vision had established to evaluate prospective business combination targets. The Nova Vision Board determined that Real Messenger satisfies a number of criteria and guidelines that Nova Vision established at its initial public offering, including (i) a large total-addressable market with growth potential, (ii) a high-quality management team, (iii) superior business model and compelling unit economics, (iv) attractive risk-adjusted returns for shareholders, (v) that the business will benefit from gaining access to public markets.

Favorable Prospects for Future Growth and Financial Performance. Current information and forecast projections from Nova Vision and Real Messenger’s management are favorable regarding (i) Real Messenger’s business, prospects, financial condition, operations, technology, products, management, competitive position, and strategic business goals and objectives, (ii) opportunities and competitive factors within Real Messenger’s industry.

Large Addressable Market with Growth Potential. Real estate is the largest asset class globally, and the real estate industry has seen limited sustainable technological advances even with the hundreds of billions of investment in PropTech over the past 15 years. This, combined with changing demographics, consumer preferences and behaviors demanding more innovative ways to deliver content, provides Real Messenger with an ideal opportunity to grow in this market.

High Quality and Highly Committed Management Team. Real Messenger’s management team is led by Mr. Kwai Hoi, Ma, co-founder and Chief Executive Officer, who brings to Real Messenger his vision, values, and commitment to Real Messenger’s mission. Mr. Ma leads a talented management team with many years of collective experience and deep expertise in, among other matters, development of data-driven products integrating with artificial intelligence (AI) or machine learning, creating scalable web applications, cloud programming, and mobile technologies.

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Compelling Valuation. The implied enterprise value of Real Messenger in connection with the Business Combination is approximately $45 million (reduced from the original valuation of up to $150 million), which the Nova Vision Board believes represents an attractive valuation relative to selected comparable companies in analogous PropTech markets, including REA Group, Rightmove, CoStar Group, Scout24, and Zillow. The public trading market valuations of these comparable companies implied 2024 projected multiples of enterprise value to sales of 12.0x, 11.5x, 9.5x, 6.2x, and 4.1x, respectively, and a median enterprise value to sales of 9.5x, based on publicly available market data as of February 26, 2023. Real Messenger’s 2024 projected enterprise value to sales multiple (2.8x) fell substantially below the median (9.5x) of these comparable companies. On the basis of 2025 projections, the multiples of enterprise value to sales for these comparable companies decreased to 10.9x, 10.4x, 7.9x, 5.4x, 3.6x, respectively, with a median of 7.9x. With more potential for growth, Real Messenger’s implied projected 2025 multiple of enterprise value to sales falls to 0.4x.

Despite the faster projected growth of Real Messenger against this peer group sample, the Nova Vision Board believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable companies analysis. Accordingly, the Nova Vision Board also made qualitative judgments, based on its experience and judgment, concerning differences between the operational business model and financial characteristics of Real Messenger and the selected companies that could affect the public trading values of each in order to provide a more holistic context in which to consider the results of the quantitative analysis. See “Certain Projected Information of Real Messenger.”

Superior Business Model and Compelling Unit Economics. Real Messenger has a transformational business model applying the latest technologies in social communication, data, and AI. Real Messenger has a highly efficient model that can monetize and grow with favorable and compelling unit economics.

Benefit from Access to Public Equity Markets. Nova Vision seeks to acquire a target with an experienced management team that may lack experience with the capital markets but that has the ambition to take advantage of the improved liquidity and additional capital that can come from a successful listing in the United States. The access to the capital markets could allow such a target business to accelerate its growth, enhancing its ability to pursue accretive acquisitions, high-return capital projects, and/or strengthen its balance sheet and recruit and retain key employees through the use of publicly traded equity compensation.

Continued Significant Ownership by Real Messenger Existing Shareholders. The Nova Vision Board considered that Real Messenger’s existing equity holders would be receiving a significant number of PubCo Ordinary Shares in the proposed Business Combination and that Real Messenger principal shareholders are “rolling over” their existing equity interests of Real Messenger into equity interests in PubCo and its co-founders are also agreeing to be subject to a “lock-up” of twelve months in certain cases. The current Real Messenger shareholders are expected to hold approximately 53.65% of the pro forma ownership of the combined company after Closing, assuming none of the public Nova Vision shareholders exercise their redemption rights in connection with the Business Combination.

Market Information and Investor Feedback. Between April to July 2023, representatives from Nova Vision and Real Messenger received feedback from potential investors on the proposed transaction. Based on this feedback, Nova Vision and Real Messenger held discussions on the deal structure and its valuation. The Nova Vision Board considered this potential investor feedback along with all other relevant factors and, on August 15, 2023, the Nova Board approved the recommendation to reduce the purchase price to the current terms and also approved the amendment to the Original Merger Agreement which was signed on August 15, 2023.

Other Alternatives. The Nova Vision Board believes that after a thorough review of other business combination opportunities reasonably available to Nova Vision, the Business Combination represents the best potential business combination for Nova Vision and its shareholders based upon the process utilized to evaluate and assess other potential acquisition targets and the Nova Vision Board believes that such process has not presented a better alternative.

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The Nova Vision Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:

Business Risk. The risk that the future financial performance of Real Messenger may not meet the Nova Vision Board’s expectations due to factors in Real Messenger’s control or out of Real Messenger’s control.

Macroeconomic Risks. Macroeconomic uncertainty, and the effects it could have on Real Messenger’s revenues and business prospects post-closing.

Redemption Risk. The potential that a significant number of Nova Vision’s shareholders elect to redeem their shares prior to the consummation of the Business Combination which in turn leaving little to no cash left in the Trust Account for working capital purposes.

Shareholder Vote. The risk that Nova Vision’s shareholders may fail to provide the respective votes necessary to approve the Business Combination.

Closing Conditions. The fact that the completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not or may not be within Nova Vision’s control.

Litigation. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

Listing Risks. The challenges associated with preparing Real Messenger, a private entity, for the applicable disclosure and listing requirements to which Real Messenger will be subject as a publicly traded company on Nasdaq upon the closing of the Business Combination.

Projections May Not Be Achieved. The risks that Real Messenger would not attain the estimated revenue and profit set forth in their financial projections.

Liquidation of Nova Vision. The risks and costs to Nova Vision if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Nova Vision being unable to effect a business combination by the Outside Date and exceeding its lifespan.

Growth Initiatives May Not be Achieved. The risk that Real Messenger’s growth initiatives may not be fully achieved or may not be achieved within the expected timeframe.

Board and Independent Committees. The risk that Real Messenger’s board of directors post-Closing and independent committees might not possess adequate skills set within the context of Real Messenger’s operations as a public company.

Risks as to Pre-Revenue Ventures. The risk that Real Messenger, being a pre-revenue venture, is unable to achieve its revenue monetization plans or may not be achieved within the expected timeframe.

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No Third-Party Valuation. The Nova Vision Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. In analyzing the Business Combination, the Nova Vision Board and management conducted due diligence on Real Messenger and researched the industry in which Real Messenger operates and concluded that the Business Combination was in the best interests of Nova Vision and all of its shareholders. Specifically, the Nova Vision Board considered the comparable analysis prepared internally and discussed the industry trends, and believed that Real Messenger’s lean business model together with its proprietary technology could enable it to surpass its peers in the future. Accordingly, investors will be relying solely on the judgment of the Nova Vision Board and Nova Vision’s management in valuing Real Messenger’s business, and the Nova Vision Board and Nova Vision’s management may not have properly valued such business. The Nova Vision Board did consider that the lack of a third-party fairness opinion may lead to an increased number of shareholders voting against the proposed Business Combination or demanding redemption of their shares for cash, which could potentially impact Nova Vision’s ability to consummate the Business Combination or adversely affect PubCo’s liquidity following the consummation of the Business Combination; but also that conversely, the high demands for redemption and increased votes against the Business Combination are unavoidable given the current market sentiment and economic conditions.

Interests of Certain Persons. The Sponsor and Nova Vision’s officers and directors may have interests in the Business Combination that are not consistent with those of the other Nova Vision shareholders (see “The Business Combination — Interests of Certain Persons in the Business Combination”).

Nova Vision’s Shareholders Receiving a Minority Position in PubCo. The risk from Nova Vison’s shareholders owning a minority position in PubCo as of the Closing.

Fees and Expenses. The fees and expenses associated with completing the Business Combination.

Other Risks. Other factors that the Nova Vision Board deemed relevant, including various other risks associated with the Business Combination, Nova Vision’s business, and Real Messenger’s business.

Certain Projected Information of Real Messenger

Real Messenger does not, as a matter of course, publicly disclose long-term forecasts or internal projections of its future performance, revenue, earnings, financial condition or other results. However, in connection with Nova Vision’s due diligence and consideration of the potential Business Combination with Real Messenger, Real Messenger management provided Nova Vision with internally prepared financial forecasts for the years ending December 31, 2023 to 2027 (the “Original Projections”) (see page 95) and thereafter for the years ending March 31, 2022 to 2027 (the “Updated Projections”) (see page 96). The Original Projections were provided to Nova Vision only for use as a component in its overall evaluation of Real Messenger in March 2023, and the Updated Projections were provided to Nova Vision in January 2024 for informational and updating purposes, and neither should be viewed as public guidance. The summary information from the Original Projections and the Updated Projections is included in the tables below because the Original Projections were considered by Nova Vision and the Nova Vision Board in March 2023 for purposes of evaluating the Business Combination, and the Updated Projections were reviewed by Nova Vision and the Nova Vision Board in January 2024.

Real Messenger’s management relied on numerous assumptions to derive the Original Projections and the Updated Projections described below, including assumptions regarding user growth, user engagement, and monetization of user conversion to paid services, among others. The Original Projections and the Updated Projections are subject to inherent uncertainty since they are based on assumptions about events that may occur in the future, many of which are beyond the control of Nova Vision and Real Messenger, instead of historical operating results. In addition, long-term projections are subject to increased uncertainty and risk that they will not be achieved. None of the Original Projections or the Updated Projections should be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

The Original Projections and the Updated Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward complying with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants or IFRS or GAAP for the preparation and presentation of prospective financial information, but, in the view of Real Messenger’s management, were prepared on a reasonable basis. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this document are cautioned not to place undue reliance on the prospective financial information. The Original Projections and the Updated Projections do not take into account any circumstances or events occurring after the dates they were prepared. PubCo will not refer back to this unaudited prospective financial information in future periodic reports filed under the Exchange Act.

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There can be no assurance that the Original Projections or the Updated Projections will be realized or that actual results will not be significantly higher or lower than projected. The Original Projections and the Updated Projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments.

No independent auditors have audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying Original Projections or the Updated Projections and, accordingly, none of Nova Vision, MaloneBailey, LLP (Nova Vision’s independent registered public accounting firm), and Marcum Asia CPAs LLP (Real Messenger’s independent registered public accounting firm), express an opinion or any other form of assurance with respect thereto or its achievability. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.

EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE FEDERAL SECURITIES LAWS, NEITHER REAL MESSENGER NOR NOVA VISION INTENDS TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE FINANCIAL PROJECTIONS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. THE FINANCIAL PROJECTIONS DO NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED FINANCIAL PROJECTIONS SET FORTH BELOW, AS SUCH FINANCIAL INFORMATION MAY BE MATERIALLY DIFFERENT THAN ACTUAL RESULTS. NONE OF REAL MESSENGER, NOVA VISION NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY REAL MESSENGER SHAREHOLDER, NOVA VISION SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE FINANCIAL PROJECTIONS OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED. NOVA VISION DOES NOT INTEND TO REFERENCE THESE FINANCIAL PROJECTIONS IN ITS FUTURE PERIODIC REPORTS FILED UNDER THE EXCHANGE ACT.

Certain of the measures included in the Original Projections and the Updated Projections are non-GAAP financial measures, including Adjusted EBITDA and Adjusted Net Income. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Real Messenger are not reported by all of its competitors and may not be comparable to similarly titled amounts used by other companies.

A summary of the financial forecast information regarding Real Messenger’s anticipated future operations for the years ended March 31, 2024 to 2027, together with corresponding historical information for the year ended March 31, 2023, is set forth below.

During the due diligence process Real Messenger shared with Nova Vision its business model and development plan, together with ongoing prospects and challenges under the current climate. The Nova Vision Board viewed Real Messenger’s long-term growth potential from the perspectives of Real Messenger’s business plan as well as its total projected market size over the projection period. The revenue and other projections were provided to the Nova Board in connection with its review and approval of the Original Merger Agreement, which contemplated a closing consideration of $75,000,000 plus a potential earnout component of up to an additional $75,000,000. Therefore, the revenue and other projections provided to the board as part of the Original Projections were based on an assumed $150 million merger consideration and expected proceeds to be available to the Company after consummation of the merger. As a result of the Merger Agreement Amendments, the agreed upon Merger Consideration is now $64,000,000 with no earnout component. Nova Vision management believes that the Original Projections (as modified by the Updated Projections) provided to the Nova Board continue to accurately reflect management’s views on Real Messenger’s future performance. The potential market opportunity for Real Messenger currently is as enticing, if not more so, than it was when the Original Merger Agreement was signed in March 2023. Management is also confident that the revised Merger Consideration will increase Real Messenger’s opportunities for financing in the near term.

The Original Projections formed one of the components of the Nova Vision Board’s overall evaluation process in March 2023, while other quantitative and qualitative factors as set out in the section – Nova Vision’s Board’s Reasons for Approving the Business Combination – are also being considered.

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The Original Projections are illustrated as follows:

Real Messenger’s management relied on the following four key assumptions to derive the Original Projections:

(i)	Downloads – Real Messenger has accumulated over 420,000 downloads of its app (as of April 30, 2023). Real Messenger adds members organically through word of mouth and phone number/contacts notification as well as through direct marketing/advertising. Users can download the free app from the Google Play Store and/or from the Apple App Store. Since its launch in the United States in July 2022, Real Messenger has experienced healthy interest and growth with member downloads of the app increasing at an average rate of 9.2% month-to-month (through the nine months ended March 31, 2023). With its continued efforts in generating visibility and reach through additional online and offline direct marketing and advertising strategies, Real Messenger expects downloads to continue to grow at an average rate of 9.2% month-to-month over the next few years through 2027. Moreover, the 9.2% average month-to-month growth assumption is reasonable considering it is much less than the growth rate of other social platform models. For example, LinkedIn achieved an average month-to-month growth rate of over 20% and reached over 10 million users during its first 7 years.[1]

(ii)	Conversion to Paid Member – In December 2023, Real Messenger will launch its paid member plans which start at an affordable price of $10.00/month. Real Messenger has set its pricing plan based on its monetization plans for different members in its network and the pricing is dependent on the key functions, savings, and efficiencies that Real Messenger provides each member type, however the overall strategy is to provide useful services and productivity tools to its members at a fraction of the cost charged by competitors like Zillow and Realtor.com. For additional information related to costs charged by its competitors, see “Real Messenger’s Key Metrics” on page 106. Average annual revenue per paid user/member (ARPU) is expected to be in the range of $150-500 in 2023-2024, increasing to $180-3000 in the years 2025-2027. A detailed breakdown of the ARPU for each member type along with the total projected revenue is provided in the above Revenue Projection chart. The paid plans benefit from enhanced prioritization services and productivity tools. Members can also opt to continue using the free app version. Real Messenger projects 2.9% of agents to convert and subscribe to its paid services by the end of 2023, further increasing to 7% by the end of 2024, and reaching 9.72% by the end of 2027. The conversion rate is expected to vary between each member type (free, agent, buyer, seller, owner, and investor) based on the functions, services, and benefits supported. For non-agent members, Real Messenger projects an average paid conversion rate of 0.92% in 2024, 2.0% in 2025, 1.5% in 2026, and 1.2% in 2027. Real Messenger management believes that these assumptions are reasonable considering that large successful social platforms have achieved much higher paid user conversion rates, for example, it is estimated that LinkedIn has 900 million users worldwide in over 200 countries, and 39% of its members have paid premium subscriptions.[2]

(iii)	Gross Profit Margin – Real Messenger defines gross profit margin as sales less cost of goods sold divided by sales, and it assumes gross profit margins of between 65.5% to 69.9% for the years 2023 through 2027 by deriving similarities with other social platforms such as Meta, which also relies on user generated content which allows for higher gross profit margins. In 2022, Meta had a gross profit margin of 78.3%[3]. LinkedIn reached 87% gross profit margin in 2015, its last fiscal year end before it was acquired by Microsoft.[4]

(iv)	Operating Expenses - Real Messenger projected operating expenses based on its expected hiring and growth in its headcount and operations. This was based on the growth expected in the number of members, member content and chat, as well as its general platform, server requirements and geographical reach. R&D and engineering expenses are projected at $2.7 million in fiscal 2023 increasing to $12.8 million by 2027. Real Messenger plans to increase its advertising and marketing budgets and projects marketing expenditures to increase from $3.6 million in 2023 to $8.6 million in 2027. General and administrative expenses are also projected to increase from $0.8 million in 2023 to $5.8 million in 2027.

On February 26 2024, Real Messenger presented its Updated Projections to the Nova Vision Board. Real Messenger’s management made the following considerations when preparing the Updated Projections:

The Projections prepared with December 31st year end financials were primarily used to measure the performance of the business against the earnout terms of the original deal. However, since the parties agreed to eliminate the earnout terms and the related consideration pursuant to the Merger Agreement Amendments, projections with a year-end of December 31st were no longer relevant. Management prepared the Updated Projections using a March 31st year end in order to provide more consistency with the business and operations of Real Messenger.

Real Messenger originally planned to monetize and begin selling its premium subscriptions in November 2023; however, it subsequently changed its plan and only launched to beta-users in December 2023. Instead, Real Messenger will launch its premium subscription services to agents and other users in October 2024. As a result, revenue monetization is expected to be delayed by approximately 11 months from November 2023 to October 2024.

Real Messenger’s management scaled back its operating budgets for R&D and engineering, marketing, and general and administrative expenses. These operating expenses were reduced significantly over the forecast period.

1 https://en.wikipedia.org/wiki/LinkedIn

2 www.zippia.com/advice/linkedin-statistics

3 https://stockdividendscreener.com/information-technology/social-media-companies-margins-and-profitability-comparison/

4 https://www.foxbusiness.com/markets/how-linkedin-earns-a-higher-gross-profit-margin-than-facebook-and-google

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The Updated Projections are illustrated as follows:

Revenue Projection

For the years ended March 31st (Unaudited)			In USD Millions
	2025	2026	2027
Number of Paying Agents	8,034	50,910	399,015
ARPU Agents (in USD)	708	630	715
Revenue from Agents	**5.7**	**32.1**	**285.2**
Number of Paying Buyers	2,022	10,299	72,253
ARPU Buyers (in USD)	355	369	373
Revenue from Buyers	**0.7**	**3.8**	**27.0**
Number of Paying Sellers	2,020	10,299	72,253
ARPU Sellers (in USD)	246	362	373
Revenue from Sellers	**0.5**	**3.7**	**27.0**
Number of Paying Owners	3,102	20,182	148,739
ARPU Owners (in USD)	343	343	355
Revenue from Owners	**1.1**	**6.9**	**52.8**
Number of Paying Investors	1,972	9,555	64,378
ARPU Investors (in USD)	377	698	720
Revenue from Investors	**0.7**	**6.7**	**46.3**
Number of Paying Investors	17,150	101,246	756,639
ARPU Investors (in USD)	508	525	579
Total Revenue (in millions USD)	**8.7**	**53.2**	**438.3**

ARPU is defined as the average revenue per user

real messenger

The public trading market valuations of REA Group, Rightmove, CoStar Group, Scout24, and Zillow (which are the comparable companies used in the Original Projections) implied 2024 projected multiples of enterprise value to sales of 17.7x, 11.5x, 12.4x, 9.8x, and 5.7x, respectively, and a median enterprise value to sales of 11.5x, based on publicly available market data as of February 26, 2024. According to the Updated Projections, Real Messenger’s 2024 projected enterprise value to sales multiple (5.75x) fell substantially below the median (11.5x) of these comparable companies. Market valuations of comparable companies have experienced increased valuations over the period from February 2023 to 2024 with median enterprise value to revenue increasing from 9.5x to 11.5x. On the basis of 2025 projections, the multiples of enterprise value to sales for these comparable companies changed to 15.7x, 10.7x, 10.5x, 8.7x, 5.0x, respectively, with a median of 10.5x. With more potential for growth, Real Messenger’s implied projected 2025/2026 multiple of enterprise value to sales falls to 0.94, calculated based on the Updated Projections. On the basis of 2025 sales, valuations of comparable companies have increased 33% with median multiples increasing from 7.9x to 10.5x over the past 12 months to February 2024.

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Real Messenger’s management relied on the following four key assumptions to derive the Updated Projections:

(i)	Downloads – Real Messenger has accumulated over 639,000 downloads of its app (as of January 31, 2024). Real Messenger adds members organically through word of mouth and phone number/contacts notification as well as through direct marketing/advertising. Users can download the free app from the Google Play Store and/or from the Apple App Store. Since its launch in the United States in July 2022, Real Messenger has experienced healthy interest and growth with member downloads of the app increasing at an average rate of 10% from its launch through the first half of 2023. Since then growth has moderated to an average of 4.6% month-to-month (through the ten months ended January 31, 2024), and has further increased to an average of 6.25% during the four months ended May 31, 2024. With its continued efforts in generating visibility and reach through additional online and offline direct marketing and advertising strategies, Real Messenger expects downloads to continue to grow at an average month-to-month growth rate of 4.7% - 6.0% for the remainder of 2024, increasing to 8.0% -9.0% over the 2025 through 2027 period. Real Messenger plans to increase its brand presence with increased marketing and advertising to generate additional growth and awareness of its platform. Moreover, the 4.7% - 9.0% month-to-month growth assumption is reasonable considering it is much less than the growth rate of other social platform models. For example, LinkedIn achieved an average month-to-month growth rate of over 20% and reached over 10 million users during its first 7 years.[5]

(ii)	Conversion to Paid Member – In October 2024, Real Messenger will launch its paid member plans which start at an affordable price of $15.00/month. Although delayed from its June 2024 launch, Real Messenger is confident it can achieve is goals for the year. Real Messenger has set its pricing plan based on its monetization plans for different members in its network and the pricing is dependent on the key functions, savings, and efficiencies that Real Messenger provides each member type, however the overall strategy is to provide useful services and productivity tools to its members at a fraction of the cost charged by competitors like Zillow and Realtor.com. For additional information related to costs charged by its competitors, see “Real Messenger’s Key Metrics” on page 107. Average annual revenue per paid user/member (ARPU) is expected to be in the range of $246-$708 in the year ended March 31, 2025, increasing to $343-$720 in the years 2026-2027. A detailed breakdown of the ARPU for each member type along with the total projected revenue is provided in the above Revenue Projection chart. The paid plans benefit from enhanced prioritization services and productivity tools. Members can also opt to continue using the free app version. Real Messenger projects 9% of agents to convert and subscribe to its paid services by the end of 2025, further increasing to 13% by the end of 2026, and reaching 17.5% by the end of 2027. The conversion rate is expected to vary between each member type (free, agent, buyer, seller, owner, and investor) based on the functions, services, and benefits supported. For non-agent members, Real Messenger projects an average paid conversion rate of 9.9% by March 2025, 13% in 2026, and 15.6% in 2027. Real Messenger management believes that these assumptions are reasonable considering that large successful social platforms have achieved much higher paid user conversion rates, for example, it is estimated that LinkedIn has 900 million users worldwide in over 200 countries, and 39% of its members have paid premium subscriptions.[6]

(iii)	Gross Profit Margin – Real Messenger defines gross profit margin as sales less cost of goods sold divided by sales, and it assumes gross profit margins of over 69% for the years 2024 through 2027 by deriving similarities with other social platforms such as Meta, which also relies on user generated content which allows for higher gross profit margins. In 2022, Meta had a gross profit margin of 78.3%[7]. LinkedIn reached 87% gross profit margin in 2015, its last fiscal year end before it was acquired by Microsoft.[8]

(iv)	Operating Expenses - Real Messenger projected operating expenses based on its expected hiring and growth in its headcount and operations. This was based on the growth expected in the number of members, member content and chat, as well as its general platform, server requirements and geographical reach. R&D and engineering expenses are projected at $1.51 million in fiscal 2024 increasing to $6.1 million by 2027. Real Messenger plans to increase its advertising and marketing budgets and projects marketing expenditures to increase from $1.71 million in 2024 to $3.6 million in 2027. General and administrative expenses are also projected to increase marginally from $1.81 million in 2024 to $2.18 million in 2027.

5 https://en.wikipedia.org/wiki/LinkedIn

6 www.zippia.com/advice/linkedin-statistics

7 https://stockdividendscreener.com/information-technology/social-media-companies-margins-and-profitability-comparison/

8 https://www.foxbusiness.com/markets/how-linkedin-earns-a-higher-gross-profit-margin-than-facebook-and-google

Real Messenger is a social platform solely dedicated to the real estate industry. There are no companies with a similar business model in the real estate industry. The uniqueness of the business model combined with the fact that Real Messenger is not a mature company and it is pre-revenue supports forecasts with higher than straight line revenue growth.

The Nova Vison Board believes that the above assumptions are reasonable and that both the Original Projections and the Updated Projections are not inconsistent with the historical results of social-network companies that enter a phase of high growth after their successful launch as stated in the above LinkedIn example. As in all projections for early-stage companies with high growth potential, the Real Messenger revenue projections are subject to future factors, both known and unknown, that can adversely affect actual results. The projections were initially provided to Nova Vision between August 25, 2021 and August 31, 2021 and were further updated on June 15, 2022, January 13, 2023, and February 26, 2024. The projections were reviewed by the Nova Board on March 1, 2024. Under the terms of the Original Merger Agreement, if Real Messenger was to attain the Original Projections, then the expected Merger Consideration would have been $150,000,000, and the full earnout target would have been achieved.

The Nova Vision Board understood the challenges associated with projections from companies such as Real Messenger that enter into a high growth stage, which is why it considered many factors in addition to the Real Messenger financial projections and the comparable companies analysis in recommending the Business Combination. Shareholders of Nova Vision are strongly cautioned not to place undue reliance, if any, on these projections and analyses. See “Nova Vision Board’s Reasons for Approving the Business Combination.”

Required Vote

Approval of the Acquisition Merger Proposal requires the affirmative vote of the holders of a majority of the NOVA Ordinary Shares as of the record date represented in person (including by virtual presence) or by proxy at the Extraordinary General Meeting and entitled to vote thereon. Adoption of the Acquisition Merger Proposal is conditioned upon the adoption of the Redomestication Merger Proposal. It is important for you to note that in the event that either of the Redomestication Merger Proposal or the Acquisition Merger Proposal is not approved, then Nova Vision will not consummate the Business Combination.

Recommendation of Nova Vision Board

After careful consideration, the Nova Vision Board determined that the Acquisition Merger forming part of the Business Combination with Real Messenger is in the best interests of Nova Vision and all of its shareholders. On the basis of the foregoing, the Nova Vision Board has approved and declared advisable the Business Combination with Real Messenger and recommends that you vote or give instructions to vote “FOR” the Acquisition Merger Proposal.

The existence of financial and personal interests of one or more of NOVA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of NOVA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, NOVA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL No. 3:

THE NASDAQ PROPOSAL

Overview

We are proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a), (b), and (d). Under Nasdaq Listing Rule 5635(a), shareholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares); or (B) the PubCo Ordinary Shares to be issued is or will be equal to or in excess of 20% of the number of PubCo Ordinary Shares outstanding before the issuance of the shares or securities. Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control. Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares) at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement or (ii) the average closing price of the PubCo Ordinary Shares for the five trading days immediately preceding the signing of the binding agreement, if the number of PubCo Ordinary Shares (or securities convertible into or exercisable for PubCo Ordinary Shares) to be issued equals to 20% or more of the PubCo Ordinary Shares, or 20% or more of the voting power, outstanding before the issuance.

Reasons for the Nasdaq Proposal

In consideration of the Acquisition Merger, at the Closing PubCo will issue 6,400,000 PubCo Ordinary Shares with a deemed price per share US$10.00 to the Real Messenger Shareholders. See “Proposal No. 2: — The Acquisition Merger Proposal — General Description of the Acquisition Merger — Acquisition Merger with Real Messenger; Acquisition Merger Consideration.” Because the number of PubCo Ordinary Shares we anticipate issuing as consideration in the Business Combination (1) will constitute more than 20% of PubCo’s outstanding ordinary shares and more than 20% of outstanding voting power prior to such issuance, and (2) will result in a change of control of Nova Vision, we are required to obtain shareholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a), (b) and (d).

Effect of Proposal on Current Shareholders

If the Nasdaq Proposal is adopted, Nova Vision would issue shares representing more than 20% of our outstanding ordinary shares in connection with the Business Combination.

The issuance of the Ordinary Shares described above would result in significant dilution to Nova Vision’s shareholders, and result in its shareholders having a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Combined Company.

Vote Required for Approval

The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the NOVA Ordinary Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal.

This Proposal is conditioned upon the approval of the Redomestication Merger Proposal and the Acquisition Merger Proposal. If the Redomestication Merger Proposal and the Acquisition Merger Proposal are not approved, Proposal No. 3 will have no effect even if approved by our shareholders.

Board Recommendation

The Nova Vision Board recommends a vote “FOR” adoption of the Nasdaq Proposal.

The existence of financial and personal interests of one or more of NOVA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of NOVA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, NOVA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL No. 4:

THE GOVERNANCE PROPOSAL

Overview

We are asking our shareholders to vote upon, on a non-binding advisory basis, a proposal to approve the amendment and restatement of the memorandum and articles of association of PubCo by deletion in their entirety and the substitution in their place of the amended and restated memorandum and articles of association of PubCo in the form attached to this proxy statement/prospectus as Annex B upon the effective time of the Redomestication Merger. This proposal is being presented in accordance with SEC guidance and will each be voted upon on an advisory basis. The vote on each of these proposals are not binding on Nova Vision or our Board.

In the judgment of the Board, these provisions are necessary to adequately address the needs of the Combined Company. Furthermore, the Business Combination is not conditioned upon the separate approval of the Governance Proposal.

Governance Proposal

The following is a summary of the material differences between our Current Charter and the PubCo Amended and Restated Memorandum and Articles of Association. This summary is qualified by reference to the complete text of the PubCo Amended and Restated Memorandum and Articles of Association, a copy of which is attached to this proxy statement/prospectus as Annex B. We urge all shareholders to read the PubCo Amended and Restated Memorandum and Articles of Association in their entirety for a more complete description of its terms.

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Governance Proposal — Provisions Applicable to Blank Check Companies	Under the Current Charter, Article 23 sets forth various provisions related to Nova Vision’s operation as a blank check company prior to the consummation of an initial business combination, whereas PubCo Amended and Restated Memorandum and Articles of Association does not include these blank check company provisions. In addition, the Current Charter provisions requiring that the proceeds from Nova Vision’s IPO be held in a trust account until a business combination or liquidation of Nova Vision and the terms governing the consummation of a proposed business combination are not present in PubCo Amended and Restated Memorandum and Articles of Association.

Reasons for the Governance Proposal

Provisions Applicable to Blank Check Companies

The elimination of certain provisions related to Nova Vision’s status as a blank check company is desirable because these provisions will serve no purpose following the Business Combination. For example, the PubCo Amended and Restated Memorandum and Articles of Association does not include the requirement to dissolve PubCo after a certain time period and allows it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the Board believes it is the most appropriate period for the post-combination company following the Business Combination. In addition, certain other provisions in the Current Charter require that proceeds from Nova Vision’s IPO be held in the Trust Account until a business combination or liquidation of Nova Vision has occurred. These provisions cease to apply once the Business Combination is consummated and are therefore not included in the PubCo Amended and Restated Memorandum and Articles of Association.

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Vote Required for Approval

The Governance Proposal, which is a non-binding vote, assuming that a quorum is present at the Extraordinary General Meeting, will be approved only if holders of at least a majority of the issued and outstanding Ordinary Shares present in person (including by virtual attendance) or represented by proxy and entitled to vote at the Extraordinary General Meeting vote “FOR” each of the Governance Proposal. Accordingly, a shareholder’s failure to vote in person or online during the Extraordinary General Meeting or by proxy, a broker non-vote or an abstention have no effect on the Governance Proposal.

As discussed above, the Governance Proposal is advisory votes and therefore are not binding on Nova Vision or our Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Governance Proposal. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, the PubCo Amended and Restated Memorandum and Articles of Association will be the charter of PubCo upon consummation of the Business Combination.

The Initial Shareholders have agreed to vote any NOVA Ordinary Shares owned by them in favor of the Governance Proposal.

Board Recommendation

The Nova Vision Board recommends a vote “FOR” adoption of the Governance Proposal.

The existence of financial and personal interests of one or more of NOVA’s directors may result in a conflict of interest on the part of such director(s) between what he, she or they may believe is in the best interests of NOVA and its shareholders and what he, she or they may believe is best for himself, herself or themselves in determining to recommend that shareholders vote for the Proposals. In addition, NOVA’s directors and officers have interests in the Business Combination that may conflict with or be in addition to your interests as a shareholder. See “The Business Combination — Interests of Certain Persons in the Business Combination” in this proxy statement/prospectus for further information.

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PROPOSAL NO. 5:

THE INCENTIVE PLAN PROPOSAL

Summary of the Proposal

In connection with the Business Combination, Nova Vision and Real Messenger have agreed that PubCo shall adopt the Incentive Plan. The Incentive Plan provides for the issuance of up to an aggregate of a number of PubCo Class A Ordinary Shares equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions) will be reserved and authorized for issuance under the Incentive Plan as of the Closing.

The following is a summary of certain terms and conditions of the Incentive Plan. This summary is qualified in its entirety by reference to the Incentive Plan, which is attached to this proxy statement/prospectus as Annex C. You are encouraged to read the entirety of the Incentive Plan.

Summary of the Incentive Plan

In order to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees, directors and consultants of PubCo and to promote the success and enhance the value of PubCo, PubCo will adopt a share incentive plan upon the Closing of the Business Combination. A form of the Incentive Plan is filed as Annex C to this proxy statement/prospectus.

The maximum aggregate number of PubCo Class A Ordinary Shares which may be issued pursuant to all awards under the Incentive Plan initially will be equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions). As of the date of this proxy statement/prospectus, no award has been granted under the Incentive Plan.

The following paragraphs describe the principal terms of the Incentive Plan.

Types of awards. The Incentive Plan permits the awards of options, restricted shares, and restricted share units or other types of awards approved by the PubCo board or any committee appointed thereof.

Plan administration. The Incentive Plan shall be administered by the PubCo board or any committee appointed thereof, which determines, among other things, the participants eligible to receive awards, the type or types of awards to be granted to each eligible participant, the number of awards to be granted to each eligible participant, and the terms and conditions of each award grant.

Award agreement. Awards under the Incentive Plan are evidenced by an award agreement that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and PubCo’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an award.

Eligibility. PubCo may grant awards to directors, consultants, and employees of PubCo and its related entities.

Vesting schedule. In general, the PubCo board determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards. The exercise price per share subject to an option is determined by the PubCo board and set forth in the award agreement which may be a fixed price or a variable price related to the fair market value of the shares.

Transfer restrictions. Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions provided in the Incentive Plan, such as transfers to PubCo or a subsidiary of its, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the PubCo board or its executive officer or director authorized by the PubCo board, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the PubCo board, pursuant to such conditions and procedures as the PubCo board may establish.

Termination and amendment. Unless terminated earlier, the Incentive Plan has a term of ten years. The PubCo board may terminate, amend or modify the Incentive Plan, subject to the limitations of applicable laws or stock exchange rules. However, no termination, amendment, or modification of the Incentive Plan may adversely affect in any material way any award previously granted pursuant to the Incentive Plan without the prior written consent of the participant.

Required Vote

The approval of the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the NOVA Ordinary Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal. Adoption of the Incentive Plan is not conditioned upon the adoption of any of the other Proposals.

Recommendation of Nova Vision Board

The Nova Vision Board recommends a vote “FOR” adoption of the Incentive Plan Proposal.

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PROPOSAL NO. 6:
THE NTA REQUIREMENT AMENDMENT PROPOSAL

Overview

This is a proposal to remove from NOVA’s current effective memorandum and articles of association the limitation that it shall not redeem Public Shares to the extent that such redemption would cause NOVA’s net tangible assets to be less than $5,000,001 (the “NTA Requirement”), in order to expand the methods that NOVA may employ to not become subject to the “penny stock” rules of the Securities and Exchange Commission, by deleting Regulation 23.5(c) of NOVA’s current effective articles of association in its entirety (the “NTA Requirement Amendment”). All shareholders are encouraged to read the proposed NTA Requirement Amendment in its entirety for a more complete description of its terms.

The NTA Requirement

The third amended and restated memorandum and articles of association of NOVA currently provide that NOVA shall not redeem Public Shares, if such redemption would cause the NOVA’s net tangible assets to be less than US$5,000,001 (and after payment of underwrites’ fees and commissions) prior to or upon the consummation of a Business Combination (the “NTA Requirement”). The purpose of the NTA Requirement was to ensure that, in connection with its initial business combination, NOVA would continue, as it has since the IPO, to be not subject to the “penny stock” rules of the SEC, and therefore not a “blank check company” as defined under Rule 419 of the Securities Act because it complied with Rule 3a51-1(g)(1) (the “NTA Rule”). NOVA is proposing to amend its current effective memorandum and articles of association to modify the NTA Requirement to remove these limitations. The NTA Rule is one of several exclusions from the “penny stock” rules of the SEC and NOVA believes that it may rely on another exclusion, which relates to it being listed on Nasdaq (Rule 3a51-1(a)(2)) (the “Exchange Rule”). Therefore, NOVA intends to rely on the Exchange Rule to not be deemed a penny stock issuer.

Rule 419 blank check companies and “penny stock” issuers

As disclosed in NOVA’s IPO prospectus, because the net proceeds of the IPO were to be used to complete an initial business combination with a target business that had not been selected at the time of the IPO, NOVA may be deemed to be a “blank check company.” Under Rule 419 of the Securities Act the term “blank check company” means a company that (i) is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and (ii) is issuing “penny stock,” as defined in Rule 3a51-1 under the Exchange Act. Rule 3a51-1 sets forth that that term “penny stock” shall mean any equity security, unless it fits within certain enumerated exclusions including the NTA Rule and the Exchange Rule. Historically, SPACs have relied upon the NTA Rule to avoid being deemed a penny stock issuer. Like many SPACs, NOVA included the NTA Requirement in its current effective memorandum and articles of association in order to ensure that through the consummation of its initial business combination NOVA would not be considered a penny stock issuer and therefore not a blank check company if no other exemption from the rule was available.

Reliance on Rule 3a51-1(a)(2).

The Exchange Rule excludes from the definition of “penny stock” a security that is registered, or approved for registration upon notice of issuance, on a national securities exchange, or is listed, or approved for listing upon notice of issuance on, an automated quotation system sponsored by a registered national securities association, that has established initial listing standards that meet or exceed the criteria set forth in the Exchange Rule. NOVA’s securities are listed on Nasdaq and have been so listed since the consummation of the IPO. NOVA believes that The Nasdaq Global Market has initial listing standards that meet the criteria identified in the Exchange Rule and that it can therefore rely on the Exchange Rule to avoid being treated as a penny stock. Therefore, the NTA Requirement is unnecessary so long as NOVA meets the requirements of the Exchange Rule.

Waiver of Merger Agreement Condition

Section 10.1(h) of the Merger Agreement currently provides, as a condition to the Closing, that as of the Closing, PubCo shall have at least $5,000,001 in net tangible assets. NOVA will seek a waiver of the $5,000,001 net tangible assets before the closing. The parties to the Merger Agreement have not yet agreed to enter into such a waiver. However, if NOVA is unable to obtain a waiver of such $5,000,001 net tangible assets requirement before the closing, NOVA is still required to comply with section 10.1(h) and needs to close the Business Combination with at least $5,000,001 in net tangible assets. In such circumstance, NOVA may need additional time or incur additional costs in order to close the Business Combination with at least $5,000,001 in net tangible assets, or NOVA may not be able to close the Business Combination for failure to comply with section 10.1(h) of the Merger Agreement and Regulation 23.5(c) of Nova Vision’s current effective articles of association.

Reasons for the Proposed NTA Requirement Amendment

NOVA believes that it can rely on other available exclusions from the penny stock rules, more specifically, the Exchange Rule, that would not impose restrictions on NOVA’s net tangible assets. While NOVA does not believe this failure to satisfy the NTA Requirement subjects it to the SEC’s penny stock rules, as the NTA Requirement is included in its current effective memorandum and articles of association, if the NTA Requirement Amendment Proposal is not approved, NOVA may not be able to consummate the Business Combination.

Vote Required for Approval

The approval of the NTA Requirement Amendment Proposal requires the affirmative vote of holders of a majority of the NOVA Ordinary Shares represented in person (including by virtual attendance) or by proxy and entitled to vote thereon at the Extraordinary General Meeting. Abstentions and broker non-votes will have no effect with respect to the approval of this proposal. This Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation

The SPAC Board recommends a vote “FOR” adoption of the NTA Requirement Amendment Proposal.

PROPOSAL NO. 7:

THE ADJOURNMENT PROPOSAL

Overview

The Adjournment Proposal, if adopted, will allow the Nova Vision Board to adjourn the Extraordinary General Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Nova Vision’s shareholders in the event that based upon the tabulated vote at the time of the Extraordinary General Meeting there are insufficient votes for, or otherwise in connection with, the approval of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal and the Incentive Plan Proposal. In no event will the Nova Vision Board adjourn the Extraordinary General Meeting or consummate the Business Combination beyond the date by which it may properly do so under its Current Charter and Cayman Islands law.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by Nova Vision’s shareholders, the Nova Vision Board may not be able to adjourn the Extraordinary General Meeting to a later date in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the NTA Requirement Amendment Proposal. If we do not consummate the Business Combination and fail to complete an initial business combination by the end of the Combination Period, we will be required to liquidate the Trust Account by returning the then remaining funds in such account to the public shareholders and dissolve.

Purpose of the Adjournment Proposal

In the event there are not sufficient votes for, or otherwise in connection with, the approval of the Redomestication Merger Proposal, the Acquisition Merger Proposal, the Nasdaq Proposal, the Governance Proposal, the Incentive Plan Proposal and the NTA Requirement Amendment Proposal, the Nova Vision Board may adjourn the Extraordinary General Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will Nova Vision seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after August 10, 2024 (the date that is 36 months after the closing of the IPO if the time period has been extended, as previously described herein).

Required Vote for Approval

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the NOVA Ordinary Shares as of the record date represented in person (including by virtual presence) or by proxy at the Extraordinary General Meeting and entitled to thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other Proposals.

Recommendation of Nova Vision Board

The Nova Vision Board recommends a vote “FOR” adoption of the Adjournment Proposal.

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BUSINESS OF REAL MESSENGER

Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us,” “our,” or “Real Messenger” refer to the business of Real Messenger Holdings Limited and its subsidiaries prior to the consummation of the Business Combination, which will be the business of PubCo and its subsidiaries following the consummation of the Business Combination.

Overview

Real Messenger is a social messaging app for real estate. Our principal target market is the United States, where we aspire to be the dominant real estate social network (similar to LinkedIn in the recruiting and hiring industry). Over 95% of our members are located in the U.S., and we have active members in all 50 states. All of our revenue from the U.S. market will be recognized by our wholly-owned U.S. operating subsidiary, Real Messenger, Inc.

Our headquarters is our Costa Mesa, California office, which we opened in February 2022. Our Chief Data Officer (CDO) was located there prior to his departure in June 2024. We have commenced our search for a replacement who will also be located in our Cost Mesa headquarters. Our other two C-level executives are located in Hong Kong and the United Kingdom, respectively.

The majority of our development team is located in Hong Kong, employed by Real Corporation Limited, our wholly-owned Hong Kong subsidiary. This team is responsible for the development and maintenance of the back-end of the Real Messenger app. We do not expect to generate revenues in Hong Kong or elsewhere in China. Our other wholly-owned Hong Kong subsidiary, Hohojo.com Limited, is a dormant company which holds some deferred tax losses, and as such conducts no operations whatsoever.

As of April 30, 2024, we had 19 employees, of whom 16, or 84% are based in Hong Kong. As of July 31, 2023, we had 32 employees, of whom 16, or 50%, are based in Hong Kong. As of July 31, 2022, we had 22 employees, with 13 or 59%, based in Hong Kong. Over the past two years, we have hired talent who work from various places in the U.S., United Kingdom, Singapore and India, reflecting our focus on finding the right talent, regardless of location.

We expect a continued expansion of our employee base in the future, with a significant majority of new hires to be based outside of Hong Kong or other parts of China. This is consistent with our focus on the U.S. as our initial target market.

We have five directors, all of whom currently reside in Hong Kong. Two, including our founder, Thomas Ma, are U.K. citizens, two are Hong Kong citizens, and one is a Canadian citizen.

We believe that connecting all stakeholders in the real estate community into one social network platform is key to unleashing the greatest improvements in productivity and efficiency that technology can offer. Our products empower our members to build and engage with their real estate network, share their knowledge and insights, and identify buy and sell opportunities, enabling them to be more productive and successful.

We also believe that real estate should be a fun and joyful experience for everyone. No matter what your real estate journey entails, we are dedicated to bringing the thrill and excitement back. Our goal is to turn your dream house into a reality and make every step of the way a fun one. We are revolutionizing the traditional real estate content experience, and creating a world where real estate is always enjoyable.

Through our proprietary social messaging platform, we leverage the power of social network, data, and artificial intelligence (AI) technology dedicated to bridging the gap between the fragmented businesses of the real estate industry and creating a universal platform for enhanced value proposition for all stakeholders. We believe we are on the path of creating significant value for real estate agents, home buyers, home sellers, homeowners and property investors worldwide by connecting different stakeholders with opportunities at a massive scale. We believe that our members who use our app are only beginning to leverage the power and potential of our network and its underlying new form of presenting real estate information.

Our comprehensive app provides members with solutions, including tools, to search, connect and communicate with real estate professionals, learn about real estate buy and sell opportunities and share information. At the core of our app real estate agents create their professional profiles that serve as their professional profiles, which not only provide a comprehensive representation of their expertise, but also allows them to curate and share their evaluations and insights on any property. These profiles are accessible to all members of our platform, thereby fostering a transparent and collaborative environment for information exchange. We believe that out app enables members to process real estate information more effectively, make better-informed decisions faster, and their real estate journey more seamlessly.

The cornerstone of our business strategy is to focus on our members first. We intended to provide the majority of our solutions to our members at no cost. We believe this approach provides the best way to continue to build a critical mass of members, resulting in beneficial network effects that promote greater utilization of our solutions, higher levels of engagement and increased value for all our members.

We intended to generate revenue from home buyers, home sellers, homeowners, property investors and real estate agents who subscribe to our premium services. Premium subscriptions will include a variety of productivity tools, data analytics and smart virtual assistant solutions. We strive to ensure that all our premium subscriptions provide both a high level of value for our customers and also a high degree of relevance for our members. We believe this monetization strategy properly aligns objectives among members, customers and our entire network and supports our financial objective of sustainable revenue and earnings growth over the long term.

Our presence extends across all 50 states in the U.S., earning the trust of agents affiliated with renowned brokerage firms nationwide. Moreover, we are currently gaining momentum in 35 other countries around the world, expanding our global reach and influence.

We take the privacy of our users seriously. We do not collect unnecessary personally identifiable information (PII) from our users (such as Social Security Numbers, birthdates or addresses). During account creation, users who are U.S.-based provide names and telephone numbers. For licensed real estate agents and brokers, we also collect license documentation, to be verified by our U.S.-based employees before being purged from our systems. We encrypt the data that we handle, and use it to generate a unique Member ID, which is used to provide our services. All such data relating to U.S. users is physically stored on Amazon Web Services (AWS) servers in the U.S., where it is encrypted using industry standards and best practices. No such data is stored in or available to our team in Hong Kong, with the sole exception of Member IDs, which may be viewed by our development team there to assist with the operation and improvement of our app, but without the ability to access the underlying data. Only our UK-based Chief Technology Officer (CTO) and our California-based Chief Data Officer (CDO), can access PII concerning our users other than the Member ID, as explained above.

Our Mission

Our mission is to connect and empower the real estate community through technology.

Real Messenger is revolutionizing real estate communication, connecting all stakeholders through our chat app, enabling real-time messaging, documentation, and integration with other real-estate software in a safe and secure environment. Our domain-specific, proprietary AI-trained data further enhances our value proposition, enabling our chat app users to consume curated content to help drive real estate transactions.

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Our Vision

Our vision is to provide three things to our users. We want to provide a window of discovery for all real estate agents. Secondly, we want to give them a canvas to create real estate content. Finally, we seek to provide a bridge for people and businesses in the real estate community to connect.

Industry Overview

Era of Search

With the advent of the internet, property portals acting as an online database of listings have claimed the crown of the first eyeball from consumers. These portals have dethroned real estate brokerages and the agents, seizing the coveted first gaze of prospective buyers and sellers. This began the era of search, portals were built for people who want to search properties.

Despite the abundance of listings content available, a study by the National Association of Realtors has shown that consumers still turn to real estate agents to complete transactions, with an increasing trend exhibited over the past 20 years. We realized that with the expertise and experience of a real estate professional guiding the selection process, agent-curated content ensures that only the most relevant and accurate information is presented to consumers. This personalized approach saves users considerable time and effort, making it easier for them to make fully informed decisions and, in turn, achieve their real estate goals.

The first thing we did differently was to unlock these values, allowing all agents to curate their own recommendations and assessments on any properties, which offered a distinct advantage over traditional database format content. We also want consumers to experience real estate as a fun social experience. We want to redefine the way people consume real estate information.

Era of Social Networks

While technology and the internet have moved on to the era of social networks, we discovered that the real estate communities wish to see what is currently popular socially, as opposed to what traditional property portals offered. We found out that consumers want to stay informed about what’s happening in their networks, neighborhoods, and with their friends. They are interested in seeing what their favorite and connected real estate agents are working on. This desire for information and connection highlights the importance of creating a platform that allows consumers to easily keep up with the latest real estate news and developments in their community.

We intend to fully utilize the social network effect and build the app as a dedicated chat app for real estate. With that as a backbone, the app can also provide numerous benefits, such as real-time messaging, document sharing, and integration with other real estate software.

Era of Discovery

Traditional property portals also acting as an online marketplaces that provide a platform for the advertising of real estate. They gain pricing power over real estate agents by aggregating the real estate agents’ work - the listing contents – by blocking (standing in between) their connection to leads. We believe that is wrong.

Real Messenger was founded by real estate agents with the belief that traditional portal models can be a zero-sum game for agents. Instead, we believe that creating high-quality content should be rewarded with free inbound connections and attention, allowing it to be discovered by the consumer.

What makes Real Messenger very unique and very different than other industry offerings is the whole discovery engine behind it. In the era of search, property portals, were built for people who wanted to search properties. Then the real estate industry at large omitted the whole of the social graphs era. Mainly due to property portals were built for a different purpose. Era of social graphs should be about connecting people and their followers. With modern machine-learning algorithms and AI power, we are moving into the era of discovery. We are showing consumers what they like. We are giving the everyday real estate agent a platform to be discovered. If they create good content, they will be discovered on Real Messenger.

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Connecting the dots

The real estate industry is fragmented for several reasons.

Firstly, the industry is made up of a diverse range of stakeholders, including buyers, sellers, agents, brokers, lenders, and appraisers, each of which operate in their own niche within the market. This fragmentation can create challenges in terms of communication and collaboration, as there are often many different parties involved in a single real estate transaction.

Secondly, the real estate industry is also highly localized, with different markets having their own unique characteristics and dynamics. This can create further fragmentation as different regions may have different regulations, customs, and market conditions, making it difficult to create standardized approaches or solutions that work across the board.

Lastly, the real estate industry has traditionally been slow to adopt new technology and digital solutions, which has created a fragmented landscape of different software, platforms, and data sources. This fragmentation can make it difficult to integrate different tools and systems, resulting in inefficiencies and higher costs for industry participants.

Overall, the fragmentation of the real estate industry can create challenges for stakeholders seeking to communicate, collaborate, and innovate in the market. However, the emergence of new technology and digital solutions is starting to address some of these challenges and bring greater unity and efficiency to the industry.

A real estate chat app can help to address the challenges of fragmentation in the industry by providing a centralized communication platform for all stakeholders involved in a real estate transaction. By using a chat app, buyers, sellers, agents, brokers, lenders, and appraisers can communicate and collaborate in real time, regardless of their location or role in the transaction.

Real Messenger can provide a unified communication platform that breaks down the barriers of the current fragmented real estate industry and helps to link up the international market.

By providing features that support international transactions, such as multilingual support, global property listings, currency conversion, and remote property viewing, real estate chat apps can help to expand the reach of real estate professionals and provide greater value to clients around the world.

Our Opportunity

Creating Value for the Real Estate Community by Putting Agents First

Current residential listing sites fail to adequately prioritize the interests of homeowners and real estate agents. These platforms primarily focus on selling advertisements alongside agent listings and increasingly offer competitive brokerage services. As a result, these platforms generate a portion of their revenue by redirecting potential homebuyers away from the listing agents and towards unrelated buyer agents who advertise on the platform.

Traditional portals gain pricing power over real estate agents by aggregating their work, including listing content, and acting as intermediaries between them and potential leads. We firmly believe that this market structure is fundamentally flawed, as it erects barriers and disconnects the real estate community.

Our core belief is that the creation of high-quality content should be rewarded with free inbound connections and exposure.

Our mission is to empower real estate agents with products and services that serve to increase their productivity and enable them to grow their businesses. We believe that by putting agents first, we can build a better and more sustainable Real Estate Industry.

To accomplish this, we have developed a real estate-specific chat application that is powered by best-in-class domain-specific AI training data, tailored to the unique requirements of real estate sector operators. Our proprietary dynamic data from RealAI offers a constant stream of carefully curated real estate content, without paid ads, giving each real estate agent a chance to be discovered and obtain leads based on their content. Through this level of innovation, we are revolutionizing the way the real estate community connects.

We believe that the ongoing antitrust litigation involving real estate brokerage firms, the National Association of Realtors (NAR) and related real estate industry participants, could result in material changes to the residential real estate market, which may present opportunities for our business. The overall outcome of this litigation and the regulatory developments that may follow is unclear, but we believe that it is likely to result in changes to brokerage commission structures, fewer incentives for buyers’ agents, and other disruptions to traditional ways of selling residential real estate in the U.S. Our solutions make communication, and consequently relationships, between agents and potential buyers more efficient, potentially allowing us to benefit from these changes.

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We provide the following key benefits:

Free Inbound Connections

Traditional property listing platforms charge real estate agents for lead generation, while Real Messenger provides real estate agents to obtain free inbound connections based on their content quality. Our solution is designed for agents to attract leads within our global network, enabling them to become more productive and successful, build their reputation and brand awareness, and market their services without paying for leads.

Curated Content

With the expertise and experience of a real estate pro guiding the selection process, curated content ensures that only the most relevant and accurate information is presented to users. This personalized approach saves users time, mitigates frustration, and makes it easier for them to make informed decisions and, in turn, achieve their real estate goals.

Effective Communication Among All Stakeholders

Real estate is a complex and competitive industry that requires clear and effective communication among all stakeholders. Our dedicated chat app provides numerous benefits, such as real-time messaging, document sharing, and integration with other real estate software. The app also offers a secure and private communication channel, protecting sensitive information.

Keeping Consumers Informed in a Fun Way

Consumers wish to stay informed about what is happening in their network, neighborhood, and among friends. They are interested in seeing what their favorite and connected real estate agents are working on. This desire for information and connection highlights the importance of creating a platform that allows consumers to easily keep up with the latest real estate news and developments in their community.

Supporting International Transactions

By providing features that support international transactions, including multilingual support, global property listings, currency conversion, and remote property viewing, Real Messenger can help to expand the reach of real estate professionals and, as such, provide greater value to clients around the world.

Leveling the Playing Field for New Agents

There is now increased difficulty for new agents to get started in the industry and compete with seasoned agents. With this in mind, we are leveling the playing field for new agents by incorporating the social element into the home buying process, allowing new agents to grow a following based on their network instead of advertising dollars.

Creating a Centralized Communication Platform for a Diverse Range of Stakeholders

By providing a centralized communication platform, we strive to eliminate challenges in terms of communication and collaboration. The industry is in need of a centralized communication platform that will improve the industry’s overall efficiency and effectiveness. Hence, in the future, we intend to implement features that attract home sellers, homeowners, and investors, and provide them with tools for their unique needs. By attracting agents first, we intend to develop a strong starting point to later bring other stakeholders on our platform, which will also help diversify our revenue stream and help to mitigate risks of solely relying on real estate agents to generate revenue.

Our Competitive Strengths

We believe the following strengths provide us with competitive advantages in realizing the potential of our opportunity:

Agent-Focused Chat App

While other traditional property portal companies present steep financial hurdles for real estate agents, our agent-focused chat app gives agents back control of their listings in order to generate leads and maximize their online presence. Through our app, agents have the power to post directly on the app, grow their following, follow other agents, and even post video clips of their day-to-day life via RealMoments. Such personalization allows agents to build trust and credibility with new homebuyers and find an agent that fits their needs.

Our focus on real estate agents will bring them to our platforms, while their presence will assist in attracting other shareholders.

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Proprietary Real-estate Specific AI

By combining proprietary dynamic data with static data, our proprietary AI - RealAI - can help in unlocking new insights, streamlining workflows, and improving decision-making at every stage of the real estate journey.

Having a well-curated vertical data set that is specific to the Real Estate Industry, an AI model can be trained to recognize patterns and trends that are unique to the real estate community. RealAI will predict the real estate needs and wants of its users, whether they are buyers, sellers, agents, investors, or renters.

For real estate agents, AI can provide a wealth of new opportunities to generate leads, connect with clients, and close deals. With advanced machine learning algorithms and predictive analytics, AI can help agents to identify promising leads, personalize their outreach, and optimize their sales strategies. By using AI-powered lead scoring systems, agents can quickly identify and prioritize hot leads, increasing their chances of closing more deals.

For buyers and sellers, AI can provide a more seamless and personalized experience, helping them to identify the best properties for their needs and navigate the complex process of buying or selling a home. By analyzing vast amounts of data on everything from local market trends to individual buyer preferences, AI can help to streamline the search process and improve the accuracy of pricing and valuation estimates. Additionally, AI can help to identify the best agents to close the deal, based on their experience, success rate, and areas of expertise. This can help buyers and sellers to make more informed decisions and find the right agent to represent them.

At the same time, AI can also benefit real estate owners and investors, by providing real-time insights into market conditions, investment opportunities, and risk management strategies. By analyzing data on past and present market trends, AI can help to identify hot spots and potential opportunities, giving owners and investors a competitive edge in the market. Additionally, AI can help to identify potential risks and provide recommendations for mitigating those risks, helping to ensure a more profitable and sustainable investment strategy.

In short, the power of real estate AI lies in its ability to combine the best of dynamic and static data, unlocking new opportunities and insights for all stakeholders in the industry. By leveraging this technology to its full potential, we can build a more transparent, efficient, and sustainable real estate industry for everyone.

By having a well-curated vertical data set that is specific to a particular industry, like real estate for example, an AI model can be trained to recognize patterns and trends that are unique to that industry.

Our Key Metrics

Our management team continuously reviews several key metrics in assessing the growth and prospects of our business, enabling it to make strategic changes in our business plan and to make tactical adjustments in the deployment of our resources to address specific items as they arise. These key metrics include (i) number of downloads of the Real Messenger app, (ii) average download to member percentage, (iii) conversion to paid member, (iv) average app session time, and (v) number of countries with app downloads. We consider these key metrics essential to positioning our business to take advantage of the network effects discussed in further detail below.

(i)	Downloads – Real Messenger has accumulated over 815,000 downloads of its app (as of May 31, 2024). Real Messenger adds members organically through word of mouth and phone number/contacts notification as well as through direct marketing/advertising. Users can download our free app from the Google Play Store and/or from the Apple App Store. Since its launch in the United States in July 2022, Real Messenger has experienced healthy interest and growth with member downloads of the app increasing at an average rate of 10% month-to-month from its launch through the first half of 2023. Since then growth has moderated to an average of 4.6% month-to-month through the ten months ended January 2024, and has further increased to an average 6.3% month-to-month over the four months ended May 31, 2024. With its continued efforts in generating visibility and reach through additional online and offline direct marketing and advertising strategies, Real Messenger expects downloads to continue to grow at an average rate of between 4.7% to 9.0% month-to-month over the next few years through 2027. Moreover, the 4.7% to 9.0% average month-to-month growth assumption is reasonable considering it is much less than the growth rate of other social platform models. For example, LinkedIn achieved an average month-to-month growth rate of over 20% and reached over 10 million users during its first 7 years.[5]

(ii)	Conversion from Download to Member - Real Messenger further tracks its conversion rate from app download to member. Since its launch in the United States in July 2022, download conversion to member has averaged over 81% in 2022, and subsequently normalizing to an average of 74% through May 2024. Real Messenger expects member conversion rates to increase as the app gains further visibility and continues to benefits from the network effect. We project member conversion rates to be between 73% through December 2026 increasing to 90% in 2027. The size and growth of our member base, especially regarding the number of real estate agents poised to benefit from our chat app and the curated content they will create and post will not only benefit them through free leads, but will increase the overall value that our app delivers to users on our platform and in the real estate community. Members engage through search, content sharing, member feedback (liking or giving a thumbs up or commenting on a pin) and chat communication over various formats including text voice, photos, and video. A larger member base provides more opportunities to form connections with other members, as well as increased opportunities to attract real estate community shareholders to our app. An increasing number of real estate agents accessing our network enhances the relevance for existing members, who stand to benefit from agents professional and personal insights.

(iii)	Conversion to Paid Member – In October 2024, Real Messenger will launch its premium member plans which start at an affordable price of $15.00/month. Real Messenger has set its pricing plan based on its monetization plans for different members in its network and the pricing is dependent on the key functions, savings, and efficiencies that Real Messenger provides each member type. The overall strategy is to provide useful services and productivity tools to its users at a fraction of the cost charged by competitors like Zillow and Realtor.com, for example many referral websites such as Zillow typically charge between 20% to 35% commission splits for referrals.[6]

These can quickly add up and cost an agent between $2,581 - $4,518 per transaction based on a 3% commission paid on the 2023 U.S. median home price of $430,300.[7] Real Messenger plans to provide affordable pricing to its members with average annual revenue per paid user/member (ARPU) of only $180-$1,000 in 2025, increasing to $240-3000 in the years 2026-2027. A detailed breakdown of the ARPU for each member type along with the total projected revenue is provided in the above Revenue Projection chart. The paid plans benefit from enhanced prioritization services and productivity tools. Members can also opt to continue using the free app version. Real Messenger projects 18.7% of users to convert and subscribe to its premium services by May 2025, further increasing to 26.3% by May 2026, and reaching 33.1% by the end of 2027. The conversion rate varies based on new functions and benefits each member type (free, agent, buyer, seller, owner, and investor). Real Messenger management believes that these assumptions are reasonable considering that large successful social platforms have achieved much higher paid user conversion rates, for example, it is estimated that LinkedIn has 900 million users worldwide in over 200 countries, and 39% of its members have paid premium subscriptions.[8]

(iv)	Average App Session Time - Although Real Messenger is still in the first stages of growth, its average app session duration length is 8:58 minutes, already significantly longer than many of its competitors’, including Zillow, which has the second-longest average session duration at 6:02 minutes.

Zillow and other competitors are website portals and its average session direction according to Similarweb February 2024, was calculated as follows: average website visit duration is the average amount of time a user spends on a website during a session. Average visit duration is calculated as the time elapsed between a user’s first and last action on a website during a visit. A visit expires after 30 minutes of inactivity. Zillow’s average session duration over the month of January 2024 was 6:03 minutes.

Real Messenger is not a website portal and its average app session duration is the average amount of time a user spends on the app during a sessions. It is calculated as the time elapsed between as user’s first and last action on the app during a session. The average time spend per session excludes session lengths less than 10 seconds. A session expires after 30 minutes of inactivity. Real Messenger’s average app session duration of 8:58 minutes is the average over the period February 2023 to January 2024.

(v)	Number of Countries with App Downloads – Our app is already present in 35 countries, although no material marketing campaigns have yet to been conducted outside the U.S., which is a strong testament to the growing requirement for a real estate-specific chat app in the global market, illustrating this current market gap, along with the benefits of Real Messenger’s platform. The countries include many of the top 25 countries with the highest GDP as well the majority of OECD countries.

Large and Growing Member Base

While Real Messenger is nascent and still has a lot of growing to do, we believe that both home seekers and agents have recognized the benefits provided by our platform. As such, its visibility and member base is projected to increase exponentially due to increasing viralability and lower customer acquisition costs.

5 https://en.wikipedia.org/wiki/LinkedIn

6 https://www.zillow.com/premier-agent/flex-pricing/

7 https://www.census.gov/construction/nrs/pdf/newressales.pdf

8 www.zippia.com/advice/linkedin-statistics.

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Business Model with Powerful Network Effects

The size and growth of our member base, especially regarding the number of real estate agents poised to benefit from our chat app and the curated content they will create and post, will increase the overall value that our app delivers to the real estate community.

A larger member base provides more opportunities to form connections with other members, as well as increased opportunities to attract real estate community shareholders to our app.

An increasing number of real estate agents accessing our network enhances the relevance for existing members, who stand to benefit from professional insights such as home buyers and renters. The presence of home buyers and renters joining our network will also magnify the benefits for real estate agents by providing them with a larger audience and improved market exposure.

Not only has our number of members increased over time, but so too has the average app session time, as well as the average time spent per daily active user at 17:44 minutes1, which we believe is primarily attributable to the network effects of our business model, the strength of our brand, and the value of our solutions.

Although Real Messenger is still in the first stages of growth, its average app session duration length is 8:58 minutes2, already significantly longer than many of its competitors’, including Zillow, which has the second-longest average session duration at 6:02 minutes3. This already strong user engagement will only increase in the future as our app gains more traction, users, and content, which will encourage users to spend even more time on our app.

Our app is already present in 35 countries, although no marketing campaigns have yet been conducted outside the U.S., which is a strong testament to the growing requirement for a real estate-specific chat app in the global market, illustrating this current market gap, along with the benefits of Real Messenger’s activities.

Our Strategy

Our mission is to connect and empower the real estate community through technology. The key elements of our strategy are as follows:

Bring the Real Estate Industry into the Discovery Era

The Real Estate Industry has traditionally been slow to adopt new technology and digital solutions and has always lagged in terms of tech innovation. Many other markets have already transitioned from the “era of search”, which belonged to platforms and apps built for people who wanted to search for things, and the “era of social graphs”, which connected people and their followers, to the “era of discovery”, which enables content creators to get discovered, and users to find content that they truly like and want to see.

A core element of our strategy is our discovery engine, which is based on our proprietary AI, which allows real estate agents to be discovered, and users to gain curated, all without the use of paid content.

1 The average daily time spent per daily active user is the average over all days in the calculation period from each single day average time spent per daily active user. Calculation period is from February 2023 to January 2024.

2 REAL’s average app session duration is the average amount of time a user spends on the app during a session. Average app session duration is calculated as the time elapsed between a user’s first and last action on the app during a session. The average time spent per session excludes the session length less than 10 seconds. A session expires after 30 minutes of inactivity. Calculation period is from February 2023 to January 2024.

3 Source: Similarweb January 2024. Average website visit duration is the average amount of time a user spends on a website during a session. Average visit duration is calculated as the time elapsed between a user’s first and last action on a website during a visit. A visit expires after 30 minutes of inactivity. Calculation period is the average over February 2023 to January 2024.

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Serve as a Facilitator of Trusted and Professional Insights

For many years, traditional database portals have claimed the crown of the first eyeball. Although the traditional database style has grown, studies show that consumers still turn to real estate agents to complete transactions, with an increasing trend over the past 20 years. This highlights the need for agents to offer a more personalized and streamlined approach for clients, revolutionizing the overall real estate experience. Our platform enables members to easily contribute and share information with our ranking system, which was created for agents to rank their listings in three categories, with a maximum of five points per category.

Meaningful Content

By providing home seekers with meaningful content through our proprietary AI, we seek to become the leading platform for matching home seekers with their dream homes. By providing meaningful content, as well as a search personalization feature, we will also help agents to effectively increase their exposure and improve their engagement rate.

Monetization While Creating Added Value for Our Members

We intend to leverage our unique business model to monetize our platform while adding value for shareholders. For example, by connecting different productivity and analytics tools such as predictive home value analysis and CRM tools, our users will gain valuable market insights that assist them in improving their operations and fulfilling their needs.

Expand Beyond the U.S. to Become a Truly International Platform

To date, we have established our presence with agents spread across all 50 U.S. states, with U.S.-based members making up 95% of our user base at present. Our app has also been downloaded in 35 countries around the world, although no marketing campaigns have yet been conducted outside the U.S. This shows that our app is a solution that is sought-after by the international real estate community, presenting a strong foundation for our intended expansion to other countries.

Our Solutions

We provide real estate agents and their teams of all sizes with solutions designed to attract leads within our global network, enable them to be more productive and successful, build their reputation and brand awareness, and market their services.

Our solution is designed to cater to the diverse needs of all core stakeholders within the real estate sector, from buyers and sellers, to agents, owners, and investors, providing them with tailored resources, tools, and services for an enhanced real estate experience. Our solution will include different subscription packages, with each subscription boasting a unique suite of features, as well as a free-of-charge solution for home seekers. This free solution will be made available to all users with a verified phone number, and they will get a grey checkmark. The monetized solution will have four different subscription packages - Real Green, Verified Agent, Owner Suite, and Investor Suite.

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Free Solutions

Our free solution features are as follows:

Newsfeed

Newsfeed shows the latest posts of any agents that the users follow. On this page, users are able to like and share the posts and interact with an agent through the chat function. The objective of this feature is to create engagement between agents and users by providing the latest real estate information curated by real estate agents.

RealPin

The RealPin is a newsfeed post curated by agents. It can be current listing or a sold transaction. It allows agents to showcase any real estate information that they find interesting to share to their followers or others.

By posting a RealPin agents are required to give an assessments in the form of three evaluation area. 1. Value for money – Why is this property worth the asking price? 2. Build quality – What is the overall build quality of the home? 3. Location insight – What will this location feel like at different hours?

RealMoment

The RealMoment feature allows real estate agents to share videos and images of their listings and snippets of their day, elevating the virtual touring experience and giving users more insight into different agents’ personalities, tastes, and styles. Furthermore, agents can share their talents through RealMoment, which will help them to build their brands globally, similar to influencers utilizing social media platforms, such as Instagram, to promote themselves. With this feature, agents can rely on our proprietary AI technology to provide an optimal virtual touring experience to house seekers. The videos through RealMoment give prospective buyers and sellers highly immersive insight into listings through attention-captivating videos, with a maximum length of 15 seconds each. The feature also allows agents to post up to a hundred of these 15-second videos per month.

Explore

The explore page enables users to conduct smart searches in order to browse all listings posted on the app. Users are able to personalize their search based on top location or people. The ranking points and facility filter are also available for search personalization, as well as statistics on which filter can reach more users. The explore function helps in increasing agents’ level of market exposure and engagement rate, while at the same time helping users to personalize their search.

Interaction

Our app has an interactive function where users can make offers on properties on the app and initiate conversations with interested users. This feature has the potential to lure in listing agents who are not yet present on our platform, as it is designed to generate engagement and warm leads and - ultimately - increase agent acquisition and user retention rates.

Chat

Our instant chat is one of the most important app features, allowing everyone on our app to communicate with each other, saving agents the hassle of excessive follow-up correspondence. Also, users can synchronize their contacts and get connected whenever and wherever they may be. Through chat, we aim to improve the connection between users and agents and increase engagement. Real Messenger is built with a chat feature that utilizes sentiment analysis, helping agents to genuinely understand their customers, their desired communications styles, and their property-buying preferences.

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User Connection

Users can connect with anyone by following or liking each other. These features are designed to build the bridge to encourage our users to interact with each other in order to generate a connection between users and agents and increase engagement.

Monetized Solutions

All monetized solutions will be developed in order to provide added value to the real estate community through various productivity and analytics tools, and our app will never charge a listing fee or have paid promotions. Our current focus is on productivity tools for home seekers and real estate agents. Afterwards, we will implement analytics tools for real estate agents, as well as specialized features for real estate investors and owners.

Real Green

Green subscribers with verified phone numbers will get a green checkmark once approved. This subscription package is projected to cost $15 per month (up to $30 per month in 2027) and will include all existing verified user features and additional productivity and analytics tools, as well as a smart virtual assistant. The projected initial rollout of this offering is in Q1 2024.

Productivity Tools

●	Prioritized in conversation and search
●	Advanced audio and video call functions
●	All existing Verified User features
●	Buyer and seller perks
●	Additional features

Analytics

●	Advanced market insights
●	Advanced user connections
●	Predictive recommendations
●	Additional features

Desktop Application

●	Access desktop application on messaging functions
●	Smart virtual assistant

Verified Agent

Verified Agent subscribers, which will be charged $30 per month (up to $200 per month in 2027) and will get a gold checkmark once their credentials and license are verified and will also unlock a suite of professionally optimized features. The projected initial rollout of this offering is in Q1 2024.

Productivity Tools

●	Prioritized ranking
●	Post longer videos in 1080p
●	Customizable profile and team pages
●	Additional features

Analytics

●	Lead quality scores
●	Lead recommendations and save
●	Team collaboration tools
●	Content performance tracking
●	Additional features

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Desktop Application

●	Client Relationship Management (CRM) dashboard and tools
●	Smart virtual assistant
●	Advanced desktop application on messaging functions

Owner Suite

Owner Suite subscribers will unlock a suite of exclusive perks designed to optimize the homeownership experience. These features will be made available to each user for $15 per month (up to $100 per month in 2027). The projected initial rollout of this offering is in Q4 2024.

Productivity Tools

●	Access discount offers from auxiliary services (for example, home improvement, insurance, and financing)
●	Additional features

Analytics

●	Advanced market insights
●	Real-time updates and alerts
●	Predictive home value analysis and comparative analysis
●	Additional features

Desktop Application

●	Smart virtual assistant
●	Advanced desktop application on messaging functions

Investor Suite

The Investor Suite is an all-in-one platform for property investment mastery, charged at $30 per month (up to $200 per month in 2027). Subscribers will gain access to a range of tools designed to streamline agents’ communication and evaluation of their property portfolio. The projected initial rollout of this offering is in Q4 2024.

Productivity Tools

●	Customizable conversation grouping
●	Prioritized in conversation and search
●	All existing Owner Suite features
●	Additional features

Analytics

●	Advanced multiple location market insights
●	Real-time updates and alerts
●	Predictive home value analysis and comparative analysis
●	Additional features

Desktop Application

●	Smart virtual assistant
●	Advanced desktop application on messaging functions
●	Team collaboration interface

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Our monetized solutions will consist of:

Customizable Profile and Team Page

An agent’s profile allows users to get to know the agents better and also allows agents to populate their own profile information. The profile shows the agent’s information (e.g., bio, firm, license number, and team). Users are also able to see how many listings, followers, and followings each agent has.

The idea behind agent profiles is to help agents effectively boost their online presence, as well as build up their professional image.

Additionally, agents will be able to create a team and invite their team members to join, as well as customize the team page. This will make it easier for users to follow an agent’s team and their team members. This function will help agents manage their professional team and increase agent awareness, as well as improve engagement rates.

Data Analytics

In the future, we plan to also include analytic tools to our app in order to cater to the need of the real estate community. The analytics tools for real estate agents will include lead quality scores and lead recommendations, as well as team collaboration tools and content performance tracking. Additionally, we plan to develop a feature for real estate owners and investors, which would include predictive home value analysis and comparative analysis. Additionally, we also plan to include advanced market insights in single and multiple locations within our data analytics products.

CRM Dashboard and Tools

Integrating a CRM dashboard and tools into our app can significantly transform the way that real estate agents manage their businesses. From efficient lead management and streamlined communication to task organization and data-driven decision-making, the benefits to real estate agents are numerous. By leveraging the power of our CRM, real estate agents will be able to enhance their productivity and improve the customer experience.

Sales, Marketing and Customer Support

We will initially target real estate agents to our app, as they are poised to gain the most from our solution. However, we will not only rely on agents, as we plan to develop a suite of features to cater to the needs of real estate owners and investors, as well as other, free-of-charge features, that will help in increasing home seeker engagement rates on our app.

Due to the nature of our business model, we will only rely on marketing campaigns to attract home seekers and real estate professionals to our app, as there is no need for a large in-house sales team.

Our app’s features will serve as the main reason that the real estate community will gather on our platform, and the benefits they receive, as well as the sticky nature of the product, will ensure high user retention rates.

We currently only advertise in the U.S., but once we grow large enough, we will also expand our campaigns to other parts of the globe in order to develop an international user base.

To date, our member base has grown virally mostly based on word-of-mouth marketing. Through word-of-mouth marketing, we have been able to build our brand with relatively low marketing costs, and we expect the number of users to increase exponentially in the coming years, while at the same time seeing a decrease in the average acquisition cost per user. We use the quality of our own products and solutions as our most effective marketing tool, and word-of-mouth momentum continues to drive member awareness and trust worldwide. Our app’s features and its sticky nature ensure a strong engagement rate, along with a significantly higher average session time in comparison to our competitors, which is also projected to result in a high user retention rate in the future.

In addition to the quality of our app, we will ensure high retention rates via exceptional customer service, which we believe is critical for both retaining and expanding our member and customer base. Self-service support is available through our website, with customers also able to contact us via e-mail, as well as reach out to a customer service representative.

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Technology Infrastructure

Our technology platform is designed to create an engaging networking experience for real estate shareholders and is built to enable future growth at scale. We will employ technological innovations whenever possible in order to increase efficiency and scale our business.

Our products rely upon our proprietary AI - the aforementioned RealAI. By combining proprietary dynamic data with static data, our AI helps to unlock new insights, streamline workflows, and improve decision-making at every stage of the real estate journey.

Our AI is based on a well-curated vertical data set that is specific to the real estate sector, and it is trained to recognize patterns and trends that are unique to the real estate community.

Our technology platform is designed to create an engaging networking experience for real estate shareholders and is built to enable future growth at scale. We will employ technological innovations whenever possible in order to increase efficiency and scale our business.

Our proprietary dynamic data via RealAI includes:

Behavioral Data - Includes user reactions and engagements such as likes, comments, shares, clicks, view duration, and interactions with others. This is the primary feedback loop to train the RealAI engine.

User-Generated Content (UGC) - Offers a constant stream of carefully curated real estate content, including RealMoment (short-form content) and RealPin (property recommendations and assessments). When combined with behavioral data, UGC can be used to run sentiment analysis and provide relative insights.

Social Map Data - Connects the dots between users via their followers or following network, phone connections, and chat connections. RealAI can then perform smart grouping and profiling of social dynamics.

Location Data - Analyzes users’ current or previous locations and browsing locations to learn the relationship between properties and locations. This helps to expand recommendations beyond geographical constraints.

Time Relativity - Real estate is a lifelong journey for many people, with a few cycles of home transactions. Time adds multiple dimensions to the above-listed datasets.

For real estate agents, our AI can provide a wealth of new opportunities to generate leads, connect with clients, and close deals. With advanced machine learning algorithms and predictive analytics, AI can help agents to identify promising leads, personalize their outreach, and optimize their sales strategies. By using AI-powered lead scoring systems, agents can quickly identify and prioritize hot leads, thus increasing their chances of closing more deals.

For buyers and sellers, AI can provide a more seamless and personalized experience, helping them to identify the best properties for their needs and navigate the complex process of buying or selling a home. By analyzing vast amounts of data on everything from local market trends to individual buyer preferences, AI can help to streamline the search process and improve the accuracy of pricing and valuation estimates. Additionally, AI can help to identify the best agents to close the deal, based on their experience, success rate, and areas of expertise. This can help buyers and sellers to make more informed decisions and find the right agent to represent them.

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At the same time, AI can also benefit real estate owners and investors, providing real-time insights into market conditions, investment opportunities, and risk management strategies. By analyzing data on past and present market trends, AI can help to identify hot spots and potential opportunities, giving owners and investors an important competitive edge in the market. Additionally, AI can help to identify potential risks and provide recommendations for mitigating those risks, helping to ensure a more profitable and sustainable investment strategy.

Our technology infrastructure will also include robust cybersecurity measures, which will ensure the safekeeping of user data.

Intellectual Property

Our success depends in part on our ability to protect our intellectual property and proprietary technologies. To protect our proprietary rights, we rely on a combination of intellectual property rights in the United States and other jurisdictions, including patents, trademarks, copyrights, trade secret laws, license agreements, internal procedures, and contractual provisions. Our internal controls restrict access to priority technology.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries in which our products and solutions are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and harm our operating results

Third parties, including our competitors and non-practicing entities, may make claims from time to time that we have infringed their patents, trademarks, copyrights, trade secrets, and/or other intellectual property rights. As our business grows and competition increases, we will likely face more claims related to intellectual property and litigation matters. In addition, to the extent that we gain greater visibility and market exposure, we face a higher risk of being the subject of intellectual property infringement claims from third parties.

Competition

Although we are offering a unique solution to the market, we are currently facing competition from traditional property listing platforms such as Zillow, Rightmove, REA Group, Apartments.com, Trulia, and Redfin. Indirect competitors include social media networks such as Facebook, Instagram, and LinkedIn.

Traditional Property Listing Platforms - Traditional portals stand between real estate agents and their leads, as well as between home seekers and their dream homes, by promoting paid, low-quality content. Despite the growth of such platforms, they have not proven effective, as surveys found that consumers still turn to real estate agents to complete transactions, with an increasing trend over the past 20 years. These traditional database-style real estate listings portals typically charge substantial fees to agents in three ways: bidding against other agents to advertise on a specific page on its site, an auction against other agents for potential buyer leads, and a commission-sharing fee.

Because we realize that real estate agents are at the center of the real estate sector and that quality should be rewarded, our app is agent-focused and is built on the principle of creating value for the real estate community. Unlike real estate portals, which create barriers and are a zero-sum game for agents, we believe that creating high-quality content should be rewarded with free inbound connections.

We do not take commission, nor charge advertising fees. Instead, user members pay a low monthly subscription fee in return for use of our products, data and other value-added services on our app platform.

Social Networks - Social networks such as LinkedIn, Instagram, and Facebook tend to be broad and unfocused. Although some social networks such as Facebook have groups, they are moderated by users and are not targeted by developers to create unique and powerful experiences. Furthermore, we are currently in our first stages of growth and are therefore still collecting data and feedback for our real estate-specific proprietary AI, which will in the future provide home seekers with recommendations for their perfect home, without overwhelming users with a number of irrelevant property listings.

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Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the Internet, as well as those utilizing AI, many of which are still evolving. Currently, the United States does not have a comprehensive legal framework to regulate AI’s development and use, and could be interpreted in ways that could harm our business.

Both within the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright, trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted, or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could potentially harm our business.

In addition, rising concern about the use of AI technologies for illegal conduct may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business, or cause users to abandon material aspects of our service.

In the area of information security and data protection, there are laws requiring notification to users when there is a security breach for personal data or requiring the adoption of minimum information security standards that are often vaguely defined and, as such, difficult to practically implement.

The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws regarding privacy and protection of member data. We post on our website our privacy policy and user agreement, which describe our practices concerning the use, transmission, and disclosure of member data. Any failure by us to comply with our posted privacy policy or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business.

In addition, because we strive to make our app accessible worldwide, certain foreign jurisdictions could claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees, or infrastructure.

Our Values and Company Culture

Our values are the principles by which we manage our day-to-day business and facilitate decision-making. Our core values are as follows:

Real Estate Should Be Fun - we are dedicated to bringing the thrill and excitement back to the real estate community by redefining the way that people consume real estate information.

Quality Content Should be Rewarded - we believe that creating high-quality content should be rewarded with free inbound connections and attention.

Improve Relationships, Reduce Barriers – by providing a centralized communication platform, we strive to reduce the barriers to communication and collaboration, thereby improving the real estate community’s overall efficiency and effectiveness.

Facilities

Our headquarters is our office in Costa Mesa, California, which we opened in February 2022. Real Corporation Limited, our wholly-owned Hong Kong subsidiary, leases office Space in Hong Kong, where a number of its employees work on the development and maintenance of the back-end of the Real Messenger app. Over the past two years, we have hired talent who work remotely in the U.S., United Kingdom, Singapore and India, reflecting our focus on finding the right talent regardless of location.

Legal Proceedings

We are not currently (but may become in the future) involved in legal proceedings, claims, or investigations in the ordinary course of our business, including claims for infringing intellectual property rights related to our products and the content contributed by our users. Although the results of these potential future proceedings, claims, and investigations cannot be predicted with certainty, we do not believe that the final outcome of these matters is reasonably likely to have a material adverse effect on our business, financial condition, or results of operations. Regardless of final outcomes, however, any such proceedings, claims, and investigations may nonetheless impose a significant burden on management and employees and may come with costly defense costs or unfavorable preliminary and interim rulings.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF REAL MESSENGER

You should read the following discussion and analysis of our financial condition and results of operations together with the “Selected Historical Consolidating Financial Information of Real Messenger” section of this proxy statement/prospectus and our consolidated financial statements and the related notes appearing elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections and elsewhere in this proxy statement/prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” or “Real Messenger Holdings Limited” refer to Real Messenger Holdings Limited and its subsidiaries prior to the consummation of the Business Combination.

Overview

We provide a social messaging app for real estate. Through our proprietary social messaging platform, we leverage the power of social network, data, and AI technology dedicated to bridging the gap between the fragmented businesses of the real estate industry and creating a universal platform for enhanced value proposition for all stakeholders. Our comprehensive app provides members with solutions, including tools, to search, connect and communicate with real estate professionals, learn about real estate buy and sell opportunities and share information. At the core of our app real estate agents create their professional profiles that allow them to curate and share their assessments and insights on any property and are accessible by any other member.

We intended to generate revenue from home buyers, home sellers, homeowners, property investors and real estate agents who subscribe to our premium services. Premium subscriptions would include a variety of productivity tools, data analytics and smart virtual assistant solutions. Our presence extends across all 50 states in the U.S., earning the trust of agents affiliated with renowned brokerage firms nationwide. Moreover, we are currently gaining momentum in 35 other countries around the world, expanding our global reach and influence.

For the years ended March 31, 2024 and 2023, we have not generated revenues from our app. For the years ended March 31, 2024 and 2023, we reported net loss of $4.9 million and $4.3 million, respectively.

In addition to tracking revenue and other financial measures, our management team continuously reviews several key metrics in assessing the growth and prospects for our business, enabling it to adjust both our business plan generally, and the deployment of our resources to address specific items as they arise. These key metrics include (i) number of downloads of the Real Messenger app, (ii) average app session time, (iii) percentage of listings in the U.S. accessible through the app, and (iv) number of countries beyond the U.S. in which the app has been downloaded. We consider these key metrics essential to understanding how to deploy our management, application development, and financial resources best to take advantage of the network effects, as discussed in further detail in the section titled “Business of Real Messenger.”

Factors Affecting Results of Operations

Our business, financial condition and results of operations have been, and are expected to continue to be, affected by a number of factors, which primarily include the following:

Our ability to monetize our services and products.

Our ability to engage, retain, and increase our user base and to increase our revenue will depend heavily on our ability to successfully monetize our services and products to convert into a subscription-based model. We may introduce significant changes to our existing products or develop and introduce new and unproven products that we have little or no prior development or operating experience. If new or enhanced products fail to engage our users and members, we may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify our investments, any of which may seriously harm our business.

Because our products created new ways of communicating, they have often required users to learn new behaviors to use our products. These new behaviors are not always intuitive to users. This can create a lag in adoption of new products and new user additions related to new products. To date, this has not hindered our user growth or engagement, but that may be the result of a large portion of our user base being in a younger demographic and more willing to invest the time to learn to use our products most effectively. To the extent that future users, including those in older demographics, are less willing to invest the time to learn to use our products, and if we are unable to make our products easier to learn to use, our user growth or engagement could be affected, and our business could be harmed. We may develop new products that increase user engagement and costs without increasing revenue.

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Our ability to grow our customer base.

We have made, and are continuing to make, investments to enable users to create compelling content to all members of our community. Existing and prospective users and advertisers may not be successful in creating content that leads to and maintains user engagement. We are continuously seeking to balance the objectives of our users and content creators with our desire to provide an optimal user experience. We do not seek to monetize all of our service and we may not be successful in achieving a balance that continues to attract and retain users. If we are not successful in our efforts to grow our user base or if we are unable to build and maintain good relations with our active users, our user growth and user engagement and our business may be seriously harmed. In addition, we may expend significant resources to launch new services that we are unable to monetize, which may seriously harm our business.

Our ability to launch new product or service offerings and to increase the prices of our products and services

The industry for residential real estate transaction services, technology, and information marketplaces is dynamic, and the expectations and behaviors of customers and consumers shift constantly and rapidly. As part of our operating strategy, we have increased, and plan in the future to continue to change, the nature and number of products, including depth products, that we offer to our customers and, with that, the prices we charge our customers for the services and products we offer. Changes or additions to our products and services may not attract or engage our customers, and may reduce confidence in our products and services, negatively impact the quality of our brands, negatively impact our relationships with partners or other industry participants, expose us to increased market or legal risks, subject us to new laws and regulations or otherwise harm our business. Our customers may not accept new products and services (which would adversely affect our average revenue per agent (“ARPA”)), or such price increases may not be absorbed by the market, or our price increases may result in the loss of customers or the loss of some of our customers’ business. We may not successfully anticipate or keep pace with industry changes, and we may invest considerable financial, personnel and other resources to pursue strategies that do not ultimately prove effective such that our results of operations and financial condition may be harmed. If we are not able to raise our prices or encourage our customers to upgrade their subscription packages or invest in depth products to further differentiate their listings, or if we lose some of our customers or some of our customers’ business as a result of price increases, or if the bargaining power of our customer base increases and the subscription prices and other fees we are able to charge real estate developer or agent customers decline, our business, financial condition and results of operations could be adversely affected.

Our ability to operate in a highly competitive and rapidly changing industry.

We face competition to attract consumers to our websites and mobile applications and to attract real estate and property developer customers to purchase our products and services. The markets for online real estate information technology, communication and productivity tools product and services in our Priority Markets are highly competitive and rapidly changing. In addition to competing with traditional media sources for a share of advertisers’ overall marketing budgets, our business is subject to the risk of digital and other disruption. Our success depends on our ability to continue to attract additional consumers to our websites and mobile applications. Existing or new competitors could increase their product offerings or develop new products or technology that compete with ours.

Furthermore, large companies with strong brand awareness in international markets or global search engines and social media sites may decide to enter the real estate market and start to provide information technology, communication and productivity tools product and services on their existing or new platforms, which could increase competition in our Priority Markets and may have a materially adverse effect on our business. These companies could devote greater technical and other resources than we have available, have a more accelerated time frame for deployment and leverage their existing user bases and proprietary technologies to provide products and services that consumers might view as superior to our offerings. Any of our future or existing competitors may introduce different solutions that attract consumers or provide solutions similar to our own but with better branding or marketing resources. If we are unable to continue to grow the number of consumers who use our websites and mobile applications, our business, financial condition and results of operations could be adversely affected.

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We compete to attract customers with media sites, including but not limited to other companies that operate digital property classifieds marketplaces in our Priority Markets and agent and property developer websites. We also compete for a share of advertisers’ overall marketing budgets with traditional media such as television, magazines, newspapers and home/apartment guide publications. To compete successfully for customers against future and existing competitors, we must continue to invest resources in developing our platform and proving the effectiveness and relevance of our information technology, communication and productivity tools product and services. New business models frequently emerge in our industry and may require us to modify our own business model or offerings in order to continue to compete effectively. For example, we may in the future face new competition from digital companies that use data to buy properties instantly from sellers, renovate/repair and then re-sell the property online at a profit. Additionally, competitors may drive traffic away from our platform and increase their market share through aggressive or high-spend marketing campaigns, or prolonged price discounting.

Key Components of Results of Operations

Sales and marketing expenses

Sales and marketing expenses primarily consist of marketing expenses incurred for promotion of our app.

	For the Year Ended March 31,
	2024		2023
	US$	%	US$	%
Marketing expenses	$1,771,614	100%	$2,051,550	100%
	$1,771,614	100%	$2,051,550	100%

General and administrative expenses

General and administrative expenses primarily consist of (i) staff costs, consisting of salaries, social insurance, and housing funds for our personnel in administrative departments; (ii) professional service fees, such as audit fees and legal fees for our daily operations; (iii) office rental expenses; and (iv) other miscellaneous expenses.

	For the Year Ended March 31,
	2024		2023
	US$	%	US$	%
Staff costs	$1,006,743	61%	$775,399	59%
Professional service fees	465,096	28%	371,422	28%
Office rental expenses	147,970	9%	122,276	9%
Others	38,070	2%	46,412	4%
	$1,657,879	100%	$1,315,509	100%

Research and development expenses

Research and development expenses primarily consist of staff costs, consisting of salaries, social insurance, and housing funds for our personnel in research and development departments; and (ii) other miscellaneous expenses.

	For the Year Ended March 31,
	2024		2023
	US$	%	US$	%
Staff costs	1,351,249	93%	891,324	96%
Others	108,579	7%	38,592	4%
	$1,459,828	100%	$929,916	100%

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Taxation

Cayman Islands

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

USA

For the U.S. jurisdiction, Real USA is subject to federal income taxes on its business operations. The federal tax rate is 21%. We also evaluated the impact from the recent tax reforms in the United States, including the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and Health and Economic Recovery Omnibus Emergency Solutions Act (“HERO Act”), which were both passed in 2020, no material impact is expected based on the analysis. We will continue to monitor the potential impact going forward.

As a result of the Tax Act, we have evaluated whether it has an additional tax liability from the Global lntangible Low Taxed Income (“GILTI”) inclusion on current earnings and profits of its foreign controlled corporations. The law also provides that corporate taxpayers may benefit from a 50% reduction in the GILTI inclusion, which effectively reduces the tax rate on the foreign income to 10.5%. The GILTI inclusion further provides for a foreign tax credit in connection with the foreign taxes paid. As of March 31, 2024 and 2023, we do not have an aggregate positive tested income; and as such we did not record a liability for GILTI tax.

Hong Kong

Real Corporation HK and Hohojo are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. For the years ended March 31, 2024 and 2023, Hong Kong profits tax is calculated in accordance with the two-tiered profits tax rates regime. The applicable tax rate for the first HKD 2 million of assessable profits is 8.25% and assessable profits above HKD 2 million will continue to be subject to the rate of 16.5% for corporations in Hong Kong, effective from the year of assessment 2018/2019. Before that, the applicable tax rate was 16.5% for corporations in Hong Kong. Under Hong Kong tax laws, Real Corporation HK and Hohojo are exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

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Results of Operations

The following table sets forth a summary of our results of operations for the years ended March 31, 2024 and 2023. This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the Years Ended March 31,		Changes
	2024	2023	Amount	%

Revenues	$-	$-	$-	0%

Operating Expenses
Sales and marketing expenses	(1,771,614)	(2,051,550)	279,936	(14)%
General and administrative expenses	(1,657,879)	(1,315,509)	(342,370)	26%
Research and development expenses	(1,459,828)	(929,916)	(529,912)	57%
Total Operating Expenses	(4,889,321)	(4,296,975)	(592,346)	14%

Loss from Operations	(4,889,321)	(4,296,975)	(592,346)	14%

Other income, net	-	33,678	(33,678)	(100)%
Interest income	12,743	66	12,677	19,208%
Interest expense	(22,428)	-	(22,428)	100%
Loss Before Income Taxes	(4,899,006)	(4,263,231)	(635,775)	15%

Income tax expense	-	-	-	0%
Net Loss	$(4,899,006)	$(4,263,231)	$(635,775)	15%

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Sales and marketing expenses

Our sales and marketing expenses decreased by $0.3 million, or 14% from $2.1 million for the year ended March 31, 2023 to $1.8 million for the year ended March 31, 2024. The decrease was mainly due to decreasing expenditure on conference events sponsorship.

General and administrative expenses

Our general and administrative expenses increased by $0.3 million, or 26% from $1.3 million for the year ended March 31, 2023 to $1.7 million for the year ended March 31, 2024. The increase was primarily due to an increase of $0.3 million staff cost on newly recruited administrative staff, including financial controller, chief of staff and accounting officer.

Research and development expenses

Our research and development expenses increased by $0.5 million, or 57% from $0.9 million for the year ended March 31, 2023 to $1.5 million for the year ended March 31, 2024. The increase was primarily due to (i) an increase of $0.4 million on recruitment of senior research and development officer and data scientist, and (ii) an increase of $0.1 million on cloud service for storage expansion and data processing requirement.

Net loss

As a result of the foregoing, our net loss was $4.9 million and $4.3 million for the years ended March 31, 2024 and 2023, respectively.

Discussion of Certain Balance Sheet Items

The following table sets forth selected information from our consolidated balance sheets as of the date indicated. This information should be read together with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus.

	March 31,	March 31,
	2024	2023
Assets
Current assets
Cash	$597,160	$276,150
Other current assets	649,080	835,712
Deferred offering costs	376,081	257,815
Total Current Assets	1,622,321	1,369,677
Property and equipment, net	45,670	48,606
Total assets	$1,667,991	$1,418,283

Liabilities
Current liabilities
Due to related parties - short-term	$87,456	$-
Accrued expenses and other liabilities - short-term	214,746	177,027
Total Current Liabilities	302,202	177,027
Convertible promissory notes	5,000,000	-
Due to related parties - long-term	17,333	-
Accrued expenses and other liabilities - long-term	5,095	-
Total liabilities	$5,324,630	$177,027

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Cash

Cash consist of funds deposited with banks, which are highly liquid and are unrestricted as to withdrawal or use. The total balance of cash were $0.6 million and $0.3 million as of March 31, 2024 and 2023, respectively.

Compared with the balance as of March 31, 2023, the change in the balance of cash as of March 31, 2024 was primarily $4.0 million proceeds from convertible promissory notes and net effects of borrowings of $1.1 million from related parties, net off by $4.8 million used in operating activities.

Other current assets

As of March 31, 2024 and 2023, the breakdown of other current assets was as the following:

	March 31,	March 31,
	2024	2023
Amount due from the sponsor of NOVA (i)	$644,763	$575,000
Prepaid marketing expenses (ii)	-	111,798
Prepaid salary expenses (iii)	-	111,798
Others	4,317	37,116
	$649,080	$835,712

(i)	In July 2022, we made a loan of $575,000 to the sponsor of NOVA, so as the sponsor deposited such amount into NOVA’s trust account in order to extend the time to complete a business combination for a period of three months. The loan was non-interest bearing and was repayable upon the closing of a business combination.

In March 2024, the sponsor of NOVA issued a promissory note of $69,763 to us, which would be payable promptly after the date on which Nova Vision Acquisition Corp. consummates an initial business combination with us. In the event that a business combination does not close on or prior to April 10, 2024, as such deadline was further extended, the promissory note shall be deemed to be terminated and only half of the principal balance of the promissory note will thereafter be due from the sponsor of Nova to us. The convertible promissory note was non-interest bearing and we have the right to convert into ordinary shares of NOVA, in whole or in part.

(ii)

In June 2022, we entered into a marketing service agreement with True Blue Entertainment, LLC (“True Blue”) which is solely controlled by Mr. Fredrik Eklund, our co-founder and former Chief Visionary Officer. Pursuant to the marketing service agreement, True Blue agreed to provide marketing and promotion for our social network application and brand name within a service period of 3 years. The annual service fee is $500,000. Effective February 11, 2024, in connection with the end of our employment relationship with Mr. Fredrik Eklund, this agreement was terminated by its terms.

We made payments in an escrow account, through which we paid marketing expenses to True Blue. As of March 31, 2023, the balance of prepaid marketing expenses represented prepaid marketing expenses for two months and twenty days in the escrow account.

(iii)

In addition to the marketing service agreement as mentioned above, we also entered into an employment agreement with Mr. Fredrik Eklund. Pursuant to the employment agreement, the annual compensation package for Fredrik Eklund is $500,000. Effective February 11, 2024, we ended our employment relationship with Fredrik Eklund.

We made payments in an escrow account, through which we paid salary expenses to Mr. Fredrik Eklund. As of March 31, 2023, the balance of prepaid salary expenses represented prepaid salary expenses two months and twenty days in the escrow account.

We terminated the employment relationship with Mr. Fredrik Eklund. Therefore, the account balances for item (ii) and (iii) above were $nil as of March 31, 2024.

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Convertible promissory notes

As of March 31, 2024 and 2023, the breakdown of due to convertible promissory notes was as the following:

	March 31,	March 31,
	2024	2023
Edinburgh DH Holdings Limited	$1,000,000	$-
Fantastic Global Venture Limited	3,500,000	-
Mercatus Group LLC	500,000	-
	$5,000,000	$-

On October 4, 2023, we completed a private placement of convertible promissory notes in an aggregate principal amount of $5,000,000 with three investors, Edinburgh DH Holdings Limited, Fantastic Global Venture Limited, and Mercatus Group LLC. We promise to pay the holders of the convertible promissory notes with simple interest on the outstanding principal amount at the rate of 3% per annum on September 30, 2024.

Pursuant to the extension to convertible promissory notes agreement dated July 12, 2024, the due date of the convertible promissory notes was extended to July 31, 2025. Therefore, we had both the intent and the ability to refinance the short-term obligation before our consolidated financial statements were issued and the convertible promissory notes were reclassified as non-current liabilities as of March 31, 2024.

The convertible promissory notes provide the holder with a number of conversion options.

Automatic conversion on business combination

In the event of a business combination transaction involving us and a special purpose acquisition company (the “de-SPAC Transaction”), we shall require that the SPAC assume each of the convertible promissory notes and then immediately assume each of the convertible promissory notes, and then outstanding conversion amount shall automatically be converted into a number of conversion shares (rounded down to the nearest whole number) calculated by dividing (a) the conversion amount by (b) the conversion rate. Conversion shares mean shares of common stock, ordinary shares or the equivalent security, of the SPAC as issued in the SPAC’s initial public offering, and conversion rate means one conversion share for every $10.00 of conversion amount outstanding at the time of conversion.

Automatic conversion upon a Qualified Financing

In the event that we issue and sell shares of its equity securities (as applicable “Equity Securities”) to one or more unaffiliated investors in a transaction or series of related transactions for bona fide capital raising purposes in a single priced financing resulting in aggregate gross proceeds to us of at least $8,000,000, excluding the outstanding amount of convertible promissory notes, simple agreements for future equity (“SAFEs”) and any other convertible securities issued for the primary purposes of raising capital, or (2) our sale of any of its preferred stock or similar equity securities for bona fide capital raising purposes that the requisite holders deem to be a “Qualified Financing” (in either case, a “Qualified Financing”), then the outstanding principal amount of this convertible promissory note and any unpaid accrued interest shall automatically convert in whole without any further action by the holder into the Equity Securities sold in the Qualified Financing at a conversion price per share (the “Conversion Price”), equal to the lesser of:

(i)	the price paid per unit or share for the Equity Securities by the investors in the Qualified Financing (excluding any conversion of the convertible promissory notes or other convertible securities issued for capital raising purposes, and
(ii)	the price per unit or share equal to the quotient resulting from dividing forty-five million dollars ($45,000,000) by the number of outstanding numbers of ordinary shares of the Company as of the conversion date of the convertible promissory notes.

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Optional conversion

At any time prior to the repayment, conversion or other satisfaction of the convertible promissory notes, the then outstanding principal and accrued but unpaid interest under the convertible promissory notes may be converted, at the option of the holder, into conversion stock upon the closing of any equity financing that does not constitute a Qualified Financing (a “Next Round Financing”). If the holders elect to convert the convertible promissory notes in a Next Round Financing, the holders shall have the option to treat such Next Round Financing as a Qualified Financing on the same terms for conversion. In addition, at any time after the maturity date, but prior to the repayment, conversion or other satisfaction of the convertible promissory notes, the then outstanding principal and accrued but unpaid interest under the convertible promissory notes may convert, at the option of the holder thereof, into our most senior series of preferred stock then outstanding at a conversion price equal to two times (2x) the original issue price of such senior series of preferred stock.

Change of control

If we consummate a change of control while the convertible promissory notes remain outstanding, we shall pay or issue to the holder of the convertible promissory note the greater of:

(i)	the amount of change of control consideration that the holders of the would have received had the balance then outstanding under the Notes been converted immediately prior to the consummation of such change of control into our ordinary shares; and
(ii)	an amount equal to 150% of the conversion amount.

Due to related parties

As of March 31, 2024 and 2023, the breakdown of due to related parties was as the following:

	March 31,	March 31,
	2024	2023
Kwai Hoi, Ma	$87,456	$-
Edinburgh DH Holdings Limited	12,951	-
Fantastic Global Venture Limited	4,382	-
	$104,789	$-

Mr. Ma, our co-founder, Chief Executive Officer and director, made various payments on our behalf, including payments of operating expenses and offering costs, and purchase of property and equipment. As of March 31, 2024 and 2023, we had an aggregated balance of $0.09 million and $nil, respectively, due to Mr. Ma, his controlled entity and close family member. On March 31, 2023, we entered into an agreement with Mr. Ma and his controlled entity. Pursuant to the agreement, Mr. Ma and his controlled entity agreed to waive our outstanding liabilities aggregating $12,910,857, and in return these liabilities were treated as capital injection from Mr. Ma. Accordingly, we reclassified the balance of due to Mr. Ma and his controlled entity to additional paid-in capital. As of March 31, 2023, the balance due to related parties was nil.

On October 4, 2023, we issued convertible promissory notes of $1,000,000 and $3,500,000 to Edinburgh DH Holdings Limited and Fantastic Global Venture Limited, respectively, with simple interest on the outstanding principal amount at the rate of 3% per annum and maturity date on September 30, 2024. Pursuant to the extension to convertible promissory notes agreement dated July 12, 2024, the due date of the convertible promissory notes was extended to July 31, 2025. Interest expenses of convertible promissory notes - related parties were of $17,333 and $nil for the years ended March 31, 2024 and 2023, respectively.

Liquidity and Capital Resources

To date, we have financed our operating activities primarily through borrowings from related parties.

We have been incurring losses from operations since our inception. Accumulated deficit amounted to $16,746,217 and $11,847,211 as of March 31, 2024 and 2023, respectively. Net cash used in operating activities were $4,755,165 and $5,061,602 for the fiscal years ended March 31, 2024 and 2023, respectively. For the years ended March 31, 2024 and 2023, the Company does not generated revenues from its application. These conditions raised substantial doubts about our ability to continue as a going concern.

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Our liquidity is based on our ability to generate cash from operating activities, obtain capital financing from equity interest investors and borrow funds on favorable economic terms to fund its general operations and capital expansion needs. Our ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes generating revenue while controlling operating cost and expenses to generate positive operating cash flows and obtaining funds from outside sources of financing to generate positive financing cash flows. As of March 31, 2024, the balance of cash was $597,160, which can cover the current liabilities of $302,202.

On March 27, 2023, we entered into certain Agreement and Plan of Merger (the “Merger Agreement”) with Nova Vision Acquisition Corp (“NOVA”), a British Virgin Islands exempted company listed on NASDAQ as a special purpose acquisition company (“SPAC”). The Original Merger Agreement was amended by the First Merger Agreement Amendment on August 15, 2023, by the Second Merger Agreement Amendment on October 27, 2023, by the Third Merger Agreement Amendment on March 7, 2024, by the Fourth Merger Agreement Amendment on May 29, 2024 and by the Fifth Merger Agreement Amendment on July 17, 2024.

On October 4, 2023, we completed a private placement of convertible promissory notes in an aggregate principal amount of $5,000,000 with three investors, Edinburgh DH Holdings Limited, Fantastic Global Venture Limited, and Mercatus Group LLC. We promised to pay the holders of the convertible promissory notes with simple interest on the outstanding principal amount at the rate of 3% per annum on September 30, 2024. Pursuant to the extention to convertible promissory notes agreement dated July 12, 2024, the due date of the convertible promissory notes was extended to July 31, 2025.

On June 28, 2024, we issued a convertible promissory note in the original principal amount of $4,500,000 to TKO Investment Limited. On July 9, 2024, we issued a convertible promissory note in the original principal amount of $2,500,000 to Compass AI Venture Incorporation. Both convertible promissory notes are interest-free and the principal shall be due and payable on July 31, 2025. The Company received total cash proceeds of $7,000,000 from issuance of above convertible promissory notes.

Currently, we are working to improve its liquidity and capital sources mainly through borrowing from related parties and obtaining financial support from our principal shareholder and immediate family member who have committed to continue providing funds for our working capital needs whenever needed. Based on the current operating plan and extension on the due date of the convertible promissory notes, we believe that the above-mentioned measures collectively will provide sufficient liquidity to meet our future liquidity and capital requirement for at least 12 months from the date the consolidated financial statements are issued.

Cash flows

The following table sets forth a summary of our cash flows for the periods indicated:

	For the Year Ended March 31,
	2024	2023
Net cash used in operating activities	$(4,755,165)	$(5,061,602)
Net cash used in investing activities	(12,621)	(31,722)
Net cash provided by financing activities	5,087,456	5,264,382
Effect of exchange rate changes on cash	1,340	600
Net increase in cash	321,010	171,658
Cash at beginning of year	276,150	104,492
Cash at end of year	$597,160	$276,150

Operating activities

Net cash used in operating activities for the year ended March 31, 2024 was $4.8 million, primarily attributable to net loss of $4.9 million.

Net cash used in operating activities for the year ended March 31, 2023 was $5.1 million, primarily attributable to net loss of $4.3 million, adjusted for (i) an increase in other current assets of $1.1 million as a result of payments of $0.6 million to NOVA and payments of marketing service expenses of $0.5 million, and (ii) an increase in accrued expenses and other liabilities of $0.4 million with increase in operating expenses incurred.

Investing activities

For the years ended March 31, 2024 and 2023, we had cash used in investing activities of $12,621 and $31,722, respectively, for purchase of property and equipment.

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Financing activities

For the year ended March 31, 2024, the cash provided by financing activities was $5.1 million, which was primarily caused by proceeds of $4.0 million from convertible promissory notes and borrowings of $5.8 million from the related parties, partially offset by repayment of borrowings of $4.7 million to the related parties.

For the year ended March 31, 2023, the cash provided by financing activities was $5.3 million, which was primarily caused by borrowings of $5.5 million from a related party, partially offset by payment of offering cost of $0.2 million.

Off-Balance Sheet Arrangements

We have not entered any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity, or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in product development services with us.

Quantitative and Qualitative Disclosures About Market Risk

Foreign Exchange Risk

Foreign currency risk is the risk of loss resulting from changes in foreign currency exchange rates. Fluctuations in exchange rates between the HKD and other currencies in which we conduct business may affect our financial position and results of operations.

Real Cayman and Real USA’s functional currency is U.S. dollar. Two of our subsidiaries are operating in Hong Kong with all their transactions settled in HKD. As a result of, we are mainly exposed to foreign exchange risk arising from our cash dominated in HKD.

However, we consider that our business in mainland China is not exposed to any significant foreign exchange risk as there are no significant financial assets or liabilities of these subsidiaries denominated in the currencies other than the functional currency.

Interest Rate Risk

Our exposure to interest rate risk primarily relates to the interest income generated by excess cash, which is mostly held in interest-bearing bank deposits and financial products purchased from financial institutions. Interest-earning instruments carry a degree of interest rate risk. We have not been exposed to material risks due to changes in interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

Critical Accounting Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP, which requires our management to make estimates that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the balance sheet dates, as well as the reported amounts of revenues and expenses during the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on our own historical experience and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates on an ongoing basis.

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Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Our critical accounting policies and practices include the following: (i) income taxes, (ii) share-based compensation, and (iii) convertible promissory notes. Out of our significant accounting policies, which are described in Note 2—Summary of Significant Accounting Policies of our consolidated financial statements included elsewhere in this Registration Statement, certain accounting policies are deemed “critical”, as they require management’s highest degree of judgment, estimates and assumptions, including (i) grant-date fair value of share-based compensation, and (ii) valuation allowance for deferred tax assets.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements.

Grant-date fair value of share-based compensation

On June 24, 2022, we issued 1,000,000 nonvested shares in form of Class A ordinary shares to Mr. Fredrik Eklund, our co-founder and former Chief Visionary Officer. These shares shall vest in full if and when both of the following conditions are satisfied: (a) the closing of the business combination with a special purpose acquisition company (“SPAC”) occurs (“de-SPAC Transaction”), and (b) Mr. Fredrik Eklund is employed by us as of the closing of de-SPAC Transaction. Given the vesting of these nonvested shares is contingent on the closing of business combination with a SPAC company, no share-based compensation expense is recognized until the date of successful business combination.

We used the asset-based approach to estimate the fair value of the shares granted on the grant date with assistance from an independent valuation firm. The asset-based approach incorporated certain assumptions including estimated cost used to develop our application, expected gross profit margin based on average gross profit margin of listed software development companies and risk-free rate. The fair value of the nonvested shares issued to Mr. Frederik Eklund was estimated at $248,000.

Effective February 11, 2024, in connection with the end of our employment relationship with Mr. Fredrik Eklund, this agreement was terminated by its terms. We exercised our option to repurchase all of the 1,000,000 Class A ordinary shares granted to Mr. Eklund, at the original purchase price of $0.0001 per share, or $100 in the aggregate, on April 19, 2024, which was completed as of April 29, 2024. Immediately after the repurchase, we issued 1,000,000 Class A Ordinary shares to Kwai Hoi, Ma’s wholly owned company, Bloomington DH Holdings Limited on April 19, 2024.

Valuation allowance for deferred tax assets

We account for income taxes using the liability method in accordance with ASC 740, Income Taxes (“ASC 740”). Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities.

Deferred tax assets are recognized to the extent that it is probable that taxable income to be utilized with prior net operating loss carried forwards. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

We evaluate our valuation allowance requirements at end of each reporting period by reviewing all available evidence, both positive and negative, and considering whether, based on the weight of that evidence, a valuation allowance is needed. When circumstances cause a change in management’s judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in income from operations. The future realization of the tax benefit of an existing deductible temporary difference ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryforward period available under applicable tax law. As of March 31, 2024 and 2023, due to uncertainties surrounding future utilization, we accrued full valuation allowance against the deferred tax assets based upon management’s assessment as to their realization.

As of March 31, 2024 and 2023, the valuation allowance for deferred tax assets was $2.8 million and $1.9 million, respectively.

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Recently Issued Accounting Pronouncements

Recently adopted accounting pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. For public companies, the guidance is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted. The Company adopted this standard beginning April 1, 2023 and the impact was not material to the consolidated financial statements.

Recently issued accounting pronouncements not yet adopted

In November 2023, the FASB issued Accounting Standards Update (ASU) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU updates reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. The amendments in this ASU are effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. A public entity should apply the amendments in this update retrospectively to all prior periods presented in the financial statements. We are currently evaluating the impact of the amendments on its consolidated financial statements.

In December 2023, the FASB issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances the transparency and decision usefulness of income tax disclosures. The amendments address more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in this ASU are effective for public business entities for annual periods beginning after December 15, 2024 on a prospective basis. Early adoption is permitted. We are still evaluating the effect of the adoption of this guidance.

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NOVA VISION’S BUSINESS

Overview

Nova Vision Acquisition Corp. is a blank check company incorporated in the British Virgin Islands as a business company with limited liability for the purpose of effecting into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. Nova Vision’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although Nova Vision currently intends to direct parts of its efforts in Asia (excluding China) and focus on sourcing opportunities that are in the PropTech, FinTech, ConsumerTech, Supply Chain Management industries or technology companies that serve these or other sectors. Nova Vision shall not undertake its initial business combination with any entity with its principal business operations in China (including Hong Kong and Macau).

Our management team is led by Mr. Eric Wong, Nova Vision’s Chief Executive Officer, Chief Financial Officer and Director, and Mr. Wing-Ho Ngan, its Chairman. Mr. Wong and Mr. Ngan each has more than 20 years of investment experience and both have a strong track record in mergers and acquisitions and in developing and growing businesses across both expansionary and recessionary market cycles.

Mr. Eric Wong has more than 25 years of commercial experience in corporate finance, mergers and acquisitions, integrating and leading growth in public and private multinational companies. He has held senior executive and director positions in various high-growth private companies in both Asia and the United States. He also has extensive experience in leading and completing mergers and acquisitions. For example, he spearheaded the creation of one of the premier home furnishings suppliers in the North American market with operations across 12 countries.

Mr. Wing-Ho Ngan has over 20 years’ experience in senior management positions in the corporate world, investment banking and entrepreneurship. He focused on international expansion, business strategy and partnerships, corporate finance, mergers and acquisitions. Venturing from the corporate world to entrepreneurship in 2017, Mr. Ngan co-founded two fintech start-ups, namely QFPay International Limited and Alchemy Global Payment Solutions Limited, where he served as chief executive officer and co-founder.

Offering Proceeds Held in Trust

On August 10, 2021, Nova Vision consummated the IPO of 5,000,000 units at an offering price of $10.00 per unit, generating gross proceeds of $50,000,000. The underwriters were granted a 45-day option to purchase up to an additional 750,000 Units to cover over-allotments, if any. The underwriters exercised their over-allotment option in in full and, on August 10, 2021, the underwriters purchased an additional 750,000 units at an offering price of $10.00 per unit, generating gross proceeds to Nova Vision of $7,500,000. Simultaneously with the closing of the IPO, Nova Vision consummated a private placement with the Sponsor of 307,500 Private Units at a price of $10.00 per Private Unit, generating total proceeds of $3,075,000.

As of August 10, 2021, a total of $58,075,000 of the net proceeds from the IPO (including the over-allotment unit) and the sale of the Private Units) were deposited in a Trust Account established for the benefit of Nova Vision’s public shareholders. On November 9, 2022, 3,946,388 shares were redeemed by certain shareholders at a price of approximately $10.29 per share in connection with the annual meeting held by NOVA to approve the amendment to the terms for NOVA to extend the business combination period, including income earned from investments held on Trust Account and extension payments deposited in the Trust Account, in an aggregate amount of $40,622,539. As of March 31, 2024, Nova Vision had approximately $12,929 of unused net proceeds that were not deposited into the Trust Account to pay future general and administrative expenses. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of June 30, 2024, there was $18,720,990 held in the Trust Account.

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The Private Units are identical to the units sold in the IPO except with respect to certain registration rights and transfer restrictions. Additionally, because the Private Units were issued in a private transaction, the Sponsor and its permitted transferees are allowed to exercise the private warrants for cash even if a registration statement covering the ordinary shares issuable upon exercise of such warrants is not effective and receive unregistered ordinary shares. Furthermore, the Sponsor has agreed (A) to vote the ordinary shares underlying the Private Units, or “private shares,” in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to the Current Charter that would stop its public shareholders from converting or selling their shares to Nova Vision in connection with a business combination or affect the substance or timing of Nova Vision’s obligation to redeem 100% of its public shares if it does not complete a business combination within 12 months (or 15 or 21 months if it extends the period of time to consummate a business combination, as described in more detail herein) from the closing of the IPO unless it provides public shareholders with the opportunity to redeem their public shares from the Trust Account in connection with any such vote, (C) not to convert any private shares for cash from the Trust Account in connection with a shareholder vote to approve Nova Vision’s proposed initial business combination or a vote to amend the provisions of the Current Charter relating to shareholders’ rights or pre-business combination activity and (D) that the private shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. The Sponsor transferees as the insider shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the insider shares must agree to, each as described above) until 30 calendar days after the completion of Nova Vision’s initial business combination.

If public units or shares are purchased by any of Nova Vision’s directors, officers or Initial Shareholders, they will be entitled to funds from the Trust Account to the same extent as any public shareholder upon Nova Vision’s liquidation but will not have redemption rights related thereto.

In accordance with the Current Charter, the amounts held in the Trust Account may only be used by Nova Vision upon the consummation of a business combination, except that there can be released to Nova Vision, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations and up to US$50,000 of such interest may also be released from the Trust Account to pay any liquidation expenses of Nova Vision if applicable. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and Nova Vision’s liquidation.

In order to extend the amount of time Nova Vision has to complete a business combination, it issued (i) a non-interest bearing, unsecured promissory note in the principal amount of $575,000 to Sponsor on August 4, 2022 in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022; (ii) nine non-interest bearing, unsecured promissory notes, each for an amount of $75,030 (representing $0.0416 per Public Share), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023, June 8, 2023 and July 5, 2023 respectively, to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account; (iii) twelve non-interest bearing, unsecured promissory notes, each in the amount of $69,763, on August 3, 2023, September 6, 2023, October 6, 2023, November 6, 2023, December 6, 2023, January 6, 2024, February 8, 2024, March 8, 2024, April 5, 2024, May 9, 2024, June 7, 2024 and July 5, 2024.

As of the date of this proxy statement/prospectus, Nova Vision has issued unsecured promissory notes in the aggregate principal amount of $2,087,433 to the Sponsor in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination. Such promissory notes do not bear interest and mature upon the closing of a business combination by Nova Vision. In addition, such promissory notes may be converted by the holder into units of Nova Vision identical to the units issued in the IPO at a price of $10.00 per unit.

Nova Vision’s units, shares, warrants and rights are each quoted on Nasdaq, under the symbols “NOVVU,” “NOVV,” “NOVVW” and “NOVVR,” respectively. Each NOVV Unit consists of one ordinary share, one redeemable warrant and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of the Business Combination. Each redeemable warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at the closing of the Business Combination at a price of $11.50 per full share. Nova Vision’s units commenced trading on Nasdaq on August 6, 2021. Nova Vision’s ordinary shares, public rights and public warrants underlying the units sold in the IPO commenced trading separately on September 30, 2021 on a voluntary basis on Nasdaq.

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Business Combination Activities

On March 27, 2023, Nova Vision entered into the Original Merger Agreement, which provides for the Business Combination, by and among Nova Vision, Real Messenger, PubCo, Merger Sub and the shareholders of Real Messenger. NewCo and Merger Sub executed the Joinder Agreement with Nova Vision and Real Messenger dated June 29, 2023, pursuant to which NewCo and Merger Sub agreed to be bound by the terms of the Merger Agreement. The Original Merger Agreement was amended by the First MA Amendment on August 15, 2023; by the Second MA Amendment on October 27, 2023; by the Third MA Amendment on March 7, 2024; by the Fourth MA Amendment on May 29, 2024; and by the Fifth MA Amendment on July 17, 2024. Pursuant to the terms of the Merger Agreement, Nova Vision will merge with and into PubCo resulting in all Nova Vision shareholders becoming shareholders of PubCo. Concurrently therewith, Merger Sub will merge with and into Real Messenger, resulting in PubCo acquiring 100% of the issued and outstanding equity securities of Real Messenger.

In the event that the Business Combination is not consummated by August 10, 2024 and the proposals regarding extension are not approved by the shareholders at the upcoming annual general meeting, Nova Vision will distribute the proceeds held in the Trust Account to its public shareholders, liquidate and dissolve. See section titled “Summary of the Proxy Statement/Prospectus — The Business Combination and the Merger Agreement” for more information.

Since the IPO, Nova Vision’s sole business activity has been identifying and evaluating suitable acquisition transaction candidates.

Redemption Rights

Pursuant to the Current Charter, Nova Vision shareholders (except the Initial Shareholders, including the Sponsor) will be offered the option to redeem their NOVA Ordinary Shares for a pro rata share of the Trust Account (currently anticipated to be no less than approximately $10.10 per ordinary share for Nova Vision shareholders) net of taxes payable in connection with a business combination.

Nova Vision will consummate its initial business combination only if its public shareholders holding less than [*] NOVA Ordinary Shares elect to redeem their shares for cash based on the financial numbers as of [*], 2024.

The Initial Shareholders, including the Sponsor, do not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly.

Automatic Liquidation of Trust Account if No Business Combination

According to its Current Charter, Nova Vision must liquidate unless a business combination is consummated by August 10, 2024. Pursuant to the IPO prospectus, Nova Vision initially had until May 10, 2023 (after three (3) three-month extensions) to complete its initial business combination. The Company’s charter was most recently amended and restated in its entirety on August 4, 2023, with the Current Termination Date of August 10, 2024.

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In order to extend the amount of time Nova Vision has to complete a business combination, it issued (i) a non-interest bearing, unsecured promissory note in the principal amount of $575,000 to Sponsor on August 4, 2022 in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022; (ii) nine non-interest bearing, unsecured promissory notes, each for an amount of $75,030 (representing $0.0416 per Public Share), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023, June 8, 2023 and July 5, 2023 respectively, to the Sponsor in exchange for the Sponsor depositing the same amount into the Trust Account; (iii) twelve non-interest bearing, unsecured promissory notes, each in the amount of $69,763, on August 3, 2023, September 6, 2023, October 6, 2023, November 6, 2023, December 6, 2023, January 6, 2024, February 8, 2024, March 8, 2024, April 5, 2024, May 9, 2024, June 7, 2024 and July 5, 2024. It also issued eight non-interest bearing, unsecured promissory notes in the amount of $50,000, $350,000, $1,500,000, $170,000, $48,750, $50,000, $85,000 and $58,000 on January 10, 2023, July 3, 2023, September 30, 2023, January 10, 2024, February 9, 2024, March 8, 2024, May 21, 2024 and July 9, 2024, respectively, in exchange for Sponsor providing such amount to Nova Vision as Nova Vision’s working capital. All the promissory notes mentioned above are referred to as the “Notes”. All Notes, except for the promissory note issued on August 4, 2022, would either be paid upon consummation of Nova Vision’s initial business combination, or, at the lender’s discretion, converted upon consummation of its business combination into additional private units at a price of $10.00 per unit, but will not be repaid in the event that Nova Vision is unable to close a business combination unless there are funds available outside the Trust Account to do so.

Nova Vision expects to hold its annual meeting of shareholders on August 6, 2024, at which proposals will be put forward for the shareholders to approve, among other things, amendments to Nova Vision’s amended the amended and restated memorandum and articles of association and the investment management trust agreement to allow Nova Vision to further extend the date by which the Company has to consummate a business combination six (6) times for an additional one (1) month each time from August 10, 2024 to February 10, 2025 by depositing into the trust account the lesser of (a) $15,000 and (b) an aggregate amount that equals to $0.03 multiplied by the number of issued and outstanding NOVA Ordinary Shares issued in its IPO that has not been redeemed for each one-month extension. If the proposals regarding extension are not approved by the shareholders at the upcoming annual general meeting and a Business Combination is not consummated by August 10, 2024, there will be a mandatory liquidation and subsequent dissolution of the Company.

If Nova Vision is unable to consummate an initial Business Combination within the required time period, it will, as promptly as possible but not more than ten business days thereafter, redeem 100% of its outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay taxes, and then seek to liquidate and dissolve. However, Nova Vision may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of its public shareholders. In the event of Nova Vision’s liquidation and subsequent dissolution, the public warrants and public rights will expire and will be worthless.

The amount in the Trust Account will be treated as funds distributable under the Companies Act provided that immediately following the date on which the proposed distribution is proposed to be made, Nova Vision is able to pay its debts as they fall due in the ordinary course of business. If Nova Vision is forced to liquidate the Trust Account, it anticipates that it would distribute to its public shareholders the amount in the Trust Account calculated as of the date that is two days prior to the distribution date (including any accrued interest net of taxes payable). Prior to such distribution, Nova Vision would be required to assess all claims that may be potentially brought against it by its creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over Nova Vision’s public shareholders with respect to amounts that are owed to them. Nova Vision cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Nova Vision’s shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event Nova Vision enters an insolvent liquidation. Furthermore, while Nova Vision will seek to have all vendors and service providers (which would include any third parties it engaged to assist it in any way in connection with its search for a target business) and prospective target businesses execute agreements with it waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

Each of the Initial Shareholders and Nova Vision’s officers and directors have agreed to waive its rights to participate in any liquidation of Nova Vision’s Trust Account or other assets with respect to the insider shares and private units and to vote their insider shares, private shares in favor of any dissolution and plan of distribution which Nova Vision submits to a vote of shareholders. There will be no distribution from the Trust Account with respect to Nova Vision’s warrants and rights, which will expire worthless.

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If Nova Vision is unable to complete an initial business combination and expend all of the net proceeds of the IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the initial per-share redemption price from the Trust Account would be $10.10.

The proceeds deposited in the Trust Account could, however, become subject to the claims of Nova Vision’s creditors which would be prior to the claims of its public shareholders. Although Nova Vision will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities it engages execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Nova Vision’s public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against Nova Vision’s assets, including the funds held in the Trust Account. If any third party refused to execute an agreement waiving such claims to the monies held in the Trust Account, Nova Vision would perform an analysis of the alternatives available to it if it chose not to engage such third party and evaluate if such engagement would be in the best interest of Nova Vision’s shareholders if such third party refused to waive such claims. Examples of possible instances where Nova Vision may engage a third party that refused to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, Nova Vision’s management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to it than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Nova Vision and will not seek recourse against the Trust Account for any reason.

Nova Pulsar Holdings Limited has agreed that, if it liquidates the Trust Account prior to the consummation of a business combination, it will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by it for services rendered or contracted for or products sold to it in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, Nova Vision cannot assure you that it will be able to satisfy those obligations if it is required to do so. Accordingly, the actual per-share redemption price could be less than $10.10 due to claims of creditors. Additionally, if Nova Vision is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Nova Vision’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its shareholders. To the extent any bankruptcy claims deplete the Trust Account, Nova Vision cannot assure you that it will be able to return to its public shareholders at least $10.10 per share.

Facilities

Nova Vision maintains its principal executive office at 2 Havelock Road #07-12, Singapore 059763. The cost for this space is provided to Nova Vision by Nova Pulsar Holdings Limited (the Sponsor) as part of the $10,000 per month payment that Nova Vision makes to the Sponsor for office space and related services. Nova Vision considers its current office space adequate for its current operations.

Employees

Nova Vision has one executive officer, Mr. Eric Wong, who is its Chief Executive Officer and Chief Financial Officer. He is not obligated to devote any specific number of hours to Nova Vision’s matters and intend to devote only as much time as he deems necessary to its affairs. The amount of time he will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process that Nova Vision is in. Accordingly, once management locates a suitable target business to acquire, he will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to Nova Vision’s affairs) than he would prior to locating a suitable target business. Nova Vision presently expects its executive officers to devote such amount of time as they reasonably believe is necessary to its business (which could range from only a few hours a week while Nova Vision is trying to locate a potential target business to a majority of their time as Nova Vision moves into serious negotiations with a target business for a business combination). Nova Vision does not intend to have any full-time employees prior to the consummation of a business combination.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NOVA VISION

The following discussion and analysis of Nova Vision’s financial condition and results of operations should be read in conjunction with the audited and unaudited financial statements and the notes related thereto which are included elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. Nova Vision’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.

Overview

Nova was an organized blank check company incorporated on March 18, 2021, under the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities, which we refer to as a “target business”.

We presently have no revenue, have had losses since inception from incurring formation costs and have no other operations other than the active solicitation of a target business with which to consummate a business combination. We have relied upon the sale of our securities and loans from our officers and directors to fund our operations.

Offering Proceeds Held in Trust

On August 10, 2021, Nova consummated its initial public offering of 5,000,000 Units and the underwriters exercised the option in full of 750,000 units (the “Over-Allotment Units”), which was consummated also on August 10, 2021. Each Unit consists of one ordinary share (“Ordinary Share”), one warrant (“Warrant”) entitling its holder to purchase one-half of one Ordinary Share at a price of $11.50 per whole share, and one right (“Right”) to receive one-tenth (1/10) of one Ordinary Share upon the consummation of an initial business combination. The Units (including the Over-Allotment Units) were sold at an offering price of $10.00 per Unit, generating gross proceeds of $57,500,000. Simultaneously with the closing of the initial business combination, the Company consummated the private placement of 307,500 Private Units at a price of $10.00 per Private Unit, generating total proceeds of $3,075,000. A total of $58,075,000 of the net proceeds from the sale of Units (including the Over-Allotment Units) and the private placement were placed in a trust account established for the benefit of the Company’s public shareholders. The Company incurred $1,207,980 in initial public offering related costs, including $1,006,250 of underwriting fees and $201,730 of initial public offering costs.

We will not issue fractional shares. As a result, one must (1) exercise warrants in multiples of two warrants, at a price of $11.50 per full share, to validly exercise the warrants; and (2) hold rights in multiples of 10 in order to receive shares for all of the rights upon closing of a business combination.

On August 4, 2022, Nova issued an unsecured promissory note in an amount of $575,000 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until November 10, 2022.

On each of November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023, June 8, 2023 and July 5, 2023, Nova issued Notes in the amount of $75,030, respectively to the Sponsor, pursuant to which such amount had been deposited into the trust account in order to extend the amount of available time to complete a business combination until August 10, 2023.

On August 3, 2023, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until September 10, 2023.

On September 6, 2023, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until October 10, 2023.

On October 6, 2023, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until November 10, 2023.

On November 6, 2023, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until December 10, 2023.

On December 6, 2023, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until January 10, 2024.

On January 6, 2024, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until February 10, 2024.

On February 8, 2024, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until March 10, 2024.

On March 8, 2024, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until April 10, 2024.

On April 5, 2024, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until May 10, 2024.

On May 9, 2024, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until June 10, 2024.

On June 7, 2024, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until July 10, 2024.

On July 5, 2024, the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until August 10, 2024.

As of March 31, 2024, we have approximately $12,929 of unused net proceeds that were not deposited into the trust account to pay future general and administrative expenses. The net proceeds deposited into the trust account remain on deposit in the trust account, earning interest. As of March 31, 2024, there was $18,274,083 held in the trust account.

Our management has broad discretion with respect to the specific application of the net proceeds of the IPO and the private placement that occurred simultaneously therewith, although substantially all of the net proceeds are intended to be applied generally towards consummating a business combination successfully.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through March 31, 2024, were organizational activities, those necessary to prepare for the IPO, described below, and, after our IPO, identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the three months ended March 31, 2024, we had net loss of $40,066, which was comprised of dividend income earned in investments held in Trust Account of $232,217, exchange loss of $21 and general administrative expenses of $272,262.

For the year ended December 31, 2023, we had net income of $146,881, which was comprised of dividend income earned in investments held in Trust Account of $897,565, interest income of $13, exchange loss of $31 and general administrative expenses of $750,666.

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For the year ended December 31, 2022, we had a net loss of $75,807, which was comprised of dividend income earned in investments held in Trust Account of $637,925, interest income of $48, exchange gain of $47 and general administrative expenses of $713,827.

Liquidity and Capital Resources

On August 10, 2021, we consummated the Initial Public Offering of 5,000,000 ordinary units, generating gross proceeds of $50,000,000. Simultaneously, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units. The underwriters purchased an additional 750,000 Units at an offering price of $10.00 per Unit, generating gross proceeds of $7,500,000. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 307,500 units at a price of $10.00 per Private Unit in a private placement, generating gross proceeds of $3,075,000.

Transaction costs amounted to $1,207,980, consisting of $1,006,250 of underwriter’s fees and $201,730 of other offering costs.

On November 1, 2022, we, through written resolution, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period nine times for an additional one month each time from November 10, 2022 to August 10, 2023 by depositing into the Trust Account $0.0416 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension.

On November 9, 2022, 3,946,388 shares were redeemed by certain shareholders at a price of approximately $10.29 per share, including dividend income earned from investments held on Trust Account and extension payments deposited in the Trust Account, in an aggregate amount of $40,622,539.

On August 3, 2023, the shareholders of the Company, through annual shareholders’ meeting, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period twelve (12) times for an additional one month each time from August 10, 2023 to August 10, 2024 by depositing into the Trust Account $0.045 for each issued and outstanding Public Shares for each one-month extension.

On August 3, 2023, 253,315 shares were redeemed by certain shareholders at a price of approximately $10.88 per share or $2,756,068, including dividend income earned from investments held on Trust Account and extension payments deposited in the Trust Account.

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As of March 31, 2024, we had cash outside our trust account of $12,929, working capital deficit of $2,693,123 and marketable securities held in the Trust Account of $18,274,083.

As of December 31, 2023, we had cash outside our trust account of $97,273, working capital deficit of $2,211,550 and marketable securities held in the Trust Account of $17,832,576.

As of December 31, 2022, we had cash outside our trust account of $163,442, working capital deficit of $511,807 and marketable securities held in the Trust Account of $18,742,020.

We intend to use substantially all of the net proceeds of the initial public offering, including the funds held in the Trust Account, to acquire a target business or businesses and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect our business combination, the remaining proceeds held in the Trust Account, as well as any other net proceeds not expended, will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the Trust Account were insufficient to cover such expenses.

We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In connection with the Company’s assessment of going concern considerations in accordance with FASB’s Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” the Company had initially until August 10, 2022 to consummate a Business Combination. Originally, the Company may elect, following the Trust Agreement, to extend the period of time to consummate a Business Combination up to three times, each by an additional three months (or up to 21 months total) subject to the Sponsor depositing into the Trust Account $575,000 for each three-month extension. On August 4, 2022, an extension payment of $575,000 was deposited by the Sponsor into the Company’s Trust Account to extend the August 10, 2022 deadline to November 10, 2022. Additionally, as approved by its shareholders at the Annual Meeting of Shareholders on November 9, 2022, the Company amended its amended and restated memorandum and article of association and the Trust Agreement to extend the date by which the Company has to consummate a business combination nine times for an additional one month each time from November 10, 2022 to August 10, 2023 by depositing into the trust account $0.0416 per issued and outstanding Public Shares that has not been redeemed for each one-month extension. On August 3, 2023, the shareholders of the Company, through annual shareholders’ meeting, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period twelve (12) times for an additional one month each time from August 10, 2023 to August 10, 2024 by depositing into the Trust Account $0.045 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension.

In order to further extend the amount of time the Company has to complete a business combination, the Company issued (i) a non-interest bearing, unsecured promissory note in the principal amount of $575,000 to Sponsor on August 4, 2022 in exchange for Sponsor depositing such amount into the Trust Account in order to extend the amount of time Nova Vision has available to complete a business combination for a period of three months to November 10, 2022; (ii) nine non-interest bearing, unsecured promissory notes, each for an amount of $75,030 (representing $0.0416 per Public Share), on November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 5, 2023, May 2, 2023, June 8, 2023 and July 5, 2023, respectively, to the Sponsor in exchange for the Sponsor depositing the same amount into the Company’s trust account; (iii) twelve non-interest bearing, unsecured promissory notes, each in the amount of $69,763, on each of August 3, 2023, September 6, 2023, October 6, 2023, November 6, 2023, December 6, 2023, January 6, 2024, February 8, 2024, March 8, 2024, April 5, 2024, May 9, 2024, June 7, 2024 and July 5, 2024, respectively, each in exchange for the Sponsor depositing the same amount into the Company’s trust account. It also issued eight non-interest bearing, unsecured promissory notes in the amount of $50,000, $350,000, $1,500,000, $170,000, $48,750, $50,000, $85,000 and $58,000 on January 10, 2023, July 3, 2023, September 30, 2023, January 10, 2024, February 9, 2024, March 8, 2024, May 21, 2024 and July 9, 2024, respectively in exchange for Sponsor providing such amount to Nova Vision as Nova Vision’s working capital. All the promissory notes mentioned above are referred to as the “Notes”.

All Notes, except for the promissory note issued on August 4, 2022, would convert upon consummation of our business combination into additional private units at a price of $10.00 per unit, but will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so.

As of the date of this proxy statement/registration statement, the Company has until August 10, 2024 to consummate a business combination. Nova Vision expects to hold its annual meeting of shareholders on August 6, 2024, at which proposals will be put forward for the shareholders to approve, among other things, amendments to Nova Vision’s amended the amended and restated memorandum and articles of association and the investment management trust agreement to allow Nova Vision to further extend the date by which the Company has to consummate a business combination six (6) times for an additional one (1) month each time from August 10, 2024 to February 10, 2025 by depositing into the trust account the lesser of (a) $15,000 and (b) an aggregate amount that equals to $0.03 multiplied by the number of issued and outstanding NOVA Ordinary Shares issued in its IPO that has not been redeemed for each one-month extension.

If the proposals regarding extension are not approved by the shareholders at the upcoming annual general meeting and a Business Combination is not consummated by August 10, 2024, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur and an extension is not requested by the Sponsor, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities as of March 31, 2024.

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We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of our initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to use from the trust account is minimal as a result of the current interest rate environment, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. In the event that the business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from our Trust Account would be used for such repayment. Such loans would be evidenced by promissory notes. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. The terms of such loans by our Initial Shareholders, officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of NOVA and Real Messenger adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined balance sheet as of March 31, 2024, gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the years ended March 31, 2024 and 2023, give pro forma effect to the Business Combination as if it had occurred on April 1, 2022. This information should be read together with Real Messenger’s and NOVA’s respective audited and unaudited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Real Messenger,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NOVA” and other financial information included elsewhere in this registration statement.

The unaudited pro forma combined balance sheet as of March 31, 2024, has been prepared using the following:

●	Real Messenger’s audited balance sheet as of March 31, 2024 as included elsewhere in this registration statement; and

●	NOVA’s unaudited consolidated balance sheet as of March 31, 2024 as included elsewhere in this registration statement;

The unaudited pro forma combined statement of operations for the year ended March 31, 2024, has been prepared using the following:

●	Real Messenger’s audited statement of operations and comprehensive income for the year ended March 31, 2024, as included elsewhere in this registration statement;

●	NOVA’s unaudited consolidated statements of operations for the three months ended March 31, 2024 and 2023 as included elsewhere in this registration statement; and

●	NOVA’s audited consolidated statements of operations for the year ended December 31, 2023 and 2022 as included elsewhere in this registration statement (subtracting three months ended March 31, 2023 information to pro forma condensed financial statements in line with Real Messenger’s audited financial year end).

The unaudited pro forma combined statement of operations for the year ended March 31, 2023, has been prepared using the following:

●	Real Messenger’s audited statement of operations and comprehensive income for the year ended March 31, 2023, as included elsewhere in this registration statement; and

●	NOVA’s audited statement of operations for the year ended December 31, 2022, and unaudited statements of operations for the six months ended June 30, 2023 and 2022 (in line with Real Messenger’s audited financial year end).

Description of the Transactions

On March 27, 2023, NOVA entered into a merger agreement, which was amended by the First MA Amendment on August 15, 2023, by the Second MA Amendment on October 27, 2023, by the Third MA Amendment on March 7, 2024, by the Fourth MA Amendment on May 29, 2024, and by the Fifth MA Amendment on July 17, 2024 (“the Merger Agreement”), and which provides for a business combination between Nova Vision Acquisition Corp., a British Virgin Islands company (“NOVA”) and Real Messenger Holdings Limited, a Cayman Islands company (“Real Messenger”). Pursuant to the Agreement, the Business Combination will be effected in two steps: (i) subject to the approval and adoption of the Merger Agreement by the shareholders of NOVA, NOVA will be merged with and into Real Messenger Corporation, a Cayman Islands corporation, as its wholly owned subsidiary (““NewCo” prior to the Acquisition Merger and “PubCo” as of the Acquisition Merger”), (the “Redomestication Merger”) with NewCo surviving the Redomestication Merger ; (ii) immediately after the Redomestication Merger, RM2 Limited (“Merger Sub”), a Cayman Islands corporation and wholly owned subsidiary of PubCo, will be merged with and into Real Messenger, resulting in Real Messenger being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). The Redomestication Merger and the Acquisition Merger are collectively referred to herein as the “Business Combination.”

At Closing, NOVA will become, by way of an acquisition merger, the beneficial owner of all of the issued and outstanding shares and other equity interests in and of Real Messenger, and NOVA will, in exchange, issue 6,400,000 of its ordinary shares to Real Messenger shareholders at an aggregate consideration of $64,000,000 (the “Merger Consideration”) at $10 per ordinary share. Under the Merger Agreement, 450,000 Purchaser Ordinary Shares shall be issued and held in escrow for eighteen months after the closing to satisfy indemnification obligations (the “Holdback Shares”).

For more information about the Business Combination, please see the section entitled “Proposal No. 1 — The Business Combination Proposal.” A copy of the Merger Agreement is attached to this registration statement as Annex A-1, Annex A-2, Annex A-3, and Annex A-4.

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Accounting Treatment for the Transactions

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, NOVA is treated as the “acquired” company, while Real Messenger is treated as the accounting acquirer for financial reporting purposes. This determination was primarily based on the holders of Real Messenger expecting to have a majority of the voting power of the post-combination company, Real Messenger’s senior management comprising all of the senior management of the Post-Combination Company, the relative size of Real Messenger compared to NOVA, and Real Messenger’s operations comprising the ongoing operations of the Post-Combination Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Real Messenger issuing shares for the net assets of NOVA, accompanied by a recapitalization. The net assets of NOVA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Real Messenger.

Real Messenger has been designated as the accounting acquirer and has a fiscal year end of March 31. Upon the closing of business combination, the surviving public entity will choose to change the fiscal year end of March 31, to align with the accounting acquirer.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the Post-Combination Company will experience. Real Messenger and NOVA have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information has been prepared assuming three alternative levels of redemption into cash of NOVA’s ordinary shares:

●	Scenario 1 — Assuming actual redemptions for cash: This presentation assumes that no other NOVA shareholders exercise redemption rights all NOVA ordinary shares previously subject to possible redemption amounting to $18.3 million would be transferred to permanent equity. The settlement of the deferred underwriter payment will be 3.0% of the remaining in trust post redemptions subject to a minimum of $500,000.

●	Scenario 2 — Assuming interim redemptions of 775,149 ordinary shares for cash: This presentation assumes that interim number of shares are redeemed for cash by the NOVA shareholders, $9.1 million would be paid out in cash. The $9.1 million, or 775,149 ordinary shares, represents the interim redemption amount to leave a minimum of $5,000,001 of net tangible assets, including the cash to be released from NOVA’s trust account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on March 31, 2024. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the interim redemptions.

●	Scenario 3 — Assuming maximum redemptions of 1,550,297 ordinary shares for cash: This presentation assumes that the maximum number of ordinary shares are redeemed for cash by the NOVA shareholders, $18.6 million would be paid out in cash. The $18.6 million, or 1,550,297 ordinary shares, represents the maximum redemption amount to leave a minimum of $5,000,001 of net tangible assets, including the cash to be released from NOVA’s trust account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on March 31, 2024. Scenario 3 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 6,400,000 PubCo Ordinary Shares to be issued to Real Messenger’s shareholders under Scenarios 1, 2, and 3.

As a result of the Business Combination, assuming (i) the NOVA shareholders do not exercise their redemption rights or dissenter rights, (ii) there is no exercise of the PubCo Warrants, (iii) the Notes have been converted, (iv) the Private Placement for the Convertible Notes has been consummated, (v) none of the Initial Shareholders or Real Messenger shareholders purchase NOVA Ordinary Shares in the open market, and (vi) there are no other issuances of equity by NOVA prior to or in connection with the consummation of the Business Combination, NOVA’s sponsor will own approximately 12.99% of the issued share capital of PubCo, NOVA’s current shareholder – Poseidon Ocean Corporation will own approximately 1.85% of the issued share capital of PubCo, NOVA’s current public shareholders will own approximately 19.70% of the issued share capital of PubCo and Real Messenger’s shareholders will own approximately 59.31% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares).

If 1,550,297 ordinary shares are redeemed for cash, which assumes the maximum redemption of NOVA ordinary shares, NOVA’s sponsor will own approximately 15.17% of the issued share capital of PubCo, NOVA’s current directors and officers will own approximately 1.52% of the issued share capital of PubCo, NOVA’s current shareholder – Poseidon Ocean Corporation will own approximately 2.17% of the issued share capital of PubCo, NOVA’s current public shareholders will own 6.22% of the issued share capital of PubCo and Real Messenger’s shareholders will own approximately 69.26% of the issued share capital of PubCo (comprising 100% of the Merger Consideration Shares, which includes the Holdback Shares). If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by each of the persons above, will be different.

140

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

PRO FORMA COMBINED BALANCE SHEET

(UNAUDITED)

AS OF MARCH 31, 2024

in US$ thousands

			Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) NOVA (historical)	(B) Real Messenger (historical)	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$13	$597	$18,553	(2)	$26,383	18,553	(2)	$17,296	$18,553	(2)	$7,882
			(12)	(4)		(12)	(4)		(12)	(4)
			(552)	(6a)		(500)	(6b)		(500)	(6c)
			(822)	(5)		(822)	(5)		(822)	(5)
			1,500	(3)		1,500	(3)		1,500	(3)
			7,000	(8)		7,000	(8)		7,000	(8)
			143	(3)		143	(3)		143	(3)
						(9,139)	(6b)		(18,553)	(6c)
			(37)	(10)		(37)	(10)		(37)	(10)
Prepaid expenses and other current asset	46	649	—		695	—		695	—		695
Deferred offering cost	—	376	(376)	(5)	—	(376)	(5)	—	(376)	(5)	—
Total Current Assets	59	1,622	25,397		27,078	16,310		17,991	6,896		8,577

Non-current assets:
Cash and investment held in Trust account	18,274	—	70	(1)	—	70	(1)	—	70	(1)	—
			69	(1)		69	(1)		69	(1)
			70	(1)		70	(1)		70	(1)
			70	(1)		70	(1)		70	(1)
			(18,553)	(2)		(18,553)	(2)		(18,553)	(2)
Property and equipment	—	46	—		46	—		46	—		46
Total non-current assets	18,274	46	(18,274)		46	(18,274)		46	(18,274)		46
Total Assets	$18,333	$1,668	$7,123		$27,124	(1,964)		$18,037	$(11,378)		$8,623

Liabilities and shareholders’ (deficit) equity:
Current liabilities:
Accrued liabilities and other payable	$12	$215	$(12)	(4)	$215	(12)	(4)	$215	(12)	(4)	$215
Convertible note payable	—	5,000	(12,000)	(7)	—	(12,000)	(7)	—	(12,000)	(7)	—
			7,000	(8)		7,000	(8)		7,000	(8)
Note payable	1,808	—	70	(1)	—	70	(1)	—	70	(1)	—
			69	(1)		69	(1)		69	(1)
			70	(1)		70	(1)		70	(1)
			70	(1)		70	(1)		70	(1)
			(2,087)	(4)		(2,087)	(4)		(2,087)	(4)

Promissory note – related party	669	—	1,500	(3)	—	1,500	(3)	—	1,500	(3)	—
			143	(3)		143	(3)		143	(3)
			(2,312)	(4)		(2,312)	(4)		(2,312)	(4)
Due to related parties	263	87	(263)	(4)	87	(263)	(4)	87	(263)	(4)	87
Total current liabilities	2,752	5,302	(7,752)		302	(7,752)		302	(7,752)		302

Non-current liabilities:
Deferred underwriting compensation	750	—	(750)	(6a)	—	(750)	(6b)	—	(750)	(6c)	—
Due to related parties	—	17	—		17	—		17	—		17
Accrued liabilities and other payable	—	6	—		6	—		6	—		6
Total non-current liabilities	750	—	(750)		—	(750)		—	(750)		—
Total liabilities	3,502	5,325	(8,502)		325	(8,502)		325	(8,502)		325

(A) Derived from unaudited consolidated balance sheet of NOVA as of March 31, 2024, as part of its unaudited consolidated financial statements for the three months ended March 31, 2024 and 2023.

(B) Derived from audited consolidated balance sheet of Real Messenger as of March 31, 2024, as part of its audited consolidated financial statements for the years ended March 31, 2024 and 2023.

141

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

PRO FORMA COMBINED BALANCE SHEET — (Continued)

(UNAUDITED)

AS OF MARCH 31, 2024

(in US$ thousands, except share and per share amounts)

			Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) NOVA (historical)	(B) Real Messenger (historical)	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet	Transaction Accounting Adjustments		Pro Forma Balance Sheet
Commitments and contingencies

Ordinary shares, subject to possible redemption: 1,550,297 shares as of March 31, 2024 (at redemption value)	18,274	—	(18,274)	(6a)	—	(18,274)	(6b)	—	(18,274)	(6c)	—

Shareholders’ equity (deficit)
Shares in escrow	—	—	—		—	—		—	—		—
Ordinary share	—	—	—	(6a)	—	—	(6b)	—	—	(6c)	—
Ordinary shares – Class A	—	—	—	(4)	1	—	(4)	1	—	(4)	1
			—	(6a)		—	(6b)		—	(6c)
			1	(7)		1	(7)		1	(7)
			—	(9)		—	(9)		—	(9)
Ordinary shares – Class B	—	—	—	(7)	—	—	(7)	—	—	(7)	—

Additional paid-in capital	—	13,039	18,472	(6a)	43,796	9,385	(6b)	34,709	(29)	(6c)	25,295
			4,662	(4)		4,662	(4)		4,662	(4)
			(3,444)	(7)		(3,444)	(7)		(3,444)	(7)
			(557)	(5)		(557)	(5)		(557)	(5)
			(376)	(5)		(376)	(5)		(376)	(5)
			12,000	(7)		12,000	(7)		12,000	(7)
			—	(9)		—	(9)		—	(9)
Accumulated deficit	(3,443)	(16,746)	3,443	(7)	(17,048)	3,443	(7)	(17,048)	3,443	(7)	(17,048)
			(265)	(5)		(265)	(5)		(265)	(5)
			(37)	(10)		(37)	(10)		(37)	(10)
Accumulated other comprehensive loss	—	50	—		50	—		50	—		50
Total shareholders’ equity (deficit)	(3,443)	(3,657)	33,899		26,799	24,812		17,712	15,398		8,298
Total liabilities and shareholders’ equity (deficit)	$18,333	$1,668	$7,123		$27,124	$(1,964)		$18,037	$(11,378)		$8,623

(A) Derived from unaudited consolidated balance sheet of NOVA as of March 31, 2024, as part of its unaudited consolidated financial statements for the three months ended March 31, 2024 and 2023.

(B) Derived from audited consolidated balance sheet of Real Messenger as of March 31, 2024, as part of its audited consolidated financial statements for the years ended March 31, 2024 and 2023.

See accompanying notes to the unaudited pro forma condensed combined financial information.

142

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED MARCH 31, 2024

(in US$ thousands, except share and per share amounts)

			Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(C) NOVA (historical)	(D) Real Messenger (historical)	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments		Pro Forma Income Statement
Total revenue	—	—	—		—	—		—	—		—
Total cost of revenue	—	—	—		—	—		—	—		—
Gross profit	—	—	—		—	—		—	—		—

Operating expenses:
Research and development	—	1,460	—		1,460	—		1,460	—		1,460
Selling and marketing	—	1,772	—		1,772	—		1,772	—		1,772
General and administrative	844	1,658	(120)	(2)	2,647	(120)	(2)	2,647	(120)	(2)	2,647
			265	(3)		265	(3)		265	(3)

Income from operations	(844)	(4,890)	(145)		(5,879)	(145)		(5,879)	(145)		(5,879)

Other income (expense):
Dividend income	927	—	(927)	(1)	—	(927)	(1)	—	(927)	(1)	—
Interest income	—	13	(13)	(1)	—	(13)	(1)	—	(13)	(1)	—
Interest expense	—	(22)	(37)	(4)	(59)	(37)	(4)	(59)	(37)	(4)	(59)
Other income, net	—	—	—		—	—		—	—		—
Total other income (expense), net	927	(9)	(977)		(59)	(977)		(59)	(977)		(59)
Income (loss) before income taxes	83	(4,899)	(1,122)		(5,938)	(1,122)		(5,938)	(1,122)		(5,938)
Income tax expense	—	—	—		—	—		—	—		—
Net income (loss)	$83	$(4,899)	$(1,122)		$(5,938)	$(1,122)		$(5,938)	$(1,122)		$(5,938)

Basic and diluted weighted average ordinary shares outstanding	1,768,000	4,000,000	—		10,790,280	—		10,015,132	—		9,239,983
Basic and diluted net income (loss) per ordinary shares	$0.05	$(1.22)			$(0.55)			$(0.59)			$(0.64)

(C)	Derived from unaudited consolidated statements of operations of NOVA for the three months ended March 31, 2024, audited consolidated statements of operations of NOVA for the years ended December 31, 2023 and 2022 and unaudited consolidated statements of operations for the three months ended March 31, 2023 and 2022;

(D)	Derived from audited consolidated statement of operation and comprehensive loss of Real Messenger, as part of its audited consolidated financial statements for the years ended March 31, 2024 and 2023.

See accompanying notes to the unaudited pro forma condensed combined financial information.

143

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED MARCH 31, 2023

(in US$ thousands, except share and per share amounts)

			Scenario 1 Assuming Actual Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(C) NOVA (historical)	(D) Real Messenger (historical)	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments		Pro Forma Income Statement	Transaction Accounting Adjustments		Pro Forma Income Statement
Total revenue	—	—	—		—	—		—	—		—
Total cost of revenue	—	—	—		—	—		—	—		—
Gross profit	—	—	—		—	—		—	—		—

Operating expenses:
Research and development	—	930	—		930	—		930	—		930
Selling and marketing	—	2,051	—		2,051	—		2,051	—		2,051
General and administrative	688	1,316	(120)	(2)	2,149	(120)	(2)	2,149	(120)	(2)	2,149
			265	(3)		265	(3)		265	(3)

Income (loss) from operations	(688)	(4,297)	(145)		(5,130)	(145)		(5,130)	(145)		(5,130)

Other income (expense):
Dividend income	982	—	(982)	(1)	—	(982)	(1)	—	(982)	(1)	—
Other income, net	—	34	—		34	—		34	—		34
Total other income (expense), net	982	34	(982)		34	(982)		34	(982)		34
Income (loss) before income taxes	294	(4,263)	(1,127)		(5,096)	(1,127)		(5,096)	(1,127)		(5,096)
Income tax expense	—	—	—		—	—		—	—		—
Net income (loss)	$294	$(4,263)	$(1,127)		$(5,096)	$(1,127)		$(5,096)	$(1,127)		$(5,096)

Basic and diluted weighted average ordinary shares outstanding	1,768,000	4,000,000	—		10,790,280	—		10,015,132	—		9,239,983
Basic and diluted net income (loss) per ordinary shares	$0.17	$(1.07)			$(0.47)			$(0.51)			$(0.55)

(C)	Derived from audited statement of operations of NOVA for the year ended December 31, 2022, and unaudited consolidated statements of operations for the six months ended June 30, 2023 and 2022;

(D)	Derived from audited consolidated statement of operation and comprehensive loss of Real Messenger, as part of its audited consolidated financial statements for the year ended March 31, 2023.

See accompanying notes to the unaudited pro forma condensed combined financial information.

144

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, NOVA is treated as the “acquired” company, while Real Messenger is treated as the accounting acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Real Messenger issuing shares for the net assets of NOVA, accompanied by a recapitalization. The net assets of NOVA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Real Messenger.

The unaudited pro forma combined balance sheet as of March 31, 2024, gives pro forma effect to the Business Combination and related transactions as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the years ended March 31, 2024 and 2023, give pro forma effect to the Business Combination and the related transactions as if it had occurred as of April 1, 2022. NOVA and Real Messenger have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	Real Messenger’s audited consolidated balance sheet as of March 31, 2024, as included elsewhere in this registration statement;

●	Real Messenger’s audited consolidated statement of operations and comprehensive loss for the years ended March 31, 2024 and 2023, as included elsewhere in this registration statement;

●	NOVA’s unaudited consolidated balance sheet as of March 31, 2024, as included elsewhere in this registration statement;

●	NOVA’s audited consolidated balance sheet as of December 31, 2023, as included elsewhere in this registration statement;

●	NOVA’s unaudited consolidated statement of operations for the three months ended March 31, 2024 as included elsewhere in this registration statement;

●	NOVA’s audited consolidated statement of operations for the year ended December 31, 2023 as included elsewhere in this registration statement;

●	NOVA’s audited statement of operations for the year ended December 31, 2022 as included elsewhere in this registration statement;

●	other information relating to Real Messenger and NOVA contained in this registration statement, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “Proposal No. 1 — The Business Combination Proposal” and “Proposal No. 2 — The Amendment Proposal”; and

●	the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Real Messenger,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of NOVA” and other financial information included elsewhere in this registration statement.

The management of each of NOVA and Real Messenger have made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this registration statement and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the Business Combination is reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to Real Messenger’s accumulated deficit and are assumed to be cash settled.

145

On October 4, 2023, Real Messenger entered into Convertible Note Purchase Agreements (CNPAs) with three Private Placement Investors, resulting in gross proceeds of $5.0 million. On the same date, Real Messenger issued the Convertible Notes to the three Private Placement Investors. The purpose of the Private Placement is to fund the Business Combination and related transactions and to provide capital for general corporate purposes. The PubCo Ordinary Shares issuable upon the conversion of the Convertible Notes are included in the number of issued and outstanding shares of PubCo Common Stock upon closing of the Business Combination.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Real Messenger has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

NOVA and Real Messenger have not had any historical relationship prior to the Business Combination. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2024, are as follows:

(1)	Reflects to record the additional unsecured promissory notes of $69,793, $69,793, $69,793 and $69,793 to the Sponsor to pay the extension loans in April, May, June and July 2024, respectively, in order to extend times to complete a business combination.

(2)	Reflects the release of cash from marketable securities held in NOVA’s trust account.

(3)	Reflects the issuance of promissory notes of $1,500,000 by the Sponsor to settle transaction fee upon the completion of the Business Combination.

Reflects the issuance of promissory notes of $85,000 and $58,000 by the Sponsor to support NOVA’s working capital in May 2024 and July 2024, respectively.

(4)	Reflects the cash settlement of accrued expense and issuance of 466,233 NOVA ordinary shares at $10 per share to pay off the outstanding balance of related party balances, notes payable and promissory notes, an aggregate of $4,662,334. Upon the closing of the Business Combination, NOVA is obligated to pay these balances off, pursuant to the Business Combination Agreement and the note holders have chosen to convert their notes rather than cash settle the debt.

(5)	Reflects the NOVA’s transaction costs totaling approximately $250,000 to record as a reduction in additional paid in capital (“APIC”) upon the completion of the Business Combination.

Reflects Real Messenger’s transaction costs totaling approximately $1,370,000 to be incurred upon the completion of the Business Combination.

Approximately $376,000 of the Real Messenger transaction costs are incurred and already reflected as deferred transaction cost in the combined balance sheet of Real Messenger as of March 31, 2024. These costs will not affect Real Messenger’s combined statements of operations and comprehensive loss beyond 12 months after the acquisition date.

The details refer to below table:

		Statement of operation for the Period ended March 31, 2024	Balance sheet as of March 31, 2024	Per Proforma adjustment (5)
		Paid		Unpaid
NOVA	Total Estimated Transaction Cost	Charge to profits & loss	Charge to Deferred offering cost against APIC	Charge to profits & loss	Charge to Deferred offering cost against APIC
	US$	US$	US$	US$	US$
Legal fee	$350,000	$100,000	$—	$—	$250,000

Real Messenger

Legal fee	700,000	17,077	376,081	—	306,842
Audit fee	480,000	240,000	—	240,000	—
Advisory fee	140,000	115,000	—	25,000	—
Placement agent fee	50,000	50,000	—	—	—
	$1,370,000	$422,077	$376,081	$265,000	$306,842

Total:	$1,720,000	$522,077	$376,081	$265,000	$556,842

(6a)	In Scenario 1, this presentation assumes no other NOVA public shareholders exercise their redemption rights, all NOVA ordinary shares previously subject to possible redemption amounting to $18.3 million would be transferred to additional paid-in capital.

The settlement of the deferred underwriter fee will be equal to $0.3 (3.0%) of each unit that has been redeemed by shareholders which is subject to minimum cash fee of $500,000, or $197,592 of discount and charged to the additional paid-in capital. The net deferred underwriter fee of $552,408 will be paid upon the completion of business combination.

(6b)	In Scenario 2, which assumes the same facts as described in Scenario 1 above, but also assumes the interim number of 775,149 NOVA ordinary shares are redeemed for cash by NOVA shareholders, $9.1 million would be paid out in cash and the remaining NOVA ordinary shares previously subject to possible redemption amounting to $9.1 million would be transferred to additional paid-in capital.

The settlement of the deferred underwriter fee will be equal to $0.30 (3.0%) of each unit that has been redeemed by shareholders which is subject to minimum cash fee of $500,000, or $0.25 million of discount and charged to the additional paid-in capital. The net deferred underwriter fee of $500,000 will be paid upon the completion of the Business Combination.

146

(6c)	In Scenario 3, which assumes the same facts as described in Scenario 1 above, but also assumes the maximum number of 1,550,297 NOVA ordinary shares are redeemed for cash by NOVA shareholders, $18.6 million would be paid out in cash.

The settlement of the deferred underwriter fee will be equal to $0.30 (3.0%) of each unit that has been redeemed by shareholders which is subject to minimum cash fee of $500,000, or $0.25 million of discount and charged to the additional paid-in capital. The net deferred underwriter fee of $500,000 will be paid upon the completion of the Business Combination.

The $18.6 million, which is the amount required to redeem 1,550,297 NOVA ordinary shares, represents the maximum redemption, including the cash to be released from NOVA’s trust account, after giving effect to the settlement for estimated transaction expenses and payments to redeeming shareholders based on the consummation of the Business Combination.

(7)	Reflects recapitalization of Real Messenger’s equity through the issuance of 6,400,000 Post-Combination Company ordinary shares (assuming a redemption price of $10 per share) to Real Messenger’s equity holders as the consideration for reverse recapitalization (including $12,000,000 convertible notes from Private Placement converted into 1,900,000 PubCo Ordinary Shares) and the elimination of NOVA’s historical accumulated deficit.

(8)	Reflects the gross proceeds of $7,000,000 convertible notes from the Private Placement.

(9)	Reflects the 500,000 additional PubCo Ordinary Shares to the Private Placement Investors upon the Closing of the Business Combination in connection with the Private Placement.

(10)	Reflects the settlement of $37,397 interest expense of 5,000,000 convertible notes from Private Placement, which paid in cash.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended March 31, 2024, are as follows:

(1) Represents an adjustment to eliminate interest income and dividend income related to cash, cash equivalents and marketable securities held in NOVA’s trust account.

(2) Represents an adjustment to eliminate a monthly administrative service fee of $10,000 payable to Nova Pulsar Holdings Limited commencing from July 1, 2022, which will be terminated upon completion of the Business Combination or the liquidation of the trust account to public shareholders.

(3) Represents an adjustment to record the estimated transaction cost of $265,000. The details refer to Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet Adjustment (5).

(3) Represents the interest expense of 5,000,000 convertible notes from Private Placement, which paid in cash.

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended March 31, 2023, are as follows:

(1) Represents an adjustment to eliminate interest income and dividend income related to cash, cash equivalents and marketable securities held in NOVA’s trust account.

(2) Represents an adjustment to eliminate a monthly administrative service fee of $10,000 payable to Nova Pulsar Holdings Limited commencing from July 1, 2022, which will be terminated upon completion of the Business Combination or the liquidation of the trust account to public shareholders.

(3) Represents an adjustment to record the estimated transaction cost of $265,000.

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Earnings per share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since April 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

	Scenario 1 Combined (Assuming Actual Redemptions Into Cash)	Scenario 2 Combined (Assuming Interim Redemptions Into Cash)	Scenario 3 Combined (Assuming Maximum Redemptions Into Cash)
Pro forma net loss (US$ thousand)	$(5,938)	$(5,938)	$(5,938)
Weighted average shares outstanding – basic	10,790,280	10,015,132	9,239,983
Weighted average shares outstanding – diluted	10,790,280	10,015,132	9,239,983
Net loss per share – basic	$(0.55)	$(0.59)	$(0.64)
Net loss per share – diluted	$(0.55)	$(0.59)	$(0.64)
Weighted average shares calculation, basic and diluted
NOVA public shares	1,550,297	775,149	—
NOVA shares held by the directors	140,000	140,000	140,000
NOVA shares held by Sponsor	1,371,233	1,371,233	1,371,233
NOVA shares held by Shareholder – Poseidon Ocean Corporation	200,000	200,000	200,000
NOVA public rights	575,000	575,000	575,000
NOVA rights included in the Private Units	30,750	30,750	30,750
Representative shares	23,000	23,000	23,000
Post-Combination Company ordinary shares issued in the Business Combination to Real Messenger shareholders	6,400,000	6,400,000	6,400,000
Post-Combination Company ordinary shares issued in the Business Combination to Real Messenger Private Placement Investors	500,000	500,000	500,000

	Scenario 1 Combined (Assuming Actual Redemptions Into Cash)	Scenario 2 Combined (Assuming Interim Redemptions Into Cash)	Scenario 3 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares outstanding, basic and diluted	10,790,280	10,015,132	9,239,983
Percent of shares owned by existing Real Messenger shareholders	59.31%	63.90%	69.26%
Percent of shares owned by existing NOVA public shareholders	19.70%	13.48%	6.22%
Percent of shares owned by NOVA’s Sponsor	12.99%	14.00%	15.17%
Percent of shares owned by NOVA’s directors	1.30%	1.40%	1.52%
Percent of shares owned by NOVA’s shareholder	1.85%	2.00%	2.17%
Percent of shares owned by underwriter	0.21%	0.23%	0.25%
Percent of shares owned by Real Messenger Private Placement Investors	4.64%	4.99%	5.41%
	100.00%	100.00%	100.00%

For the years ended March 31, 2024 and 2023, the diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the combined entity’s net loss position. As 5,750,000 and 307,500 NOVA ordinary shares underlying the public and private warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per shares under the above three scenarios.

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DIRECTORS, EXECUTIVE OFFICERS, EXECUTIVE COMPENSATION

AND CORPORATE GOVERNANCE OF NOVA VISION

Current Directors and Executive Officers of Nova Vision

Our current directors and executive officers, their ages and positions are as follows:

Name	Age	Position
Eric Ping Hang Wong	52	Director, Chief Executive Officer, and Chief Financial Officer
Wing-Ho Ngan	49	Chairman
Tin Lun Brian Cheng	48	Independent Director
Philip Richard Herbert	59	Independent Director
Chun Fung Horace Ma	53	Independent Director

Below is a summary of the business experience of each of Nova Vision’s executive officers and directors:

Mr. Eric Ping Hang Wong has served as our Chief Executive Officer, Chief Financial Officer and Director since March 2021. Mr. Wong has more than 25 years of commercial experience in corporate finance, mergers and acquisitions, integrating and leading growth in public and private multinational companies. Mr. Wong currently serves as a senior advisor at Third Generation Capital Limited, a middle market corporate finance advisory firm specializing in the Asian market. Mr. Wong is also the Chairman and Managing Director of Nova Vision Capital Limited, a management consulting company. Prior to joining Nova Vision Capital Limited and Third Generation Capital Limited in 2020, Mr. Wong was an executive vice president of Living Style Group (LSG), previously the Home Lifestyle product vertical of Li & Fung Limited, a leading global consumer products and supply chain company. Mr. Wong was also a member of the Executive Committee driving the growth strategy of this Home Lifestyle vertical at Li & Fung from 2008 to 2018. He led the mergers and acquisitions strategy for Li & Fung, having completed and integrated multiple strategic acquisitions to spearhead the creation of one of the premier home furnishings suppliers to the North American market with operations across 12 countries. Concurrent with leading mergers and acquisitions, Mr. Wong was leading LSG’s largest industrial brand Whalen, scaling the business and doubling revenue in two years from 2018 to 2020. This growth helped culminate into the sale and privatization of LSG to private equity firms Hony Capital and Fung Group in 2018. Prior to joining Li & Fung, from 2005 to 2008, Mr. Wong was a senior vice president and shareholder at RT Sourcing Asia Limited (a leading global supply chain company), where he led its general merchandise division and Asia operations. In 2008, Mr. Wong and his partners at RT Sourcing sold its business to Li & Fung. From 2008 to 2011, Mr. Wong was a senior vice president at Li & Fung leading the general merchandise division and the quality operations for the company. Mr. Wong has also held senior executive and director positions in high growth private companies in Asia and the United States from 2001 to 2007. Mr. Wong has been a member of the Chartered Professional Accountants of Canada since 1999. He practiced public accounting and corporate finance for Deloitte & Touche LLP and Ernst & Young Corporate Finance LLC, respectively, in Toronto Canada from 1996 to 2000, where he focused in the technology, manufacturing and real estate sectors. Mr. Wong graduated from Western University with a Bachelor of Arts degree majoring in economics and commerce in 1993. He completed an MBA from the Rotman School of Management at University of Toronto in 1999.

Mr. Wing-Ho Ngan has served as our Chairman since March 2021. Mr. Ngan has over 20 years of experience in senior management positions in corporate, investment banking and entrepreneurship areas. Mr. Ngan is currently the chairman of QFPay Japan Inc, a leading digital payment company in Japan and global chief executive officer of ANA NEO Inc. a virtual entertainment company in Japan. Mr. Ngan started his investment banking career in 1999 at global investment banks including ABN AMRO, HSBC, Huatai International Financial Holdings, Lehman Brothers and UBS, and he last served as a managing director, Head of Asia Equity Capital Markets at Huatai International Financial Holdings. Following a successful career in the investment banking industry, Mr. Ngan entered the corporate world in 2015 and was appointed as global vice president of Sanpower Group in Nanjing China, board member of Hamleys Global Holdings Limited in the United Kingdom and chief financial officer of HKEx-listed C.Banners International Holdings Limited. During his time in the corporate world, Mr. Ngan focused on international expansion, business strategy and partnerships, corporate finance, and mergers and acquisitions. Venturing from the corporate area to entrepreneurship in 2017, Mr. Ngan co-founded two fintech start-ups QFPay International Limited and Alchemy Global Payment Solutions Limited, where he served as chief executive officer and co-founder. Mr. Ngan graduated with a Master’s Degree in Accounting & Finance from University of Southampton in the United Kingdom in 1998.

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Mr. Tin Lun Brian Cheng has served as our Independent Director since March 2021. Mr. Cheng has over 20 years of experience in real estate investment, property development and property management in Asia. Mr. Cheng is currently the chief executive officer of Bridge Connections Property Consultants Ltd. (“BCPC”), a property consulting firm providing strategic planning, advisory, leasing services, and property management consultation to property owners. Prior to founding BCPC in 2007, Mr. Cheng has served as general manager of Bridge 8 Holdings Ltd. since 2007. Bridge 8 Holdings Ltd. is an award-winning property redeveloper, having completed several large redevelopment projects including Bridge 8 Shanghai. Bridge 8 Shanghai is a property converted from the former Shanghai Automobile factory to a contemporary mixed-use space, and model establishment in Shanghai. Since 2002, Mr. Cheng has been a vice president at Lifestyle Centre Holdings Limited, where he focused on leasing and business development to government entities, local companies and MNCs. Before moving to Shanghai, Mr. Cheng was a senior accountant at Arthur Anderson in Hong Kong, focusing on the financial sector. Mr. Cheng has been a Certified Professional Member and APC Assessor of the Royal Institution of Chartered Surveyors (RICS) - Commercial Property since 2014. Mr. Cheng holds a Dual Bachelor’s Degree in Banking/Finance and Management from Northwood University, and a Master’s Degree in International Real Estate from Hong Kong Polytechnic University.

Mr. Philip Richard Herbert has served as our Independent Director since March 2021. Mr. Herbert has over 30 years of experience leading multinational companies in Asia. He is currently a director of air service and commercial development (Asia) of Edmonton Regional Airports Authority (Alberta, Canada), one of the leading airports for private investment in North America from 2013 to 2023. Concurrent with his role at Edmonton Regional Airports Authority, Mr. Herbert was the director of Strategy and Government Relations at Hong Kong Express Airways Limited from 2016 to 2017. Hong Kong Express Airways Limited is an emerging, high growth (at the time) budget airline. From 1992 to 2013, Mr. Herbert was with the Swire Group, where he was a part of its senior leadership team overseeing various parts of the business including air crew manager at Cathay Pacific Airways Limited, business manager at Swire Pacific Cold Storage Pty. Limited, development manager of Asia Miles (Asia’s largest frequent flyer program). Mr. Herbert served as an infantry officer in the British Army (1987-1992), reaching the rank of Captain, including extra-regimental duty with the Multinational Force & Observers, an international peacekeeping organization in the Sinai Peninsula, Egypt. Mr. Herbert is a graduate of Oxford University (Jesus College), where he studied Human Sciences. He has also studied at the Royal Military Academy Sandhurst and the Junior Division of the Staff College (both British Army), as well as at INSEAD, Fontainebleau, France.

Mr. Chun Fung Horace Ma has served as our Independent Director since March 2021. Mr. Ma has over 20 years of experience in senior management, audit, compliance and finance in the technology and consumer sectors. Mr. Ma is currently the chief financial officer of S. Culture Holdings (BVI) Limited, where he joined in 2011 to lead the company to a successful IPO on the Hong Kong Stock Exchange in July 2013. Prior to joining S. Culture Holdings (BVI) Limited, Mr. Ma was the Group Financial Controller of Samvo Strategic Holdings Limited, an online gaming company licensed out of London, England from 2009 to 2010. Prior to Samvo Strategic Holdings Limited, Mr. Ma founded Protiviti Hong Kong, a leading independent risk consulting firm in 2003. Mr. Ma’s core clients focused in technology, telecom and real estate sectors. Mr. Ma started his formal professional training in Arthur Andersen Hong Kong in 1993. He has been a Certified Public Accountant (Practicing) registered with the Hong Kong Institute of Certified Public Accountants since 2003, a fellow member of the Association of Chartered Certified Accountants since 2004, a Certified Internal Auditor registered with the Institute of Internal Auditors since 2005 and holder of Certification of Control Self-Assessment of the Institute of Internal Auditors since 2006. Mr. Ma graduated with a Master of Science in Finance (2004) and Bachelor of Business Administration and Professional Accountancy (1993) conferred by The Chinese University of Hong Kong and Bachelor of Laws External Programme (2001) conferred by the University of London.

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Executive Officer and Director Compensation

Nova Vision will pay $10,000 per month administrative fee to the Sponsor for up to 15 months. No other compensation of any kind, including finders, consulting or other similar fees, has been paid or will be paid to any of its existing shareholders, including its directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Nova Vision’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than Nova Vision’s board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

After the completion of Nova Vision’s initial business combination, directors or members of its management team who remain with the company may be paid consulting, management or other fees from the combined company. All these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to Nova Vision’s shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to Nova Vision’s executive officers will be determined by a compensation committee constituted solely of Independent Directors.

Nova Vision does not intend to take any action to ensure that members of its management team maintain their positions with it after the consummation of its initial business combination, although it is possible that some or all of Nova Vision’s executive officers and directors may negotiate employment or consulting arrangements to remain with it after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with Nova Vision may influence its management’s motivation in identifying or selecting a target business but Nova Vision does not believe that the ability of its management to remain with it after the consummation of its initial business combination will be a determining factor in its decision to proceed with any potential business combination. Nova Vision is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment.

Director Independence

NASDAQ requires that a majority of Nova Vision’s board must be composed of “Independent Directors.” Currently, Brian Cheng, Philip Herbert, and Horace Ma would each be considered an “Independent Director” under the NASDAQ listing rules, which is defined generally as a person other than an officer or employee of Nova Vision or its subsidiaries or any other individual having a relationship, which, in the opinion of Nova Vision’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Nova Vision’s Independent Directors will have regularly scheduled meetings at which only Independent Directors are present.

Our Advisor

Poseidon Ocean Corporation is an advisor to the NOVA Board. Poseidon Ocean Corporation is controlled by Mr. Kin (Stephen) Sze. Mr. Sze has been serving as executive director at Silverbricks Asset Management Company Limited since July 2020. Mr. Sze has over 20 years of experience in banking, finance, mergers and acquisitions, initial public offerings and listings of special purpose acquisition companies (SPACs). He currently also serves as the director of Nan International Holdings Limited. Mr. Sze was the chairman and chief executive officer of HHG Capital Corporation from July 2020 to June 2021. Prior to that he was the chief executive officer and director of Proficient Alpha Acquisition Corp (“PAAC”) from March 2019 to June 2020. PAAC was a SPAC which completed a business combination with Lion Group Holding Limited (Nasdaq: LGHL) in June 2020. Prior to that, he served in senior positions at Agricultural Bank of China International from 2018 to 2019 and China Everbright Holdings Company Limited from 2006 to 2018. Mr. Sze received an MBA degree from the University of South Australia and a Bachelor’s degree in Chemical Engineering from the University of Toronto. Mr. Sze is a Chartered Financial Analyst (“CFA”) Charter holder, Fellow of Institute of Public Accountants and Institute of Financial Accountants.

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Audit Committee

Nova Vision’s audit committee consists of Mr. Tin Lun Brian Cheng, Mr. Philip Richard Herbert, and Mr. Chun Fung Horace Ma, each of whom is an independent director under NASDAQ’s listing standards. Mr. Chun Fung Horace Ma is the Chairperson of the audit committee. The board of directors has determined that Mr. Chun Fung Horace Ma is qualified as an “audit committee financial expert,” as defined under rules and regulations of the SEC. The audit committee’s duties, which are specified in Nova Vision’s Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in Nova Vision’s Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of Nova Vision’s financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management Nova Vision’s compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by Nova Vision’s independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding its financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by the management team in identifying potential target businesses.

Nominating Committee

Our Nominating Committee consists of Mr. Tin Lun Brian Cheng, Mr. Philip Richard Herbert, and Mr. Chun Fung Horace Ma, each of whom is an independent director under NASDAQ’s listing standards. Mr. Chun Fung Horace Ma is the Chairperson of the nominating committee. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the NOVA Board. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

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The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The NOVA Board will also consider director candidates recommended for nomination by Nova Vision’s shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, an extraordinary general meeting of shareholders). Nova Vision shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in its amended and restated memorandum and articles of association. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

Our Compensation Committee consists of Mr. Tin Lun Brian Cheng, Mr. Philip Richard Herbert, and Mr. Chun Fung Horace Ma, each of whom is an independent director under NASDAQ’s listing standards. Mr. Chun Fung Horace Ma is the Chairperson of the compensation committee. The compensation committee’s duties, which are specified in Nova Vision’s Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of its other executive officers;

●	reviewing its executive compensation policies and plans;

●	implementing and administering its incentive compensation equity-based remuneration plans;

●	assisting management in complying with its proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for its executive officers and employees;

●	if required, producing a report on executive compensation to be included in its annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

No other compensation of any kind, including finders, consulting or other similar fees, will be paid to any of Nova Vision’s existing shareholders, including its directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Code of Ethics

Nova Vision has adopted a code of ethics that applies to all of its executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of Nova Vision’s business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

●	None of Nova Vision’s officers and directors is required to commit their full time to its affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.

●	In the course of their other business activities, Nova Vision’s officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to the company as well as the other entities with which they are affiliated. Management has pre-existing fiduciary duties and contractual obligations and may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

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●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by the company.

●	The insider shares owned by Nova Vision’s Sponsor, officers and directors (including 500,000 of such shares to be transferred to the 2023 Private Placement Investors pursuant to the Share Transfer Agreement as part of the Private Placement) will be released from escrow only if a business combination is successfully completed and subject to certain other limitations. Additionally, Nova Vision’s officers and directors will not receive distributions from the Trust Account with respect to any of their insider shares if Nova Vision does not complete a business combination. Furthermore, the Initial Shareholders have agreed that the private units will not be sold or transferred by them until after Nova Vision has completed its initial business combination. In addition, Nova Vision’s officers and directors may loan funds to it after the IPO and may be owed reimbursement for expenses incurred in connection with certain activities on Nova Vision’s behalf which would only be repaid if it completes an initial business combination. For the foregoing reasons, the personal and financial interests of Nova Vision’s directors and executive officers may influence their motivation in identifying and selecting a target business, completing a business combination in a timely manner and securing the release of their shares.

Under British Virgin Islands law, directors owe the following fiduciary duties:

(i)	duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)	directors should not improperly fetter the exercise of future discretion;

(iv)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

(v)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, Nova Vision’s officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when the NOVA Board evaluates a particular business opportunity with respect to the above-listed criteria. Nova Vision cannot assure you that any of the above-mentioned conflicts will be resolved in its favor. Furthermore, most of Nova Vision’s officers and directors have pre-existing fiduciary obligations to other businesses of which they are officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe pre-existing fiduciary obligations, Nova Vision’s officers and directors will honor those fiduciary obligations. Accordingly, it is possible they may not present opportunities to Nova Vision that otherwise may be attractive to it unless the entities to which they owe pre-existing fiduciary obligations and any successors to such entities have declined to accept such opportunities.

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In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Nova Vision’s officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, its liquidation or such time as he ceases to be an officer or director, to present to the company for its consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have.

The following table summarizes the other relevant pre-existing fiduciary or contractual obligations of Nova Vision’s officers and directors:

Name of Individual	Name of Affiliated Company	Affiliation	Priority/Preference relative to the Company
Wing-Ho Ngan	QFPay Japan Inc. ANA NEO Inc.	Chairman Global Chief Executive Officer	QFPay Japan Inc. ANA NEO Inc.
Brian Cheng	Bridge Connection Properties Consultants Ltd.	Managing Director	Bridge Connection Properties Consultants Ltd.
Horace Ma	S. Culture Holdings (BVI) Limited	Chief Financial Officer	S. Culture Holdings (BVI) Limited

In connection with the vote required for any business combination, all of Nova Vision’s existing shareholders, including all of its officers and directors, have agreed to vote their respective insider shares and private shares in favor of any proposed business combination. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to those ordinary shares acquired by them prior to the IPO. If they purchase ordinary shares in the IPO or in the open market, however, they would be entitled to participate in any liquidation distribution in respect of such shares but have agreed not to convert such shares (or sell their shares in any tender offer) in connection with the consummation of Nova Vision’s initial business combination or an amendment to its amended and restated memorandum and articles of association relating to pre-business combination activity.

All ongoing and future transactions between Nova Vision and any of its officers and directors or their respective affiliates will be on terms believed by it to be no less favorable to it than are available from unaffiliated third parties. Such transactions will require prior approval by Nova Vision’s audit committee and a majority of its uninterested “independent” directors, or the members of the NOVA Board who do not have an interest in the transaction, in either case who had access, at Nova Vision’s expense, to its attorneys or independent legal counsel. Nova Vision will not enter into any such transaction unless its audit committee and a majority of its disinterested “independent” directors determine that the terms of such transaction are no less favorable to it than those that would be available to it with respect to such a transaction from unaffiliated third parties.

To further minimize conflicts of interest, Nova Vision has agreed not to consummate its initial business combination with an entity that is affiliated with any of Nova Vision’s officers, directors or Initial Shareholders, unless it has obtained (i) an opinion from an independent investment banking firm that the business combination is fair to its unaffiliated shareholders from a financial point of view and (ii) the approval of a majority of its disinterested and Independent Directors (if there are any at that time). Furthermore, in no event will any of the Initial Shareholders, officers, directors, special advisors or their respective affiliates be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of Nova Vision’s initial business combination.

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Limitation on Liability and Indemnification of Officers and Directors.

The Current Charter provides that, subject to certain limitations, Nova Vision shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to what the person believes is in the best interests of Nova Vision and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of Nova Vision and as to whether the person had no reasonable cause to believe that his conduct was unlawful and is, in the absence of fraud, sufficient for the purposes of the memorandum and articles of association, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of Nova Vision or that the person had reasonable cause to believe that his conduct was unlawful.

Nova Vision’s Current Charter permits it to purchase and maintain insurance on behalf of any officer or director who at the request of Nova Vision is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not Nova Vision has or would have had the power to indemnify the person against the liability as provided in the memorandum and articles of association. Nova Vision will purchase a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Nova Vision against its obligations to indemnify its officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against Nova Vision’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit Nova Vision and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent Nova Vision pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Nova Vision believes that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Nova Vision pursuant to the foregoing provisions, it has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

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PUBCO’S DIRECTORS AND EXECUTIVE OFFICERS

AFTER THE BUSINESS COMBINATION

Directors Nominees and Executive Officers

The following table sets forth certain information relating to the executive officers and directors of PubCo immediately after the consummation of the Business Combination.

Name	Age	Position(s)
Kwai Hoi, Ma	46	Chief Executive Officer and Chairman of the Board of Directors
Elaine Yee Ling Ho	50	Acting Chief Financial Officer
Eric Ping Hang Wong	52	Director
Matthew Smith	57	Independent Director
David Wai-Keung Chung	58	Independent Director
Chun Fung Horace Ma	53	Independent Director

The following is a brief biography of each of executive officers, directors and director of PubCo upon the closing of business combination:

Mr. Kwai Hoi, Ma is a co-founder of Real Messenger. He has served as Real Messenger’s (and its affiliates’) Chief Executive Officer and as Chairman of the Board, since their respective dates of incorporation. Mr. Ma was raised in both Hong Kong and the United Kingdom, affording him a distinct global perspective that Real Messenger believes helps it both address local needs and expand its influence internationally. Mr. Ma and his family are deeply entrenched in Hong Kong’s banking and real estate industries, with Tai Sang Bank, founded by his family in 1961. This background has instilled in him a profound entrepreneurial spirit and a business mindset, enabling him to make significant strides in the real estate sector. After obtaining his degree from The University of Manchester in the United Kingdom in 1999, Mr. Ma embarked on his professional journey with Arthur Andersen, where he honed his skills from 1999 to 2001. Subsequently, he joined his family businesses, leveraging his expertise to foster growth in the banking and real estate sectors. Over a decade of immersion in this industry have helped him cultivate an in-depth understanding of the market dynamics and the evolving needs of consumers. In 2010, Mr. Ma founded HOHOJO, a trailblazing rental marketplace. He formed Real Messenger in 2018, with a focus on transforming the real estate sector and providing tools for real estate agents to excel in their work.

Ms. Elaine Yee Ling Ho is Real Messenger’s Acting Chief Financial Officer Ms. Ho has over 20 years working experience in professional accounting firm, MNCs and Private Equity Funds. Ms. Ho joined Real Messenger as Financial Controller since February 2023. In this capacity, Ms. Ho is responsible for overseeing the finance and accounting function of the group companies. Before joining Real Messenger, Ms. Ho spent majority of her professional career in the PE Fund industry. She was the Vice President, Finance at Phoenix Property Investors and was responsible for the Fund administration and finance operation of a number of reputable PE Funds in the Asia Pacific region. She also worked at Tencent, where her role was Fund Financial Controller and responsible for overseeing the PE Fund investments from Tencent’s investment portfolio. Ms. Ho is a Certified Public Accountant and a member of The Hong Kong Institute of Certified Public Accountants. She obtained her Bachelor of Accounting and Master’s degree in Finance from The Hong Kong University of Science and Technology.

Mr. Eric Ping Hang Wong has served as Nova Vision’s Chief Executive Officer, Chief Financial Officer and Director since March 2021. Mr. Wong has more than 25 years of commercial experience in corporate finance, mergers and acquisitions, integrating and leading growth in public and private multinational companies. Mr. Wong currently serves as a senior advisor at Third Generation Capital Limited, a middle market corporate finance advisory firm specializing in the Asian market. Mr. Wong is also the Chairman and Managing Director of Nova Vision Capital Limited, a management consulting company. Prior to joining Nova Vision Capital Limited and Third Generation Capital Limited in 2020, Mr. Wong was an executive vice president of Living Style Group (LSG), previously the Home Lifestyle product vertical of Li & Fung Limited, a leading global consumer products and supply chain company. Mr. Wong was also a member of the Executive Committee driving the growth strategy of this Home Lifestyle vertical at Li & Fung from 2008 to 2018. He led the mergers and acquisitions strategy for Li & Fung, having completed and integrated multiple strategic acquisitions to spearhead the creation of one of the premier home furnishings suppliers to the North American market with operations across 12 countries. Concurrent with leading mergers and acquisitions, Mr. Wong was leading LSG’s largest industrial brand Whalen, scaling the business and doubling revenue in two years from 2018 to 2020. This growth helped culminate into the sale and privatization of LSG to private equity firms Hony Capital and Fung Group in 2018. Prior to joining Li & Fung, from 2005 to 2008, Mr. Wong was a senior vice president and shareholder at RT Sourcing Asia Limited (a leading global supply chain company), where he led its general merchandise division and Asia operations. In 2008, Mr. Wong and his partners at RT Sourcing sold its business to Li & Fung. From 2008 to 2011, Mr. Wong was a senior vice president at Li & Fung leading the general merchandise division and the quality operations for the company. Mr. Wong has also held senior executive and director positions in high growth private companies in Asia and the United States from 2001 to 2007. Mr. Wong has been a member of the Chartered Professional Accountants of Canada since 1999. He practiced public accounting and corporate finance for Deloitte & Touche LLP and Ernst & Young Corporate Finance LLC, respectively, in Toronto Canada from 1996 to 2000, where he focused in the technology, manufacturing and real estate sectors. Mr. Wong graduated from Western University with a Bachelor of Arts degree majoring in economics and commerce in 1993. He completed an MBA from the Rotman School of Management at University of Toronto in 1999.

Mr. Matthew Smith has over twenty years’ experience at senior levels within the technology industry. Mr. Smith is currently the Managing Director of Digital Insights (HK) Limited, a boutique management consulting company that focusses on the digitization of traditional industries, specifically helping large Multi-Lateral Banking organizations and Large Pension Funds create strategies for successful investments in the Digital Space. Prior to Digital Insights, Mr. Smith worked for eighteen years with Cisco Systems in a variety of senior global roles. These included COO for Cisco’s Middle East and Africa Region, Head of Strategy for Emerging Countries Transformation and as the Global Head of Market Development for Cisco’s Internet of Things Business. Prior to Cisco, Mr. Smith had a varied career starting as an aircrew officer in the Royal Navy, he also served as an Inspector in the Hong Kong Police and held managerial roles in a Big Four Accounting Firm. Mr. Smith holds a Master’s Degree in Law, an MBA and Bachelor’s Degree in Accountancy and Computing.

David Wai-Keung Chung is a seasoned technologist, entrepreneur, and policymaker with over 30 years of experience. He is a strong advocate for impact investment and has held senior management positions in leading multinational, Hong Kong, and mainland enterprises such as Cyberport, Microsoft, and Jardine Pacific. He has also led the expansion of several technology startups into international markets. Currently, Professor Chung is an Adjunct Professor in the Department of Computer Science at City University and the Founder and Chief Impact Officer of ImpactD Limited. He previously served as the Under Secretary for Innovation and Technology Bureau of the HKSAR for two terms. In recognition of his contributions to the field, he was awarded the Iconic Star - IFTA FinTech and Innovation Award 2021/22 and was named Top CIO of Greater China by CEO/CIO magazine in 2013. Professor Chung is actively involved in various high-level advisory committees in the academic, professional, and community arenas. He has served as a member of the Consumer Council and Expert Group on Cloud Computing Services and Standards. Professor Chung holds a Doctorate in Engineering Management from City University of Hong Kong, an MBA from Open University of Hong Kong, a Postgraduate Diploma in Business Management from Chinese University of Hong Kong, and a Bachelor of Science (Engineering) in Computer Science from Imperial College London.

Mr. Chun Fung Horace Ma has served as Nova Vision’s Independent Director since March 2021. Mr. Ma has over 20 years of experience in senior management, audit, compliance and finance in the technology and consumer sectors. Mr. Ma is currently the chief financial officer of S. Culture Holdings (BVI) Limited, where he joined in 2011 to lead the company to a successful IPO on the Hong Kong Stock Exchange in July 2013. Prior to joining S. Culture Holdings (BVI) Limited, Mr. Ma was the Group Financial Controller of Samvo Strategic Holdings Limited, an online gaming company licensed out of London, England from 2009 to 2010. Prior to Samvo Strategic Holdings Limited, Mr. Ma founded Protiviti Hong Kong, a leading independent risk consulting firm in 2003. Mr. Ma’s core clients focused in technology, telecom and real estate sectors. Mr. Ma started his formal professional training in Arthur Andersen Hong Kong in 1993. He has been a Certified Public Accountant (Practicing) registered with the Hong Kong Institute of Certified Public Accountants since 2003, a fellow member of the Association of Chartered Certified Accountants since 2004, a Certified Internal Auditor registered with the Institute of Internal Auditors since 2005 and holder of Certification of Control Self-Assessment of the Institute of Internal Auditors since 2006. Mr. Ma graduated with a Master of Science in Finance (2004) and Bachelor of Business Administration and Professional Accountancy (1993) conferred by The Chinese University of Hong Kong and Bachelor of Laws External Programme (2001) conferred by the University of London. We believe Mr. Ma is well-qualified to serve as a member of our board of directors given his experience, relationships and contacts. Mr. Chun Fung Horace Ma is unrelated to Mr. Kwai Hoi, Ma.

Board of Directors

Effective as of the closing of the Business Combination, the board of directors of PubCo will consist of five members, three of whom shall be independent directors under Nasdaq rules. The Sponsor shall have the right, but not the obligation, to designate, or cause to be designated, one director to serve as a director of PubCo until the second annual shareholder meeting of PubCo that takes place after the Effective Time, and Real Messenger shall have the right, but not the obligation, to designate, or cause to be designated, the remaining directors. In the event that Sponsor designates one director, the Real Messenger Shareholders and the ultimate beneficial owners of Real Messenger will enter into a voting agreement with the Sponsor pursuant to which they shall agree to vote their PubCo Ordinary Shares in favor of such designee’s nomination to PubCo’s board of directors for no less than two years after closing of the Business Combination. A director is not required to hold any shares in PubCo to qualify as a director. The Listing Rules of the NASDAQ generally require that a majority of an issuer’s board of directors must consist of independent directors.

A director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with PubCo is required to declare the nature of his or her interest at a meeting of PubCo’s directors. A general notice given to the directors by any director to the effect that he or she is a member, shareholder, director, partner, officer or employee of any specified company or firm and is to be regarded as interested in any contract or transaction with that company or firm shall be deemed a sufficient declaration of interest for the purposes of voting on a resolution in respect to a contract or transaction in which he/she has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction. A director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he/she may be interested therein and if he/she does so, his/her vote shall be counted and he/she may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or arrangement is considered. PubCo’s board of directors may exercise all of the powers to borrow money, to mortgage or charge its undertaking, property, present and future assets and uncalled capital, or any part thereof, and to issue debentures, debenture stock or other securities whenever money is borrowed or as security for any debt, liability or obligation of PubCo or of any third party. None of PubCo’s directors has a service contract with PubCo that provides for benefits upon termination of service as a director.

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Committees of PubCo’s Board of Directors

Upon the closing of the Business Combination, PubCo intends to establish an audit committee, a compensation committee and a nominating and corporate governance committee under its board of directors. PubCo also intends to adopt a charter for each of the three committees upon the closing of the Business Combination. Each committee’s members and functions are described below.

Audit Committee. PubCo’s audit committee will consist of Matthew Smith, David Wai-Keung Chung and Chun Fung Horace Ma, and will be chaired by Chun Fung Horace Ma. PubCo has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meet the independence standards under Rule 10A-3 under the Exchange Act, as amended. PubCo has determined that Chun Fung Horace Ma qualifies as an “audit committee financial expert.” The audit committee oversees PubCo’s accounting and financial reporting processes and the audits of its financial statements. The audit committee is responsible for, among other things:

●	establishing clear hiring policies for employees or former employees of the independent auditors;

●	reviewing and recommending to PubCo’s board of directors for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

●	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by PubCo’s independent auditors at least annually;

●	obtaining a written report from PubCo’s independent auditor describing matters relating to its independence and quality control procedures;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	discussing with PubCo’s independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	reviewing and recommending the financial statements for inclusion within PubCo’s quarterly earnings releases and to its board of directors for inclusion in its annual reports;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing policies with respect to risk assessment and risk management;

●	reviewing the adequacy and effectiveness of PubCo’s accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	periodically reviewing and reassessing the adequacy of the committee charter;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing;

●	meeting separately and periodically with management, the internal auditors and the independent registered public accounting firm;

●	monitoring compliance with PubCo’s code of business conduct and ethics, including reviewing the adequacy and effectiveness of its procedures to ensure proper compliance;

●	reporting periodically to PubCo’s board of directors; and

●	such other matters that are specifically delegated to PubCo’s audit committee by PubCo’s board of directors from time to time.

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Compensation Committee. PubCo’s compensation committee will consist of Matthew Smith, David Wai-Keung Chung and Chun Fung Horace Ma, and will be chaired by Matthew Smith. PubCo has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The compensation committee assists the PubCo’s board of directors in reviewing and approving the compensation structure, including all forms of compensation, relating to PubCo’s directors and executive officers. PubCo’s chief executive officer may not be present at any committee meeting during which their compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	reviewing and evaluating PubCo’s executive compensation and benefits policies generally;

●	reviewing and recommending any incentive compensation or equity plans, programs or other similar arrangements;

●	periodically reviewing and reassessing the adequacy of the committee charter;

●	selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management; and

●	reporting periodically to PubCo’s board of directors; and

●	such other matters that are specifically delegated to the compensation committee by PubCo’s board of directors from time to time.

Nominating and Corporate Governance Committee. PubCo’s nominating and corporate governance committee will consist of Matthew Smith, David Wai-Keung Chung and Chun Fung Horace Ma, and will be chaired by David Wai-Keung Chung. PubCo has determined that each of them satisfies the “independence” requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq. The nominating and corporate governance committee assists the PubCo’s board of directors in selecting individuals qualified to become PubCo’s directors and in determining the composition of the board of directors and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to PubCo’s board of directors for election or re-election to PubCo’s board of directors, or for appointment to fill any vacancy or newly created directorships on PubCo’s board of directors;

●	reviewing periodically with PubCo’s board of directors the current composition of PubCo’s board of directors with regards to characteristics such as judgment, experience, expertise, diversity and background;

●	recommending to PubCo’s board of directors such criteria with respect to nomination or appointment of members of its board of directors and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or Nasdaq rules, or otherwise considered desirable and appropriate;

●	recommending to PubCo’s board of directors the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself;

●	periodically and reassessing the adequacy of the committee charter;

●	overseeing compliance with the corporate governance guidelines and code of business conduct and ethics; and

●	overseeing and leading the self-evaluation of PubCo’s board of directors in its performance and effectiveness as a whole.

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Duties and Functions of Directors

Under Cayman Islands law, PubCo’s directors owe fiduciary duties to PubCo, including a duty of loyalty, a duty to act honestly and a duty to act in what they consider in good faith to be in PubCo’s best interests. PubCo’s directors must also exercise their powers only for a proper purpose. PubCo’s directors also owe to PubCo a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to PubCo, PubCo’s directors must ensure compliance with PubCo’s memorandum and articles of association, as amended and restated from time to time. PubCo has the right to seek damages if a duty owed by its directors is breached. The functions and powers of PubCo’s board of directors include, among others, (i) convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings, (ii) declaring dividends and distributions, (iii) appointing directors or officers and determining their terms of offices, and (iv) exercising the borrowing powers and mortgaging the property of PubCo.

Terms of Directors and Officers

PubCo’s officers are elected by and serve at the discretion of the PubCo’s board of directors. Each PubCo’s director is not subject to a term of office and holds office until such time as his successor takes office or, until their resignation, death, or incapacity or until his or her office is otherwise vacated in accordance with the PubCo’s memorandum and articles of association (as amended from time to time). A PubCo’s director will be removed from office automatically if, among other things, the PubCo’s director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; (iii) resigns by notice in writing to PubCo; (iv) is prohibited by law from being a director; or (v) is removed from office pursuant to any other provisions of PubCo Amended and Restated Memorandum and Articles of Association.

Code of Business Conduct and Ethics

PubCo will, prior to or concurrently with the listing of PubCo’s Ordinary Shares on Nasdaq, adopt a Code of Business Conduct and Ethics applicable to its directors, officers and employees. PubCo seeks to conduct business ethically, honestly, and in compliance with applicable laws and regulations. PubCo’s Code of Business Conduct and Ethics sets out the principles designed to guide PubCo’s business practices with integrity, respect and dedication. The code applies to all directors, officers, employees and extended workforce, including PubCo’s directors and executive officers. PubCo expects its suppliers, contractors, consultants, and other business partners to follow the principles set forth in its code when providing goods and services to PubCo or acting on PubCo’s behalf.

Diversity and Inclusion Policy

PubCo will, prior to or concurrently with the listing of PubCo’s Ordinary Shares on Nasdaq, adopt a Diversity and Inclusion Policy intended to achieve PubCo’s diversity goals through regular review and monitoring. As an international organization across Asia-Pacific and other regions, PubCo is mindful of the different market practices that apply in the countries in which will operate and recognizes the importance of ethnic and cultural diversity in its management and workforce. PubCo recognizes that each individual is unique, and diversity encompasses many dimensions. As such, PubCo recognizes all types of diversity under the policy. The policy applies to all directors, officers, employees and extended workforce, including PubCo’s directors and executive officers.

Under the terms of the policy, the PubCo board of directors will be responsible for the following:

●	annually setting measurable objectives for achieving gender diversity in the composition of the board of directors, senior management and workforce and, where appropriate, other aspects of diversity including in respect of women in leadership, age diversity and cultural diversity. The board will assess annually PubCo’s progress in achieving such objectives;

●	ensuring the Diversity and Inclusion Policy is on PubCo’s website; and

●	reviewing the objectives set for the relevant reporting period and PubCo’s progress in achieving the objectives in its annual report.

Employment Agreements and Indemnification Agreements

Prior to or concurrently with the Closing, PubCo will enter into employment agreements with all executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment.

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PubCo will enter into indemnification agreements with each of its directors. Under these agreements, PubCo may agree to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of PubCo.

Compensation of Directors and Executive Officers

For the fiscal year ended March 31, 2023, Real Messenger paid an aggregate of US$0 in cash to its directors and executive officers. Real Messenger currently does not have an incentive plan; prior or concurrently with the Closing, PubCo will adopt an incentive plan under which to grant awards to its directors and executive officers, see “— Incentive Plan.”

Incentive Plan

In order to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentives to selected employees, directors and consultants of PubCo and to promote the success and enhance the value of PubCo, PubCo will, subject to shareholder approval, adopt the Share Incentive Plan upon the Closing of the Business Combination. A form of the Incentive Plan is included as Annex C to this proxy statement/prospectus.

The maximum aggregate number of ordinary shares which may be issued pursuant to all awards under the Incentive Plan initially will be equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions). As of the date of this proxy statement/prospectus, no award has been granted under the Incentive Plan.

The following paragraphs describe the principal terms of the Incentive Plan.

Types of awards. The Incentive Plan permits the awards of options, restricted shares, and restricted share units or other types of awards approved by the PubCo board or any committee appointed thereof.

Plan administration. The Incentive Plan shall be administered by the PubCo board or any committee appointed thereof, which determines, among other things, the participants eligible to receive awards, the type or types of awards to be granted to each eligible participant, the number of awards to be granted to each eligible participant, and the terms and conditions of each award grant.

Award agreement. Awards under the Incentive Plan are evidenced by an award agreement that set forth the terms, conditions and limitations for each award which may include the term of an award, the provisions applicable in the event the participant’s employment or service terminates, and PubCo’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an award.

Eligibility. PubCo may grant awards to directors, consultants, and employees of the company and its related entities.

Vesting schedule. In general, the PubCo board determines the vesting schedule, which is specified in the relevant award agreement.

Exercise of awards. The exercise price per share subject to an option is determined by the PubCo board and set forth in the award agreement which may be a fixed price or a variable price related to the fair market value of the shares.

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Transfer restrictions. Awards may not be transferred in any manner by the eligible participant other than in accordance with the limited exceptions provided in the Incentive Plan, such as transfers to PubCo or a subsidiary of its, the designation of a beneficiary to receive benefits if the participant dies, permitted transfers or exercises on behalf of the participant by the participant’s duly authorized legal representative if the participant has suffered a disability, or, subject to the prior approval of the PubCo board or its executive officer or director authorized by the PubCo board, transfers to one or more natural persons who are the participant’s family members or entities owned and controlled by the participant and/or the participant’s family members, including but not limited to trusts or other entities whose beneficiaries or beneficial owners are the participant and/or the participant’s family members, or to such other persons or entities as may be expressly approved by the PubCo board, pursuant to such conditions and procedures as the PubCo board may establish.

Termination and amendment. Unless terminated earlier, the Incentive Plan has a term of ten years. The PubCo board may terminate, amend or modify the Incentive Plan, subject to the limitations of applicable laws or stock exchange rules. However, no termination, amendment, or modification of the Incentive Plan may adversely affect in any material way any award previously granted pursuant to the Incentive Plan without the prior written consent of the participant.

Foreign Private Issuer Status

As a foreign private issuer, PubCo will be exempt from the rules under the Exchange Act, prescribing the furnishing and content of proxy statements, and its officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, PubCo will not be required under the Exchange Act to file quarterly periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic issuers, and will not be required to disclose in its periodic reports all of the information that U.S. domestic issuers are required to disclose. PubCo will also be permitted to follow corporate governance practices in accordance with Cayman Islands law in lieu of most of the corporate governance rules set forth by Nasdaq. As a result, PubCo’s corporate governance practices differ in some respects from those required to be followed by U.S. companies listed on a national securities exchange.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT PRIOR TO THE BUSINESS COMBINATION

The following table sets forth as of December 31, 2023 the number of ordinary shares beneficially owned by (i) each person who is known by Nova Vision to be the beneficial owner of more than five percent of Nova Vision’s issued and outstanding ordinary shares (ii) each of its officers and directors; and (iii) all of its officers and directors as a group. As of December 31, 2023, Nova Vision had 3,318,297 ordinary shares issued and outstanding.

Unless otherwise indicated, Nova Vision believes that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any ordinary shares issuable upon exercise of the warrants or conversion of rights, as the warrants are not exercisable within 60 days of December 31, 2023 and the rights are not convertible within 60 days of December 31, 2023.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
Nova Pulsar Holdings Limited(2)	1,405,000	42.3%
Poseidon Ocean Corporation(3)	200,000	6.0%
Eric Ping Hang Wong	100,000	3.0%
Wing-Ho Ngan(2)	1,405,000	42.3%
Tin Lun Brian Cheng	10,000	* %
Philip Richard Herbert	10,000	* %
Chun Fung Horace Ma	20,000	* %
All directors and executive officers (five individuals) as a group	1,545,000	46.6%
Other 5% shareholders
Polar Asset Management Partners Inc.(4)	250,000	7.53%
Periscope Capital Inc.(5)	237,819	5.27%

* Less than 1%.

(1) Unless otherwise indicated, the business address of each of the individuals or entities is c/o Nova Vision Acquisition Corp., 2 Havelock Road, #07-12, Singapore 059763.

(2) Nova Pulsar Holdings Limited is the record holder of the insider shares reported herein. Mr. Wing-Ho Ngan, Nova Vision’s Chairman, by virtue of his control over the Sponsor, may be deemed to beneficially own shares held by the Sponsor.

(3) Poseidon Ocean Corporation, Nova Vision’s advisor, is controlled by Mr. Kin (Stephen) Sze.

(4) According to an amended Schedule 13G filed on February 12, 2024, interests shown are held by Polar Asset Management Partners Inc., a company incorporated under the laws of Ontario, Canada, which serves as the investment advisor to Polar Multi-Strategy Master Fund, a Cayman Islands exempted company (“PMSMF”) with respect to the shares directly held by PMSMF. Polar Asset Management Partners Inc. is an investment fund manager, portfolio manager, exempt market dealer and commodity trading manager registered with the Ontario Securities Commission. The business address of each of the reporting entities or individuals is 16 York Street, Suite 2900, Toronto, ON, Canada M5J 0E6.

(5) According to an amended Schedule 13G filed on February 9, 2024, Periscope Capital Inc. is the beneficial owner of 175,000 shares, and acts as investment manager of, and exercises investment discretion with respect to, the shares. The business address of the reporting entity is 333 Bay Street, Suite 1240, Toronto, Ontario, Canada M5H 2R2.

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SECURITY OWNERSHIP OF THE COMBINED COMPANY
AFTER THE BUSINESS COMBINATION

The following tables sets forth information regarding the beneficial ownership of PubCo Ordinary Shares immediately after the consummation of the Business Combination by:

●	each person known to PubCo who will be the beneficial owner of more than 5% of any class of its shares immediately after the Business Combination;

●	each of its officers and directors; and

●	all of its officers and directors as a group.

Unless otherwise indicated, PubCo believes that all persons named in the table will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all PubCo’s securities beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, PubCo believes, based on the information furnished to it, that the persons and entities named in the table below will have, immediately after the consummation of the Business Combination, sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All PubCo Ordinary Shares subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of issued shares is based on 10,790,280 PubCo Ordinary Shares to be issued and outstanding upon consummation of the Business Combination. Such amount (i) includes the issuance of the 6,400,000 PubCo Ordinary Shares in the Acquisition Merger, including 2,800,000 PubCo Class A Ordinary Shares and 3,600,000 PubCo Class B Ordinary Shares to be issued to the current Real Messenger shareholders; (ii) includes the issuance of 3,424,047 PubCo Ordinary Shares to the Nova Vision shareholders in connection with the Redomestication Merger (assuming there are no Nova Vision shareholders who exercise their redemption rights and an aggregate of 605,750 shares are issued upon conversion of the NOVA Rights, including private rights); (iii) includes the issuance of 466,233 PubCo Ordinary Shares to holders of convertible promissory notes issued by Nova Vision; (iv) includes the 500,000 additional PubCo Ordinary Shares to be transferred from the Sponsor to the 2023 Private Placement Investors; and (v) assumes that no exercise of the PubCo Warrants.

	PubCo Ordinary Shares			Voting Power (%)
Name and Address of Beneficial Owner(1)	Number		%	%
Executive Officers and Directors
Kwai Hoi, Ma	4,700,000	[2]	43.56	85.90
Elaine Yee Ling Ho	-		-	-
Eric Ping Hang Wong	100,000		0.93	0.23
Matthew Smith	-		-	-
David Wai-Keung Chung	-		-	-
Chun Fung Horace Ma	-		-	-
All Executive Officers and Directors as a group	4,800,000		44.49	86.13

	PubCo Ordinary Shares			Voting Power (%)
Name and Address of Beneficial Owner(1)	Number		%	%
5% Or Greater Holders
Kwai Hoi, Ma	4,700,000	[2]	43.56	85.90
Bloomington DH Holdings Limited[3]	3,300,000		30.58	57.65
Edinburgh DH Holdings Limited[4]	1,400,000		12.98	28.25
Fantastic Global Venture Limited	700,000		6.49	1.62
TKO Investment Limited	900,000		8.34	2.08
Nova Pulsar Holdings Limited	1,401,983		12.99	3.25

* Less than 1%.

1 Unless otherwise indicated, the business address of each of the individuals or entities is c/o 695 Town Center Drive, Suite 1200, Costa Mesa, CA 92626. The business address for Eric Ping Hang Wong is c/o Nova Vision Acquisition Corp., 2 Havelock Road, #07-12, Singapore 059763.

2 Includes (i) 2,400,000 Class B ordinary shares and 900,000 Class A ordinary shares owned by Bloomington DH Holdings Limited, a holding company owned and controlled by Kwai Hoi, Ma; and (ii) 1,200,000 Class B ordinary shares and 200,000 Class A ordinary shares owned by Edinburgh DH Holdings Limited, a holding company owned and controlled by the spouse of Kwai Hoi, Ma.3

3 Holding company owned and controlled by Kwai Hoi, Ma.

4 Holding company owned and controlled by the spouse of Kwai Hoi, Ma.

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CERTAIN TRANSACTIONS

Certain Transactions of Nova Vision

In March 2021, 1,150,000 insider shares were issued to the sponsor for an aggregate purchase price of $25,000, and 100,000 insider shares were issued to Poseidon Ocean Corporation, Nova Vision’s advisor, as consideration for its agreeing to be advisor to the NOVA Board. In April 2021, the Sponsor transferred 240,000 insider shares to Nova Vision’s officers, directors and advisor and Nova Vision further allotted an aggregate of 187,500 insider shares to the Sponsor, resulting in an aggregate of 1,437,500 ordinary shares outstanding to the Initial Shareholders.

Simultaneously with the closing of the IPO, Nova Vision consummated a private placement with its sponsor of 307,500 Private Units at a price of $10.00 per Private Unit, generating total proceeds of $3,075,000.

As of December 31, 2021, Nova Vision had temporary advances of $9,086 from a related party for the payment of costs related to the Initial Public Offering. The balance is unsecured, interest-free and has no fixed terms of repayment.

In order to meet our working capital needs following the consummation of the IPO, the Initial Shareholders, officers and directors and their respective affiliates may, but are not obligated to, loan funds to Nova Vision, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of Nova Vision’s initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of its initial business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 50,000 ordinary shares, warrants to purchase 25,000 ordinary shares and rights to receive 5,000 ordinary shares if $500,000 of notes were so converted). Nova Vision’s shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of its initial business combination. If Nova Vision does not complete a business combination, the loans would be repaid out of funds not held in the Trust Account, and only to the extent available.

The holders of Nova Vision’s insider shares, as well as the holders of the private units (and all underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the IPO. The holders of a majority of these securities are entitled to make up to two demands that Nova Vision registers such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the private units or securities issued in payment of working capital loans can elect to exercise these registration rights at any time after Nova Vision consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to Nova Vision’s consummation of a business combination. Nova Vision will bear the expenses incurred in connection with the filing of any such registration statements.

Nova Pulsar Holdings Limited, the sponsor, has agreed that, commencing on April 1, 2021, it will make available to Nova Vision certain general and administrative services, including office space, utilities and administrative support, as Nova Vision may require from time to time. Nova Vision has agreed to pay $10,000 per month for these services. However, pursuant to the terms of such agreement, Nova Vision may delay payment of such monthly fee upon a determination by its audit committee that it lacks sufficient funds held outside the trust to pay actual or anticipated expenses in connection with its initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of such an initial business combination. Nova Vision believes that the fee charged by Nova Pulsar Holdings Limited is at least as favorable as it could have obtained from an unaffiliated person.

On August 4, 2022, the Sponsor extended the time available to Nova Vision to complete the Business Combination to November 10, 2022 by depositing $575,000 into its Trust Account. In conjunction with the extension, Nova Vision issued unsecured promissory notes in the aggregate principal amount of $575,000 to the Sponsor in exchange for it depositing such amount into the Trust Account. The notes are non-interest bearing and due upon the consummation of a Business Combination. In addition, the notes may be converted at the lender’s discretion into units identical to the units issued in the IPO at a price of $10.00 per unit.

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Other than the fees described above, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of the Initial Shareholders, officers or directors who owned Nova Ordinary Shares prior to the IPO, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

Nova Vision will reimburse its officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on Nova Vision’s behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the Trust Account, such expenses would not be reimbursed by Nova Vision unless it consummates an initial business combination. Nova Vision’s audit committee will review and approve all reimbursements and payments made to any Initial Shareholder or member of the management team, or Nova Vision’s or their respective affiliates, and any reimbursements and payments made to members of the audit committee will be reviewed and approved by the NOVA Board, with any interested director abstaining from such review and approval.

All ongoing and future transactions between Nova Vision and any of its officers and directors or their respective affiliates will be on terms believed by Nova Vision to be no less favorable to it than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of Nova Vision’s uninterested “independent” directors (to the extent there are any) or the members of the NOVA Board who do not have an interest in the transaction, in either case who had access, at Nova Vision’s expense, to its attorneys or independent legal counsel. Nova Vision will not enter into any such transaction unless its disinterested “independent” directors (or, if there are no “independent” directors, its disinterested directors) determine that the terms of such transaction are no less favorable to it than those that would be available to it with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics, which Nova Vision has adopted upon consummation of the IPO, will require it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) Nova Vision or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Nova Ordinary Shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Nova Vision also requires each of its directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent Nova Vision enters into such transactions. All ongoing and future transactions between Nova Vision and any of its officers and directors or their respective affiliates will be on terms believed by it to be no less favorable to it than are available from unaffiliated third parties. Such transactions will require prior approval by the audit committee and a majority of the uninterested “independent” directors, or the members of the NOVA Board who do not have an interest in the transaction, in either case who had access, at Nova Vision’s expense, to its attorneys or independent legal counsel. Nova Vision will not enter into any such transaction unless its audit committee and a majority of its disinterested “independent” directors determine that the terms of such transaction are no less favorable to it than those that would be available to it with respect to such a transaction from unaffiliated third parties. Additionally, Nova Vision requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

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These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, Nova Vision has agreed not to consummate a business combination with an entity which is affiliated with any of the Initial Shareholders unless Nova Vision obtain an opinion from an independent investment banking firm that the business combination is fair to its unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of Nova Vision’s existing officers, directors or Initial Shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

Certain Transactions of Real Messenger

1)	Nature of relationships with related parties

Name	Relationship with the Company
Kwai Hoi, Ma	Co-founder, Chief Executive Officer and director of Real Messenger
Fredrik Eklund	Former Co-founder, and former Chief Visionary Officer of Real Messenger
Mui Ko	Spouse of Mr. Kwai Hoi, Ma
Tai Sang Technology Limited	Controlled by Mr. Kwai Hoi, Ma
True Blue	Controlled by Mr. Fredrik Eklund
Edinburgh DH Holdings Limited	Controlled by Ms. Mui Ko
Fantastic Global Venture Limited	Controlled by immediate family member of Mr. Kwai Hoi, Ma

2)	Transactions with related parties

	For the Years Ended March 31,
	2024	2023
Borrowings from related parties (a)
Kwai Hoi, Ma	$3,536,592	$976,941
Mui Ko	1,409,014	-
	$4,945,606	$976,941

Repayment of borrowings to related parties
Kwai Hoi, Ma	$4,253,628	$1,276
Mui Ko	409,014	-
	$4,662,642	$1,276

Payment of operating expenses of behalf of Real Messenger (b)
Kwai Hoi, Ma	$791,871	$4,256,995

Payment of deferred offering costs (b)
Kwai Hoi, Ma	$-	$200,000

Purchase of property and equipment on behalf of Real Messenger (b)
Kwai Hoi, Ma	$12,621	$31,722

Purchase of marketing expenses
True Blue	$451,613	$375,000

Interest expense of convertible promissory notes - related parties
Edinburgh DH Holdings Limited	$12,951	$-
Fantastic Global Venture Limited	4,382	-
	$17,333	$-

(a)	The borrowings from the related party were interest free and repayable on demand.
(b)	The payment amounts of operating expenses, deferred offering costs and purchasing property and equipment on behalf of Real Messenger were subject to repayment to Mr. Kwai Hoi, Ma.

3)	Balances with related parties

As of March 31, 2024 and 2023, the balances due to related parties were as follows:

	March 31, 2024	March 31, 2023
Kwai Hoi, Ma	$87,456	$-
Edinburgh DH Holdings Limited	12,951	-
Fantastic Global Venture Limited	4,382	-
	$104,789	$-

4)	Convertible promissory notes with related parties

On October 4, 2023, Real Messenger issued convertible promissory notes of $1,000,000 and $3,500,000 to Edinburgh DH Holdings Limited and Fantastic Global Venture Limited, respectively, with simple interest on the outstanding principal amount at the rate of 3% per annum and maturity date on September 30, 2024. Pursuant to the extension to convertible promissory notes agreement dated July 12, 2024, the due date of the convertible promissory notes was extended to July 31, 2025. Interest expenses of convertible promissory notes - related parties were of $17,333 and $nil for the years ended March 31, 2024 and 2023, respectively.

Policies and Procedures for Related Party Transactions

The PubCo’s board of directors will establish an audit committee, to be effective upon the effectiveness of the registration statement of which this proxy statement/prospectus is a part, which will be tasked with review and approval of all related party transactions.

Employment Agreements and Indemnification Agreements

Prior to or concurrently with the Closing, PubCo will enter into employment agreements with all executive officers also include confidentiality and non-disclosure restrictions and non-competition and non-solicitation restrictions that apply during employment for certain periods following termination of employment. A form of such employment agreement is filed as Exhibit 10.8 to this proxy statement/prospectus.

PubCo will enter into indemnification agreements with each of its directors. Under these agreements, PubCo may agree to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of PubCo.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders (defined below) of NOVA Ordinary Shares, (ii) of the Redomestication Merger to U.S. Holders of NOVA Ordinary Shares (excluding any redeemed shares), NOVA Rights, and NOVA Warrants (collectively, the “Nova Vision securities”), (iii) of the Acquisition Merger to U.S. Holders of Real Messenger ordinary shares and Real Messenger warrants (collectively, the “Real Messenger securities”) and (iv) of the subsequent ownership and disposition of PubCo Ordinary Shares and PubCo Warrants (collectively, the “PubCo securities”) received in the Business Combination by U.S. Holders. In addition, the following includes a general discussion of certain U.S. federal income tax consequences of the Business Combination to Nova Vision and PubCo.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a holder as a result of the Business Combination or as a result of the ownership and disposition of PubCo securities. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any U.S. state and local, or non-U.S. tax laws, except as discussed herein, any tax reporting obligations of a holder of Nova Vision securities, Real Messenger securities or PubCo securities. Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Business Combination or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to U.S. Holders that hold Nova Vision securities or Real Messenger securities and, after the completion of the Business Combination, PubCo securities, as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

●	banks or other financial institutions, underwriters, or insurance companies;

●	traders in securities who elect to apply a mark-to-market method of accounting;

●	real estate investment trusts and regulated investment companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

●	expatriates or former citizens or long-term residents of the United States;

●	subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

●	any holder that is not a U.S. Holder;

●	dealers or traders in securities, commodities or currencies;

●	grantor trusts;

●	persons subject to the alternative minimum tax;

●	U.S. persons whose “functional currency” is not the U.S. dollar;

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●	persons who received shares of NOVA Ordinary Shares or Real Messenger ordinary shares through the issuance of restricted stock under an equity incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

●	persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding NOVA Ordinary Shares or Real Messenger ordinary shares, or, after the Business Combination, the issued PubCo Ordinary Shares (excluding treasury shares);

●	holders holding Nova Vision securities or Real Messenger securities, or, after the Business Combination, PubCo securities, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

●	controlled foreign corporations, PFICs, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation section 1.367(b)-3(b)(1)(ii); or

●	the Sponsor or its affiliates.

As used in this proxy statement/prospectus, the term “U.S. Holder” means a beneficial owner of Nova Vision securities or Real Messenger securities, and, after the Business Combination, PubCo securities received in the Business Combination, that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds Nova Vision securities or Real Messenger securities, and, after the completion of the Business Combination, PubCo securities received in the Business Combination, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of PubCo securities received in the Business Combination.

Because the NOVA Units will be separated into their component parts immediately prior to the consummation of the Business Combination, a beneficial owner of a NOVA Unit should be treated as the owner of the underlying component Nova Vision securities for U.S. federal income tax purposes. The discussion below with respect to Nova Vision securities should also apply to holders of Nova Vision Units (as the deemed owner of the underlying component Nova Vision securities).

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE BUSINESS COMBINATION. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF NOVA VISION SECURITIES, REAL MESSENGER SECURITIES AND, AFTER THE BUSINESS COMBINATION, PUBCO SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF NOVA VISION SECURITIES OR REAL MESSENGER SECURITIES SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE BUSINESS COMBINATION AND OF THE OWNERSHIP AND DISPOSITION OF PUBCO SECURITIES AFTER THE BUSINESS COMBINATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

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Certain U.S. Federal Income Tax Consequences of Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its NOVA Ordinary Shares for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the NOVA Ordinary Shares under Section 302 of the Code or is treated as a corporate distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the NOVA Ordinary Shares, subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the NOVA Ordinary Shares surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the NOVA Ordinary Shares redeemed exceeds one year. It is unclear, however, whether the redemption rights with respect to the NOVA Ordinary Shares may suspend the running of the applicable holding period for this purpose. Long-term capital gain realized by a non-corporate U.S. Holders is currently taxed at a reduced rate. The deductibility of capital losses is subject to limitations.

If the redemption does not qualify as a sale or exchange of NOVA Ordinary Shares, subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status,” the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Nova Vision’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the NOVA Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the NOVA Ordinary Shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will not be eligible for the dividends received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the NOVA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of NOVA Ordinary Shares treated as held by the U.S. Holder (including any NOVA Ordinary Shares constructively owned by the U.S. Holder as a result of owning NOVA Warrants or NOVA Rights) relative to all of the NOVA Ordinary Shares outstanding both before and after the redemption. The redemption of NOVA Ordinary Shares generally will be treated as a sale or exchange of the NOVA Ordinary Shares (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in Nova Vision or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only NOVA Ordinary Shares actually owned by the U.S. Holder, but also NOVA Ordinary Shares that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include NOVA Ordinary Shares which could be acquired pursuant to the exercise of the NOVA Warrants or NOVA Rights. In order to meet the substantially disproportionate test, (i) the percentage of Nova Vision’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of NOVA Ordinary Shares must be less than 80% of the percentage of Nova Vision’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of Nova Vision’s outstanding stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of Nova Vision stock entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the NOVA Ordinary Shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the NOVA Ordinary Shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other NOVA Ordinary Shares. The redemption of the NOVA Ordinary Shares will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Nova Vision. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Nova Vision will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

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If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of those rules regarding corporate distributions, any remaining tax basis of the U.S. Holder in the redeemed NOVA Ordinary Shares will be added to the U.S. Holder’s adjusted tax basis in its remaining NOVA Ordinary Shares, or, if it has none, to the U.S. Holder’s adjusted tax basis in its NOVA Warrants or possibly in other NOVA Ordinary Shares constructively owned by it. Shareholders who hold different blocks of NOVA Ordinary Shares (generally, shares of Nova Vision purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Because the Redomestication Merger will occur prior to the redemption of U.S. Holders that exercise redemption rights with respect to NOVA Ordinary Shares, U.S. Holders exercising such redemption rights, will be subject to the potential tax consequences of Section 367(a) of the Code and the tax rules relating to PFICs as a result of the Redomestication Merger (as discussed further below).

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their NOVA Ordinary Shares pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences of the Redomestication Merger to U.S. Holders

The U.S. federal income tax consequences of the Business Combination to U.S. Holders will depend on whether the Redomestication Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code. The provisions of the Code that govern reorganizations are complex and are based on typical transaction structures effected under U.S. law. U.S. Holders should be aware that the completion of the Business Combination is not conditioned on the receipt of an opinion of counsel that the Redomestication Merger qualifies as a “reorganization,” and that none of Nova Vision or PubCo has requested nor intends to request a ruling from the IRS with respect to the U.S. federal income tax treatment of the Business Combination. There can be no assurance that the IRS will not take a contrary position to views expressed herein or that a court will not agree with a contrary position of the IRS.

Although U.S. persons generally do not recognize gain or loss on the receipt of stock pursuant to a “reorganization” under Section 368 of the Code, Section 367(a) of the Code, and Treasury Regulations promulgated thereunder, require 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations to recognize gain (but not loss) with respect to certain cross-border reorganizations. However, Section 367(a) should not apply to the Redomestication Merger in a manner that causes gain recognition to 5 Percent Holders who do not enter into a GRA under applicable Treasury Regulations, unless the exchange of Nova Vision securities for PubCo securities is considered to be an indirect stock transfer under the applicable Treasury Regulations. For this purpose, an indirect stock transfer may occur if PubCo transfers the assets it acquires from Nova Vision pursuant to the Redomestication Merger to certain subsidiary corporations in connection with the Business Combination. There are significant factual and legal uncertainties concerning the determination of whether the requirements of Section 367(a) will be satisfied which are not discussed herein. The rules under Section 367(a) of the Code and Section 368 of the Code are complex and there is limited guidance as to their application, particularly with regard to indirect stock transfers in cross-border reorganizations. If you believe that you will be a 5 Percent Holder, you are strongly urged to consult your tax advisor regarding the effect of the Business Combination to you taking into account the rules of Section 367(a) of the Code (including the possibility of entering into a GRA under applicable Treasury Regulations). In addition, U.S. Holders may be subject to the PFIC rules discussed below “— Passive Foreign Investment Company Status.” Accordingly, no assurance can be given as to whether an indirect stock transfer will occur in connection with the Business Combination or that U.S. Holders will not recognize gain, if any, as a result of the exchange of Nova Vision securities for PubCo securities.

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Because the Redomestication Merger will occur immediately prior to the redemption of U.S. Holders that exercise redemption rights with respect to NOVA Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of the Redomestication Merger. All holders considering exercising redemption rights with respect to their Public Shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Redomestication Merger and exercise of redemption rights.

If the Redomestication Merger Qualifies as a Reorganization

Subject to the PFIC rules discussed below, if the Redomestication Merger qualifies as a “reorganization” under the provisions of Section 368 of the Code, and provided that it is not treated as an indirect stock transfer, a U.S. Holder that exchanges its Nova Vision securities pursuant to the Redomestication Merger should not recognize gain or loss on the exchange of Nova Vision securities for PubCo securities. The aggregate adjusted tax basis of a U.S. Holder in the PubCo securities received as a result of the Redomestication Merger should equal the aggregate adjusted tax basis of the NOVA securities surrendered in the exchange. A U.S. Holder’s holding period for the PubCo securities received in the exchange should include the holding period for the Nova Vision securities surrendered in the exchange. If Section 367(a) of the Code applies to the Redomestication Merger, as described above, a 5 Percent Holder who does not enter into a GRA under applicable Treasury Regulations, may be required to recognize gain (but not loss) as a result of the Redomestication Merger.

Because the Redomestication Merger will occur immediately prior to the redemption of holders that exercise redemption rights with respect to NOVA Ordinary Shares, U.S. Holders exercising such redemption rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Redomestication Merger.

If the Redomestication Merger Does Not Qualify as a Reorganization

If the Redomestication Merger fails to qualify as a “reorganization” within the meaning of Section 368 of the Code, and subject to the PFIC rules discussed below under the heading “— Passive Foreign Investment Company Status,” a U.S. Holder that exchanges its Nova Vision securities for PubCo securities in the Redomestication Merger will recognize gain or loss equal to the difference between (i) the sum of the fair market value of the PubCo securities received and (ii) the U.S. Holder’s adjusted tax basis in the Nova Vision securities exchanged therefor. A U.S. Holder’s aggregate tax basis in the PubCo securities received will be the fair market value of those securities on the date the U.S. Holder receives them. The U.S. Holder’s holding period for the PubCo securities received pursuant to the Redomestication Merger will begin on the day after the date the U.S. Holder receives such PubCo securities.

Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the U.S. Holder’s holding period for the Nova Vision securities exceeds one year at the time of the Redomestication Merger. Long-term capital gains of non-corporate U.S. Holders currently are subject to reduced rates of U.S. federal income taxation. However, it is unclear whether the redemption rights with respect to the NOVA Ordinary Shares may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations under the Code. Any such gain or loss recognized by a U.S. Holder will generally be treated as U.S. source gain or loss.

Notwithstanding the foregoing, if the Redomestication Merger fails to qualify as a “reorganization” under the provisions of Section 368 of the Code and Nova Vision has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of Nova Vision securities has not made certain elections with respect to its Nova Vision securities), such U.S. Holder would be subject to tax under the PFIC rules on any gain on the exchange of its Nova Vision securities for the consideration under the Business Combination, as discussed below, “U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Status.”

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U.S. Holders should consult their own tax advisors as to the particular consequences to them of the exchange of Nova Vision securities for PubCo securities pursuant to the Business Combination, the qualification of the Redomestication Merger as a reorganization, and the potential application of Section 367(a) to the Redomestication Merger.

Passive Foreign Investment Company Status

Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder if Nova Vision, PubCo, or any of its subsidiaries, is treated as a PFIC for any taxable year during which the U.S. Holder holds Nova Vision securities, or after the Business Combination, PubCo securities. A non-U.S. corporation will be classified as a PFIC for any taxable year (a) if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interest by value, is passive income, or (b) if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interest by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, Nova Vision has not provided assurance that it was not a PFIC for its 2021 taxable year or for any prior year. If (a) Nova Vision has been a PFIC for any taxable year during the holding period of a U.S. Holder (and a U.S. Holder of Nova Vision securities has not made certain elections with respect to its Nova Vision securities), and (b) PubCo is not a PFIC in the taxable year of the Business Combination and the Redomestication Merger does not qualify as a “reorganization” under Section 368 of the Code, such U.S. Holder would likely recognize gain (but not loss if the Redomestication Merger qualifies as a “reorganization”) upon the exchange of Nova Vision securities for PubCo securities pursuant to the Redomestication Merger. The gain (or loss) would be computed as described above under “— If the Redomestication Merger Does Not Qualify as a Reorganization.” Any such gain recognized by such U.S. Holder on the exchange of Nova Vision securities for PubCo securities would be allocated ratably over the U.S. Holder’s holding period for the Nova Vision securities. Such amounts allocated for the current taxable year and any taxable year prior to the first taxable year in which Nova Vision was a PFIC would be treated as ordinary income, and not as capital gain, in the U.S. Holder’s taxable year, and such amounts allocated to each other taxable year beginning with the year that Nova Vision became a PFIC would be taxed at the highest tax rate in effect for each year to which the gain was allocated, together with a special interest charge on the tax attributable to each such year.

Likewise, whether PubCo or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of PubCo Ordinary Shares and how, and how quickly,

PubCo uses liquid assets and cash obtained in the Business Combination may influence whether PubCo or any of its subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether PubCo or any of its subsidiaries will be treated as a PFIC for the taxable year of the Business Combination or for future taxable years, and there can be no assurance that PubCo or any of its subsidiaries will not be treated as a PFIC for any taxable year. Moreover, PubCo does not expect to provide a PFIC annual information statement for 2023 or going forward, which will preclude U.S. Holders from making or maintaining a “qualified electing fund” election under Section 1295 of the Code.

If Nova Vision securities, or after the Business Combination, PubCo were determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Nova Vision securities or PubCo securities and, in the case of NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares, the U.S. Holder did not make a valid “mark-to-market” election, such U.S. Holder generally will be subject to special rules with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of Nova Vision securities or PubCo securities (including a redemption treated as a sale or exchange); and

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●	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such ordinary shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for NOVA securities, or after the Business Combination, PubCo securities;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. holder recognized gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Nova Vision’s or PubCo’s first taxable year in which Nova Vision or PubCo is a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

Although a determination as to Nova Vision’s, or after the Business Combination, PubCo’s PFIC status will be made annually, an initial determination that Nova Vision, or after the Business Combination, PubCo is a PFIC will generally apply for subsequent years to a U.S. Holder who held Nova Vision securities while Nova Vision was a PFIC, or after the Business Combination, PubCo securities while PubCo was a PFIC, whether or not Nova Vision, or after the Business Combination, PubCo meets the test for PFIC status in those subsequent years.

If a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares and for which Nova Vision, or after the Business Combination, PubCo is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares as long as such shares continue to be treated as marketable stock. Instead, in general, the U.S. Holder will include as ordinary income each year that Nova Vision, or after the Business Combination, PubCo is treated as a PFIC the excess, if any, of the fair market value of its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares at the end of its taxable year over the adjusted basis in its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its NOVA Ordinary Share, or after the Business Combination, PubCo Ordinary Shares over the fair market value of its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously recognized income as a result of the mark-to-market election). The U.S. Holder’s adjusted tax basis in its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares in a taxable year in which PubCo is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares and for which Nova Vision, or after the Business Combination, PubCo is treated as a PFIC. Currently, a mark-to-market election may not be made with respect to NOVA Warrants, or after the Business Combination, PubCo Warrants.

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The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which NOVA Ordinary Shares are listed, and, after the Business Combination, on which PubCo intends to list the Ordinary Shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter, but no assurances can be given in this regard with respect to the NOVA Ordinary Share, or after the Business Combination, PubCo Ordinary Shares. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect of NOVA Ordinary Shares, or after the Business Combination, PubCo Ordinary Shares under their particular circumstances.

If Nova Vision, or after the Business Combination, PubCo is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Nova Vision, or after the Business Combination, PubCo were to receive a distribution from, or dispose of all or part of Nova Vision’s, or after the Business Combination, PubCo’s interest in, the lower-tier PFIC (even though such U.S. Holder would not receive the proceeds of those distributions or dispositions) or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a mark-to-market election is or has been made) with such U.S. Holder’s U.S. federal income tax return and provide any such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of Nova Vision securities, or after the Business Combination, PubCo securities should consult their own tax advisors concerning the application of the PFIC rules to Nova Vision securities, or after the Business Combination, PubCo securities under their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding. Backup withholding generally will not apply, however, to a U.S. holder if (i) the U.S. holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A Non-U.S. holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its non-U.S. status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and a holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the Real Messenger Ordinary Shares or PubCo Ordinary Shares. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Prospective investors should consult their professional advisors on the possible tax consequences of buying, holding or selling any shares under the laws of their country of citizenship, residence or domicile.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of Real Messenger Ordinary Shares or PubCo securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Real Messenger Ordinary Shares or PubCo securities, as the case may be, nor will gains derived from the disposal of Real Messenger Ordinary Shares or PubCo securities be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to PubCo levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed, in or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands are not party to any double tax treaties that are applicable to any payments made to or by PubCo. There are no exchange control regulations or currency restrictions in the Cayman Islands.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (As Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. PubCo is required to comply with the economic substance requirements and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

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SHARES ELIGIBLE FOR FUTURE SALE

According to the PubCo Amended and Restated Memorandum and Articles of Association, the authorized share capital of PubCo is $50,000 divided into 500,000,000 PubCo Ordinary Shares of par value of $0.0001 each, comprising of (i) 488,000,000 PubCo Class A Ordinary Shares and 12,000,000 PubCo Class B Ordinary Shares. All of the PubCo Ordinary Shares issued in connection with the Redomestication Merger will be freely transferable by persons other than by PubCo’s “affiliates” without restriction under the Securities Act, subject to the restrictions detailed below. The PubCo Ordinary Shares issued in the Acquisition Merger will also be registered at the closing, but will be subject to the lock-up agreements described below. Sales of substantial amounts of PubCo Ordinary Shares in the public market could adversely affect prevailing market prices of the PubCo Ordinary Shares. Prior to the Business Combination, there has been no public market for PubCo Ordinary Shares. PubCo intends to apply for listing of the PubCo Ordinary Shares and PubCo Warrants on Nasdaq, but it cannot be assured that a regular trading market will develop in the PubCo Ordinary Shares or PubCo Warrants.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and PubCo’s Memorandum and Articles of Association, the fully paid-up ordinary shares are freely transferable. Shares may be transferred by a duly signed instrument of transfer in any usual common form or in a form acceptable to the directors and the applicable securities laws in the relevant jurisdictions. The directors may decline to register any transfer unless, among other things, evidence of payment of any stamp duty payable with respect to the transfer is provided together with other evidence as the directors may require to show the right of the transferor to make the transfer. PubCo will replace lost or destroyed certificates for shares upon notice to it and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

Lock-up Agreements

No less than 100% of the shares to be issued in the Acquisition Merger to the current Real Messenger shareholders and the Initial Shareholders will be subject to certain restrictions on sale and cannot be sold for twelve (12) months from the date of the Business Combination.

PubCo Options

In connection with the Business Combination, Nova Vision and Real Messenger have agreed that PubCo shall adopt the Incentive Plan. The Incentive Plan provides for the issuance of up to an aggregate of an amount of PubCo Class A Ordinary Shares equal to 20% of the outstanding PubCo Ordinary Shares as of the Closing (and after giving effect to all redemptions). See “PubCo’s Directors and Executive Officers after the Business Combination —Incentive Plan.”

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates or anyone acting on their behalf, while Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

PubCo is a foreign issuer as defined in Regulation S. As a foreign issuer, securities that PubCo sells outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by PubCo’s affiliates. Generally, subject to certain limitations, holders of PubCo’s restricted shares who are not affiliates of PubCo or who are affiliates of PubCo by virtue of their status as an officer or director of PubCo may, under Regulation S, resell their restricted shares in an “offshore transaction” if none of the shareholder, its affiliate nor any person acting on their behalf engages in directed selling efforts in the United States and, in the case of a sale of PubCo restricted shares by an officer or director who is an affiliate of PubCo solely by virtue of holding such position, no selling commission, fee or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent. Additional restrictions are applicable to a holder of PubCo restricted shares who will be an affiliate of PubCo other than by virtue of his or her status as an officer or director of PubCo.

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PubCo is not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Rule 144

All of PubCo Ordinary Shares that will be outstanding upon the consummation of the Business Combination, other than those equity shares issued and registered in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after the date of this proxy statement/prospectus, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of PubCo and has beneficially owned PubCo’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about PubCo. Persons who are affiliates of PubCo and have beneficially owned PubCo’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then issued equity shares of the same class which, immediately after the Business Combination, will equal [ ] equity shares (assuming redemption by holders of [ ] Nova Vision shares); or

●	the average weekly trading volume of PubCo Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of PubCo under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about PubCo.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of PubCo’s employees, consultants or advisors who purchases equity shares from PubCo in connection with a compensatory stock plan or other written agreement executed prior to the consummation of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

At the closing of the Business Combination, PubCo will enter into the Registration Rights Agreement with certain existing Nova Vision’s shareholders and with the Real Messenger Shareholders with respect to certain shares, units, private units (and the private shares, private warrants and private rights included therein) to the extent they own at the closing. The Registration Rights Agreement will provide certain demand registration rights and piggyback registration rights to the shareholders, subject to underwriter cutbacks and issuer blackout periods. PubCo will agree to pay certain fees and expenses relating to registrations under the Registration Rights Agreement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the actual agreement, a form of which was filed as Exhibit 10.5 to Nova Vision’s Current Report on Form 8-K, filed with the SEC on March 28, 2023, and is incorporated herein by reference.

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DESCRIPTION OF PUBCO’S SECURITIES

PubCo is an exempted company with limited liability incorporated under the laws of the Cayman Islands company. Its affairs are governed by its memorandum and articles of association, as amended and restated from time to time, the Companies Act (Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

PubCo Ordinary Shares

Immediately prior to the consummation of the Redomestication Merger, PubCo shall amend its memorandum and articles of association, which amendment is referred to herein as the “PubCo Amended and Restated Memorandum and Articles of Association”. The following includes a summary of the terms of PubCo Ordinary Shares, based on PubCo Amended and Restated Memorandum and Articles of Association and Cayman Islands law.

General. Immediately prior to the consummation of the Business Combination, PubCo’s authorized share capital is US$50,000 divided into 488,000,000 class A ordinary shares of par value of $0.0001 each and 12,000,000 class B ordinary shares of par value of $0.0001 each. All of PubCo’s issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. PubCo shall not issue shares or warrants to bearer. PubCo’s shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares.

Dividends. The holders of PubCo Ordinary Shares are entitled to such dividends as may be declared by its the PubCo’s board of directors subject to the PubCo Amended and Restated Memorandum and Articles of Association and the Companies Act. In addition, PubCo’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. The PubCo Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of any funds of the PubCo lawfully available for distribution. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution of the PubCo’s shareholders, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest. No dividend may be declared and paid unless PubCo’s directors determine that, immediately after the payment, PubCo will be able to pay its debts as they become due in the ordinary course of business and PubCo has funds lawfully available for such purpose.

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Voting Rights. In respect of all matters subject to a shareholders’ vote, each PubCo Class A Ordinary Share is entitled to one vote and each PubCo Class B Ordinary Share is entitled to ten votes. Subject to any rights or restrictions as to voting attached to any shares, unless otherwise required under the Companies Act or by the PubCo Amended and Restated Memorandum and Articles of Association, holders of PubCo Class A Ordinary Share and PubCo Class B Ordinary Share shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders of the PubCo. On a show of hands every shareholder of the PubCo who is present in person and every person representing a shareholder of the PubCo by proxy shall have one vote per PubCo Ordinary Share, an individual who represents two or more shareholders of the PubCo, including a shareholder of the PubCo in that individual’s own right, that individual shall be entitled to a separate vote for each shareholder of the PubCo. On a poll, unless any share carries special voting rights, every shareholder of the PubCo who is present in person and every person representing a shareholder of the PubCo by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, unless the shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all shareholders of the PubCo holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either in person or by proxy.

General Meetings. As a Cayman Islands exempted company, the PubCo is not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, PubCo may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by the board of directors of the PubCo. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The chairperson or a majority of directors of the PubCo (acting by a resolution of PubCo’s board of directors) may convene general meetings whenever they think fit. General meetings of the PubCo shall also be convened on the written requisition of one or more of the shareholders of the PubCo entitled to attend and vote at the general meetings of the PubCo who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the PubCo Amended and Restated Memorandum and Articles of Association, specifying the purpose of the meeting and signed by or on behalf of each of the shareholders of the PubCo making the requisition. If the directors of the PubCo do not convene such meeting within 21 calendar days’ from the date of deposit of the written requisition, those shareholders of the PubCo who requested the meeting or any of them representing more than one-half of the total voting rights of all of them, may convene the general meeting themselves within three months after the end of such period of 21 calendar days in which case reasonable expenses incurred by them as a result of the directors of the PubCo failing to convene a meeting shall be reimbursed by us.

At least 7 calendar days’ notice of a general meeting shall be given to shareholders of the PubCo entitled to attend and vote at such meeting. The notice shall specify the place, the date and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors of the PubCo.

Subject to the Companies Act and with the consent of the shareholders of the PubCo who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of (a) if PubCo has only one shareholder: that shareholder; (b) if the PubCo has more than one shareholder, then (i) subject to requirement (ii) set forth below, two or more shareholders holding PubCo Class B Ordinary Share carrying the right to vote at such general meeting; or (ii) for so long as the PubCo’s shares are listed on a designated stock exchange, one or more shareholders of the PubCo holding shares that represent not less than one-third of the outstanding shares of the PubCo carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the directors of the PubCo. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the shareholders of the PubCo present in person or by proxy shall constitute a quorum.

The chairman at such meeting of the PubCo may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven calendar days or more, notice of the adjourned meeting shall be given in accordance with the PubCo Amended and Restated Memorandum and Articles of Association.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not at least ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

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Transfer of Ordinary Shares. Subject to the restrictions in the PubCo Amended and Restated Memorandum and Articles of Association as set out below, any of PubCo’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by PubCo’s board of directors. The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into the register of members of the PubCo in respect of the relevant shares of the PubCo.

PubCo’s board of directors may, in its absolute discretion, decline to register any transfer of any shares of the PubCo which is not fully paid up or on which PubCo has a lien. PubCo’s board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with the PubCo, accompanied by the certificate for the shares of the PubCo to which it relates and such other evidence as PubCo’s board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares of the PubCo;

●	the instrument of transfer is properly stamped, if required;

●	the PubCo Ordinary Share transferred is fully paid and free of any lien in favor of the PubCo; and

●	any fee related to the transfer has been paid to the PubCo; and

●	the transfer is not more than four joint holders.

If PubCo’s board of directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the PubCo’s register of members closed at such times and for such periods as PubCo’s board of directors may, in their absolute discretion, from time to time determine. The registration of transfers, however, shall not be suspended, and the PubCo’s register of members may not be closed, for more than 30 calendar days in any year.

Liquidation. If the PubCo is wound up, the PubCo’s shareholders may, subject to the PubCo Amended and Restated Memorandum and Articles of Association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

●	to divide in specie among the shareholders of the PubCo the whole or any part of the PubCo’s assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the PubCo’s shareholders or different classes of PubCo’s shareholders; and/or

●	to vest the whole or any part of the assets in trustees for the benefit of the PubCo’s shareholders and those liable to contribute to the winding up.

The PubCo’s directors have the authority to present a petition for the PubCo’s winding up to the Grand Court of the Cayman Islands on behalf of the PubCo without the sanction of a resolution passed at a general meeting.

Redemption, Repurchase and Surrender of Ordinary Shares. Subject to the Companies Act and any rights for the time being conferred on the PubCo’s shareholders holding a particular class of shares, the PubCo may by action of the PubCo’s directors:

●	issue shares that are to be redeemed or liable to be redeemed, at the PubCo’s option or the PubCo’s shareholder holding those redeemable shares, on the terms and in the manner the PubCo’s directors determine before the issue of those shares;

●	with the consent by special resolution of the PubCo’s shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at the PubCo’s option on the terms and in the manner which the PubCo’s directors determine at the time of such variation; and

●	purchase all or any of the PubCo’s own shares of any class including any redeemable shares on the terms and in the manner which the PubCo’s directors determine at the time of such purchase.

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The PubCo may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, the PubCo’s profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the PubCo’s directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Variations of Rights of Shares. Whenever the PubCo’s capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed by a majority of not less than two-thirds of the holders of shares of the class voting in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder of the PubCo holding PubCo’s shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

For the purposes of a separate class meeting, the directors may treat two or more or all the classes of Shares as forming one class of Shares if the directors consider that such classes of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

Inspection of Books and Records. Holders of PubCo Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of PubCo’s register of members or its corporate records. However, PubCo will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. PubCo Amended and Restated Memorandum and Articles of Association authorize its board of directors to issue additional ordinary shares from time to time as its board of directors shall determine, to the extent of available authorized but unissued shares.

Anti-Takeover Provisions. Some provisions of PubCo Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of PubCo or management that shareholders may consider favorable, including provisions that authorize PubCo’s board of directors to issue further Class A Ordinary Shares without any further vote or action by its shareholders.

PubCo Warrants

Set forth below is also a description of the PubCo Options and the PubCo Warrants that will be issued and outstanding upon the consummation of the Business Combination.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Memorandum and Articles of Association attached as Annex B to this proxy statement/prospectus.

The PubCo Warrants will have the same terms as the NOVA Warrants. Each whole PubCo Warrant entitles the holder thereof to purchase one PubCo Ordinary Share at a price of $11.50 per full share commencing 30 days after the consummation of the Business Combination. PubCo will not issue fractional shares. As a result, a warrant holder must exercise its PubCo Warrants in multiples of two, at a price of $11.50 per full share, subject to adjustment, to validly exercise the PubCo Warrants. The PubCo Warrants will become exercisable 30 days after the completion of the Business Combination, and will expire five years after the consummation of the Business Combination.

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PubCo may redeem the outstanding PubCo Warrants (excluding the private warrants that are part of the Private Units), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the PubCo Warrants are exercisable,

●	upon a minimum of 30 days’ prior written notice of redemption,

●	if, and only if, the last sales price of PubCo Ordinary Shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before PubCo sends the notice of redemption, and

●	if, and only if, there is a current registration statement in effect with respect to the PubCo Ordinary Shares underlying the PubCo Warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and PubCo issues a notice of redemption, each warrant holder can exercise his, her or its PubCo Warrant prior to the scheduled redemption date. However, the price of the PubCo Ordinary Shares may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit PubCo’s ability to complete the redemption.

If PubCo calls the PubCo Warrants for redemption as described above, PubCo’s management will have the option to require all warrant holders that wish to exercise PubCo Warrants to do so on a “cashless basis.” In such event, each warrant holder would pay the exercise price by surrendering the whole PubCo Warrant for that number of PubCo Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of PubCo Ordinary Shares underlying the PubCo Warrants, multiplied by the difference between the exercise price of the PubCo Warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the PubCo Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether PubCo will exercise its option to require all warrant holders to exercise their PubCo Warrants on a “cashless basis” will depend on a variety of factors including the price of the PubCo Ordinary Shares at the time the PubCo Warrants are called for redemption, PubCo’s cash needs at such time and concerns regarding dilutive share issuances.

COMPARISON OF SHAREHOLDERS’ RIGHTS

In connection with the Business Combination, holders of NOVA Ordinary Shares will become shareholders of PubCo and their rights will be governed by the Cayman Islands law and the PubCo Amended and Restated Memorandum and Articles of Association. Currently, the rights of Nova Vision shareholders are governed by the laws of the BVI and the Current Charter.

This section describes the material differences between the rights of Nova Vision shareholders and the proposed rights of PubCo’s shareholders. This summary is not complete and does not cover all of the differences between Nova Vision’s and PubCo’s organizational documents. The summary is therefore subject to the complete text of the relevant provisions of the British Virgin Islands and Cayman Islands laws and Nova Vision’s and PubCo’s organizational documents. For information on Current Charter see the section titled, “Where You Can Find Additional Information” in this proxy statement/prospectus. For a summary of PubCo Amended and Restated Memorandum and Articles of Association, see the section titled “Description of PubCo’s Securities” in this proxy statement/prospectus and see the full text of PubCo Amended and Restated Memorandum and Articles of Association attached to this proxy statement/prospectus as Annex B.

		NOVA			PubCo

Shareholder Meetings

●		Held at a time and place as designated in the Articles of Association. Our Articles of Association provide that our directors may designate such time and place. Following consummation of the Business Combination, annual general meeting shall be held annually at such date and time as may be determined by our directors.	●		Held at a time and place as designated in the PubCo Amended and Restated Articles of Association and set out in the notice of general meeting.

●		May be held within or outside the British Virgin Islands	●		May be held within or outside the Cayman Islands

●	Notice:		●	Notice:

	-	may be given by personal service by mail, facsimile or other similar means of electronic communication, addressed to each shareholder at the address shown in the share register;		-	A copy of the notice of any meeting shall be given personally to the recipient or left at the shareholder’s or director’s registered address or sent by mail or electronic mail as designated in the PubCo Amended and Restated Articles of Association.

	-	not less than 10 nor more than 60 days’ written notice of such meeting to shareholders whose names on the date the notice shall be given appear as shareholders in the share register of the Company and are entitled to vote at the meeting and the directors		-	Notice of not less than 7 clear days before the meeting

Shareholders’ Voting Rights

●		Until the consummation of IPO, any action that may be taken by the shareholders at a meeting may also be taken by a resolution of shareholders consented to in writing, without the need for any prior notice. If any resolution of shareholders is adopted otherwise than by the unanimous written consent of all shareholders, a copy of such resolution shall forthwith be sent to all shareholders not consenting to such resolution. Following the Company’s IPO, any action required or permitted to be taken by the Members of the Company must be effected by a meeting of the Company, such meeting to be duly convened and held in accordance with these Articles.	●		The PubCo Amended and Restated Articles of Association provide shareholders may take any action requiring an ordinary or special resolution passed at a meeting of shareholders without a meeting if their consent to such ordinary or special resolution is in writing and is signed by all shareholders or the required majority of shareholders entitled to vote (as appropriate) on such resolution, in accordance with the procedure in the PubCo Amended and Restated Articles of Association.

●		A shareholder may be represented at a meeting of shareholders by a proxy who may speak and vote on behalf of the shareholder. Our Articles of Association permit such proxies.	●		Any person authorized to vote may authorize another person or persons to act for him by proxy if permitted by the PubCo Amended and Restated Articles of Association. The PubCo Amended and Restated Articles of Association permit such proxies

●		Quorum, as designated in the Articles of Association, shall be comprised of one or more shareholder(s) holding not less than 50 percent of the votes of the shares entitled to vote present in person or by proxy.	●		Quorum is as designated in the PubCo Amended and Restated Articles of Association. Quorum in the PubCo Amended and Restated Articles of Association is (a) if PubCo has only one shareholder: that shareholder; (b) if the PubCo has more than one shareholder, then (i) subject to requirement (ii) set forth below, two or more shareholders holding PubCo Class B Ordinary Share carrying the right to vote at such general meeting; or (ii) for so long as the PubCo’s shares are listed on a designated stock exchange, one or more shareholders of the PubCo holding shares that represent not less than one-third of the outstanding shares of the PubCo carrying the right to vote at such general meeting.

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●		Our Articles of Association provide that the rights attached to any class of shares, whether or not the Company is being wound up, may be varied with the consent in writing of at least fifty percent of the issued shares of that class, or by a resolution passed at a meeting by, the holders of more than fifty percent of the shares present at a duly convened and constituted meeting of shareholders holding Shares which were present at the meeting and voted, or unless otherwise provided by the terms of issue of such class.	●		The PubCo Amended and Restated Articles of Association provide that the rights attached to any class of shares may be varied, modified or abrogated with the consent in writing of the holders of a not less than two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Directors
●		Our Articles of Association provide that the minimum number of directors shall be two.	●		The PubCo Amended and Restated Memorandum and Articles of Association provides that there shall be a Board consisting of not less than one person provided however that the PubCo may by ordinary resolution increase or reduce the limits in the number of its Directors.

●		Maximum number of directors can be changed by an amendment to the Articles of Association. Our Articles of Association provides that there shall be no maximum number of directors.	●		The PubCo Amended and Restated Memorandum and Articles of Association provides that unless fixed by ordinary resolution, the maximum number of its Directors shall be unlimited.

			●		The PubCo Amended and Restated Memorandum and Articles of Association provides that a director may be appointed by ordinary resolutions of the PubCo’s shareholders or the PubCo’s board of directors. Any appointment may be to fill a vacancy or as an additional director of PubCo.

Fiduciary Duties

●		In summary, directors and officers owe the following fiduciary duties:		●	In summary, directors and officers owe the following fiduciary duties:

	-	a duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;		●	a duty to act in what the director bona fide considers to be in the best interests of the company;

	-	a duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;		●	a duty to exercise their powers for the purposes they were conferred;

	-	a directors should not improperly fetter the exercise of future discretion;

	-	a duty to exercise powers fairly as between different groups of shareholders;		●	a duty to avoid fettering his or her discretion in the future; and

	-	a duty not to put himself in a position of conflict between their duty to the company and their personal interests; and		●	a duty to avoid conflicts of interest and of duty.

	-	a duty to exercise independent judgment.

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●	The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time.	●	The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with the PubCo Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time.

Shareholders’ Derivative Actions

●

The BVI Business Companies Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Business Companies Act.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	Under the BVI Business Companies Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court.	-	a company acts or proposes to act illegally or ultra vires

●	A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.	-	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

		-	those who control the company are perpetrating a “fraud on the minority.

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Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

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By virtue of your investment in the PubCo, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the PubCo for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the PubCo, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that the PubCo may remain out of scope of the legislation or else be subject to more limited substance requirements.

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ENFORCEABILITY OF CIVIL LIABILITIES

Cayman Islands

PubCo is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. PubCo is incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include:

●	the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

The PubCo Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between the PubCo, the PubCo’s officers, the PubCo’s directors and the PubCo’s shareholders, be arbitrated.

Substantially all of the PubCo’s operations are conducted outside the United States, and all of the PubCo’s assets are located outside the United States. A majority of the PubCo’s directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for the PubCo’s shareholder to effect service of process within the United States upon the PubCo or these persons, or to enforce against the PubCo or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may be difficult for the PubCo’s shareholder to enforce judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against the PubCo and the PubCo’s officers and directors.

PubCo will appoint Mr. Kwai Hoi, Ma, located at 695 Town Center Drive, Suite 1200, Costa Mesa, CA 92626 as its agent upon whom process may be served in any action brought against it under the securities laws of the United States after the consummation of the Business Transactions.

Ogier, PubCo’s counsel as to Cayman Islands law, and Maples and Calder (Hong Kong) LLP, Real Messenger’s counsel as to Cayman Islands law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against the PubCo judgments of United States courts based on the civil liability provisions of the securities laws of the United States; and

●	entertain original actions brought in each respective jurisdiction against the PubCo or the PubCo’s directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed PubCo that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:(a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

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LEGAL MATTERS

The validity of the PubCo Ordinary Shares and the PubCo Warrants to acquire PubCo Ordinary Shares will be passed upon by Ogier, Cayman Islands counsel to PubCo, and Nixon Peabody LLP respectively.

EXPERTS

The consolidated financial statements of Real Messenger Holdings Limited as of and for the years ended March 31, 2024 and 2023 included in this registration statement have been audited by Marcum Asia CPAs LLP, an independent registered public accounting firm as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Nova Vision Acquisition Corp. for the years ended December 31, 2023 and 2022 included in this proxy statement/prospectus have been audited by MaloneBailey, LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Nova Vision Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

SHAREHOLDER PROPOSALS AND OTHER MATTERS

Management of Nova Vision knows of no other matters which may be brought before the Extraordinary General Meeting. If any matter other than the proposed Business Combination or related matters should properly come before the Extraordinary General Meeting, however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS

Pursuant to the rules of the SEC, Nova Vision and its agents that deliver communications to its shareholders are permitted to deliver to two or more shareholders sharing the same address a single copy of Nova Vision’s proxy statement/prospectus. Upon written or oral request, Nova Vision will deliver a separate copy of this proxy statement/prospectus to any shareholder at a shared address who wishes to receive separate copies of such documents in the future. Shareholders receiving multiple copies of such documents may likewise request that Nova Vision deliver single copies of such documents in the future. Shareholders may notify Nova Vision of their requests by calling or writing Nova Vision at its principal executive offices at 2 Havelock Road #07-12, Singapore 059763.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Nova Vision is subject to the informational requirements of the Exchange Act, and is required to file reports, any proxy statements and other information with the SEC.

Neither Nova Vision, PubCo nor Real Messenger has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. You should not assume that the information contained in this proxy statement/prospectus is accurate as on any date other than the date of this proxy statement/prospectus, and neither the mailing of this proxy statement/prospectus to Nova Vision shareholders nor the consummation of the Business Combination shall create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

188

NOVA VISION ACQUISITION CORP.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Nova Vision Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nova Vision Acquisition Corp. and its subsidiaries (collectively, the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination within a prescribed period of time and if not completed will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Correction of Misstatement

As discussed in Note 9 to the financial statements, the 2022 financial statements have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2023.

Houston, Texas

March 1, 2024 except for Note 9 which is dated June 20, 2024.

F-2

NOVA VISION ACQUISITION CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets
Cash	$97,273	$163,442
Prepaid expenses	9,354	121,259

Total current assets	106,627	284,701
Investment held in Trust Account	17,832,576	18,742,020

TOTAL ASSETS	$17,939,203	$19,026,721

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$85,937	$17,027
Due to related party	233,151	129,451
Working capital loan payable, related party	400,000	-
Extension loan payable, related party	1,599,089	650,030

Total Current Liabilities	2,318,177	796,508

Deferred underwriting compensation	750,000	750,000

TOTAL LIABILITIES	3,068,177	1,546,508

Commitments and contingencies	-	-
Ordinary shares subject to possible redemption 1,550,297 and 1,803,612 shares issued and outstanding at redemption value at December 31, 2023 and 2022, respectively	17,832,576	18,742,020

Shareholders’ deficit:
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,768,000 shares issued and outstanding (excluding 1,550,297 and 1,803,612 shares subject to redemption as of December 31, 2023 and 2022, respectively)	177	177
Accumulated deficit	(2,961,727)	(1,261,984)

Total Shareholders’ Deficit	(2,961,550)	(1,261,807)

TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT	$17,939,203	$19,026,721

The accompanying notes are an integral part of these consolidated financial statements.

F-3

NOVA VISION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2023	2022

General and administrative expenses	$(750,666)	$(713,827)

Other income (expense):
Dividend income earned in investments held in Trust Account	897,565	637,925
Exchange (loss) gain	(31)	47
Interest income	13	48

Total other income, net	897,547	638,020

Income (loss) before income taxes	146,881	(75,807)

Income taxes	-	-

NET INCOME (LOSS)	$146,881	$(75,807)

Basic and diluted weighted average shares outstanding, ordinary shares subject to redemption	1,699,510	5,187,775

Basic and diluted net income per ordinary shares subject to possible redemption	$0.04	$0.27

Basic and diluted weighted average shares outstanding, ordinary shares attributable to Nova Vision Acquisition Corporation	1,768,000	1,768,000

Basic and diluted net income (loss), ordinary shares attributable to Nova Vision Acquisition Corporation	$0.04	$(0.85)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

NOVA VISION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For the years ended December 31, 2023 and 2022
	Ordinary shares		Additional		Total shareholders’
	No. of shares	Amount	paid-in capital	Accumulated deficit	equity (deficit)

Balance as of January 1, 2023	1,768,000	$177	$-	$(1,261,984)	$(1,261,807)

Re-measurement of carrying value to redemption value	-	-	-	(897,565)	(897,565)
Additional amount deposited into trust for extension				(949,059)	(949,059)
Net income for the year	-	-	-	146,881	146,881

Balance as of December 31, 2023	1,768,000	$177	$-	$(2,961,727)	$(2,961,550)

Balance as of January 1, 2022	1,768,000	$177	$5,001,153	$(378,461)	$4,622,869

Additional amount deposited into trust for extension	-	-	-	(650,030)	(650,030)
Accretion of carrying value to redemption value			(5,001,153)	(157,686)	(5,158,839)
Net loss for the year	-	-	-	(75,807)	(75,807)

Balance as of December 31, 2022	1,768,000	$177	$-	$(1,261,984)	$(1,261,807)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NOVA VISION ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2023	2022
		(Restated)
Cash flows from operating activities:
Net income (loss)	$146,881	$(75,807)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Dividend income earned in investments held in Trust Account	(897,565)	(637,925)

Change in operating assets and liabilities:
Decrease in prepayment	111,905	16,239
Increase (decrease) in accrued expenses	68,910	(12,065)
Increase in due to related party	120,000	120,000
Net cash used in operating activities	(449,869)	(589,558)

Cash flows from investing activities
Cash withdrawn from Trust Account in connection to redemption	2,756,068	40,622,539
Proceeds from promissory notes deposited in trust account by founder shareholder	(949,059)	(650,030)
Net cash provided by investing activities	1,807,009	39,972,509

Cash flows from financing activities:
Redemption of common stock	(2,756,068)	(40,622,539)
Proceeds from working capital loan promissory notes	400,000	-
Proceeds from extension loan promissory notes	949,059	650,030
(Repayment to) Proceeds from a related party	(16,300)	365
Net cash used in financing activities	(1,423,309)	(39,972,144)

NET CHANGE IN CASH	(66,169)	(589,193)

CASH, BEGINNING OF YEAR	163,442	752,635

CASH, END OF YEAR	$97,273	$163,442

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Re-measurement of carrying value to redemption value	$897,565	$-
Additional amount deposited into trust for extension	$949,059	$650,030
Accretion of carrying value to redemption value	$-	$5,158,839

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NOVA VISION ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS BACKGROUND

Nova Vision Acquisition Corp. (the “Company” or “we”, “us” and “our”) is a blank check company incorporated on March 18, 2021, under the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (the “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on that are in the PropTech, FinTech, ConsumerTech, Supply Chain Management industries or technology companies that serve these or other sectors in Asia (excluding China).

Real Messenger Corporation (“PubCo”) is a company incorporated on June 27, 2023, under the laws of the Cayman Islands for the purpose of effecting the business combination. PubCo is wholly owned by the Company.

RM2 Limited (“Merger Sub”) is a company incorporated on June 27, 2023, under the laws of the Cayman Islands for the purpose of effecting the business combination. Merger Sub is wholly owned by PubCo.

The Company’s entire activities from inception up to August 10, 2021 were in preparation for the initial public offering. Since the initial public offering, the Company’s activity has been limited to the evaluation of business combination candidates. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s initial public offering (the “Initial Public Offering” as described in Note 4) became effective on August 5, 2021. On August 10, 2021, the Company consummated the Initial Public Offering of 5,000,000 ordinary units (the “Public Units”), generating gross proceeds of $50,000,000 which is described in Note 4. Simultaneously, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units. The underwriters purchased an additional 750,000 Units (the “Over-Allotment Units”) at an offering price of $10.00 per Unit, generating gross proceeds to the Company of $7,500,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 307,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement, generating gross proceeds of $3,075,000, which is described in Note 5.

Transaction costs amounted to $1,207,980, consisting of $1,006,250 of underwriter’s fees and $201,730 of other offering costs.

Trust Account

Upon the closing of the Initial Public Offering and over-allotment exercised, $55,000,000 was placed in a trust account (the “Trust Account”) with American Stock Transfer & Trust Company acting as trustee. The aggregate amount of $58,075,000 (including $3,075,000 released from the escrow account on August 13, 2021) held in the Trust Account can be invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within 21 months from the closing of the Initial Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations. On November 9, 2022, 3,946,388 shares were redeemed by certain shareholders at a price of approximately $10.29 per share, including income earned from investments held on Trust Account and extension payments deposited in the Trust Account, in an aggregate amount of $40,622,540. On August 3, 2023, 253,315 shares were tendered for redemption at a price of approximately $10.88 per share or $2,756,068, including income earned from investments held on Trust Account and extension payments deposited in the Trust Account.

Business Combination

Pursuant to Nasdaq listing rules, the Company’s initial Business Combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for our initial Business Combination, although the Company may structure a Business Combination with one or more target businesses whose fair market value significantly exceeds 80% of the Trust Account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test. The Company currently anticipates structuring a Business Combination to acquire 100% of the equity interests or assets of the target business or businesses.

F-7

The Company may, however, structure a Business Combination where the Company merges directly with the target business or where the Company acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but the Company will only complete such Business Combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

The Company will either seek shareholder approval of any Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, or provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. These shares have been recorded at redemption value and are classified as temporary equity, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 Distinguishing Liabilities from Equity (“ASC 480”). The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, solely if shareholder approval is sought, a majority of the outstanding ordinary shares of the Company voted are voted in favor of the Business Combination.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 15% or more of the ordinary shares sold in the Initial Public Offering without the Company’s prior consent. In connection with any shareholder vote required to approve any Business Combination, the Sponsor and any of the Company’s officers and directors that hold Founder Shares (as described in Note 6) (the “ Initial Shareholders”) will agree (i) to vote any of their respective shares, including the ordinary shares sold to the Initial Shareholders in connection with the organization of the Company (the “Initial Shares”), ordinary shares included in the Private Units to be sold in the Private Placement, and any ordinary shares which were initially issued in connection with the Initial Public Offering, whether acquired in or after the effective date of the Initial Public Offering, in favor of the initial Business Combination; (b) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated.

F-8

On March 27, 2023, the Company entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Company and Real Messenger Holdings Limited, a Cayman Islands exempted company. pursuant to which (a) the Company will form Real Messenger Corporation, a Cayman Islands exempted company, as its wholly owned subsidiary (“Purchaser”), (b) Purchaser will form RM2 Limited, a Cayman Islands exempted company, as its wholly owned subsidiary (“Merger Sub”), (c) the Company will be merged with and into Purchaser (the “Reincorporation Merger”), with Purchaser surviving the Reincorporation Merger, and (d) Merger Sub will be merged with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a direct wholly owned subsidiary of Purchaser (collectively, the “Business Combination”).

Pursuant to the Merger Agreement, Purchaser will issue 7,500,000 ordinary shares with a deemed price per share of US$10.00 for a total value of $75,000,000 (“Aggregate Stock Consideration”) to the current shareholders of the Company (the “Shareholders”), among which, 6,000,000 ordinary shares (the “Closing Payment Shares”) will be delivered to the Shareholders at the Closing and 1,500,000 ordinary shares will be held back by Purchaser for one year after the Closing as security for indemnification obligation of the representations and warranties of the Company as set forth in the Merger Agreement (the “Holdback Shares”). On August 15, 2023, the parties to the Merger Agreement, including Purchaser and Merger Sub, entered into an Amendment No. 1 to the Merger Agreement (the “Amendment No. 1”). Pursuant to the Amendment No. 1, the Aggregate Stock Consideration will be 4,500,000 ordinary shares with a deemed price per share of US$10.00 for a total value of $45,000,000, among which, 4,050,000 ordinary shares will be delivered to the shareholders at the Closing and 450,000 ordinary shares will be held back by Purchaser for one year after the closing of the Merger Agreement as security for indemnification obligation of the representations and warranties of the Company as set forth in the Merger Agreement (the “Holdback Shares”). The Closing Payment Shares consist of 3,600,000 Class B ordinary shares and 900,000 Class A ordinary shares. On October 27, 2023, the parties entered into an Amendment No. 2 to the Merger Agreement (the “Amendment No. 2”). Pursuant to the Amendment No. 2, the Aggregate Stock Consideration will be 5,000,000 ordinary shares of Purchaser, 500,000 of which will be issued to holders of convertible notes issued by the Company as of October 4, 2023.

Liquidation

For the year ended December 31, 2023, the Company incurred net income of $146,881 and had cash used in operating activities of $449,869. As of December 31, 2023, the Company had cash of $97,273 with negative working capital of $2,130,550. If the Company does not complete a Business Combination within 12 months from the consummation of the Initial Public Offering, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the amended and restated memorandum and articles of association. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation. However, if the Company anticipate that the Company may not be able to consummate its initial Business Combination within 12 months (or 15 months if the Company has filed a proxy statement, registration statement or similar filing for an initial Business Combination within 12 months from the consummation of the Initial Public Offering but have not completed the initial Business Combination within such 12-month period), the Company may, but are not obligated to, extend the period of time to consummate a Business Combination three times (or two times) by an additional three months each time (for a total of up to 21 months to complete a Business Combination). Pursuant to the terms of the amended and restated memorandum and articles of association and the trust agreement entered into between the Company and American Stock Transfer & Trust Company on July 30, 2021, in order to extend the time available for the Company to consummate the initial Business Combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $575,000 ($0.10 per share in either case), on or prior to the date of the applicable deadline. On November 1, 2022, the Board of Directors of the Company, through written resolution, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period nine times for an additional one month each time from November 10, 2022 to August 10, 2023 by depositing into the Trust Account $0.0416 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension. On August 3, 2023, the shareholders of the Company, through annual shareholders’ meeting, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period twelve times for an additional one month each time from August 10, 2023 to August 10, 2024 by depositing into the Trust Account $0.045 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that the Company is unable to close a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of the Company’s initial Business Combination, or, at the lender’s discretion, converted upon consummation of our Business Combination into additional private units at a price of $10.00 per unit. The Company’s shareholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of the Company’s initial Business Combination. In the event that the Company receives notice from the Company’s insiders five days prior to the applicable deadline of their intent to effect an extension, the Company intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. The Company’s insiders and their affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. To the extent that some, but not all, of the Company’s insiders, decide to extend the period of time to consummate the Company initial Business Combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If the Company is unable to consummate the Company’s initial Business Combination within such time period, the Company will, as promptly as possible but not more than ten business days thereafter, redeem 100% of the Company’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay taxes, and then seek to liquidate and dissolve. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of the Company’s public shareholders. In the event of dissolution and liquidation, the warrants and rights will expire and will be worthless.

F-9

Liquidity and Going Concern

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company may need to raise additional capital through loans or additional investments from its Sponsor or third parties as discussed in Note 6.

In connection with the Company’s assessment of going concern in accordance with the authoritative guidance in ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution, should the Company be unable to complete a Business Combination, raises substantial doubt about the Company’s ability to continue as a going concern. The Company has until March 10, 2024 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date without an extension to the acquisition period, there will be a mandatory liquidation and subsequent dissolution. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after March 10, 2024.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

● Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

● Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Ownership
Real Messenger Corporation (“PubCo”)	A Cayman Islands company incorporated on June 27, 2023	100% Owned by Nova Vision Acquisition Corp.
RM2 Limited (“Merger Sub”)	A Cayman Islands company incorporated on June 27, 2023	100% Owned by PubCo

F-10

● Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

● Use of estimates

In preparing these consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, Actual results may differ from these estimates.

● Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2023 and 2022.

F-11

● Investment held in Trust Account

At December 31, 2023 and 2022, substantially all of the assets held in the Trust Account were held in money market funds, which are invested primarily in U.S. Treasury securities. These securities are presented on the consolidated balance sheets at fair value at the end of each reporting period. Earnings on these securities are included in dividend income in the accompanying Statements of Operations and is automatically reinvested. The fair value for these securities is determined using quoted market prices in active markets.

● Warrant accounting

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815 “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

As the warrants issued upon the Initial Public Offering and private placements meet the criteria for equity classification under ASC 815, therefore, the warrants are classified as equity as of December 31, 2023 and 2022.

● Income taxes

Income taxes are determined in accordance with the provisions of FASB ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their consolidated financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

F-12

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s tax provision is zero for the years ended December 31, 2023 and 2022.

The Company is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

● Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary share subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as equity. As of December 31, 2023 and 2022, 1,550,297 and 1,803,612 ordinary shares, respectively, subject to possible redemption which are subject to occurrence of uncertain future events and considered to be outside of the Company’s control are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s consolidated balance sheets.

● Net income (loss) per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable ordinary share and non-redeemable ordinary share and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable ordinary shares. Any remeasurement of the accretion to redemption value of the ordinary share subject to possible redemption was considered to be dividends paid to the public stockholders. As of December 31, 2023 and 2022, the Company has not considered the effect of the warrants sold in the Initial Public Offering to purchase an aggregate of 1,055,556 shares in the calculation of diluted net income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic (income) loss per share for the years presented.

The net income (loss) per share presented in the consolidated statements of operations is based on the following:

	For the Years Ended December 31,
	2023	2022

Net income (loss)	$146,881	$(75,807)
Accretion of carrying value to redemption value	-	(5,808,869)
Net income (loss) including accretion of carrying value to redemption value	$146,881	$(5,884,676)

	For the Years ended December 31,
	2023		2022
	Redeemable Ordinary Share	Non- Redeemable Ordinary Share	Redeemable Ordinary Share	Non-Redeemable Ordinary Share
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net income (loss) including carrying value to redemption value	$71,990	$74,891	$(4,388,925)	$(1,495,751)
Accretion of carrying value to redemption value	-	-	5,808,869	-
Allocation of net income (loss)	$71,990	$74,891	$1,419,944	$(1,495,751)
Denominators:
Weighted-average shares outstanding	1,699,510	1,768,000	5,187,775	1,768,000
Basic and diluted net income (loss) per share	$0.04	$0.04	$0.27	$(0.85)

F-13

● Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

● Fair value of financial instruments

FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820 approximates the carrying amounts represented in the consolidated balance sheets. The fair values of cash, and other current assets, accrued expenses, due to sponsor, working capital loan payable and extension loan payable are estimated to approximate the carrying values as of December 31, 2023 and 2022 due to the short maturities of such instruments.

● Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

● Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

F-14

NOTE 3 – INVESTMENT HELD IN TRUST ACCOUNT

As of December 31, 2023, investment securities in the Company’s Trust Account consisted of $17,832,576 in United States Treasury Bills and $0 in cash. As of December 31, 2022, investment securities in the Company’s Trust Account consisted of $18,742,020 in United States Treasury Bills and $0 in cash.

On November 9, 2022, 3,946,388 ordinary shares were redeemed by certain shareholders at a price of approximately $10.29 per share or $40,622,539, including dividend income earned from investments held on Trust Account and extension payments deposited in the Trust Account.

On August 3, 2023, 253,315 shares were redeemed by certain shareholders at a price of approximately $10.88 per share or $2,756,068, including dividend income earned from investments held on Trust Account and extension payments deposited in the Trust Account.

The carrying value, including fair value of held to marketable securities on December 31, 2023 and 2022 are as follows:

	For the year ended December 31,
	2023	2022
Balance brought forward	$18,742,020	$58,076,604
Gross proceeds from IPO	-	-
Plus:
Dividend income earned in Trust Account	897,565	637,925
Business combination extension loan	949,059	650,030
Less:
Share redemption during the year	(2,756,068)	(40,622,539)

Balance carried forward	$17,832,576	$18,742,020

NOTE 4 – INITIAL PUBLIC OFFERING

On August 10, 2021, the Company sold 5,000,000 Public Units at a price of $10.00 per Unit. Simultaneously, the Company sold an additional 750,000 units to cover over-allotments. Each Public Unit consists of one ordinary share, one redeemable warrant (“Public Warrant”) and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination.

The Company paid an upfront underwriting discount of $1,006,250, equal to 1.75% of the gross offering proceeds to the underwriter at the closing of the Initial Public Offering, with an additional fee of $750,000 (the “Deferred Underwriting Discount”). The Deferred Underwriting Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. In the event that the Company does not close the Business Combination, the underwriter has waived its right to receive the Deferred Underwriting Discount. The underwriter is not entitled to any interest accrued on the Deferred Underwriting Discount.

NOTE 5 – PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) with its sponsor of 307,500 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $3,075,000.

The Private Units are identical to the units sold in the Initial Public Offering except with respect to certain registration rights and transfer restrictions.

F-15

NOTE 6 – RELATED PARTY TRANSACTIONS

Founder Shares

On March 18, 2021, the Company issued an aggregate of 100,000 founder shares to the initial shareholders for an aggregate purchase price of $10.

On March 31, 2021, the Company issued an aggregate of 1,150,000 additional founder shares to the initial shareholders for an aggregate purchase price of $24,990.

In April 2021, the Company issued an additional 187,500 ordinary shares to the Sponsor that were subject to forfeiture if the over-allotment option is not exercised in part or in full by the underwriters. As all over-allotment options were exercised by the underwriters on August 10, 2021, none of these ordinary shares are forfeited.

Due to a related party

As of December 31, 2023 and 2022, the Company had a total amount due to related party of $233,151 and $129,451 from a related party for the payment of costs related to general and administrative services, the Initial Public Offering and administrative services agreement. The balance is unsecured, interest-free and has no fixed terms of repayment.

Administrative Services Agreement

The Company is obligated, commencing from April 1, 2021, to pay Nova Pulsar Holdings Limited a monthly fee of $10,000 for general and administrative services, including office space. This agreement will terminate upon completion of the Company’s Business Combination or the liquidation of the Trust Account to public shareholders. As of December 31, 2023 and 2022, the unpaid balance was $240,000 and $120,000,   respectively, which included in amount due to related party balance, respectively.

Related Party Extensions Loan

The Company will have until 12 months from the consummation of the Initial Public Offering to consummate the initial Business Combination. However, if the Company anticipates that the Company may not be able to consummate the initial Business Combination within 12 months (or 15 months if the Company has filed a proxy statement, registration statement or similar filing for an initial Business Combination within 12 months from the consummation of the Initial Public Offering but have not completed the initial Business Combination within such 12-month period), the Company may, but is not obligated to, extend the period of time to consummate a Business Combination three times (or two times) by an additional three months each time for a total of up to 21 months to complete a Business Combination. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and American Stock Transfer & Trust Company, in order to extend the time available for us to consummate our initial Business Combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $575,000, on or prior to the date of the applicable deadline. On November 1, 2022, the Board of Directors of the Company, through written resolution, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period nine times for an additional one month each time from November 10, 2022 to August 10, 2023 by depositing into the Trust Account $0.0416 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension. On August 3, 2023, the Board of Directors of the Company, through annual shareholders’ meeting, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period twelve times for an additional one month each time from August 10, 2023 to August 10, 2024 by depositing into the Trust Account $0.045 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of our initial Business Combination, or, at the lender’s discretion, converted upon consummation of our Business Combination into additional private units at a price of $10.00 per unit.

F-16

On August 4, 2022, the Company issued an unsecured promissory note in an amount of $575,000 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until November 10, 2022. The Note is non-interest bearing and is payable upon the closing of a business combination. In addition, the Note may be converted, at the lender’s discretion, into additional Private Units at a price of $10.00 per unit .

On each of November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023, June 8, 2023 and July 5, 2023, the Company issued an unsecured promissory note in an amount of $75,030 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until August 10, 2023. The Notes are non-interest bearing and is payable upon the closing of a business combination. In addition, the Note may be converted, at the lender’s discretion, into additional Private Units at a price of $10.00 per unit.

On August 3, 2023, September 6, 2023, October 9, 2023, November 6, 2023, December 6, 2023, January 6, 2024 and February 8, 2024 (refer to note 9), the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until March 10, 2024. The Note is non-interest bearing and are payable upon the closing of a business combination. In addition, the Note may be converted, at the lender’s discretion, into additional Private Units at a price of $10.00 per unit.

As of December 31, 2023 and 2022, the note payable balance was $1,599,089 and $650,030, respectively.

Related party working capital loan

On January 10, 2023, July 3, 2023 and September 28, 2023, the Company issued three unsecured promissory notes (the “Notes”) in an amount of $50,000, $350,000 and $1,500,000 to the Sponsor, respectively. These Notes are payable upon the consummation of a Business Combination, without interest, or, at the lender’s discretion, notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit.

As of December 31, 2023 and 2022, the balance of the working capital loans are $400,000 and $0, respectively.

NOTE 7 – SHAREHOLDERS’ DEFICIT

Ordinary shares

The Company is authorized to issue 500,000,000 ordinary shares at par value $0.0001. Holders of the Company’s ordinary shares are entitled to one vote for each share. As of December 31, 2023 and 2022, 1,768,000 ordinary shares were issued and outstanding excluding 1,550,297 and 1,803,612 shares are subject to possible redemption, respectively.

Rights

Each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. In the event the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively convert the rights in order to receive the one-tenth (1/10) of an ordinary share underlying each right upon consummation of a Business Combination.

If the Company is unable to complete a Business Combination within the required time period and the Company redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Warrants

The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of this Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 52 business days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

F-17

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the Public Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.5 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering. The private warrants (including the ordinary shares issuable upon exercise of the private warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described herein).

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless. The Company assessed the key terms applicable to the Public Warrants as well as the Private Warrants and believes the Public Warrants and Private Warrants, if were issued, should be classified as equity in accordance with ASC 480 and ASC 815.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Additionally, if the Company is unable to complete a Business Combination within the Combination Period, the Company will cease all operations except for the purpose of winding up and redeem 100% of the outstanding Public Shares for amount then on deposit in the Trust Account. Furthermore, the ordinary shares included in the units offered in the IPO provide the holder redemption upon the consummation of the initial Business Combination or the liquidation. These risks and uncertainties also impact the Company’s financial positions, results of its operations. Please refer to Note 1 for detail discussion of these risks and uncertainties.

Registration Rights

The holders of the founder shares issued and outstanding on the date of the Company’s prospectus for its initial public offering, as well as the holders of the Private Units (and all underlying securities) and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this Initial Public Offering. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of working capital loans (or underlying securities) or loans to extend our life can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $750,000 or 1.50% of the gross proceeds of the Initial Public Offering. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

F-18

NOTE 9 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Subsequent to the issuance of the Company’s 2022 financial statements on August 7, 2023, management concluded that the previously issued audited financial statements for the year ended December 31, 2022, should be restated to correct the following errors:

(i)	Adjustment #1: reallocate the related party balance movement to operating activities.

(ii)	Adjustment #2: include the proceeds from extension loan promissory notes in investing activities and financing activities.

The errors had no impact on the Company’s cash position, revenues, or liquidity. The errors have been corrected by restating the affected financial statement line items for the year.

The following tables summarize the effects of the restatement on the Company’s 2022 annual audited financial statements:

	As Previously	Adjustments	Adjustments
	Reported	#1	#2	As Restated

Statement of Cash Flows as of December 31, 2022 (restated)
Increase in due to related party	$-	$120,000	$-	$120,000
Net cash used in operating activities	(709,558)	120,000	-	(589,558)
Proceeds from promissory notes deposited in trust account by founder shareholder	-	-	(650,030)	(650,030)
Net cash (used in) provided by investing activities	40,622,539	-	(650,030)	39,972,509
Proceeds from extension loan promissory notes	-	-	650,030	650,030
Net cash (used in) provided by financing activities	$(40,502,174)	$(120,000)	$650,030	$(39,972,144)

NOTE 10 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date, up through the date was the Company issued the consolidated financial statements.

On January 6, 2024, the Company issued an unsecured promissory note in the principal amount of $69,763 to Nova Pulsar Holdings Limited in exchange for Nova Pulsar Holdings Limited depositing such amount into the Company’s Trust Account in order to extend the amount of time it has available to complete a business combination until February 10, 2023.   The Note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

On January 10, 2024, the Company issued an unsecured promissory note in the principal amount of $170,000 to Nova Pulsar Holdings Limited in exchange for Nova Pulsar Holdings Limited providing such amount to the Company as the Company’s working capital. The note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

On February 8, 2024, the Company issued an unsecured promissory note in the principal amount of $69,763 to Nova Pulsar Holdings Limited in exchange for Nova Pulsar Holdings Limited depositing such amount into the Company’s Trust Account in order to extend the amount of time it has available to complete a business combination until March 10, 2023.   The Note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

On February 9, 2024, the Company issued an unsecured promissory note in the principal amount of $48,750 to Nova Pulsar Holdings Limited in exchange for Nova Pulsar Holdings Limited providing such amount to the Company as the Company’s working capital. The note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

F-19

NOVA VISION ACQUISITION CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

	March 31, 2024	December 31, 2023

ASSETS
Current assets
Cash	$12,929	$97,273
Prepaid expenses	46,490	9,354

Total current assets	59,419	106,627
Investment held in Trust Account	18,274,083	17,832,576

TOTAL ASSETS	$18,333,502	$17,939,203

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued expenses	$12,262	$85,937
Due to related party	263,151	233,151
Working capital loan payable, related party	668,750	400,000
Extension loan payable, related party	1,808,379	1,599,089

Total Current Liabilities	2,752,542	2,318,177

Deferred underwriting compensation	750,000	750,000

TOTAL LIABILITIES	3,502,542	3,068,177

Commitments and contingencies
Ordinary shares subject to possible redemption 1,550,297 shares issued and outstanding at redemption value as of March 31, 2024 and December 31, 2023, respectively	18,274,083	17,832,576

Shareholders’ deficit:
Ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 1,768,000 shares issued and outstanding (excluding 1,550,297 and 1,550,297 shares subject to possible redemption as of March 31, 2024 and December 31, 2023, respectively)	177	177
Accumulated deficit	(3,443,300)	(2,961,727)

Total Shareholders’ Deficit	(3,443,123)	(2,961,550)

TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT	$18,333,502	$17,939,203

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-20

NOVA VISION ACQUISITION CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended March 31,
	2024	2023

General and administrative expenses	$(272,262)	$(178,634)

Other income (expense):
Dividend income earned in investments held in Trust Account	232,217	202,609
Exchange loss	(21)	-
Interest income	-	3

Total other income	232,196	202,612

(Loss) income before income taxes	(40,066)	23,978

Income taxes	-	-

NET (LOSS) INCOME	$(40,066)	$23,978

Basic and diluted weighted average shares outstanding, ordinary shares subject to redemption	1,550,297	1,803,612

Basic and diluted net (loss) income per ordinary shares subject to possible redemption	$(0.01)	$0.01

Basic and diluted weighted average shares outstanding, ordinary shares attributable to Nova Vision Acquisition Corporation	1,768,000	1,768,000

Basic and diluted net (loss) income, ordinary shares attributable to Nova Vision Acquisition Corporation	$(0.01)	$0.01

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-21

NOVA VISION ACQUISITION CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For the Three Months ended March 31, 2024
	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	No. of shares	Amount	capital	deficit	deficit
Balance as of January 1, 2024	1,768,000	$177	$-	$(2,961,727)	$(2,961,550)

Remeasurement of carrying value to redemption value	-	-	-	(232,217)	(232,217)
Additional amount deposited into trust for extension				(209,290)	(209,290)
Net loss for the period	-	-	-	(40,066)	(40,066)

Balance as of March 31, 2024	1,768,000	$177	$-	$(3,443,300)	$(3,443,123)

	For the Three Months ended March 31, 2023
	Ordinary shares		Additional paid-in	Accumulated	Total shareholders’
	No. of shares	Amount	capital	deficit	deficit
Balance as of January 1, 2023	1,768,000	$177	$-	$(1,261,984)	$(1,261,807)

Remeasurement of carrying value to redemption value	-	-	-	(202,609)	(202,609)
Additional amount deposited into trust for extension				(300,121)	(300,121)
Net income for the period	-	-	-	23,978	23,978

Balance as of March 31, 2023	1,768,000	$177	$-	$(1,740,736)	$(1,740,559)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-22

NOVA VISION ACQUISITION CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the three months ended March 31,
	2024	2023
Cash flows from operating activities:
Net (loss) income	$(40,066)	$23,978
Adjustments to reconcile net (loss) income to net cash used in operating activities
Dividend income earned in investments held in Trust Account	(232,217)	(202,609)

Change in operating assets and liabilities:
Increase in prepayment	(37,136)	59,618
Decrease in accrued expenses	(73,675)	-
Increase in due to related party	30,000	30,000
Net cash used in operating activities	(353,094)	(89,013)

Cash flows from investing activities:
Proceeds from extension loan promissory notes deposited in trust account	(209,290)	(300,121)
Net cash used in investing activities	(209,290)	(300,121)

Cash flows from financing activities:
Proceeds from working capital loan promissory notes	268,750	-
Proceeds from extension loan promissory notes	209,290	300,121
Proceeds from a related party	-	48,718
Net cash provided by financing activities	478,040	348,839

NET CHANGE IN CASH	(84,344)	(40,295)

CASH, BEGINNING OF PERIOD	97,273	163,442

CASH, END OF PERIOD	$12,929	$123,147

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Remeasurement of carrying value to redemption value	$232,217	$202,609
Extension funds subject to redemption	$209,290	$300,121

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-23

NOVA VISION ACQUISITION CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND BUSINESS BACKGROUND

Nova Vision Acquisition Corp. (the “Company” or “we”, “us” and “our”) is a blank check company incorporated on March 18, 2021, under the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (the “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on that are in the PropTech, FinTech, ConsumerTech, Supply Chain Management industries or technology companies that serve these or other sectors in Asia (excluding China).

Real Messenger Corporation (“PubCo”) is a company incorporated on June 27, 2023, under the laws of the Cayman Islands for the purpose of effecting the business combination. PubCo is wholly owned by the Company.

RM2 Limited (“Merger Sub”) is a company incorporated on June 27, 2023, under the laws of the Cayman Islands for the purpose of effecting the business combination. Merger Sub is wholly owned by PubCo.

The Company’s entire activities from inception up to August 10, 2021 were in preparation for the initial public offering. Since the initial public offering, the Company’s activity has been limited to the evaluation of business combination candidates. The Company has selected December 31 as its fiscal year end.

Financing

The registration statement for the Company’s initial public offering (the “Initial Public Offering” as described in Note 4) became effective on August 5, 2021. On August 10, 2021, the Company consummated the Initial Public Offering of 5,000,000 ordinary units (the “Public Units”), generating gross proceeds of $50,000,000 which is described in Note 4. Simultaneously, the underwriters exercised the over-allotment option in full, and the closing of the issuance and sale of the additional Units. The underwriters purchased an additional 750,000 Units (the “Over-Allotment Units”) at an offering price of $10.00 per Unit, generating gross proceeds to the Company of $7,500,000.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 307,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement, generating gross proceeds of $3,075,000, which is described in Note 5.

Transaction costs amounted to $1,207,980, consisting of $1,006,250 of underwriter’s fees and $201,730 of other offering costs.

Trust Account

Upon the closing of the Initial Public Offering and over-allotment exercised, $55,000,000 was placed in a trust account (the “Trust Account”) with American Stock Transfer & Trust Company acting as trustee. The aggregate amount of $58,075,000 (including $3,075,000 released from the escrow account on August 13, 2021) held in the Trust Account can be invested in United States government treasury bills, bonds or notes, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within 21 months from the closing of the Initial Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations. On November 9, 2022, 3,946,388 shares were redeemed by certain shareholders at a price of approximately $10.29 per share, including income earned from investments held on Trust Account and extension payments deposited in the Trust Account, in an aggregate amount of $40,622,540. On August 3, 2023, 253,315 shares were tendered for redemption at a price of approximately $10.88 per share or $2,756,068, including income earned from investments held on Trust Account and extension payments deposited in the Trust Account.

F-24

Business Combination

Pursuant to Nasdaq listing rules, the Company’s initial Business Combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for our initial Business Combination, although the Company may structure a Business Combination with one or more target businesses whose fair market value significantly exceeds 80% of the Trust Account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test. The Company currently anticipates structuring a Business Combination to acquire 100% of the equity interests or assets of the target business or businesses.

The Company may, however, structure a Business Combination where the Company merges directly with the target business or where the Company acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but the Company will only complete such Business Combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

The Company will either seek shareholder approval of any Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, or provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. These shares have been recorded at redemption value and are classified as temporary equity, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 Distinguishing Liabilities from Equity (“ASC 480”). The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, solely if shareholder approval is sought, a majority of the outstanding ordinary shares of the Company voted are voted in favor of the Business Combination.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking conversion rights with respect to 15% or more of the ordinary shares sold in the Initial Public Offering without the Company’s prior consent. In connection with any shareholder vote required to approve any Business Combination, the Sponsor and any of the Company’s officers and directors that hold Founder Shares (as described in Note 6) (the “ Initial Shareholders”) will agree (i) to vote any of their respective shares, including the ordinary shares sold to the Initial Shareholders in connection with the organization of the Company (the “Initial Shares”), ordinary shares included in the Private Units to be sold in the Private Placement, and any ordinary shares which were initially issued in connection with the Initial Public Offering, whether acquired in or after the effective date of the Initial Public Offering, in favor of the initial Business Combination; (b) not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated.

F-25

On March 27, 2023, the Company entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and between the Company and Real Messenger Holdings Limited, a Cayman Islands exempted company. pursuant to which (a) the Company will form Real Messenger Corporation, a Cayman Islands exempted company, as its wholly owned subsidiary (“Purchaser”), (b) Purchaser will form RM2 Limited, a Cayman Islands exempted company, as its wholly owned subsidiary (“Merger Sub”), (c) the Company will be merged with and into Purchaser (the “Reincorporation Merger”), with Purchaser surviving the Reincorporation Merger, and (d) Merger Sub will be merged with and into the Company (the “Acquisition Merger”), with the Company surviving the Acquisition Merger as a direct wholly owned subsidiary of Purchaser (collectively, the “Business Combination”).

Pursuant to the Merger Agreement, Purchaser will issue 7,500,000 ordinary shares with a deemed price per share of US$10.00 for a total value of $75,000,000 (“Aggregate Stock Consideration”) to the current shareholders of the Company (the “Shareholders”), among which, 6,000,000 ordinary shares (the “Closing Payment Shares”) will be delivered to the Shareholders at the Closing and 1,500,000 ordinary shares will be held back by Purchaser for one year after the Closing as security for indemnification obligation of the representations and warranties of the Company as set forth in the Merger Agreement (the “Holdback Shares”). On August 15, 2023, the parties to the Merger Agreement, including Purchaser and Merger Sub, entered into an Amendment No. 1 to the Merger Agreement (the “Amendment No. 1”). Pursuant to the Amendment No. 1, the Aggregate Stock Consideration will be 4,500,000 ordinary shares with a deemed price per share of US$10.00 for a total value of $45,000,000, among which, 4,050,000 ordinary shares will be delivered to the shareholders at the Closing and 450,000 ordinary shares will be held back by Purchaser for one year after the closing of the Merger Agreement as security for indemnification obligation of the representations and warranties of the Company as set forth in the Merger Agreement (the “Holdback Shares”). The Closing Payment Shares consist of 3,600,000 Class B ordinary shares and 900,000 Class A ordinary shares. On October 27, 2023, the parties entered into an Amendment No. 2 to the Merger Agreement (the “Amendment No. 2”). Pursuant to the Amendment No. 2, the Aggregate Stock Consideration will be 5,000,000 ordinary shares of Purchaser, 500,000 of which will be issued to holders of convertible notes issued by the Company as of October 4, 2023. On March 7, 2024, the parties entered into an Amendment No.3 to the Merger Agreement (the “Amendment No. 3”). Pursuant to the Amendment No. 3, the parties have further agreed that the closing date of the Business Combination shall be extended to July 31, 2024.

Liquidation

For the three months ended March 31, 2024, the Company incurred net loss of $40,066 and had cash used in operating activities of $353,094. As of March 31, 2024, the Company had cash of $12,929 with negative working capital of $2,693,123. If the Company does not complete a Business Combination within 12 months from the consummation of the Initial Public Offering, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the amended and restated memorandum and articles of association. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation. However, if the Company anticipate that the Company may not be able to consummate its initial Business Combination within 12 months (or 15 months if the Company has filed a proxy statement, registration statement or similar filing for an initial Business Combination within 12 months from the consummation of the Initial Public Offering but have not completed the initial Business Combination within such 12-month period), the Company may, but are not obligated to, extend the period of time to consummate a Business Combination three times (or two times) by an additional three months each time (for a total of up to 21 months to complete a Business Combination). Pursuant to the terms of the amended and restated memorandum and articles of association and the trust agreement entered into between the Company and American Stock Transfer & Trust Company on July 30, 2021, in order to extend the time available for the Company to consummate the initial Business Combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $575,000 ($0.10 per share in either case), on or prior to the date of the applicable deadline. On November 1, 2022, the Board of Directors of the Company, through written resolution, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period nine times for an additional one month each time from November 10, 2022 to August 10, 2023 by depositing into the Trust Account $0.0416 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension. On August 3, 2023, the shareholders of the Company, through annual shareholders’ meeting, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period twelve times for an additional one month each time from August 10, 2023 to August 10, 2024 by depositing into the Trust Account $0.045 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that the Company is unable to close a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of the Company’s initial Business Combination, or, at the lender’s discretion, converted upon consummation of our Business Combination into additional private units at a price of $10.00 per unit. The Company’s shareholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of the Company’s initial Business Combination. In the event that the Company receives notice from the Company’s insiders five days prior to the applicable deadline of their intent to effect an extension, the Company intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. The Company’s insiders and their affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete the initial Business Combination. To the extent that some, but not all, of the Company’s insiders, decide to extend the period of time to consummate the Company initial Business Combination, such insiders (or their affiliates or designees) may deposit the entire amount required. If the Company is unable to consummate the Company’s initial Business Combination within such time period, the Company will, as promptly as possible but not more than ten business days thereafter, redeem 100% of the Company’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay taxes, and then seek to liquidate and dissolve. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of the Company’s public shareholders. In the event of dissolution and liquidation, the warrants and rights will expire and will be worthless.

F-26

Liquidity and Going Concern

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination. The Company may need to raise additional capital through loans or additional investments from its Sponsor or third parties as discussed in Note 6.

In connection with the Company’s assessment of going concern in accordance with the authoritative guidance in ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the mandatory liquidation and subsequent dissolution, should the Company be unable to complete a Business Combination, raises substantial doubt about the Company’s ability to continue as a going concern. The Company has until July 31, 2024 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by this time. If a Business Combination is not consummated by this date without an extension to the acquisition period, there will be a mandatory liquidation and subsequent dissolution. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 31, 2024.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

● Basis of presentation

These accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial statements and Article 8 of Regulation S-X. They do not include all of the information and notes required by U.S. GAAP for complete financial statements. The unaudited consolidated financial statements should be read in conjunction with the Company’s financial statements and notes thereto for the year ended December 31, 2023 included in the Company’s Annual Report on Form 10-K. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows. Operating results as presented are not necessarily indicative of the results to be expected for a full year.

F-27

● Principles of consolidation

The unaudited consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

The accompanying unaudited consolidated financial statements reflect the activities of the Company and each of the following entities:

Name	Background	Ownership
Real Messenger Corporation (“PubCo”)	A Cayman Islands company incorporated on June 27, 2023	100% Owned by Nova Vision Acquisition Corp.
RM2 Limited (“Merger Sub”)	A Cayman Islands company incorporated on June 27, 2023	100% Owned by PubCo

● Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

● Use of estimates

In preparing these unaudited consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.

F-28

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, Actual results may differ from these estimates.

● Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2024 and December 31, 2023.

● Investment held in Trust Account

As of March 31, 2024 and December 31, 2023, substantially all of the assets held in the Trust Account were held in money market funds, which are invested primarily in U.S. Treasury securities. These securities are presented on the unaudited consolidated balance sheets at fair value at the end of each reporting period. Earnings on these securities are included in dividend income in the accompanying unaudited consolidated statements of operations and is automatically reinvested. The fair value for these securities is determined using quoted market prices in active markets.

● Warrant accounting

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815 “Derivatives and Hedging” (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares and whether the warrant holders could potentially require “net cash settlement” in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of equity at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the unaudited consolidated statements of operations.

As the warrants issued upon the Initial Public Offering and private placements meet the criteria for equity classification under ASC 815, therefore, the warrants are classified as equity as of March 31, 2024 and December 31, 2023.

● Income taxes

Income taxes are determined in accordance with the provisions of FASB ASC Topic 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-29

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their unaudited consolidated financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the unaudited consolidated financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2024 and December 31, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company’s tax provision is zero for the three months ended March 31, 2024 and 2023.

The Company is considered to be an exempted British Virgin Islands Company and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

● Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary share subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as equity. As of March 31, 2024 and December 31, 2023, 1,550,297 and 1,550,297 ordinary shares, respectively, subject to possible redemption which are subject to occurrence of uncertain future events and considered to be outside of the Company’s control are presented as temporary equity, outside of the shareholders’ deficit section of the Company’s unaudited consolidated balance sheets.

● Net income (loss) per ordinary share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, Earnings Per Share. In order to determine the net income (loss) attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed income (loss) allocable to both the redeemable ordinary share and non-redeemable ordinary share and the undistributed income (loss) is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed income (loss) ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable ordinary shares. Any remeasurement of the accretion to redemption value of the ordinary share subject to possible redemption was considered to be dividends paid to the public stockholders. As of March 31, 2024 and December 31, 2023, the Company has not considered the effect of the warrants sold in the Initial Public Offering to purchase an aggregate of 1,055,556 shares in the calculation of diluted net income (loss) per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted income (loss) per share is the same as basic (income) loss per share for the years presented.

F-30

The net income (loss) per share presented in the unaudited consolidated statements of operations is based on the following:

	For the Three Months Ended March 31,
	2024	2023

Net (loss) income including accretion of carrying value to redemption value	$(40,066)	$23,978

	For the Three Months Ended March 31,
	2024		2023
	Redeemable Ordinary Share	Non- Redeemable Ordinary Share	Redeemable Ordinary Share	Non-Redeemable Ordinary Share
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net income (loss) including carrying value to redemption value	$(18,719)	$(21,347)	$12,109	$11,869
Accretion of carrying value to redemption value	-	-	-	-
Allocation of net income (loss)	$(18,719)	$(21,347	$12,109	$11,869
Denominators:
Weighted-average shares outstanding	1,550,297	1,768,000	1,803,612	1,768,000
Basic and diluted net income (loss) per share	$(0.01)	$(0.01)	$0.01	$0.01

● Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

● Fair value of financial instruments

FASB ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”) defines fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between the buyer and the seller at the measurement date. In determining fair value, the valuation techniques consistent with the market approach, income approach and cost approach shall be used to measure fair value. ASC 820 establishes a fair value hierarchy for inputs, which represent the assumptions used by the buyer and seller in pricing the asset or liability. These inputs are further defined as observable and unobservable inputs. Observable inputs are those that buyer and seller would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the inputs that the buyer and seller would use in pricing the asset or liability developed based on the best information available in the circumstances.

F-31

The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820 approximates the carrying amounts represented in the unaudited consolidated balance sheets. The fair values of cash, and other current assets, accrued expenses, due to sponsor, working capital loan payable and extension loan payable are estimated to approximate the carrying values as of March 31, 2024 and December 31, 2023 due to the short maturities of such instruments.

● Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

● Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s unaudited consolidated financial statements.

NOTE 3 – INVESTMENT HELD IN TRUST ACCOUNT

As of March 31, 2024, investment securities in the Company’s Trust Account consisted of $18,274,083 in United States Treasury Bills and $0 in cash.

As of December 31, 2023, investment securities in the Company’s Trust Account consisted of $17,832,576 in United States Treasury Bills and $0 in cash.

The carrying value, including fair value of held to marketable securities as of March 31, 2024 and December 31, 2023 are as follows:

	March 31, 2024	December 31, 2023
Balance brought forward	$17,832,576	$18,742,020
Gross proceeds from IPO	-	-
Plus:
Dividend income earned in Trust Account	232,217	897,565
Business combination extension loan	209,290	949,059
Less:
Share redemption	-	(2,756,068)

Balance carried forward	$18,274,083	$17,832,576

F-32

NOTE 4 – INITIAL PUBLIC OFFERING

On August 10, 2021, the Company sold 5,000,000 Public Units at a price of $10.00 per Unit. Simultaneously, the Company sold an additional 750,000 units to cover over-allotments. Each Public Unit consists of one ordinary share, one redeemable warrant (“Public Warrant”) and one right to receive one-tenth (1/10) of an ordinary share upon the consummation of an initial business combination.

The Company paid an upfront underwriting discount of $1,006,250, equal to 1.75% of the gross offering proceeds to the underwriter at the closing of the Initial Public Offering, with an additional fee of $750,000 (the “Deferred Underwriting Discount”). The Deferred Underwriting Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. In the event that the Company does not close the Business Combination, the underwriter has waived its right to receive the Deferred Underwriting Discount. The underwriter is not entitled to any interest accrued on the Deferred Underwriting Discount.

NOTE 5 – PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) with its sponsor of 307,500 units (the “Private Units”) at a price of $10.00 per Private Unit, generating total proceeds of $3,075,000.

The Private Units are identical to the units sold in the Initial Public Offering except with respect to certain registration rights and transfer restrictions.

NOTE 6 – RELATED PARTY TRANSACTIONS

Founder Shares

On March 18, 2021, the Company issued an aggregate of 100,000 founder shares to the initial shareholders for an aggregate purchase price of $10.

On March 31, 2021, the Company issued an aggregate of 1,150,000 additional founder shares to the initial shareholders for an aggregate purchase price of $24,990.

In April 2021, the Company issued an additional 187,500 ordinary shares to the Sponsor that were subject to forfeiture if the over-allotment option is not exercised in part or in full by the underwriters. As all over-allotment options were exercised by the underwriters on August 10, 2021, none of these ordinary shares are forfeited.

Due to a related party

As of March 31, 2024 and December 31, 2023, the Company had a total amount due to related party of $263,151 and $233,151 from a related party for the payment of costs related to general and administrative services, the Initial Public Offering and administrative services agreement. The balance is unsecured, interest-free and has no fixed terms of repayment.

Administrative Services Agreement

The Company is obligated, commencing from April 1, 2021, to pay Nova Pulsar Holdings Limited a monthly fee of $10,000 for general and administrative services, including office space. This agreement will terminate upon completion of the Company’s Business Combination or the liquidation of the Trust Account to public shareholders. As of March 31, 2024 and December 31, 2023, the unpaid balance was $270,000   and $240,000, respectively, which included in amount due to related party balance, respectively.

F-33

Related Party Extensions Loan

The Company will have until 12 months from the consummation of the Initial Public Offering to consummate the initial Business Combination. However, if the Company anticipates that the Company may not be able to consummate the initial Business Combination within 12 months (or 15 months if the Company has filed a proxy statement, registration statement or similar filing for an initial Business Combination within 12 months from the consummation of the Initial Public Offering but have not completed the initial Business Combination within such 12-month period), the Company may, but is not obligated to, extend the period of time to consummate a Business Combination three times (or two times) by an additional three months each time for a total of up to 21 months to complete a Business Combination. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and American Stock Transfer & Trust Company, in order to extend the time available for us to consummate our initial Business Combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $575,000, on or prior to the date of the applicable deadline. On November 1, 2022, the Board of Directors of the Company, through written resolution, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period nine times for an additional one month each time from November 10, 2022 to August 10, 2023 by depositing into the Trust Account $0.0416 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension. On August 3, 2023, the Board of Directors of the Company, through annual shareholders’ meeting, approved the amendment to the restated and amended memorandum and article of association and the Trust Agreement to extend the business combination period twelve times for an additional one month each time from August 10, 2023 to August 10, 2024 by depositing into the Trust Account $0.045 for each issued and outstanding Public Shares that has not been redeemed for each one-month extension. The insiders will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a Business Combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of our initial Business Combination, or, at the lender’s discretion, converted upon consummation of our Business Combination into additional private units at a price of $10.00 per unit.

On August 4, 2022, the Company issued an unsecured promissory note in an amount of $575,000 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until November 10, 2022. The Note is non-interest bearing and is payable upon the closing of a business combination. In addition, the Note may be converted, at the lender’s discretion, into additional Private Units at a price of $10.00 per unit.

On each of November 9, 2022, December 8, 2022, January 5, 2023, February 7, 2023, March 7, 2023, April 7, 2023, May 2, 2023, June 8, 2023 and July 5, 2023, the Company issued an unsecured promissory note in an amount of $75,030 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until August 10, 2023. The Notes are non-interest bearing and is payable upon the closing of a business combination. In addition, the Note may be converted, at the lender’s discretion, into additional Private Units at a price of $10.00 per unit.

On August 3, 2023, September 6, 2023, October 9, 2023, November 6, 2023, December 6, 2023, January 6, 2024, February 8, 2024, March 8, 2024 and April 5, 2024 (refer to note 9), the Company issued an unsecured promissory note in an amount of $69,763 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until May 10, 2024. The Note is non-interest bearing and are payable upon the closing of a business combination. In addition, the Note may be converted, at the lender’s discretion, into additional Private Units at a price of $10.00 per unit.

F-34

As of March 31, 2024 and December 31, 2023, the extension loan payable balance was $1,808,379 and $1,599,089, respectively.

Related party working capital loan

On January 10, 2023, July 3, 2023, September 28, 2023, January 10, 2024, February 9, 2024 and March 8, 2024 the Company issued three unsecured promissory notes (the “Notes”) in an amount of $50,000, $350,000, $1,500,000, $170,000, $48,750 and $50,000 to the Sponsor, respectively. These Notes are payable upon the consummation of a Business Combination, without interest, or, at the lender’s discretion, notes may be converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Unit.

As of March 31, 2024 and December 31, 2023, the balance of the working capital loans are $668,750 and $400,000, respectively.

NOTE 7 – SHAREHOLDERS’ DEFICIT

Ordinary shares

The Company is authorized to issue 500,000,000 ordinary shares at par value $0.0001. Holders of the Company’s ordinary shares are entitled to one vote for each share. As of March 31, 2024 and December 31, 2023 1,768,000 ordinary shares were issued and outstanding excluding 1,550,297 and 1,550,297 shares are subject to possible redemption, respectively.

Rights

Each holder of a right will automatically receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. In the event the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively convert the rights in order to receive the one-tenth (1/10) of an ordinary share underlying each right upon consummation of a Business Combination.

If the Company is unable to complete a Business Combination within the required time period and the Company redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Warrants

The Public Warrants will become exercisable on the later of (a) the completion of a Business Combination or (b) 12 months from the closing of this Initial Public Offering. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such ordinary shares. Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon the exercise of the Public Warrants is not effective within 52 business days from the consummation of a Business Combination, the holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise the Public Warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company may call the warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the Public Warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,

●	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.5 per share, for any 20 trading days within a 30 trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the issuance of the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

F-35

The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering. The private warrants (including the ordinary shares issuable upon exercise of the private warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described herein).

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless. The Company assessed the key terms applicable to the Public Warrants as well as the Private Warrants and believes the Public Warrants and Private Warrants, if were issued, should be classified as equity in accordance with ASC 480 and ASC 815.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues assessing the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited consolidated financial statements. The unaudited consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Additionally, if the Company is unable to complete a Business Combination within the Combination Period, the Company will cease all operations except for the purpose of winding up and redeem 100% of the outstanding Public Shares for amount then on deposit in the Trust Account. Furthermore, the ordinary shares included in the units offered in the IPO provide the holder redemption upon the consummation of the initial Business Combination or the liquidation. These risks and uncertainties also impact the Company’s financial positions, results of its operations. Please refer to Note 1 for detail discussion of these risks and uncertainties.

Registration Rights

The holders of the founder shares issued and outstanding on the date of the Company’s prospectus for its initial public offering, as well as the holders of the Private Units (and all underlying securities) and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this Initial Public Offering. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these ordinary shares are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of working capital loans (or underlying securities) or loans to extend our life can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $750,000 or 1.50% of the gross proceeds of the Initial Public Offering. The deferred fee will be paid in cash upon the closing of a Business Combination from the amounts held in the Trust Account, subject to the terms of the underwriting agreement.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the unaudited consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after the balance sheet date, up through the date was the Company issued the unaudited consolidated financial statements.

On April 5, 2024, the Company issued an unsecured promissory note in the principal amount of $69,763 to Nova Pulsar Holdings Limited in exchange for Nova Pulsar Holdings Limited depositing such amount into the Company’s Trust Account in order to extend the amount of time it has available to complete a business combination until May 10, 2024. The Note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

On May 9, 2024, the Company issued an unsecured promissory note in the principal amount of $69,763 to Nova Pulsar Holdings Limited in exchange for Nova Pulsar Holdings Limited depositing such amount into the Company’s Trust Account in order to extend the amount of time it has available to complete a business combination until June 10, 2024. The Note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

On May 21, 2024, the Company issued an unsecured promissory note in the aggregate principal amount of $85,000 to Nova Pulsar Holdings Limited, in exchange for Sponsor providing such amount to the Company as the Company’s working capital. The note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

On June 7, 2024, the Company issued an unsecured promissory note in the principal amount of $69,763 to Nova Pulsar Holdings Limited in exchange for Nova Pulsar Holdings Limited depositing such amount into the Company’s Trust Account in order to extend the amount of time it has available to complete a business combination until July 10, 2024. The Note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

On July 5, 2024, the Company issued an unsecured promissory note in the principal amount of $69,763 to Nova Pulsar Holdings Limited in exchange for Nova Pulsar Holdings Limited depositing such amount into the Company’s Trust Account in order to extend the amount of time it has available to complete a business combination until August 10, 2024. The Note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

On July 9, 2024, the Company issued an unsecured promissory note in the aggregate principal amount of $58,000 to Nova Pulsar Holdings Limited, in exchange for Sponsor providing such amount to the Company as the Company’s working capital. The note does not bear interest and matures upon the closing of a business combination by the Company. In addition, the Note may be converted by the holder into units of the Company identical to the units issued in the Company’s initial public offering at a price of $10.00 per unit.

F-36

Real Messenger Holdings Limited

F-37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Real Messenger Holdings Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Real Messenger Holdings Limited and its subsidiaries (collectively, the “Company”) as of March 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity (deficit), and cash flows for the year ended March 31, 2024 and 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended March 31, 2024 and 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statement. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

New York, New York

July 17, 2024

We have served as the Company’s auditor since 2022. (Such date takes into account the acquisition of certain assets of Friedman LLP by Marcum Asia CPAs LLP effective September 1, 2022)

F-38

REAL MESSENGER HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS

As of March 31, 2024 and 2023

(Expressed in U.S. dollar, except for the number of shares)

	March 31, 2024	March 31, 2023
ASSETS
Current Assets
Cash	$597,160	$276,150
Other current assets	649,080	835,712
Deferred offering costs	376,081	257,815
Total Current Assets	1,622,321	1,369,677

Property and equipment, net	45,670	48,606
Total Assets	$1,667,991	$1,418,283

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Due to related parties - short-term	$87,456	$-
Accrued expenses and other liabilities - short-term	214,746	177,027
Total Current Liabilities	302,202	177,027

Convertible promissory notes	5,000,000	-
Due to related parties - long-term	17,333	-
Accrued expenses and other liabilities - long-term	5,095	-
Total Liabilities	5,324,630	177,027

Commitments and Contingencies (Note 12)

Shareholders’ (Deficit) Equity
Class A Ordinary Share (par value $0.0001 per share, 496,000,000 shares authorized; 1,000,000 and 1,000,000 shares issued and outstanding as of March 31, 2024 and 2023, respectively)	100	100
Class B Ordinary Share (par value $0.0001 per share, 4,000,000 shares authorized; 4,000,000 and 4,000,000 shares issued and outstanding of March 31, 2024 and 2023, respectively)*	400	400
Additional paid-in capital	13,038,627	13,038,627
Accumulated deficit	(16,746,217)	(11,847,211)
Accumulated other comprehensive income	50,451	49,340
Total Shareholders’ (Deficit) Equity	(3,656,639)	1,241,256

Total Liabilities and Shareholders’ (Deficit) Equity	$1,667,991	$1,418,283

* The number of shares are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of the consolidated financial statements.

F-39

REAL MESSENGER HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the Years Ended March 31, 2024 and 2023

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended March 31,
	2024	2023
Revenues	$-	$-

Operating Expenses
Sales and marketing expenses	(1,771,614)	(2,051,550)
General and administrative expenses	(1,657,879)	(1,315,509)
Research and development expenses	(1,459,828)	(929,916)
Total Operating Expenses	(4,889,321)	(4,296,975)

Loss from Operations	(4,889,321)	(4,296,975)

Other income, net	-	33,678
Interest income	12,743	66
Interest expense	(22,428)	-

Loss Before Income Taxes	(4,899,006)	(4,263,231)

Income tax expense	-	-

Net Loss	$(4,899,006)	$(4,263,231)

Other Comprehensive Income
Foreign currency translation adjustment	1,111	18,750
Comprehensive Loss	$(4,897,895)	$(4,244,481)

Weighted Average Number of Ordinary Shares Outstanding
Basic and Diluted*	4,000,000	4,000,000

Loss per Share
Basic and Diluted*	$(1.22)	$(1.07)

* The number of shares are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of the consolidated financial statements.

F-40

REAL MESSENGER HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

For the Years Ended March 31, 2024 and 2023

(Expressed in U.S. dollar, except for the number of shares)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Shareholders’ (Deficit)
	Shares*	Amount	Shares*	Amount	Capital	Deficit	Income	Equity
Balance as of April 1, 2022	-	$-	4,000,000	$400	$127,870	$(7,583,980)	$30,590	$(7,425,120)
Issuance of Class A Ordinary Shares	1,000,000	100	-	-	(100)	-	-	-
Waive of liabilities due to related parties	-	-	-	-	12,910,857	-	-	12,910,857
Net loss	-	-	-	-	-	(4,263,231)	-	(4,263,231)
Foreign currency translation adjustments	-	-	-	-	-	-	18,750	18,750
Balance as of March 31, 2023	1,000,000	$100	4,000,000	$400	$13,038,627	$(11,847,211)	$49,340	$1,241,256
Net loss	-	-	-	-	-	(4,899,006)	-	(4,899,006)
Foreign currency translation adjustments	-	-	-	-	-	-	1,111	1,111
Balance as of March 31, 2024	1,000,000	$100	4,000,000	$400	$13,038,627	$(16,746,217)	$50,451	$(3,656,639)

* The number of shares are presented on a retroactive basis to reflect the reorganization.

The accompanying notes are an integral part of the consolidated financial statements.

F-41

REAL MESSENGER HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended March 31, 2024 and 2023

(Expressed in U.S. dollar, except for the number of shares)

	For the Years Ended March 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,899,006)	$(4,263,231)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	15,707	11,019
Interest expense	22,428	-
Amortization of right-of-use assets	-	58,258
Changes in operating assets and liabilities:
Other current assets	68,353	(1,086,101)
Accrued expenses and other liabilities	37,353	277,619
Operating lease liabilities	-	(59,166)
Net cash used in operating activities	(4,755,165)	(5,061,602)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(12,621)	(31,722)
Net cash used in investing activities	(12,621)	(31,722)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings from related parties	5,750,098	5,465,658
Repayment of borrowings to related parties	(4,662,642)	(1,276)
Proceeds from convertible promissory notes	4,000,000	-
Payment of offering cost	-	(200,000)
Net cash provided by financing activities	5,087,456	5,264,382

Effect of exchange rate changes on cash	1,340	600

Net increase in cash	321,010	171,658
Cash at beginning of year	276,150	104,492
Cash at end of year	$597,160	$276,150

Supplemental noncash transactions
Related party borrowing in exchange for convertible promissory notes	$1,000,000	$-
Waive of liabilities due to related parties	$-	$12,910,857

The accompanying notes are an integral part of the consolidated financial statements.

F-42

1.	ORGANIZATION AND BUSINESS DESCRIPTION

Real Messenger Holdings Limited (“Real” or the “Company”) was incorporated on September 13, 2021 under the laws of the Cayman Islands (“Cayman”) as an exempted company with limited liability.

Real owns 100% of the equity interests of Real Messenger Inc. (“Real USA”), which is a limited liability company incorporated in accordance with the laws and regulations of the State of Delaware of the United States on September 24, 2021.

Real USA owns 100% of the equity interests in Real Corporation Limited (Hong Kong) (“Real Corporation HK”), which is a limited liability company incorporated in accordance with the laws and regulations of Hong Kong on April 9, 2015. Real Corporation HK owns 100% of the equity interests in Hohojo.com Limited (“Hohojo”), which is a limited liability company incorporated in accordance with the laws and regulations of Hong Kong on March 18, 2008.

The Company and its subsidiaries operate an online marketplace that directly connects real estate agents with home buyers and sellers, through its social network application named “Real”. Currently the Company does not charge fees from real estate agents and has not generated revenues to date.

Reorganization

Reorganization of the legal structure of the Company (“Reorganization”) has been completed on March 23, 2022 by carrying out the below contemplated transactions, where the Company became the holding company of all entities discussed above.

Prior to the reorganization, Real Corporation HK and Hohojo were both indirectly wholly owned by Mr. Kwai Hoi, Ma, who was the ultimate sole shareholder of Real. On March 23, 2022, the equity interests in Hohojo were transferred to Real Corporation HK, and on the same date, the equity interests in Real Corporation HK were transferred to Real USA.

Before and after the Reorganization, the Company, together with its wholly-owned subsidiaries, are ultimately and effectively controlled by the same shareholder. Hence, the Reorganization is considered under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (“SEC”).

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All intercompany transactions and balances among the Company and its subsidiaries have been eliminated upon consolidation.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities on the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. On an ongoing basis, management reviews these estimates and assumptions using the currently available information. Changes in facts and circumstances may cause the Company to revise its estimates. The Company bases its estimates on past experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Estimates are used when accounting for items and matters including, but not limited to valuation allowance on deferred tax assets, grant-date fair value of share-based compensation and other provisions and contingencies.

Cash

Cash primarily consists of bank deposits, as well as highly liquid investments, with original maturities of three months or less, which are unrestricted as to withdrawal and use. The Company maintains most of the bank accounts in Hong Kong. Each bank account in Hong Kong is insured by the government authority with the maximum limit of HKD 500,000 (equivalent to approximately $64,000).

Deferred offering costs

In the event of offering of equity securities, incremental costs that otherwise would not have been incurred are deferred and capitalized in the balance sheet as deferred offering costs which will be later deducted against additional paid-in capital upon completion of offering of equity securities.

Operating leases

The Company leases its offices, which are classified as operating leases in accordance with Topic 842. Under Topic 842, lessees are required to recognize the following for all leases (with the exception of short-term leases) on the commencement date: (i) lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis; and (ii) right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. At the commencement date, the Company recognizes the lease liability at the present value of the lease payments not yet paid, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate for the same term as the underlying lease. The right-of-use asset is recognized initially at cost, which primarily comprises the initial amount of the lease liability, plus any initial direct costs incurred, consisting mainly of brokerage commissions, less any lease incentives received. All right-of-use assets are reviewed for impairment.

The Company elected the short-term lease exemption as the lease terms are 12 months or less. As of March 31, 2024 and 2023, the Company had short-term lease only. The Company recognized the lease expenses on a straight-line basis over the lease term.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and equipment, net

Property and equipment primarily consist of office equipment, which is stated at cost less accumulated depreciation and impairment losses. Depreciation is provided using the straight-line method based on the estimated useful life. The estimated useful life of office equipment is five years.

Expenditures for repairs and maintenance, which do not materially extend the useful lives of the assets, are expensed as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets disposed of or retired are removed from the accounts, and any resulting gain or loss is reflected in the consolidated statements of operations and other comprehensive loss in other income or expenses.

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. No impairment of long-lived assets was recognized for the fiscal years ended March 31, 2024, and 2023.

Revenue recognition

The Company did not generate revenue for the fiscal years ended March 31, 2024, and 2023. The Company’s revenue is expected to be primarily derived from subscription fees charged from real estate agents and advertising service fees from customers which post advertisements on the Company’s application.

Research and development expenses

Research and development expenses consist primarily of salary and welfare for research and development personnel, software expenses and other expenses associated with research and development activities. Cost incurred for the internally developed platform and application during the planning and designing stage are expensed when incurred and are included in the research and development expenses. Costs incurred in the phase subsequent to establishing technological feasibility of such software and application are capitalized.

For the years ended March 31, 2024, and 2023, no costs were qualified for capitalization. Research and development expenses were $1,459,828 and $929,916 were recorded, respectively.

Share-based compensation

The Company accounts for share-based awards issued to employees in accordance with ASC Topic 718 Compensation – Stock Compensation. Share-based awards granted are measured at fair value on grant date and share-based compensation expense is recognized (i) immediately at the grant date if no vesting conditions are required, or (ii) using the straight-line method over the requisite service period. For awards with performance conditions, the Company recognizes compensation cost if it is probable that the performance condition will be met. Forfeitures are recognized when they occur.

Employee benefits

All salaried employees of the Company in Hong Kong are enrolled in a Mandatory Provident Fund Scheme (“MPF scheme”) under the Hong Kong Mandatory Provident Fund Schemes Ordinance, within two months of employment. The MPF scheme is a defined contribution retirement plan administered by an independent trustee. The Company makes regular contributions of 5% of the employee’s relevant income to the MPF scheme, subject to a maximum of $191 per month. Contributions to the plan vest immediately. The Company recorded MPF expense of $56,741 and $57,233 for the fiscal years ended March 31, 2024, and 2023, respectively.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

The Company accounts for income taxes in accordance with the Accounting Standards Codification (“ASC”) 740, “Accounting for Income Taxes.”. Under the asset and liability method as required by this accounting standard, the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between the income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The charge for taxation is based on the results for the year as adjusted for items which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax assets are recognized to the extent that it is probable that taxable income to be utilized with prior net operating loss carried forwards. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company does not believe that there was any uncertain tax position as of March 31, 2024, and 2023. As of March 31, 2024, the tax years ended March 31, 2017, through 2023 are subject to examination for by the HK authorities and the tax years ended December 31, 2022 through 2023 are subject to examination by the US tax authorities.

Loss per share

Basic loss per ordinary share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. Diluted loss per share is computed by dividing net loss by the sum of the weighted average number of ordinary share outstanding and of potential dilutive securities (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted loss per share. For the fiscal years ended March 31, 2024 and 2023, the computation of diluted net loss per share does not include unvested restricted shares or convertible promissory notes in the weighted average shares outstanding, as they would be anti-dilutive.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation

The functional currency is U.S. dollar for the Company’s US entities and Hong Kong dollar for all other entities. The Company’s reporting currency is the U.S. dollar. Assets and liabilities denominated in foreign currencies are translated at year-end exchange rates, income and expense accounts are translated at average rates of exchange for the year and equity is translated at historical exchange rates. Any translation gains or losses are recorded in other comprehensive income (loss). Gains or losses resulting from foreign currency transactions are included in net income (loss).

The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	March 31, 2024	March 31, 2023
Year-end spot rate	7.8259	7.8499

	For the Years Ended March 31,
	2024	2023
Average rate	7.8246	7.8389

Fair value of financial instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A three-level fair value hierarchy prioritizes the inputs used to measure fair value. The hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of the fair value hierarchy are described below:

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value.

As of March 31, 2024 and 2023, financial instruments of the Company comprised primarily current assets and current liabilities including cash, other current assets, due to related parties, convertible promissory notes and accrued expenses and other liabilities, which approximate their fair values because of the short-term nature of these instruments.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker (the “CODM”), which is comprised of certain members of the Company’s management team. Consequently, the Company has determined that it has only one reportable operating segment.

Recently issued accounting pronouncements

Recently adopted accounting pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. For public companies, the guidance is effective for fiscal years beginning after December 15, 2021, and interim periods within those fiscal years. Early adoption is permitted. The Company adopted this standard beginning April 1, 2023 and the impact was not material to the consolidated financial statements.

Recently issued accounting pronouncements not yet adopted

In November 2023, the FASB issued Accounting Standards Update (ASU) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU updates reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. The amendments in this ASU are effective for public entities for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. A public entity should apply the amendments in this update retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact of the amendments on its consolidated financial statements.

In December 2023, the FASB issued Accounting Standards Update (ASU) 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which enhances the transparency and decision usefulness of income tax disclosures. The amendments address more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. The ASU also includes certain other amendments to improve the effectiveness of income tax disclosures. The amendments in this ASU are effective for public business entities for annual periods beginning after December 15, 2024 on a prospective basis. Early adoption is permitted. The Company is still evaluating the effect of the adoption of this guidance.

3.	LIQUIDITY AND GOING CONCERN

The Company has been incurring losses from operations since its inception. Accumulated deficit amounted to $16,746,217 and $11,847,211 as of March 31, 2024 and 2023, respectively. Net cash used in operating activities were $4,755,165 and $5,061,602 for the fiscal years ended March 31, 2024 and 2023, respectively. For the years ended March 31, 2024 and 2023, the Company does not generated revenues from its application. These conditions raised substantial doubts about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities, obtain capital financing from equity interest investors and borrow funds on favorable economic terms to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes generating revenue while controlling operating cost and expenses to generate positive operating cash flows and obtaining funds from outside sources of financing to generate positive financing cash flows. As of March 31, 2024, the Company’s balance of cash was $597,160, which can cover the current liabilities of $302,202.

On March 27, 2023, the Company entered into certain Agreement and Plan of Merger, which was amended on August 15, 2023, October 27, 2023, March 7, 2024, May 29, 2024 and July 17, 2024 (the “Merger Agreements”) with Nova Vision Acquisition Corp (“NOVA”), a British Virgin Islands exempted company listed on NASDAQ as a special purpose acquisition company (“SPAC”).

On October 4, 2023, the Company completed a private placement of convertible promissory notes in an aggregate principal amount of $5,000,000 with three investors, Edinburgh DH Holdings Limited, Fantastic Global Venture Limited, and Mercatus Group LLC. The Company promises to pay the holders of the convertible promissory notes with simple interest on the outstanding principal amount at the rate of 3% per annum on September 30, 2024. Pursuant to the extention to convertible promissory notes agreement dated July 12, 2024, the due date of the convertible promissory notes was extended to July 31, 2025.

On June 28, 2024, we issued a convertible promissory note in the original principal amount of $4,500,000 to TKO Investment Limited. On July 9, 2024, we issued a convertible promissory note in the original principal amount of $2,500,000 to Compass AI Venture Incorporation. Both convertible promissory notes are interest-free and the principal shall be due and payable on July 31, 2025. The Company received total cash proceeds of $7,000,000 from issuance of above convertible promissory notes.

Currently, the Company is working to improve its liquidity and capital sources mainly through borrowing from related parties and obtaining financial support from its principal shareholder and immediate family member who have committed to continue providing funds for the Company’s working capital needs whenever needed. Based on the current operating plan and extension on the due date of the convertible promissory notes, the Company believes that the above-mentioned measures collectively will provide sufficient liquidity for the Company to meet its future liquidity and capital requirement for at least 12 months from the date the consolidated financial statements are issued.

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4.	OTHER CURRENT ASSETS

As of March 31, 2024 and 2023, other current assets were comprised of the following:

	March 31, 2023	March 31, 2022
Amount due from the sponsor of NOVA (i)	$644,763	$575,000
Prepaid marketing expenses (ii)	-	111,798
Prepaid salary expenses (iii)	-	111,798
Others	4,317	37,116
	$649,080	$835,712

(i)	In July 2022, the Company made a loan of $575,000 to the sponsor of NOVA, so as the sponsor deposited such amount into NOVA’s trust account in order to extend the time to complete a business combination for a period of three months. The loan was non-interest bearing and was repayable upon the closing of a business combination.

In March 2024, the sponsor of NOVA issued a promissory note of $69,763 to the Company, which would be payable promptly after the date on which NOVA consummates an initial business combination with the Company. In the event that a business combination does not close on or prior to April 10, 2024, as such deadline was further extended, the promissory note shall be deemed to be terminated and only half of the principal balance of the promissory note will thereafter be due from the sponsor of Nova to the Company. The convertible promissory note was non-interest bearing and the Company has the right to convert into ordinary shares of NOVA, in whole or in part.

(ii)

The prepaid marketing expenses was associated with a related party transaction. In June 2022, the Company entered into a marketing service agreement with True Blue Entertainment, LLC (“True Blue”) which is solely controlled by Mr. Fredrik Eklund, the Co-founder and former Chief Visionary Officer of the Company (Note 10). Pursuant to the marketing service agreement, True Blue agreed to provide marketing and promotion for the Company’s social network application and brand name within a service period of 3 years. The annual service fee is $500,000. Effective February 11, 2024, in connection with the end of the Company’s employment relationship with Mr. Fredrik Eklund, this agreement was terminated by its terms.

The Company made payments in an escrow account, through which the Company paid marketing expenses to True Blue. As of March 31, 2023, the balance of prepaid marketing expenses represented prepaid marketing expenses for two months and twenty days in the escrow account.

(iii)

In addition to the marketing service agreement as mentioned above, the Company also entered into an employment agreement with Mr. Fredrik Eklund. Pursuant to the employment agreement, the annual compensation package for Fredrik Eklund is $500,000. Effective February 11, 2024, the Company ended its employment relationship with Fredrik Eklund.

The Company made payments in an escrow account, through which the Company paid salary expenses to Mr. Fredrik Eklund. As of March 31, 2023, the balance of prepaid salary expenses represented prepaid salary expenses two months and twenty days in the escrow account.

The Company terminated the employment relationship with Mr. Fredrik Eklund. Therefore, the account balances for item (ii) and (iii) above were $nil as of March 31, 2024.

5.	PROPERTY AND EQUIPMENT, NET

As of March 31, 2024 and 2023, property and equipment, net was comprised of the following:

	March 31, 2024	March 31, 2023
Office equipment	$109,950	$97,033
Less: accumulated depreciation	(64,280)	(48,427)
	$45,670	$48,606

For the years ended March 31, 2024 and 2023, the Company recognized depreciation expenses of $15,707 and $11,019, respectively.

6.	OPERATING LEASE

In December 2022, the Company entered into a lease arrangement with Hong Kong Cyberport Management Company Limited, which provided shared workplace for the Company and the Company is entitled to terminate the lease arrangement at any time at its own discretion. Because the Company cannot reasonably estimate the lease term, the Company classified the lease arrangement as a short-term lease. Lease expense is recognized on a straight-line basis over the lease term. For the years ended March 31, 2024 and 2023, the Company incurred total rental expenses of $147,970 and $122,276, respectively. For the years ended March 31, 2024 and 2023, the Company made operating lease payments of $148,004 and $75,625, respectively.

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7.	CONVERTIBLE PROMISSORY NOTES

	For the Years Ended March 31,
	2024	2023
Edinburgh DH Holdings Limited	$1,000,000	$-
Fantastic Global Venture Limited	3,500,000	-
Mercatus Group LLC	500,000	-
	$5,000,000	$-

On October 4, 2023, the Company completed a private placement of convertible promissory notes in an aggregate principal amount of $5,000,000 with three investors, Edinburgh DH Holdings Limited, Fantastic Global Venture Limited, and Mercatus Group LLC. The Company promises to pay the holders of the convertible promissory notes with simple interest on the outstanding principal amount at the rate of 3% per annum on September 30, 2024.

Pursuant to the extension to convertible promissory notes agreement dated July 12, 2024, the due date of the convertible promissory notes was extended to July 31, 2025. Therefore, the Company had both the intent and the ability to refinance the short-term obligation before the consolidated financial statements of the Company were issued and the convertible promissory notes were reclassified as non-current liabilities as of March 31, 2024.

The convertible promissory notes provide the holder with a number of conversion options.

Automatic conversion on business combination

In the event of a business combination transaction involving the Company and a special purpose acquisition company (the “de-SPAC Transaction”), the Company shall require that the SPAC assume each of the convertible promissory notes and then immediately assume each of the convertible promissory notes, and then outstanding conversion amount shall automatically be converted into a number of conversion shares (rounded down to the nearest whole number) calculated by dividing (a) the conversion amount by (b) the conversion rate. Conversion shares mean shares of common stock, ordinary shares or the equivalent security, of the SPAC as issued in the SPAC’s initial public offering, and conversion rate means one conversion share for every $10.00 of conversion amount outstanding at the time of conversion.

Automatic conversion upon a Qualified Financing

In the event that the Company issues and sells shares of its equity securities (as applicable “Equity Securities”) to one or more unaffiliated investors in a transaction or series of related transactions for bona fide capital raising purposes in a single priced financing resulting in aggregate gross proceeds to the Company of at least $8,000,000, excluding the outstanding amount of convertible promissory notes, simple agreements for future equity (“SAFEs”) and any other convertible securities issued for the primary purposes of raising capital, or (2) the Company’s sale of any of its preferred stock or similar equity securities for bona fide capital raising purposes that the requisite holders deem to be a “Qualified Financing” (in either case, a “Qualified Financing”), then the outstanding principal amount of this convertible promissory note and any unpaid accrued interest shall automatically convert in whole without any further action by the holder into the Equity Securities sold in the Qualified Financing at a conversion price per share (the “Conversion Price”), equal to the lesser of:

(i)	the price paid per unit or share for the Equity Securities by the investors in the Qualified Financing (excluding any conversion of the convertible promissory notes or other convertible securities issued for capital raising purposes, and
(ii)	the price per unit or share equal to the quotient resulting from dividing forty-five million dollars ($45,000,000) by the number of outstanding numbers of ordinary shares of the Company as of the conversion date of the convertible promissory notes.

Optional conversion

At any time prior to the repayment, conversion or other satisfaction of the convertible promissory notes, the then outstanding principal and accrued but unpaid interest under the convertible promissory notes may be converted, at the option of the holder, into conversion stock upon the closing of any equity financing that does not constitute a Qualified Financing (a “Next Round Financing”). If the holders elect to convert the convertible promissory notes in a Next Round Financing, the holders shall have the option to treat such Next Round Financing as a Qualified Financing on the same terms for conversion. In addition, at any time after the maturity date, but prior to the repayment, conversion or other satisfaction of the convertible promissory notes, the then outstanding principal and accrued but unpaid interest under the convertible promissory notes may convert, at the option of the holder thereof, into the most senior series of preferred stock of the Company then outstanding at a conversion price equal to two times (2x) the original issue price of such senior series of preferred stock of the Company.

Change of control

If the Company consummates a change of control while the convertible promissory notes remain outstanding, the Company shall pay or issue to the holder of the convertible promissory note the greater of:

(i)	the amount of change of control consideration that the holders of the would have received had the balance then outstanding under the Notes been converted immediately prior to the consummation of such change of control into ordinary shares of the Company; and
(ii)	an amount equal to 150% of the conversion amount.

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8.	EQUITY

Ordinary Shares

The Company’s authorized share capital is 500,000,000 ordinary shares consisting of 496,000,000 Class A Ordinary Shares and 4,000,000 Class B ordinary shares, par value $0.0001 per share.

On June 19, 2019 and June 24, 2022, 10,000 and 3,990,000 Class B Ordinary Shares were issued, respectively. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. In respect of matters requiring a shareholder vote, each Class A Ordinary Share will be entitled to one (1) vote and each Class B Ordinary Share will be entitled to ten (10) votes. The Class A Ordinary Shares are not convertible into shares of any other class. The Class B Ordinary Shares are convertible into Class A Ordinary Shares at any time after issuance at the option of the holder on a one-to-one basis.

In connection with reorganization, all references to numbers of ordinary shares and per-share data in the consolidated financial statements have been adjusted to reflect such reorganization and have been retroactively stated as if it occurred since inception.

On June 15, 2022, the Company entered into an employment agreement with Mr. Fredrik Eklund. Pursuant to the employment agreement, Mr. Fredrik Eklund agreed to act as the Co-founder and Chief Visionary Officer of the Company, and was entitled an annual compensation of $500,000 and a restricted stock grant of 1,000,000 Class A Ordinary Shares of the Company. On June 24, 2022, the Company issued the nonvested shares which shall vest in full if and when both of the following conditions are satisfied: (a) the closing of the business combination with a special purpose acquisition company (“de-SPAC Transaction”) of the Company occurs, and (b) Mr. Fredrik Eklund is employed by the Company as of the closing of de-SPAC Transaction. On February 11, 2024, the Company ended its employment relationship with Mr. Fredrik Eklund.

As of March 31, 2024 and 2023, 1,000,000 Class A Ordinary Shares and 4,000,000 Class B Ordinary Shares were issued and outstanding, respectively.

Capital Injection from a Shareholder

During the years ended March 31, 2023 and 2022, Mr. Kwai Hoi Ma, the Co-founder, Chief Executive Officer and director of the Company made various payments, including payments of operating expenses and offering costs, and purchase of property and equipment, on behalf of the Company (Note 10). As of March 31, 2023, the Company had an outstanding balance of $12,489,851 and $421,006 due to Mr. Ma and Tai Sang Technology Limited (“Tai Sang”) which was wholly owned by Mr. Ma.

On March 29, 2023, the Company, Mr. Ma and Tai Sang entered into an agreement, pursuant to which Mr. Ma and Tai Sang agreed to waive the Company’s outstanding liabilities aggregated to $12,910,857, and these liabilities were treated as capital injection from Mr. Ma. Accordingly, the Company reclassified the balance of due to related parties to additional paid-in capital.

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9.	INCOME TAXES

Cayman Islands

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the Company’s Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the Company’s Ordinary Shares, as the case may be, nor will gains derived from the disposal of the Company’s Ordinary Shares be subject to Cayman Islands income or corporation tax.

The United States

For the U.S. jurisdiction, Real USA is subject to federal income taxes on its business operations. The federal tax rate is 21%. The Company also evaluated the impact from the recent tax reforms in the United States, including the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) and Health and Economic Recovery Omnibus Emergency Solutions Act (“HERO Act”), which were both passed in 2020, no material impact on the Company is expected based on the analysis. The Company will continue to monitor the potential impact going forward.

As a result of the Tax Act, the Company has evaluated whether it has an additional tax liability from the Global lntangible Low Taxed Income (“GILTI”) inclusion on current earnings and profits of its foreign controlled corporations. The law also provides that corporate taxpayers may benefit from a 50% reduction in the GILTI inclusion, which effectively reduces the tax rate on the foreign income to 10.5%. The GILTI inclusion further provides for a foreign tax credit in connection with the foreign taxes paid. As of March 31, 2024 and 2023, the Company does not have an aggregate positive tested income; and as such the Company did not record a liability for GILTI tax.

Hong Kong

Real Corporation HK and Hohojo are incorporated in Hong Kong and are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. For the years ended March 31, 2024 and 2023, Hong Kong profits tax is calculated in accordance with the two-tiered profits tax rates regime. The applicable tax rate for the first HKD 2 million of assessable profits is 8.25% and assessable profits above HKD 2 million will continue to be subject to the rate of 16.5% for corporations in Hong Kong, effective from the year of assessment 2018/2019. Before that, the applicable tax rate was 16.5% for corporations in Hong Kong. Under Hong Kong tax laws, Real Corporation HK and Hohojo are exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

For the fiscal years ended March 31, 2024 and 2023, the components of the loss before income taxes are as follows:

	For the Years Ended March 31,
	2024	2023
Cayman	$(37,875)	$9,507
Hong Kong subsidiaries	(2,723,499)	(1,918,483)
USA subsidiary	(2,137,632)	(2,354,255)
	$(4,899,006)	$(4,263,231)

For the fiscal years ended March 31, 2024 and 2023, income tax expenses consist of the following:

For the Years Ended March 31,
	2024	2023
Current income expenses	$-	$-
Deferred income tax expenses	-	-
	$-	$-

F-52

9.	INCOME TAXES (CONTINUED)

A reconciliation of the difference between the expected income tax expense computed at applicable statutory income tax rates and the Company’s income tax expenses is shown in the following table:

	For the Years Ended March 31,
	2024	2023
Loss before income tax expenses	$(4,899,006)	$(4,263,231)

Income tax computed at statutory income tax rate (a)	(808,336)	$(703,433)
Effect of preferential tax benefits	-	158,231
Effect of differences in income tax rates in other jurisdictions	(93,292)	(107,510)
Effect of change in valuation allowance	901,628	652,712
	$-	$-

(a)	The applicable statutory rate applied is based on the profits tax rates in Hong Kong. Effective for tax years ended on or after March 31, 2018, the applicable tax rate was 8.25% on the first HK $2,000,000 of assessable profits and 16.5% on any assessable profits above that threshold.

Deferred tax assets as of March 31, 2024 and 2023 consist of the following:

	For the Years Ended March 31,
	2024	2023

Net operating losses carryforwards	$2,689,073	$1,851,193
Excess research and development expenses	90,212	26,464
Less: allowance on deferred tax assets	(2,779,285)	(1,877,657)
	$-	$-

The movement of valuation allowance is as follows:

	For the Years Ended March 31,
	2024	2023
Balance at beginning of the year	$1,877,657	$1,224,945
Current year addition	901,628	652,712
Balance at end of the year	$2,779,285	$1,877,657

As of March 31, 2024, the Company had net operating losses of $12,046,054 and $4,058,527 arising from subsidiaries incorporated in Hong Kong and the United States, respectively, which will be available to offset future taxable income. As of March 31, 2023, the Company had net operating losses of $9,322,555 and $2,276,053 arising from subsidiaries incorporated Hong Kong and the United States, respectively. As of March 31, 2024, $12,046,054 of net operating losses in Hong Kong generally has no time limit. $4,058,527 of U.S. federal net operating losses are limited to 80% of taxable income and can be utilized indefinitely.

The Company evaluates its valuation allowance requirements at end of each reporting period by reviewing all available evidence, both positive and negative, and considering whether, based on the weight of that evidence, a valuation allowance is needed. When circumstances cause a change in management’s judgement about the realizability of deferred tax assets, the impact of the change on the valuation allowance is generally reflected in income from operations. The future realization of the tax benefit of an existing deductible temporary difference ultimately depends on the existence of sufficient taxable income of the appropriate character within the carryforward period available under applicable tax law. As of March 31, 2024 and 2023, due to uncertainties surrounding future utilization on Real USA, Real Corporation HK and Hohojo, the Company accrued full valuation allowance against the deferred tax assets based upon management’s assessment as to their realization.

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2024 and 2023, the Company did not have any unrecognized uncertain tax positions and the Company does not believe that its unrecognized tax benefits will change over the next twelve months. For the years ended March 31, 2024 and 2023, the Company did not incur any interest and penalties related to any potential underpaid income tax expenses.

F-53

10.	RELATED PARTIES

1)	Nature of relationships with related parties

Name	Relationship with the Company
Kwai Hoi, Ma	Co-founder, Chief Executive Officer and director of the Company
Fredrik Eklund	Co-founder, and former Chief Visionary Officer of the Company
Mui Ko	Spouse of Mr. Kwai Hoi, Ma
Tai Sang	Controlled by Mr. Kwai Hoi, Ma
True Blue	Controlled by Mr. Fredrik Eklund
Edinburgh DH Holdings Limited	Controlled by Ms. Mui Ko
Fantastic Global Venture Limited	Controlled by immediate family member of Mr. Kwai Hoi, Ma

2)	Transactions with related parties

	For the Years Ended March 31,
	2024	2023
Borrowings from related parties (a)
Kwai Hoi, Ma	$3,536,592	$976,941
Mui Ko	1,409,014	-
	$4,945,606	$976,941

Repayment of borrowings to related parties
Kwai Hoi, Ma	$4,253,628	$1,276
Mui Ko	409,014	-
	$4,662,642	$1,276

Payment of operating expenses of behalf of the Company (b)
Kwai Hoi, Ma	$791,871	$4,256,995

Payment of deferred offering costs (b)
Kwai Hoi, Ma	$-	$200,000

Purchase of property and equipment on behalf of the Company (b)
Kwai Hoi, Ma	$12,621	$31,722

Purchase of marketing expenses
True Blue	$451,613	$375,000

Interest expense of convertible promissory notes - related parties
Edinburgh DH Holdings Limited	$12,951	$-
Fantastic Global Venture Limited	4,382	-
	$17,333	$-

(a)	The borrowings from the related parties were interest free and repayable on demand.
(b)	The payment amounts of operating expenses, deferred offering costs and purchasing property and equipment on behalf of the Company were subject to repayment to Mr. Kwai Hoi, Ma.

F-54

3)	Balances with related parties

As of March 31, 2024 and 2023, the balances due to related parties were as follows:

	March 31, 2024	March 31, 2023
Kwai Hoi, Ma	$87,456	$-
Edinburgh DH Holdings Limited	12,951	-
Fantastic Global Venture Limited	4,382	-
	$104,789	$-

4)	Convertible promissory notes with related parties

On October 4, 2023, the Company issued convertible promissory notes of $1,000,000 and $3,500,000 to Edinburgh DH Holdings Limited and Fantastic Global Venture Limited, respectively, with simple interest on the outstanding principal amount at the rate of 3% per annum and maturity date on September 30, 2024. Pursuant to the extension to convertible promissory notes agreement dated July 12, 2024, the due date of the convertible promissory notes was extended to July 31, 2025. Interest expenses of convertible promissory notes - related parties were of $17,333 and $nil for the years ended March 31, 2024 and 2023, respectively. See note 7.

11.	SHARE BASED COMPENSATION

On June 24, 2022, the Company issued the nonvested shares which shall vest in full if and when both of the following conditions are satisfied: (a) the closing of the business combination with a special purpose acquisition company (“de-SPAC Transaction”) of the Company occurs, and (b) Mr. Fredrik Eklund is employed by the Company as of the closing of de-SPAC Transaction. Given the vesting of these nonvested shares is contingent on the closing of business combination with a SPAC company, no share-based compensation expense is recognized until the date of successful business combination.

The Company used the asset-based approach to estimate the fair value of the shares granted on the grant date with assistance from an independent valuation firm. The asset-based approach incorporated certain assumptions including estimated cost used to develop our application, expected gross profit margin based on average gross profit margin of listed software development companies and risk-free rate. The fair value of the nonvested shares issued to Mr. Frederik Eklund was estimated at $248,000. On February 11, 2024, the Company ended its employment relationship with Mr. Fredrik Eklund.

As of March 31, 2024 and 2023, the Company had unrecognized share-based compensation expenses of $nil and $248,000, respectively.

12.	COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company is subject to loss contingencies, such as certain legal proceedings, claims and disputes. The Company records a liability for such loss contingencies when the likelihood of an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Although the outcomes of these legal proceedings cannot be predicted, the Company does not believe these actions, in the aggregate, will have a material adverse impact on its financial position, results of operations or liquidity.

13.	SUBSEQUENT EVENTS

The Company evaluated the subsequent event through July 17, 2024, the issuance date of this report, and concluded that there are no material reportable subsequent events need to be disclosed except for the events disclosed below.

On April 19, 2024, the 1,000,000 Class A Ordinary Shares that were previously allotted were further returned to Mr. Kwai Hoi, Ma, Real Messenger’s sole owner with nominal price through Mr. Ma’s personal holding company, Bloomington DH Holdings.

On July 12, 2024, the Company extended the due date of $5,000,000 convertible promissory notes held by Edinburgh DH Holdings Limited, Fantastic Global Venture Limited, and Mercatus Group LLC, which would be initially due on September 30, 2024. Pursuant to the extension to convertible promissory notes agreement dated July 12, 2024, the due date of the convertible promissory notes was extended to July 31, 2025. See note 7.

On June 28, 2024, the Company completed the issuance of $4,500,000 convertible promissory note to TKO Investment limited; On July 9, 2024, the Company completed the issuance of $2,500,000 convertible promissory note to Compass AI Venture Incorporation. Both convertible promissory notes are interest-free and the principal shall be due and payable on July 31, 2025.

The convertible promissory notes provide the holders with a number of conversion options. The convertible promissory notes may convert at $5.00 a share of the SPAC company at the close of the de-SPAC Transaction, an exempted company incorporated in the Cayman Islands. The convertible promissory notes may also be converted upon the Company raising a specified amount of capital through a Qualified Financing, in which Company raises $8,000,000 or more in capital or the Company’s sales of any of its preferred stock or similar equity securities, whereby the outstanding principal amount will automatically convert into equity securities as part of the financing. The convertible promissory notes may also be converted at the option of the holder in a next round financing by the holder of the convertible promissory notes at a conversion price equal to two times the original issue price of such senior series of preferred stock of the Company.

F-55

Annex A1

AGREEMENT AND PLAN OF MERGER

dated

March 27, 2023

by and between

Nova Vision Acquisition Corp., a British Virgin Islands business company,

as Parent, and

Real Messenger Holdings Limited, a Cayman Islands exempted company,

as the Company

A-1-1

i

Table of Contents continued

ii

Table of Contents continued

iii

Table of Contents continued

iv

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of March 27, 2023 (the “Signing Date”), by and between Nova Vision Acquisition Corp., a British Virgin Islands business company (“Parent”), and Real Messenger Holdings Limited, a Cayman Islands exempted company (the “Company”);

W I T N E S E T H:

WHEREAS, the Company is in the business of developing and operating a social network for real estate agents, which includes developing and operating any and all related products and/or services necessary to facilitate the operation of such social network (the “Business”);

WHEREAS, Parent is a blank check company formed for the sole purpose of entering into a share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities;

WHEREAS, Real Messenger Corporation (or such other name to be agreed), a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“Purchaser”), to be formed for the sole purpose of, immediately prior to the other transactions contemplated hereunder, the merger of Parent with and into Purchaser (the “Redomestication Merger”), in which Purchaser will be the surviving entity (the “Redomestication Merger Surviving Corporation”);

WHEREAS, immediately following the Redomestication Merger, the parties hereto desire to effect a merger of RM2 Limited (or such other name to be agreed), a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (the “Merger Sub”), to be formed for the sole purpose of merging with and into the Company (the “Acquisition Merger”) in which the Company will be the surviving entity and become a wholly owned subsidiary of Purchaser (the “Surviving Corporation”);

WHEREAS, in connection with the Acquisition Merger, the Shareholders will be entitled to receive the Merger Consideration, as further described in this Agreement;

WHEREAS, concurrently with this Agreement, the Sponsor, certain of Sponsor’s Affiliates, Parent, and the Company will enter into an agreement, dated as of the date hereof, providing that, among other things, the Sponsor will vote in favor of the transactions contemplated by this Agreement on the terms and subject to the conditions set forth in such agreement; and Parent will cause Purchaser to execute a joinder to such agreement upon Purchaser’s formation;

WHEREAS, at the Closing, Purchaser, certain shareholders of Purchaser and the Shareholders will enter into an Amended and Restated Registration Rights Agreement, which will, among other things, govern the registration of certain Purchaser Ordinary Shares for resale;

WHEREAS, at the Closing, certain shareholders of Purchaser and Purchaser will enter into a Lock-Up Agreement providing for, among other things, a twelve (12) month lock-up pertaining to certain Purchaser Ordinary Shares owned by such Shareholders and which shall be effective as of the Closing;

WHEREAS, at the Closing, Purchaser will use its best efforts to enter into employment agreements with certain key employees of the Company, including without limitation the Shareholders, which will, among other things, provide for certain customary protective covenants and other terms to be agreed by the parties;

WHEREAS, for U.S. federal income tax purposes, Purchaser and Parent intend that the Redomestication Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the boards of directors of Parent and Purchaser have approved this Agreement and intend that it constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3;

WHEREAS, for U.S. federal income tax purposes, the parties hereto intend that the Acquisition Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the Company’s board of directors and the boards of directors of Purchaser and Merger Sub have approved this Agreement and intend that it constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3;

WHEREAS, the board of directors of the Company has determined that this Agreement, the Acquisition Merger and the other transactions contemplated by this Agreement are fair and advisable to, and in the best interests of, the Company and the Shareholders;

WHEREAS, the board of directors of Parent has determined that this Agreement, the Redomestication Merger, the Acquisition Merger and the other transactions contemplated by this Agreement are fair and advisable to, and in the best interests of, Parent and its shareholders; and

WHEREAS, all capitalized terms not defined in these Recitals shall have the respective meanings ascribed to them in this Agreement;

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

Article I

DEFINITIONS

The terms defined in the preamble shall have the respective meanings ascribed thereto, and following terms, as used herein, have the following meanings:

“Action” means any legal action, suit, claim, investigation, hearing or Proceeding, including any audit, claim or assessment for Taxes or otherwise.

“Additional Agreements” mean the Lock-Up Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Employment Agreements and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed in connection with the Transactions.

2

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For avoidance of any doubt, with respect to all periods subsequent to the Closing, Purchaser is an Affiliate of the Company.

“Amended MAA” means the amended and restated Memorandum and Articles of Association of Redomestication Merger Surviving Corporation substantially in the form attached hereto as Exhibit A.

“Application Programming Interface” or “API” means computer code that allows two or more software applications to communicate with each other.

“Bayh-Dole Act” means the Patent and Trademark Law Amendments Act, 35 U.S.C. § 200 et seq., as may be amended or succeeded from time to time, and the regulations promulgated thereunder.

“Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

“Business Data” means all business-related information and data, excluding Personal Information that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Business Systems or otherwise in the course of the conduct of the business of the Company and its Subsidiaries.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in the British Virgin Islands, the Cayman Islands and New York, New York are authorized to close for business.

“Business Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes, that are owned or used in the conduct of the business of the Company or any Subsidiary; Business Systems do not include Application Programming Interfaces, or APIs, owned and operated by third-party software companies and/or technology companies.

“BVI Companies Act” means the British Virgin Islands Business Companies Act, as amended to date.

“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands, as amended to date.

“Closing Payment Shares” means Six Million (6,000,000) Purchaser Ordinary Shares, valued at $10.00 per share.

“Code” means the Internal Revenue Code of 1986, as amended.

3

“Company Class A Ordinary Shares” shall mean the Class A ordinary shares, par value $0.0001 per share, of the Company as existing as of the date hereof and immediately prior to the Effective Time.

“Company Class B Ordinary Shares” shall mean the Class B ordinary shares, par value $0.0001 per share, of the Company as existing as of the date hereof and immediately prior to the Effective Time.

“Company Licensed IP” means all Intellectual Property rights owned by a third party and licensed to the Company or any Subsidiary or to which the Company or any Subsidiary otherwise has a right to use.

“Company Ordinary Shares” shall mean the Company Class A Ordinary Shares and the Company Class B Ordinary Shares.

“Company Owned IP” means all Intellectual Property rights owned by the Company or any Subsidiary.

“Confidential Information” means any information, knowledge or data concerning the businesses and affairs of the Company or any Subsidiary (or their suppliers or customers) that is not already generally available to the public, including any Intellectual Property rights.

“Contracts” means the Leases and all contracts, agreements, leases (including equipment leases, car leases and capital leases), licenses, commitments, client contracts, statements of work (SOWs), sales and purchase orders and similar instruments, oral or written, to which the Company and/or any of its Subsidiary is a party or by which any of its respective assets are bound, including any entered into by the Company and/or any of its Subsidiaries in compliance with this Agreement after the Signing Date and prior to the Closing.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Copyrights” has the meaning given to such term in the definition of “Intellectual Property”.

“Data Protection Laws” means all applicable Laws in any applicable jurisdiction relating to the processing, privacy, security, or protection of Personal Data, and all regulations or guidance issued thereunder.

“Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Closing in accordance with the Investment Management Trust Agreement.

4

“Disabling Devices” means reasonably detectable Software viruses, time bombs, logic bombs, trojan horses, trap doors, back doors, or other computer instructions, intentional devices or techniques that are designed to threaten, infect, assault, vandalize, defraud, disrupt, damage, disable, maliciously encumber, hack into, incapacitate, infiltrate or slow or shut down a computer system or any component of such computer system, including any such device affecting system security or compromising or disclosing user data in an unauthorized manner. For the avoidance of doubt, the parties acknowledge and agree that Disabling Devices are only “reasonably detectable” in cases where such devices can be detected through the use or aid of commercially available information security platforms, tools, and techniques.

“Earnout Consideration” means up to Seventy Five Million Dollars ($75,000,000), payable in the form of up to Seven Million Five Hundred Thousand (7,500,000) Purchaser Ordinary Shares (valued at $10.00 per share), which shall be issued in the name the Shareholders at the Closing and subject to contingent release based upon the achievement of certain future performance metrics and subject to the terms of the Earnout as further set forth in Schedule B hereto.

“Environmental Laws” shall mean all applicable Laws that prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Employment Agreements” means the employment agreements to be entered into at the Closing, substantially in the forms attached hereto as Exhibit B-1 (for Fredrik Eklund), Exhibit B-2 (for Thomas Ma) and Exhibit B-3 (for the other Key Employees) by Purchaser and each of the Key Employees of the Company listed on Exhibit C.4

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fraud Claims” means any claim to the extent based on the intentional fraud of any Person with respect to the making by such Person of an express representation or warranty contained in this Agreement, in each case, with the actual knowledge of such Person that such representation or warranty was false when made and which was made with the specific intent of deceiving, misleading and inducing the Person to whom such representation and warranty was made to enter into or consummate the transactions contemplated by this Agreement and upon which such Person has reasonably relied to such Person’s detriment. For the avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, in any determination of whether a Person has committed Fraud, all materiality qualifications in an express representation or warranty contained in this Agreement shall be taken into account.

“Fundamental Representations” means, (a) with respect to the Company or any Subsidiary, the representations and warranties contained in Sections 5.1 (Corporate Existence and Power), 5.2 (Authorization), 5.5 (Capitalization), 5.27 (Taxes) and 5.29 (Finders’ Fees), and (b) with respect to the Parent Parties, 6.1 (Corporate Existence and Power), 6.2 (Corporate Authorization), 6.7 (Capitalization), 6.5 (Finders’ Fees) and 6.20 (Tax Matters).

“Governmental Authority” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official or entity and any court or other tribunal), or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any arbitral tribunal (public or private)..

4 NP Note to Draft F-4/A: The BCA will need to be amended to remove the Eklund Employment Agreement as a closing condition, and to reflect that he no longer has shares in the company.

5

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated by any Governmental Authority to be radioactive, toxic, hazardous, a pollutant or a contaminant.

“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“HSR Act” means The Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended to date.

“Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs and prepayment and other penalties, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP (as defined below), (g) all guarantees by such Person and (h) any agreement to incur any of the same.

“Initial Consideration” means Seventy-Five Million Dollars ($75,000,000), payable in the form of Seven Million Five Hundred Thousand (7,500,000) Purchaser Ordinary Shares valued at $10.00 per share.

“Intellectual Property” means: (a) patents, patent applications (including provisional applications) and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof (“Patents”); (b) trademarks and service marks, trade dress, logos, trade names, corporate names, brands, slogans, and other source identifiers together with all translations, adaptations, derivations, combinations and other variants of the foregoing, and all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing (“Trademarks”); (c) copyrights and registrations and applications for registration, renewals and extensions thereof (“Copyrights”) and other works of authorship (whether or not copyrightable) and moral rights; (d) trade secrets and know-how (including ideas, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, results, knowledge, practices, procedures, systems, financial and accounting and all other data, databases, database rights, including rights to use any Personal information, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects) and related information (“Trade Secrets”); (e) Internet domain names and social media accounts; (f) rights of privacy and publicity; (g) all other intellectual property or proprietary rights of any kind or description; (h) copies and tangible embodiments of any of the foregoing, in whatever form or medium, including Software and Technology; and (i) all legal rights arising from items (a) through (g), including the right to prosecute and perfect such interests and rights to sue, oppose, cancel, interfere and enjoin based upon such interests, including such rights based on past infringement, if any, in connection with any of the foregoing.

6

“Inventory” is defined in the UCC.

“Investment Management Trust Agreement” means the investment management trust agreement made as of August 5, 2021, by and between Parent and the Trustee.

“IPO” means the initial public offering of Parent pursuant to a prospectus dated August 5, 2021.

“IRS” means the U.S. Internal Revenue Service.

“Law” or “Laws” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of general applicability of any applicable Governmental Authority, including rule or regulation promulgated thereunder.

“Leases” all leases, subleases, licenses, concessions and other occupancy agreements (written or oral) for Real Property, together with all fixtures and improvements erected on the premises leased thereby.

“Liabilities” means any and all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.

“Lock-Up Agreement” means the lock-up agreement to be entered into between Purchaser and certain Shareholders at the Closing and which will provide for, among other things, a twelve (12) month lock-up pertaining to certain Purchaser Ordinary Shares owned by such Shareholders, in substantially the form annexed hereto as Exhibit D.

“Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect upon on the assets, Liabilities, condition (financial or otherwise), prospects, net worth, management, earnings, cash flows, business, operations or properties of the Company and the Business, taken as a whole, whether or not arising from transactions in the ordinary course of business, provided, however, that “Material Adverse Effect” or “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or reasonably attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) acts of war (whether or not declared), state-sanctioned military conflicts, armed hostilities or terrorism, or the escalation or worsening thereof; (iv) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of the Parent Parties; (v) any changes in applicable Laws or accounting rules (including U.S. GAAP) or the enforcement, implementation or interpretation thereof; (vi) any natural or man-made disaster or acts of God, including the continued outbreak of the COVID-19 virus (including the introduction of any strains or variants thereof); (vii) any matter of which Purchaser is aware on the Signing Date; or (viii) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); or (ix) the announcement, pendency or completion of the transactions contemplated by this Agreement; in the case of the foregoing clauses (i)-(vi), unless any such event, occurrence, fact, condition or change shall have a disproportionate effect on the Company and/or the Business as compared to companies within the same industry.

7

“Merger Consideration” means (a) the Initial Consideration of Seventy-Five Million Dollars ($75,000,000), in the form of Seven Million Five Hundred Thousand (7,500,000) Purchaser Ordinary Shares valued at Ten Dollars ($10.00) each; and (b) the Earnout Consideration of up to Seventy-Five Million Dollars ($75,000,000), in the form of up to Seven Million Five Hundred Thousand Purchaser Ordinary Shares valued at Ten Dollars ($10.00) each. All of the Merger Consideration will be payable (i) if to the Principal Shareholder, in Class B Purchaser Ordinary Shares, and (ii) if to any Shareholder other than the Principal Shareholder, in Class A Purchaser Ordinary Shares.

“Nasdaq” means the electronic dealer quotation system owned and operated by The Nasdaq Stock Market, Inc.

“Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by a Governmental Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation, certificate of formation, articles of incorporation, articles of formation, bylaws, memorandum and articles of association, limited liability company agreement or similar organizational documents, in each case, as amended.

“Parent Ordinary Shares” means the ordinary shares, $0.0001 par value each, of Parent.

“Parent Parties” means Parent, Purchaser and Merger Sub collectively, and “Parent Party” refers to any one of them.

“Parent Rights” means the rights to receive one-tenth (1/10) of one Parent Ordinary Share upon the consummation of an initial business combination.

“Parent Warrants” means the redeemable warrants to purchase one-half (1/2) of one Parent Ordinary Share at a price of $11.50 per whole share.

“Parent Unit” means a unit of Parent comprised of one Parent Ordinary Share, one Parent Warrant and one Parent Right, including all “private units” described in the Prospectus.

“Patents” has the meaning given to such term in the definition of “Intellectual Property”.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to the Parent Parties; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company and/or any of its Subsidiaries so encumbered, either individually or in the aggregate, and (C) that are not the result of a breach, default or violation by the Company and/or any of its Subsidiaries of any Contract or Law; and (iii) liens for Taxes not yet due and payable or which are being contested in good faith by appropriate Proceedings (and for which adequate accruals or reserves have been established in accordance with U.S. GAAP).

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“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Data or Personal Information” means, with respect to any natural Person, such Person’s name, street address, telephone number, e-mail address, photograph, social security number, tax identification number, driver’s license number, passport number, credit card number, bank account number and other financial information, customer or account numbers, account access codes and passwords, any other information that allows the identification of such Person or enables access to such Person’s financial information or that is defined as “personal data,” “personally identifiable information,” “personal information,” or similar term under any applicable Privacy Laws.

“Pre-Closing Period” means any period that ends on or before the Closing Date or with respect to a period that includes but does not end on the Closing Date, the portion of such period through and including the day of the Closing.

“Principal Shareholder” means Kwai Hoi Ma.

“Privacy Laws” means all applicable United States state and federal Laws, and the laws of other non-U.S. jurisdictions applicable to the Company or any Subsidiary, relating to privacy and protection of Personal Data, including, but not limited to, the Federal
Trade Commission Act and any and all similar state and federal Laws relating to privacy, security, data protection, data availability and destruction and data breach, including security incident notification, including without limitation, the Fair Credit Reporting Act, the Gramm-Leach Bliley Act, the Electronic Communications Privacy Act, and the Federal Trade Commission Act and the General Data Protection Regulation of the European Union.

“Proceeding” means any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator.

“Purchaser Ordinary Shares” means, collectively, (i) the class A ordinary shares of $0.0001 par value each of the Purchaser (the “Class A Purchaser Ordinary Shares”) and (ii) the class B ordinary shares of $0.0001 par value each of the Purchaser (the “Class B Purchaser Ordinary Shares”). Each Class A Purchaser Ordinary Share shall have one (1) vote, and each Class B Purchaser Ordinary Share shall have ten (10) votes, each with certain rights and privileges set forth in the Amended MAA and restated Memorandum and Articles of Association of Redomestication Merger Surviving Corporation substantially in the form attached hereto as Exhibit A.

“Purchaser Rights” means all Parent Rights upon their conversion in the Redomestication Merger.

“Purchaser Warrants” means all the Parent Warrants upon their conversion in the Redomestication Merger.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

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“Redomestication Merger Surviving Corporation Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of the Redomestication Merger Surviving Corporation.

“Redomestication Merger Surviving Corporation Rights” means all the Parent Rights upon their conversion in the Redomestication Merger.

“Redomestication Merger Surviving Corporation Warrants” means all the Parent Warrants upon their conversion in the Redomestication Merger.

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement to be entered into by Purchaser, certain shareholders of Purchaser, and the Shareholders at the Closing, substantially in the form attached hereto as Exhibit E, that will, among other things, provide for and govern the registration of certain Purchaser Ordinary Shares for resale and which shall be effective as of the Closing;

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the Securities and Exchange Commission.

“Sensitive Data” means all confidential information, classified information, proprietary information, Trade Secrets and any other information, the security or confidentiality of which is protected by Law or Contract, that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by the Company. Sensitive Data also includes Personal Data which is held, stored, collected, transmitted, transferred (including cross-border transfers), disclosed, sold or used by the Company.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” means each holder of Company Ordinary Shares, and “Shareholders” refers to all of them collectively.

“Software” means all computer software, applications, and programs (and all versions, releases, fixes, patches, upgrades and updates thereto, as applicable), including software compilations, development tools, compilers, files, scripts, manuals, design notes, programmers’ notes, architecture, APIs, mobile applications, algorithms, data, databases, and compilations of data, comments, user interfaces, menus, buttons, and icons, as well as any foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases and previous releases thereof, in each case, whether in source code, object code or human readable form.

“Sponsor” means Nova Pulsar Holdings Limited.

“Sponsor Support Agreement” means the agreement entered into by the Sponsor, certain of Sponsor’s Affiliates, Parent, Purchaser and the Company as of the date hereof, substantially in the form attached hereto as Exhibit F, providing that, among other things, the Sponsor and such Sponsor Affiliates Shareholders will vote their Company Shares in favor of the Parent Party Shareholder Approval Matter on the terms and subject to the conditions set forth in such agreement.

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“Subsidiary” or “Subsidiaries” means one or more entities of which at least fifty percent (50%) of the capital stock or share capital or other equity or voting securities are Controlled or owned, directly or indirectly, by the respective Person.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, laboratory equipment and other equipment owned or leased by the Company or any Company Subsidiary.

“Tax” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalties, additions to tax or additional amounts imposed with respect thereto.

“Taxing Authority” means the Internal Revenue Service and any other Governmental Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Technology” means all designs, formulas, algorithms, procedures, techniques, methods, processes, concepts, ideas, know-how, programs, models, routines, systems, data, databases, tools, inventions, creations, improvements and all recordings, graphs, drawings, reports, analyses, other writings, and any other embodiment of the above, in any form, whether or not specifically listed herein.

“Trademarks” has the meaning given to such term in the definition of “Intellectual Property”.

“Trade Secret(s)” has the meaning given to such term in the definition of “Intellectual Property”.

“UCC” means the Uniform Commercial Code of the State of New York, or any corresponding or succeeding provisions of Laws of the State of New York, or any corresponding or succeeding provisions of Laws, in each case as the same may have been and hereafter may be adopted, supplemented, modified, amended, restated or replaced from time to time.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“$” means U.S. dollars, the legal currency of the United States.

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GLOSSARY

“Additional Parent Parties SEC Documents”	Section 6.14(a)
“Affiliate Transaction”	Section 5.35(a)
“Alternative Proposal”	Section 7.1(b)
“Alternative Transaction”	Section 7.1(b)
“Anti-Corruption Laws”	Section 5.32(a)
“Audited 2023 Financial Statements”	Section 7.9
“Authorization Notice”	Section 2.10(b)
“BVI Registrar”	Section 2.2
“BRPM”	Section 2.2
“Cayman Registrar”	Section 2.2
“Claim Notice”	Section 11.4(b)
“CRPM”	Section 2.2
“Closing”	Section 3.2
“Closing Date”	Section 3.2
“Company Leases”	Section 5.26(b)
“Company Disclosure Schedules”	Article V
“Company Proxy Review”	Section 9.5(a)
“Computer Systems”	Section 5.19(i)
“Data Security Requirements”	Section 5.19(h)
“D&O Indemnified Persons”	Section 7.7(a)
“D&O Tail Insurance”	Section 7.7(b)
“Dissenting Shares”	Section 4.1(j)
“Dissenting Shareholders”	Section 4.1(j)
“Earnout”	Section 4.1(h)
“Earnout Shares”	Section 4.1(a)
“Effective Time”	Section 3.2
“Exchange Fund”	Section 4.2(b)
“Excluded Shares”	Section 4.1(c)
“Expiration Date”	Section 11.1(a)
“Export Control Laws”	Section 5.32(a)
“Financial Information Delivery Date”	Section 7.5
“Financial Statements”	Section 5.11(a)
“Holdback Shares”	Section 4.1(a)
“Indemnified Party”	Section 11.2
“Indemnified Party Representative”	Section 11.2
“Indemnifying Party”	Section 11.2
“Indemnifying Party Representative”	Section 11.2
“International Trade Control Laws”	Section 5.32(a)
“IT Providers”	Section 5.19(k)
“Labor Agreements”	Section 5.24(a)
“Loss”	Section 11.2
“Mandatory Governmental Consents and Approvals”	Section 10.1(c)
“Material Contracts”	Section 5.16(a)
“Merger Sub Ordinary Shares”	Section 6.7(c)
“Outside Date”	Section 11.1(d)(i)
“Outstanding Company Transaction Expenses”	Section 4.4(a)
“Outstanding Parent Party Transaction Expenses”	Section 4.4(b)
“Outstanding Transaction Expenses”	Section 4.4(b)

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“Parent Dissenting Shareholder”	Section 2.10(a)
“Parent Dissenting Shares”	Section 2.10(a)
“Parent Excluded Shares”	Section 2.5(c)
“Parent Parties Financial Statements”	Section 6.14(b)
“Parent Party Disclosure Schedules”	Article VI
“Parent Party Shareholder Approval Matters”	Section 9.5
“Parent SEC Documents”	Section 6.14(a)
“Parent Special Meeting”	Section 9.5(a)
“Payment of Expenses Invoice Date”	Section 4.5(a)
“Permits”	Section 5.17
“Plan of Merger”	Section 3.2
“Privacy Policy”	Section 5.19(k)
“Prohibited Party”	Section 5.32(b)
“Prospectus”	Section 9.5
“Proxy Statement/Prospectus”	Section 9.5
“Purchaser Investor”	Section 6.21
“Redomestication Merger Effective Time”	Section 2.2
“Redomestication Merger Surviving Corporation”	Section 2.1
“Registered IP”	Section 5.19(a)
“Registration Statement”	Section 9.5
“Required Parent Shareholder Approval”	Section 10.1(e)
“Requisite Company Vote”	Section 5.2
“Sanctions Laws”	Section 5.32(a)
“Scheduled Intellectual Property”	Section 5.19(a)
“Shareholder Register”	Section 2.6(a)(i)
“Standards Agreements”	Section 5.19(p)
“Standards Body”	Section 5.19(p)
“Surviving Corporation”	Section 3.1
“Third Party Claim”	Section 11.4(c)
“Trust Account”	Section 6.9
“Trust Fund”	Section 6.9
“Trustee”	Section 6.9

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Article II

REDOMESTICATION MERGER

2.1 Redomestication Merger. At the Redomestication Merger Effective Time, and subject to and upon the terms and conditions of this Agreement, and in accordance with the applicable provisions of the Cayman Companies Act and the BVI Companies Act, respectively, Parent shall be merged with and into Purchaser, the separate corporate existence of Parent shall cease and Purchaser shall continue as the surviving corporation. Purchaser as the surviving corporation after Redomestication Merger may be hereinafter referred to as the “Redomestication Merger Surviving Corporation”.

2.2 Redomestication Merger Effective Time. The Parent Parties shall cause Redomestication Merger to be consummated by filing (a) the plan and articles of merger (and any other documents required by the BVI Companies Act) (collectively, the “BRPM”) with the British Virgin Islands Registrar of Corporate Affairs (the “BVI Registrar”) in accordance with the relevant provisions of the BVI Companies Act, and (b) the plan of merger (and any other documents required by the Cayman Companies Act) (collectively, the “CRPM”) with the Registrar of Companies of the Cayman Islands (the “Cayman Registrar”), in accordance with the relevant provisions of the Cayman Companies Act. The effective time of Redomestication Merger shall be the date when the BRPM has been accepted by the BVI Registrar and the CRPM has been accepted by the Cayman Registrar, or such later time as specified in the BRPM and the CRPM being the “Redomestication Merger Effective Time.”

2.3 Effect of Redomestication Merger. At the Redomestication Merger Effective Time, the effect of Redomestication Merger shall be as provided in this Agreement, the BRPM, the CRPM and the applicable provisions of the BVI Companies Act and the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Redomestication Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Parent and Purchaser prior to the Redomestication Merger Effective Time shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Redomestication Merger Surviving Corporation, which shall include the assumption by the Redomestication Merger Surviving Corporation of any and all agreements, covenants, duties and obligations of Parent set forth in this Agreement to be performed after the Closing, and all securities of the Redomestication Merger Surviving Corporation issued and outstanding as a result of the conversion under Section 2.6 hereof shall be listed on the public trading market on which the Parent Ordinary Shares were trading prior to Redomestication Merger.

2.4 Charter Documents. At the Redomestication Merger Effective Time, the Memorandum and Articles of Association of Parent, as in effect immediately prior to the Redomestication Merger Effective Time, shall be cancelled and retired, and the Memorandum and Articles of Association of Purchaser shall be amended and restated so that they read in their entirety as set forth in Exhibit A, and as so amended and restated, shall be the Amended MAA.

2.5 Directors and Officers of the Redomestication Merger Surviving Corporation. As of the Redomestication Merger Effective Time, the Persons constituting the officers and directors of Parent prior to the Redomestication Merger Effective Time shall continue to be the officers and directors of the Redomestication Merger Surviving Corporation (and holding the same title as held at Parent) until the Effective Time.

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2.6 Effect on Issued Securities of Parent.

(a) Conversion of Parent Ordinary Shares.

(i) At the Redomestication Merger Effective Time, each issued and outstanding Parent Ordinary Share (other than the Parent Excluded Shares and Parent Dissenting Shares) immediately prior to the Redomestication Merger Effective Time shall be converted automatically into one Redomestication Surviving Corporation Ordinary Share. Simultaneously with such automatic conversion, at the Redomestication Merger Effective Time all Parent Ordinary Shares shall automatically be canceled and retired and shall cease to exist. The holders of issued Parent Ordinary Shares immediately prior to the Redomestication Merger Effective Time, as evidenced by the register of members of Parent (the “Shareholder Register”), shall cease to have any rights with respect to such Parent Ordinary Shares, except as provided herein or by Law. Each certificate (if any) previously evidencing Parent Ordinary Shares shall be exchanged for a certificate representing the same number of Redomestication Surviving Corporation Ordinary Shares upon the surrender of such certificate in accordance with Section 2.7.

(ii) Each holder of Parent Ordinary Shares (other than the Parent Excluded Shares and Parent Dissenting Shares) listed on the Shareholder Register immediately prior to the Redomestication Merger Effective Time shall thereafter have the right to receive the same number of Redomestication Surviving Corporation Ordinary Shares. For the avoidance of doubt, each holder of Parent Ordinary Shares shall have only the right to receive one (1) Redomestication Surviving Corporation Ordinary Share in exchange for each Parent Ordinary Share canceled and retired pursuant to Section 2.6(a) above.

(b) Conversion of Parent Rights, Parent Warrants. At the Redomestication Merger Effective Time, (i) all Parent Units issued and outstanding immediately prior to the Redomestication Merger Effective Time will separate into their individual components of Parent Ordinary Shares, Parent Rights and Parent Warrants and will cease separate existence and trading, (ii) each issued and outstanding Parent Right immediately prior to the Redomestication Merger Effective Time shall be converted into one Redomestication Merger Surviving Corporation Right and (iii) each issued and outstanding Parent Warrant immediately prior to the Redomestication Merger Effective Time shall be converted into one Redomestication Merger Surviving Corporation Warrant. At the Redomestication Merger Effective Time, each Parent Right and Parent Warrant shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Redomestication Merger Surviving Corporation Rights and Redomestication Merger Surviving Corporation Warrants shall have, and be subject to, the same terms and conditions set forth in the applicable agreements governing the Parent Rights and the Parent Warrants, respectively, that are outstanding immediately prior to the Redomestication Merger Effective Time. At or prior to the Redomestication Merger Effective Time, Purchaser shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Redomestication Merger Surviving Corporation Rights remain outstanding, a sufficient number of Redomestication Merger Surviving Corporation Ordinary Shares for delivery upon the exercise of the Redomestication Merger Surviving Corporation Rights and the Redomestication Merger Surviving Corporation Warrants after the Redomestication Merger Effective Time.

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(c) Cancellation of Parent Ordinary Shares Owned by Parent. At the Redomestication Merger Effective Time, if there are any Parent Ordinary Shares that are owned by Parent as treasury shares or any Parent Ordinary Shares owned by any direct or indirect wholly owned subsidiary of Parent immediately prior to the Redomestication Merger Effective Time (collectively, the “Parent Excluded Shares”), such shares shall be canceled and extinguished without any conversion thereof or payment therefor. In addition, as of the Redomestication Merger Effective Time, the one (1) share of Purchaser owned by Parent immediately prior to the Redomestication Merger Effective Time shall be automatically cancelled and extinguished without any conversion or consideration delivered in exchange therefor.

(d) No Liability. Notwithstanding anything to the contrary in this Section 2.6, none of the Redomestication Merger Surviving Corporation, Parent, Purchaser or any other Party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.7 Surrender of Parent Ordinary Shares. All securities issued upon the surrender of the Parent Ordinary Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of the Parent Ordinary Shares shall also apply to the Purchaser Ordinary Shares so issued in exchange.

2.8 Lost Stolen or Destroyed Certificates. In the event any certificates shall have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed certificates or securities as the case may be, upon an executed affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 2.7; provided, however, that the Redomestication Merger Surviving Corporation may, in its sole and exclusive discretion and as a condition precedent to the issuance thereof, additionally require the owner of such lost, stolen or destroyed certificates to deliver an executed deed of indemnity against any claim that may be made against it with respect to the certificates alleged to have been lost, stolen or destroyed.

2.9 Section 368 Reorganization. For U.S. federal income tax purposes, Parent and Purchaser intend that the Redomestication Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code to which each of Parent and the Purchaser is a party under Section 368(b) of the Code (the “Redomestication Intended Tax Treatment”). Parent and Purchaser hereby (i) adopt, and the Company acknowledges, this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), (ii) agree to file and retain such information as shall be required under Treasury Regulation Section 1.368-3, and (iii) agree to file all Tax and other informational returns on a basis consistent with the Redomestication Intended Tax Treatment, unless otherwise required by a Taxing Authority in connection with an audit. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of Redomestication Merger for the Redomestication Intended Tax Treatment or as to the effect, if any, that any transaction consummated on, after or prior to the Redomestication Merger Effective Time has or may have on any such reorganization status. Each of the parties acknowledges and agrees that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Redomestication Merger is determined not to qualify for the Redomestication Intended Tax Treatment.

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2.10 Taking of Necessary Action; Further Action. If, at any time after the Redomestication Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Redomestication Merger Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Parent and Purchaser, the officers and directors of Parent and Purchaser are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.11 Parent Dissenting Shares.

(a) No Person who has validly exercised their dissenters’ rights pursuant to Section 179 of the BVI Companies Act (each a “Parent Dissenting Shareholder”) shall be entitled to receive the securities of Purchaser in accordance with Section 2.5(a) and (b), as applicable with respect to the shares of Parent owned by such Person (“Parent Dissenting Shares”) unless and until such Person shall have effectively withdrawn or lost such Person’s dissenters’ rights under BVI Companies Act. Each Parent Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure in Section 179 of BVI Companies Act with respect to the Parent Dissenting Shares owned by such Parent Dissenting Shareholder. The Purchaser shall give Parent (i) prompt notice of any written demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Purchaser relating to any Parent Dissenting Shareholder’s rights of dissent and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under BVI Companies Act.

(b) If any Parent shareholder gives to Parent, before the required shareholders’ approval is obtained at the Parent Special Meeting, written objection to the Redomestication Merger in accordance with section 179 of the BVI Companies Act, (i) the Parent Parties shall serve written notice of the authorization and approval of this Agreement, the Plan of Merger and the Acquisition Merger on such shareholder within twenty (20) days of obtaining the approval of the shareholders of the Parent at the Parent Special Meeting (the “Authorization Notice”); and (ii) Parent and the Company may agree to delay the commencement of the Redomestication Merger, and thereby delaying filing of the plan of merger with the BVI Registrar, until at least twenty (20) days shall have elapsed since the date on which the Authorization Notice is given (being the period allowed for written notice of an election to dissent under section 179(5) of the BVI Companies Act), but in any event subject to the satisfaction or waiver of all of the conditions set forth in Article X of this Agreement.

Article III

ACQUISITION MERGER

3.1 Acquisition Merger. Upon and subject to the terms and conditions set forth in this Agreement, on the Closing Date, as soon as practicable immediately after the Redomestication Merger and in accordance with the applicable provisions of the Cayman Companies Act, Merger Sub shall be merged with and into the Company. Following the Acquisition Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving company in the Acquisition Merger (the “Surviving Corporation”) under the Cayman Companies Act and become a wholly owned subsidiary of Purchaser.

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3.2 Closing; Effective Time. Unless this Agreement is earlier terminated in accordance with Article XII, the closing of the Acquisition Merger (the “Closing”) shall take place as soon as practicable immediately after the Redomestication Merger by the exchange of signed documentation on a date no later than three (3) Business Days after the satisfaction or waiver of all the conditions set forth in Article X that are required to be satisfied prior to the Closing Date, or at such place or by such other means and time as the Company and the Parent Parties may mutually agree upon. The parties may participate in the Closing via electronic means. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date”. At the Closing, the parties hereto shall execute a plan of merger (and any other documents required by the Cayman companies Act) (the “Plan of Merger”) in form and substance acceptable to the Parent Parties and the Company, and the parties hereto shall cause the Acquisition Merger to be consummated by filing the Plan of Merger with the Cayman Registrar in accordance with the provisions of the Cayman Companies Act. The Acquisition Merger shall become effective at the time when the Plan of Merger is accepted by the Cayman Registrar in accordance with the Cayman Companies Act or such later time as specified in the Plan of Merger (the “Effective Time”).

3.3 Board of Directors. As of the Effective Time, Purchaser’s board of directors shall consist of five (5) directors, three (3) of whom shall be independent directors under Nasdaq rules. Sponsor shall have the right, but not the obligation, to designate, or cause to be designated, one (1) of the independent director to serve as a director of Purchaser until the second annual shareholder meeting of Purchaser that takes place after the Effective Time, and the Company shall have the right, but not the obligation, to designate, or cause to be designated, the remaining directors.

3.4 Effect of the Acquisition Merger. At the Effective Time, the effect of the Acquisition Merger shall be as provided in this Agreement, the Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Corporation, and the Surviving Corporation shall execute any agreements and shall take such further actions, as any Party hereto may reasonably request to confirm that the Surviving Corporation shall observe and discharge all covenants, duties and obligations of Merger Sub set forth in this Agreement to be performed after the Effective Time.

3.5 Memorandum and Articles of Association of the Surviving Corporation. At the Effective Time, and without any further action on the part of the Company or Merger Sub, the Memorandum and Articles of Association of the Company shall become the Memorandum and Articles of Association of the Surviving Corporation until thereafter amended in accordance with its terms and as provided by Law.

3.6 Register of Members. At the Effective Time, the register of members of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Ordinary Shares on the records of the Company.

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3.7 Rights Not Transferable. The rights of the Shareholders immediately prior to the Effective Time are nontransferable. Such rights shall not be assignable or otherwise transferable for any reason (except (i) by operation of Law or (ii) in the case of a natural Person, by will or the Laws of descent and distribution). For the avoidance of doubt, any attempted transfer of such right by any Shareholder (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

3.8 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out or further the purposes of this Agreement and to vest the Surviving Corporation with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Merger Sub and the Company, the officers and directors of Merger Sub and the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action furthers the objectives of and is not inconsistent with this Agreement.

3.9 Section 368 Reorganization. For U.S. federal income tax purposes, each of the parties intends that the Acquisition Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code to which each of Purchaser, Merger Sub and the Company is a party under Section 368(b) of the Code (the “Acquisition Intended Tax Treatment”). The parties to this Agreement hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g), (ii) agree to file and retain such information as shall be required under Treasury Regulation Section 1.368-3, and (iii) agree to file all Tax and other informational returns on a basis consistent with the Acquisition Intended Tax Treatment, unless otherwise required by a Taxing Authority in connection with an audit. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no Party is making any representation or warranty as to the qualification of the Acquisition Merger for the Acquisition Intended Tax Treatment or as to the effect, if any, that any transaction consummated on, after or prior to the Acquisition Merger Effective Time has or may have on any such reorganization status. Each of the parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Acquisition Merger is determined not to qualify for the Acquisition Intended Tax Treatment.

3.10 Transfers of Ownership. If any certificate for Purchaser Ordinary Shares is to be issued in a name other than that in which the Company Ordinary Share certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of Purchaser in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such tax has been paid or is not payable.

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Article IV

CONSIDERATION

4.1 Conversion of Shares.

(a) Conversion of Company Ordinary Shares. At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of Parent, Purchaser, Merger Sub, the Company or the Shareholders, the Company Ordinary Shares (other than the Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the applicable number of Purchaser Ordinary Shares for such number of Company Ordinary Shares as is specified in this Agreement and in Schedule A. The Merger Consideration shall be comprised of two elements, namely: (x) the Initial Consideration and (y) the Earnout Consideration. The Initial Consideration shall be comprised of two elements, namely: (i) the Closing Payment Shares comprising Six Million (6,000,000) Purchaser Ordinary Shares, which shall be issued and paid to the Shareholders at the Closing as the Initial Consideration; and (ii) an additional One Million Five Hundred Thousand (1,500,000) Purchaser Ordinary Shares, which shall be issued to the Shareholders at the Closing and held back as security for the Company’s representations and warranties as further set forth in Article XI (the “Holdback Shares”). The Earnout Consideration shall comprise up to an additional Seven Million Five Hundred Thousand (7,500,000) Purchaser Ordinary Shares (the “Earnout Shares”) which shall be issued at the Closing, retained by the Company, and shall be released (in whole or in part) to the Shareholders as Earnout Consideration contingent upon the achievement of certain future performance metrics set forth it, and subject to the terms of, Schedule B (the “Earnout”). All Purchaser Ordinary Shares issued as part of the Merger Consideration shall be valued at ten dollars ($10.00) per share.

(b) Share Capital of Merger Sub. Each Merger Sub Ordinary Share that is issued and outstanding immediately prior to the Effective Time will, by virtue of the Acquisition Merger and without further action on the part of the sole shareholder of Merger Sub, be converted into and become one ordinary share of the Surviving Corporation (and such share of the Surviving Corporation into which the one Merger Sub Ordinary Share is so converted shall be the only share of the Surviving Corporation that is issued and outstanding immediately after the Effective Time). Each certificate evidencing ownership of Merger Sub Ordinary Shares will, as of the Effective Time, evidence ownership of such share(s) of ordinary shares of the Surviving Corporation.

(c) Treatment of Certain Company Shares. At the Effective Time, all Company Ordinary Shares that are owned by the Company (as treasury shares or otherwise) or any of its direct or indirect Subsidiaries as of immediately prior to the Effective Time (collectively, the “Excluded Shares”) shall be automatically canceled and extinguished without any conversion or consideration delivered in exchange thereof.

(d) No Liability. Notwithstanding anything to the contrary in this Section 4.1, none of Surviving Corporation or any Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

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(e) Surrender of Certificates. All securities issued upon the surrender of Company Ordinary Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of such Company Ordinary Shares shall also apply to the Merger Consideration so issued in exchange.

(f) Lost, Stolen or Destroyed Certificates. In the event any certificates for any Company Ordinary Shares have been lost, stolen or destroyed, Purchaser shall issue in exchange for such lost, stolen or destroyed certificates or securities as the case may be, upon delivery of an executed affidavit of that fact by the holder thereof, such securities, as may be required pursuant to Section 4.1(e); provided, however, that Purchaser may, in its sole and exclusive discretion and as a condition precedent to the issuance thereof, additionally require the owner of such lost, stolen or destroyed certificates to deliver an executed deed of indemnity against any claim that may be made against it with respect to the certificates alleged to have been lost, stolen or destroyed.

(g) Adjustments in Certain Circumstances. Without limiting the other provisions of this Agreement, if at any time during the period between the Signing Date and the Effective Time, any change in the outstanding securities of the Company, the Parent Ordinary Shares or the Purchaser Ordinary Shares shall occur (other than the issuance of additional shares of the Company or Parent or Purchaser as permitted by this Agreement), including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in shares, then the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit Parent, Purchaser, Merger Sub or the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement. For the avoidance of doubt, no less than ten (10) business days’ notice shall be provided to the appropriate parties with respect to any change in the outstanding securities of the Company, the Parent Ordinary Shares or the Purchaser Ordinary Shares proposed to be made effective (other than the issuance of additional shares of the Company or Parent or Purchaser as permitted by this Agreement) at any time during the period between the Signing Date and the Effective Time.

(h) Earnout. The terms governing the Earnout are set forth on Schedule B.

(i) Indemnification. An aggregate of One Million Five Hundred Thousand (1,500,000) Purchaser Ordinary Shares shall be held back as Holdback Shares for a period of eighteen (18) months from the Closing Date, as security for the warranties and representations made by the Company to the Purchaser Parties in this Agreement and for the related indemnification obligations of the Shareholders, as further provided in Article XI.

(j) Dissenting Shares. Each Company Ordinary Share (the “Dissenting Shares”) owned by holders of Company Ordinary Shares who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Acquisition Merger pursuant to the Cayman Companies Act (the “Dissenting Shareholders”) shall thereafter represent only the right to receive only the payment resulting from the procedure set forth in the Cayman Companies Act with respect to the Dissenting Shares owned by such Dissenting Shareholder, unless and until such Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, dissent from the Acquisition Merger pursuant to the Cayman Companies Act with respect to any Dissenting Shares. The Company shall give Purchaser (i) prompt notice of any notices of objection, notices of dissent, written demands for appraisal, demands for fair value, attempted withdrawals of such demands, and any other instruments served pursuant to applicable laws that are received by the Company relating to any Dissenting Shareholder’s rights of dissent under Cayman Companies Act and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the Cayman Companies Act. The Company shall not, except with the prior written consent of Purchaser, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

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4.2 Issuance of Merger Consideration.

(a) No Issuance of Fractional Shares. No certificates or scrip representing fractional shares will be issued pursuant to the Acquisition Merger, and instead any such fractional share that would otherwise be issued will be rounded down to the nearest whole share.

(b) Issuance of Purchaser Ordinary Shares. As of the Closing Date, Purchaser shall issue an aggregate of fifteen million (15,000,000) Purchaser Ordinary Shares (comprised of three million (3,000,000) Class A Purchaser Ordinary Shares and twelve million (12,000,000) Class B Purchaser Ordinary Shares as provided herein), which amount represents the sum of (i) the Closing Payment Shares (6,000,000), (ii) the Holdback Shares (1,500,000) and (iii) the maximum attainable number of the Earnout Shares (7,5000,000). At the Closing, Purchaser shall deliver the Closing Payment Shares to the Shareholders (in such denominations and proportions as provided in Schedule A) and shall retain the aggregate number of Purchaser Ordinary Shares represented by clauses (ii) and (iii) of this Section 4.2(b) (such Purchaser Ordinary Shares, the “Exchange Fund”). Purchaser shall pay all or a portion of the Earnout Shares and the Holdback Shares in accordance with the terms of this Agreement. In the event that (x) less than all the Earnout Shares are paid to the Shareholders and/or (y) any Holdback Shares are surrendered back to Purchaser for indemnity obligations, the Earnout Shares not so paid and/or the Holdback Shares so surrendered will be cancelled by Purchaser. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.

4.3 Withholding. Purchaser, the Company and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment under the Code, or under any provision of state, local or non-U.S. Tax Law. To the extent that amounts are so deducted, withheld and timely paid over to the appropriate Taxing Authority in accordance with applicable Law, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Notwithstanding the foregoing, Purchaser shall use commercially reasonable efforts to reduce or eliminate any such withholding, including providing recipients of consideration no less than fifteen (15) business days before any expected withholding event or date to provide documentation establishing exemptions from or reductions of such withholdings.

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4.4 Payment of Expenses.

(a) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date (the “Payment of Expenses Invoice Date”), the Company shall provide to Parent a written report setting forth a list of all of the following fees and expenses incurred by or on behalf of the Company in connection with the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated herein (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date: (i) the fees and disbursements of outside counsel to the Company incurred in connection with the Transactions and (ii) the fees and expenses of any other agents, advisors, consultants, experts, financial advisors and other service providers engaged by the Company in connection with this Agreement (collectively, the “Outstanding Company Transaction Expenses”). On the Closing Date immediately following the Closing, Purchaser shall, to the extent such funds remain in the Trust Fund after all Parent Special Meeting shareholder redemptions, pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Company Transaction Expenses. For the avoidance of doubt, the Outstanding Company Transaction Expenses shall not include any fees, expenses or other costs of the Shareholders that are not directly incurred in connection with the Transactions.

(b) No sooner than five (5) or later than two (2) Business Days prior to the Closing Date, Parent shall provide to the Company a written report setting forth a list of all fees, expenses and disbursements incurred by or on behalf of the Parent Parties for outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers engaged by or on behalf of the Parent Parties in connection with this Agreement and the transactions contemplated herein or otherwise in connection with Parent’s operations (together with written invoices and wire transfer instructions for the payment thereof) (collectively, the “Outstanding Parent Party Transaction Expenses,” and together with the Outstanding Company Transaction Expenses, the “Outstanding Transaction Expenses”). On the Closing Date immediately following the Closing, Purchaser shall, to the extent such funds remain in the Trust Fund after all Parent Special Meeting shareholder redemptions, pay or cause to be paid by wire transfer of immediately available funds all such Outstanding Parent Party Transaction Expenses.

(c) If the funds remaining in the Trust Fund after giving effect to all Parent Special Meeting shareholder redemptions are not sufficient in order to pay the Outstanding Transaction Expenses in full pursuant to Sections 4.4(a) and (b) above, then, all funds in the Trust Fund that are legally available to pay Transaction Expenses shall be applied toward the partial payment of such expenses, pro rata in accordance with the ratio of the Outstanding Company Transaction Expenses and the Outstanding Parent Party Transaction Expenses, respectively, to the Total Transaction Expenses.

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Article V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Parent Parties simultaneously with the execution of this Agreement, the Company hereby represents and warrants to the Parent Parties that each of the following representations and warranties is true and correct as of the Signing Date and shall be as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to a particular schedule shall be deemed to be an exception to the representations and warranties of the relevant part(ies) that are contained in the corresponding section of this Agreement only; provided that where it is apparent on the face of a disclosure under a particular schedule that such disclosure is, or may be reasonably determined to be, relevant to the matters described under any other sections of this Agreement, such disclosure may also be deemed to be relevant to such other sections. For the avoidance of doubt, unless the context otherwise required, the below representations and warranties relate to the Company on a consolidated basis with its Subsidiaries. The schedules to this Article V shall be collectively referred to as the “Company Disclosure Schedules.”

5.1 Corporate Existence and Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands, and each of its Subsidiaries is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was formed. The Company has all requisite power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals necessary and required to own and operate its properties and assets and to carry on the Business as presently conducted, other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its Business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect. Schedule 5.1 lists all jurisdictions in which the Company and each Subsidiary is qualified to conduct business as a foreign corporation or other entity.

5.2 Authorization. The Company has all requisite power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and all Additional Agreements to which the Company is or shall be a party have been duly authorized by all necessary action on the part of the Company, subject to the authorization and approval of this Agreement, the Plan of Merger and the transactions contemplated hereby by way of a special resolution of the Shareholders passed by the unanimous affirmative vote of holders of all Company Ordinary Shares in accordance with the Organizational Documents of the Company (the “Requisite Company Vote”). This Agreement constitutes, and, upon their execution and delivery, each of the Additional Agreements to which the Company is a party will constitute, a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms.

5.3 Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement or any Additional Agreements to which it is a party requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Governmental Authority other than (i) the filing of the BRPM and other related documents required by the BVI Companies Act with the BVI Registrar; (ii) the filing of the CRPM, the Plan of Merger and other related documents required by the BVI Companies Act and the Cayman Companies Act with the Cayman Registrar and the publication of notification of the Merger in the Cayman Islands Government Gazette pursuant to the Companies Act; (iii) the SEC and Nasdaq approval required to consummate the transactions contemplated hereunder and, (iv) to the extent required, the making of required filings under the HSR Act, together with the completion of any applicable waiting period and any extensions thereof, and the observance of any commitments by the parties not to close before a certain date under a timing agreement entered into with a Governmental Authority.

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5.4 Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement or any Additional Agreements to which it is a party does or will (a) contravene or conflict with the Organizational Documents of the Company, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company, constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company or require any payment or reimbursement or to a loss of any material benefit relating to the Business to which the Company are entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company or by which any of the Company Ordinary Shares or any of the Company’s assets is or may be bound, (c) result in the creation or imposition of any Lien on any of the Company Ordinary Shares, (d) cause a loss of any material benefit relating to the Business to which the Company is or may be entitled under any provision of any Permit or Contract binding upon the Company, or (e) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company’s material assets, in the cases of (a) to (e), other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

5.5 Capitalization.

(a) The authorized share capital of the Company is US$50,000.00 divided into 500,000,000 Company Ordinary Shares, comprised of 496,000,000 Class A Ordinary Shares, of which 1,000,000 are issued and outstanding as of the date hereof, and 4,000,000 Class B Ordinary Shares, of which 4,000,000 are issued and outstanding as of the date hereof. All of the issued and outstanding Company Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights and have not been issued in violation of any preemptive or similar rights of any Person. As of the date hereof, all of the issued and outstanding Company Ordinary Shares are owned legally and beneficially by the Persons set forth on Part 1 of Schedule A, and immediately prior to the Closing, all of the issued and outstanding Company Ordinary Shares will be owned legally and beneficially by the Persons set forth on Part 2 of Schedule A, as the same may be amended no later than one Business Day prior to the Closing. The only Company Ordinary Shares that will be issued and outstanding immediately after the Closing will be the Company Ordinary Shares owned by Purchaser. Except for the Company Ordinary Shares, no other class in the share capital of the Company is or ever has been authorized or issued or outstanding.

(b) Except as set forth in Schedule 5.5, there are no (a) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, restricted stock agreements, plans or other agreements of any kind providing for the purchase, issuance or sale of any Company Ordinary Shares; or (b) to the knowledge of the Company, agreements with respect to any of the Company Ordinary Shares, including any voting trust, other voting agreement or proxy with respect thereto.

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5.6 Subsidiaries. Schedule 5.6 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders thereof. Other than as set forth on Schedule 5.6, (i) all of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary; (iii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests or convertible equity interests in or of any Subsidiary of the Company; (iv) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company; (v) no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (vi) except for the equity interests of the Subsidiaries listed on Schedule 5.6, the Company does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (vii) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement; and (viii) except as set forth on Schedule 5.6, there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

5.7 Organizational Documents. Copies of the Organizational Documents of the Company and each Subsidiary have heretofore been made available to the Parent Parties, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company nor any Subsidiary has taken any action in violation of its Organizational Documents.

5.8 Corporate Records. The register of shareholders or the equivalent documents of the Company and of each Subsidiary, and all proceedings of the Company’s and each Subsidiary’s board of directors occurring since their respective dates of inception, including committees thereof, and all consents to actions taken thereby, relating to all issuances and transfers of stock or shares, or material assets by the Company and each such Subsidiary, have been made available to the Parent Parties, and are true, correct and complete copies of the original register of members or the equivalent documents and minute book records of the Company or the Subsidiary, as applicable.

5.9 Assumed Names. Schedule 5.9 is a complete and correct list of all assumed or “doing business as” names currently or previously used by the Company, including names on any websites. None of the Company or any Subsidiary has used any assumed or “doing business as” name other than the names listed on Schedule 5.9 to conduct the Business.

5.10 Consents. No Contracts binding upon the Company or by which any of the Company Ordinary Share, or any of the Company’s assets are bound, require a consent, approval, authorization, order or other action of or filing with any Person as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby, except as set forth in Section 5.3.

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5.11 Financial Statements.

(a) Attached hereto as Schedule 5.11 are true, complete and correct copies of, the audited consolidated financial statements of the Company as of and for the fiscal years ended March 31, 2021 and March 31, 2022, consisting of the audited consolidated balance sheets as of such dates, the audited consolidated income statements for the twelve (12) month period ended on such dates, and the audited consolidated cash flow statements for the twelve (12) month period ended on such dates, audited in accordance with the requirements of the PCAOB (collectively, the “Financial Statements”).

(b) The Financial Statements are accurate in all material respects and fairly present in all material respects, in conformity with applicable accounting standards applied on a consistent basis in all material respects, the financial position of the Company as of the dates thereof and the results of operations of the Company for the periods reflected therein. The Financial Statements (i) were prepared from the Books and Records of the Company; (ii) were prepared on an accrual basis in accordance with its applicable accounting standards consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial condition as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) contain and reflect adequate provisions in accordance with U.S. GAAP for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended.

(c) Except as specifically disclosed, reflected or fully reserved against on the Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since April 1, 2022, there are no material Liabilities, debts or obligations of any nature (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to the Company and of a type that is required to be reflected in a balance sheet prepared in accordance with U.S. GAAP. All material debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on the Financial Statements are included therein.

(d) The Financial Statements accurately reflect in all material respects the outstanding Indebtedness of the Company as of the date thereof. Except as set forth in the Financial Statements, the Company does not have any Indebtedness.

5.12 Books and Records. All Contracts, documents, and other papers or copies thereof delivered to the Parent Parties by or on behalf of the Company are accurate, complete and authentic. The Books and Records accurately and fairly, in all material respects, reflect the transactions and dispositions of assets of and the providing of services by the Company and each Subsidiary. The Company maintains a system of internal accounting controls, sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with management’s authorizations in all material respects;

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(ii) transactions are recorded as necessary to permit preparation of Financial Statements in conformity with the Company’s historical practices and to maintain asset accountability in all material respects;

(iii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company, as permitted by U.S. GAAP;

(iv) access to assets is permitted only in accordance with management’s authorization; and

(v) the recorded accountability for material assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.13 Absence of Certain Changes. Since April 1, 2022, except as set forth on Schedule 5.13 or contemplated by this Agreement, any Additional Agreements or in connection with the transactions contemplated hereby and thereby, (a) the Company has conducted the Business in the ordinary course consistent with past practices; and (b) there has not been any Material Adverse Effect.

5.14 Properties; Title to the Company’s Assets.

(a) The Tangible Personal Property has no material defects, and each component thereof is in good operating condition and repair and function in accordance with its intended use (ordinary wear and tear excepted) and has been properly maintained, and is suitable for its present uses and meets all specifications and warranty requirements with respect thereto; and all of the Tangible Personal Property is in the control of the Company or its employees.

(b) The Company has good, valid and marketable title in and to, or in the case of the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Financial Statements, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. No such asset is subject to any Liens other than Permitted Liens. Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company’s assets constitute all of the assets of any kind or description whatsoever, including goodwill, for the Company to operate the Business immediately after the Closing in the same manner as the Business is currently being conducted.

5.15 Litigation. (i) There is no Action (or to the Knowledge of the Company, any reasonable basis therefor) pending against, or to the Knowledge of the Company, threatened against or affecting, the Company, any of its officers or directors, or the Business before any court, Governmental Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements; (ii) there are no outstanding judgments against the Company that would reasonably to be expected to affect the ability of the Company to enter into and perform its obligations under this Agreement; and (iii) neither the Company nor any Subsidiary is, or has been, subject to any Proceeding with any Governmental Authority (provided, however, that with respect to any Proceeding consisting of an investigation without notice to the Company, this clause (iii) is qualified by the Knowledge of the Company).

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5.16 Contracts.

(a) Schedule 5.16 lists all material Contracts, oral or written (collectively, the “Material Contracts”) to which the Company and/or any Subsidiary is a party and which are currently in effect and constitute the following (if and to the extent applicable, and with all references to the “Company” also applicable to any Subsidiary):

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company of $50,000 or more (other than standard purchase and sale orders entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company in excess of $50,000 annually;

(iii) all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company or other Person, under which the Company (A) has continuing obligations for payment of annual compensation of at least $50,000 (other than for at-will employment), (B) has material severance or post termination obligations to such Person, or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company; and all currently effective contracts with any third party employment recruiter that create or may in the future create an obligation to pay a recruiter’s fee or commission in any amount;

(iv) all Contracts relating to any acquisitions or dispositions of assets or equity of the Company, any Subsidiary or any third party to which the Company or any Subsidiary is a party, and all Contracts that provide for any currently existing or future payments, step ups, options, or other executory obligations relating to any acquisition or disposition of assets or equity;

(v) all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than (i) “shrink wrap” licenses, and (ii) non-exclusive licenses granted in the ordinary course of business;

(vi) Contracts (i) under which the Company or any of its Subsidiaries is currently: (A) licensing or otherwise providing the right to use to any third party any Company Owned IP, or (B) licensing or otherwise receiving the right to use from any third party any material Intellectual Property, with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by the Company, with a dollar value individually not in excess of $50,000, (2) any Contract related to open source software, or (3) any Contract under which the Company licenses any of its Intellectual Property in the Ordinary Course, and (ii) under which the Company or any of its Subsidiaries has entered into an agreement not to assert or sue with respect to any Intellectual Property;

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(vii) all Contracts relating to material secrecy, confidentiality and nondisclosure agreements substantially limiting the freedom of the Company to compete in any line of business or with any Person or in any geographic area;

(viii) all Contracts not otherwise identified under clause (vi) above, pertaining to Intellectual Property Rights of the Company;

(ix) all Contracts with or pertaining to the Company to which any Shareholder is a party;

(x) all Contracts relating to material property or assets (whether real or personal, tangible or intangible) in which the Company holds a leasehold interest (including the Leases); and

(xi) all Contracts relating to Indebtedness of the Company or any Subsidiary, and all Contracts pertaining to the guaranty of any Indebtedness (including third party Indebtedness) by the Company, any Shareholder or any Affiliate of any Shareholder.

(b) (i) Each Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company nor, to the Company’s Knowledge, any other party thereto is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Material Contract, (ii) the Company has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Material Contracts, or granted any power of attorney with respect thereto or to any of the Company’s assets, (iii) no Contract (A) requires the Company to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict the Business or require any payments by or with respect to any Parent Party or any of its Affiliates. The Company previously provided to the Parent Parties true and correct fully executed copies of each written Material Contract.

(c) Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, none of the execution, delivery or performance by the Company of this Agreement or Additional Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any material benefit to which the Company is entitled under any provision of any Material Contract.

(d) Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company is in compliance with all material covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

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5.17 Licenses and Permits. Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company has obtained and maintained all material licenses, franchises, permits, orders or approvals or other similar authorizations necessary to operate the Business (the “Permits”). The Permits are valid and in full force and effect, and none of the Permits will, assuming any requisite third-party consent has been obtained or waived prior to the Closing Date (if and to the extent applicable), be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

5.18 Compliance with Laws.

(a) Neither the Company nor, to the Company’s Knowledge, any representative or other Person acting on behalf of the Company, is in violation in any material respect of, and, no such Person has failed to be in compliance in all material respects with, all applicable Laws applicable to the Company and its business. Other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, since January 1, 2018, (i) no event has occurred or circumstance exists that (with or without notice or due to lapse of time) would reasonably constitute or result in a violation by the Company of, or failure on the part of the Company to comply with, or any liability suffered or incurred by the Company in respect of any violation of or material noncompliance with, any Laws or policies by any Governmental Authority that are or were applicable to it or the conduct or operation of its business or the ownership or use of any of its assets and (ii) no Action by any Governmental Authority is pending, or to the Knowledge of the Company, threatened, alleging any such violation or noncompliance by the Company. The Company has not been threatened in writing or, to the Company’s Knowledge, orally to be charged with, or given written or, to the Company’s knowledge, oral notice of any violation of any Law or any Order of any Governmental Authority. Without limiting the generality of the foregoing, to the Company’s Knowledge the Company is, and since the formation of the Company, has been, in compliance in all material respects with: (i) every Law applicable to the Company due to the specific nature of the Business, including Data Protection Laws; (ii) the Foreign Corrupt Practices Act of 1977 (the “Foreign Corrupt Practices Act”) and any comparable or similar Law of any jurisdiction applicable to the Company; and (iii) every Law regulating or covering conduct in the workplace, including regarding sexual harassment or, on any legally impermissible basis, the creation of a hostile work environment. The Company has not been threatened or charged in writing (or to the Company’s Knowledge, orally) with or given written (or to the Company’s Knowledge, oral) notice of any violation of any Data Protection Law, the Foreign Corrupt Practices Act or any other Law referred to in or generally described in foregoing sentence by any Governmental Authority and, to the Company’s Knowledge, the Company is not under any investigations with respect to any such Law.

(b) As of the Closing Date, neither the Company nor, to the Knowledge of the Company, any representative or other Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

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5.19 Intellectual Property.

(a) Schedule 5.19(a) contains a true, correct and complete list of all of the following: (i) registered Patents, Trademarks, domain names and Copyrights and applications for any of the foregoing that have been filed with the applicable Governmental Authority that are owned (in whole or in part), used or held for use by the Company or any Subsidiary (“Registered IP”) (specifying as to each, as applicable, nature of the Intellectual Property, title, owner, the filing date, date of issuance, expiration date, registration number, application number, registrar and status), (ii) all contracts or agreements to use any Company Licensed IP, including for the Software, Technology, or Business Systems of any other persons that are material to the Business as currently conducted (other than contracts or agreements (A) for unmodified, commercially available, “off-the-shelf” Software; (B) for Software, Technology or Business Systems with a replacement cost and/or aggregate annual license and maintenance fees of less than $100,000; (C) that include a license in of any commercially available Intellectual Property pursuant to stock, boilerplate, or other generally non-negotiable terms, such as, for example, website and mobile application terms and conditions or terms of use, stock photography licenses, and similar contracts; (D) whereby Intellectual Property is implicitly licensed; (E) pursuant to which the Company or any Subsidiary grants non-exclusive licenses that are immaterial to its business; or (F) whereby Intellectual Property is non-exclusively implicitly licensed or non-exclusively licensed to service providers, subcontractors, or suppliers of the Company or any Subsidiary solely to the extent necessary for such Person to provide services thereto); (iii) any material unregistered Trademarks or Copyrights owned or purported to be owned by the Company or any Subsidiary; and (iv) all Contracts as of the Signing Date pursuant to which any Person has been granted any license or covenant not to sue under, or otherwise received or acquired any right (whether or not currently exercisable) or interest in, any Company Owned IP. The Intellectual Property specified on Section 5.19(a) of the Company Disclosure Schedule constitutes all material Registered IP used in the operation of the business of the Company and its Subsidiaries and is sufficient for the conduct of the business as currently conducted and contemplated to be conducted as of the Signing Date.

(b) The Company and/or any Subsidiary owns and possesses, free and clear of all Liens (other than Permitted Liens), all right, title and interest in and to the Company Owned IP and has the right to use pursuant to a valid and enforceable written license, all Company Licensed IP. All Company Owned IP that is material to the business of the Company or any Subsidiary as currently conducted is subsisting and, to the Knowledge of the Company, valid and enforceable. No issuance or registration obtained, and no application filed by the Company or any Subsidiary for any Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed, except where the Company or such Subsidiary has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application, and which is indicated in Section 5.19(a) of the Company Disclosure Schedule. No loss or expiration of any Company Owned IP is threatened or pending. Each Company product has not been created pursuant to or subject to, any collaboration or funding agreement with any Governmental Authority or any third party, and is not subject to the requirements of the Bayh-Dole Act or any similar provision of any applicable Law.

(c) The Company and each Subsidiary has taken and takes commercially reasonable actions to maintain, protect and enforce Intellectual Property rights in the Trade Secrets and other Confidential Information in its possession or control, including the secrecy, confidentiality and value of its Trade Secrets and other Confidential Information. None of the Company or any Subsidiary has disclosed any such Trade Secrets or Confidential Information that is material to the Business to any other Person other than pursuant to a written confidentiality agreement under which such other Person agrees to maintain the confidentiality and protect such Confidential Information.

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(d) Except as set forth in Schedule 5.19(d), as of the Signing Date, (i) there is not and, to the Knowledge of the Company, within the three (3) years preceding the Signing Date there have not been any claims properly filed or pending with a Governmental Authority and served on the Company or any Subsidiary by any Person (A) contesting the validity, use, ownership, enforceability, patentability or registrability of any of the Registered IP, or (B) alleging any infringement or misappropriation of, or other conflict with, any Intellectual Property rights of other persons (including any material demands or offers to license any Intellectual Property rights from any other person); (ii) to the Company’s Knowledge, the operation of the Business as currently conducted or contemplated to be conducted (including the Products) has not and does not infringe, misappropriate or violate, any Intellectual Property rights of other persons; (iii) to the Company’s Knowledge, no other person has infringed, misappropriated or violated any of the Company Owned IP; and (iv) none of the Company or any Subsidiary has received any formal written opinions of counsel regarding any of the foregoing. None of the Company Owned IP and, to the Company’s Knowledge, none of the Company Licensed IP is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by the Company or affects the validity, use or enforceability of any such Company Owned IP or Company Licensed IP.

(e) Except as would not, individually or in the aggregate, be material to the Company or any Subsidiary, all current and past founders, officers, employees, agents, consultants, and contractors who have independently or jointly contributed, developed, conceived, contributed to or otherwise participated in the authorship, creation, improvement, modification or development of any Company Owned IP have executed valid, written agreements with the Company or a Subsidiary, and pursuant to which such persons agreed to maintain in confidence all confidential or proprietary information acquired by them in the course of their relationship with the Company or such Subsidiary, as the case may be, and to assign to it (or license if not assignable) all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such person in the course of and related to his, her or its relationship with the Company and/or its Subsidiaries, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property.

(f) To the Company’s Knowledge, no event has occurred, or condition or state of facts exists which would form a reasonable basis for product liability related, in whole or in part, to any of the Company’s products or services.

(g) The Company and each Subsidiary owns, leases, licenses, or otherwise has the legal right to use all Business Systems, and such Business Systems are sufficient for the immediate and anticipated future needs of the business of the Company as currently conducted. The Company maintains commercially reasonable disaster recovery and business continuity plans, procedures and facilities, and since January 1, 2018, there has not been any material failure with respect to any of the Business Systems that has not been remedied or replaced in all material respects. The Company and each Subsidiary has purchased a sufficient number of seat licenses for its Business Systems.

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(h) The Company and each Subsidiary currently and previously since January 1, 2018 has complied in all material respects with (i) all applicable Privacy Laws, (ii) industry standards to which it is legally bound, and (iii) all contractual commitments that it has entered into or is otherwise bound with respect to privacy and/or data security of Personal Data and/or Business Data held or processed by or on behalf the Company or any Subsidiary (collectively, the “Data Security Requirements”). The Company and each Subsidiary has implemented reasonable data security safeguards designed to protect the security and integrity of its Business Systems and any Personal Data or Business Data held or processed by, via contractual commitments, or on behalf of the Company and its Subsidiaries, including implementing commercially reasonable procedures designed to prevent unauthorized access and the introduction of Disabling Devices. None of the Company or any Subsidiary has knowingly inserted and, to the Knowledge of the Company, no other person has inserted or alleged to have inserted any Disabling Device in any of the Business Systems. Since January 1, 2018 (x) to the Company’s Knowledge, there has been no violation or unauthorized access to or disclosure of any Trade Secrets or Confidential Information of or in the possession of the Company or any Subsidiary; and (y) the Company and its Subsidiaries have not been subject to or received written notice of any audits, proceedings or investigations by any Governmental Authority or any customer, or received any material claims or complaints regarding the collection, dissemination, storage or use of Personal Data, or the violation of any applicable Data Security Requirements.

(i) The Company and its subsidiaries have the right to use the Business Data, in whole or in part, in the manner in which they receive and use such Business Data prior to the Closing Date. Neither the Company nor any Subsidiary is subject to any contractual requirements, privacy policies, or other legal obligations, including based on the Transactions, that would prohibit the Parent Parties from receiving or using Personal Data held or processed by it or on its behalf, in a materially similar manner to which the Company and its Subsidiaries receive and use such Personal Data and Business Data prior to the Closing Date or result in material liabilities in connection with Data Security Requirements

(j) The Company and its Subsidiaries have established and implemented, and, to the Knowledge of the Company, are operating in material compliance with, policies, programs and procedures that are commercially reasonable and include administrative, technical and physical safeguards, designed to protect the confidentiality and security of Sensitive Data in their possession, custody or control against unauthorized access, use, modification, disclosure or other misuse. The Company and its Subsidiaries maintain reasonable security controls for all material information technology systems owned by the Company and/or its Subsidiaries, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”) that are reasonably designed to protect the Computer Systems against attacks (including virus, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other person, and to otherwise reasonably maintain and protect the integrity, operation and security of such Computer Systems and all information (including Sensitive Data) stored thereon or transmitted thereby. For the past twelve (12) months, the Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that, in each case, have caused any substantial disruption of or interruption in or to the use of such Computer Systems, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, the Company has remedied in all material respects any material privacy or data security issues identified in any privacy or data security audits of its businesses (including third-party audits of the Computer Systems). The Computer Systems are sufficient in all material respects for the current operations of the Company and its Subsidiaries.

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(k) The Company and its Subsidiaries have in place policies (including a privacy policy), rules, and procedures (collectively, the “Privacy Policy”) regarding the Company’s and its Subsidiaries’ collection, use, processing, disclosure, disposal, dissemination, storage and protection of customers’ Personal Data. To the Knowledge of the Company, the Company has materially complied with the Privacy Policy and applicable Privacy Laws regarding the collection, use, storage and transfer of Personal Data.

(l) The Company has implemented and maintained, and has used commercially reasonable efforts designed to ensure that all providers of information technology services to the Company that involve or relate to the collection, storage, processing or transmission of sensitive information, including Personal Data (the “IT Providers”), have implemented and maintain: (i) commercially reasonable administrative, technical, and physical safeguards designed to prevent the loss, alteration, or destruction of, or unauthorized access to or disclosure of, Personal Data and (ii) a security plan that is designed to (A) reasonably identify material internal and external risks to the security of the confidential information included in Personal Data maintained by, or provided to, the Company; (B) implement, monitor and provide adequate administrative, electronic and physical safeguards designed to control such risk; and (C) maintain notification procedures in material compliance with applicable Privacy Laws in the case of any breach of security with respect to sensitive information, including Personal Data.

(m) No Actions are pending or, to the Knowledge of the Company, threatened in writing against the Company and/or its Subsidiaries relating to the collection, use, dissemination, storage and protection of Personal Data.

(n) Except as set forth in Schedule 5.19(n), none of the tangible embodiments of Company Owned IP (including software) is currently or was in the past distributed or used by the Company with any publicly available or open source software in a manner that requires that any of the Company Owned IP (in whole or in part) or tangible embodiments thereof be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge, or reverse engineered. Schedule 5.19(n) further identifies the material Public Software with which such tangible embodiments identified pursuant to the previous sentence were distributed or used, and the manner of such distribution or use, and how such Public Software was integrated or combined with or linked to any such tangible embodiments.

(o) The Company and/or its Subsidiaries is in actual possession and control of the source code of the software within the Company Owned IP and all related documentation, specifications and know-how. No Person other than the Company and/or its Subsidiaries and their employees and contractors (i) has a right to access or possess any source code of the software within the Company Owned IP, or (ii) will be entitled to obtain access to or possession of such source code as a result of the execution, delivery and performance of by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement.

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(p) Schedule 5.19(p): (i) identifies each standards-setting organization (including ETSI, 3GPP, 3GPP2, TIA, IEEE, IETF, and ITU-R), university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the Company or any Subsidiary is currently participating, or has participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Governmental Authority, in all cases, to the extent related to any Intellectual Property (each a “Standards Body”); and (ii) sets forth a listing and description of the membership agreements and other Contracts, bylaws, policies, rules and similar materials relating to such Standards Bodies, to which Company or any Subsidiary is bound (collectively, “Standards Agreements”). True, complete and correct copies of all Standards Agreements have been delivered to the Parent Parties. The Company and each Subsidiary is not bound by, and has not agreed in writing to be bound by, any Contract (including any written licensing commitment), bylaw, policy, or rule of any Standards Body that requires or purports to require Company to contribute, disclose or license any Intellectual Property to such Standards Body or its other members, other than the Standards Agreements. The Company and each Subsidiary has not made any written Patent disclosures to any Standards Body. The Company and each Subsidiary is in material compliance with all Standards Agreements that relate to Intellectual Property. The Company and each Subsidiary is not engaged in any material dispute with any Standards Body with respect to any Intellectual Property or with any third Persons with respect to Company’s conduct with respect to any Standards Body.

5.20 Customers and Suppliers. None of the Company’s ten (10) largest customers and the ten (10) largest suppliers as measured by the dollar amount of purchases therefrom or thereby, for the Company’s 2021 and 2022 fiscal years has (i) terminated its relationship with the Company, (ii) materially reduced its business with the Company or materially and adversely modified its relationship with the Company, (iii) notified the Company in writing of its intention to take any such action, or (iv) to the Knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

5.21 Accounts Receivable and Payable; Loans.

(a) To the Knowledge of the Company, all accounts receivables and notes of the Company reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company in the ordinary course of business consistent with past practice. To the Knowledge of the Company, the accounts payable of the Company reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b) To the Knowledge of the Company, there is no contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account, receivables or note that would reasonably result in a Material Adverse Effect. To the Company’s Knowledge, all accounts, receivables or notes are good and collectible in the ordinary course of business.

(c) Except as set forth on the Financial Statements, the Company is not indebted to any of its Affiliates and no Affiliates are indebted to the Company.

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5.22 Pre-payments. The Company has not received any payments with respect to any services to be rendered or goods to be provided after the Closing except in the ordinary course of business.

5.23 Employees; Employee Benefits

(a) Neither the Company nor any Subsidiary is a party to or subject to any collective bargaining agreement, non-competition agreement restricting the activities of the Company, or any similar agreement, and there has been no activity or Proceeding by a labor union or representative thereof to organize any employees of the Company.

(b) There are no pending or, to the Knowledge of the Company, threatened claims or Proceedings against the Company or any Subsidiary under any worker’s compensation policy or long-term disability policy.

(c) Neither the execution, delivery and performance of this Agreement or any Additional Agreement to which the Company is a party nor the consummation of the transactions contemplated by this Agreement will (either alone or in combination with another event) result in any severance or other payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee, officer, director, consultant or other service provider of the Company.

5.24 Employment Matters.

(a) Schedule 5.24 sets forth a true and complete list of (i) the form of employment agreement or consulting agreement and if applicable, commission agreement entered into between the Company with its employees and/or independent contractors (the “Labor Agreements” ), and (ii) each employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company or any Subsidiary now in effect or under which the Company or any Subsidiary has any obligation, or any understanding between the Company or any Subsidiary and any employee concerning the terms of such employee’s employment that does not apply to the Company’s employees generally. The Company has previously delivered to the Parent Parties true and complete copies of such forms of the Labor Agreements and each generally applicable employee handbook or policy statement of the Company.

(b) Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect:

(i) to the Knowledge of the Company, no current employee of the Company or any Subsidiary, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer; and

(ii) there is no pending representation question or union organizing activity respecting employees of the Company or any Subsidiary.

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5.25 Withholding. All obligations of the Company and its Subsidiaries applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company or any Subsidiary to trusts or other funds or to any Governmental Authority, with respect to unemployment compensation benefits, social security benefits or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. All reasonably anticipated obligations of the Company and its Subsidiaries with respect to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of Business), whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company or the applicable Subsidiary prior to the Closing Date, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

5.26 Leased Property. Schedule 5.26 sets forth a list of all Leases to which the Company or a Subsidiary is a party (“Company Leases”). With respect to each Company Lease: (i) each Company Lease is valid, binding and in full force and effect; (ii) all rents and additional rents and other sums, expenses and charges due thereunder have been paid; (iii) the lessee has been in peaceable possession since the commencement of the original term thereof; (iv) no waiver, indulgence or postponement of the lessee’s obligations thereunder has been granted by the lessor; (v) there exist no default or event of default thereunder by the lessee; and (vi) there are no outstanding claims of breach or indemnification or notice of default or termination thereunder, in cases of each of clauses (i) through (v), other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company or a Subsidiary holds the leasehold estate on the Company Leases free and clear of all Liens, except for the Permitted Liens and the Liens of mortgagees of the Real Property in which such leasehold estate is located. The Company and its Subsidiaries do not own any real property.

5.27 Tax Matters.

(a) (i) The Company has duly filed all income and other material Tax Returns which are required to be filed by it, and has paid all material Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to a material amount of Taxes of the Company; (iv) no statute of limitations in respect of the assessment or collection of any material amount of Taxes of the Company for which a Lien may be imposed on any of the Company’s assets has been waived or extended (other than Permitted Liens or pursuant to automatic extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or extension is in effect; (v) to the Knowledge of the Company, the Company has withheld or collected and paid over to the applicable Taxing Authority all material Taxes required to be withheld or collected by the Company in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) the Company has not requested any letter ruling from the IRS (or any comparable ruling from any other Taxing Authority); (vii) there is no Lien (other than Permitted Liens) for material Taxes upon any of the assets of the Company; (viii) the Company has not received any written request from a Taxing Authority in a jurisdiction where the Company has not paid any material Tax or filed material Tax Returns asserting that the Company is or may be subject to Tax in such jurisdiction; (ix) the Company is not a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than a contract entered into in the ordinary course of Business consistent with past practices, the primary purpose of which is not related to Taxes); (x) the Company has no material liability for the Taxes of any other Person (other than a Subsidiary of the Company): (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or (3) otherwise by operation of applicable Law; (xi) the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xii) the Company has not been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

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(b) The Company is not aware of any fact or circumstance, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Acquisition Merger from qualifying each as a “reorganization” within the meaning of Section 368(a) of the Code.

(c) The Financial Statements reflect accruals in accordance with GAAP for all current Taxes of the Company and any Subsidiary that are unpaid or payable as of December 31, 2021 (except for any inaccuracies that are not material), and neither the Company nor any Subsidiary has incurred any liability for Taxes since December 31, 2021 other than in the ordinary course of business consistent with amounts incurred and paid with respect to the most recent comparable prior period (adjusted for ordinary course changes in operations).

5.28 Environmental Laws.

(a) Neither the Company nor any Subsidiary has (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to Liabilities arising out of Environmental Laws or the Hazardous Material Activities of the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(b) To the Knowledge of the Company, there are no Hazardous Materials in, on, or under any properties owned, or leased by the Company or any Subsidiary such as could give rise to any material liability or corrective or remedial obligation of the Company or any Subsidiary under any Environmental Laws.

5.29 Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of Affiliates who might be entitled to any fee or commission from Parent, Purchaser, Merger Sub or any of their Affiliates (including the Company following the Closing) upon consummation of the transactions contemplated by this Agreement.

5.30 Powers of Attorney and Suretyships. The Company and its Subsidiaries do not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) outside the Company or its Subsidiaries or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person outside the Company or its Subsidiaries or other than as reflected in the Financial Statements.

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5.31 Directors and Officers. Schedule 5.31 sets forth a true, correct and complete list of all directors and officers of the Company and of each Subsidiary.

5.32 International Trade Matters; Anti-Bribery Compliance.

(a) The Company currently is and, for the past five years (or since its formation, whichever is shorter) has been, in compliance with applicable Laws related to (i) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Anti-Corruption Laws”), (ii) economic sanctions administered, enacted or enforced by any Governmental Authority (collectively, “Sanctions Laws”), (iii) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., and any other equivalent or comparable Laws of other countries (collectively, “Export Control Laws”), (iv) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, and any other equivalent or comparable Laws of other countries; (v) anti-boycott regulations, as administered by the U.S. Department of Commerce; and (vi) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, “International Trade Control Laws”).

(b) Neither the Company nor any Subsidiary, nor any director or officer of the Company or any Subsidiary, nor, to the Knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company or any Subsidiary), is or is acting under the direction of, on behalf of or for the benefit of a Person that is, (i) the subject of Sanctions Laws or identified on any sanctions or similar lists administered by a Governmental Authority, including the U.S. Department of the Treasury’s Specially Designated Nationals List, the U.S. Department of Commerce’s Denied Persons List and Entity List, the U.S. Department of State’s Debarred List, HM Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Governmental Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, “Prohibited Party”); (ii) the target of any Sanctions Laws; (iii) located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including without limitation, as of the Signing Date, Crimea, Cuba, Iran, North Korea, Russia, Sudan and Syria; or (iv) an officer or employee of any Governmental Authority or public international organization, or officer of a political party or candidate for political office. Neither the Company, nor any director or officer, nor, to the Knowledge of the Company, any employee or agent of the Company (acting on behalf of the Company), (A) has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws, (B) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws or (C) has participated in any transaction in violation of or connected with any purpose prohibited by Anti-Corruption Laws or any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

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(c) Neither the Company nor any Subsidiary has received written notice of, nor, to the Knowledge of the Company, any of its officers, employees, agents or third-party representatives is or has been the subject of, any investigation, inquiry or enforcement proceedings by any Governmental Authority regarding any offense or alleged offense under Anti-Corruption Laws, Sanctions Laws, Export Control Laws or International Trade Control Laws (including by virtue of having made any disclosure relating to any offense or alleged offense) and, to the Knowledge of the Company, there are no circumstances likely to give rise to any such investigation, inquiry or proceeding.

5.33 Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.34 Insurance.

(a) Schedule 5.34(a) sets forth, (a) with respect to each material insurance policy under which the Company or a Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the Signing Date, and (b) the Company’s loss runs with respect to all commercial automobile, commercial general liability, employment practices liability insurance, directors and officers liability insurance, physical damage, cargo, cyber, excess, surplus and umbrella coverages. True, correct, and complete copies or comprehensive summaries of such insurance policies have been made available to Parent.

(b) With respect to each such insurance policy required to be listed on Schedule 5.34(a): (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) the Company is not in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s Knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default under the policy; (iii) as of the date hereof, to the Knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; and (iv) as of the date hereof, no written notice of cancellation, non-renewal, disallowance or reduction in coverage or claim or termination has been received other than in connection with ordinary renewals.

5.35 Affiliate Transactions.

(a) Schedule 5.35 sets forth a true, complete and correct list of the following (each such arrangement of the type required to be set forth thereon, whether or not actually set forth thereon, an “Affiliate Transaction”); each Affiliate Transaction Contract (i) is an arms-length transaction with fair market price and (ii) is a transaction duly approved by the board of directors in accordance with the Organizational Documents of the Company or such Subsidiary.

(b) None of the Shareholders nor any of their Affiliates own or have any rights in or to any of the material Assets, properties or rights used by the Company.

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5.36 Compliance with Privacy Laws, Privacy Policies and Certain Contracts.

(i) The Company and each Subsidiary, and, to the Knowledge of the Company, the Company’s and each Subsidiary’s officers, directors, managers, employees, agents, subcontractors and vendors to whom Company has given access to Personal Data, are and have been at all times since the date of inception of the Company and each Subsidiary, in compliance in all material respects with all applicable Privacy Laws;

(ii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any Subsidiary has experienced any loss, damage or unauthorized access, use, disclosure or modification, or breach of security of Personal Data maintained by or on behalf of the Company or any Subsidiary (including, to the Knowledge of the Company, by any agent, subcontractor or vendor of the Company or any Subsidiary); and

(iii) Except as would not, individually or in the aggregate, have a Material Adverse Effect, to the Knowledge of the Company, (i) no Person, including any Governmental Authority, has made any written claim or commenced any Proceeding with respect to any violation of any Privacy Law by the Company or any Subsidiary, and (ii) neither the Company not any Subsidiary has been given written notice of any criminal, civil or administrative violation of any Privacy Law, in any case including any claim or action with respect to any loss, damage or unauthorized access, use, disclosure, modification, or breach of security, of Personal Data maintained by or on behalf of the Company or any Subsidiary (including by any agent, subcontractor or vendor of the Company or any Subsidiary).

5.37 OFAC. Neither of the Company or any Subsidiary, nor any director or officer of the Company or any Subsidiary (nor, to the Knowledge of the Company, any agent, employee, affiliate or Person acting on behalf of the Company or any Subsidiary) is currently identified on the specially designated nationals or other blocked Person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and neither the Company and nor any Subsidiaries have, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Russia, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

5.38 Board Approval. The Company’s board of directors (including any required committee or subgroup of such boards) has, as of the Signing Date, unanimously (i) declared the advisability of the transactions contemplated by this Agreement and (ii) determined that the transactions contemplated hereby are in the best interests of the Shareholders.

5.39 Exclusive Representations and Warranties. The representations and warranties set forth this Article V are the sole and exclusive representations and warranties of the Company in this Agreement. The other parties to this Agreement are not relying on any other representations and warranties on the part of the Company, the Shareholders or their respective representatives.

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Article VI

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

The Parent Parties hereby, jointly and severally, represent and warrant to the Company that, except as disclosed in (a) the Parent SEC Documents dated on or after January 1, 2022 (without regard to disclosures referred to in the sections thereof speaking to “Forward Looking Statements,” “Risk Factors,” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward-looking statements) or (b) the Parent Party Disclosure Schedules, each of the following representing representations and warranties is true and correct as of the Signing Date and as of the Closing Date (or, if such representations and warranties are made with respect to a certain date, as of such date). The parties hereto agree that any reference to numbered and lettered sections and subsections of this Article VI shall only refer to the section or subsection being referenced. The schedules to this Article VI shall be collectively referred to as the “Parent Party Disclosure Schedules.”

6.1 Corporate Existence and Power. Parent is a company duly incorporated, validly existing and in good standing under the Laws of British Virgin Islands. Upon formation, Purchaser shall be a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Upon formation, Merger Sub shall be a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Each of the Parent Parties has (or upon formation shall have, as the case may be) all power and authority, corporate and otherwise, and all governmental licenses, franchises, permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

6.2 Corporate Authorization. The execution, delivery and performance by each of the Parent Parties of this Agreement and the Additional Agreements (to which it is a party to) and the consummation by the each of the Parent Parties of the transactions contemplated hereby and thereby are within the corporate powers of such Parent Parties and have been duly authorized by all necessary corporate action on the part of the Parent Parties to the extent required by their respective Organizational Documents, applicable Laws or any Contract to which any of them is a party or by which its securities are bound, other than the Required Purchaser Shareholder Approval and the authorization and approval of this Agreement, Redomestication Merger and the Acquisition Merger. This Agreement has been duly executed and delivered by the Parent Parties and it constitutes, and upon their execution and delivery, the Additional Agreements (to which each of them is a party) will constitute, a valid and legally binding agreement of the Parent Parties, enforceable against them in accordance with their representative terms.

6.3 Governmental Authorization. Other than as required under applicable Laws (including, without limitation, (i) the filing of the BRPM and other related documents required by the BVI Companies Act with the BVI Registrar; (ii) the filing of the CRPM, the Plan of Merger and other related documents required by the Cayman Companies Act with the Cayman Registrar and the publication of notification of the Merger in the Cayman Islands Government Gazette pursuant to the Companies Act and (iii) the SEC or Nasdaq approval required to consummate the transactions contemplated hereunder), neither the execution, delivery nor performance by the Parent Parties of this Agreement or any Additional Agreements requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Governmental Authority.

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6.4 Non-Contravention. The execution, delivery and performance by the Parent Parties of this Agreement and any Additional Agreements do not and will not (i) contravene or conflict with the organizational or constitutive documents of any Parent Party, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon the Parent Parties, except, in each case of clauses (i) and (ii), for any contravention or conflicts that would not reasonably be expected to have a Material Adverse Effect on the Parent Parties.

6.5 Finders’ Fees. Except for the Deferred Underwriting Amount, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Parent Parties or their Affiliates who might be entitled to any fee or commission from the Company, or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6 Issuance of Shares. The shares issued as Merger Consideration, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, free and clear of any Liens and not subject to or issued in violation of any right of any third party pursuant to any contract to which the Parent Parties are bound, applicable Law or the Parent Parties’ Organizational Documents.

6.7 Capitalization.

(a) Parent. Parent is authorized to issue a maximum of 500,000,000 Ordinary Shares, par value $0.0001, each of a single class, of which 3,571,612 Parent Ordinary Shares are issued and outstanding as of the date hereof. A total of 3,634,500 Parent Ordinary Shares are reserved for issuance with respect to the Parent Warrants and Parent Rights. No other shares of capital stock or other voting securities of Parent are issued, reserved for issuance or outstanding. All issued and outstanding Parent Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Parent’s Organizational Documents or any contract to which Parent is a party or by which Parent is bound. Except as set forth in Parent’s Organizational Documents and in Schedule 6.7(a), there are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any Parent Ordinary Shares or any capital stock of or other equity interests of Parent. There are no outstanding contractual obligations of Parent to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(b) Purchaser. Upon formation, the authorized share capital of Purchaser will be US$50,000 divided into 500,000,000 Purchaser Ordinary Shares, par value $0.0001, which shall be classified into Class A Ordinary Shares and Class B Ordinary Shares, and of which one (1) Class A Purchaser Ordinary Share will be issued and outstanding as of such time and held by Parent. No other shares or other voting securities of Purchaser will be issued, reserved for issuance or outstanding. All issued and outstanding Purchaser Ordinary Shares will be duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Purchaser’s Organizational Documents or any contract to which Purchaser is a party or by which Purchaser is bound. Except as set forth in Purchaser’s Organizational Documents, there will be no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any Purchaser Ordinary Shares or any capital equity of Purchaser. There will be no outstanding contractual obligations of Purchaser to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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(c) Merger Sub. Upon formation, the authorized share capital of Merger Sub will be US$50,000 divided into 50,000 ordinary shares of par value $1.00 each (the “Merger Sub Ordinary Shares”), of which one (1) Merger Sub Ordinary Share will be issued and outstanding as of such time and held by Purchaser. No other shares or other voting securities of Merger Sub will be issued, reserved for issuance or outstanding. All issued and outstanding Merger Sub Ordinary Share(s) will be duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Merger Sub’s Organizational Documents or any contract to which Merger Sub is a party or by which Merger Sub is bound. Except as set forth in Merger Sub’s Organizational Documents, there will be no outstanding contractual obligations of Merger Sub to repurchase, redeem or otherwise acquire any Merger Sub Ordinary Share(s) or any share capital or equity of Merger Sub. There will be no outstanding contractual obligations of Merger Sub to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

6.8 Information Supplied. None of the information supplied or to be supplied by any Parent Party expressly for inclusion or incorporation by reference in the filings with the SEC and mailings to Parent’s shareholders with respect to the solicitation of proxies to approve the transactions contemplated hereby will, at the date of filing and/ or mailing, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by any Parent Party or that is included in any Parent Party SEC Documents). No material information provided by any Parent Party to the Company in connection with the negotiation or execution of this Agreement or any agreement contemplated hereby (including but not limited to Parent public filings, as of the respective dates of their submission to the SEC), contained or contains (as applicable) any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

6.9 Trust Fund. As of the Signing Date, Parent has at least $19,032,000 in the trust fund established by Parent for the benefit of its public shareholders (the “Trust Fund”) in a United States-based account at JP Morgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company, LLC (the “Trustee”) acting as trustee (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement. There are no separate agreements, side letters or other agreements or understandings (whether written, unwritten, express or implied) that would cause the description of the Trust Agreement in the Parent SEC Documents to be inaccurate in any material respect or, to the Parent Parties’ knowledge, that would entitle any Person to any portion of the funds in the Trust Account, except to the extent that Parent may convert all of the assets held in the Trust Account into cash provided that Parent does not consummate an initial business combination within the time prescribed in the Prospectus. Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Organizational Documents of Parent and the Trust Agreement. Parent has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of the Parent Parties, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the Signing Date, there are no claims or Proceedings pending with respect to the Trust Account. Since November 17, 2021, Parent has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement and payment to the redeeming shareholders who elected for redemption as of November 7, 2022). Upon the consummation of the transactions contemplated hereby, the Parent Parties shall have no further obligation under either the Trust Agreement or their Organizational Documents to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

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6.10 Listing. As of the date hereof, the Parent Ordinary Shares, Parent Units, Parent Rights and Parent Warrants are listed on the Nasdaq Stock Market, with trading symbols “NOVV”, “NOVVU”, “NOVVR” and “NOVVW”, respectively.

6.11 Reporting Company. Parent is a publicly held company subject to reporting obligations pursuant to Section 11 of the Exchange Act, and the Parent Ordinary Shares are registered pursuant to Section 11(b) of the Exchange Act.

6.12 No Market Manipulation. Neither the Parent Parties nor their Affiliates have taken, and they hereby covenant and agree that they will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Parent Ordinary Shares to facilitate the sale or resale of the Parent Ordinary Shares or affect the price at which the Parent Ordinary Shares may be issued or resold; provided, however, that this provision shall not prevent the Parent Parties from engaging in investor relations or public relations activities consistent with past practices.

6.13 Board Approval. Each of Parent’s and Purchaser’s board of directors (including any required committee or subgroup of such boards) and the sole director of Merger Sub has, as of the Signing Date, unanimously (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the shareholders of the Parent Parties, as applicable, and (iii) solely with respect to Parent’s board of directors, determined that the transactions contemplated hereby constitutes a “Business Combination” as such term is defined in Parent’s Organizational Documents.

6.14 Parent SEC Documents and Financial Statements.

(a) Parent has timely filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC since Parent’s formation under the Exchange Act or the Securities Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed by the Parent Parties subsequent to the Signing Date (the “Additional Parent Parties SEC Documents”). Parent has made available to the Company copies in the form filed with the SEC of all of the following, except to the extent available in full without redaction on the SEC’s website through EDGAR for at least two (2) days prior to the Signing Date: (i) Parent’s Quarterly Reports on Form 10-Q for each fiscal quarter of Parent beginning with the first quarter Parent was required to file such a form, (ii) its Form 8-Ks filed since the beginning of the first fiscal year referred to in clause (i) above, and (iii) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to the Company pursuant to this Section 6.14) filed by Parent with the SEC since Parent’s formation (the forms, reports, registration statements and other documents referred to in clauses (i), (ii), (iii), and (iv) above, whether or not available through EDGAR, are, collectively, the “Parent SEC Documents”). The Parent SEC Documents were, and the Additional Parent Parties SEC Documents will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act, and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Documents did not, and the Additional Parent Parties SEC Documents will not, at the time they were or are filed, as the case may be, with the SEC (except to the extent that information contained in any Parent SEC Document or Additional Parent Parties SEC Document has been or is revised or superseded by a later filed Parent SEC Document or Additional Parent SEC Document, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 6.14, the term “file” and derivatives thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

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(b) The financial statements and notes contained or incorporated by reference in the Parent SEC Documents and the Additional Parent Parties SEC Documents (collectively, the “Parent Parties Financial Statements”) are complete and accurate and fairly present in all material respects, in conformity with U.S. GAAP applied on a consistent basis in all material respects and Regulation S-X or Regulation S-K, as applicable, the financial position of Parent as of the dates thereof and the results of operations of Parent for the periods reflected therein. The Parent Parties Financial Statements (i) were prepared from the Books and Records of Parent; (ii) were prepared on an accrual basis in accordance with U.S. GAAP consistently applied; (iii) contain and reflect all necessary adjustments and accruals for a fair presentation of Parent’s financial condition as of their dates; and (iv) contain and reflect adequate provisions for all material Liabilities for all material Taxes applicable to Parent with respect to the periods then ended.

(c) Except as specifically disclosed, reflected or fully reserved against in the Parent Parties Financial Statements, and for Liabilities and obligations of a similar nature and in similar amounts incurred in the ordinary course of business since Parent’s formation, there are no material Liabilities, debts or obligations (whether accrued, fixed or contingent, liquidated or unliquidated, asserted or unasserted or otherwise) relating to Parent. All debts and Liabilities, fixed or contingent, which should be included under U.S. GAAP on a balance sheet are included in the Parent Parties Financial Statements.

6.15 Litigation. There is no Action (or any basis therefor) pending against any Parent Party, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Governmental Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements. There are no outstanding judgments against the Parent Parties. No Parent Party is, or has previously been, to the knowledge of the Parent Parties, subject to any Proceeding with any Governmental Authority.

6.16 Compliance with Laws. No Parent Party is in violation of, has violated, under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Governmental Authority, domestic or foreign, nor, to the knowledge of the Parent Parties, is there any basis for any such charge and no Parent Party has previously received any subpoenas by any Governmental Authority.

6.17 Money Laundering Laws. The operations of the Parent Parties are and have been conducted at all times in compliance with the Money Laundering Laws, and no Action involving the Parent Parties with respect to the Money Laundering Laws is pending or, to the knowledge of the Parent Parties, threatened.

6.18 OFAC. Neither the Parent Parties, nor any director or officer of the Parent Parties (nor, to the knowledge of the Parent Parties, any agent, employee, affiliate or Person acting on behalf of the Parent Parties) is currently identified on the specially designated nationals or other blocked Person list or otherwise currently subject to any U.S. sanctions administered by the OFAC; and the Parent Parties have not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any subsidiary, joint venture partner or other Person, in connection with any sales or operations in Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Russia, Sudan, Syria, and Zimbabwe or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the previous fiscal years.

6.19 Not an Investment Company. Parent is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

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6.20 Tax Matters.

(a) (i) Parent has duly filed all income and other material Tax Returns which are required to be filed it, and has paid all material Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate in all material respects; (iii) there is no Action, pending or proposed in writing, with respect to a material amount of Taxes of Parent; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of Parent for which a Lien may be imposed on any of Parent’s assets has been waived or extended (other than Permitted Liens or pursuant to automatic extensions of time to file Tax Returns obtained in the ordinary course of business), which waiver or extension is in effect; (v) Parent has withheld or collected and paid over to the applicable Taxing Authority all material Taxes required to be withheld or collected by Parent in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (vi) Parent has not requested any letter ruling from the IRS (or any comparable ruling form any other Taxing Authority); (vii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of Parent; (viii) Parent has not received any written request from a Taxing Authority in a jurisdiction where Parent has not paid any Tax or filed Tax Returns asserting that Parent is or may be subject to Tax in such jurisdiction; (ix) Parent is not a party to any Tax sharing, Tax indemnity or Tax allocation Contract (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes); (x) Parent has no liability for the Taxes of any other Person: (1) under Treasury Regulation Section 1.1502-6 (or any similar provision of applicable Law), (2) as a transferee or successor or (3) otherwise by operation of applicable Law; (xi) Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; and (xii) Parent has not been a party to any “listed transaction” as defined in Section 6707A(c)(2) of the Code and Treasury Regulation Section 1.6011-4(b)(2).

(b) Parent is not aware of any fact or circumstance, nor has taken or agreed to take any action, that would reasonably be expected to prevent or impede the Redomestication Merger or the Acquisition Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(c) The Parent Parties Financial Statements reflect accruals in accordance with GAAP for all current Taxes of the Parent and any Subsidiary that are unpaid or payable as of December 31, 2021 (except for any inaccuracies that are not material), and neither Parent nor any Subsidiary has incurred any liability for Taxes since December 31, 2022 other than in the ordinary course of business consistent with amounts incurred and paid with respect to the most recent comparable prior period (adjusted for ordinary course changes in operations).

6.21 Exclusive Representations and Warranties. The representations and warranties set forth this Article VI are the sole and exclusive representations and warranties of the Parent Parties in this Agreement. The other parties to this Agreement are not relying on any other representations and warranties on the part of the Parent Parties.

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Article VII

COVENANTS OF THE COMPANY AND THE PARENT PARTIES PENDING CLOSING

7.1 Conduct of the Business.

(a) From the date hereof through the Closing Date, each Party shall, and the Company shall cause its Subsidiaries to, conduct their respective business only in the ordinary course, (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, shall not enter into any material transactions without the prior written consent of the other Party, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including the Closing Date, without the written consent of all parties (which consent shall not be unreasonably withheld, delayed or conditioned), the Company and each Parent Party agrees that it shall not:

(i) materially amend, modify or supplement its Organizational Documents other than pursuant to this Agreement;

(ii) amend, waive any provision of, terminate prior to its scheduled expiration date, or otherwise compromise in any way, any Contract or any other of its rights or assets that involve payments in excess of $25,000, except in the ordinary course of business consistent with past practice;

(iii) modify, amend or enter into any contract, agreement, license or, commitment, which obligates the payment of more than $50,000 (individually or in the aggregate), except for in ordinary course of business consistent with past practice;

(iv) make any capital expenditures in excess of $25,000 (individually or in the aggregate), except for in ordinary course of business consistent with past practice;

(v) sell, lease, license or otherwise dispose of any of its assets or assets covered by any Contract except (i) pursuant to existing contracts or commitments disclosed herein, (ii) sales of Inventory in the ordinary course consistent with past practice, and (iii) otherwise not exceeding $50,000 in the aggregate;

(vi) issue any equity or debt to any third party;

(vii) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock or share capital, or pay, declare or promise to pay any other payments to any Shareholder (other than, in the case of any Shareholder who is an employee, payments of salary accrued in said period at the current salary rate);

(viii) authorize any salary increase of more than five percent (5) % for any employee who is a Shareholder or who is making an annual salary equal to or greater than $100,000 in the aggregate on an annual basis or change its bonus or profit sharing policies;

(ix) obtain or incur any loan or other Indebtedness, except for trade payables in the ordinary course of business consistent with past practice;

(x) suffer or incur any Lien on its assets, except for Permitted Liens or Liens incurred in the ordinary course of business consistent with past practice;

(xi) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(xii) make any change in its accounting principles other than in accordance with the applicable accounting policies or methods or write down the value of any Inventory or assets other than in the ordinary course of business consistent with past practice;

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(xiii) extend any loans other than travel or other expense advances to employees in the ordinary course of business;

(xiv) issue, redeem or repurchase any capital stock or share, membership interests or other securities, or issue any securities exchangeable for or convertible into any share or any shares of its capital stock;

(xv) make, change or revoke any material Tax election or change any annual Tax accounting periods; settle or compromise any material claim, notice, audit report or assessment in respect of Taxes; or enter into any Tax allocation, Tax sharing, Tax indemnity or other closing agreement relating to any Taxes (other than a contract entered into in the ordinary course of business consistent with past practices, the primary purpose of which is not related to Taxes);

(xvi) undertake any legally binding obligation to do any of the foregoing; or

(xvii) cause, suffer or permit a Shareholder to do or cause to be done any of the foregoing with respect to the Company or any Parent Party.

(b) From the date hereof through the Closing Date, Parent shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, until the Closing Date, other than in connection with the transactions contemplated by this Agreement, without the other party’s prior written consent (which shall not be unreasonably withheld), Parent shall not, and shall not cause its Subsidiaries to, amend, waive or otherwise change the Investment Management Trust Agreement in any manner adverse to Parent.

(c) No Party shall (i) take or agree to take any action that might make any representation or warranty of such Party inaccurate or misleading in any material respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any material respect at any such time. From the date hereof through the earlier of (x) termination of this Agreement in accordance with this Agreement and (y) the Closing Date, other than in connection with the transactions contemplated hereby, neither the Company, on the one hand, nor the Parent Parties, on the other hand, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction; provided, however that an Alternative Transaction proposed pursuant to Section 9.7 shall be permitted in the event that all Parties provide their prior written consent thereto. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company or any of the Parent Parties (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) (A) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than the sale, the lease, transfer or other disposition of assets in the ordinary course of business), (B) any sale, resale or issuance of any Company Ordinary Shares or of any class or series of the share capital or capital stock or other equity interests of the Company or the Parent Parties in a single transaction or series of transactions. In the event that there is an unsolicited proposal for, or an indication of a serious interest in entering into, an Alternative Transaction, communicated in writing to the Company or the Parent Parties or any of their respective representatives or agents (each, an “Alternative Proposal”), such Party shall as promptly as practicable (and in any event within two (2) Business Days after receipt) advise the other parties to this Agreement in writing of such Alternative Proposal and the material terms and conditions of any such Alternative Proposal (including any changes thereto) and the identity of the Person making any such Alternative Proposal. The Company and the Parent Parties shall keep the other parties informed on a reasonably current basis of material developments with respect to any such Alternative Proposal.

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7.2 Access to Information. From the date hereof until and including the Closing Date, the Company and the Parent Parties shall, to the best of their abilities, (a) continue to give each other Party, its legal counsel and other representatives full access to its offices, properties, and Books and Records, (b) furnish to the other Party, its legal counsel and other representatives such information relating to the business of the Company or the Parent Parties as such Persons may request and (c) cause its respective employees, legal counsel, accountants and representatives to cooperate with the other Party in such other Party’s investigation of its business; provided, however, that no investigation pursuant to this Section 7.2 (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company or the Parent Parties and, provided further, that any investigation pursuant to this Section 7.2 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company or the Parent Parties. Notwithstanding anything to the contrary in this Agreement, no Party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney-client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law, provided, however, that the non-disclosing party must advise the other parties that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted and/or information not disclosed.

7.3 Notices of Certain Events. Each Party shall promptly notify the other parties of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company Ordinary Share or share capital or capital stock of the Parent Parties or any of the Company’s or the Parent Parties’ assets;

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c) any Actions commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d) the occurrence of any fact or circumstance which constitutes or results in, or would reasonably be expected to constitute or result in, a Material Adverse Change; and

(e) the occurrence of any fact or circumstance which results, or would reasonably be expected to result, in any representation made hereunder by such Party to be false or misleading in any material respect or to omit or fail to state a material fact.

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7.4 SEC Filings.

(a) The Parties acknowledge that:

(i) Parent’s shareholders and the Shareholders must approve the transactions contemplated by this Agreement prior to the Acquisition Merger contemplated hereby being consummated and that, in connection with such approval, Parent must call a special meeting of its shareholders requiring Parent to prepare and file with the SEC a Registration Statement on Form F-4/S-4 which will contain a Proxy Statement/Prospectus (as defined in Section 9.5);

(ii) the Parent Parties will be required to file quarterly and annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) the Parent Parties will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) In connection with any filing the Parent Parties make with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company will, and will use its best efforts to cause its Affiliates to, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, use their best efforts to (i) cooperate with the Parent Parties, (ii) respond to questions about the Company required in any filing or requested by the SEC, and (iii) provide any information requested by the Parent Parties in connection with any filing with the SEC.

(c) Company Cooperation. The Company acknowledges that a substantial portion of the filings with the SEC and mailings to Parent’s shareholders with respect to the Proxy Statement/Prospectus shall include disclosure regarding the Company and its management, operations and financial condition. Accordingly, the Company agrees to as promptly as reasonably practical provide the Parent Parties with such information as shall be reasonably requested by the Parent Parties for inclusion in or attachment to the Proxy Statement/Prospectus, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company and its Shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company understands that such information shall be included in the Proxy Statement/Prospectus and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company shall cause its directors, officers and employees to be reasonably available to the Parent Parties and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

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7.5 Trust Account. The Company acknowledges that the Parent Parties shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement and for the payment of (i) all amounts payable to public shareholders of Parent who shall have validly redeemed their Parent Ordinary Shares upon acceptance by Parent of such Parent Ordinary Shares at the Closing, (ii) the expenses of the Parent Parties to the third parties to which they are owed, (iii) the Deferred Underwriting Amount to the underwriter in the IPO and (iv) the remaining monies in the Trust Account to the Parent Parties. Except as otherwise expressly provided in the Investment Management Trust Agreement, Parent Parties shall not agree to, or permit, any amendment or modification of, or waiver under, the Investment Management Trust Agreement without the prior written consent of the Company.

7.6 Directors’ and Officers’ Indemnification and Insurance.

(a) The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Parent Parties (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the Signing Date, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and any of the Parent Parties in effect on the date hereof and disclosed in Schedule 7.6(a), shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Purchaser shall cause the Organizational Documents of Purchaser and the Company to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the Signing Date in the Organizational Documents of the Parent Parties to the extent permitted by applicable Law. The provisions of this Section 7.6 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) The Company shall, or shall cause its Affiliates to, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from the Closing Date, for the benefit of the D&O Indemnified Persons (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than Parent’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that in no event shall the Company be required to expend for such policies pursuant to this Section 7.6(b) an annual premium amount in excess of 250% of the amount of per annum Parent paid in its last full fiscal year, which amount is set forth in Schedule 7.6(b). Parent shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause the other Parent Parties to honor all obligations thereunder.

(c) On the Closing Date, the Company shall enter into customary indemnification agreements reasonably satisfactory to all parties with the individuals set forth on Schedule 7.6(c), which indemnification agreements shall continue to be effective following the Closing.

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7.7 Notice of Changes. The Parent Parties, on the one hand, and the Company, on the other, shall give prompt written notice to the other Parties of (a) any representation or warranty made by such Party contained in this Agreement becoming untrue or inaccurate such that the condition set forth in Section 10.2(b) would not be satisfied, (b) any breach of any covenant or agreement of such Party contained in this Agreement such that the condition set forth in Section 10.2(c) would not be satisfied, and (c) any event, circumstance or development that would reasonably be expected to have a Material Adverse Effect; provided, however, that in each case (i) no such notification shall affect the representations, warranties, covenants, agreements or conditions to the obligations of the parties under this Agreement and (ii) no such notification shall be deemed to amend or supplement the Disclosure Schedules or to cure any breach of any covenant or agreement or inaccuracy of any representation or warranty.

7.8 Formation of Purchaser and Merger Sub. As promptly as practicable after the date hereof, no later than the day immediately prior to the Closing Date, Parent shall cause each of Purchaser and Merger Sub to be formed under the Cayman Companies Act. Upon formation, each of Purchaser and Merger Sub shall sign a joinder agreement in form and substance reasonably agreed by the parties, agreeing to be bound by this Agreement as if parties hereto on the date hereof.

7.9 Financial Information. The Company shall use its best efforts to deliver to the Parent Parties, as soon as practicable but no later than April 30, 2023, the audited consolidated balance sheets of the Company, and the related statements of operations, changes in shareholders’ equity and cash flows for the fiscal year ended March 31, 2023 (the “Audited 2023 Financial Statements”). The Audited 2023 Financial Statements, when delivered to the Parent Parties, shall give a true and fair view of the financial position of the Company as of the date thereof and the results of operations of the Company for the financial year then ended in accordance with its applicable accounting standards applied on a consistent basis in all material respects. The Company will provide additional financial information as required by law for inclusion in any filings to be made by the Parent Parties with the SEC, including, without limitation, any required unaudited interim financial statements. If deemed reasonably necessary and requested by the Parent Parties, the Company shall use its reasonable efforts to cause such information to be reviewed or audited by the Company’s auditors. The Audited 2023 Financial Statements (i) shall be prepared from the Books and Records of the Company; (ii) shall be prepared on an accrual basis in accordance with its applicable accounting standards consistently applied; (iii) shall contain and reflect all necessary adjustments and accruals for a fair presentation of the Company’s financial position as of their dates including for all warranty, maintenance, service and indemnification obligations; and (iv) shall contain and reflect adequate provisions for all Liabilities for all material Taxes applicable to the Company with respect to the periods then ended. The Audited 2021 Financial Statements and the Audited 2022 Financial Statements shall be prepared in accordance with U.S. GAAP. The Audited 2023 Financial Statements shall be in accordance with all applicable requirements of the PCAOB.

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Article VIII

COVENANTS OF THE COMPANY

The Company agrees that:

8.1 Reporting and Compliance with Laws. From the date hereof through the Closing Date, the Company shall duly and timely file all income and other material Tax Returns required to be filed with the applicable Taxing Authority, pay all material Taxes required to be paid by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

8.2 Commercially Reasonable Efforts to Obtain Consents. The Company shall use its commercially reasonable efforts to obtain each required third party consent to the transactions contemplated by this Agreement as promptly as practicable hereafter.

8.3 Annual and Interim Financial Statements. From the date hereof through the Closing Date, (a) within seventy-five (75) calendar days following the end of each three-month quarterly period, the Company shall deliver to Parent Parties, for the first three quarters of the year, unaudited management accounts of the Company, and (b) the Company shall also promptly deliver to the Parent Parties copies of any audited annual consolidated financial statements of the Company that the Company’s auditor may issue.

Article IX

ADDITIONAL COVENANTS OF ALL PARTIES HERETO

The parties hereto further covenant and agree that:

9.1 Commercially Reasonable Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

9.2 Tax Matters.

(a) Parent and Purchaser hereto shall use their commercially reasonable efforts to cause the Redomestication Merger to qualify for the Redomestication Intended Tax Treatment, and none of Parent, Purchaser, and their respective Affiliates has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Redomestication Merger from qualifying for such intended Tax treatment. The parties hereto shall use their commercially reasonable efforts to cause the Acquisition Merger to qualify for the Acquisition Intended Tax Treatment, and none of Parent, Purchaser, Merger Sub or the Company and their respective Affiliates has taken or will take any action (or fail to take any action), if such action (or failure to act), whether before or after the Effective Time, would reasonably be expected to prevent or impede the Acquisition Merger from qualifying for such intended Tax treatment.

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(b) Each of Parent, Purchaser, the Company, and their respective Affiliates shall file all Tax Returns consistent with (i) the Redomestication Intended Tax Treatment and (ii) the Acquisition Intended Tax Treatment (including, in each case, attaching the statement described in Treasury Regulations Section 1.368-(a) on or with the its Tax Return for the taxable year of the Redomestication Merger and the Acquisition Merger), and shall take no position inconsistent with the Redomestication Intended Tax Treatment or the Acquisition Intended Tax Treatment, as applicable (whether in audits, Tax Returns or otherwise), in each case, unless otherwise required by a Taxing Authority in connection with an audit.

(c) In the event the SEC requires a tax opinion regarding: (i) the Redomestication Intended Tax Treatment, Purchaser will use its commercially reasonable efforts to cause Loeb & Loeb LLP to deliver such tax opinion to Purchaser, or (ii) the Acquisition Intended Tax Treatment, the Company shall use its commercially reasonable efforts to cause Nixon Peabody LLP to deliver such tax opinion to the Company. Each Party shall use commercially reasonable efforts to execute and deliver customary Tax representation letters to the applicable tax advisor in form and substance reasonably satisfactory to such advisor. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb LLP shall not be required to provide any opinion to any party regarding the Acquisition Intended Tax Treatment and Nixon Peabody LLP shall not be required to provide any opinion to any party regarding the Redomestication Intended Tax Treatment.

9.3 Settlement of the Parent Parties’ Liabilities. Concurrently with the Closing, all outstanding Liabilities of the Parent Parties shall be settled and paid in full and reimbursement of out-of-pocket expenses reasonably incurred by any Parent Party or any of their officers, directors, or their Affiliates, in connection with identifying, investigating and consummating a business combination.

9.4 Compliance with SPAC Agreements. The Company and Parent Parties shall comply with each of the applicable agreements entered into in connection with the IPO, including that certain Registration Rights Agreement, dated as of August 5, 2021 by and between Parent and the investors named therein, except to the extent any such agreement is modified by virtue of this Agreement.

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9.5 Registration Statement.

(a) As promptly as practicable following the execution and delivery of this Agreement, Parent shall prepare, with the assistance of the Company, and cause to be filed with the SEC a registration statement on Form F-4/S-4 (as amended or supplemented from time to time, and including the Proxy Statement/Prospectus contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Purchaser Ordinary Shares to be issued under this Agreement, which Registration Statement will also contain the Proxy Statement/Prospectus (as defined below). The Registration Statement shall include a Proxy Statement of Parent and the Company as well as a prospectus for the offering of Purchaser Ordinary Shares, Redomestication Merger Surviving Corporation Rights and Redomestication Merger Surviving Corporation Warrants to the Shareholders and Parent’s shareholders (as amended, the “Proxy Statement/Prospectus”) for the purpose of soliciting proxies from Parent’s shareholders for the matters to be acted upon at the Parent Special Meeting and providing the public shareholders of Parent an opportunity in accordance with Parent’s Organizational Documents and the final IPO prospectus of Parent, dated August 5, 2021 (the “Prospectus”) to have their Parent Ordinary Shares redeemed in conjunction with the shareholder vote on the Parent Party Shareholder Approval Matters as defined below. The Proxy Statement/Prospectus shall include proxy materials for the purpose of soliciting proxies from Parent shareholders to vote, at an extraordinary general meeting of Parent shareholders to be called and held for such purpose (the “Parent Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Additional Agreements and the transactions contemplated hereby or thereby, including the Redomestication Merger and the Acquisition Merger, by the Parent shareholders in accordance with Parent’s Organizational Documents, the BVI Companies Act (as applicable) and the rules and regulations of the SEC and Nasdaq, (ii) adoption of the Amended MAA by the Redomestication Merger Surviving Corporation substantially in the form attached hereto as Exhibit A, including the dual-class share structure provided thereunder, (iii) approval of an incentive plan for the employees of Purchaser, providing for a maximum number of Purchaser Ordinary Shares equal to ten percent (10%) of the outstanding Purchaser Ordinary Shares as of a date immediately prior to the Closing, and to be effective as of the Closing and in a form to be agreed by the Parties in good faith, (iii) election of the directors of Purchaser as set forth in Section 3.3 of this Agreement, and (iv) such other matters as the Company and the Parent Parties shall hereafter mutually determine to be necessary or appropriate in order to effect the Redomestication Merger and the Acquisition Merger and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (iv), collectively, the “Parent Party Shareholder Approval Matters”). In connection with the Registration Statement, Parent, Purchaser and the Company will file with the SEC financial and other information about the transactions contemplated in this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement requirements set forth in Parent’s organizational documents, the British Virgin Islands Companies Act, the Cayman Companies Act and the rules and regulations of the SEC and Nasdaq. The Parent Parties shall provide the Company (and its counsel) with (x) no less than ten (10) business days to review and comment on the initial Proxy Statement/Prospectus, and (y) a reasonable amount of time not to exceed ten (10) business days to review and comment on any amendment or supplement thereto prior to filing the same with the SEC (each, a “Company Proxy Review”). For the avoidance of doubt, the Parent Parties shall not submit the Proxy Statement/Prospectus and/or any amendment or supplement thereto to Parent’s shareholders to be acted upon at the Parent Special meeting unless and until the Company has had sufficient time to deliver its Company Proxy Review. In addition, the Company shall provide the Parent Parties with such information concerning the Company and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading (subject to the qualifications and limitations set forth in the materials provided by the Company). As required by financial reporting rules applicable to this transaction, the Audited 2021/2022 Financial Statements shall be delivered on or before the Financial Information Delivery Date. The Parent Parties shall provide such information concerning each Parent Parties and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Proxy Statement/Prospectus, or in any amendments or supplements thereto, which information provided by the Parent Parties shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading.

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(b) Each of Parent and the Company shall use its commercially reasonable efforts to cause the Registration Statement and the Proxy Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Acquisition Merger. Each of Parent and the Company shall furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement/Prospectus. Promptly after the Registration Statement is declared effective under the Securities Act, Parent and the Company will cause the Proxy Statement/Prospectus to be mailed to shareholders of Parent and the Company.

(c) Each of Parent and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If Parent or the Company becomes aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such Party shall promptly inform the other Parties and (ii) Parent, on the one hand, and the Company, on the other hand, and shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. Parent and the Company shall use commercially reasonable efforts to cause the Registration Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of Parent Ordinary Shares, as applicable, pursuant to applicable Law and subject to the terms and conditions of this Agreement, the Purchaser Organizational Documents and the Company Organizational Documents. Each of the Company and the Parent Parties shall provide the other parties with copies of any written comments, and shall inform such other parties of any oral comments, that the Parent Parties receive from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the other parties a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff.

(d) Each Party shall, and shall cause each of its subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available at a reasonable time and location to the Company, the Parent Parties and their respective representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Proxy Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Proxy Statement/Prospectus (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The Parent Parties shall cause the Proxy Statement/Prospectus to be disseminated to Purchaser’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Purchaser’s Organizational Documents.

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9.6 Confidentiality. Except as necessary to complete the Proxy Statement/Prospectus, the Company, on the one hand, and the Parent Parties, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other Party furnished to it by such other Party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the Party to which it was furnished, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources, which source is not the agent of the other Party, by the Party to which it was furnished), and each Party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any Party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such Party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each Party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement/Prospectus.

9.7 Financing Transactions. The parties will cooperate in seeking and completing one or more equity financing transactions on or before the Closing Date, with a shared objective of infusing additional cash into either Parent or the Company as of a time prior to the Closing, for the benefit of Purchaser as of the Closing. Such transactions may include PIPE or other equity investments in Parent, or investments in the Company. The parties agree to amend this Agreement (including Schedule A hereto), to the extent appropriate, to properly reflect the consummation of any such financing transaction; provided, however, that in the event that any such financing transaction constitutes an Alternative Transaction as defined in Section 7.1(c), the prior written consent of all parties shall be required to proceed with such financing transaction.

Article X

CONDITIONS TO CLOSING

10.1 Condition to the Obligations of the Parties. The obligations of all of the parties hereto to consummate the Closing are subject to the satisfaction of all the following conditions:

(a) No provisions of any applicable Law and no Order shall prohibit or prevent the consummation of the Closing.

(b) There shall not be any Action brought by a Government Authority or by any other unaffiliated third party to enjoin or otherwise restrict the consummation of the Closing.

(c) All consents, approvals and actions of, filings with and notices to any Governmental Authority required to consummate the specific transactions contemplated by this Agreement shall have been made or obtained (the “Mandatory Governmental Consents and Approvals”). All of the parties acknowledge and agree that Mandatory Governmental Consents and Approvals are only those consents, approvals, filings and notices with and to any Governmental Authority that are strictly necessary to allow the transactions contemplated by this Agreement to close. For the avoidance of doubt, Mandatory Governmental Consents and Approvals shall not include consents, approvals, filings and notices that may be submitted, obtained, or issued after the Closing.

(d) The SEC shall have declared the Registration Statement effective, and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued.

(e) The Parent Party Shareholder Approval Matters that are submitted to the vote of the shareholders of Parent at the Parent Special Meeting in accordance with the Proxy Statement/Prospectus and Parent’s Organizational Documents shall have been approved by the requisite vote of the shareholders of Parent at the Parent Special Meeting in accordance with Parent’s Organizational Documents, applicable Law and the Proxy Statement/Prospectus (the “Required Parent Shareholder Approval”).

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(f) This Agreement, the Plan of Merger and the transactions contemplated hereby and thereby, including the Redomestication Merger and the Acquisition Merger, shall have been authorized and approved by the holders of Company Ordinary Shares constituting the Requisite Company Vote in accordance with the Cayman Companies Act and the Company’s Organizational Documents.

(g) All required filings under the HSR Act, and other applicable anti-trust laws, shall have been completed and any applicable waiting period, any extensions thereof, and any commitments by the parties not to close before a certain date under a timing agreement entered into with a Governmental Authority shall have expired or otherwise been terminated.

(h) As of the Closing, Purchaser shall have at least $5,000,001 in net tangible assets.

(i) Each of Purchaser and Merger Sub shall have been formed and shall have executed a joinder agreement to this Agreement.

10.2 Conditions to Obligations of the Parent Parties. The obligation of the Parent Parties to consummate the Closing is subject to the satisfaction, or the waiver at the Parent Parties’ sole and absolute discretion, of all the following further conditions:

(a) The Company shall have duly performed all of its covenants and obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier, in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Company contained in Article V of this Agreement shall: (i) be true and correct at and as of the Signing Date except as provided in the disclosure schedules pursuant to Article V, and (ii) be true and correct as of the Closing Date except as provided in the disclosure schedules pursuant to Article V (if the representations and warranties speak only as of a specific date prior to the Closing Date, such representations and warranties need only to be true and correct as of such earlier date); it being understood and agreed that the Company’s Fundamental Representations shall not be subject to any Material Adverse Effect qualifier, and for purposes of this clause (b) all Fundamental Representations shall be true and correct except for de minimis inaccuracies.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk.

(d) The Parent Parties shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company to the effect set forth in clauses (a) through (c) of this Section 10.2.

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(e) The Parent Parties shall have received (i) a copy of the Organizational Documents of the Company as in effect as of the Closing Date, (ii) the copies of resolutions duly adopted by the board of directors of the Company and by the Requisite Company Vote of the Company’s Shareholders authorizing this Agreement and the transactions contemplated hereby, and (iii) a recent certificate of good standing as of a date no later than thirty (30) days prior to the Closing Date regarding the Company from the Cayman Registrar.

(f) The Parent Parties shall have received copies of all Governmental Approvals, if any, in form and substance reasonably satisfactory to the Parent Parties, and no such Governmental Approval shall have been revoked.

(g) The Parent Parties shall have received a duly executed opinion in customary form from the Company’s Cayman Islands counsel in form and substance reasonably satisfactory to the Parent Parties, addressed to the Parent Parties and dated as of the Closing Date.

(h) The Parent Parties shall have received a copy of each of the Additional Agreements to which the Company is a party duly executed by the Company and such Additional Agreement shall be in full force and effect.

(i) The Parent Parties shall have received a copy of each of the Additional Agreements duly executed by all required parties thereto, other than Parent or the Company.

(j) The Parent Parties shall have received copies of third party consents set forth on Schedule 10.2(j) of the Company Disclosure Schedules in form and substance reasonably satisfactory to the Parent Parties, and no such consents have been revoked, and such listing shall have been approved by Nasdaq subject to official notice of issuance.

(k) As of the closing, the Company shall have no more than $1,000,000 in Indebtedness (which for these purposes shall include Indebtedness of any and all kinds).

(l) As of the Closing, all Company related party debt shall have been repaid and/or forgiven, and the Company’s related party debt balance shall be $0.

10.3 Conditions to Obligations of the Company. The obligations of the Company to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s sole and absolute discretion, of all of the following further conditions:

(a) The Parent Parties shall have duly performed all of their covenants and obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) All of the representations and warranties of the Parent Parties contained in Article V of this Agreement shall: (i) be true and correct at and as of the Signing Date and (ii) be true and correct as of the Closing Date (except for representation and warranties that speak as of a specific date prior to the Closing Date, in which case such representations and warranties need only to be true and correct as of such earlier date); it being understood and agreed that the Parent Parties’ Fundamental Representations shall not be subject to any Material Adverse Effect qualifier, and for purposes of this clause (b) all such Fundamental Representations shall be true and correct except for de minimis inaccuracies.

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(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, would reasonably be expected to have a Material Adverse Effect on the Parent Parties, regardless of whether it involved a known risk.

(d) The Company shall have received a certificate signed by an authorized officer of Parent Parties to the effect set forth in clauses (a) through (c) of this Section 10.3.

(e) Each of the Parent Parties shall have executed and delivered to the Company each Additional Agreement to which it is a party.

(f) From the Signing Date until the Closing, the Parent Parties shall have been in material compliance with the reporting requirement under the Securities Act and the Exchange Act, as applicable to the Parent Parties.

(g) The Company shall have received a duly executed opinion in respect of Parent in customary form from the Parent’s BVI counsel in form and substance reasonably satisfactory to the Company, addressed to the Company and dated as of the Closing Date.

(h) Purchaser shall remain listed on Nasdaq and the additional listing application for the shares issued as Merger Consideration shall have been approved by Nasdaq. As of the Closing Date, Purchaser shall not have received any written notice from Nasdaq that it has failed, or would reasonably be expected to fail to meet the Nasdaq listing requirements as of the Closing Date for any reason, where such notice has not been subsequently withdrawn by Nasdaq or the underlying failure appropriately remedied or satisfied. The additional listing application for the shares issued as Merger Consideration shall have been approved by Nasdaq.

Article XI

SURVIVAL AND INDEMNIFICATION

11.1 Survival. All representations and warranties of the Parties contained in this Agreement shall survive the Closing until and including the date that is eighteen (18) months after the Closing Date; provided, however, that Fraud Claims shall survive until the applicable statute of limitations (the applicable expiration date per the above is referred to as the “Expiration Date”). If a Claim Notice for a bona fide claim of a breach of any representation or warranty has been given before the Expiration Date, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved.

11.2 Indemnification. Subject to the terms and conditions of this Article XI, from and after the Closing, the Party from which indemnification is required, and its successors and assigns (each, with respect to any claim made pursuant to this Article XI, an “Indemnifying Party”), will severally and not jointly indemnify, without duplication, defend and hold harmless the Party or Parties entitled to indemnification (each, with respect to any claim made pursuant to this Article XI, an “Indemnified Party”) from and against any and all losses, actions, Orders, liabilities, damages, Taxes, interest, penalties, Liens, amounts paid in settlement, and reasonable costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting from (whether or not involving a Third Party Claim): (a) the breach of any representation or warranty made by the Indemnifying Party set forth in this Agreement or in any certificate delivered by the Indemnifying Party pursuant to this Agreement; or (b) the breach of any covenant or agreement on the part of the Indemnifying Party.

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11.3 Limitations on Indemnification.

(a) The maximum aggregate amount of indemnification payments that the Indemnifying Parties will be obligated to pay in the aggregate (excluding Fraud Claims) shall not exceed fifteen million dollars ($15,000,000), except in the case of Fraud Claims where no upper limitation shall apply.

(b) In no event shall any Indemnified Party be entitled to recover or make a claim for any amounts in respect of, and in no event shall Losses be deemed to include, any punitive, special, incidental, exemplary, consequential, indirect or exemplary damages, or for any diminution in value changes measured as a multiple of earnings, revenue or by any other similar performance metric, (including loss of future revenue or income, loss of business reputation or opportunity), except for any such damages to the extent actually awarded by a court of competent jurisdiction and paid to a third party in a Third Party Claim.

(c) No investigation or knowledge by an Indemnified Party or its representatives of a breach of a representation, warranty, covenant or agreement of an Indemnifying Party shall affect the recourse available to the Indemnified Parties under this Article XI.

(d) any Losses recoverable hereunder shall be reduced in amount by insurance proceeds, indemnification payments, contribution payments or reimbursements actually received by any Indemnified Party in connection with such Losses, and the Indemnified Parties shall use reasonable and diligent efforts to realize such benefits, proceeds, payments or reimbursements.

(e) Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the extent reasonably necessary to remedy the breach that gives rise to such Loss.

11.4 Indemnification Procedures.

(a) The Indemnified Parties may designate a representative from time to time (the “Indemnified Party Representative”), who shall have the sole right to act on behalf of the Indemnified Parties with respect to any indemnification claims made pursuant to this Article XI, including bringing and settling any indemnification claims hereunder and receiving any notices on behalf of the Indemnified Parties. The Parent Parties hereby appoint Eric Wong as their Indemnified Party Representative. Each Indemnified Party Representative shall also act for the applicable Party in its capacity as an Indemnifying Party (each, an “Indemnifying Party Representative”). Each such representative have the sole right to act on behalf of the Indemnified Parties and the Indemnifying Parties, as the case may be, with respect to any indemnification claims made pursuant to this Article XI, including the giving and receiving of any notices in connection with any claim for indemnification under this Agreement.

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(b) In order to make a claim for indemnification hereunder, the Indemnified Party Representative must provide written notice (a “Claim Notice”) of such claim to the Indemnifying Party Representative, which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable (provided, that the Indemnified Party Representative may thereafter in good faith adjust the amount of Losses with respect to the claim to reflect additional information obtained after the date of the initial Claim Notice by providing a revised Claim Notice to the Indemnifying Party Representative).

(c) In the case of any claim for indemnification under this Article XI arising from a claim of any third party (a “Third Party Claim”), the Indemnified Party Representative must give a Claim Notice with respect to such Third Party Claim to the Indemnifying Party Representative promptly (but in no event later than fifteen (15) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is actually prejudiced by the failure to give such notice. The Indemnifying Party will have the right to defend and to direct the defense against any such Third Party Claim, and with counsel selected by the Indemnifying Party, unless at any time while such Third Party Claim is pending such claim is criminal in nature, would reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnified Party. If the Indemnifying Party Representative elects, and is entitled, to compromise or defend such Third-Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third-Party Claim so requires) notify the Indemnified Party Representative of its intent to do so, and the Parties will, at the request and expense of the Indemnifying Party, cooperate in the defense of such Third-Party Claim. If the Indemnifying Party Representative elects not to, or at any time is not entitled under this Section 11.4 to, compromise or defend such Third-Party Claim, fails to notify the Indemnified Party Representative of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Indemnified Party may cause the Indemnifying Party to pay, compromise or defend such Third-Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party or the Indemnified Party Representative without the prior written consent of the Indemnifying Party Representative (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party. The Indemnifying Party’s right to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, however, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnified Party other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Indemnified Party Representative on behalf of the Indemnified Party (such consent not to be unreasonably withheld, conditioned or delayed). The Indemnified Party Representative will have the right, at its sole expense, to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to direct the defense.

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(d) With respect to any direct indemnification claim that is not a Third-Party Claim, the Indemnifying Party Representative will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If the Indemnifying Party Representative does not respond within such thirty (30) days, the Indemnifying Party will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Article XI and will have no further right to contest the validity of such Claim Notice. If the Indemnifying Party Representative responds within such thirty (30) days and rejects such claim in whole or in part, the Indemnified Party will be free to pursue such remedies as may be available under this Agreement, any Additional Agreements or applicable Law.

11.5 Indemnification Payments. Subject to the last sentence of this Section 11.5, any indemnification obligation of an Indemnifying Party under this Article XI will be settled solely through delivery to the Indemnified Party of (a) in the event that the Company is the Indemnifying Party, such number of Holdback Shares that are equal in value to the finally determined amount of indemnification determined or (b) in the event that a Purchaser Party is the Indemnifying Party, such number of Ordinary Shares that are equal in value to the finally determined amount of indemnification determined, and in the case of either clause (a) or (b) above, with each such share valued at $10.00 (which delivery shall be required to be made within five (5) Business Days after the final determination of such obligation in accordance with Section 11.4), and in no event shall any Indemnifying Party be required to pay or reimburse with cash or any other assets; provided, however, that, in the sole and absolute discretion of the relevant Indemnifying Party, such Indemnifying Party may satisfy its several indemnification obligation through the payment of cash to Purchaser. Notwithstanding the foregoing, indemnification for Fraud Claims shall be payable in cash to the extent the Indemnifying Party does not own sufficient Purchaser Ordinary Shares with which to pay the full amount of his/her/its indemnification obligations.

11.6 Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims or claims seeking injunctions, specific performance or other equitable relief (including pursuant to Section 13.10), or claims under any Additional Agreements, indemnification pursuant to this Article XI shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

Article XII

TERMINATION

12.1 Termination. This Agreement may be terminated and the Redomestication Merger, Acquisition Merger and the other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding any Requisite Company Vote and adoption of this Agreement and the contemplated transactions by the equity holders of the Company or Purchaser:

(a) by the mutual written consent of the Company and Parent Parties duly authorized by each of their respective boards of directors;

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(b) by any of the Parent Parties, if any of the representations or warranties of the Company set forth in Article V shall not be true and correct (for the avoidance of doubt, after giving effect to any materiality qualifiers set forth therein), or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in Section 10.2 would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured by the earlier of (i) the Outside Date or (ii) 20 days after written notice thereof is delivered to the Company; provided, however, that the Parent Parties shall not have the right to terminate this Agreement pursuant to this Section 12.1(b) if any Parent Party is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(c) by the Company, if any of the representations or warranties of any Parent Party set forth in Article VI shall not be true and correct (for the avoidance of doubt, after giving effect to any materiality qualifiers set forth therein), or if any Parent Party has failed to perform any covenant or agreement on its part set forth in this Agreement (including an obligation to consummate the Closing), in each case such that the conditions to Closing set forth in either Section 10.3(a) or Section 10.3(b) would not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failure to perform any covenant or agreement, as applicable, are not cured by the earlier of (i) the Outside Date or (ii) 20 days after written notice thereof is delivered to the Parent Parties; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 12.1(c) if the Company is then in material breach of any representation, warranty, covenant, or obligation hereunder, which breach has not been cured;

(d) by either the Company or any Parent Party:

(i) on or after August 4, 2023(the “Outside Date”), if the Acquisition Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 12.1(d)(i) shall not be available to a Party if the failure of the Acquisition Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or

(ii) if any Order having the effect set forth in Section 10.1(a) shall be in effect and shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 11.1(d)(ii) shall not be available to a Party if such Order was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement;

(iii) if any of the Parent Party Shareholder Approval Matters shall fail to receive the Required Parent Shareholder Approval at the Parent Special Meeting (unless such Parent Special Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(e) by the Parent Parties if the Requisite Company Vote shall not have been obtained within five (5) Business Days of the delivery to Parent’s shareholders of the Proxy Statement/Prospectus, provided that the termination right under this Section 11.1(e) shall be of no further force or effect if such Requisite Company Vote is delivered to the Parent Parties prior to the termination of the Agreement (even if after the five (5) Business Day period provided above); or

(f) by the Parent Parties, in the event that the Audited 2023 Financial Statements have not been delivered to them on or before April 30, 2023.

12.2 Effect of Termination. In the event of the termination of this Agreement (other than termination pursuant to Section 12.1(a)), written notice thereof shall be given by the Party desiring to terminate to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall following such delivery become null and void (other than the provisions of Article XIII and this Section 12.2), and there shall be no Liability on the part of any Parent Party or their respective directors, officers and Affiliates; provided, however, that nothing in this Agreement will relieve any Party from Liability for fraud.

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Article XIII

MISCELLANEOUS

13.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first Business Day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a Party shall specify to the others in accordance with these notice provisions:

if to the Company (following the Closing), to:

Real Messenger Holdings Limited

P.O. Box 309

Ugland House

Grand Cayman, KY1-1104

Cayman Islands

Attn: Kwai Hoi Ma

Email: tma@real.co

with a copy to (which shall not constitute notice):

Nixon Peabody LLP

One Embarcadero Center, 32nd Floor

San Francisco, CA 94111

Attn: David Cheng

Email: dcheng@nixonpeabody.com

and to:

Nixon Peabody LLP

70 W. Madison St., Suite 5200

Chicago, IL 60602

Attn: David R. Brown

Email: drbrown@nixonpeabody.com

if to any Parent Party:

Nova Vision Acquisition Corp.

2 Havelock Road, #07-12, Singapore 059763

Singapore 059763

Attn: Eric Wong, CEO

Email: ericwong@novavisionacquisition.com

with a copy to (which shall not constitute notice):

Loeb & Loeb LLP

345 Park Avenue

New York, New York 10154

Attn: Lawrence Venick, Esq.

Email: lvenick@loeb.com

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13.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each of the Parent Parties and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the Party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any Party seek, nor shall any Party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

13.3 Nonsurvival of Representations. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Effective Time (and there shall be no Liability after the Closing in respect thereof), except for those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring on or after the Closing.

13.4 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any Party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

13.5 Publicity. Except as required by law and except with respect to the Parent SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other Party hereto. If a Party is required to make such a disclosure as required by law, the parties will use their best efforts to cause a mutually agreeable release or public disclosure to be issued.

13.6 Expenses. Each Party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all fees of its legal counsel, financial advisers and accountants; provided, that if the Closing shall occur each Party’s reasonable and documented costs and expenses will be paid in accordance with Section 4.5.

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13.7 No Assignment or Delegation. No Party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other Party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

13.8 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

13.9 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ADDITIONAL AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.9.

13.10 Submission to Jurisdiction. Each of the parties irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York) (or any appellate courts thereof), for the purposes of any Action (a) arising under this Agreement or under any Additional Agreement or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or under any Additional Agreement or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Additional Agreement or any of the transactions contemplated hereby or thereby, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 13.10 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in Section 13.1 shall be effective service of process for any such Action.

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13.11 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each Party of an executed counterpart or the earlier delivery to each Party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

13.12 Entire Agreement. This Agreement together with the Additional Agreements, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No Party has relied on any representation from, or warranty or agreement of, any Person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

13.13 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

13.14 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “Party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by Parent.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

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(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) All references in this Agreement to “the Knowledge of the Company”, “Company’s Knowledge” or using similar terms shall be deemed to include the actual knowledge of the Company’s Chief Executive Officer after due and reasonable inquiry.

13.15 Further Assurances. Each Party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such Party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

13.16 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

13.17 Waiver. Reference is made to the Prospectus. The Company has read the Prospectus and understands that Parent has established the Trust Account for the benefit of the public shareholders of Parent and the underwriters of the IPO pursuant to the Investment Management Trust Agreement and that, except for a portion of the interest earned on the amounts held in the Trust Account, Parent may disburse monies from the Trust Account only for the purposes set forth in the Investment Management Trust Agreement. For and in consideration of Parent agreeing to enter into this Agreement, the Company hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account and hereby agrees that it will not seek recourse against the Trust Account for any claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Parent.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Parent:

NOVA VISION ACQUISITION CORP.

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

REAL MESSENGER HOLDINGS LIMITED

By:	/s/ Kwai Hoi Ma
Name:	Kwai Hoi Ma
Title:	Managing Director and CEO

LIST OF SCHEDULES

A:	Company Shareholders; Merger Consideration

B:	Earnout

SCHEDULE A—SHAREHOLDER INFORMATION

Part 1 – Shareholders of the Company as of the Signing Date

Name of Shareholders	Company Class A Ordinary Shares		Company Class B Ordinary Shares	Shares Ownership Percentage
Kwai Hoi Ma	0		4,000,000	80%
Fredrik Eklund	1,000,000	[1]	0	20%
Total	1,000,000		4,000,000	100.00%

Part 2 – Shareholders of the Company as of the Closing Date 2

Name of Shareholder	Company Class A Ordinary Shares	Company Class B Ordinary Shares	Shares Ownership Percentage	Closing Payment Shares*	Holdback Shares*	Potential Earnout Shares*
Kwai Hoi Ma	0	4,000,000	80%	4,800,000	1,200,000	6,000,000
Fredrik Eklund	1,000,000	0	20%	1,200,000	300,000	1,500,000
Total	1,000,000	4,000,000	100.00%	6,000,000	1,500,000	7,500,000

*Kwai Hoi Ma to receive all Class B Purchaser Ordinary Shares. Fredrik Eklund to receive all Class A Purchaser Ordinary Shares.

1 Restricted Shares and subject to the terms of a Restricted Stock Grant Agreement dated as of June 15, 2022

2 To be revised by the Company if and as required between the Signing Date and the Closing Date.

SCHEDULE B – EARNOUT

The Shareholders will have the contingent right to receive additional Earnout consideration representing a maximum of seven million five hundred thousand (7,500,000) Purchaser Ordinary Shares. All Earnout Shares will be payable in the form of (i) Class B Purchaser Ordinary Shares to be issued to the Principal Shareholder and (ii) Class A Purchaser Ordinary Shares to be issued to all Shareholders other than the Principal Shareholder.

All determinations of revenue and EBITDA below shall be as provided in Purchaser’s audited financial statements for the applicable fiscal year. Purchaser is considering a change in its fiscal year end from March 31 to December 31. The terms of the Earnout will depend on whether this change of fiscal year has been fully effected on or before March 31, 2024.

Alternative (1): If Purchaser changes its fiscal year end to December 31 on or before March 31, 2024, the Earnout period shall commence on January 1, 2024, and the terms of the Earnout shall be as follows:

(a) In the event that, in any complete fiscal year starting in FYE December 31, 2024 and ending in FYE December 31, 2028, (i) Purchaser’s revenue exceeds fifteen million dollars ($15,000,000), or (ii) Purchaser’s EBITDA exceeds seven million five hundred thousand dollars ($7,500,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) Purchaser Ordinary Shares.

(b) In the event that, in any complete fiscal year starting in FYE December 31, 2024 and ending in FYE December 31, 2028, (i) Purchaser’s revenue exceeds thirty million dollars ($30,000,000), or (ii) Purchaser’s EBITDA exceeds fifteen million dollars ($15,000,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) Purchaser Ordinary Shares.

(c) In the event that, in any complete fiscal year starting in FYE December 31, 2024 and ending in FYE December 31, 2028, (i) Purchaser’s revenue exceeds sixty million dollars ($60,000,000), or (ii) Purchaser’s EBITDA exceeds thirty million dollars ($30,000,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) Purchaser Ordinary Shares.

(d) In the event that the volume weighted-average per-share trading price of Purchaser’s Class A Ordinary Shares in any twenty (20)-day continuous trading period starting on the day of Closing and ending on December 31, 2028 (as to any such period, the “20-day Trailing VWAP”), is or exceeds $13.00 per share, then the Shareholders shall receive one million five hundred thousand (1,500,000) Purchaser Ordinary Shares.

(e) In the event that the 20-day Trailing VWAP starting on the day of Closing and ending on December 31, 2028 is or exceeds $16.00 per share, then the Shareholders shall receive one million five hundred thousand (1,500,000) Purchaser Ordinary Shares.

(f) Notwithstanding the foregoing, in the event that the volume weighted-average per-share trading price of Purchaser’s Class A Ordinary Shares is below $5.00 per share for sixty (60) consecutive trading days in any sixty (60)-day continuous trading period beginning on the first trading day after Closing and ending 12 months thereafter, then the number of Purchaser Ordinary Shares to be paid to the Shareholders under any of clauses (a) through (e) above upon the attainment of any milestone set forth in said clauses (a) through (e) shall be reduced to seven hundred fifty thousand (750,000) Purchaser Ordinary Shares; provided, however, that no such reduction shall apply to any Purchaser Ordinary Shares that are due and payable to the Shareholders based upon the attainment of any one or more milestones set forth in clauses (a) through (e) above for the fiscal year ended December 31, 2024. For the avoidance of doubt, if the this clause (f) is triggered during the fiscal year ended December 31, 2024, and also one or more milestones in clauses (a) through (e) is or are still attained in fiscal, then (i) the earnout payable for the attainment of each such milestone in FYE December 31, 2024 shall be one million five hundred thousand (1,500,000) Purchaser Ordinary Shares, but (ii) the earnout payable for the attainment of any milestone in clauses (a) through (e) in FYE December 31, 2025 through FYE December 31, 2028 be reduced to seven hundred fifty thousand (750,000) Purchaser Ordinary Shares. In the event that this paragraph is triggered, the number of Purchaser Ordinary Shares that were issued at Closing and will not be paid to as Earnout Consideration because of the applicability of this paragraph will be promptly returned to Purchaser.

Alternative (2): If Purchaser fails to change its fiscal year end to December 31 on or before March 31, 2024 the Earnout period shall commence on April 1, 2023, and the terms of the Earnout shall be as follows:

(a) In the event that, in any complete fiscal year starting in FYE March 31, 2024 and ending in FYE March 31, 2028, (i) Purchaser’s revenue exceeds fifteen million dollars ($15,000,000), or (ii) Purchaser’s EBITDA exceeds seven million five hundred thousand dollars ($7,500,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) Purchaser Ordinary Shares.

(b) In the event that, in any complete fiscal year starting in FYE March 31, 2024 and ending in FYE March 31, 2028, (i) Purchaser’s revenue exceeds thirty million dollars ($30,000,000), or (ii) Purchaser’s EBITDA exceeds fifteen million dollars ($15,000,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) Purchaser Ordinary Shares.

(c) In the event that, in any complete fiscal year starting in FYE March 31, 2024 and ending in FYE March 31, 2028, (i) Purchaser’s revenue exceeds sixty million dollars ($60,000,000), or (ii) Purchaser’s EBITDA exceeds thirty million dollars ($30,000,000), then the Shareholders shall receive one million five hundred thousand (1,500,000) Purchaser Ordinary Shares.

(d) In the event that the volume weighted-average per-share trading price of Purchaser’s Class A Ordinary Shares in any twenty (20)-day continuous trading period starting on the day of Closing and ending on March 31, 2028 (as to any such period, the “20-day Trailing VWAP”), is or exceeds $13.00 per share, then the Shareholders shall receive one million five hundred thousand (1,500,000) Purchaser Ordinary Shares.

(e) In the event that the 20-day Trailing VWAP starting on the day of Closing and ending on March 31, 2028 is or exceeds $16.00 per share, then the Shareholders shall receive one million five hundred thousand (1,500,000) Purchaser Ordinary Shares.

(f) Notwithstanding the foregoing, in the event that the volume weighted-average per-share trading price of Purchaser’s Class A Ordinary Shares is below $5.00 per share for sixty (60) consecutive trading days in any sixty (60)-day continuous trading period beginning on the first trading day after Closing and ending 12 months thereafter, then the number of Purchaser Ordinary Shares to be paid to the Shareholders under any of clauses (a) through (e) above upon the attainment of any milestone set forth in said clauses (a) through (e) shall be reduced to seven hundred fifty thousand (750,000) Purchaser Ordinary Shares; provided, however, that no such reduction shall apply to any Purchaser Ordinary Shares that are due and payable to the Shareholders based upon the attainment of any one or more milestones set forth in clauses (a) through (e) above for the fiscal year ended March 31, 2024. For the avoidance of doubt, if the this clause (f) is triggered during the fiscal year ended March 31, 2024, and also one or more milestones in clauses (a) through (e) is or are still attained in fiscal, then (i) the earnout payable for the attainment of each such milestone in FYE March 31, 2024 shall be one million five hundred thousand (1,500,000) Purchaser Ordinary Shares, but (ii) the earnout payable for the attainment of any milestone in clauses (a) through (e) in FYE March 31, 2025 through FYE March 31, 2028 be reduced to seven hundred fifty thousand (750,000) Purchaser Ordinary Shares. In the event that this paragraph is triggered, the number of Purchaser Ordinary Shares that were issued at Closing and will not be paid to as Earnout Consideration because of the applicability of this paragraph will be promptly returned to Purchaser.

——

“FYE” means “fiscal year ended.”

“EBITDA” of any fiscal year for the purposes of this Schedule B means earnings before interest, taxes, depreciation and amortization, and shall be derived from Purchaser’s final audited financial statements.

Purchaser Ordinary Shares shall be released to the Shareholders under clauses (a) through (c) of Alternative 1 or Alternative 2, as the case may be, above not more than thirty (30) days after the filing of Purchaser’s Annual Report on Form 10-K with the SEC for each applicable year.

Purchaser Ordinary Shares shall be released to the Shareholders under clauses (d) and (e) of Alternative 1 or Alternative 2, as the case may be, above not more than ten (10) days after attainment of the applicable 20-day Trailing VWAP milestone. Only one payment will be made under each of clauses (d) and (e) above and once such payment has been made, such clause (d) or (e), as applicable, shall no longer be in effect.

A maximum of seven million five hundred thousand (7,500,000) Purchaser Ordinary Shares may be earned by the Shareholders pursuant to this Schedule B.

LIST OF EXHIBITS

A:	Amended and Restated Memorandum and Articles of Association of Redomestication Merger Surviving Corporation

B-1:	Form of Employment Agreement (for Fredrik Eklund)

B-2:	Form of Employment Agreement (for Thomas Ma)

B-3:	Form of Employment Agreement (for the other Key Employees)

C:	List of Key Employees

D:	Form of Lock-Up Agreement

E:	Registration Rights Agreement

F:	Sponsor Support Agreement

Annex A2

AMENDMENT No. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 dated as of August 15, 2023 (the “Amendment”) is to amend the Agreement and Plan of Merger (the “Original Merger Agreement”) which was made and entered into as of March 27, 2023, and modified by a Joinder Agreement dated as of June 29, 2023 (the “Joinder”), by and among Nova Vision Acquisition Corp., a British Virgin Islands business company (“Parent”), Real Messenger Holdings Limited a Cayman Islands exempted company (the “Company”), Real Messenger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“Purchaser”) and RM2 Limited, a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”). The Original Merger Agreement as amended by the Joinder is referred to herein as the “Existing Merger Agreement.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Merger Agreement.

Recitals

WHEREAS, pursuant to Section 13.2(a) of the Existing Merger Agreement, the Existing Merger Agreement may be amended by a writing signed by each of the Purchaser Parties and the Company; and

WHEREAS, the Purchaser Parties and the Company desire to amend the Existing Merger Agreement to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Certain Provisions.

(a) Definitions:

The defined term “Earnout Consideration” is hereby deleted.

The defined term “Initial Consideration” is hereby deleted.

The defined term “Merger Consideration” is hereby amended in its entirety to read as follows:

“Merger Consideration” means Forty-Five Million Dollars ($45,000,000), in the form of Four Million Five Hundred Thousand (4,500,000) Purchaser Ordinary Shares valued at Ten Dollars ($10.00) each. All of the Merger Consideration will be payable (i) if to the Principal Shareholder, in Class B Purchaser Ordinary Shares, and (ii) if to any Shareholder other than the Principal Shareholder, in Class A Purchaser Ordinary Shares.

(b) Definitions - Glossary: References to “Earnout” and “Earnout Shares” in the Glossary are hereby deleted.

(c) Section 4.1(a):

Section 4.1(a) is hereby amended in its entirety to read as follows:

“4.1 Conversion of Shares.

(a) Conversion of Company Ordinary Shares. At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of Parent, Purchaser, Merger Sub, the Company or the Shareholders, the Company Ordinary Shares (other than the Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the applicable number of Purchaser Ordinary Shares for such number of Company Ordinary Shares as is specified in this Agreement and in Schedule A. The Merger Consideration shall be comprised of two elements, namely: (i) the Closing Payment Shares comprising Four Million Fifty Thousand (4,050,000) Purchaser Ordinary Shares, which shall be issued and paid to the Shareholders at the Closing; and (ii) an additional Four Hundred Fifty Thousand (450,000) Purchaser Ordinary Shares, which shall be issued to the Shareholders at the Closing and held back as security for the Company’s representations and warranties as further set forth in Article XI (the “Holdback Shares”). All Purchaser Ordinary Shares issued as Merger Consideration shall be valued at ten dollars ($10.00) per share.”

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(d) Section 4.1(h):

Section 4.1(h) is hereby amended in its entirety to read as follows:

“4.1(h): [RESERVED]”

(e) Section 4.2(b):

Section 4.2(b) is hereby amended in its entirety to read as follows:

“(b): Issuance of Purchaser Ordinary Shares. As of the Closing Date, Purchaser shall issue an aggregate of four million five hundred thousand (4,500,000) Purchaser Ordinary Shares (comprised of nine hundred thousand (900,000) Class A Purchaser Ordinary Shares and three million six hundred thousand (3,600,000) Class B Purchaser Ordinary Shares as provided herein), which amount represents the sum of (i) the Closing Payment Shares (4,050,000) and (ii) the Holdback Shares (450,000). At the Closing, Purchaser shall deliver the Closing Payment Shares to the Shareholders (in such denominations and proportions as are provided in Schedule A) and shall retain the Holdback Shares (also referred to as the “Exchange Fund”). Purchaser shall pay all or a portion of the Holdback Shares in accordance with the terms of this Agreement. In the event that any Holdback Shares are surrendered back to Purchaser for indemnity obligations, the Holdback Shares so surrendered shall be cancelled by Purchaser. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.”

(f) Section 12.1(d)(i):

Section 12.1(d)(i) is hereby amended in its entirety to read as follows:

“(i) on or after October 10, 2023 (the “Outside Date”), if the Acquisition Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 12.1(d)(i) shall not be available to a Party if the failure of the Acquisition Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or”

(g) Schedule A:

Schedule A is hereby amended in its entirety to read as set forth in Annex A hereof.

(h) Schedule B:

Schedule B of the Agreement (including all references thereto in the Agreement) is hereby deleted in its entirety.

2. Miscellaneous.

(a) Except as expressly provided in this Amendment, the Existing Merger Agreement shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing Merger Agreement shall mean the Existing Merger Agreement as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing Merger Agreement, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing Merger Agreement.

(b) Section 9.6 (Confidentiality), Section 13.1 (Notices), Section 13.5 (Publicity), Section 13.8 (Governing Law), Section 13.9 (Waiver of Jury Trial), and Section 13.10 (Submission to Jurisdiction) of the Existing Merger Agreement shall apply to this Amendment mutatis mutandis as if set out herein.

(c) This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be effective as of the date first written above.

PARENT:
Nova Vision Acquisition Corp., a British Virgin Islands business company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

COMPANY:
Real Messenger Holdings Limited, a Cayman Islands exempted company

By:	/s/ Kwai Hoi Ma
Name:	Kwai Hoi Ma
Title:	Managing Director and CEO

PURCHASER:

Real Messenger Corporation, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

MERGER SUB:

RM2 Limited, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

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Execution Version

ANNEX A

SCHEDULE A—SHAREHOLDER INFORMATION

Part 1 – Shareholders of the Company as of the Signing Date

Name of Shareholders	Company Class A Ordinary Shares		Company Class B Ordinary Shares	Shares Ownership Percentage
Kwai Hoi Ma	0		4,000,000	80%
Fredrik Eklund	1,000,000	[1]	0	20%
Total	1,000,000		4,000,000	100.00%

Part 2 – Shareholders of the Company as of the Closing Date2,5

Name of Shareholder	Company Class A Ordinary Shares	Company Class B Ordinary Shares	Shares Ownership Percentage	Closing Payment Shares*	Holdback Shares*
Kwai Hoi Ma	0	4,000,000	80%	3,645,000	405,000
Fredrik Eklund	1,000,000	0	20%	405,000	45,000
Total	1,000,000	4,000,000	100.00%	4,050,000	450,000

*Kwai Hoi Ma to receive all Class B Purchaser Ordinary Shares. Fredrik Eklund to receive all Class A Purchaser Ordinary Shares.

1 Restricted Shares and subject to the terms of a Restricted Stock Grant Agreement dated as of June 15, 2022

2 To be revised by the Company if and as required between the Signing Date and the Closing Date.

5 NP Note to Draft F-4/A: BCA to be amended to address Fredrik no longer holding shares.

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EXECUTION VERSION

AMENDMENT No. 2 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 2 dated as of October 27, 2023 ( “Amendment 2”) is to amend the Agreement and Plan of Merger (the “Original Merger Agreement”) which was made and entered into as of March 27, 2023, and modified by a Joinder Agreement dated as of June 29, 2023 (the “Joinder”), and amended by Amendment 1 to the Original Merger Agreement dated as of August 15, 2023 (“Amendment 1”), by and among Nova Vision Acquisition Corp., a British Virgin Islands business company (“Parent”), Real Messenger Holdings Limited a Cayman Islands exempted company (the “Company”), Real Messenger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“Purchaser”) and RM2 Limited, a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”). The Original Merger Agreement as amended by the Joinder and by Amendment 1 is referred to herein as the “Existing Merger Agreement.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Merger Agreement.

Recitals

WHEREAS, pursuant to Section 13.2(a) of the Existing Merger Agreement, the Existing Merger Agreement may be amended by a writing signed by each of the Purchaser Parties and the Company; and

WHEREAS, the Purchaser Parties and the Company desire to amend the Existing Merger Agreement to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Certain Provisions.

(a) Definitions: The following definitions in Article I are amended as follows:

The following defined term “Convertible Notes” is hereby added to Article I:

“ ‘Convertible Notes’ means the Company’s Note Series 2023A Notes dated as of October 4, 2023, in the aggregate principal amount of up to $20,000,000, which are automatically convertible into Company Class A Purchaser Ordinary Shares immediately prior to the Closing at a rate of one (1) Company Class A Purchaser Ordinary Share for every $10.00 principal amount of such notes, for an aggregate of 500,000 Class A Purchaser Shares upon their full conversion. As of October 27, 2023, the aggregate amount of Convertible Notes issued and outstanding is $5,000,000.”

The defined term “Closing Payment Shares” is hereby amended in its entirety to read as follows:

“ ‘Closing Payment Shares’ means Four Million Five Hundred Fifty Thousand (4,550,000) Purchaser Ordinary Shares, valued at $10.00 per share.”

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The defined term “Merger Consideration” is hereby amended in its entirety to read as follows:

“ ‘Merger Consideration’ means Fifty Million Dollars ($50,000,000), in the form of Five Million (5,000,000) Purchaser Ordinary Shares valued at Ten Dollars ($10.00) each. All of the Merger Consideration will be payable (i) if to the Principal Shareholder, in Class B Purchaser Ordinary Shares, and (ii) if to any Shareholder other than the Principal Shareholder, in Class A Purchaser Ordinary Shares.”

The defined term “Principal Shareholder” is hereby amended in its entirety to read as follows:

“ ‘Principal Shareholder’ means Kwai Hoi Ma and/or any of his family members (and any corporation, trust or similar vehicle under their ownership or control or for their benefit, through which they own Company Class B Ordinary Shares) to which he may transfer any Company Class B Ordinary Shares.”

The defined term “Shareholder” is hereby amended in its entirety to read as follows:

“ ‘Shareholder’ means each holder of Company Ordinary Shares, and ‘Shareholders’ refers to all of them collectively. For purposes of this Agreement, holders of Convertible Notes will be deemed to have their Convertible Notes converted into Company Class A Ordinary Shares immediately prior to the Effective Time, and therefore will be “Shareholders” entitled to their pro rata share of the Merger Consideration.”

(b) Section 4.1(a):

Section 4.1(a) is hereby amended in its entirety to read as follows:

“4.1 Conversion of Shares.

(a) Conversion of Company Ordinary Shares. At the Effective Time, by virtue of the Acquisition Merger and without any action on the part of Parent, Purchaser, Merger Sub, the Company or the Shareholders, the Company Ordinary Shares (other than the Excluded Shares and Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the applicable number of Purchaser Ordinary Shares for such number of Company Ordinary Shares as is specified in this Agreement and in Schedule A. The Merger Consideration shall be comprised of two elements, namely: (i) the Closing Payment Shares comprising Four Million Five Hundred Fifty Thousand (4,550,000) Purchaser Ordinary Shares, which shall be issued and paid to the Shareholders at the Closing; and (ii) an additional Four Hundred Fifty Thousand (450,000) Purchaser Ordinary Shares, which shall be issued to the Shareholders at the Closing and held back as security for the Company’s representations and warranties as further set forth in Article XI (the “Holdback Shares”). All Purchaser Ordinary Shares issued as Merger Consideration shall be valued at ten dollars ($10.00) per share.”

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(c) Section 4.2(b):

Section 4.2(b) is hereby amended in its entirety to read as follows:

“(b): Issuance of Purchaser Ordinary Shares. As of the Closing Date, Purchaser shall issue an aggregate of five million (5,000,000) Purchaser Ordinary Shares (comprised of one million four hundred thousand (1,400,000) Class A Purchaser Ordinary Shares and three million six hundred thousand (3,600,000) Class B Purchaser Ordinary Shares as provided herein), which amount represents the sum of (i) the Closing Payment Shares (4,550,000) and (ii) the Holdback Shares (450,000). At the Closing, Purchaser shall deliver the Closing Payment Shares to the Shareholders (in such denominations and proportions as are provided in Schedule A) and shall retain the Holdback Shares (also referred to as the “Exchange Fund”). Purchaser shall pay all or a portion of the Holdback Shares in accordance with the terms of this Agreement. In the event that any Holdback Shares are surrendered back to Purchaser for indemnity obligations, the Holdback Shares so surrendered shall be cancelled by Purchaser. The Exchange Fund shall not be used for any other purpose other than as contemplated by this Agreement.”

(d) Section 5.5:

Section 5.5 is hereby amended in its entirety to read as follows:

“5.5 Capitalization.

(a) The authorized share capital of the Company is US$50,000.00 divided into 500,000,000 Company Ordinary Shares, comprised of 496,000,000 Class A Ordinary Shares, of which 1,000,000 are issued and outstanding as of the date hereof, and 4,000,000 Class B Ordinary Shares, of which 4,000,000 are issued and outstanding as of the date hereof. In addition, 500,000 Class A Ordinary Shares have been reserved for issuance upon the conversion of the Convertible Notes. All of the issued and outstanding Company Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights and have not been issued in violation of any preemptive or similar rights of any Person. As of the date hereof, all of the issued and outstanding Company Ordinary Shares are owned legally and beneficially by the Persons set forth on Part 1 of Schedule A, and immediately prior to the Closing, all of the issued and outstanding Company Ordinary Shares will be owned legally and beneficially by the Persons set forth on Part 2 of Schedule A, as the same may be amended no later than one Business Day prior to the Closing. The only Company Ordinary Shares that will be issued and outstanding immediately after the Closing will be the Company Ordinary Shares owned by Purchaser. Except for the Company Ordinary Shares, no other class in the share capital of the Company is or ever has been authorized or issued or outstanding.

(b) Except as set forth in Annex A, footnote 5, there are no (a) outstanding subscriptions, options, warrants, rights (including phantom stock rights), calls, commitments, understandings, conversion rights, rights of exchange, restricted stock agreements, plans or other agreements of any kind providing for the purchase, issuance or sale of any Company Ordinary Shares; or (b) to the knowledge of the Company, agreements with respect to any of the Company Ordinary Shares, including any voting trust, other voting agreement or proxy with respect thereto. The holders of the Convertible Notes, and their ownership thereof, are set forth on Annex A.”

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(e) Section 9.5(a)(iii):

Section 9.5(a)(iii) is hereby amended in its entirety to read as follows:

“(iii) approval of an incentive plan for the employees of Purchaser, providing for a maximum number of Purchaser Ordinary Shares equal to twenty percent (20%) of the outstanding Purchaser Ordinary Shares as of the Closing (and after giving effect to shareholder redemptions), and to be effective as of the Closing and in a form to be agreed by the Parties in good faith,”

(f) Section 12.1(d)(i):

Section 12.1(d)(i) is hereby amended in its entirety to read as follows:

“(i) on or after December 31, 2023 (the “Outside Date”), if the Acquisition Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 12.1(d)(i) shall not be available to a Party if the failure of the Acquisition Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or”

(g) Schedule A:

Schedule A is hereby amended in its entirety to read as set forth in Annex A hereof.

2. Miscellaneous.

(a) Except as expressly provided in this Amendment, the Existing Merger Agreement shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing Merger Agreement shall mean the Existing Merger Agreement as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing Merger Agreement, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing Merger Agreement.

(b) Section 9.6 (Confidentiality), Section 13.1 (Notices), Section 13.5 (Publicity), Section 13.8 (Governing Law), Section 13.9 (Waiver of Jury Trial), and Section 13.10 (Submission to Jurisdiction) of the Existing Merger Agreement shall apply to this Amendment mutatis mutandis as if set out herein.

(c) This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No 2. to be effective as of the date first written above.

PARENT:
Nova Vision Acquisition Corp., a British Virgin Islands business company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

COMPANY:

Real Messenger Holdings Limited, a Cayman Islands exempted company

By:	/s/ Kwai Hoi Ma
Name:	Kwai Hoi Ma
Title:	Managing Director and CEO

PURCHASER:

Real Messenger Corporation, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

MERGER SUB:

RM2 Limited, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

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ANNEX A

SCHEDULE A—SHAREHOLDER INFORMATION

Part 1 – Shareholders of the Company as of the Signing Date

Please refer to attached spreadsheet under the heading “Real Messenger Holdings.”

Part 2 – Shareholders of the Company as of the Closing Date

Please refer to attached spreadsheet under the heading “Real Messenger Holdings – RMSG.”

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AMENDMENT No. 3 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 3 dated as of March 7, 2024 ( “Amendment 3”) is to amend the Agreement and Plan of Merger (the “Original Merger Agreement”) which was made and entered into as of March 27, 2023, and modified by a Joinder Agreement dated as of June 29, 2023 (the “Joinder”), and amended by Amendment 1 to the Original Merger Agreement dated as of August 15, 2023 (“Amendment 1”) and Amendment 2 to the Original Merger Agreement dated as of October 27, 2023 (“Amendment 2”), by and among Nova Vision Acquisition Corp., a British Virgin Islands business company (“Parent”), Real Messenger Holdings Limited a Cayman Islands exempted company (the “Company”), Real Messenger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“Purchaser”) and RM2 Limited, a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”). The Original Merger Agreement as amended by the Joinder and by Amendment 1 and Amendment 2 is referred to herein as the “Existing Merger Agreement.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Merger Agreement.

Recitals

WHEREAS, pursuant to Section 13.2(a) of the Existing Merger Agreement, the Existing Merger Agreement may be amended by a writing signed by each of the Purchaser Parties and the Company; and

WHEREAS, the Purchaser Parties and the Company desire to amend the Existing Merger Agreement to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Certain Provisions.

Section 12.1(d)(i):

Section 12.1(d)(i) is hereby amended in its entirety to read as follows:

“(i) on or after July 31, 2024 (the “Outside Date”), if the Acquisition Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 12.1(d)(i) shall not be available to a Party if the failure of the Acquisition Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or”

2. Miscellaneous.

(a) Except as expressly provided in this Amendment, the Existing Merger Agreement shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing Merger Agreement shall mean the Existing Merger Agreement as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing Merger Agreement, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing Merger Agreement.

(b) Section 9.6 (Confidentiality), Section 13.1 (Notices), Section 13.5 (Publicity), Section 13.8 (Governing Law), Section 13.9 (Waiver of Jury Trial), and Section 13.10 (Submission to Jurisdiction) of the Existing Merger Agreement shall apply to this Amendment mutatis mutandis as if set out herein.

(c) This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be effective as of the date first written above.

PARENT:
Nova Vision Acquisition Corp., a British Virgin Islands business company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

COMPANY:

Real Messenger Holdings Limited, a Cayman Islands exempted company

By:	/s/ Kwai Hoi Ma
Name:	Kwai Hoi Ma
Title:	Managing Director and CEO

PURCHASER:

Real Messenger Corporation, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

MERGER SUB:

RM2 Limited, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

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Annex A3

ARTICLES OF MERGER

THESE ARTICLES OF MERGER are made on [●] 2024 between:

(1)	Nova Vision Acquisition Corp., a BVI business company incorporated under the laws of the British Virgin Islands with company number 2057531 with its registered office situated at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (the Merging Company); and

(2)	Real Messenger Corporation, an exempted company incorporated under the laws of the Cayman Islands with company number 401159 with its registered office situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Surviving Company and together with the Merging Company, the “Constituent Companies”)).

BACKGROUND

(A)	The parties wish to merge in accordance with the BVI Business Companies Act (as amended) (the Act).

(B)	The parties are entering into these Articles of Merger for the purposes of the Act.

(C)	The directors of each of the Constituent Companies have determined that it is desirable and in the best interests of such Constituent Company and the provisions of Part XVI of the Companies Act (As Revised) of the Cayman Islands, the Surviving Company be merged with the Merging Company, with the Surviving Company being the surviving company.

IT IS AGREED as follows:

1	We, the Merging Company and the Surviving Company, have adopted the plan of merger appended to these Articles of Merger as Annex A (the Plan of Merger) to the intent that the Merger shall be effective at the Effective Time.

2	The third amended and restated memorandum and articles of association of the Merging Company were registered by the Registrar of Corporate Affairs in the British Virgin Islands on 4 August 2023[, and as further amended by a resolution of members dated [●] 2023 which was registered by the Registrar of Corporate Affairs in the British Virgin Islands on [●] 2023].

3	The memorandum and articles of association of the Surviving Company were registered by the Registrar of Companies of the Cayman Islands on 27 June 2023.

4	The Merger and the Plan of Merger were approved on behalf of the Merging Company by resolutions of its:

(a)	directors passed on 27 March 2023, 18 August 2023 and [●] 2023; and

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(b)	shareholders passed on [●] 2023.

8.	The Merger and the Plan of Merger were approved on behalf of the Surviving Company by resolutions of its:

(c)	sole director passed on [●] 2023, and

(d)	sole shareholder passed [●] 2023 (the Resolutions).

9.	Each of the Constituent Companies has complied with all the provisions of the laws of the British Virgin Islands or the laws of the Cayman Islands (as the case may be) to enable them to merge at the Effective Time.

10.	The name of the Surviving Company upon the consummation and effectiveness of this Merger shall remain unchanged.

11.	The memorandum and articles of association of the Surviving Company shall be amended and restated in the form attached to the Resolutions.

12.	These Articles of Merger may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of these Articles of Merger.

13.	The laws of the British Virgin Islands govern these Articles of Merger and their interpretation.

14.	Definitions in the Plan of Merger and the Act apply in these Articles of Merger unless the context requires otherwise or the term is defined in these Articles of Merger.

In witness whereof these Articles of Merger have been duly executed on [●] 2023.

[Signature page to follow]

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Signed for and on behalf of Nova Vision Acquisition Corp.

by:

Name:
Title:

Signed for and on behalf of Real Messenger Corporation

by:

Name:
Title:

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Annex A

The Plan of Merger

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PLAN OF MERGER

THIS PLAN OF MERGER is made on [●] 2023 between:

(1)	Nova Vision Acquisition Corp., a BVI business company incorporated under the laws of the British Virgin Islands with company number 2057531 with its registered office situated at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands (the Merging Company or the Parent); and

(2)	Real Messenger Corporation, an exempted company incorporated under the laws of the Cayman Islands with company number 401159 with its registered office situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Surviving Company or the Purchaser, and together with the Merging Company, the Constituent Companies).

BACKGROUND:

(A)	The Merging Company and Real Messenger Holdings Limited (the Target Company) have entered into an agreement and plan of merger dated 27 March 2023, as amended on 18 August 2023 and 27 October 2023 (as it may be further amended from time to time, the Merger Agreement), pursuant to which, among other things, the Merging Company will merge with and into the Surviving Company, with the Surviving Company being the surviving company in accordance with the terms and conditions set forth therein.

(B)	The parties wish to merge in accordance with Part XVI of the Cayman Companies Act and Part IX of the BVI Companies Act.

(C)	This Plan of Merger is the plan of merger for the Merger for the purposes of the Cayman Companies Act and the BVI Companies Act.

(D)	The directors of each of the Constituent Companies have determined that it is desirable and in the best interests of such Constituent Company that pursuant to the provisions of section 174 of the BVI Companies Act and the provisions of Part XVI of the Cayman Companies Act, the Surviving Company be merged with the Merging Company, with the Surviving Company being the surviving company.

IT IS AGREED as follows:

1	Definitions and Interpretation

1.1	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement.

1.2	In this Plan of Merger:

(a)	BRPM means this Plan of Merger, the articles of merger and any other documents for the Merger to be prepared and executed by the Merging Company and the Surviving Company, in accordance with the requirements of the BVI Companies Act;

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(b)	BVI Companies Act means the BVI Business Companies Act 2004, as amended;

(c)	Cayman Companies Act means the Companies Act (Revised) of the Cayman Islands;

(d)	Cayman Registrar means the Registrar of Companies of the Cayman Islands;

(e)	CRPM means this Plan of Merger and any other documents to be prepared and executed by the Merging Company and the Surviving Company, in accordance with the requirements of the Cayman Companies Act;

(f)	Effective Time has the meaning given to such term under paragraph 6 in this Plan of Merger;

(g)	Merger means the merger between the Merging Company and the Surviving Company pursuant to the BRPM and the CRPM;

(h)	Parent Dissenting Shares means the Parent Ordinary Shares issued and outstanding immediately prior to the Effective Time that are held by any holder who has validly exercised his dissenter’s rights in respect of the Merger pursuant to section 179 of the BVI Companies Act and has not effectively withdrawn or lost his dissenters’ rights under the BVI Companies Act;

(i)	Parent Excluded Shares means the Parent Ordinary Shares that are owned by the Merging Company as treasury shares or any direct or indirect wholly owned subsidiary of the Merging Company immediately prior to the Effective Time;

(j)	Parent Ordinary Shares means the ordinary shares of a par value US$0.0001 each of the Merging Company;

(k)	Parent Unit means a unit of the Merging Company comprised of one Parent Ordinary Share, one Parent Warrant and one Parent Right, including all private units as described in the final IPO prospectus of the Merging Company dated 5 August 2021;

(l)	Parent Right means a right to receive one-tenth (1/10) of one Parent Ordinary Share upon the consummation of an initial business combination;

(m)	Parent Warrant means a redeemable warrant to purchase one-half (1/2) of one Parent Ordinary Share at a price of US$11.50 per whole Parent Ordinary Share;

(n)	Purchaser Class A Ordinary Shares means the class A ordinary shares of US$0.0001 par value each of the Purchaser;

(o)	Purchaser Class B Ordinary Shares means the class B ordinary shares of US$0.0001 par value each of the Purchaser;

(p)	Purchaser Ordinary Shares means the Purchaser Class A Ordinary Shares and Purchaser Class B Ordinary Shares;

(q)	Purchaser Rights means all Parent Rights upon their conversion in the Merger; and

(r)	Purchaser Warrants means all the Parent Warrants upon their conversion in the Merger, being a warrant to purchase one-half (1/2) of one Purchaser Class A Ordinary Share.

1.3	Definitions in the Cayman Companies Act and BVI Companies Act (to the extent applicable) apply in this Plan of Merger unless the context requires otherwise.

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2	Constituent Companies

The Merging Company and the Surviving Company are the constituent companies.

3	Name of Surviving Company

The Surviving Company shall be the surviving company and the name of the surviving company shall remain as “Real Messenger Corporation”.

4	Registered Office

4.1	The registered office of the Merging Company is at Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

4.2	The registered office of the Surviving Company is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

5	Authorised Maximum of Shares and Authorised Share Capital

5.1	Immediately prior to the Effective Time, the Merging Company is authorised to issue a maximum of 500,000,000 shares of US$0.0001 each of a single class, of which [●] shares are in issue and outstanding.

5.2	Each issued and outstanding Parent Ordinary Share is entitled to vote on the Merger.

5.3	Immediately prior to the Effective Time, the authorised share capital of the Surviving Company is US$50,000 divided into 488,000,000 class A ordinary shares and 12,000,000 class B ordinary shares of the Company, both of US$0.0001 par value each, of which one (1) class A ordinary share is in issue and outstanding.

5.4	Each issued and outstanding Purchaser Ordinary Share is entitled to vote on the Merger.

6	Effective Time

In accordance with section 237(15) of the Cayman Companies Act and section 174(4) of the BVI Companies Act, the Merger shall take effect on the date when the CRPM has been accepted by the Cayman Registrar and the BRPM has been accepted by the Registrar of Corporate Affairs of Companies of the British Virgin Islands, or such later time as specified in the BRPM and the CRPM (the Effective Time).

7	Terms of Merger

The terms and conditions of the Merger, including the manner and basis of converting shares in the Merging Company into shares in the Surviving Company or into other property, are set out in the Merger Agreement. In particular, at the Effective Time, and in accordance with the terms and conditions of the Merger:

(a)	each Parent Ordinary Share issued and outstanding immediately prior to the Effective Time (other than the Parent Excluded Shares and the Parent Dissenting Shares) shall automatically be converted into one Purchaser Ordinary Share, and thereafter cancelled, retired and cease to exist;

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(b)	each Parent Unit issued and outstanding immediately prior to the Effective Time shall separate into each’s individual components of one Parent Ordinary Share, one Parent Warrant and one Parent Right, and thereafter cease separate existence and trading;

(c)	each Parent Right issued and outstanding immediately prior to the Effective Time shall automatically be converted into one Purchaser Right, and all Parent Rights shall cease to be outstanding and thereafter shall automatically be cancelled, retired and cease to exist;

(d)	each Parent Warrant issued and outstanding immediately prior to the Effective Time shall automatically be converted into one Purchaser Warrant, and thereafter all Parent Warrants shall cease to be outstanding and shall automatically be cancelled, retired and cease to exist;

(e)	each Parent Excluded Share shall be cancelled and extinguished without any conversion thereof or payment therefor;

(f)	each Parent Dissenting Share issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist in accordance with the procedures set out in section 179 of the BVI Companies Act, and each holder of Parent Dissenting Share shall be entitled to receive only the payment resulting from the procedure in section 179 of the BVI Companies Act with respect to the Parent Dissenting Shares owned by such holder; and

(g)	the only issued and outstanding share of the Surviving Company owned by the Merging Company immediately prior to the Effective Time shall automatically be cancelled and extinguished without any conversion or consideration delivered in exchange therefor.

The conversion of Parent Ordinary Shares into Purchaser Ordinary Shares will be made in Purchaser Class A Ordinary Shares.

8	Rights and Restrictions of Shares

At the Effective Time, the rights and restrictions attaching to the shares of the Surviving Company shall be set out in the Memorandum and Articles of the Surviving Company (as defined below).

9	Memorandum and Articles

9.1	At the Effective Time, the memorandum and articles of association of the Merging Company, as in effect immediately prior to the Effective Time, shall be cancelled and retired.

9.2	At the Effective Time, the memorandum and articles of association of the Surviving Company shall be amended and restated by their deletion in their entirety and substitution in their place of the amended and restated memorandum and articles of association of the Surviving Company in the form attached separately hereto (the Memorandum and Articles of the Surviving Company).

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10	Property

At the Effective Time, the separate corporate existence of the Merging Company ceases and the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject to, in the same manner as the Constituent Companies, all mortgages, charges or security interest and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies, all as more particularly described in the Merger Agreement.

11	Directors of Surviving Company

11.1	The names and addresses of the directors of the Surviving Company are:

(a)	Eric Ping Hang Wong of Unit D 48/F, Tower 2, Sorrento, 1 Austin Road West, Tsim Sha Tsui, Kowloon, Hong Kong;

(b)	Wing Ho Ngan of 3 Ocean Way, #05-07, Singapore 098368;

(c)	Tin Lun Brian Cheng of Flat 1A, 33/F, Clovelly Court, 12 May Road, Hong Kong;

(d)	Philip Richard Herbert of 5B, Kellett Hts, 61 Mt Kellett Road, Peak, Hong Kong; and

(e)	Chun Fung Horace Ma of Flat C, 12/F, 42 Broadway, Mei Foo Sun Chuen, Kowloon, Hong Kong.

12	Director Benefits

No amounts or benefits have been paid, or shall be payable to any director of any of the Constituent Companies in connection with the Merger, other than by reason of their ownership of the shares or other equity securities in the Surviving Company in issue and outstanding immediately prior to the Effective Time (if any).

13	Secured Creditors

Each of the Constituent Companies has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

14	Approval and Authorisation

14.1	This Plan of Merger has been approved by the board of directors and shareholders of the Merging Company pursuant to section 170(2) and section 170(5) of the BVI Companies Act.

14.2	This Plan of Merger has been approved by the board of directors and the sole shareholder of the Surviving Company pursuant to section 233(3) and section 233(6) of the Cayman Companies Act.

14.3	Each of the Surviving Company and the Merging Company will execute any document of any kind, and do any other act or thing, that is reasonably necessary to give effect to the Merger.

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15	Variation

At any time prior to the Effective Time, this Plan of Merger may be amended by the boards of directors of both the Surviving Company and the Merging Company to:

(a)	change the Effective Time, provided that such changed date shall not be a date earlier than the date on which this Plan of Merger is registered by the Cayman Registrar or later than the ninetieth (90th) day after the date of such registration; and

(b)	effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the boards of directors of both the Surviving Company and the Merging Company to effect in their discretion.

16	Right of Termination

At any time prior to the Effective Time, this Plan of Merger may be terminated by the board of directors of any of the Merging Company and the Surviving Company pursuant to the terms and conditions of the Merger Agreement.

17	Governing Law

This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands. The Constituent Companies hereby agree to submit any dispute arising from this Plan of Merger to the jurisdiction of the courts of the Cayman Islands (provided that any dispute arising under, or in connection with, the BVI Companies Act shall be governed by the laws of the British Virgin Islands), subject to further mutual agreement based on the situation when dispute arises.

18	Counterparts

This Plan of Merger may be executed in counterparts by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page to follow]

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In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

Signed for and on behalf of:
Nova Vision Acquisition Corp.

By:
Title
Duly authorised signatory

Signed for and on behalf of:
Real Messenger Corporation

By:
Title
Duly authorised signatory

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Annex B

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

 COMPANY LIMITED BY SHARES

 AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

 OF

 REAL MESSENGER CORPORATION

(adopted by a Special Resolution passed on [●] and effective on [●])

1.	The name of the Company is Real Messenger Corporation.

2.	The Registered Office of the Company will be situated at the offices of [Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands], or at such other location within the Cayman Islands as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Act.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of each Shareholder is limited to the amount, if any, unpaid on the Shares held by such Shareholder.

7.	The authorised share capital of the Company is US$50,000 divided into 500,000,000 shares comprising of (i) 488,000,000 Class A Ordinary Shares of a par value of US$0.0001 each and (ii) 12,000,000 Class B Ordinary Shares of a par value of US$0.0001 each. Subject to the Companies Act and the Articles, the Company shall have power to redeem or purchase any of its Shares and to increase or reduce its authorised share capital and to sub-divide or consolidate the said Shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company has the power contained in the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

9.	Capitalised terms that are not defined in this Memorandum of Association bear the same meanings as those given in the Articles of Association of the Company.

B-1

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

 COMPANY LIMITED BY SHARES

 AMENDED AND RESTATED

 ARTICLES OF ASSOCIATION

 OF

 REAL MESSENGER CORPORATION

(adopted by a Special Resolution passed on [●] and effective on [●])

TABLE A

The regulations contained or incorporated in Table ‘A’ in the First Schedule of the Companies Act shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company.

INTERPRETATION

1.	In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“Affiliate”	means in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brothers-in-law and sisters-in-law, a trust for the benefit of any of the foregoing, and a corporation, partnership or any other entity wholly or jointly owned by any of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any other entity or any natural person which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty per cent (50%) of the voting power of the corporation, partnership or other entity (other than, in the case of a corporation, securities having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

“Articles”	means these articles of association of the Company, as amended or substituted from time to time;

“Board” and “Board of Directors” and “Directors”	means the directors of the Company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof;

“Chairperson”	means the chairperson of the Board of Directors;

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“Class” or “Classes”	means any class or classes of Shares as may from time to time be issued by the Company;

“Class A Ordinary Share”	means an Ordinary Share of a par value of US$0.0001 in the capital of the Company, designated as a Class A Ordinary Share and having the rights provided for in these Articles;

“Class B Ordinary Share”	means an Ordinary Share of a par value of US$0.0001 in the capital of the Company, designated as a Class B Ordinary Share and having the rights provided for in these Articles;

“Commission”	means the Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Communication Facilities”	means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communications, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and being heard by each other;

“Company”	means Real Messenger Corporation, a Cayman Islands exempted company;

“Companies Act”	means the Companies Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“Company’s Website”	means the main corporate/investor relations website of the Company, the address or domain name of which has been notified to the Shareholders;

“Designated Person”	means [Mr. Kwai Hoi Ma].

“Designated Stock Exchange”	means the stock exchange in the United States on which the Company’s securities are traded;

“Designated Stock Exchange Rules”	means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any securities the Company on the Designated Stock Exchange;

“electronic”	has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

“electronic communication”	means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof;

“electronic record”	has the meaning given to it in the Electronic Transactions Act and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor;

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“Memorandum of Association”	means the memorandum of association of the Company, as amended or substituted from time to time;

“Ordinary Resolution”	means a resolution:

(a)	passed by a simple majority of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company held in accordance with these Articles; or

(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed;

“Ordinary Share”	means a Class A Ordinary Share or a Class B Ordinary Share;

“paid up”	means paid up as to the par value in respect of the issue of any Shares and includes credited as paid up;

“Person”	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires;

“Present”	means, in respect of any Person, such Person’s presence at a general meeting of Shareholders (or any meeting of the holders of any Class of Shares), which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorised representative (or, in the case of any Shareholder, a proxy which has been validly appointed by such Shareholder in accordance with these Articles), being: (a) physically present at the meeting; or (b) in the case of any meeting at which Communication Facilities are permitted in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities;

“Register”	means the register of Members of the Company maintained in accordance with the Companies Act;

“Registered Office”	means the registered office of the Company as required by the Companies Act;

“Seal”	means the common seal of the Company (if adopted) including any facsimile thereof;

“Secretary”	means any Person appointed by the Directors to perform any of the duties of the secretary of the Company;

“Securities Act”	means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“Share”	means a share in the capital of the Company. All references to “Shares” herein shall be deemed to be Shares of any or all Classes as the context may require. For the avoidance of doubt in these Articles the expression “Share” shall include a fraction of a Share;

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“Shareholder” or “Member”	means a Person who is registered as the holder of one or more Shares in the Register;

“Share Premium Account”	means the share premium account established in accordance with these Articles and the Companies Act;

“signed”	means bearing a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a Person with the intent to sign the electronic communication;

“Special Resolution”	means a special resolution of the Company passed in accordance with the Companies Act, being a resolution:

(a)	passed by not less than two-thirds of the votes cast by such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorised representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or

(b)	approved in writing by all of the Shareholders entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed;

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Companies Act;

“United States”	means the United States of America, its territories, its possessions and all areas subject to its jurisdiction; and.

“Virtual Meeting”	means any general meeting of the Shareholders (or any meeting of the holders of any Class of Shares) at which the Shareholders (and any other permitted participants of such meeting, including without limitation the chairperson of the meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender and any Person as the context may require;

(c)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(d)	reference to a dollar or dollars (or US$) and to a cent or cents is reference to dollars and cents of the United States of America;

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(e)	reference to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(f)	reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case;

(g)	reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represented by any other substitute or format for storage or transmission for writing including in the form of an electronic record or partly one and partly another;

(h)	any requirements as to delivery under the Articles include delivery in the form of an electronic record or an electronic communication;

(i)	any requirements as to execution or signature under the Articles, including the execution of the Articles themselves, can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act; and

(j)	Sections 8 and 19(3) of the Electronic Transactions Act shall not apply.

3.	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be conducted as the Directors see fit.

5.	The Registered Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

6.	The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company. Such expenses may be amortised over such period as the Directors may determine and the amount so paid shall be charged against income and/or capital in the accounts of the Company as the Directors shall determine.

7.	The Directors shall keep, or cause to be kept, the Register at such place as the Directors may from time to time determine and, in the absence of any such determination, the Register shall be kept at the Registered Office.

SHARES

8.	Subject to these Articles, all Shares for the time being unissued shall be under the control of the Directors who may, in their absolute discretion and without the approval of the Members, cause the Company to:

(a)	issue, allot and dispose of Shares (including, without limitation, preferred shares) (whether in certificated form or non-certificated form) to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine;

(b)	grant rights over Shares or other securities to be issued in one or more classes or series as they deem necessary or appropriate and determine the designations, powers, preferences, privileges and other rights attaching to such Shares or securities, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers, preferences, privileges and rights associated with the then issued and outstanding Shares, at such times and on such other terms as they think proper; and

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(c)	grant options with respect to Shares and issue warrants or similar instruments with respect thereto.

9.	The Directors may authorise the division of Shares into any number of Classes and the different Classes shall be authorised, established and designated (or re-designated as the case may be) and the variations in the relative rights (including, without limitation, voting, dividend and redemption rights), restrictions, preferences, privileges and payment obligations as between the different Classes (if any) may be fixed and determined by the Directors or by an Ordinary Resolution. The Directors may issue Shares with such preferred or other rights, all or any of which may be greater than the rights of Ordinary Shares, at such time and on such terms as they may think appropriate. Notwithstanding Article 17, the Directors may issue from time to time, out of the authorised share capital of the Company (other than the authorised but unissued Ordinary Shares), series of preferred shares in their absolute discretion and without approval of the Members; provided, however, before any preferred shares of any such series are issued, the Directors shall by resolution of Directors determine, with respect to any series of preferred shares, the terms and rights of that series, including:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the preferred shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	whether the preferred shares of such series shall have any rights to receive any part of the assets available for distribution amongst the Members upon the liquidation of the Company, and, if so, the terms of such liquidation preference, and the relation which such liquidation preference shall bear to the entitlements of the holders of shares of any other class or any other series of shares;

(f)	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

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(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof;

and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. The Company shall not issue Shares to bearer.

10.	The Company may insofar as may be permitted by law, pay a commission to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up Shares or partly in one way and partly in the other. The Company may also pay such brokerage as may be lawful on any issue of Shares.

11.	The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

CLASS A ORDINARY SHARES AND CLASS B ORDINARY SHARES

12.	Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Ordinary Share shall entitle the holder thereof to ten (10) votes on all matters subject to vote at general meetings of the Company.

13.	Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

14.	Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to these Articles shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. Such conversion shall become effective (i) in the case of any conversion effected pursuant to Article 13, forthwith upon the receipt by the Company of the written notice delivered to the Company as described in Article 13 (or at such later date as may be specified in such notice), or (ii) in the case of any automatic conversion effected pursuant to Article 15, forthwith upon occurrence of the event specified in Article 15 which triggers such automatic conversion, and the Company shall make entries in the Register to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares.

15.	Upon any sale, transfer, assignment or disposition of any Class B Ordinary Share by a Shareholder to any person who is not the Designated Person or an Affiliate of the Designated Person, or upon a change of ultimate beneficial ownership of any Class B Ordinary Share to any Person who is not the Designated Person or an Affiliate of the Designated Person, such Class B Ordinary Share shall be automatically and immediately converted into the same number of Class A Ordinary Share. For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in its Register; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition, or a change of ultimate beneficial ownership, unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the relevant Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares. For the purposes of this Article 15, beneficial ownership shall have the meaning set forth in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended.

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16.	Save and except for voting rights and conversion rights as set out in Articles 12 to 15 (inclusive), the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

MODIFICATION OF RIGHTS

17.	Whenever the capital of the Company is divided into different Classes the rights attached to any such Class may, subject to any rights or restrictions for the time being attached to any Class, only be materially adversely varied with the consent in writing of the holders of two-thirds of the issued Shares of that Class or with the sanction of a Special Resolution passed at a separate meeting of the holders of the Shares of that Class. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more Persons holding or representing by proxy at least one-third in nominal or par value amount of the issued Shares of the relevant Class (but so that if at any adjourned meeting of such holders a quorum as above defined is not Present, those Shareholders who are Present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the Shares of that Class, every Shareholder of the Class shall on a poll have one vote for each Share of the Class held by him. For the purposes of this Article the Directors may treat all the Classes or any two or more Classes as forming one Class if they consider that all such Classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate Classes.

18.	The rights conferred upon the holders of the Shares of any Class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the Shares of that Class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further Shares ranking pari passu with or subsequent to them or the redemption or purchase of any Shares of any Class by the Company. The rights of the holders of Shares shall not be deemed to be materially adversely varied by the creation or issue of Shares with preferred or other rights including, without limitation, the creation of Shares with enhanced or weighted voting rights.

CERTIFICATES

19.	Every Person whose name is entered as a Member in the Register may, without payment and upon its written request, request a certificate within two calendar months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) in the form determined by the Directors. All certificates shall specify the Share or Shares held by that Person, provided that in respect of a Share or Shares held jointly by several Persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. All certificates for Shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the Register.

20.	Every share certificate of the Company shall bear such legends as may be required under applicable laws, including the Securities Act.

21.	Any two or more certificates representing Shares of any one Class held by any Member may at the Member’s request be cancelled and a single new certificate for such Shares issued in lieu on payment (if the Directors shall so require) of one dollar (US$1.00) or such smaller sum as the Directors shall determine.

22.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same Shares may be issued to the relevant Member upon request, subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

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23.	In the event that Shares are held jointly by several Persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

FRACTIONAL SHARES

24.	The Directors may issue fractions of a Share and, if so issued, a fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contributions, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the generality of the foregoing, voting and participation rights) and other attributes of a whole Share. If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated.

LIEN

25.	The Company has a first and paramount lien on every Share (whether or not fully paid) for all amounts (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Company also has a first and paramount lien on every Share registered in the name of a Person indebted or under liability to the Company (whether he is the sole registered holder of a Share or one of two or more joint holders) for all amounts owing by him or his estate to the Company (whether or not presently payable). The Directors may at any time declare a Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share extends to any amount payable in respect of it, including but not limited to dividends.

26.	The Company may sell, in such manner as the Directors in their absolute discretion think fit, any Share on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of fourteen calendar days after a notice in writing, demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the Persons entitled thereto by reason of his death or bankruptcy.

27.	For giving effect to any such sale the Directors may authorise a Person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

28.	The proceeds of the sale after deduction of expenses, fees and commissions incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the Person entitled to the Shares immediately prior to the sale.

CALLS ON SHARES

29.	Subject to the terms of the allotment, the Directors may from time to time make calls upon the Shareholders in respect of any moneys unpaid on their Shares, and each Shareholder shall (subject to receiving at least fourteen calendar days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such Shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

30.	The joint holders of a Share shall be jointly and severally liable to pay calls in respect thereof.

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31.	If a sum called in respect of a Share is not paid before or on the day appointed for payment thereof, the Person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

32.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

33.	The Directors may make arrangements with respect to the issue of partly paid Shares for a difference between the Shareholders, or the particular Shares, in the amount of calls to be paid and in the times of payment.

34.	The Directors may, if they think fit, receive from any Shareholder willing to advance the same all or any part of the moneys uncalled and unpaid upon any partly paid Shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Shareholder paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

35.	If a Shareholder fails to pay any call or instalment of a call in respect of partly paid Shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

36.	The notice shall name a further day (not earlier than the expiration of fourteen calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

37.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

38.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

39.	A Person whose Shares have been forfeited shall cease to be a Shareholder in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the Shares forfeited.

40.	A certificate in writing under the hand of a Director that a Share has been duly forfeited on a date stated in the certificate shall be conclusive evidence of the facts in the declaration as against all Persons claiming to be entitled to the Share.

41.	The Company may receive the consideration, if any, given for a Share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the Share in favour of the Person to whom the Share is sold or disposed of and that Person shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

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42.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes due and payable, whether on account of the amount of the Share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

43.	The instrument of transfer of any Share shall be in writing and in any usual or common form or such other form as the Directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up Share, or if so required by the Directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the Shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a Shareholder until the name of the transferee is entered in the Register in respect of the relevant Shares.

44.	(a)	The Directors may in their absolute discretion decline to register any transfer of Shares which is not fully paid up or on which the Company has a lien.

	(b)	The Directors may also decline to register any transfer of any Share unless:

(i)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one Class of Shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four; and

(v)	a fee of such maximum sum as the Designated Stock Exchange may determine to be payable, or such lesser sum as the Board of Directors may from time to time require, is paid to the Company in respect thereof.

45.	The registration of transfers may, on fourteen calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the Designated Stock Exchange Rules, be suspended and the Register closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the Register closed for more than thirty calendar days in any calendar year.

46.	All instruments of transfer that are registered shall be retained by the Company. If the Directors refuse to register a transfer of any Shares, they shall within three calendar months after the date on which the transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

TRANSMISSION OF SHARES

47.	The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share. In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share.

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48.	Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy.

49.	A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such Person to elect either to be registered himself or to transfer the Share, and if the notice is not complied with within ninety calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

REGISTRATION OF EMPOWERING INSTRUMENTS

50.	The Company shall be entitled to charge a fee not exceeding one U.S. dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

ALTERATION OF SHARE CAPITAL

51.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into Shares of such Classes and amount, as the resolution shall prescribe.

52.	The Company may by Ordinary Resolution:

(a)	increase its share capital by new Shares of such amount as it thinks expedient;

(b)	consolidate and divide all or any of its share capital into Shares of a larger amount than its existing Shares;

(c)	subdivide its Shares, or any of them, into Shares of an amount smaller than that fixed by the Memorandum, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(d)	cancel any Shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any Person and diminish the amount of its share capital by the amount of the Shares so cancelled.

53.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by the Companies Act.

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REDEMPTION, PURCHASE AND SURRENDER OF SHARES

54.	Subject to the provisions of the Companies Act and these Articles, the Company may:

(a)	issue Shares that are to be redeemed or are liable to be redeemed at the option of the Shareholder or the Company. The redemption of Shares shall be effected in such manner and upon such terms as may be determined, before the issue of such Shares, by the Board;

(b)	purchase its own Shares (including any redeemable Shares) on such terms and in such manner and terms as have been approved by the Board or, or are otherwise authorised by these Articles; and

(c)	make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Act, including out of capital.

55.	The purchase of any Share shall not oblige the Company to purchase any other Share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

56.	The holder of the Shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

57.	The Directors may accept the surrender for no consideration of any fully paid Share.

TREASURY SHARES

58.	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

59.	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

GENERAL MEETINGS

60.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

61.	(a)	The Company may (but shall not be obliged to) in each calendar year hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the Directors.

	(b)	At these meetings the report of the Directors (if any) shall be presented.

62.	(a)	The Chairperson or a majority of the Directors (acting by a resolution of the Board) may call general meetings, and they shall on a Shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)	A Shareholders’ requisition is a requisition of Members holding at the date of deposit of the requisition Shares which carry in aggregate not less than ten per cent (10%) of all votes attaching to all issued and outstanding Shares of the Company that as at the date of the deposit carry the right to vote at general meetings of the Company.

(c)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

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(d)	If there are no Directors as at the date of the deposit of the Shareholders’ requisition, or if the Directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

(e)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

63.	At least seven (7) calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed by ninety per cent (90%) of the Shareholders entitled to attend and vote thereat.

64.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

65.	No business except for the appointment of a chairperson for the meeting shall be transacted at any general meeting unless a quorum of Shareholders is Present at the time when the meeting proceeds to business. A quorum shall consist of the presence of (a) if the Company has only one Shareholder, that Shareholder; (b) if the Company has more than one Shareholder, then (i) subject to the requirement as set forth in (ii) below, two or more Shareholders holding Class B Ordinary Shares carrying the right to vote at such general meeting; or (ii) for so long as the Shares are listed on the Designated Stock Exchange, one or more Shareholders holding shares that represent not less than one-third of the issued and outstanding Shares carrying the right to vote at such general meeting.

66.	If, within fifteen minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not Present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved. In any other case it shall stand adjourned to the same time and place seven days hence or to such other time or place as is determined by the Directors. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the Shareholders Present in person or by proxy shall constitute a quorum.

67.	If the Directors wish to make this facility available for a specific general meeting or all general meetings of the Company, attendance and participation in any general meeting of the Company may be by means of Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting. The notice of any general meeting at which Communication Facilities will be utilized (including any Virtual Meeting) must disclose the Communication Facilities that will be used, including the procedures to be followed by any Shareholder or other participant of the Meeting who wishes to utilize such Communication Facilities for the purposes of attending and participating in such meeting, including attending and casting any vote thereat.

68.	The Chairperson, if any, of the Board of Directors shall preside as chairperson at every general meeting of the Company. If there is no such Chairperson of the Board of Directors, or if at any general meeting he is not Present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairperson of the meeting, any Director or Person nominated by the Chairperson (or, in the absence of such Chairperson nomination, the Directors) shall preside as chairperson of that meeting, failing which the Shareholders Present shall choose any Person Present to be chairperson of that meeting.

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69.	The chairperson of any general meeting (including any Virtual Meeting) shall be entitled to attend and participate at any such general meeting by means of Communication Facilities, and to act as the chairperson of such general meeting, in which event the following provisions shall apply:

(a)	The chairperson of the meeting shall be deemed to be Present at the meeting; and

(b)	If the Communication Facilities are interrupted or fail for any reason to enable the chairperson of the meeting to hear and be heard by all other Persons participating in the meeting, then the other Directors Present at the meeting shall choose another Director Present to act as chairperson of the meeting for the remainder of the meeting; provided that if no other Director is Present at the meeting, or if all the Directors Present decline to take the chair, then the meeting shall be automatically adjourned to the same day in the next week and at such time and place as shall be decided by the board of Directors.

70.	The chairperson may with the consent of any general meeting at which a quorum is Present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting, or adjourned meeting, is adjourned for seven calendar days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

71.	The Directors may cancel or postpone any duly convened general meeting at any time prior to such meeting, except for general meetings requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders. A postponement may be for a stated period of any length or indefinitely as the Directors may determine.

72.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairperson of the meeting or at least two Shareholders Present having the right to vote on the resolutions or one or more Shareholders Present who together hold at least ten per cent (10%) of the voting rights of all those who are entitled to vote on the resolutions, and unless a poll is so demanded, a declaration by the chairperson of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

73.	If a poll is duly demanded it shall be taken in such manner as the chairperson of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

74.	All questions submitted to a meeting shall be decided by an Ordinary Resolution except where a greater majority is required by these Articles or by the Companies Act. In the case of an equality of votes, whether on a show of hands or on a poll, the chairperson of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

75.	A poll demanded on the election of a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairperson of the meeting directs.

VOTES OF SHAREHOLDERS

76.	Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder Present at the meeting shall, at a general meeting of the Company, each have one vote and on a poll every Shareholder Present at the meeting shall have one (1) vote for each Class A Ordinary Share and ten (10) votes for each Class B Ordinary Share of which he is the holder.

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77.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy (or, if a corporation or other non-natural person, by its duly authorised representative or proxy) shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register.

78.	Shares carrying the right to vote that are held by a Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may be voted, whether on a show of hands or on a poll, by his committee, or other Person in the nature of a committee appointed by that court, and any such committee or other Person may vote in respect of such Shares by proxy.

79.	No Shareholder shall be entitled to vote at any general meeting of the Company unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid.

80.	On a poll votes may be given either personally or by proxy.

81.	Each Shareholder, other than a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)), may only appoint one proxy on a show of hand. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Shareholder.

82.	An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve.

83.	The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairperson or to the secretary or to any director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited at such other time (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The Chairperson may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

84.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

85.	A resolution in writing signed by all the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings of the Company (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.
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CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

86.	Any corporation which is a Shareholder or a Director may by resolution of its directors or other governing body authorise such Person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or of the Directors or of a committee of Directors, and the Person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director.

DEPOSITARY AND CLEARING HOUSES

87.	If a recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such Person(s) as it thinks fit to act as its representative(s) at any general meeting of the Company or of any Class of Shareholders provided that, if more than one Person is so authorised, the authorisation shall specify the number and Class of Shares in respect of which each such Person is so authorised. A Person so authorised pursuant to this Article shall be entitled to exercise the same powers on behalf of the recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) which he represents as that recognised clearing house (or its nominee(s)) or depositary (or its nominee(s)) could exercise if it were an individual Member holding the number and Class of Shares specified in such authorisation, including the right to vote individually on a show of hands.

DIRECTORS

88.	(a) Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than one (1) Director, the exact number of Directors to be determined from time to time by the Board of Directors.

(b)	The Board of Directors shall elect and appoint a Chairperson by a majority of the Directors then in office. The period for which the Chairperson will hold office will also be determined by a majority of all of the Directors then in office. The Chairperson shall preside as chairperson at every meeting of the Board of Directors. To the extent the Chairperson is not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairperson of the meeting.

(c)	The Company may by Ordinary Resolution appoint any person to be a Director.

(d)	The Board may, by the affirmative vote of a simple majority of the Directors present and voting at a Board meeting, appoint any person as a Director, to fill a casual vacancy on the Board or as an addition to the Board.

(e)	An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the Company and the Director, if any; but no such term shall be implied in the absence of express provision. Each Director whose term of office expires shall be eligible for re-election at a meeting of the Shareholders or re-appointment by the Board.

89.	A Director may be removed from office by an Ordinary Resolution, notwithstanding anything in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under such agreement). A vacancy on the Board created by the removal of a Director under the previous sentence may be filled by an Ordinary Resolution or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting. The notice of any meeting at which a resolution to remove a Director shall be proposed or voted upon must contain a statement of the intention to remove that Director and such notice must be served on that Director not less than ten (10) calendar days before the meeting. Such Director is entitled to attend the meeting and be heard on the motion for his removal.

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90.	The Board may, from time to time, and except as required by applicable law or Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company and determine on various corporate governance related matters of the Company as the Board shall determine by resolution of Directors from time to time.

91.	A Director shall not be required to hold any Shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to attend and speak at general meetings.

92.	The remuneration of the Directors may be determined by the Directors or by Ordinary Resolution.

93.	The Directors shall be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive such fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

ALTERNATE DIRECTOR OR PROXY

94.	Any Director may in writing appoint another Person to be his alternate and, save to the extent provided otherwise in the form of appointment, such alternate shall have authority to sign written resolutions on behalf of the appointing Director, but shall not be required to sign such written resolutions where they have been signed by the appointing director, and to act in such Director’s place at any meeting of the Directors at which the appointing Director is unable to be present. Every such alternate shall be entitled to attend and vote at meetings of the Directors as a Director when the Director appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director and shall not be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

95.	Any Director may appoint any Person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairperson of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

96.	Subject to the Companies Act, these Articles and to any resolutions passed in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been passed.

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97.	Subject to these Articles, the Directors may from time to time appoint any natural person or corporation, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, chief executive officer, one or more other executive officers, president, one or more vice presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any natural person or corporation so appointed by the Directors may be removed by the Directors. The Directors may also appoint one or more of their number to the office of managing director upon like terms, but any such appointment shall ipso facto terminate if any managing director ceases for any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

98.	The Directors may appoint any natural person or corporation to be a Secretary (and if need be an assistant Secretary or assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or assistant Secretary so appointed by the Directors may be removed by the Directors or by the Company by Ordinary Resolution.

99.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

100.	The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand) or otherwise appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorised signatory (any such Person being an “Attorney” or “Authorised Signatory”, respectively) of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him.

101.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

102.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any natural person or corporation to be a member of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such natural person or corporation.

103.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any natural person or corporation so appointed and may annul or vary any such delegation, but no Person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

104.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretion for the time being vested in them.

BORROWING POWERS OF DIRECTORS

105.	The Directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

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THE SEAL

106.	The Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixing of the Seal. The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose and every Person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence.

107.	The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixing of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such Person or Persons as the Directors shall for this purpose appoint and such Person or Persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of and the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more Persons as the Directors may appoint for the purpose.

108.	Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

DISQUALIFICATION OF DIRECTORS

109.	The office of Director shall be vacated, if the Director:

(a)	becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	dies or is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company;

(d)	without special leave of absence from the Board, is absent from meetings of the Board for three consecutive meetings and the Board resolves that his office be vacated; or

(e)	is removed from office pursuant to any other provision of these Articles.

PROCEEDINGS OF DIRECTORS

110.	The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. At any meeting of the Directors, each Director present in person or represented by his proxy or alternate shall be entitled to one vote. In case of an equality of votes the Chairperson shall have a second or casting vote. A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.

111.	A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or similar communication equipment by way of which all Persons participating in such meeting can communicate with each other and such participation shall be deemed to constitute presence in person at the meeting.

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112.	The quorum necessary for the transaction of the business of the Board may be fixed by the Directors, and unless so fixed, the quorum shall be a majority of Directors then in office. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

113.	A Director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the Designated Stock Exchange Rules and disqualification by the chairperson of the relevant Board meeting, a Director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration.

114.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting of the Directors whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

115.	Any Director may act by himself or through his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

116.	The Directors shall cause minutes to be made for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

117.	When the chairperson of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

118.	A resolution in writing signed by all the Directors or all the members of a committee of Directors entitled to receive notice of a meeting of Directors or committee of Directors, as the case may be (an alternate Director, subject as provided otherwise in the terms of appointment of the alternate Director, being entitled to sign such a resolution on behalf of his appointer), shall be as valid and effectual as if it had been passed at a duly called and constituted meeting of Directors or committee of Directors, as the case may be. When signed a resolution may consist of several documents each signed by one or more of the Directors or his duly appointed alternate.

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119.	The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

120.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairperson of its meetings. If no such chairperson is elected, or if at any meeting the chairperson is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairperson of the meeting.

121.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairperson shall have a second or casting vote.

122.	All acts done by any meeting of the Directors or of a committee of Directors, or by any Person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or Person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such Person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

123.	A Director who is present at a meeting of the Board of Directors at which an action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairperson or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS

124.	Subject to any rights and restrictions for the time being attached to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

125.	Subject to any rights and restrictions for the time being attached to any Shares, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

126.	The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, in the absolute discretion of the Directors, be applicable for meeting contingencies or for equalising dividends or for any other purpose to which those funds may be properly applied, and pending such application may in the absolute discretion of the Directors, either be employed in the business of the Company or be invested in such investments (other than Shares of the Company) as the Directors may from time to time think fit.

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127.	Any dividend payable in cash to the holder of Shares may be paid in any manner determined by the Directors. If paid by cheque it will be sent by mail addressed to the holder at his address in the Register, or addressed to such person and at such addresses as the holder may direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such Shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company.

128.	The Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Directors may fix the value of such specific assets, may determine that cash payment shall be made to some Shareholders in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

129.	Subject to any rights and restrictions for the time being attached to any Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares, but if and for so long as nothing is paid up on any of the Shares dividends may be declared and paid according to the par value of the Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the Share.

130.	If several Persons are registered as joint holders of any Share, any of them may give effective receipts for any dividend or other moneys payable on or in respect of the Share.

131.	No dividend shall bear interest against the Company.

132.	Any dividend unclaimed after a period of six calendar years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

ACCOUNTS, AUDIT AND ANNUAL RETURN AND DECLARATION

133.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

134.	The books of account shall be kept at the Registered Office, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

135.	The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right to inspect any account or book or document of the Company except as conferred by law or authorised by the Directors or by Ordinary Resolution.

136.	The accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Directors or failing any determination as aforesaid shall not be audited.

137.	The Directors may appoint an auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

138.	Every auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

139.	The auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Members.

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140.	The Directors in each calendar year shall prepare, or cause to be prepared, an annual return and declaration setting forth the particulars required by the Companies Act and deliver a copy thereof to the Registrar of Companies in the Cayman Islands.

CAPITALISATION OF RESERVES

141.	Subject to the Companies Act, the Directors may:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a Share Premium Account, capital redemption reserve and profit and loss account), which is available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Shareholders in proportion to the nominal amount of Shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on Shares held by them respectively, or

(ii)	paying up in full unissued Shares or debentures of a nominal amount equal to that sum,

and allot the Shares or debentures, credited as fully paid, to the Shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the Share Premium Account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued Shares to be allotted to Shareholders credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	authorise a Person to enter (on behalf of all the Shareholders concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Shareholders respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing Shares, and any such agreement made under this authority being effective and binding on all those Shareholders; and

(e)	generally do all acts and things required to give effect to the resolution.

SHARE PREMIUM ACCOUNT

142.	The Directors shall in accordance with the Companies Act establish a Share Premium Account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any Share.

143.	There shall be debited to any Share Premium Account on the redemption or purchase of a Share the difference between the nominal value of such Share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by the Companies Act, out of capital.

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NOTICES

144.	Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it by airmail or a recognised courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile to any facsimile number such Shareholder may have specified in writing for the purpose of such service of notices, or by placing it on the Company’s Website should the Directors deem it appropriate. In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

145.	Notices sent from one country to another shall be sent or forwarded by prepaid airmail or a recognised courier service.

146.	Any Shareholder Present at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

147.	Any notice or other document, if served by:

(a)	post, shall be deemed to have been served five calendar days after the time when the letter containing the same is posted;

(b)	facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient;

(c)	recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service; or

(d)	electronic means, shall be deemed to have been served immediately (i) upon the time of the transmission to the electronic mail address supplied by the Shareholder to the Company or (ii) upon the time of its placement on the Company’s Website.

In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service.

148.	Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interested (whether jointly with or as claiming through or under him) in the Share.

149.	Notice of every general meeting of the Company shall be given to:

(a)	all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them; and

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(b)	every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other Person shall be entitled to receive notices of general meetings.

INFORMATION

150.	Subject to the relevant laws, rules and regulations applicable to the Company, no Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

151.	Subject to due compliance with the relevant laws, rules and regulations applicable to the Company, the Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register and transfer books of the Company.

INDEMNITY

152.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

153.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud.

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FINANCIAL YEAR

154.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each calendar year and shall begin on January 1st in each calendar year.

NON-RECOGNITION OF TRUSTS

155.	No Person shall be recognised by the Company as holding any Share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as the Companies Act requires) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register.

WINDING UP

156.	If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Act, divide amongst the Members in species or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

157.	If the Company shall be wound up, and the assets available for distribution amongst the Members shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them. If in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise. This Article is without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

158.	Subject to the Companies Act, the Company may at any time and from time to time by Special Resolution alter or amend the Memorandum of Association or these Articles in whole or in part.

CLOSING OF REGISTER OR FIXING RECORD DATE

159.	For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case thirty calendar days in any calendar year.

160.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any dividend the Directors may, at or within ninety calendar days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

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161.	If the Register is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof.

REGISTRATION BY WAY OF CONTINUATION

162.	The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

DISCLOSURE

163.	The Directors, or any service providers (including the officers, the Secretary and the registered office provider of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority or to any stock exchange on which securities the Company may from time to time be listed any information regarding the affairs of the Company including without limitation information contained in the Register and books of the Company.

MERGERS AND CONSOLIDATION

164.	The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Companies Act) upon such terms as the Directors may determine and (to the extent required by the Companies Act) with the approval of a Special Resolution.

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AMENDMENT No. 4 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 4 dated as of May 29, 2024 ( “Amendment 4”) is to amend the Agreement and Plan of Merger (the “Original Merger Agreement”) which was made and entered into as of March 27, 2023, and modified by a Joinder Agreement dated as of June 29, 2023 (the “Joinder”), and amended by Amendment 1 to the Original Merger Agreement dated as of August 15, 2023 (“Amendment 1”), Amendment 2 to the Original Merger Agreement dated as of October 27, 2023 (“Amendment 2”), and Amendment 3 to the Original Merger Agreement dated as of March 7, 2024 (“Amendment 3”) by and among Nova Vision Acquisition Corp., a British Virgin Islands business company (“Parent”), Real Messenger Holdings Limited a Cayman Islands exempted company (the “Company”), Real Messenger Corporation, a Cayman Islands exempted company and wholly owned subsidiary of the Parent (“Purchaser”) and RM2 Limited, a Cayman Islands exempted company and wholly owned subsidiary of Purchaser (“Merger Sub”). The Original Merger Agreement as amended by the Joinder and by Amendment 1, Amendment 2 and Amendment 3 is referred to herein as the “Existing Merger Agreement.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Existing Merger Agreement.

Recitals

WHEREAS, pursuant to Section 13.2(a) of the Existing Merger Agreement, the Existing Merger Agreement may be amended by a writing signed by each of the Purchaser Parties and the Company; and

WHEREAS, the Purchaser Parties and the Company desire to amend the Existing Merger Agreement to reflect the changes agreed between the parties and to clarify certain terms and conditions set forth therein.

NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment of Certain Provisions.

(a) Article I (Definitions):

The definition of “Employment Agreements” set forth in Article I is hereby amended in its entirety to read as follows:

“Employment Agreement” means the employment agreements to be entered into at the Closing, substantially in the forms attached hereto as Exhibit B-2 (for Thomas Ma) and Exhibit B-3 (for the other Key Employees) by Purchaser and each of the Key Employees of the Company listed on Exhibit C.”

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(b) Exhibit B-1:

Exhibit B-1 is hereby deleted in its entirety and replaced with “[intentionally omitted]”.

(c) Section 12.1(d)(i):

Section 12.1(d)(i) is hereby amended in its entirety to read as follows:

“(i) on or after August 10, 2024 (the “Outside Date”), if the Acquisition Merger shall not have been consummated prior to the Outside Date; provided, however, that the right to terminate this Agreement under this Section 12.1(d)(i) shall not be available to a Party if the failure of the Acquisition Merger to have been consummated on or before the Outside Date was due to such Party’s breach of or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement; or”

(d) Schedule A:

Schedule A is hereby amended in its entirety to read as set forth in Annex A hereof.

2. Miscellaneous.

(a) Except as expressly provided in this Amendment, the Existing Merger Agreement shall remain in full force and effect, and all references to “this Agreement,” “herein” or using similar terms in the Existing Merger Agreement shall mean the Existing Merger Agreement as further amended by this Amendment. In the event of a conflict between the terms of this Amendment and the Existing Merger Agreement, the terms of this Amendment shall prevail over and supersede the conflicting terms in the Existing Merger Agreement.

(b) Section 9.6 (Confidentiality), Section 13.1 (Notices), Section 13.5 (Publicity), Section 13.8 (Governing Law), Section 13.9 (Waiver of Jury Trial), and Section 13.10 (Submission to Jurisdiction) of the Existing Merger Agreement shall apply to this Amendment mutatis mutandis as if set out herein.

(c) This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Amendment will become effective when duly executed and delivered by each of the parties hereto. Counterpart signature pages to this Amendment may be delivered by electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

[The remainder of this page intentionally left blank; signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be effective as of the date first written above.

PARENT:

Nova Vision Acquisition Corp., a British Virgin Islands business company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

COMPANY:

Real Messenger Holdings Limited, a Cayman Islands exempted company

By:	/s/ Kwai Hoi Ma
Name:	Kwai Hoi Ma
Title:	Managing Director and CEO

PURCHASER:

Real Messenger Corporation, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

MERGER SUB:

RM2 Limited, a Cayman Islands exempted company

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Director

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ANNEX A

SCHEDULE A—SHAREHOLDER INFORMATION

Part 1 – Shareholders of the Company as of the Signing Date

Please refer to attached spreadsheet under the heading “Real Messenger Holdings.”

Part 2 – Shareholders of the Company as of the Closing Date

Please refer to attached spreadsheet under the heading “Real Messenger Holdings – RMSG.”

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Annex C

REAL MESSENGER CORPORATION

2023 EQUITY INCENTIVE PLAN

1. Purpose; Eligibility.

(a) General Purpose. The name of this plan is the Real Messenger Corporation 2023 Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable Real Messenger Corporation, a Cayman Islands corporation (the “Company”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Company’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Company; and (c) promote the success of the Company’s business.

(b) Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.

(c) Available Awards. Awards that may be granted under the Plan include: Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Other Stock-Based Awards.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means a committee of at least one Director of the Company as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board, to administer the Plan in accordance with Section 4.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards or equity compensation plans under applicable U.S. state corporate law, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards.

(d) “Award Agreement” means the written or electronic agreement, consistent with the terms of the Plan, between the Company and the Participant, setting forth the terms, conditions, and restrictions applicable to each Award granted under the Plan.

(e) “Board” means the Company’s Board of Directors, as constituted from time to time and, where the context so requires, reference to the “Board” may refer to a committee to whom the Board has delegated authority to administer any aspect of this Plan.

(f) “Cause” shall have the meaning ascribed to such term, or term of similar effect, in any offer letter, employment, consulting, severance, or similar agreement, including any Award Agreement, between the Participant and the Company or any Subsidiary; provided, that in the absence of an offer letter, employment, severance, or similar agreement containing such definition, “Cause” means:

(i) any willful, material violation by the Participant of any law or regulation applicable to the business of the Company or any Subsidiary or other affiliate of the Company;

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(ii) the Participant’s conviction for, or guilty plea or plea of nolo contendere to, a felony (or crime of similar magnitude under Applicable Laws outside the United States) or a crime involving moral turpitude, or any willful perpetration by the Participant of a common law fraud, act of material dishonesty, or misappropriation or similar conduct against the Company or any Subsidiary;

(iii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company, any Subsidiary, or any other entity having a business relationship with the Company or any Subsidiary;

(iv) any material breach or violation by the Participant of any provision of any agreement or understanding between the Company or any Subsidiary or other affiliate of the Company and the Participant regarding the terms of the Participant’s service as an Employee, Director, or Consultant to the Company or any Subsidiary or other affiliate of the Company, including without limitation, the willful and continued failure or refusal of the Participant to perform the material duties required of such Participant as an Employee, Director, or Consultant of the Company or a Subsidiary or other affiliate of the Company, other than as a result of having a Disability, or a breach of any applicable invention assignment, confidentiality, non-competition, non-solicitation, restrictive covenant, or similar agreement between the Company or a Subsidiary or other affiliate of the Company and the Participant;

(v) the Participant’s violation of the code of ethics of the Company or any Subsidiary;

(vi) the Participant’s disregard of the policies of the Company or any Subsidiary or other affiliate of the Company so as to cause loss, harm, damage, or injury to the property, reputation, or employees of the Company or a Subsidiary or other affiliate of the Company; or

(vii) any other misconduct by the Participant which is injurious to the financial condition or business reputation of, or is otherwise injurious to, the Company or a Subsidiary or other affiliate of the Company.

(g) “Change in Control” means the occurrence of any of the following events:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities;

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(ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the Effective Date, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the Company’s (or such surviving entity or its parent outstanding immediately after such merger or consolidation) outstanding voting securities.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement, the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(h) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(i) “Company” means Real Messenger Corporation, a Cayman Islands exempted company, or any successor thereto.

(j) “Consultant” means a consultant or adviser who provides bona fide services to the Company, its Parent, or any Subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(k) “Director” means a member of the Board.

(l) “Disability” means total and permanent disability as defined in Code Section 22(e)(3), provided that in the case of an Award other than an Incentive Stock Option, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

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(m) “Effective Date” shall have the meaning set forth in Section 15.

(n) “Employee” means any person, including officers and Directors, employed by the Company, its Parent, or any Subsidiary. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, as of any date, the value of a Share, determined as follows:

(i) if the Shares are readily tradable on an established securities market, its Fair Market Value will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such market for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for a Share for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) if the Shares are not readily tradable on an established securities market, the Fair Market Value will be determined in good faith by the Administrator.

Notwithstanding the preceding, for federal, state, and local income tax reporting purposes and for such other purposes as the Administrator deems appropriate, the Fair Market Value shall be determined by the Administrator in accordance with uniform and nondiscriminatory standards adopted by it from time to time. In addition, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Code Section 409A to the extent necessary for an Award to comply with, or be exempt from, Code Section 409A. The Administrator’s determination shall be conclusive and binding on all persons.

(q) “Incentive Stock Option” means a Stock Option intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(r) “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Exchange Act Rule 16b-3.

(s) “Nonqualified Stock Option” means a Stock Option that by its terms, or in operation, does not qualify or is not intended to qualify as an Incentive Stock Option.

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(t) “Other Stock-Based Awards” means any other awards not specifically described in the Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Administrator pursuant to Section 10.

(u) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Code Section 424(e).

(v) “Participant” means the holder of an outstanding Award granted under the Plan.

(w) “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of certain performance criteria, or the occurrence of other events as determined by the Administrator.

(x) “Plan” means this Real Messenger Corporation 2023 Equity Incentive Plan.

(y) “Restricted Stock” means Shares, subject to a Period of Restriction or certain other specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 8 or issued pursuant to the early exercise of a Stock Option.

(z) “Restricted Stock Unit” or “RSU” means an unfunded and unsecured promise to deliver Shares, cash, other securities, or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9.

(aa) “Service” means service as a Service Provider. In the event of any dispute over whether and when Service has terminated, the Administrator shall have sole discretion to determine whether such termination has occurred and the effective date of such termination. The Participant’s Service shall not be deemed to have terminated merely because of a change in capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service.

(bb) “Service Provider” means an Employee, Director, or Consultant, including any prospective Employee, Director, or Consultant who has accepted an offer of employment or service and will be an Employee, Director, or Consultant after the commencement of their service.

(cc) “Shares” means the Company’s ordinary shares, par value of $0.0001 per share or such other securities of the Company as may be designated by the Committee from time to time in substitution thereof.

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(dd) “Stock Appreciation Right” or “SAR” means an Award pursuant to Section 7 that is designated as a SAR.

(ee) “Stock Option” means an option granted pursuant to the Plan to purchase Shares, whether designated as an Incentive Stock Option or a Nonqualified Stock Option.

(ff) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Code Section 424(f).

3. Shares Available for Awards.

(a) Basic Limitation. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is [●]1 (the “Plan Share Limit”). The Shares subject to the Plan may be authorized, but unissued, or reacquired shares.

(b) Awards Not Settled in Shares Delivered to Participant. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If a Participant pays the exercise price (or purchase price, if applicable) of an Award through the tender of Shares, or if the Shares are tendered or withheld to satisfy any tax withholding obligations, the number of the Shares so tendered or withheld shall again be available for issuance pursuant to future Awards under the Plan, although such Shares shall not again become available for issuance as Incentive Stock Options.

(c) Cash-Settled Awards. Shares shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(d) Lapsed Awards. If any outstanding Award expires or is terminated or canceled without having been exercised or settled in full, or if the Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the terminated portion of such Award or such forfeited or repurchased Shares shall again be available for grant under the Plan.

(e) Code Section 422 Limitations. No more than [●]2 Shares (subject to adjustment pursuant to Section 13) may be issued under the Plan upon the exercise of Incentive Stock Options.

(f) Share Reserve. The Company, during the term of the Plan, shall at all times keep available such number of Shares authorized for issuance as will be sufficient to satisfy the requirements of the Plan.

1 20% of the aggregate number of Shares issued and outstanding immediately after the Closing (as calculated after giving effect to the Redemption), on a fully-diluted basis.

2 The ISO limit will be equal to the Plan Share Limit.

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(g) Substitute Awards. Awards may, in the sole discretion of the Administrator, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company, its Parent, or any Subsidiary or with which the Company, its Parent, or any Subsidiary combines (“Substitute Awards”). Substitute Awards shall not be counted against the Plan Share Limit; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the Incentive Stock Option limit in Section 3(e).

4. Administration. The Plan will be administered by the Administrator.

(a) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion t:

(i) determine Fair Market Value;

(ii) select the Service Providers to whom Awards may be granted;

(iii) determine the type or types of Awards to be granted to Participants under the Plan and number of the Shares to be covered by each Award;

(iv) approve forms of Award Agreements for use under the Plan;

(v) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award. Such terms and conditions include, but are not limited to, the exercise price or purchase price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting criteria or Periods of Restriction, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) construe and interpret the terms of the Plan, any Award Agreement, and Awards granted pursuant to the Plan;

(vii) prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable tax laws;

(viii) modify or amend each Award (subject to Section 15(c)), including (A) the discretionary authority to extend the post-termination exercisability period of Awards and (B) accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions;

(ix) allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of the Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld will be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose will be made in such form and under such conditions as the Administrator may deem necessary or advisable;

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(x) authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) allow a Participant to defer the receipt of the payment of cash or the delivery of the Shares that would otherwise be due to such Participant under an Award, subject to compliance (or exemption) from Code Section 409A;

(xii) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(xiii) determine whether Awards will be settled in cash, Shares, other securities, other property, or in any combination thereof;

(xiv) determine whether Awards will be adjusted for dividend equivalents;

(xv) create Other Stock-Based Awards for issuance under the Plan;

(xvi) impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any securities issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xvii) to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(xviii) make all other determinations and take any other action deemed necessary or advisable for administering the Plan and due compliance with Applicable Laws, stock market or exchange rules or regulations or accounting or tax rules or regulations.

(b) Prohibition on Repricing. Notwithstanding anything to the contrary in Section 4(a) and except for an adjustment pursuant to Section 13 or a repricing approved by stockholders, in no case may the Administrator (i) amend an outstanding Stock Option or SAR to reduce the exercise price of the Award, (ii) cancel, exchange, or surrender an outstanding Stock Option or SAR in exchange for cash or other awards for the purpose of repricing the Award, or (iii) cancel, exchange, or surrender an outstanding Stock Option or SAR in exchange for an option or SAR with an exercise price that is less than the exercise price of the original Award.

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(c) Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

(d) Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

(e) Delegation of Authority. Except to the extent prohibited by Applicable Laws, the Administrator may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with Applicable Laws (except that such delegation shall not apply to any Award for a Participant then covered by Section 16 of the Exchange Act), and the Administrator may delegate to one or more committees of the Board (which may consist solely of one Director) some or all of its authority under this Plan, including the authority to grant all types of Awards, in accordance with Applicable Laws. Such delegation may be revoked at any time. The acts of such delegates shall be treated as acts of the Administrator, and such delegates shall report regularly to the Administrator regarding the delegated duties and responsibilities and any Awards granted.

(f) Indemnification.

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(g) Effect of Administrator’s Decision. The Administrator’s decisions, determinations, and interpretations will be final and binding on all persons, including Participants and any other holders of Awards.

5. Eligibility.

(a) Eligible Participants. The Administrator has the discretion to select any Service Provider to receive an Award, although Incentive Stock Options may be granted only to Employees. Designation of a Participant in any year shall not require the Administrator to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year. The Administrator shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

(b) Award Agreements. Awards shall be evidenced by Award Agreements (which need not be identical) in such forms as the Administrator may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreements, the provisions of the Plan shall prevail.

(c) Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator, consistent with Applicable Laws. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

6. Stock Options. The Administrator, at any time and from time to time, may grant Stock Options under the Plan to Service Providers. Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Administrator may impose from time to time, subject to the following limitations:

(a) Exercise Price. The per share exercise price for Shares to be issued pursuant to exercise of a Stock Option will be determined by the Administrator, but shall not be less than 100% of the Fair Market Value per Share on the date of grant.

(b) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date it is granted. Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Administrator shall in its discretion set forth in such Award Agreement at the date of grant; provided, however, the Administrator may, in its sole discretion, later waive any such condition.

(c) Payment of Exercise Price. To the extent permitted by Applicable Laws, the Participant may pay the Stock Option exercise price by:

(i) cash;

(ii) check;

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(iii) if approved by the Administrator, as determined in its sole discretion, surrender of other Shares which meet the conditions established by the Administrator to avoid adverse accounting consequences to the Company (as determined by the Administrator);

(iv) if approved by the Administrator, as determined in its sole discretion, by a broker-assisted cashless exercise in accordance with procedures approved by the Administrator, whereby payment of the exercise price may be satisfied, in whole or in part, with Shares subject to the Stock Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price;

(v) if approved by the Administrator, as determined in its sole discretion, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of Shares underlying the Stock Option so exercised reduced by the number of Shares equal to the aggregate exercise price of the Stock Option divided by the Fair Market Value on the date of exercise;

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment.

(d) Exercise of Stock Option.

(i) Procedure for Exercise. Any Stock Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. A Stock Option may not be exercised for a fraction of a Share. Exercising a Stock Option in any manner will decrease the number of Shares thereafter available for purchase under the Stock Option, by the number of Shares as to which the Stock Option is exercised.

(ii) Exercise Requirements. A Stock Option will be deemed exercised when the Company receives: (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Stock Option, and (B) full payment of the exercise price (including provision for any applicable tax withholding).

(iii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, the Participant may exercise the Stock Option within such period of time as is specified in the Award Agreement to the extent that the Stock Option is vested on the date of termination (but in no event later than the expiration of the term of such Stock Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Stock Option will remain exercisable for three (3) months (or twelve (12) months in the case of termination on account of Disability or death) following the Participant’s termination. If a Participant commits an act of Cause, all vested and unvested Stock Options shall be forfeited as of such date. Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to a Stock Option, the Shares covered by the unvested portion of the Stock Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan. If after termination, the Participant does not exercise a Stock Option as to all of the vested Shares within the time specified by the Administrator, the Stock Option will terminate, and remaining Shares covered by such Stock Option will be forfeited and will revert to the Plan and again will become available for grant under the Plan.

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(iv) Extension of Exercisability. A Participant may not exercise a Stock Option at any time that the issuance of Shares upon such exercise would violate Applicable Laws. Except as otherwise provided in the Award Agreement, if a Participant ceases to be a Service Provider for any reason other than for Cause and, at any time during the last thirty (30) days of the applicable post-termination exercise period: (A) the exercise of the Participant’s Stock Option would be prohibited solely because the issuance of Shares upon such exercise would violate Applicable Laws, or (B) the immediate sale of any Shares issued upon such exercise would violate the Company’s trading policy, then the applicable post-termination exercise period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term.

(v) Beneficiary. If a Participant dies while a Service Provider, the Stock Option may be exercised following the Participant’s death by the Participant’s designated beneficiary, provided such beneficiary has been designated and received by the Administrator prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been properly designated by the Participant, then such Stock Option may be exercised by the personal representative of the Participant’s estate or by the persons to whom the Stock Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution.

(vi) Stockholder Rights. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent or depositary of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Stock Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 or the applicable Award Agreement.

(e) Incentive Stock Option Limitations.

(i) Each Stock Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company, its Parent, or any Subsidiary) exceeds $100,000 (or such other limit established in the Code), such Stock Options will be treated as Nonqualified Stock Options. For purposes of this subsection, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Stock Option is granted.

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(ii) In the case of an Incentive Stock Option, the exercise price will be determined by the Administrator, but shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. The term of any Incentive Stock Option will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns shares representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent, or any Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement and the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(iii) No Stock Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Code Section 422(b)(1), provided that any Stock Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Stock Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained.

(iv) In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Code Section 422. If for any reason a Stock Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

7. Stock Appreciation Rights. The Administrator, at any time and from time to time, may grant SARs to Service Providers. Each SAR shall be subject to such terms and conditions, consistent with the Plan, as the Administrator may impose from time to time, subject to the following limitations:

(a) SAR Award Agreement. Each SAR will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b) Number of Shares. The Administrator will have complete discretion to determine the number of Shares subject to any SAR.

(c) Exercise Price and Other Terms. The per share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of a SAR will be determined by the Administrator, but shall not be less than 100% of the Fair Market Value per Share on the date of grant, along with the other the terms and conditions of any SAR granted under the Plan.

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(d) Expiration of Stock Appreciation Rights. A SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(b) relating to the maximum term and exercise also will apply to SARs.

(e) Payment of Stock Appreciation Right Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

(f) Payment Form. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares, other securities, or other property of equivalent value, or in some combination thereof.

(g) Tandem Awards. Any Stock Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Stock Options under this Plan). The Administrator also may award SARs to a Service Provider independent of any Stock Option.

8. Restricted Stock. The Administrator, at any time and from time to time, may grant Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine, subject to the following limitations:

(a) Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction and the applicable restrictions, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Restricted Stock may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past services to the Company, its Parent, or any Subsidiary, or (iii) any other form of legal consideration (including future services) that may be acceptable to the Administrator, in its sole discretion, and permissible under Applicable Laws.

(b) Removal of Restrictions. Unless the Administrator determines otherwise, Restricted Stock will be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(c) Voting Rights. During the Period of Restriction, a Participant holding Restricted Stock may exercise the voting rights applicable to those restricted Shares, unless the Administrator determines otherwise.

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(d) Dividends and Other Distributions. During the Period of Restriction, a Participant holding Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Restricted Stock unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, such Shares will be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid.

(e) Transferability. Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(f) Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will be forfeited and will revert to the Company and again will become available for grant under the Plan.

9. Restricted Stock Units (RSUs). The Administrator, at any time and from time to time, may grant RSUs under the Plan to Service Providers. Each RSU shall be subject to such terms and conditions, consistent with the Plan, as the Administrator may impose from time to time, subject to the following limitations:

(a) RSU Award Agreement. Each Award of RSUs will be evidenced by an Award Agreement that will specify the terms, conditions, and restrictions related to the grant, including the number of RSUs and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b) Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or Service), or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of RSUs, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned RSUs will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may settle earned RSUs in cash, Shares, other securities, other property, or a combination of both.

(e) Voting and Dividend Equivalent Rights. The holders of RSUs shall have no voting rights as the Company’s stockholders. Prior to settlement or forfeiture, RSUs awarded under the Plan may, at the Administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Share while the RSU is outstanding. Dividend equivalents may be converted into additional RSUs. Settlement of dividend equivalents may be made in the form of cash, Shares, other securities, other property, or in a combination of the foregoing. Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the RSUs to which they attach.

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(f) Cancellation. On the date set forth in the Award Agreement, all unearned RSUs will be forfeited to the Company.

10. Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under the Plan and/or cash awards made outside of the Plan. The Administrator shall have authority to determine the Service Providers to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards including any dividend and/or voting rights.

11. Vesting.

(a) Vesting Conditions. Each Award may or may not be subject to vesting, a Period of Restriction, and/or other conditions as the Administrator may determine. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Award Agreement. Vesting conditions may include Service-based conditions, performance-based conditions, such other conditions as the Administrator may determine, or any combination thereof. Unless specifically set forth in the Award Agreement, Awards shall not be considered subject to any performance-based condition. An Award Agreement may provide for accelerated vesting upon certain specified events.

(b) Performance Criteria. The Administrator may establish performance-based conditions for an Award as specified in the Award Agreement, which may be based on business criteria or other performance measures determined by the Administration in its discretion. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of performance criteria specified in this paragraph.

(c) Default Vesting. Unless otherwise set forth in an individual Award Agreement, each Award shall vest over a four (4) year period, with one-quarter (1/4) of the Award vesting on the first annual anniversary of the date of grant, with the remainder of the Award vesting monthly thereafter.

(d) Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any Employee’s unpaid leave of absence, including sick leave, military leave or any other personal or family leave. In such cases, vesting will resume on the date the Employee returns to work on a regular schedule as determined by the Administrator; provided, however, that no vesting credit will be awarded for the time vesting has been suspended during such leave of absence except as required by Applicable Laws. A Service Provider will not cease to be an Employee in the case of any leave of absence approved by the Company or the employing Subsidiary, although any leave of absence not provided for in the applicable employee manual of the Company or employing Subsidiary needs to be approved by the Administrator. For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company or employing Subsidiary is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for federal tax purposes as a Nonqualified Stock Option.

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(e) Reduced Time Commitment. In the event a Service Provider’s regular level of time commitment in the performance of services for the Company, its Parent, or any Subsidiary is reduced (for example, and without limitation, if the Service Provider is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Service Provider, the Administrator has the right in its sole discretion to (i) make a corresponding reduction in the number of Shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Service Provider will have no right with respect to any portion of the Award that is so reduced or extended.

12. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner, except to the Participant’s estate or legal representative, and may be exercised, during the lifetime of the Participant, only by the Participant, although the Administrator, in its discretion, may permit Award transfers for purposes of estate planning or charitable giving. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution or Liquidation; Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Shares which may be delivered under the Plan, the number, class, and price of Shares subject to outstanding awards, and the numerical limits in Section 3. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator, in its discretion, may provide for a Participant to have the right to exercise an Award, to the extent applicable, until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not be vested or otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse one hundred percent (100%), and that any Award vesting shall accelerate one hundred percent (100%), provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously vested and, if applicable, exercised, an Award will terminate immediately prior to the consummation of such proposed action.

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(c) Change in Control.

(i) In the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per ordinary share received or to be received by other shareholders of the Company in the event. In the case of any Option or Stock Appreciation Right with an exercise price (or SAR Exercise Price in the case of a Stock Appreciation Right) that equals or exceeds the price paid for a share in connection with the Change in Control, the Committee may cancel the Option or Stock Appreciation Right without the payment of consideration therefor.

(ii) The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.

(iii) Unless determined otherwise by the Administrator, in the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise the Award as to all of the Shares, including those as to which it would not otherwise be vested or exercisable, all applicable restrictions will lapse, and all performance objectives and other vesting criteria will be deemed achieved at targeted levels. If a Stock Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator shall notify the Participant in writing or electronically that the Stock Option or SAR shall be exercisable, to the extent vested, for a period of up to fifteen (15) days from the date of such notice, and the Stock Option or SAR shall terminate upon the expiration of such period.

(iv) For the purposes of this Section 13(c), the Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether shares, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common shares of the acquiring or successor corporation or its parent, the Administrator may, with the consent of the acquiring or successor corporation, provide for the consideration to be received, for each Share subject to the Award, to be solely common shares of the acquiring or successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Shares in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks, or any other contingencies. Notwithstanding anything herein to the contrary, an Award that vests, is earned, or is paid out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or the acquiring or successor corporation modifies any of such performance goals without the Participant’s consent; provided, however, that a modification to such performance goals only to reflect the acquiring or successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

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14. Taxes.

(a) General. It is a condition to each Award under the Plan that a Participant or such Participant’s successor shall make such arrangements that may be necessary, in the opinion of the Administrator or the Company, for the satisfaction of any federal, state, local, or foreign withholding tax obligations that arise in connection with any Award granted under the Plan. The Company may deduct an amount sufficient to satisfy such tax obligations based on the applicable statutory withholding rates (or such other rate as may be determined by the Administrator after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. The Company shall not be required to issue any Shares or make any cash payment under the Plan unless such obligations are satisfied.

(b) Share Withholding. To the extent that Applicable Laws subject a Participant to tax withholding obligations, the Administrator may permit such Participant to satisfy all or part of such obligations by having the Company, its Parent, or a Subsidiary withhold all or a portion of any Share that otherwise would be issued to such Participant or by surrendering all or a portion of any Share that the Participant previously acquired. Such Share shall be valued on the date withheld or surrendered. Any payment of taxes by assigning Shares to the Company, its Parent, or a Subsidiary may be subject to restrictions, including any restrictions required by the Securities and Exchange Commission, accounting, or other rules.

(c) Discretionary Nature of Plan. The benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. Unless otherwise required by Applicable Laws, the benefits and rights provided under the Plan are not to be considered part of a Participant’s salary or compensation or for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits, or rights of any kind. By acceptance of an Award, a Participant waives any and all rights to compensation or damages as a result of the termination of Service for any reason whatsoever insofar as those rights result or may result from this Plan or any Award.

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(d) Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled, or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement, or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

(e) Deferral of Award Settlement. The Administrator, in its discretion, may permit selected Participants to elect to defer distributions of Restricted Stock or RSUs in accordance with procedures established by the Administrator to assure that such deferrals comply with applicable requirements of the Code. Any deferred distribution, whether elected by the Participant or specified by the Award Agreement or the Administrator, shall comply with Code Section 409A, to the extent applicable.

(f) Limitation on Liability. Neither the Company, nor its Parent, nor any Subsidiary, nor any person serving as Administrator shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

15. Miscellaneous.

(a) No Rights as a Service Provider. Neither the Plan, nor an Award Agreement, nor any Award shall confer upon a Participant any right with respect to continuing a relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company, its Parent, or any Subsidiary to terminate such relationship at any time, with or without cause.

(b) Recoupment Policy. All Awards granted under the Plan, all amounts paid under the Plan and all Shares issued under the Plan shall be subject to reduction, recoupment, clawback, or recovery by the Company in accordance with Applicable Laws and with Company policy (whenever adopted) regarding same, whether or not such policy is intended to satisfy the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act, or other Applicable Laws, as well as any implementing regulations and/or listing standards.

(c) Amendment of the Plan and Awards.

(i) Amendment and Termination. The Board may at any time amend, alter, suspend, or terminate the Plan.

(ii) Stockholder Approval. The Company may obtain stockholder approval of any Plan amendment to the extent necessary or, as determined by the Administrator in its sole discretion, desirable to comply with Applicable Laws, including any amendment that (i) increases the number of Shares available for issuance under the Plan or (ii) changes the persons or class of persons eligible to receive Awards.

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(iii) Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of the Plan will materially impair the rights of any Participant with respect to outstanding Awards, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company, or as required by Applicable Laws. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(iv) Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

(d) Conditions Upon Issuance of Shares.

(i) Legal Compliance. Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(ii) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required or desirable.

(e) Severability. Notwithstanding any contrary provision of the Plan or an Award Agreement, if any one or more of the provisions (or any part thereof) of this Plan or an Award Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of the Plan or Award Agreement, as applicable, shall not in any way be affected or impaired thereby.

(f) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

(g) Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws. All Awards hereunder are contingent on approval of the Plan by stockholders. Notwithstanding any other provision of this Plan, if the Plan is not approved by the stockholders within twelve (12) months after the date the Plan is adopted, the Plan and any Awards hereunder shall be automatically terminated.

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(h) Choice of Law. The Plan will be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to any choice of law principles.

(i) Effective Date of Plan.

(j) The Plan shall be effective as of [DATE], 2023, the date on which the Plan was adopted by the Board (the “Effective Date”), but no Award shall be exercised (or, in the case of a stock Award, shall be granted) unless and until the Plan has been approved by the shareholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

(k) Termination or Suspension of the Plan.

(l) Unless terminated earlier under Section 15(c), this Plan shall terminate on [DATE], 2033, ten years after the Effective Date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 16.1 hereof. No awards may be granted under the Plan while the Plan is suspended or after it is terminated.

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PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

PubCo Amended and Restated Memorandum and Articles of Association provide that, to the extent permitted by the Cayman Islands laws, each existing or former director (including alternate director), secretary and other officer of the PubCo (including an investment adviser or an administrator or liquidator) and their personal representatives, will be entitled to indemnification from PubCo against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director, secretary or officer, other than by reason of his or her own dishonesty, in or about the conduct of PubCo’s business or affairs or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning PubCo or its affairs in any court whether in the Cayman Islands or elsewhere. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PubCo will enter into indemnification agreements with each of its directors. Under these agreements, PubCo may agree to indemnify its director against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director of PubCo.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1+	Merger Agreement dated March 27, 2023 (incorporated by reference to Exhibit 2.1 to Nova Vision Current Report on Form 8-K filed with the Securities & Exchange Commission on March 28, 2023)
2.2+	Amendment to Merger Agreement dated August 15, 2023 (incorporated by reference to Exhibit 10.1 to Nova Vision Current Report on Form 8-K filed with the Securities & Exchange Commission on August 17, 2023).
2.3+	Amendment to Merger Agreement dated October 27, 2023 (incorporated by reference to Exhibit 10.1 to Nova Vision Current Report on Form 8-K filed with the Securities & Exchange Commission on October 30, 2023).
3.1+	Nova Vision Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 4, 2023)
3.2**	Certificate of Incorporation of PubCo
3.3**	Memorandum and Articles of Association of PubCo
3.4**	Form of Amended and Restated Memorandum and Articles of Association of PubCo
4.1+	Specimen NOVA Unit Certificate (incorporated by reference to Exhibit 4.1 to the Nova Vision Registration Statement on Form S-1 filed with the Securities & Exchange Commission on July 30, 2021)
4.2+	Specimen NOVA Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Nova Vision Registration Statement on Form S-1 filed with the Securities & Exchange Commission on July 30, 2021)
4.3+	Specimen NOVA Warrant Certificate (incorporated by reference to Exhibit 4.3 to Nova Vision Registration Statement on Form S-1 filed with the Securities & Exchange Commission on July 30, 2021)
4.4+	Specimen NOVA Rights Certificate (incorporated by reference to Exhibit 4.4 to Nova Vision Registration Statement on Form S-1 filed with the Securities & Exchange Commission on July 30, 2021)
4.5+	Warrant Agreement, dated August 5, 2021, by and between American Stock Transfer & Trust Company, LLC and Nova Vision (incorporated by reference to Exhibit 4.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 10, 2021)
4.6+	Rights Agreement, dated August 5, 2021, by and between American Stock Transfer & Trust Company, LLC and Nova Vision (incorporated by reference to Exhibit 4.2 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 5, 2021)
5.1**	Opinion of Ogier as to Validity of PubCo Ordinary Shares
5.2**	Opinion of Nixon Peabody LLP as to Validity of PubCo Warrants
10.1+	Letter Agreements, dated August 5, 2021, among the Registrant, the Initial Shareholders and the Registrant’s Officers and Directors (incorporated by reference to Exhibit 10.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 5, 2021)
10.2+	Investment Management Trust Account Agreement, dated August 5, 2021, by and American Stock Transfer & Trust Company, LLC and the Registrant (incorporated by reference to Exhibit 10.2 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 10, 2021)
10.3+	Amendment to the Investment Management Trust Account Agreement dated November 9, 2022 (incorporated by reference to Exhibit 10.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on November 10, 2022)
10.4+	Stock Escrow Agreement, dated August 5, 2021, among Nova Vision, American Stock Transfer & Trust Company, and the Initial Shareholders (incorporated by reference to Exhibit 10.3 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 10, 2021)
10.5+	Registration Rights Agreement, dated December 16, 2021, among Nova Vision, American Stock Transfer & Trust Company and the Initial Shareholders (incorporated by reference to Exhibit 10.4 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on August 10, 2021)
10.6**	PubCo’s 2023 Equity Incentive Plan (included as Annex C to this proxy statement/consent solicitation statement/prospectus)
10.7**	Form of Employment Agreement between PubCo and PubCo’s executive officers
10.8**	Form of Lock-Up Agreement (Exhibit C to the Merger Agreement)
10.9**	Registration Rights Agreement (Exhibit E to the Merger Agreement)
10.10**	Sponsor Support Agreement (Exhibit B to the Merger Agreement)
10.11**	Joinder Agreement dated June 29, 2023 (incorporation by reference to Exhibit 10.1 to Nova Vision’s Current Report on Form 8-K filed with the Securities & Exchange Commission on June 30, 2023.
10.12**	Form of 2023 Convertible Note
10.13**	Form of 2023 Convertible Note Purchase Agreement
10.14**	Form of Share Transfer Agreement
10.15	Form of 2024 Convertible Note
10.16	Form of 2024 Convertible Note Purchase Agreement
14**	Form of Code of Ethics (incorporated by reference to Exhibit 14 to the Registration Statement on Form S-1 filed by Nova Vision Acquisition Corp. with the Securities & Exchange Commission on July 30, 2021)
23.1	Consent of MaloneBailey, LLP
23.2	Consent of Marcum Asia CPAs LLP
23.4**	Friedman LLP’s Letter to SEC
23.5**	Consent of Ogier (included in Exhibit 5.1)
23.6**	Consent of Nixon Peabody LLP (included in Exhibit 5.2)
99.1**	Consent of Chun Fung Horace Ma (PubCo’s director nominee)
99.2**	Consent of David Wai-Keung Chung (PubCo’s director nominee)
99.3**	Consent of Matthew Smith (PubCo’s director nominee)
99.4**	Form of Proxy for Extraordinary General Meeting of Holders of Nova Vision Ordinary Shares
107	Filing Fee Table

* To be filed

** Previously filed.

+ Previously filed and incorporated by reference

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Item 22. Undertakings

A.	PubCo hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.	PubCo hereby undertakes:

(1)	that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)	that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D.	The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

E.	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong SAR, China, on the 18th day of July, 2024.

Real Messenger Corporation

By:	/s/ Eric Ping Hang Wong
Name:	Eric Ping Hang Wong
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on July 18, 2024 in the capacities indicated.

Name	Title

/s/ Eric Ping Hang Wong	Chief Executive Officer and Director
Eric Ping Hang Wong	(Principal Executive Officer)

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